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                             NOTE PURCHASE AGREEMENT

                           Dated as of August 13, 1998

                                      Among

                          MIDWAY AIRLINES CORPORATION,

                      THE FIRST NATIONAL BANK OF MARYLAND,
                    as Pass Through Trustee under each of the
                          Pass Through Trust Agreements

                      THE FIRST NATIONAL BANK OF MARYLAND,
                             as Subordination Agent

                 FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION
                                 as Escrow Agent

                                       and

                      THE FIRST NATIONAL BANK OF MARYLAND,
                                 as Paying Agent

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

                        INDEX TO NOTE PURCHASE AGREEMENT

                                                                          Page

SECTION 1.        Financing of New Aircraft..................................2

SECTION 2.        Conditions Precedent.......................................6

SECTION 3.        Representations and Warranties.............................7

SECTION 4.        Covenants................................................ 11

SECTION 5.        Notices.................................................. 11

SECTION 6.        Expenses................................................. 11

SECTION 7.        Further Assurances....................................... 12

SECTION 8.        Miscellaneous............................................ 12

SECTION 9.        Governing Law............................................ 13

                                   Schedules

Schedule I        New Aircraft and Scheduled Delivery Months
Schedule II       Pass Through Trust Agreements
Schedule III      Deposit Agreements
Schedule IV       Escrow and Paying Agent Agreements
Schedule V        Mandatory Document Terms
Schedule VI       Mandatory Economic Terms
Schedule VII      Aggregate Amortization Schedule

                                     Annex

Annex A           Definitions

                                   Exhibits

Exhibit A-1       Form of Leased Aircraft Participation Agreement
Exhibit A-2       Form of Lease
Exhibit A-3       Form of Leased Aircraft Indenture
Exhibit A-4       Form of Leased Aircraft Trust Agreement
Exhibit B         Form of Delivery Notice
Exhibit C-1       Form of Owned Aircraft Participation Agreement
Exhibit C-2       Form of Owned Aircraft Indenture

                             NOTE PURCHASE AGREEMENT

            This NOTE PURCHASE AGREEMENT, dated as of August 13, 1998, among (i) MIDWAY AIRLINES CORPORATION, a Delaware corporation (the "Company"), (ii) THE FIRST NATIONAL BANK OF MARYLAND ("FNBM"), a national banking association, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the "Pass Through Trustee") under each of the four separate Pass Through Trust Agreements (as defined below), (iii) THE FIRST NATIONAL BANK OF MARYLAND, a national banking association, as subordination agent and trustee (in such capacity together with its successors in such capacity, the "Subordination Agent") under the Intercreditor Agreement (as defined below), (iv) FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association as Escrow Agent (in such capacity together with its successors in such capacity, the "Escrow Agent"), under each of the Escrow and Paying Agent Agreements (as defined below) and (v) THE FIRST NATIONAL BANK OF MARYLAND, a national banking association, as Paying Agent (in such capacity together with its successors in such capacity, the "Paying Agent") under each of the Escrow and Paying Agent Agreements.

                              W I T N E S S E T H:

            WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto;

            WHEREAS, the Company has obtained commitments from the Manufacturer pursuant to the Aircraft Purchase Agreement for the delivery of the eight aircraft listed in Schedule I hereto (together with any aircraft substituted therefor in accordance with an Aircraft Purchase Agreement prior to the delivery thereof, the "New Aircraft");

            WHEREAS, pursuant to the Pass Through Trust Agreements set forth in
Schedule II hereto, and concurrently with the execution and delivery of this Agreement, separate grantor trusts (collectively, the "Pass Through Trusts" and, individually, a "Pass Through Trust") have been created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of pass through certificates pursuant thereto (collectively, the "Certificates") to provide for a portion of the financing of the New Aircraft;

            WHEREAS, the Company has entered into the Purchase Agreement dated as of August 6, 1998 (the "Purchase Agreement") with the two initial purchasers (the "Initial Purchasers") named therein, which provides that the Company will cause each Pass Through Trustee to issue and sell the Certificates to the Initial Purchasers;

            WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Escrow Agents and the Depositary entered into the Deposit Agreements set forth in Schedule III hereto (the "Deposit Agreements") whereby the applicable Escrow Agent agreed to direct the Initial Purchasers to make certain deposits referred to therein on the Issuance Date (the "Initial Deposits") and to permit the applicable Pass Through Trustee to make additional deposits from time to time thereafter (the Initial Deposits together with such additional deposits are collectively referred to as the "Deposits") and (ii) the Pass Through Trustees, the Initial Purchasers, the Paying Agents and the Escrow Agents entered into the Escrow and Paying Agent Agreements set forth in Schedule IV hereto (the "Escrow and Paying Agent Agreements") whereby, among other things, (a) the Initial Purchasers agreed to deliver an amount equal to the amount of the Initial Deposits to the Depositary on behalf of the applicable Escrow Agent and (b) the applicable Escrow Agent, upon the Depositary receiving such amount, has agreed to deliver escrow receipts to be affixed to each Certificate;

            WHEREAS, prior to the delivery of each New Aircraft, the Company will determine whether to enter into a leveraged lease transaction as lessee with respect to such New Aircraft (a "Leased Aircraft") or to purchase as owner such New Aircraft (an "Owned Aircraft") and will give to the Pass Through Trustee a Delivery Notice (as defined below) specifying its election;

            WHEREAS, upon receipt of a Delivery Notice with respect to a New Aircraft, subject to the terms and conditions of this Agreement, the applicable Pass Through Trustees will enter into the applicable Financing Agreements relating to such New Aircraft;

            WHEREAS, upon the delivery of each New Aircraft, each Pass Through Trustee will fund its purchase of Equipment Notes with the proceeds of one or more Deposits withdrawn by the applicable Escrow Agent under the related Deposit Agreement bearing the same interest rate as the Certificates issued by such Pass Through Trust; and

            WHEREAS, concurrently with the execution and delivery of this Agreement, (i) ABN AMBRO Bank, N.V., acting through its Chicago branch (the "Liquidity Provider"), has entered into three revolving credit agreements (each, a "Liquidity Facility"), one each for the benefit of the Certificateholders of each Pass Through Trust (other than the Class D Pass Through Trust), with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust and (ii)the Pass Through Trustee, the Liquidity Providers and the Subordination Agent have entered into the Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement");

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

            SECTION 1. Financing of New Aircraft. (a) The Company confirms that it has entered into the Aircraft Purchase Agreement with the Manufacturer pursuant to which the Company has agreed to purchase, and the Manufacturer has agreed to deliver, the New Aircraft in the months specified in Schedule I hereto, all on and subject to terms and conditions specified in the applicable Aircraft Purchase Agreement. The Company agrees to finance the New Aircraft in the manner provided herein, all on and subject to the terms and conditions hereof and of the relevant Financing Agreements.

            (b) In furtherance of the foregoing, the Company agrees to give the parties hereto, the Depositary and each of the Rating Agencies not less than two Business Days' prior notice substantially in the form of Exhibit B hereto (a "Delivery Notice") of the scheduled financing date (the "Scheduled Delivery Date") (or, in the case of a substitute Delivery Notice under Section 1(d) or
(e) hereof, one Business Day's prior notice) in respect of each New Aircraft under the Aircraft Purchase Agreement, which notice shall:

                  (i) specify whether the Company has elected to treat such New
            Aircraft as a Leased Aircraft or an Owned Aircraft;

                  (ii) specify the Scheduled Delivery Date of such New Aircraft
            (which shall be a Business Day before the Cut-off Date and, except as provided in Section 1(e) hereof, the date (the "Funding Date") on which the financing therefor in the manner provided herein shall be consummated);

                  (iii) instruct the Pass Through Trustee to instruct the
            relevant Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary with respect to the Equipment Notes to be issued in connection with the financing of such New Aircraft;

                  (iv) instruct the Pass Through Trustee to enter into the
            Participation Agreement included in the Financing Agreements with respect to such Aircraft in such form and at such a time on or before the Funding Date specified in such Delivery Notice and to perform its obligations thereunder;

                  (v) specify the aggregate principal amount of each series of
            Equipment Notes to be issued, and purchased by the Pass Through Trustees, in connection with the financing of such New Aircraft scheduled to be delivered on such Funding Date (which shall in all respects comply with the Mandatory Economic Terms); and

                  (vi) if such New Aircraft is to be a Leased Aircraft, certify that the related Owner Participant (A) is not an Affiliate of the Company and (B) based on the representations of such Owner Participant, is either (1) a Qualified Owner Participant or (2) any other person the obligations of which under the Owner Participant Agreements (as defined in the applicable Participation Agreement) are guaranteed by a Qualified Owner Participant.

            (c) Upon receipt of a Delivery Notice, the Pass Through Trustees shall, and shall cause the Subordination Agent to, enter into and perform their obligations under the Participation Agreement specified in such Delivery Notice; provided that, such Participation Agreement and the other Lease Financing Agreements or Owner Financing Agreements to be entered into pursuant to such Participation Agreement shall be in the forms thereof annexed hereto in all material respects with such changes therein as shall have been requested by the related Owner Participant (in the case of Lease Financing Agreements), agreed to by the Company, the Pass Through Trustees and the Subordination Agent (to the extent the interests of the Pass Through Trustees or the Subordination Agent are adversely affected thereby) and, if modified in any material respect, as to which Rating Agency Confirmation shall have been obtained from each Rating Agency by the Company (to be delivered by the Company to the applicable Pass Through Trustee on or before the relevant Delivery Date, it being understood that if Rating Agency Confirmation shall have been received with respect to any Financing Agreements and such Financing Agreements are utilized for subsequent New Aircraft without material modifications, no additional Rating Agency Confirmation shall be required); provided, however, that the relevant Financing Agreements as executed and delivered shall not vary the Mandatory Economic Terms and shall contain the Mandatory Document Terms. Notwithstanding the foregoing, if any Financing Document annexed hereto shall not have been reviewed by either Rating Agency prior to the Issuance Date, then, prior to the use thereof in connection with the financing of any Aircraft hereunder, the Company shall obtain from each Rating Agency a confirmation that the use of such Financing Documents would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates or
(ii) a withdrawal or suspension of the rating of any Class of Certificates. With respect to each New Aircraft, the Company shall cause FNBM (or such other person that meets the eligibility requirements to act as loan trustee under the Leased Aircraft Indenture or Owned Aircraft Indenture) to execute as Loan Trustee the Financing Agreements relating to such Aircraft to which such Loan Trustee is intended to be a party, and shall concurrently therewith execute such Financing Agreements to which the Company is intended to be a party and perform its respective obligations thereunder. Upon the request of either Rating Agency, the Company shall deliver or cause to be delivered to each Rating Agency a true and complete copy of each Financing Agreement relating to the financing of each New Aircraft together with a true and complete set of the closing documentation (including legal opinions) delivered to the related Loan Trustee, Subordination Agent and Pass Through Trustee under the related Participation Agreement.

            (d) If after giving any Delivery Notice, there shall be a delay in the delivery of a New Aircraft, or if on the Scheduled Delivery Date of a New Aircraft the financing thereof in the manner contemplated hereby shall not be consummated for whatever reason, the Company shall give the parties hereto prompt notice thereof. Concurrently with the giving of such notice of postponement or subsequently, the

Company shall give the parties hereto a substitute Delivery Notice specifying the date to which such delivery and related financing shall have been re-scheduled (which shall be a Business Day before the Cut-off Date on which the Escrow Agents shall be entitled to withdraw one or more Deposits under each of the applicable Deposit Agreements to enable each applicable Pass Through Trustee to fund its purchase of the related Equipment Notes). Upon receipt of any such notice of postponement, each applicable Pass Through Trustee shall comply with its obligations under Section 2.01 of each of the Pass Through Trust Agreements and thereafter the financing of the relevant New Aircraft shall take place on the re-scheduled Delivery Date therefor (all on and subject to the terms and conditions of the relevant Financing Agreements) unless further postponed as provided herein.

            (e) Anything in this Section 1 to the contrary notwithstanding, the Company shall have the right at any time on or before the Scheduled Delivery Date of any New Aircraft, and subsequent to its giving a Delivery Notice therefor, to postpone the Scheduled Delivery Date of such New Aircraft so as to enable the Company to change its election to treat such New Aircraft as a Leased Aircraft or an Owned Aircraft by written notice of such postponement to the other parties hereto. The Company shall subsequently give the parties hereto a substitute Delivery Notice complying with the provisions of Section l(b) hereof and specifying the new Funding Date for such postponed New Aircraft (which shall be a Business Day occurring before the Cut-off Date and on which the Escrow Agent shall be entitled to withdraw Deposits under each of the applicable Deposit Agreements sufficient to enable each applicable Pass Through Trustee to fund its purchase of the related Equipment Notes). In addition, the Company shall have the further right, anything in this Section 1 to the contrary notwithstanding, to accept delivery of a New Aircraft under the applicable Aircraft Purchase Agreement on the Delivery Date thereof by utilization of bridge financing of such New Aircraft and thereafter give the parties hereto a Delivery Notice specifying a Funding Date not later than 60 days after the Delivery Date of such New Aircraft and no later than the Cut-off Date and otherwise complying with the provisions of Section 1(b) hereof. All other terms and conditions of this Note Purchase Agreement shall apply to the financing of any such New Aircraft on the re-scheduled Funding Date therefor except (i)the re-scheduled Funding Date shall be deemed the Delivery Date of such New Aircraft for all purposes of this Section 1 and (ii)the related Financing Agreements shall be amended to reflect the original delivery of such New Aircraft to the Company.

            (f) The Company shall have no liability for the failure of the Pass Through Trustees to purchase Equipment Notes with respect to any New Aircraft, other than the Company's obligation, if any, to pay the Deposit Make- Whole Premium pursuant to Section 4(a)(i) of this Agreement.

            (g) The parties agree that if, in connection with the delivery of a New Aircraft, any Owner Participant who is to be a party to any Lease Financing Agreement shall not be a "Citizen of the United States" within the meaning of
Section 40102(a)(15) of the Act, then the applicable Lease Financing Agreements shall be modified, consistent with the Mandatory Document Terms, to require such Owner Participant to enter into a voting trust, voting powers or similar arrangement satisfactory to the Company that (A) enables such New Aircraft to be registered in the United States and (B) complies with the FAA regulations issued under the Act applicable thereto.

            (h) Anything herein to the contrary notwithstanding, the Company shall not have the right, and shall not be entitled, at any time to request the issuance of Equipment Notes of any series to any Pass Through Trustee in an aggregate principal amount in excess of the amount of the Deposits then available for withdrawal by the Escrow Agent under and in accordance with the provisions of the related Deposit Agreement.

            (i) The Company hereby agrees to give notice to the Pass Through Trustee on the date on which Equipment Notes issued with respect to all New Aircraft have been purchased by the Pass Through Trustee in accordance with this Agreement; the Pass Through Trustee hereby agrees to give a copy of such notice to the Escrow Agent and the Paying Agent.

            (j) In the event that an increase in the interest rate applicable to the Certificates shall become effective pursuant to the Registration Rights Agreement, the Company shall give immediate notice thereof to the Escrow Agent and the Pass Through Trustee, indicating the effective date of such increase. Immediately upon receipt of such notice, the Escrow Agent shall deliver the Increase Notice (in the form of Exhibit C to the Deposit Agreement) to the Depositary. In the event that, at any time thereafter, the foregoing increase in interest rate is no longer required by the terms of the Registration Rights Agreement, the Company shall give immediate notice thereof to the Escrow Agent and the Pass Through Trustee, indicating, the effective date of such decrease. Immediately upon receipt of such notice, the Escrow Agent shall deliver the Rescission Notice (in the form of Exhibit D to the Deposit Agreement) to the Depositary.

            SECTION 2. Conditions Precedent. The obligation of the Pass Through Trustees to enter into, and to cause the Subordination Agent to enter into, any Participation Agreement as directed pursuant to a Delivery Notice and to perform its obligations under such Participation Agreement is subject to satisfaction of the following conditions:

            (a) no Triggering Event shall have occurred; and

            (b) the Company shall have delivered a certificate to each such Pass Through Trustee, the Subordination Agent and each Liquidity Provider stating that (i) such Participation Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement do not vary the Mandatory Economic Terms and contain the Mandatory Document Terms and (ii)any substantive modification of such Financing Agreements from the forms thereof attached to this Agreement do not materially and adversely affect the Certificateholders or the Pass Through Trustee, and such certification shall be true and correct (it being agreed that a shortening of (x) any grace period specified in the definition of "Event of Loss" or (y) any of the grace periods relating to Events of Default, in each case in the form of Lease attached hereto, would not materially adversely affect the Certificateholders). The Pass Through Trustee shall be entitled to rely upon such certificate and shall have no duty to determine the truth or accuracy of any representation made therein.

            Anything herein to the contrary notwithstanding, the obligation of each Pass Through Trustee to purchase Equipment Notes shall terminate on the Cut-off Date.

            SECTION 3. Representations and Warranties. (a) The Company represents and warrants that:

                  (i) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a "citizen of the United States" as defined in 49 U.S.C. Section 40102, and has the full corporate power, authority and legal right under the laws of the State of Delaware to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of the Company under this Agreement and each Financing Agreement to which it will be a party;

                  (ii) the execution and delivery by the Company of this
            Agreement and the performance by the Company of its obligations under this Agreement have been duly authorized by the Company and will not violate its Certificate of Incorporation or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                  (iii) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

            (b) FNBM represents and warrants that:

                  (i) FNBM is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States, and has the full corporate power, authority and legal right under the laws of the State of Maryland and the United States pertaining to its banking and trust powers to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of FNBM, in its capacity as Subordination Agent, Pass

            Through Trustee or Paying Agent, as the case may be, under this Agreement and each Financing Agreement to which it will be a party;

                  (ii) the execution and delivery by FNBM, in its capacity as
            Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of this Agreement and the performance by FNBM, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of its obligations under this Agreement have been duly authorized by FNBM, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound;

                  (iii) this Agreement constitutes the legal, valid and binding obligations of FNBM, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity; and

                  (iv) FNBM has made a filing with the New York State Banking
            Department pursuant to Section 131(3) of the New York State Banking Law with respect to each Pass Through Trust.

            (c) The Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in Section 7.15 of the Pass Through Trust Agreements are true and correct as of the date hereof.

            (d) The Subordination Agent represents and warrants that:

                  (i) the Subordination Agent is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States, and has the full corporate power, authority and legal right under the laws of the State of Maryland and the United States pertaining to its banking and trust powers to execute and deliver this Agreement and each Financing Agreement to which it is or will be a party and to perform its obligations under this Agreement and each Financing Agreement to which it is or will be a party;

                  (ii) this Agreement has been duly authorized, executed and delivered by the Subordination Agent; this Agreement constitutes the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

                  (iii) none of the execution, delivery and performance by the
            Subordination Agent of this Agreement contravenes any law, rule or regulation of the State of Maryland or any United States governmental authority or agency regulating the Subordination Agent's banking or trust powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene the Subordination Agent's articles of association or by- laws or result in any breach of, or constitute a default under, any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

                  (iv) neither the execution and delivery by the Subordination
            Agent of this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Maryland governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent's banking or trust powers;

                  (v) there are no Taxes payable by the Subordination Agent
            imposed by the State of Maryland or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the State of Maryland or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities); and

                  (vi) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement.

            (e) The Escrow Agent represents and warrants that:

                  (i) the Escrow Agent is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, each Deposit Agreement and each Escrow and Paying Agent Agreement (collectively, the "Escrow Agent Agreements") and to carry out the obligations of the Escrow Agent under each of the Escrow Agent Agreements;

                  (ii) the execution and delivery by the Escrow Agent of each of the Escrow Agent Agreements and the performance by the Escrow Agent of its obligations hereunder and thereunder have been duly authorized by the Escrow Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                  (iii) each of the Escrow Agent Agreements constitutes the
            legal, valid and binding obligations of the Escrow Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

            (f) The Paying Agent represents and warrants that:

                  (i) the Paying Agent is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of Maryland and the United States pertaining to its banking and trust powers to execute and deliver this Agreement and the Escrow and Paying Agent Agreement (collectively, the "Paying Agent Agreements") and to carry out the obligations of the Paying Agent under each of the Paying Agent Agreements;

                  (ii) the execution and delivery by the Paying Agent of each of the Paying Agent Agreements and the performance by the Paying Agent of its obligations hereunder and thereunder have been duly authorized by the Paying Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                  (iii) each of the Paying Agent Agreements constitutes the
            legal, valid and binding obligations of the Paying Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

            SECTION 4. Covenants. The Company covenants with each of the other parties hereto that:

                  (i) on the date that the Depositary is obligated to pay the amount of the Final Withdrawal to the Paying Agent pursuant to a Deposit Agreement relating to any Trust, the Company shall pay to the Pass Through Trustee of such Trust no later than 12:30 p.m. (New York time) an amount equal to the Deposit Make-Whole Premium, if any, required to be paid in respect of such Final Withdrawal amount;

                  (ii) Sections 5.01 and 5.02 of each Pass Through Trust
            Agreement are hereby incorporated by reference herein; and

                  (iii) the Company agrees to provide written notice to each of the parties hereto of the occurrence of the Cut-off Date no later than one Business Day after the date thereof; such notice to refer specifically to the Pass Through Trustee's obligation to assign, transfer and deliver all of its right, title and interest to the Trust Property (as defined in each Pass Through Trust Agreement) to the trustee of the Related Trust (as defined in each Pass Through Trust Agreement) in accordance with Section 11.01 of each of the Pass Through Trust Agreement.

            SECTION 5. Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective upon being delivered personally or, if promptly confirmed by mail, when dispatched by facsimile or other written telecommunication, addressed to such party hereto at its address or facsimile number set forth below the signature of such party at the foot of this Agreement.

            SECTION 6. Expenses. (a) The Company agrees to pay to the Subordination Agent when due an amount or amounts equal to the fees payable to the relevant Liquidity Provider under Section 2.3 of each Liquidity Facility multiplied by a fraction the numerator of which shall be the then outstanding aggregate amount of the Deposits under the Deposit Agreements and the denominator of which shall be the sum of (x) the then outstanding aggregate principal amount of the Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes issued under all of the Indentures and (y) the then outstanding aggregate amount of the Deposits under the Deposit Agreements.

            (b) So long as no Equipment Notes have been issued in respect of any Aircraft, the Company agrees to pay (i) to the Subordination Agent when due (A) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.7(a) of each Liquidity Facility minus

Investment Earnings while such Downgrade Advance shall be outstanding, (B) the amount equal to interest on any Non Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.7(a) of each Liquidity Facility minus Investment Earnings while such Non-Extension Advance shall be outstanding and (C) any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (A) or (B) above), (ii) all compensation and reimbursement of expenses, disbursements and advances payable by the Company under the Pass Through Trust Agreements, (iii) all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with any fees or other compensation payable to the Subordination Agent for services rendered by it pursuant to the terms of the Intercreditor Agreement or the Participation Agreement and (iv) in the event the Company requests any amendment to any Operative Agreement, all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Pass Through Trustee, the Subordination Agent, the Escrow Agent and/or the Paying Agent in connection therewith. For purposes of this Section 6(b), the terms "Applied Downgrade Advance", "Applied Non-Extension Advance", "Downgrade Advance", "Investment Earnings" and Non-Extension Advance" shall have the meanings specified in each Liquidity Facility.

            SECTION 7. Further Assurances. Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement.

            SECTION 8. Miscellaneous. (a) Provided that the transactions contemplated hereby have been consummated, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Company, the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass Through Trustee, and the Company's, the Subordination Agent's, the Escrow Agent's, the Paying Agent's and the Pass Through Trustee's obligations under any and all thereof, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

            (b) This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Escrow Agent and its successors as Escrow Agent under the Escrow and Paying Agent Agreements, the Paying Agent and its successors as Paying Agent under the Escrow and Paying Agent Agreement and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement.

            (c) This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Initial Purchasers and each of the beneficiaries of Section 6 hereof) with any rights of any nature whatsoever against any of the parties hereto, and no person not a party hereto (other than the Initial Purchasers and each of the beneficiaries of Section 6 hereof) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.

            SECTION 9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       MIDWAY AIRLINES CORPORATION

                                       By       /s/ Jonathan S. Waller
                                         ---------------------------------------
                                       Name:    Jonathan S. Waller
                                       Title:   Senior Vice President
                                                General Counsel

                                       Address: 300 W. Morgan Street
                                                Suite 1200
                                                Durham, North Carolina 27701
                                                Attention: General Counsel
                                                Telefax: (919) 956-7568


                                       THE FIRST NATIONAL BANK OF MARYLAND, not in its individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee, Subordination Agent and Paying Agent

                                       By       /s/ Robert D. Brown
                                         ---------------------------------------
                                       Name:    Robert D. Brown
                                       Title:   Assistant Vice President

                                       Address: 25 South Charles Street
                                                Mail Code 101-591
                                                Baltimore, Maryland 21201
                                                Attention: Corporate Trust
                                                           Department
                                                Telefax: (410) 244-4236

                                         FIRST UNION TRUST COMPANY,
                                         NATIONAL ASSOCIATION
                                         as Escrow Agent

                                         By       /s/ Stephen J. Kaba
                                         ---------------------------------------
                                         Name:    STEPHEN J. KABA
                                         Title:   VICE PRESIDENT

                                         Address: One Rodney Square
                                                  920 King Street
                                                  Suite 102
                                                  Wilmington, Delaware 19801
                                                  Attention: Corporate Trust
                                                             Administration
                                                  Telefax: (302) 888-7544

                                  SCHEDULE I TO
                             NOTE PURCHASE AGREEMENT

                   NEW AIRCRAFT AND SCHEDULED DELIVERY MONTHS

   New Aircraft           Aircraft Tail                    Scheduled
       Type                  Number*                   Delivery Months**
-------------------      ----------------            ----------------------

Canadian
Regional Jet
Series 200 ER                 N575ML                     September 1998

Canadian
Regional Jet
Series 200 ER                 N576ML                     September 1998

Canadian
Regional Jet
Series 200 ER                 N577ML                     November 1998

Canadian
Regional Jet
Series 200 ER                 N578ML                     November 1998

Canadian
Regional Jet
Series 200 ER                 N579ML                     December 1998

Canadian
Regional Jet
Series 200 ER                 N580ML                      January 1999

Canadian
Regional Jet
Series 200 ER                 N581ML                       April 1999

Canadian
Regional Jet
Series 200 ER                 N582ML                       June 1999

----------
* The tail number identified with respect to each Aircraft is a projection only, based on the current manufacturing schedule of the manufacturer. A different aircraft may actually be delivered to the Company by the manufacturer on any delivery date and in such case such substituted aircraft shall be an "Aircraft" for purposes of the Note Purchase Agreement.

** The dates reflect the scheduled delivery months under the Aircraft Purchase Agreement. The actual delivery date for any such Aircraft may be subject to delay by the manufacturer.

                                 SCHEDULE II TO
                             NOTE PURCHASE AGREEMENT

                          PASS THROUGH TRUST AGREEMENTS

Pass Through Trust Agreement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of Midway Airlines Pass Through Trust, Series 1998-1A-O.

Pass Through Trust Agreement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of Midway Airlines Pass Through Trust, Series 1998-1B-O.

Pass Through Trust Agreement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of Midway Airlines Pass Through Trust, Series 1998-1C-O.

Pass Through Trust Agreement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of Midway Airlines Pass Through Trust, Series 1998-1D-O.

                                 SCHEDULE III TO
                             NOTE PURCHASE AGREEMENT

                               DEPOSIT AGREEMENTS

Deposit Agreement (Class A) dated as of the Issuance Date between the Depositary and the Escrow Agent.

Deposit Agreement (Class B) dated as of the Issuance Date between the Depositary and the Escrow Agent.

Deposit Agreement (Class C) dated as of the Issuance Date between the Depositary and the Escrow Agent.

Deposit Agreement (Class D) dated as of the Issuance Date between the Depositary and the Escrow Agent.

                                 SCHEDULE IV TO
                             NOTE PURCHASE AGREEMENT

                       ESCROW AND PAYING AGENT AGREEMENTS

Escrow and Paying Agent Agreement (Class A) dated as of the Issuance Date among the Escrow Agent, the Initial Purchasers, the Pass Through Trustee and the Paying Agent.

Escrow and Paying Agent Agreement (Class B) dated as of the Issuance Date among the Escrow Agent, the Initial Purchasers, the Pass Through Trustee and the Paying Agent.

Escrow and Paying Agent Agreement (Class C) dated as of the Issuance Date among the Escrow Agent, the Initial Purchasers, the Pass Through Trustee and the Paying Agent.

Escrow and Paying Agent Agreement (Class D) dated as of the Issuance Date among the Escrow Agent, the Initial Purchasers, the Pass Through Trustee and the Paying Agent.

                                  SCHEDULE V TO
                             NOTE PURCHASE AGREEMENT

                            MANDATORY DOCUMENT TERMS

1. May not modify in any material adverse respect the Granting Clause of the Indenture Form so as to deprive the Holders of a first priority security interest in and mortgage lien on the Aircraft, the Lease and certain of Midway's rights under the Aircraft Purchase Agreement or to eliminate any of the obligations secured thereby or otherwise modify in any material adverse respect as regards the interests of the Holders, the Subordination Agent, the Liquidity Providers or the Loan Trustee the provisions of
      Article II, V, or VI or Section 7.01, 7.02, 7.10, 7.11, 9.08, 13.01,
      13.02, 13.07, 15.04, 15.13 or Article VIII of the Indenture Form;

2. May not modify in any material adverse respect as regards the interests of the Holders, the Subordination Agent, the Liquidity Providers or the Indenture Trustee the provisions of Section 3(b), 3(e), 3(f), 3(g), 8(d)(vii), the first sentence of Section 9(c), 20(b) or 23(e) of the Lease or otherwise modify the terms of the Lease so as to deprive the Loan Trustee of rights expressly granted to the "Indenture Trustee" therein;

3. May not modify in any material adverse respect as regards the interests of the Holders, the Subordination Agent, the Pass Through Trustee the Liquidity Providers or the Loan Trustee the provisions of Section 3.01(i), 3.01(j), 3.01(k), 3.01(l), 3.01(r), 4.02(a), 15.08, 15.09 or 15.10 of the
      Participation Agreement or of the provisions of Section 3.01(b)(xviii) of the Participation Agreement so as to eliminate the requirement to deliver to the Loan Trustee the legal opinions to be provided to such Persons thereunder (recognizing that the lawyers rendering such opinions may be changed) or of the provisions of Section 4.02(b) of the Participation Agreement as regards the rights of the Loan Trustee thereunder or otherwise modify the terms of the Participation Agreement to deprive, the Pass Through Trustee, the Subordination Agent, the Liquidity Providers or the Loan Trustee of any indemnity or right of reimbursement in its favor for Expenses or Taxes; and

4. May not modify in any material adverse respect as regards the interests of the holders of the Pass Through Certificates, the Pass Through Trustee, the Subordination Agent, the Liquidity Providers or the Loan Trustee, the definition of "Supplemental Rent" in Appendix A to the Participation Agreement.

      Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Holders, the Pass Through Trustee the Subordination Agent, the Liquidity Providers, the Indenture Trustee or the holders of the Pass Through Certificates.

                                 SCHEDULE VI TO
                             NOTE PURCHASE AGREEMENT

                            MANDATORY ECONOMIC TERMS

Equipment Notes

      (i) The maximum principal amount of all the Equipment Notes issued with respect to an Aircraft shall not exceed the maximum principal amount of Equipment Notes indicated for each such Aircraft as set forth in the Offering Memorandum under "Offering Memorandum Summary -- Equipment Notes and the Aircraft" under the column "Maximum Principal Amount of Equipment Notes";

      (ii) The initial loan to aircraft value with respect to an Aircraft (with the value of any Aircraft for these purposes to equal the value for such Aircraft set forth in the Offering Memorandum under "Offering Memorandum Summary -- Equipment Notes and the Aircraft" under the column "Appraised Value"), shall not exceed 36.7% in the case of Series A Equipment Notes, 52.6% in the case of Series B Equipment Notes, 65.5% in the case of Series C Equipment Notes, and 69.0% in the case of the Series D Equipment Notes;

      (iii) The initial average life of the Series A Equipment Notes shall not extend beyond 11.8 years, of the Series B Equipment Notes shall not extend beyond 10.8 years, of the Series C Equipment Notes shall not extend beyond 5.5 years and of the Series D Equipment Notes shall not extend beyond 3.6 years, in each case from the Issuance Date;

      (iv) As of the first Regular Distribution Date immediately following the Delivery Period Termination Date (or if earlier, the date of the occurrence of a Triggering Event), and after giving effect to any Regular Distribution required to be made on such date, the average life of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates shall not extend beyond, respectively, 11.3 years, 10.3 years, 5.0 years and 3.1 years from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits);

      (v) The final maturity date of (a) the Series A Equipment Notes shall not be in excess of 16.4 years after the Issuance Date, (b) the Series B Equipment Notes shall not be in excess of 14.4 years after the Issuance Date, (c) the Series C Equipment Notes shall not be in excess of 9.4 years after the Issuance Date and (d) the Series D Equipment Notes shall not be in excess of 4.4 years after the Insurance Date;

      (vi) The original aggregate principal amount of all of the Equipment Notes of each Series shall not exceed the original aggregate face amount of the Certificates issued by the corresponding Trust;

      (vii) The interest rate and the January 2 and July 2 payment dates for the Equipment Notes may not be changed;

      (viii) Basic Rent and Termination Values under the related Lease must be sufficient to pay amounts due with respect to the Equipment Notes;

      (ix) The amounts payable under the all-risk aircraft hull insurance maintained with respect to the Aircraft must be sufficient to pay the Termination Value, subject to certain rights of self-insurance; and

      (x)   (i)   the Past Due Rate in the Indenture and the Lease;

            (ii)  the Make-Whole Premium payable under the Indenture;

            (iii) the provisions relating to the prepayment and purchase of the
                  Equipment Notes in the Indenture;

            (iv)  the Minimum Liability Amount; and

            (v) the indemnification of the Loan Trustee, Subordination Agent, Liquidity Providers, the Escrow Agents, the Pass-Through Trustee and the Holders of the Equipment Notes with respect to certain taxes and expenses;

            in each case, must be provided as set forth in the Participation Agreement, Lease and Indenture, as the case may be (or in the case of clause (iv), may be in a greater amount, or in the case of clause (v), may provide for modifications to such indemnification provisions so long as such modifications are not materially adverse to the Loan Trustee, Subordination Agent, Liquidity Providers or the Pass Through Trustee).

                                 SCHEDULE VII TO
                             NOTE PURCHASE AGREEMENT

                         AGGREGATE AMORTIZATION SCHEDULE

                     1998-A Trust      1998-1B Trust       1998-1C Trust     1998-1D Trust
                       Equipment         Equipment           Equipment         Equipment
                         Notes             Notes               Notes             Notes
                       Scheduled         Scheduled           Scheduled         Scheduled
                      Payments of       Payments of         Payments of       Payments of
 Date                  Principal         Principal           Principal         Principal
-------                ---------         ---------           ---------         ---------
January 2, 1999     $        0.00     $        0.00        $3,140,641.00      $      0.00
July 2, 1999                 0.00              0.00         1,282,476.90        31,848.28
January 2, 2000      1,752,101.00        758,368.00         1,151,227.67       215,115.53
January 2, 2001      1,752,801.00        758,968.00           358,457.45     1,872,580.82
January 2, 2002      1,752,801.00        758,968.00                 0.00     2,818,189.45
January 2, 2003      1,752,801.00        758,968.00         2,766,930.58       564,265.92
January 2, 2004      1,752,801.00      1,041,906.00         3,544,570.09             0.00
January 2, 2005      1,752,801.00      3,204,040.03         1,919,236.35             0.00
January 2, 2006      1,752,801.00      2,311,568.47         2,118,822.86             0.00
January 2, 2007      3,171,660.38      1,504,236.81           670,413.99             0.00
January 2, 2008        880,785.00      1,308,256.00         3,575,223.11             0.00
January 2, 2009      5,372,889.53      1,133,734.08                 0.00             0.00
January 2, 2010      8,360,092.14              0.00                 0.00             0.00
January 2, 2011      7,993,667.25              0.00                 0.00             0.00
January 2, 2012      5,376,025.87      2,842,465.90                 0.00             0.00
January 2, 2013              0.00      8,887,525.93                 0.00             0.00
January 2, 2014      9,591,782.06              0.00                 0.00             0.00
January 2, 2015      5,410,190.77              0.00                 0.00             0.00

                                   ANNEX A TO
                             NOTE PURCHASE AGREEMENT

                                   DEFINITIONS

"Act" means 49 U.S.C. ss. ss. 40101-46507.

"Adjusted Treasury Yield" means the Treasury Yield plus, in the case of a distribution to holders of Class A Certificates, 170 basis points, in the case of a distribution to holders of Class B Certificates 270 basis points and in the case of a distribution to holders of Class C Certificates and the Class D Certificates, 350 basis points.

"Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

"Aircraft Purchase Agreement" means Bombardier Regional Aircraft Division Purchase Agreement No. PA-0393 dated September 17, 1997, as amended, between the Company and the Manufacturer (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of any such Purchase Agreement).

"Aircraft Purchase Agreement Assignment" means a Purchase Agreement and Engine Warranties Assignment substantially in the form of Exhibit A-4 to the Note Purchase Agreement.

"Assumed Amortization Schedule" means Schedule VII to the Note Purchase
Agreement.

"Average Life Date" means, for any Equipment Note, the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note.

"Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. ss. ss. 102 et seq.

"Business Day" means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Durham, North Carolina, Baltimore, Maryland or Wilmington, Delaware.

"Certificate" has the meaning set forth in the third recital to the Note Purchase Agreement.

"Certificateholder" means the Person in whose name a Certificate is registered in the Register.

"Class" means the class of Certificates issued by each Pass Through Trust.

"Company" means Midway Airlines, Inc., a Delaware corporation.

"Corporate Trust Office" with respect to any Pass Through Trustee or any Loan Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

"Cut-off Date" means the earlier of (a) the day after the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

"Delivery Period Termination Date" means the earlier of (a) September 30, 1999 (provided that, if a labor strike occurs at the Manufacturer prior to such date, such date shall be extended by adding thereto the number of days that such strike has continued in effect) and (b) the date on which Equipment Notes issued with respect to all of the New Aircraft have been purchased by the Pass Through Trustees in accordance with the Note Purchase Agreement.

"Delivery Date" means the Business Day on which a New Aircraft is delivered to and accepted by the Company as contemplated by the Note Purchase Agreement (subject to the provisions of Section 1(e)).

"Delivery Notice" has the meaning set forth in Section 1(b) of the Note Purchase Agreement.

"Deposit" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

"Deposit Agreement" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

"Deposit Make-Whole Premium" means, with respect to the distribution of unused Deposits to holders of any Class of Certificates as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the Equipment Notes, assuming the maximum principal amount thereof (the "Maximum Amount") minus such Class of Certificates' Pro Rata Share were issued, on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule (assuming for purposes of giving effect to the subtraction above, if such Class of Certificates' Pro Rata Share is greater than zero, that each scheduled payment of principal on such Schedule is reduced in an amount equal to such scheduled payment multiplied by a fraction, the numerator of which shall be the Pro Rata Share and the denominator of which shall be the Maximum Amount) over (ii) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Pass Through Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Adjusted Treasury Yield over (b) the amount of such unused Deposits to be distributed to the holders of such Certificates minus such Class of Certificates' Pro Rata Share (the remainder of such subtraction, the "Net Deposits") plus accrued and unpaid interest on the Net Deposits to but excluding such date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the Issuance Date).

"Depositary" means First Union National Bank.

"Equipment Notes" means and includes any equipment notes issued under any Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of such Indenture) and any Equipment Note issued under any Indenture in exchange for or replacement of any other Equipment Note.

"Escrow Agent" has the meaning set forth in the Preamble of the Note Purchase Agreement.

"Escrow and Paying Agent Agreement" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

"FAA" means the Federal Aviation Administration of the United States.

"Final Withdrawal" with respect to each Escrow and Paying Agent Agreement, has the meaning set forth in Section 1.02 thereof.

"Financing Agreements" means, collectively, the Lease Financing Agreements and the Owner Financing Agreements.

"FNBM" has the meaning set forth in the Preamble of the Note Purchase Agreement.

"Funding Date" has the meaning specified in Section 1(b)(ii).

"Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

"H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

"Indentures" means, collectively, the Leased Aircraft Indentures and the Owned Aircraft Indentures.

"Initial Purchasers" has the meaning set forth in the fourth recital to the Note Purchase Agreement.

"Intercreditor Agreement" has the meaning set forth in the ninth recital to the Note Purchase Agreement.

"Issuance Date" means the date of the original issuance of the Certificates.

"Law" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

"Lease" means a Lease Agreement substantially in the form of Exhibit A-2 to the Note Purchase Agreement.

"Lease Financing Agreements" means, collectively, the Aircraft Purchase Agreement Assignment, the Leased Aircraft Participation Agreement, the Lease, the Leased Aircraft Indenture, the Equipment Notes issued thereunder and the Trust Agreement relating to the financing of a Leased Aircraft.

"Leased Aircraft" means a New Aircraft subject to a Lease.

"Leased Aircraft Indenture" means a Trust Indenture and Security Agreement substantially in the form of Exhibit A-3 to the Note Purchase Agreement.

"Leased Aircraft Participation Agreement" means a Participation Agreement substantially in the form of Exhibit A-1 to the Note Purchase Agreement.

"Liquidity Facility" has the meaning set forth in the ninth recital to the Note Purchase Agreement.

"Liquidity Provider" has the meaning set forth in the ninth recital to the Note Purchase Agreement.

"Loan Trustee" means (i) in the case of the Lease Financing Agreements, the "Indenture Trustee" as defined therein and (ii) in the case of the Owner Financing Agreements, the "Indenture Trustee" as defined therein.

"Mandatory Document Terms" means the terms set forth on Schedule V to the Note Purchase Agreement.

"Mandatory Economic Terms" means the terms set forth on Schedule VI to the Note Purchase Agreement.

"Manufacturer" means Bombardier Inc, a Canadian company, solely in its capacity as manufacturer or seller of New Aircraft.

"New Aircraft" has the meaning set forth in the second recital to the Note Purchase Agreement.

"Note Purchase Agreement" means the Note Purchase Agreement to which this Annex A is attached.

"Notice of Purchase Withdrawal" with respect to each Deposit Agreement, has the meaning set forth in Section 2.3 thereof.

"Offering Memorandum" means the Offering Memorandum dated August 6, 1998 of Midway relating to the Certificates.

"Operative Agreements" means, collectively, the Pass Through Trust Agreements, the Escrow and Paying Agent Agreements, the Deposit Agreements, the Liquidity Facilities, the Intercreditor Agreement, the Trust Agreements, the Equipment Notes, the Certificates and the Financing Agreements.

"Owned Aircraft" means a New Aircraft subject to an Owned Aircraft Indenture.

"Owned Aircraft Indenture" means a Trust Indenture and Mortgage substantially in the form of Exhibit C-2 to the Note Purchase Agreement.

"Owned Aircraft Participation Agreement" means a Participation Agreement substantially in the form of Exhibit C-1 to the Note Purchase Agreement.

"Owner Financing Agreements" means, collectively, the Owned Aircraft Participation Agreement, the Owned Aircraft Indenture and the Equipment Notes issued thereunder.

"Owner Participant" means, with respect to any Leased Aircraft, the Person named as the Owner Participant in the Participation Agreement with respect to such Leased Aircraft.

"Owner Trust" means with respect to any Leased Aircraft, the trust created by the "Trust Agreement" referred to in the Leased Aircraft Indenture related thereto.

"Owner Trustee" means with respect to any Leased Aircraft, the "Owner Trustee" party to the "Trust Agreement" referred to in the Leased Aircraft Indenture related thereto.

"Participation Agreements" means, collectively, the Leased Aircraft Participation Agreements and the Owned Aircraft Participation Agreements.

"Pass Through Trusts" has the meaning set forth in the third recital to the Note Purchase Agreement.

"Pass Through Trust Agreements" means each of the four separate Pass Through Trust Agreements, each dated as of the Issuance Date, by and between the Company and Pass Through Trustee.

"Pass Through Trustee" has the meaning set forth in the Preamble of the Note Purchase Agreement.

"Paying Agent" has the meaning set forth in the first Preamble of the Note Purchase Agreement.

"Person" means any individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, government agency, committee, department, authority and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

"Pro Rata Share" means, with respect to any Class of Certificates, if any Aircraft has not been delivered by the Manufacturer on or prior to the Delivery Period Termination Date due to any reason not occasioned by the Company's fault or negligence, an amount equal to the maximum principal amount of Equipment Notes with respect to such Aircraft that could have been issued and acquired by the Pass Through Trust that issued such Class of Certificates in accordance with the Mandatory Economic Terms.

"Qualified Owner Participant" means any bank, trust company, insurance company, financial institution or corporation (other than, without the Company's consent, a commercial air carrier, a commercial aircraft operator, a freight forwarder or Affiliate of any of the foregoing), in each case with a combined capital and surplus or net worth of at least $50,000,000.

"Rating Agencies" means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. The initial Rating Agencies will be Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of McGraw-Hill Inc.

"Rating Agency Confirmation" means, with respect to any Financing Agreement that has been modified in any material respect from the forms thereof attached to the Note Purchase Agreement, a written confirmation from each of the Rating Agencies that the use of such Financing Agreement with such modifications would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of any Class of Certificates.

"Register" means the register maintained pursuant to Sections 3.04 and 7.12 of the Pass Through Trust Agreements.

"Regular Distribution Dates" shall mean January 2 and July 2 of each year, commencing January 2, 1999.

"Remaining Weighted Average Life" means, on a given date with respect to any Equipment Note, the number of days equal to the quotient obtained by dividing
(a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by
(ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

"Section 1110" means 11 U.S.C. ss. 1110 of the Bankruptcy Code or any successor or analogous Section of the federal bankruptcy Law in effect from time to time.

"Series A Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series A" thereunder.

"Series B Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series B" thereunder.

"Series C Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series C" thereunder.

"Series D Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series D" thereunder.

"Subordination Agent" has the meaning set forth in the Preamble of the Note Purchase Agreement.

"Taxes" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

"Taxing Authority" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

"Treasury Yield" means, as of any date of determination, with respect to any Equipment Note (utilizing the Assumed Amortization Schedule applicable thereto), the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date (of such Equipment Note) and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date (of such Equipment Note) and (B) the other turning as close as possible to, but later than, the Average Life Date (of such Equipment Note), in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date (of such Equipment Note) is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519).

"Triggering Event" has the meaning assigned to such term in the Intercreditor Agreement.

"Trust Agreement" means a Trust Agreement substantially in the form of Exhibit A-5 to the Note Purchase Agreement.

================================================================================

                         PARTICIPATION AGREEMENT [N ___]

                         Dated as of __________ __, 199_

                                      among

                          MIDWAY AIRLINES CORPORATION,
                                     Lessee

                           ---------------------------
                              as Owner Participant,

                 FIRST UNION TRUST COMPANY NATIONAL ASSOCIATION,
               not in its individual capacity (except as otherwise
                   expressly set forth herein) but solely as,
                                  Owner Trustee

                      THE FIRST NATIONAL BANK OF MARYLAND,
                                Indenture Trustee

                      THE FIRST NATIONAL BANK OF MARYLAND,
                              Pass-Through Trustee

                                       and

                       THE FIRST NATIONAL BANK OF MARYLAND
                               Subordination Agent

================================================================================

                 COVERING ONE CANADAIR REGIONAL JET SERIES 200ER
                   AIRCRAFT BEARING U.S. REGISTRATION NO. N___

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE 1. INTERPRETATION....................................................  2
           Section 1.01.  Definitions........................................  2
           Section 1.02.  References.........................................  2
           Section 1.03.  Headings...........................................  2
           Section 1.04.  Appendices Schedules and Exhibits..................  2

ARTICLE 2. SALE, LEASING AND SECURED LOAN TRANSACTIONS.......................  2
           Section 2.01.  Participation......................................  2
                   (a)    Sale and Purchase..................................  2
                   (b)    Leasing............................................  3
                   (c)    Owner Participant's Equity Investment..............  3
                   (d)    Secured Loan.......................................  3
                   (e)    Delivery Date......................................  3
           Section 2.02.  Closing Procedure..................................  4
                   (a)    Time and Place.....................................  4
                   (b)    Actions of the Owner Trustee.......................  4
                   (c)    Actions of the Lessee..............................  4

ARTICLE 3. CONDITIONS PRECEDENT..............................................  5
           Section 3.01.  Conditions Precedent to Obligations of
                          Participants.......................................  5
                   (a)    Notice.............................................  5
                   (b)    Delivery of Documents..............................  5
                   (c)    Airworthiness......................................  8
                   (d)    Other Commitments..................................  9
                   (e)    Violation of Law...................................  9
                   (f)    Tax Law Change.....................................  9
                   (g)    No Event of Default................................  9
                   (h)    No Event of Loss...................................  9
                   (i)    Title..............................................  9
                   (j)    Certification......................................  9
                   (k)    Section 1110.......................................  9
                   (l)    Filings............................................  9
                   (m)    Financing Statements............................... 10
                   (n)    Precautionary Financing Statements................. 10
                   (o)    No Proceedings..................................... 10
                   (p)    Governmental Action................................ 10
                   (q)    Note Purchase Agreement............................ 10
                   (r)    Perfected Security Interest........................ 10
           Section 3.02.  Conditions Precedent to Obligations of
                          Lessee............................................. 10

                   (a)    Documents.......................................... 11
                   (b)    Other Conditions Precedent......................... 11
                   (c)    Tax Law Change..................................... 11
           Section 3.03.  Post-Registration Opinion.......................... 11

ARTICLE 4. LESSEE'S REPRESENTATIONS, WARRANTIES AND
           COVENANTS......................................................... 11
           Section 4.01.  Lessee's Representations and Warranties............ 11
           Section 4.02.  Certain Covenants of Lessee........................ 14
                   (a)    Filings and Recordings............................. 14
                   (b)    Registration....................................... 14
                   (c)    Information........................................ 16
                   (d)    Corporate Existence................................ 16
                   (e)    Merger and Consolidation........................... 16
                   (f)    Change of Location................................. 17
                   (g)    Financial Statements............................... 18
                   (h)    Notice of Sublease................................. 19
           Section 4.03.  Survival of Representations and Warranties......... 19

ARTICLE 5. OTHER PARTIES' REPRESENTATIONS, WARRANTIES
           AND COVENANTS..................................................... 19
           Section 5.01.  Representations, Warranties and Covenants
                          of Owner Participant............................... 19
                   (a)    Representations and Warranties..................... 19
                   (b)    Lessor's Liens..................................... 20
                   (c)    Assignment of Interests of Owner
                          Participant........................................ 21
                   (d)    Actions with Respect to Lessor's Estate, Etc....... 22
                   (e)    Citizenship........................................ 22
           Section 5.02.  Citizenship........................................ 23
                   (a)    Generally.......................................... 23
                   (b)    Owner Trustee...................................... 23
           Section 5.03.  Representations, Warranties and Covenants
                          of Trust Company and the Owner Trustee............. 23
                   (a)    Representations and Warranties..................... 23
                   (b)    Lessor's Liens..................................... 25
                   (c)    Indemnity for Lessor's Liens....................... 25
                   (d)    Securities Act..................................... 26
                   (e)    Actions With Respect to Lessor's Estate, Etc....... 26
           Section 5.04.  Representations, Warranties and Covenants
                          of the Indenture Trustee........................... 26
                   (a)    Representations and Warranties..................... 26
                   (b)    Indenture Trustee's Liens.......................... 27
                   (c)    Indemnity for Indenture Trustee's Liens............ 27

           Section 5.05.  Indenture Trustee's Notice of Default
                          Trustee's Notice of Default........................ 27
           Section 5.06.  Releases from Indenture............................ 27
           Section 5.07.  The Lessee's Right of Quiet Enjoyment.............. 28
           Section 5.08.  Pass-Through Trustee's Representations and
                          Warranties......................................... 28
           Section 5.09.  Survival of Representations, Warranties and
                          Covenants.......................................... 29
           Section 5.10.  Lessee's Assumption of the Equipment
                          Notes.............................................. 29
           Section 5.11.  Compliance with Trust Agreement, Etc............... 31
           Section 5.12.  Subordination Agent's Representations,
                          Warranties and Covenants........................... 32
                   (a)    Representations and Warranties..................... 32
                   (b)    Covenants.......................................... 33
           Section 5.13.  Amendments to the Indenture........................ 34

ARTICLE 6. TAXES............................................................. 34
           Section 6.01.  Lessee's Obligation to Pay Taxes................... 34
                   (a)    Generally.......................................... 34
                   (b)    Exceptions......................................... 35
                   (c)    Withholding........................................ 38
           Section 6.02.  After-Tax Basis.................................... 38
           Section 6.03.  Time of Payment.................................... 39
           Section 6.04.  Contests........................................... 39
           Section 6.05.  Refunds............................................ 41
           Section 6.06.  Reports............................................ 42
           Section 6.07.  Survival of Obligations............................ 43
           Section 6.08.  Payment of Taxes................................... 43
           Section 6.09.  Reimbursements by Indemnities Generally............ 43
           Section 6.10.  Forms.............................................. 43
           Section 6.11.  Verification....................................... 43
           Section 6.12.  Non-Parties........................................ 44

ARTICLE 7. GENERAL INDEMNITY ................................................ 44
           Section 7.01.  Generally.......................................... 44
                   (a)    Indemnity.......................................... 44
                   (b)    Exceptions......................................... 45
           Section 7.02.  Notice and Payment................................. 46
           Section 7.03.  Defense of Claims.................................. 47
           Section 7.04.  Insured Claims..................................... 47
           Section 7.05.  Subrogation........................................ 48
           Section 7.06.  Survival of Obligations............................ 48
           Section 7.07.  Effect of Other Indemnities........................ 48

           Section 7.08.  Waiver of Certain Claims........................... 48
           Section 7.09.  Certain Limitations................................ 48

ARTICLE 8. TRANSACTION COSTS................................................. 49
           Section 8.01.  Transaction Costs and Other Costs.................. 49
                   (a)    Transaction Costs.................................. 49
                   (b)    Continuing Expenses................................ 49
                   (c)    Amendments and Supplements......................... 49

ARTICLE 9. SUCCESSOR OWNER TRUSTEE .......................................... 50
           Section 9.01.  Appointment of Successor Owner Trustee............. 50
                   (a)    Resignation and Removal............................ 50
                   (b)    Conditions to Appointment.......................... 50

ARTICLE 10.LIABILITIES AND INTERESTS OF THE OWNER
           PARTICIPANT AND HOLDERS........................................... 51
           Section 10.01. Liabilities of the Owner Participant............... 51
           Section 10.02. Interest of Holders of Equipment Notes............. 51

ARTICLE 11.OTHER DOCUMENTS................................................... 52
           Section 11.01. Consent of Lessee to Other Documents............... 52
           Section 11.02. Pass-Through Trustee's and Subordination
                          Agent's Acknowledgment............................. 52

ARTICLE 12.NOTICES........................................................... 52
           Section 12.01. Notices............................................ 52

ARTICLE 13.REFINANCING....................................................... 53
           Section 13.01. Refinancing........................................ 53

ARTICLE 14.[RESERVED]........................................................ 56

ARTICLE 15.MISCELLANEOUS .................................................... 56
           Section 15.01. Counterparts....................................... 56
           Section 15.02. No Oral Modifications.............................. 56
           Section 15.03. Captions........................................... 56
           Section 15.04. Successors and Assigns............................. 56
           Section 15.05. Concerning the Owner Trustee, Indenture
                          Trustee and the Pass-Through Trustee............... 57
           Section 15.06. Severability....................................... 57
           Section 15.07. Certain Limitations on Reorganization.............. 57
           Section 15.08. GOVERNING LAW...................................... 58
           Section 15.09. Section 1110 Compliance............................ 58
           Section 15.10. Reliance of Liquidity Providers.................... 58

Schedule I              Commitments

Appendix A              Definitions

Exhibit A-1(a)          Form of Opinion of General Counsel of Lessee

Exhibit A-1(b)          Form of Opinion of Special North Carolina counsel

Exhibit A-2             Form of Opinion of Fulbright & Jaworski L.L.P.

Exhibit A-3             Form of Opinion of Ober, Kaler, Grimes & Shriver, as
                        special counsel to Indenture Trustee, Subordination
                        Agent and Pass-Through Trustee

Exhibit A-4             Form of Opinion of Morris, James, Hitchens & Williams,
                        as special counsel to the Owner Trustee

Exhibit A-5             Form of Opinion of Crowe & Dunlevy P.C.

Exhibit B               Form of Assignment and Assumption Agreement

            PARTICIPATION AGREEMENT [N____] dated as of __________, 199_ (this "Agreement") among MIDWAY AIRLINES CORPORATION, a Delaware corporation (herein, together with its successors and permitted assigns, the "Lessee"), FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise expressly stated herein, but solely as owner trustee under the Trust Agreement referred to below (in such capacity as trustee, together with its successors and permitted assigns, the "Owner Trustee"), ____________________, a _____________________ (together with its successors and permitted assigns, the "Owner Participant", THE FIRST NATIONAL BANK OF MARYLAND, a national banking association, as indenture trustee under the Indenture referred to below (together with its successors and permitted assigns, the "Indenture Trustee"), THE FIRST NATIONAL BANK OF MARYLAND, a national banking association, as pass-through trustee of four separate Pass-Through Trusts (together with its successors and permitted assigns, the "Pass-Through Trustee"), and THE FIRST NATIONAL BANK OF MARYLAND, a national banking association, as subordination agent (together with its successors and permitted assigns, the "Subordination Agent").

                              W I T N E S S E T H:

            WHEREAS, capitalized terms used herein shall have the respective meanings set forth or referred to in Article 1 hereof.

            WHEREAS, pursuant to the Purchase Agreement the Manufacturer agreed to manufacture and sell to the Lessee and the Lessee agreed to purchase from the Manufacturer the Aircraft; and

            WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant and First Union Trust Company, National Association, are entering into the Trust Agreement whereby, among other things, First Union Trust Company, National Association, is appointed as Owner Trustee and has undertaken to acquire and hold the Trust Estate in trust for the benefit of the Owner Participant; and

            WHEREAS, subject to the terms and conditions of this Agreement, the Lessee has assigned to the Owner Trustee, pursuant to the Purchase Agreement Assignment, the Lessee's right to take title to the Aircraft from the Manufacturer and the Owner Trustee is willing to purchase the Aircraft from the Manufacturer for immediate lease to the Lessee pursuant to the Lease; and

            WHEREAS, subject to the terms and conditions of this Agreement and the Trust Agreement, the Owner Participant is willing to make the equity investment provided for herein to fund such purchase by the Owner Trustee; and

            WHEREAS, the Owner Trustee and the Indenture Trustee are concurrently entering into the Indenture for the benefit of the holders of the

Equipment Notes, pursuant to which Indenture the Owner Trustee shall, subject to the terms and conditions set forth therein, issue to the Pass-Through Trustee under each of the Pass-Through Trust Agreements, as a Loan Participant, Equipment Notes substantially in the form set forth in the Indenture as evidence of the loan to be made by each such Loan Participant to the Owner Trustee to finance a portion of Lessor's Cost for the Aircraft, all as more particularly described herein and in the Indenture;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration and receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties do hereby agree as follows:

                                   ARTICLE 1.
                                 INTERPRETATION

            Section 1.01. Definitions. Capitalized terms used herein and defined in Appendix A shall, except as such definitions may be specifically modified in the body of this Agreement for the purposes of a particular section, paragraph or clause, have the meanings given such terms in Appendix A.

            Section 1.02. References. References in this Agreement to sections, paragraphs, clauses, appendices, schedules and exhibits are to sections, paragraphs, clauses, appendices, schedules and exhibits in and to this Agreement unless otherwise specified.

            Section 1.03. Headings. The headings of the various sections, paragraphs and clauses of this Agreement and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

            Section 1.04. Appendices Schedules and Exhibits. The appendices, schedules and exhibits are part of this Agreement.

                                   ARTICLE 2.
                   SALE, LEASING AND SECURED LOAN TRANSACTIONS

            Section 2.01. Participation. Subject to all of the terms and conditions of this Agreement, the parties agree to participate in the sale, leasing and secured loan transactions with respect to the Aircraft provided for in this Section 2.

            (a) Sale and Purchase. The Lessee agrees to assign, pursuant to the Purchase Agreement Assignment, to the Owner Trustee the right to take title to the Aircraft from the Manufacturer under the Purchase Agreement and the Owner Trustee agrees to purchase from the Manufacturer, the Aircraft on the Delivery Date for a purchase price equal to Lessor's Cost.

            (b) Leasing. The Owner Trustee agrees to lease to the Lessee, and the Lessee agrees to lease from the Owner Trustee, the Aircraft pursuant to the Lease, such leasing to take place concurrently with the purchase of the Aircraft by the Owner Trustee on the Delivery Date.

            (c) Owner Participant's Equity Investment. The Owner Participant agrees to provide immediately available funds in the amount determined by multiplying Lessor's Cost by the percentage set forth opposite its name on
Schedule I (the Owner Participant's "Commitment") by paying such amount to the Owner Trustee by 11:00 a.m. New York City local time on the Delivery Date at the account specified by the Lessee on or prior to the Delivery Date, such amount to be held and applied toward the Owner Trustee's payment to the Lessee of Lessor's Cost for the Aircraft on the Delivery Date (and if not so applied, to be promptly returned to the Owner Participant). Such funds, once so applied, shall constitute an equity investment by the Owner Participant in the Trust Estate.

            (d) Secured Loan. Each Loan Participant agrees to provide immediately available funds in the amount determined by multiplying Lessor's Cost by the percentage set forth opposite its name on Schedule I (each such commitment being referred to as a Loan Participant's "Commitment") to or on behalf of the Owner Trustee by paying or causing to be paid such amount to the Owner Trustee, at the account specified by the Lessee on or prior to the Delivery Date such amount to be held and applied toward the Owner Trustee's payment to the Lessee of Lessor's Cost for the Aircraft on the Delivery Date (and if not so applied, to be promptly returned to the Loan Participants). Such funds, once so applied, shall constitute a loan to the Owner Trustee to be evidenced by the Equipment Notes and secured as provided in the Indenture.

            (e) Delivery Date. The "Delivery Date" shall be the date fixed by the Lessee in accordance with this Section 2(e) for the closing of the sale, leasing and loan transactions with respect to the Aircraft contemplated hereby, except that following such closing the "Delivery Date" shall mean the date on which such transactions actually closed. The Lessee shall give at least two Business Days' notice to each other party hereto of the Delivery Date, which notice shall also specify the amount of the Owner Participant's Commitment and each Loan Participant's Commitment. The Lessee may postpone a scheduled Delivery Date from time to time, for any reason by notice given to the other parties hereto not later than 3:00 p.m. on the date last scheduled as the Delivery Date, such notice to specify a new Delivery Date. In the event that a Participant shall have provided the amount of its Commitment to the Owner Trustee prior to such a postponement, the Owner Trustee shall promptly return such amount to such Participant unless such Participant shall have agreed otherwise in writing. The making available by the Owner Participant of its Commitments at the closing shall be deemed a waiver of notice of the Delivery Date by the Owner Participant and the Owner Trustee, and the making available by the Loan Participants of their Commitment at the closing shall be deemed a waiver of notice of the Delivery Date by such Loan Participants respectively and the Indenture Trustee.

            Section 2.02. Closing Procedure.

            (a) Time and Place. The closing shall take place at 11:00 a.m. New York City local time on the Delivery Date at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York or at such other time and place as the parties may agree. The closing shall be preceded by a pre-closing at the same place, the time for which shall be fixed by the Lessee, at which the forms of the Operative Agreements to be executed, the certificates and other documents to be delivered and the forms of the legal opinions to be delivered at the closing by each party or its counsel pursuant to this Agreement shall be available for inspection by the parties and their respective counsel.

            (b) Actions of the Owner Trustee. Upon receipt in full by the Owner Trustee (or tender by a Participant to the Lessee on behalf of the Owner Trustee) of the Commitment of each Participant together with instructions (which may be oral) from each Participant or its special counsel that the applicable conditions precedent set forth in Section 3.01 have been satisfied or waived by such Participant, the Owner Trustee on the Delivery Date shall purchase the Aircraft from the Manufacturer, lease the Aircraft to the Lessee, issue the Equipment Notes to the Pass-Through Trustee and make a security assignment of all of its right, title and interest in and to the Trust Indenture Estate to the Indenture Trustee. To accomplish such transactions, the Owner Trustee shall, concurrently with the actions of the Lessee pursuant to Section 2.02(c), take the following actions: (i) pay or cause to be paid an amount equal to Lessor's Cost to the Lessee (or at the direction of the Lessee, to the Manufacturer) for the purchase of the Aircraft by transferring such amount in immediately available funds to the account specified by the Lessee on or prior to the Delivery Date; (ii) authorize its representative or representatives, who shall be a person or persons designated by the Lessee and acceptable to the Owner Trustee, to accept delivery of the Aircraft pursuant to this Agreement; (iii) accept the Bills of Sale for the Aircraft; (iv) execute, and cause to be authenticated and delivered to each Loan Participant with respect to each Pass-Through Trust Agreement, the Equipment Notes specified, by reference to principal amounts, maturity dates and interest rates, in the Indenture; (v) execute and deliver the Lease, the Lease Supplement, the Indenture and the Indenture Supplement; (vi) deliver the Aircraft to the Lessee pursuant to the Lease; and (vii) execute and deliver all other documents or certificates and take such other actions as may be required of the Owner Trustee on or before the Delivery Date pursuant to any Operative Agreement. In addition, the Owner Trustee shall take such actions as may be requested by the Lessee to effect the due registration of the Aircraft with the FAA in the name of the Owner Trustee and to file and perfect the security interest of the Loan Trustee in all or any part of the Indenture Estate.

            (c) Actions of the Lessee. Upon satisfaction or waiver by the Lessee of the conditions precedent set forth in Section 3.02, the Lessee shall on the Delivery Date assign to the Owner Trustee pursuant to the Purchase Agreement Assignment the Lessee's right to take title to the Aircraft and lease the Aircraft from the Owner Trustee pursuant to the Lease. To accomplish such transactions the Lessee shall, concurrently with the actions of the Owner Trustee pursuant to Section 2.02(b), take the following actions:

            (i) execute and deliver the Lease and the Lease Supplement;

            (ii) authorize its representative or representatives (who shall be the same person or persons designated by the Lessee for purposes of clause
      (ii) of Section 2.02(b)), to accept delivery of the Aircraft from the Owner Trustee pursuant to the Lease; and

            (iii) execute and deliver all other documents or certificates and take such other actions as may be required of the Lessee on or before the Delivery Date pursuant to any Operative Agreement.

                                   ARTICLE 3.
                              CONDITIONS PRECEDENT

            Section 3.01. Conditions Precedent to Obligations of Participants. The obligation of each Participant to make the Dollar amount of its respective Commitment available for payment as directed by the Owner Trustee on the Delivery Date is subject to satisfaction or waiver by each such Participant, on or prior to the Delivery Date, of the conditions precedent set forth below in this Section 3.01; provided, that it shall not be a condition precedent to the obligation of any Participant that any document be produced or action taken that is to be produced or taken by such Participant or by a Person within such Participant's control; provided, further, that Sections 3.01(b)(iii), (xii) and (xviii)(H) shall not be conditions precedent to the obligation of Loan Participant and Sections 3.01(q) and 3.01(r) shall not be conditions precedent to the obligation of Owner Participant:

            (a) Notice. Such Participant shall have received the notice of the Delivery Date as provided in Section 2(e), or shall have waived such notice.

            (b) Delivery of Documents. Such Participant shall, except as noted below, have received executed counterparts of the following agreements, instruments, certificates or documents, and such counterparts (a) shall have been duly authorized, executed and delivered by the respective party or parties thereto, (b) shall be reasonably satisfactory in form and substance to such Participant and (c) shall be in full force and effect:

            (i) the Lease; provided that, only the Indenture Trustee shall receive the sole executed chattel paper original thereof;

            (ii) Lease Supplement No. 1; provided that, only the Indenture Trustee shall receive the sole executed chattel paper original thereof;

            (iii) the Tax Indemnity Agreement; provided that, only Owner Participant and Lessee shall receive copies of the Tax Indemnity Agreement;

            (iv) the Trust Agreement;

            (v) the Indenture;

            (vi) Indenture Supplement No. 1;

            (vii) the Purchase Agreement Assignment and the Engine Warranty Assignment;

            (viii) the Consent and Agreement and the Engine Consent and Agreement;

            (ix) the Equipment Notes dated the Delivery Date; provided that, only the Subordination Agent shall receive the authenticated Equipment Notes;

            (x) the Bills of Sale;

            (xi) the broker's report and insurance certificates required by
      Section 11 of the Lease;

            (xii) an appraisal or appraisals from an Appraiser, which appraisal or appraisals shall be satisfactory in form and substance to Owner Participant; provided, that only Owner Participant and Lessee shall receive copies of such appraisal or appraisals;

            (xiii) (A) a copy of the Certificate of Incorporation and By-Laws of Lessee and resolutions of the board of directors of Lessee and/or the executive committee thereof, in each case certified as of the Delivery Date, by the Secretary or an Assistant Secretary of Lessee, duly authorizing the execution, delivery and performance by Lessee of the Operative Agreements required to be executed and delivered by Lessee on or prior to the Delivery Date in accordance with the provisions hereof and thereof; (B) an incumbency certificate of Lessee, Owner Participant, FNBM and Trust Company as to the person or persons authorized to execute and deliver the relevant Operative Agreements on behalf of such party; and (C) a copy of the Certificate of Incorporation or Articles of Incorporation and By-Laws and general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of Owner Participant, FNBM and Trust Company, certified as of the Delivery Date by the Secretary or an Assistant or Assistant Secretary of Owner Participant, FNBM and Trust Company, respectively, which authorize the execution, delivery and performance by Owner Participant, FNBM and Trust Company, respectively, of each of the Operative Agreements to which it is a party, together with such other documents and evidence with respect to it as Lessee or any Participant may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection therewith;

            (xiv) an Officer's Certificate of Lessee, dated as of the Delivery Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Delivery Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

            (xv) an Officer's Certificate of Trust Company, dated as of the Delivery Date, stating that its representations and warranties, in its individual capacity and as Owner Trustee, set forth in this Agreement are true and correct as of the Delivery Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

            (xvi) an Officer's Certificate of Owner Participant, dated as of the Delivery Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Delivery Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

            (xvii) an Officer's Certificate of FNBM, dated as of the Delivery Date, stating that its representations and warranties, in its individual capacity or as Indenture Trustee, a Pass-Through Trustee or Subordination Agent, as the case may be, set forth in the Agreement are true and correct as of the Delivery Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

            (xviii) the following opinions of counsel, in each case dated the Delivery Date:

                  (A) (I) Jonathan Waller, Senior Vice President and General Counsel of the Lessee substantially in the form of Exhibit A-1(a) hereto and (II) Kennedy Covington, Lobdell & Hickman, special North Carolina counsel to the Lessee, substantially in the form of Exhibit A-1(b) hereto, in each case addressed to the Owner Participant, the Owner Trustee, the Pass-Through Trustee, each Liquidity Provider and the Indenture Trustee.

                  (B) Fulbright & Jaworski, L.L.P. special counsel for the Lessee substantially in the form of Exhibit A-2 hereto addressed to the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass-Through Trustee, each Liquidity Provider and the Lessee;

                  (C) Morris, James, Hitchens & Williams, special counsel for the Owner Trustee substantially in the form of Exhibit A-3 hereto addressed to the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass-Through Trustee, each Liquidity Provider and the Lessee;

                  (D) Ober, Kaler, Grimes & Shriver, special counsel for the Indenture Trustee, Pass-Through Trustee and Subordination Agent in the form of Exhibit A-4 hereto and addressed to the Indenture Trustee, the Owner Participant, the Owner Trustee, the Pass-Through Trustee, each Liquidity Provider and the Lessee;

                  (E) Crowe & Dunlevy P.C., special aviation counsel, substantially in the form of Exhibit A-5 hereto and addressed to the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass-Through Trustee, each Liquidity Provider and the Lessee;

                  (F) special counsel for the Manufacturer, in a form reasonably acceptable to the Owner Participant and addressed to the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass-Through Trustee, each Liquidity Provider and the Lessee;

                  (G) counsel for the Engine Manufacturer, in a form reasonably acceptable to the Owner Participant and addressed to the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass-through Trustee, each Liquidity Provider and the Lessee;

                  (H) in the case of the Owner Participant only, tax counsel to the Owner Participant, addressed to the Owner Participant, with respect to tax matters; and

                  (I) special counsel for the Owner Participant and the Owner Participant Guarantor, if any, and the General Counsel's Office of the Owner Participant and the Owner Participant, if any, in each case in customary form, addressed to the Indenture Trustee, the Owner Trustee, the Pass-Through Trustee, each Liquidity Provider and the Lessee.

            (c) Airworthiness. Each Participant shall receive a copy of a current, valid Standard Certificate of Airworthiness for the Aircraft duly issued by the FAA.

            (d) Other Commitments. Each other Participant shall have made available the Dollar amount of its Commitment as directed by Owner Trustee in accordance with Section 2.01(c) or 2.01(d), as the case may be.

            (e) Violation of Law. No change shall have occurred after the date of this Agreement in any Applicable Law that makes it a violation of Law for (a) Lessee, any Participant, Subordination Agent, Owner Trustee or the Indenture Trustee to execute, deliver and perform the Operative Agreements to which any of them is a party or (b) any Participant to make the Dollar amount of its Commitment available or, in the case of any Loan Participant, to acquire an Equipment Note or to realize the benefits of the security afforded by the Indenture.

            (f) Tax Law Change. In the case of the Owner Participant, there shall not have occurred since _____________________ any Change in Tax Law which, in the reasonable opinion of the Owner Participant, renders it disadvantageous or inadvisable for the Owner Participant to consummate the transactions contemplated hereby, including, without limitation, its judgment that the assumed tax benefits set forth in Section 1 of the Tax Indemnity are rendered doubtful or invalid.

            (g) No Event of Default. On the Delivery Date, no event shall have occurred and be continuing, or would result from the sale, mortgage or lease of the Aircraft, which constitutes a Default, Event of Default, Indenture Default or Indenture Event of Default.

            (h) No Event of Loss. No Event of Loss with respect to the Airframe or any Engine shall have occurred and no circumstance, condition, act or even that, with the giving of notice or lapse of time or both, would give rise to or constitute an Event of Loss with respect to the Airframe or any Engine shall have occurred.

            (i) Title. Owner Trustee shall have good title (subject to filing and recordation of the FAA Bill of Sale with the FAA) to the Aircraft, free and clear of Liens, except Permitted Liens.

            (j) Certification. The Aircraft shall have been duly certificated by the FAA as to type and airworthiness as required by the terms of the Lease.

            (k) Section 1110. Owner Trustee, as lessor under the Lease (and Indenture Trustee, as assignee of Owner Trustee under the Indenture), shall be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines as provided in the Lease in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor.

            (l) Filings. On the Delivery Date (i) application for registration of the Aircraft in the name of the Owner Trustee shall have been duly made with the FAA in compliance with the provisions of the Transportation Code; and (ii) the Indenture, Indenture Supplement No. 1, the Lease, Lease Supplement No. 1 and the FAA Bill of

Sale shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA in accordance with the Transportation Code.

            (m) Financing Statements. A Uniform Commercial Code financing statement or statements covering the security interest contemplated by the Indenture shall have been executed and delivered by the Owner Trustee as debtor and by the Indenture Trustee as secured party, and such financing statement or statements shall have been duly filed in all places necessary or desirable within the State of Delaware.

            (n) Precautionary Financing Statements. A Uniform Commercial Code "precautionary" financing statement or statements describing the Lease as a lease but covering any security interest in favor of the Owner Trustee (and the Loan Trustee as assignee of the Owner Trustee) which may be created thereby, shall have been executed and delivered by the Lessee and the Owner Trustee (naming the Owner Trustee as Lessor and secured party and Loan Trustee as assignee), and shall have been duly filed in all places necessary or desirable within the State of North Carolina.

            (o) No Proceedings. No action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any governmental authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental authority, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Operative Agreement or the transactions contemplated hereby or thereby.

            (p) Governmental Action. All appropriate action required to have been taken prior to the Delivery Date by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued.

            (q) Note Purchase Agreement. The conditions precedent to the obligations of the Loan Participants and the other requirements relating to the Aircraft and the Equipment Notes set forth in the Note Purchase Agreement shall have been satisfied.

            (r) Perfected Security Interest. On the Delivery Date, after giving effect to the filing of the documents referenced in Section 3.01(l)(ii) and the financing statements referenced in Sections 3.01(m) and (n), the Indenture Trustee shall have received a duly perfected first priority security interest in all of Owner Trustee's right, title and interest in the Aircraft and the Lease, subject only to Permitted Liens.

            Section 3.02. Conditions Precedent to Obligations of Lessee. The obligation of Lessee to lease the Aircraft on the Delivery Date is subject to the satisfaction or waiver by Lessee, on or prior to the Delivery Date, of the conditions precedent set forth below in this Section 3.02.

            (a) Documents. Executed originals of the agreements, instruments, certificates, documents and opinions described in Section 3.01(b) shall have been received by Lessee, except as specifically provided therein, and shall be satisfactory to Lessee, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Lessee.

            (b) Other Conditions Precedent. Each of the conditions set forth in Sections 3.01(c), (d) (as to all Participants), (e), (g) (as to Indenture Defaults and Indenture Events of Default not arising from Defaults or Events of Default, as the case may be), (h), (i), (j), (k), (l), (m), (n) and (o) shall have been satisfied or waived by Lessee, unless the failure of any such condition to be satisfied is the result of any action or inaction by Lessee.

            (c) Tax Law Change. There shall not have occurred any Change in Tax Law since _________ which, in the reasonable opinion of the Lessee, renders it disadvantageous or inadvisable for the Lessee to consummate the transactions contemplated hereby, including, without limitation, its judgment that there will be an increased risk that it may be required to indemnify the Owner Participant under the Tax Indemnity Agreement.

            Section 3.03. Post-Registration Opinion. Promptly upon the registration of the Aircraft and the recordation of the Documents referenced in
Section 3.01(l)(ii), Lessee will direct Crowe & Dunlevy P.C., special counsel in Oklahoma City, Oklahoma, to deliver to Lessee, each Participant, Owner Trustee and the Indenture Trustee a favorable opinion or opinions addressed to each of them with respect to such registration and recordation.

                                   ARTICLE 4.
               LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

            Section 4.01. Lessee's Representations and Warranties. The Lessee represents and warrants that, as of the Delivery Date (unless any such representation and warranty is specifically made as of an earlier date, in which case the Lessee represents and warrants as of such earlier date):

            (a) the Lessee is a corporation duly organized and validly existing and is in good standing under the laws of Delaware, has its principal place of business and chief executive office (as such terms are used in Article 9 of the Uniform Commercial Code) in Durham, North Carolina, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the failure to be so qualified or in good standing would have a materially adverse effect on its business or would impair its ability to perform its obligations under the Lessee Documents;

            (b) the Lessee has full power, authority and legal right to conduct its business and operations as currently conducted and to own or hold under lease its properties and to enter into and perform its obligations under the Lessee Documents;

            (c) the Lessee is an "air carrier" within the meaning of the Transportation Code and a holder of a certificate under Section 41102(a) of the Transportation Code and a "citizen of the United States" within the meaning of
Section 40102(a)(15) of the Transportation Code holding an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect;

            (d) the Lessee possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents (collectively "permits") which are necessary to the operation of the routes flown by it and the conduct of its business and operations as currently conducted and each such permit is in full force and effect, except for any such permits the failure to have or maintain which would not have a material adverse effect on the Lessee or its ability to perform its obligations under the Lessee Documents;

            (e) the execution, delivery and performance of the Lessee Documents by the Lessee have been duly authorized by all necessary corporate action on the part of the Lessee and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of the Lessee, and each such Lessee Documents has been duly executed and delivered and constitutes the legal, valid and binding obligations of the Lessee enforceable against it in accordance with the terms thereof except as such enforceability may be limited by bankruptcy, insolvency, or other similar laws or by general equitable principles;

            (f) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by the Lessee of the Lessee Documents except for such registrations, applications and recordings referred to in the opinion of Crowe and Dunlevy P.C. delivered pursuant to Sections 3.01(b)(xviii)(E) and the filings referred to in
Section 3.01(l)(ii);

            (g) neither the execution, delivery or performance by the Lessee of the Lessee Documents nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent (other than the PAA Consent and the Engine Manufacturer's Consent) or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of the Lessee or any order, writ, injunction or decree of any court or governmental authority against the Lessee or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Lessee is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its properties (other than Permitted Liens), except for any such conflict, breach or default which would not have a material adverse effect on the Lessee or its ability to perform its obligations under the Lessee Documents;

            (h) except as disclosed in the Offering Memo, there are no pending or, to the knowledge of the Lessee, threatened actions, suits, investigations or proceedings against or affecting the Lessee or any of its properties before or by any court or administrative agency which, (A) may reasonably be expected to have a materially adverse effect on the Lessee's consolidated financial condition, business, or operations, or (B) would materially adversely affect the ability of the Lessee to consummate the transactions contemplated by the Operative Agreements or perform its obligations under the Lessee Documents;

            (i) [Reserved].

            (j) except for (A) the registration in the Owner Trustee's name of the Aircraft pursuant to the Transportation Code, (B) the filing with and, where appropriate, recordation by the FAA pursuant to the Transportation Code of the Indenture (including Indenture Supplement No. 1), and the Lease (including Lease Supplement No. 1), (C) the filing of the financing statements referred to in Sections 3.01(m) and 3.01(n) and (D) the taking of possession by the Indenture Trustee of the original counterpart of the Lease (including Lease Supplement No.
1), no further action, including any filing or recording of any document, is necessary or advisable in order (i) to establish the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties, or (ii) to perfect the first security interest in and Lien on the Trust Indenture Estate in favor of the Indenture Trustee;

            (k) the Owner Trustee has received good and marketable title to the Aircraft, free and clear of all Liens, except Permitted Liens;

            (l) assuming the truth of the representations contained in Section
3.12 of the Pass-Through Trust Agreements and compliance with Section 10.06 of the Indenture, the execution and delivery of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not involve any prohibited transaction within the meaning of Section 406(a) of ERISA or Section 4975(c)(1)(A) through (D) of the Code;

            (m) all premiums which have become due with respect to the insurance required to be provided by the Lessee on or prior to the Delivery Date under
Section 9 of the Lease have been paid by the Lessee;

            (n) no Default exists and no Event of Loss, or event which with the passage of time would constitute an Event of Loss, exists;

            (o) the Aircraft is in such condition so as to enable the airworthiness certificate of such Aircraft to be in good standing under the Transportation Code; the Aircraft has been duly certificated by the FAA as to type and airworthiness; there is in effect with respect to the Aircraft a current and valid airworthiness certificate issued by the FAA pursuant to the Transportation Code;

            (p) the Lessee shall not be in default (after any applicable grace periods) in the performance of any material term or condition of the Purchase Agreement;

            (q) neither the Lessee nor any subsidiary of the Lessee is an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended;

            (r) there are no broker's or underwriter's fees payable on behalf of the Lessee in connection with the transactions contemplated in the Operative Agreements, other than those of the Placement Agents and the Lessee Advisor referred to in Article 8 hereof; and

            (s) the Lessee represents and warrants that it has authorized no one to act on its behalf in connection with the offer or sale of any interest in the Certificates or the Pass-Through Certificates other than the Placement Agents.

            Section 4.02. Certain Covenants of Lessee. The Lessee covenants and agrees as follows:

            (a) Filings and Recordings. The Lessee will cause to be done, executed, acknowledged and delivered at the Lessee's cost and expense all such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee, the Pass-Through Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of the Operative Agreements. Without limiting the generality of this Section 4.02(a), the Lessee will promptly take, or cause to be taken, at the Lessee's cost and expense, such action with respect to the recording, filing, re-recording and re-filing of the Indenture (including each supplement thereto), the Lease (including each supplement thereto), and any financing statements or other instruments as may be reasonably requested by the Indenture Trustee and appropriate, to maintain the perfection of the first security interest and the Lien created by the Indenture, and the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate, as against the Lessee and any third parties, or if the Lessee cannot take, or cause to be taken, such action, will furnish to the Indenture Trustee and the Owner Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable either of them to take such action at the Lessee's cost and expense in a timely manner.

            (b) Registration. From and after the Delivery Date, the Lessee shall cause the Aircraft to be duly registered, and at all times to remain duly registered, in the name of the Owner Trustee (provided, that the Owner Trustee and the Owner Participant shall be and remain Citizens of the United States), under the Transportation Code, and shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration; provided, however, that the Lessee may, at any time cause the Aircraft to be appropriately re-registered under the laws of a country with which at the time of such registration the United States maintains normal diplomatic relations and is listed on Exhibit E to the Lease; provided that:

            (i) at the time of re-registration, no Specified Default exists or would occur as a result of such re-registration;

            (ii) the Lessee shall pay all fees and expenses (including the reasonable fees and expenses of local counsel in such country) relating to such reregistration;

            (iii) the Lessee shall, at its cost, cause the interest of the Owner Trustee as owner of the Aircraft and the Indenture Trustee as mortgagee thereof to be duly registered or recorded under the laws of such country and at all times thereafter to remain so duly registered or recorded unless and until the registration of the Aircraft is changed as provided herein, and shall cause to be done at all times all other acts including the filing, recording and delivery of any document or instrument and the payment of any sum necessary or, by reference to prudent industry practice in such country, advisable in order to create, preserve and protect such interest in the Aircraft (including the first priority duly perfected Lien under the Indenture) as against the Lessee or any third parties in such jurisdiction, and the laws of such country would give effect to the Owner Trustee's title to the Aircraft and the Indenture Trustee's Lien thereon;

            (iv) the obligations of the Lessee and each other party under the Operative Agreements (and of the Permitted Sublessee, if any, under a Sublease) shall remain or be, as the case may be, legal, valid, binding and enforceable in such country;

            (v) The Lessee shall ensure that all insurance provided for herein shall be in full force and effect prior to, at the time of, and after such change in registration and the Owner Participant, the Owner Trustee, and the Indenture Trustee shall receive a certificate of Lessee's insurance broker to such effect;

            (vi) the country of such re-registration imposes aircraft maintenance standards approved by, or at least as stringent as those approved by, the FAA or the central civil aviation authority of the United Kingdom, France, Germany, Japan, the Netherlands or Canada;

            (vii) it shall not be necessary by reason of such re-registration or for purposes of enforcing remedies contained in the Lease or the Indenture or the related Sublease for the Owner Trustee, the Indenture Trustee or the Owner Participant to register or qualify to do business in such country;

            (viii) no Liens (except Permitted Liens) shall arise by reason of such reregistration, and the Indenture shall continue as a first priority Lien on the collateral thereunder;

            (ix) none of the Owner Trustee, the Indenture Trustee and the Owner Participant shall be subjected to any adverse tax consequences for which the Lessee is not required to and does not then indemnify such Person in a manner reasonably satisfactory to such Person as a result of such re-registration;

            (x) any export licenses and certificate of deregistration required in connection with any repossession or return of the Aircraft will be readily obtainable in the normal course without material delay or material burden on the Owner Trustee or the Indenture Trustee, it being agreed that the Lessee shall be responsible for the cost thereof; and

            (xi) the Owner Participant, the Owner Trustee, and the Indenture Trustee shall have received opinions in scope, form and substance reasonably satisfactory to them, of counsel, expert in the laws of such country, to the effect set forth in clauses (iii), (iv) (with respect to the obligations of the Lessee under the Lease), (vii) and (x).

Lessee agrees to pay on an After-Tax Basis all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable counsel fees and disbursements) of the Owner Participant, the Owner Trustee, and the Indenture Trustee in connection with any re-registration pursuant to this Section.

            (c) Information. The Lessee shall promptly furnish to the Owner Trustee and the Owner Participant such information as may be required to enable the Owner Trustee and the Owner Participant timely to file any reports required to be filed by the Owner Trustee as the Lessor and the Owner Participant under the Lease with any governmental authority as a result of the Owner Trustee's ownership interest in the Aircraft.

            (d) Corporate Existence. The Lessee shall at all times maintain its corporate existence except as permitted by Section 4.02(e) hereof and all of its rights, privileges and franchises necessary in the normal conduct of its business, except for any corporate right, privilege or franchise that it determines, is no longer necessary or desirable in the conduct of its business.

            (e) Merger and Consolidation. The Lessee shall not, during the Term, enter into any merger with or into or consolidation with, or sell, convey, transfer, lease or otherwise dispose of in one or a series of transactions all or substantially all of its assets as an entirety to any Person, unless the surviving corporation or Person which acquires by purchase, conveyance, transfer or lease all or substantially all of the assets of the Lessee as an entirety (i) is a domestic corporation organized and existing under the laws of the United States or any State of the United States (ii) is a Citizen of the United States, (iii) is a Section 1110 Person, so long as such status is a condition to the availability of Section 1110 of the Bankruptcy Code, (iv) if not the Lessee, executes a duly authorized, legal, valid, binding, and enforceable agreement, reasonably satisfactory in form and substance to Owner Trustee and Owner Participant, containing an effective assumption of all of the Lessee's, as applicable, obligations hereunder and under the other Operative Agreements, and each other document contemplated hereby or thereby and delivers such instrument to the Indenture Trustee, the Owner Participant and the Owner Trustee, (v) provides an opinion from counsel (which counsel may be in the Lessee's General Counsel) delivered to the Owner Trustee, the Indenture Trustee and the Owner Participant, which opinion shall be reasonably satisfactory to the Owner Participant and the Indenture Trustee, and an officer's certificate (which may rely, as to legal matters, on such legal opinion), each stating that such merger, consolidation, conveyance, transfer, lease or other disposition and the instrument noted in clause (iv) above comply with this Section 4.02(e), that such instrument is a legal, valid and binding obligation of, and is enforceable against, such survivor or Person, and that all conditions precedent herein provided for relating to such transaction have been complied with, and (vi) such survivor or Person makes such filings and recordings with the FAA as may be required pursuant to part A of subtitle VII or Title 49, United States Code to evidence such merger or consolidation; provided that, no such merger, consolidation or conveyance, transfer or lease shall be permitted if, immediately after giving effect to such consolidation, merger, purchase, conveyance, transfer, lease or other disposition, an Event of Default shall have occurred and be continuing.

            Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Lessee and the satisfaction of the conditions specified in this Section 4.02(e), the successor corporation formed by such consolidation or into which the Lessee is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Agreement and the Lease and each other Operative Agreement and any other document contemplated hereby and thereby to which the Lessee is a party with the same effect as if such successor corporation had been named as the Lessee herein and therein. No such conveyance, transfer or lease of all or substantially all of the assets of the Lessee as an entirety shall have the effect of releasing the Lessee or any successor corporation which shall theretofore have become the Lessee hereunder in the manner prescribed in this
Section 4.02(e) from its liability hereunder or under the other Operative Agreements. Nothing contained herein shall permit any lease, sublease, or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of the Lease.

            (f) Change of Location. The Lessee agrees to give prompt written notice to the Owner Participant, the Owner Trustee and the Indenture Trustee of any change in the address of its chief executive office (as such term is used in Section 9-103(3) of the North Carolina Uniform Commercial Code) or of any change in its corporate name; provided that, notice is hereby given that the Lessee plans to so change such address on or about January 1, 1999 to: 2801 Slater Road, Morrisville, North Carolina 27560;

            (g) Financial Statements. The Lessee agrees to furnish to the Owner Participant during the Term:

            (i) within 60 days after the end of each of the first three fiscal quarters in each fiscal year of the Lessee, unaudited consolidated balance sheets of the Lessee and its subsidiaries (if any) as of the end of such quarter and related consolidated statements of income, shareholder's equity and cash flows of the Lessee and its subsidiaries (if any) for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, provided that so long as the Lessee is subject to the reporting provisions of the Securities Exchange Act of 1934, a copy of the Lessee's quarterly report on Form 10-Q will satisfy this requirement;

            (ii) within 120 days after the end of each fiscal year of the Lessee, a copy of the annual report for such year for the Lessee or the affiliated group of which the Lessee is a member (on a consolidated basis, if applicable) and a balance sheet of the Lessee and its subsidiaries (if any) as of the end of such fiscal year and related statements of income, shareholder's equity and cash flows of the Lessee for such fiscal year, in comparative form with the preceding fiscal year, in each case certified by independent certified public accountants of national standing as having been prepared in accordance with generally accepted accounting principles in the United States, provided that so long as the Lessee is subject to the reporting provisions of the Securities Exchange Act of 1934, a copy of the Lessee's annual report on Form 10-K will satisfy this requirement;

            (iii) within 120 days after the end of each fiscal year of the Lessee, an Officer's Certificate of the Lessee, to the effect that the signer is familiar with or has reviewed the relevant terms of the Lease and has made, or caused to be made under his supervision, a review of the transactions and conditions of the Lessee during the preceding fiscal year and that such review has not disclosed the existence during such period, nor does the signer have knowledge of the existence as of the date of such certificate, of any condition or event which constituted or constitutes a Default or Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Lessee has taken or is taking or proposes to take with respect thereof; and

            (iv) from time to time, such other non-confidential financial information as the Lessor the Owner Participant may reasonably request.

            (h) Notice of Sublease. In the event that the Lessee subleases the Aircraft pursuant to Section 5(b)(x) of the Lease, it shall give notice of such sublease to each of (i) Moody's Investor Service, 99 Church Street, New York, New York 10007, Attention: Corporate Rating Division (facsimile no.: (212) 533-1607) and (ii) Standard and Poor's Rating Agency, 26 Broadway, 14th Floor, New York, New York 10004 (facsimile no. (212) 412-0540).

            Section 4.03. Survival of Representations and Warranties. The representations and warranties of the Lessee provided in Section 4.01 and in any other Operative Agreement shall survive the delivery of the Aircraft and the expiration or other termination of this Agreement and the other Operative Agreements.

                                   ARTICLE 5.
            OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND COVENANTS

            Section 5.01. Representations, Warranties and Covenants of Owner Participant.

            (a) Representations and Warranties. The Owner Participant represents and warrants that:

                  (i) it is a corporation duly incorporated and validly existing in good standing under the laws of the State of __________ and it has full corporate power, authority and legal right to carry on its present business and operations, to own or lease its properties and to enter into and to carry out the transactions contemplated by this Agreement and the other Operative Agreements to which it is party;

                  (ii) the execution, delivery and performance by it of this Agreement and the other Operative Agreements to which it is party have been duly authorized by all necessary corporate action on its part and, do not require any governmental approvals that would be required to be obtained by the Owner Participant;

                  (iii) neither the execution, delivery or performance by the Owner Participant of the Operative Agreements to which it is party, nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under any law, governmental rule or regulation applicable to the Owner Participant or the charter documents, as amended, or bylaws, as amended, of the Owner Participant or any order, writ, injunction or decree of any court or governmental authority against the Owner Participant or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its properties, except for any such conflict, breach or default which would not have a material adverse effect on the Owner Participant or its ability to perform its obligations under the Operative Agreements;

                  (iv) the Operative Agreements to which it is party have been duly executed and delivered by the Owner Participant and constitute the legal, valid and binding obligations of the Owner Participant enforceable against it in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, or other similar laws or general equitable principles;

                  (v) there are no pending or, to the knowledge of the Owner Participant, threatened actions, suits, investigations or proceedings against the Owner Participant before any court, administrative agency or tribunal which are expected to materially adversely affect the ability of the Owner Participant to perform its obligations under this Agreement and the other Operative Agreements to which it is or is to be a party and the Owner Participant knows of no pending or threatened actions or proceedings before any court, administrative agency or tribunal involving it in connection with the transactions contemplated by the Operative Agreements; and

                  (vi) neither the execution and delivery by it of this Agreement or the other Operative Agreements to which it is a party nor the performance of obligations hereunder or thereunder requires the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency that would be required to be obtained or taken by the Owner Participant except for filings contemplated by this Agreement.

                  Notwithstanding the foregoing or anything else contained in this Agreement, the Owner Participant makes no representation or warranty in this Agreement with respect to laws, rules or regulations relating to aviation or to the nature or use of the equipment owned by the Owner Trustee, including, without limitation, the airworthiness, value, condition, workmanship, design, patent or trademark infringement, operation, merchantability or fitness for use of the Aircraft, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law.

            (b) Lessor's Liens. The Owner Participant represents, warrants and covenants that on the Delivery Date there are no Lessor's Liens attributable to it (or an Affiliate thereof). The Owner Participant agrees with and for the benefit of the Lessee, the Owner Trustee, the Indenture Trustee and the Pass-Through Trustee that the Owner Participant will, at its own cost and expense, take such action as may be necessary to duly discharge and satisfy in full, promptly after the same first becomes known to the Owner Participant, any Lessor's Lien attributable to the Owner

Participant (or an Affiliate thereof), provided, however, that the Owner Participant shall not be required to discharge or satisfy such Lessor's Lien which is being contested by the Owner Participant in good faith and by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft or the Lessor's Estate or the Trust Indenture Estate or any interest in any thereof or otherwise materially adversely affect the validity or priority of the Lien of the Indenture.

            (c) Assignment of Interests of Owner Participant. At any time after the Delivery Date and subject to satisfaction of the conditions set forth in this Section 5.01(c), the Owner Participant may assign, convey or otherwise transfer to a single institutional investor or an Affiliate of an institutional investor all (but not less than all) of the Beneficial Interest, provided that
(i) the Owner Participant gives the Lessee and the Indenture Trustee at least 10 days' days' notice of such assignment, conveyance or other transfer, (ii) the Owner Participant and any Owner Participant Guarantor shall remain liable for all obligations of the Owner Participant under the Trust Agreement and the Operative Agreements to which the Owner Participant is a party to the extent (but only to the extent) relating to the period on or before the date of such transfer, and (iii) the transferee agrees by a written instrument substantially in the form attached hereto as Exhibit B to assume liability for, and undertake performance of, all obligations of the Owner Participant under the Trust Agreement and the other Operative Agreements to which such Owner Participant is a party relating to the period after the date of transfer. Any such transferee shall (a) be (i) a bank, savings institution, finance company, leasing company or trust company, national banking association acting for its own account or in a fiduciary capacity as trustee or agent under any pension, retirement, profit sharing or similar trust or fund, insurance company, fraternal benefit society or corporation acting for its own account having a combined capital and surplus (or, if applicable, consolidated net worth or its equivalent) of not less than $50,000,000, (ii) a subsidiary of any Person described in clause (i) where such Person provides (A) support for the obligations assumed by such transferee subsidiary reasonably satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee or (B) an unconditional guaranty of such transferee subsidiary's obligations, or (iii) an Affiliate of the transferring Owner Participant, so long as such Affiliate has a combined capital and surplus (or, if applicable, consolidated net worth or its equivalent) of not less than $50,000,000 (unless the Owner Participant remains liable for the obligations of such Affiliate under the Operative Agreements, in which case there shall be such net worth requirement), (b) be legally capable of binding itself to the obligations of the Owner Participant and shall expressly agree to assume all obligations of the Owner Participant under the Trust Agreement and this Agreement and (c) provide representations, warranties, and covenants substantially similar to those contained in clauses (a), (c) and (f) of this
Section 5.01; provided that, without the prior written consent of the Lessee, such transferee shall not be an airline or other aircraft operator or competitor of the Lessee or an Affiliate of any thereof; and provided further that neither such transferee nor any Affiliate thereof shall (x) be a party to any litigation or arbitration (whether as plaintiff or defendant) with the Lessee or any Affiliate of the Lessee or (y) be attempting a hostile takeover of the Lessee or any

Affiliate of the Lessee. A transferee hereunder shall be a Citizen of the United States or has established a voting trust, voting powers or other arrangement reasonably satisfactory to the Indenture Trustee, the Owner Trustee, and the Lessee to permit the Owner Trustee to be the registered owner of the Aircraft under the Transportation Code, without in any way restricting the Lessee's use and operation of the Aircraft. The Owner Trustee shall not be on notice of or otherwise bound by any such assignment, conveyance or transfer unless and until it shall have received an executed counterpart of the instrument of such assignment, conveyance or transfer. Upon any such disposition by the Owner Participant to a transferee as above provided, the transferee shall be deemed the "Owner Participant" for all purposes of the Operative Agreements, and shall be deemed to have acquired the same interest in the Lessor's Estate as theretofore held by its transferor; and each reference therein to the "Owner Participant" shall thereafter be deemed a reference to such transferee. No assignment, conveyance or transfer by the Owner Participant of the Beneficial Interest shall increase the amount of the liability of the Lessee under Article 6 hereof or under the Tax Indemnity Agreement over the amount of liability the Lessee would have incurred had such assignment, conveyance or transfer not occurred. The Owner Participant shall pay all costs (including the Lessee's costs) in connection with any such assignment, conveyance or transfer.

            (d) Actions with Respect to Lessor's Estate, Etc. The Owner Participant agrees that it will not take any action to subject the Lessor's Estate or the trust established by the Trust Agreement, as debtor, to the reorganization or liquidation provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statute.

            (e) Citizenship. The Owner Participant agrees, solely for the benefit of the Lessee, the Pass-Through Trustee, the Indenture Trustee and the Owner Trustee, that if at any time on or after the Delivery Date when the Aircraft is registered or the Lessee proposes to register the Aircraft in the United States (i) either the Owner Participant shall cease to be, or an event which has been publicly disclosed has occurred of which the Owner Participant has knowledge and which will cause the Owner Participant to cease to be, a Citizen of the United States, and (ii) the Aircraft shall or would therefore become ineligible for registration in the name of the Owner Trustee under the Transportation Code and regulations then applicable thereunder (such eligibility to be determined without regard to any provision of law that permits the U.S. registration of the Aircraft by restricting where it is based or used), then the Owner Participant shall give notice thereof to the Lessee, the Owner Trustee and the Indenture Trustee and shall (at its own expense and without any reimbursement or indemnification from the Lessee) immediately (and in any event within a period of 20 days) promptly effect (x) effect a voting trust or other similar arrangement, (y) transfer in accordance with the terms of this Agreement and the Trust Agreement all its rights, title and interest in and to such Trust Agreement, the Lessor's Estate and this Agreement, or (z) take any other alternative action that would prevent any deregistration, or maintain or permit the United States registration, of the Aircraft (determined without regard to any provision of law that permits the U.S. registration of the Aircraft by restricting where it is based or used). Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to cooperate with the Owner Participant in complying with its obligations under the provisions of the first sentence of this Section 5.01(e), but without any obligation on the part of such other party to take any action believed by it in good faith to be unreasonably burdensome to such party or materially adverse to its business interests.

            Section 5.02. Citizenship.

            (a) Generally. The Owner Trustee, in its individual capacity, represents and warrants that it is and on the Delivery Date will be a Citizen of the United States. If the Owner Trustee in its individual capacity does not comply with the requirements of this Section 5.02, the Owner Trustee and the Indenture Trustee hereby agree that no Default shall be deemed to exist due to non-compliance by the Lessee with the registration requirements in the Lease or in Section 4.02(b) hereof occasioned by such noncompliance of the Owner Trustee.

            (b) Owner Trustee. The Owner Trustee, in its individual capacity, covenants that if at any time on or after the Delivery Date any of its Responsible Officers shall have actual knowledge that it has ceased to be a Citizen of the United States, it will resign immediately as the Owner Trustee if such citizenship is necessary for registration of the Aircraft in the Owner Trustee's name under the Transportation Code as in effect at such time (such necessity to be determined without regard to any provision of law that permits the U.S. registration of the Aircraft by restricting where it is based or used) or, if it is not necessary for such registration, if the Owner Trustee is informed in writing by the Lessee, the Indenture Trustee or any Owner Participant that such lack of United States citizenship would have any adverse effect on the Lessee, the Indenture Trustee, the Holders or any Owner Participant. The Owner Trustee, in its individual capacity, further covenants that if at any time it appears reasonably probable that it will cease to be a Citizen of the United States based on information that is (i) known to a Responsible Officer of the Owner Trustee or (ii) generally known to the public, it will promptly so notify, to the extent permitted by law, all parties to this Agreement.

            Section 5.03. Representations, Warranties and Covenants of Trust Company and the Owner Trustee.

            (a) Representations and Warranties. In addition to and without limiting its other representations and warranties provided for in this Article 5, Trust Company represents and warrants, in its individual capacity with respect to items (i), (ii), (iii)(A), (iv), (v), (vi), (vii), (viii) and (ix) below, and as the Owner Trustee with respect to items (iii)(B) and (iv), on the Delivery Date that:

            (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States with its principal place of business and chief executive office (as such terms are used in Article 9 of the Uniform Commercial Code) in Delaware, and has full corporate power and authority, in its individual capacity or (assuming the Trust Agreement has been duly authorized, executed and delivered by the Owner Participant) as the Owner Trustee, as the case may be, to carry on its business as now conducted, and to execute, deliver and perform this Agreement and the Operative Agreements to which it is or is to be a party;

            (ii) the execution, delivery and performance by Trust Company, either in its individual capacity or as the Owner Trustee, as the case may be, of this Agreement and the Operative Agreements to which it is or is to be party have been duly authorized by all necessary corporate action on its part, and do not contravene its articles of association or by-laws; each of this Agreement and the other Operative Agreements to which it is or is to be a party has been duly authorized, and has been duly executed and delivered by Trust Company, either in its individual capacity or as the Owner Trustee, as the case may be, and neither the execution and delivery thereof nor Trust Company performance of or compliance with any of the terms and provisions thereof will violate any federal or Delaware law or regulation governing Trust Company's banking or trust powers,

            (iii) (A) assuming due authorization, execution and delivery by each other party thereto, each of the Operative Agreements to which it is or is to be party when duly executed and delivered will, to the extent each such document is entered into by Trust Company in its individual capacity, constitute the legal, valid and binding obligation of Trust Company in its individual capacity enforceable against it in such capacity in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law), and the performance by Trust Company in its individual capacity of any of its obligations thereunder does not contravene any lease, regulation or contractual restriction binding on Trust Company in its individual capacity;

                  (B) assuming due authorization, execution and delivery by each other party thereto, each of the Operative Agreements to which it is or is to be party when duly executed and delivered will, to the extent each such document is entered into by the Owner Trustee in its trust capacity, constitute the legal, valid and binding obligation of the Owner Trustee enforceable against it in such capacity in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or general equitable principles, and the performance by the Owner Trustee of any of its obligations thereunder does not contravene any lease, regulation or contractual restriction binding on the Owner Trustee;

            (iv) there are no pending or, to its knowledge, threatened actions or proceedings against Trust Company before any court or administrative agency which would materially adversely affect the ability of Trust Company, either in its individual capacity or as the Owner Trustee, as the case may be, to perform its obligations under the Operative Agreements to which it is or is to be party;

            (v) it shall give the Lessee, the Indenture Trustee and the Owner Participant at least 30 days' prior written notice in the event of any change in its chief executive office or name;

            (vi) neither the execution and delivery by it, either in its individual capacity or as the Owner Trustee, as the case may be, of any of the Operative Agreements to which it is or is to be a party, requires on the part of Trust Company in its individual capacity or any of its Affiliates the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any federal or governmental authority or agency governing its banking or trust powers; and

            (vii) the Owner Trustee holds whatever title to the Aircraft as was conveyed to it by the Seller and the Aircraft is free of Lessor's Liens attributable to Trust Company in its individual capacity,

            (viii) Trust Company is a Citizen of the United States; and

            (ix) Trust Company has made of filing with the New York State Banking Department under Section 131(3) of the New York State Banking Law with respect to the trust formed by the Trust Agreement.

            (b) Lessor's Liens. Trust Company, in its individual capacity, further represents, warrants and covenants that there are no Lessor's Liens attributable to it in its individual capacity on the Delivery Date. The Owner Trustee, in its trust capacity, and at the cost and expense of the Lessee, covenants that it will in its trust capacity promptly, and in any event within 30 days after the same shall first become known to it, take such action as may be necessary to discharge duly any Lessor's Liens attributable to it in its trust capacity. Trust Company, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly, and in any event within 30 days after the same shall first become known to it, any Lessor's Liens attributable to it in its individual capacity which may arise at any time after the date of this Agreement.

            (c) Indemnity for Lessor's Liens. Trust Company, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Indenture Trustee, the Owner Participant and the Pass-Through Trustee and the Owner Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, the Pass-Through Trustee or the Owner

Trustee as a result of the failure of Trust Company to discharge and satisfy any Lessor's Liens attributable to it in its individual capacity, as described in
Section 5.03(b) hereof.

            (d) Securities Act. None of Trust Company, the Owner Trustee or any Person authorized by either of them to act on its behalf has directly or indirectly offered or sold or will directly or indirectly offer or sell any interest in the Lessor's Estate, or in any similar security relating to the Lessor's Estate, or in any security the offering of which for purposes of the Securities Act of 1933, as amended, would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person.

            (e) Actions With Respect to Lessor's Estate, Etc. Neither Trust Company, in its individual capacity, nor the Owner Trustee will take any action to subject the Lessor's Estate or the trust established by the Trust Agreement, as debtor, to the reorganization or liquidation provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statute.

            Section 5.04. Representations, Warranties and Covenants of the Indenture Trustee.

            (a) Representations and Warranties. The Indenture Trustee in its individual capacity represents on the Delivery Date as follows:

            (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Indenture, this Agreement and the other Operative Agreements to which it is a party and to authenticate the Equipment Notes to be delivered on the Delivery Date;

            (ii) the Indenture and this Agreement and the other Operative Agreements to which it is or is to be a party, and the authentication of the Certificates, have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or Maryland law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its articles of association or by-laws;

            (iii) each of the Indenture and this Agreement, and the other Operative Agreements to which it is a party, has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is (or will be, as the case may be), the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law);

            (iv) neither the execution and delivery by it of the Indenture and this Agreement and the other Operative Agreements to which it is or is to be a party, nor the performance by it of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or state governmental authority or agency governing its banking and trust powers; and

            (v) it has made a filing with the New York State Banking Department under Section 131(3) of the New York Banking Law in respect of the performance of its duties relating to the Trust Indenture Estate.

            (b) Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, represents, warrants and covenants that there are no Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly, and in any event within 30 days, after the same shall first become known to it, any Indenture Trustee's Liens.

            (c) Indemnity for Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Owner Participant, the Owner Trustee and the Pass-Through Trustee from and against any actual out-of-pocket loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, the Owner Trustee or the Pass-Through Trustee as a result of the failure of the Indenture Trustee to discharge and satisfy any Indenture Trustee's Liens attributable to it in its individual capacity, as described in Section 5.04(b) hereof.

            Section 5.05. Indenture Trustee's Notice of Default Trustee's Notice of Default. The Indenture Trustee agrees to give the Lessee and the Owner Participant notice of any Default or Event of Default promptly upon a Responsible Officer of the Indenture Trustee having actual knowledge thereof.

            Section 5.06. Releases from Indenture. The Indenture Trustee covenants and agrees, for the benefit of the Lessee and the Owner Participant, to execute and deliver the instruments of release from the Lien of the Indenture which it is required to execute and deliver in accordance with the provisions of
Article XIV of the Indenture, and the Owner Participant agrees, for the benefit of the Lessee, to cause the Owner Trustee to request the Indenture Trustee to execute and deliver such instruments of release upon written notice from the Lessee to make such request.

            Section 5.07. The Lessee's Right of Quiet Enjoyment. Notwithstanding any other provision of any of the Operative Agreements, each other party to this Agreement agrees, severally and as to its own actions only, that it will not, so long as no Event of Default shall have occurred and be continuing, take or cause to be taken any action contrary to the Lessee's rights under the Lease, including, without limitation, its rights to possession, use and quiet enjoyment of the Aircraft during the Term.

            Section 5.08. Pass-Through Trustee's Representations and Warranties. The Pass-Through Trustee, in its individual capacity (except with respect to clause (iii) below), represents and warrants as of the Delivery Date that:

            (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has full the power and authority to enter into and perform its obligations under the Pass-Through Trust Agreements, the Intercreditor Agreement and this Agreement and to execute and authenticate the Pass-Through Certificates to be delivered on the Pass-Through Closing Date;

            (ii) the execution, delivery and performance of this Agreement, and the Pass-Through Trust Agreement and the performance of its obligations hereunder and thereunder have been fully authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or Maryland law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its articles of association, or bylaws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected; and

            (iii) each of this Agreement and the Pass-Through Trust Agreement has been duly executed and delivered by it (in its individual and trust capacities) and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is or will be, as the case may be, the legal, valid and binding obligation of the Pass-Through Trustee (in its individual and trust capacities), enforceable in accordance with its respective terms except as limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (iv) there are no Taxes payable by the Pass-Through Trustee imposed by the State of Maryland or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Pass-Through Trustee of this Agreement, any of the Pass-Through Trust Agreements (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass-Through Trustee for services rendered in connection with the transactions contemplated by the Pass-Through Trust Agreements), and there are no Taxes payable by the Pass-Through Trustee imposed by the State of Maryland or any political subdivision thereof in connection with the acquisition, possession or ownership by the Pass-Through Trustee of any of the Certificates other than franchise or other taxes based on or measured by any fees or compensation received by the Pass-Through Trustee for services rendered in connection with the transactions contemplated by the Pass-Through Trust Agreements;

            Section 5.09. Survival of Representations, Warranties and Covenants. Representations, warranties and covenants of the Owner Participant, the Owner Trustee (in its individual or trust capacity), the Pass-Through Trustee (in its individual or trust capacity), the Indenture Trustee (in its individual or trust capacity) and the Subordination Agent (in its individual or trust capacity) provided for in this Article 5, and their respective obligations under any and all of them, shall survive the delivery of the Aircraft and the expiration or other termination of this Agreement and the other Operative Agreements.

            Section 5.10. Lessee's Assumption of the Equipment Notes.

            (a) Subject to compliance by the Lessee with all of its obligations under the Operative Agreements, each of the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass-Through Trustee and the Lessee covenants and agrees that if the Lessee elects to purchase the Aircraft pursuant to the terms of the Operative Agreements, if no Event of Default shall exist, then, upon compliance with the applicable provisions of the Operative Agreements, the Owner Trustee will transfer to the Lessee, without recourse or warranty (except as to the absence of Lessor's Liens attributable to the Owner Trustee) but subject to the Lien of the Indenture, all of the Owner Trustee's right, title and interest in and to the Aircraft, and if the Lessee, in connection with such purchase, elects to assume the obligations of the Owner Trustee to the Indenture Trustee and the Holders under the Indenture, the Equipment Notes, and hereunder, the Lessee shall so notify the Indenture Trustee (such notice to be given at least 30 and not more than 60 days prior to the effective date of such assumption), and each of the parties shall execute and deliver appropriate documentation permitting the Lessee to assume such obligations on the basis of full recourse to the Lessee, maintaining for the benefit of the Holders the security interest in the Aircraft created by the Indenture, and upon compliance with the provisions of this Section 5.10 releasing the Owner Participant and the Owner Trustee from all obligations in respect of the Certificates, the Indenture, this Agreement, and the other Operative Agreements, except any obligations relating to the period prior to such assumption and take all such other actions, at the Lessee's expense, as are reasonably necessary to permit such assumption by the Lessee.

            (b) In connection with such assumption:

            (i) the Lessee shall execute and deliver an instrument (A) pursuant to which the Lessee irrevocably and unconditionally assumes and undertakes, with full recourse to the Lessee, to pay, satisfy, and discharge when and as due (at the stated maturity thereof, by acceleration or otherwise) the principal of, Make-Whole Premium, if any, interest, and all other sums owing on all Outstanding Certificates (or on the Lessee's substituted obligations) in accordance with their terms, and punctually to perform and observe all of the covenants and obligations hereunder and under the Indenture and the Certificates (as the same may be amended in connection with such assumption) to be performed or observed by the Owner Trustee, and (B) which contains amendments to the Indenture, in form and substance as reasonably satisfactory to the Indenture Trustee, that incorporate therein such provisions from the Lease (or, if the Lease has not been entered into, the form of Lease attached hereto as Exhibit A) and this Agreement as may be appropriate, including, without limitation, events of default substantially identical in scope and effect to those set forth in the Lease (or such form, as the case may be) and covenants substantially identical to the covenants of the Lessee hereunder and under the Lease (or such form, as the case may be);

            (ii) the instrument referred to in paragraph (i) of this Section 5.10(b), any Uniform Commercial Code financing statements relating thereto, and any other documents which shall be necessary (or reasonably requested by the Indenture Trustee) to establish the Lessee's title to and interest in the Aircraft or to reflect the substitution of the Lessee for the Owner Trustee under the Operative Agreements or to continue the perfection of the security interests in the Aircraft and the other rights, property, and interests included in the Trust Indenture Estate for the benefit of the Holders shall be filed in such form, manner, and places as are necessary or, in the reasonable opinion of the Indenture Trustee, advisable for such purpose;

            (iii) the Indenture Trustee shall have received an insurance report dated the effective date of such assumption of an independent insurance broker and certificates of insurance, each in form and substance satisfactory to the Indenture Trustee, as to the due compliance as of the effective date of such assumption with the terms of Section 9 of the Lease (as it relates to the Indenture Trustee) relating to the insurance with respect to the Aircraft (provided that the required amount of all-risk hull insurance, subject to the self insurance rights of the Lessee, shall be in an amount at least equal to the aggregate outstanding amount of the Equipment Notes plus six months interest);

            (iv) the Indenture Trustee shall have received a certificate from the Lessee that no Specified Default exists as of the effective date of such assumption; and

            (v) the Indenture Trustee shall have received (A) from counsel for the Lessee (who may be the Lessee's General Counsel) a legal opinion, in form and substance as reasonably satisfactory to the Indenture Trustee:
      (w) with respect to the compliance of the assumption contemplated hereby with the terms hereof, (x) with respect to the due authorization, execution, delivery, validity, and enforceability of the instrument referred to in paragraph (i) of this Section 7.11(b), (y) with respect to the continued perfection of the security interest in the Aircraft for the benefit of the Holders, and (z) with respect to the continued availability of the benefits of Section 1110 of the Bankruptcy Code to the Indenture Trustee for the benefit of the Holders with respect to the Aircraft after giving effect to such assumption (but only to the extent such benefits would have been available to the Holders prior to such assumption assuming compliance with the Operative Agreements by the parties thereto), (B) from counsel to the Indenture Trustee and Lessee's special aviation counsel, a legal opinion comparable to the respective opinions delivered on the Delivery Date, as the case may be, with such changes therein as may be appropriate in light of such assumption, and (C) in the case of each opinion described in clause (A) or (B) above, covering such additional matters as the Indenture Trustee shall reasonably request.

            (c) The Lessee shall pay all reasonable expenses (including reasonable fees and expenses of counsel) of the Indenture Trustee, the Owner Trustee, the Pass-Through Trustee, each Liquidity Provider and the Owner Participant in connection with such assumption.

            Section 5.11. Compliance with Trust Agreement, Etc. Each of the Owner Participant, Trust Company, and the Owner Trustee agrees with the Lessee, the Indenture Trustee, the Liquidity Providers and the Pass-Through Trustee that so long as the Lien of the Indenture shall be in effect it will (i) comply with all of the terms of the Trust Agreement applicable to it in its respective capacity, the noncompliance with which would materially adversely affect any such party and (ii) not take any action, or cause any action to be taken, to amend, modify or supplement any other provision of the Trust Agreement in a manner that would materially adversely affect any such party without the prior written consent of such party. The Owner Trustee confirms for the benefit of the Lessee, the Indenture Trustee, the Liquidity Providers and the Pass-Through Trustee that it will comply with the provisions of Article 2 of the Trust Agreement. Notwithstanding anything else to the contrary in the Trust Agreement, so long as the Lease remains in effect, the Owner Participant agrees not to terminate or revoke the trust created by the Trust Agreement without the consent of the Lessee. If and so long as the Indenture shall not have been discharged the consent of the Indenture Trustee shall also be required prior to any termination or revocation of such trust and in addition, the Owner Trustee will, at the Lessee's expense, promptly and duly execute and deliver to the Indenture Trustee such documents and assurances including, without limitation, conveyances, financing statements and continuation statements with respect to financing statements and take such further action as the Indenture Trustee may from time to time reasonably request in order to protect the rights and remedies created or intended to be created in favor of the Indenture Trustee under the Indenture and to create for the benefit of the Certificate Holders a valid first priority Lien with respect to, and a first and prior perfected security interest in, the Trust Indenture Estate.

            Section 5.12. Subordination Agent's Representations, Warranties and Covenants.

            (a) Representations and Warranties. The Subordination Agent represents and warrants as of the date hereof (except as otherwise provided), the Pass-Through Closing Date, the Certificate Closing Date, and the Delivery Date, that:

            (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under this Agreement, the Liquidity Facilities and the Intercreditor Agreement;

            (ii) the execution, delivery and performance of this Agreement, each of the Liquidity Facilities and the Intercreditor Agreement and the performance of its obligations hereunder and thereunder have been fully authorized by all necessary, corporate action on its part, and, neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or Maryland law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its articles of association, or bylaws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

            (iii) each of this Agreement, the Liquidity Facilities and the Intercreditor Agreement has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is or will be, as the case may be, the legal, valid and binding obligation of the Subordination Agent, enforceable in accordance with its respective terms except as limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iv) there are no Taxes payable by the Subordination Agent imposed by the State of Maryland or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement, any of the Liquidity Facilities or the Intercreditor Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the

      Subordination Agent imposed by the State of Maryland or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Certificates other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities);

            (v) to the best of the Subordination Agent's knowledge, there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement, the Intercreditor Agreement or any Liquidity Facility;

            (vi) the Subordination Agent has not directly or indirectly offered any Certificate for sale to any Person or solicited any offer to acquire any Certificates from any Person, nor has the Subordination Agent authorized anyone to act on its behalf to offer directly or indirectly any Certificate for sale to any Person, or to solicit any offer to acquire any Certificate from any Person; and the Subordination Agent is not in default under any Liquidity Facility; and

            (vii) the Subordination Agent is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee, any Underwriter or the Lessee.

            (b) Covenants.

            (i) The Subordination Agent agrees not to amend any Liquidity Facility or the Intercreditor Agreement without the consent of the Lessee.

            (ii) At any time when directed by the Lessee, the Subordination Agent shall replace any Liquidity Provider pursuant to Section 3.6(e) of the Intercreditor Agreement. Except as otherwise expressly provided in the Intercreditor Agreement, the Subordination Agent shall not in any other instance replace any Liquidity Provider in respect of any Liquidity Facility.

            (iii) In connection with the deposit in the applicable Cash Account of amounts drawn pursuant to any Downgrade Drawing or Non-Extension Drawing (as defined in the Liquidity Facility) under a Liquidity Facility, the Subordination Agent agrees, so long as no Event of Default shall have occurred and be continuing, to pay to the Lessee promptly following each Regular Distribution Date any Investment Earnings on the amount so deposited which remain after application of such Investment Earnings pursuant to Section 2.06 of such Liquidity Facility to the interest payable on such Downgrade Drawing under Section 3.07 of such Liquidity Facility. Capitalized terms used in this Section 7.01(b) shall have the meanings specified in the Intercreditor Agreement.

            (iv) The Subordination Agent agrees, upon the request of the Lessee, to replace the Liquidity Facility in accordance with Section 3.6(e) of the Intercreditor Agreement

            Section 5.13. Amendments to the Indenture.

            Each of the Owner Trustee and the Indenture Trustee agrees that it will not during the Term enter into any amendment or supplement to the Indenture without the prior consent of the Lessee, if such amendment or supplement would have the effect of limiting any right or of increasing any obligation or liability of the Lessee under the terms of the Lease or any other Operative Agreement.

                                   ARTICLE 6.
                                      TAXES

            Section 6.01. Lessee's Obligation to Pay Taxes.

            (a) Generally. The Lessee agrees promptly to pay when due, and to indemnify and hold each Tax Indemnitee harmless from all license, recording, documentary, registration and other fees and all taxes (including, without limitation, income, gross receipts, sales, rental, use, value added, property (tangible and intangible), ad valorem, excise and stamp taxes), fees, levies, imposts, recording duties, duties, charges, assessments or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax or interest thereon (individually, a "Tax," and collectively called "Taxes"), however imposed or asserted (whether imposed upon any Tax Indemnitee, the Lessee, all or any part of the Aircraft, Airframe, any Engine or any Part or the Lessor's Estate, the Trust Indenture Estate, Rent, the Equipment Notes or otherwise upon or with respect to any Operative Agreement, any payments thereunder or otherwise in connection therewith), by any Federal, state or local government or taxing authority in the United States, or by any government or taxing authority of a foreign country or of any political subdivision or taxing authority thereof or by a territory or possession of the United States or an international taxing authority relating to or measured by:

            (i) the construction, mortgaging, financing, refinancing, purchase, acceptance, rejection, delivery, nondelivery, transport, location, ownership, registration, reregistration, deregistration, insuring, assembly, possession, repossession, operation, use, non-use, condition, maintenance, repair, improvement, conversion, sale, return, abandonment, preparation, installation, storage, redelivery, replacement, manufacture, leasing, subleasing, subsubleasing, modification, alteration, rebuilding, importation, transfer of title, transfer of registration, exportation or other application or disposition of, or the imposition of any Lien (or the incurrence of any liability to refund or pay over any amount as a result of any Lien) on, the Aircraft, the Airframe, any Engine or any Part or any interest therein;

            (ii) amounts payable under the Operative Agreements;

            (iii) the Aircraft, or the income or other proceeds received with respect to the Aircraft attributable to the transactions contemplated by the Operative Agreements, held by the Owner Trustee under the Trust Agreement or after an Event of Default under the Lease, or by the Indenture Trustee under the Indenture;

            (iv) otherwise with respect to any Operative Agreement, any interest therein or by reason of the transactions described in or contemplated by the Operative Agreements;

            (v) the principal or interest or other amounts payable with respect to the Equipment Notes;

            (vi) the Pass-Through Certificates or the Equipment Notes or the issuance, sale, acquisition, reoptimization, or refinancing thereof or the beneficial interests in the Trust Estate or the Trust Indenture Estate or the creation thereof under the Trust Agreement or the Indenture, or the security interest created or perfected thereby or by any filing thereof;

            (vii) any assumption by the Lessee pursuant to Section 5.10 of this Agreement;

            (viii) the Aircraft, the Airframe, any Engine or any Part; or

            (ix) the rentals (including Basic Rent and Supplemental Rent), receipts or earnings arising from the Operative Agreements.

            (b) Exceptions. The indemnity provided for in Section 6.01 (a) shall not extend to any of the following:

            (i) With respect to a Tax Indemnitee, Taxes, whether imposed by withholding or otherwise, based upon, measured by or with respect to the net or gross income, items of tax preference or minimum tax or excess profits, receipts, capital, franchise, net worth (whether, denominated income, excise, capital stock, or doing business taxes) or other similarly-based taxes (other than sales, use, value-added, transfer, rental, ad valorem, stamp, property, or similar taxes) ("Income Taxes") imposed by the United States or by any state, local or foreign jurisdiction in which such Tax Indemnitee is subject to tax without regard to the transactions contemplated by the Operative Agreement, provided, however, that this clause (i) shall not exclude from the indemnity described in Section 6.01(a) above any such Income Taxes to the extent such taxes are imposed by any jurisdiction other than the United States or any state or local taxing authority located therein in which the Tax Indemnitee would not be subject to taxes of such type but for, or would be subject to such taxes of such type solely as a result of, (x) the operation, registration, location, presence, or use of the Aircraft, Airframe, any Engine or any Part thereof, in such jurisdiction or (y) the place of incorporation or principal office or the activities of the Lessee or any Affiliate thereof or any sublessee in such jurisdiction (it being understood that (A) any such indemnity payable only to the extent of the net harm incurred by the Tax Indemnitee from such Income Taxes, taking into account any incremental Tax benefit in another tax jurisdiction resulting from payment of such Income Taxes and (B) no indemnity is payable with respect to Income Taxes imposed by any jurisdiction in which the Tax Indemnitee is already subject to Income Tax;

            (ii) Taxes on items of tax preference or any minimum tax or alternative minimum tax;

            (iii) Taxes imposed with respect to any period after the earlier of
      (A) the discharge in full of the Lessee's obligation, if any, to pay Termination Value under and in accordance with the Lease, (B) the expiration of the Term of the Lease or (C) the termination of the Lease in accordance with the applicable provisions of the Lease thereof;

            (iv) As to the Owner Trustee, Taxes imposed against the Owner Trustee upon or with respect to any fees for services rendered in its capacity as Owner Trustee under the Trust Agreement or, as to the Indenture Trustee, Taxes imposed against the Indenture Trustee upon or with respect to any fees received by it for services rendered in its capacity as Indenture Trustee under the Indenture;

            (v) With respect to any Tax Indemnitee, Taxes resulting from the willful misconduct or gross negligence of any Tax Indemnitee or the breach by any Tax Indemnitee of any representation, warranty or covenant contained in the Operative Agreements or any document delivered in connection therewith (unless attributable to a breach of representation, warranty or covenant of the Lessee);

            (vi) Taxes imposed on the Owner Trustee or the Owner Participant or any successor, assign or Affiliate thereof which became payable by reason of any voluntary or involuntary transfer or disposition by such Tax Indemnitee subsequent to the Delivery Date, including revocation of the Trust, of any interest in some or all of the Aircraft, Airframe, Engines or Parts thereof or its interest in the Lessor's Estate (not including any transfers of any Certificates pursuant to Section 13.01 (a) hereof) or a disposition in connection with a bankruptcy or similar proceedings involving either the Lessor or the Owner Participant or a transfer or disposition of shares or other interests in the Owner Trustee or the Owner Participant or a transfer or disposition of shares or other interests in the Owner Trustee or the Owner Participant other than (A) transfers resulting from a loss, substitution or modification of the Aircraft, Engines or any Part, (B) transfers pursuant to the Lessor's exercise of remedies in accordance with Section 17 of the Lease or (C) a transfer pursuant to the Lessee's exercise of its rights under Section 3(g) of the Lease; the parties agree to cooperate to minimize any such Taxes covered by this provision;

            (vii) Taxes subject to indemnification by the Lessee pursuant to the Tax Indemnity Agreement;

            (viii) Taxes imposed on a successor, assign or other transferee of any interest of any Tax Indemnitee (including, without limitation, a transferee which is a new lending office of an original Tax Indemnitee) to the extent that such Taxes would not have been imposed on the original Tax Indemnitee or exceed the amount of Taxes that would have been imposed and would have been indemnifiable pursuant to Section 6.01(a) hereof had there not been a succession, assignment or other transfer by such original Tax Indemnitee of any such interest of such Tax Indemnitee in the Aircraft or any Part, any interest in or under any Operative Agreement, or any proceeds thereunder;

            (ix) Taxes imposed by any jurisdiction that would not have been imposed on the Owner Trustee or the Owner Participant but for the activities or the status of the Owner Trustee or the Owner Participant in such jurisdiction unrelated to the transactions contemplated by the Operative Agreements;

            (x) Any Taxes which have been included in the Purchase Price;

            (xi) any Taxes which would not have been imposed but for a Lessor's Lien or an Indenture Trustee's Lien;

            (xii) Any Taxes imposed on the Owner Participant arising under or in connection with any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code or any similar provision of state law ("Prohibited Transaction");

            (xiii) Taxes that would not have been imposed but for the existence or status of any trust used to hold title to the Aircraft;

            (xiv) Taxes in the nature of an intangible or similar Tax imposed on or with respect to the Equipment Notes (or the indebtedness evidenced thereby), the Pass-Through Certificates, the Trust Estate or the Trust Agreement;

            (xv) Taxes that are being contested in accordance with the provisions hereof;

            (xvi) Any value-added Taxes imposed by the federal government of the United States; or

            (xvii) United States withholding Taxes imposed on payments to a foreign person.

            (c) Withholding. The Pass-Through Trustee shall withhold any Taxes required by law to be withheld on payments to any holder of a Pass-Through Certificate. The Indenture Trustee shall withhold any Taxes required to be withheld on any payment to a Holder pursuant to Section 5.09 of the Indenture. If the Indenture Trustee or the Pass-Through Trustee fails to withhold a Tax required to be withheld with respect to any Holder of a Certificate or any holder of a Pass-Through Certificate or any claim is otherwise asserted by a taxing authority against the Owner Trustee or Owner Participant for any withholding tax, the Lessee will indemnify the Owner Trustee and the Owner Participant (without regard to the exclusions set forth in Section 6.01(b) hereof) on an After-Tax Basis against any such Taxes required to be withheld and any interest and penalties with respect thereto, along with any other costs (including reasonable attorney's fees) incurred in connection with any such claim. The Indenture Trustee or the Pass-Through Trustee, as the case may be, in its individual capacity (and without recourse to the Trust Indenture Estate), shall indemnify the Lessee (without regard to the exclusions set forth in Section 6.01(b) hereof) on an After-Tax Basis for any payment the Lessee shall have made pursuant to the preceding sentence.

            Section 6.02. After-Tax Basis. The amount which the Lessee shall be required to pay with respect to any Tax indemnified against under Section 6.01 shall be an amount sufficient to restore the Tax Indemnitee, on an After-Tax Basis, to the same position such party would have been in had such Tax not been incurred, taking into account any tax benefits recognized by such Tax Indemnitee as a result of the Indemnifiable Tax. If any Tax Indemnitee realizes a Tax benefit (whether by credit, deduction or otherwise), or would have realized such a benefit if properly claimed, by reason of the payment of any Tax paid or indemnified against by the Lessee, such Tax Indemnitee shall promptly pay to the Lessee, to the extent such Tax benefit was not previously taken into account in computing such payment, but not before the Lessee shall have made all payments then due to such Tax Indemnitee under this Agreement, the Tax Indemnity Agreement and any other Operative Agreement, an amount equal to the lesser of
(x) the sum of such tax benefit plus any other tax benefit realized by such Tax Indemnitee that would not have been realized but for any payment made by such Tax Indemnitee pursuant to this sentence and not already paid to the Lessee, and
(y) the amount of the payment made under Section 6.01 hereof and this Section
6.02 by the Lessee to such Tax Indemnitee plus the amount of any other payments by the Lessee to such Tax Indemnitee theretofore required to be made under this
Section 6.02 and Sections 6.01 and 6.05 hereof (and the excess, if any, of the Tax benefit over the applicable amount described in clause (x) or clause (y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments to such Tax Indemnitee pursuant to
Section 6.01 hereof). The Lessee shall reimburse on an After-Tax Basis such Tax Indemnitee (subject to Section 6.01(b) hereof) for any payment of a tax benefit pursuant to the preceding sentence (or a tax benefit otherwise taken into account in calculating the Lessee's indemnity obligation hereunder) to the extent that such tax benefit is subsequently disallowed or reduced.

            In determining the order in which any Tax Indemnitee utilizes withholding or other foreign taxes as a credit against such Tax Indemnitee's United States income taxes, such Tax Indemnitee shall be deemed to utilize (i) first, all foreign taxes other than those described in clause (ii) below; provided, that such other foreign taxes which are carried back to the taxable year for which a determination is being made shall be deemed utilized after foreign taxes described in clause (ii) below, and (ii) then, on a pro rata basis, all foreign taxes with respect to which such Tax Indemnitee is entitled to obtain indemnification pursuant to an indemnification provision contained in any lease, loan agreement, or other financing document (including this Participation Agreement) that is similar to the indemnification provision in this Article 6.

            Notwithstanding the preceding paragraph, if foreign taxes of a Tax Indemnitee have been indemnified hereunder and all such indemnified foreign taxes have not been used to produce a credit against such Tax Indemnitee's United States income taxes resulting in the realization of a tax benefit paid to the Lessee in accordance with the first paragraph of this Section 6.02, a tax benefit will be deemed to be attributable to such indemnified foreign taxes to the extent that an item of income derived from the transactions contemplated in the Operative Agreements is allocable to sources outside the United States and such allocation results in an increase in the amount of foreign tax credit such Tax Indemnitee is entitled to use in any taxable year over the amount of foreign tax credit such Tax Indemnitee would have been entitled to use if such foreign source allocation had not occurred.

            Section 6.03. Time of Payment. Any amount payable to a Tax Indemnitee pursuant to this Article 6 shall be paid promptly, but in any event within 30 days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that in the case of amounts which are being contested by the Lessee in good faith or by the Tax Indemnitee in either case pursuant to Section 6.04 hereof, or subject to verification proceedings pursuant to Section 6.11 hereof, such amount shall be payable within 30 days after the time such contest or verification proceeding, as the case may be, is finally resolved. In no event shall any amount be payable under Section 6.01 until one Business Day prior to the due date for Tax in issue.

            Section 6.04. Contests. If a written claim is made against any Tax Indemnitee for Taxes with respect to which the Lessee is liable for a payment or indemnity hereunder, such Tax Indemnitee shall promptly (but in any event within 30 days of receipt thereof) give the Lessee notice in writing of such claim and shall furnish the Lessee with copies of any written requests for information sent to such Tax Indemnitee from any taxing authority to the extent relating to such Taxes with respect to which the Lessee may be required to indemnify hereunder; provided, however, that the failure of an Tax Indemnitee to give such notice or furnish such copy shall not terminate any of the rights of such Tax Indemnitee under this Article 6, except
(a) to the extent that the Lessee's contest rights have been materially and adversely impaired by the failure to provide such notice or copy or (b) to the extent that such failure results in the imposition of, or an increase in the amount of, any penalties, interest or additions to Tax related to the Tax which is the subject of such claim or proceeding. The Lessee may, at its option, contest in its own name or require the Tax Indemnitee to contest in good faith, with due diligence and at the Lessee's expense, if timely requested in writing by the Lessee, the validity, applicability or amount of such Taxes by:

            (a) resisting payment thereof if lawful and practicable or not paying the same except under protest if protest is necessary and proper in each case so long as non-payment will not result in a material risk of the sale, forfeiture or loss of, or the creation of a Lien other than a Permitted Lien on the Aircraft, Airframe or any Engine or any risk of criminal liability; or

            (b) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings.

            If requested by the Lessee, the Tax Indemnitee shall appeal any adverse administrative or judicial decision, except that the Tax Indemnitee shall not be required to pursue any appeals to the United States Supreme Court. Notwithstanding the foregoing, the Lessee shall not be permitted or entitled to contest any such Tax in its own name unless the Tax is reflected in a report or a return of the Lessee or raised in an audit or other proceeding of the Lessee, and the Lessee is allowed to contest such Tax under applicable law of the taxing jurisdiction. If the Lessee is permitted under applicable law to contest a Tax asserted against the Lessee and the same or similar Tax is also asserted against the Tax Indemnitee, each of the Lessee and such Tax Indemnitee shall conduct its contest in its own name and the Lessee and such Tax Indemnitee will cooperate in a reasonable manner with respect to the respective contests of such Tax.

            If the Tax Indemnitee, after reasonable discussion with the Lessee and consideration in good faith of any suggestion made by the Lessee as to the method of pursuing such contest, elects to conduct the contest, such Tax Indemnitee shall control the contest and shall determine the manner in which to contest such Taxes and shall periodically or upon the Lessee's request advise the Lessee of the progress of such contest; provided, however, that the Lessee shall have the right to be consulted in good faith with respect to any contest of claims subject to indemnification hereunder and to participate in any contest proceeding, including governmental and judicial conferences, and the right to be consulted in good faith regarding the relevant portions of all related submissions to any governmental or other authority; provided, further, that the Lessee shall be permitted to participate directly in any such contest only (x) with respect to issues that can be separated on audit from any Taxes for which the Lessee is not required to indemnify the Tax Indemnitee hereunder, and (y) if the Tax Indemnitee shall have reasonably determined that neither such participation nor the separation of issues will adversely affect the Tax Indemnitee. Notwithstanding the foregoing provisions of this paragraph, if the Lessee acknowledges in writing its liability to the Tax Indemnitee hereunder with respect to the Taxes subject to the contest if the contest is resolved adversely, the Lessee shall control such contest. If the Lessee satisfies the conditions imposed on it in this Section
6.04 and a Tax Indemnitee nevertheless fails to contest and refuses to permit the Lessee to contest under and as and to the extent required by this Section 6.04, then the Lessee shall not be obligated to indemnify such Tax Indemnitee for such claim or for any other claim for which a successful contest is adversely affected because of such failure to contest or to permit a contest. The Tax Indemnitee will not settle a contest that results in a final determination without consent of the Lessee, unless the Tax Indemnitee waives its right to indemnification with respect to such contest and any related contest. Any such settlement, concession, or compromise without the prior written consent of the Lessee shall constitute a waiver of such Tax Indemnitee's rights to indemnification hereunder with respect to such claim and any other claim for which a successful contest is adversely affected because of such settlement, concession, or compromise. Notwithstanding the preceding sentences of this Section 6.04, such Tax Indemnitee shall not be required to take or continue any action unless the Lessee shall have agreed to pay the Tax Indemnitee on a current basis all reasonable fees and expenses (including reasonable attorneys' fees and accountants' fees) which such Tax Indemnitee may incur as a result of contesting such Taxes. In no event shall such Tax Indemnitee be required or the Lessee be permitted to contest pursuant to this
Section 6.04 the imposition of any Tax for which the Lessee is obligated to indemnify any Tax Indemnitee hereunder unless (i) such contest will not result in any material risk of loss, sale or forfeiture of, or the creation of a Lien (other than Permitted Liens) on, the Aircraft or any part thereof or interest thereon or in a risk of criminal liability, (ii) if a Specified Default exists, the Lessee shall have provided security for its obligations hereunder reasonably satisfactory to the Tax Indemnitee, and (iii) if such contest shall be conducted in a manner requiring payment of the claim in advance, the Lessee shall have advanced sufficient funds, on an interest free basis, to make the payment required, and agreed to indemnify the Tax Indemnitee against any additional net adverse tax consequences on an After-Tax Basis to such Tax Indemnitee of such advance; provided, that in the event that such Tax Indemnitee is not required under this paragraph to contest any Tax liability for which the Lessee is obligated to indemnify any Tax Indemnitee, the Lessee may contest such Tax liability in the name of the Lessee, if permitted by law.

            Nothing contained in this Section 6.04 shall require any Tax Indemnitee to contest or continue to contest, or permit Lessee to contest, a claim which such Tax Indemnitee would otherwise be required to contest pursuant to this Section 6.04, if such Tax Indemnitee shall waive payment by Lessee of any amount that might otherwise be payable by Lessee under this Article 6 in connection with such claim.

            Section 6.05. Refunds. When a Tax Indemnitee becomes entitled to receive a refund or credit against Tax of all or any part of any Taxes which the Lessee shall have paid for such Tax Indemnitee or for which the Lessee shall have reimbursed or indemnified such Tax Indemnitee, such Tax Indemnitee shall pay to the Lessee an amount equal to the amount of such refund or credit less (x) all payments then due to such Tax Indemnitee under this Article 6, and (y) Taxes imposed with respect to the accrual or receipt thereof, including interest received attributable thereto, plus any tax benefit realized by such Tax Indemnitee as a result of any payment by such Tax Indemnitee made pursuant to this sentence; provided, however, that such amount shall not be payable (a) before such time as the Lessee shall have made all payments or indemnities then due and payable to such Tax Indemnitee under this Article 6 and (b) to the extent that the amount of such payment would exceed (i) the amount of all prior payments by the Lessee to such Tax Indemnitee pursuant to this Article 6 less (ii) the amount of all prior payments by such Tax Indemnitee to the Lessee pursuant to this Article 6 (any such excess shall be carried forward to reduce pro tanto any subsequent obligations of the Lessee to make payments to such Tax Indemnitee pursuant to
Section 6.01 hereof.

            Any subsequent loss of such refund or tax benefit shall be treated as a Tax subject to indemnification under the provisions of this Article 6 (in the case of any such tax benefit, subject to Section 6.01 (b) hereof).

            Section 6.06. Reports. In case any report or return is required to be made with respect to any Taxes against which the Lessee is or may be obligated to indemnify the Indemnities under this Article 6, the Lessee shall, to the extent it has knowledge thereof, make such report or return, except for any such report or return that the Tax Indemnitee has notified the Lessee that it intends to file, in such manner as will show the ownership of the Aircraft in the Owner Trustee and shall send a copy of the applicable portions of such report or return to the Tax Indemnitee and the Owner Trustee or will notify the Tax Indemnitee of such requirement and make such report or return in such manner as shall be satisfactory to such Tax Indemnitee and the Owner Trustee. The Lessee will provide such information within the possession or control of the Lessee as the Tax Indemnitee may reasonably request in writing from the Lessee to enable the Tax Indemnitee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements (without duplication of any comparable requirements of the Tax Indemnity Agreement) and any audit information request arising from any such filing. The Tax Indemnitee will provide such information within its possession or control as the Lessee may reasonably require from such Tax Indemnitee to enable the Lessee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements and any audit information request arising from such filing; provided that in no event shall any Tax Indemnitee be required to provide copies of any of its tax returns. If an Tax Indemnitee makes any representation regarding the value of the Aircraft or any part thereof to any taxing authority without the Lessee's prior written consent as to the value represented (which consent shall not be unreasonably withheld), that Tax Indemnitee shall be responsible for any Tax to the extent that it would not have been payable if the value used were a value reasonably proposed by the Lessee.

            Section 6.07. Survival of Obligations. The representations, warranties, indemnities and agreements of the Lessee provided for in this
Article 6 and the Lessee's obligations under any and all of them, in each case, with respect to events or periods prior to the expiration or termination of the Lease shall survive the expiration or other termination of the Operative Agreements.

            Section 6.08. Payment of Taxes. With respect to any Tax otherwise indemnifiable hereunder by the Lessee and applicable to the Aircraft, Airframe, any Engine or Parts, to the extent permitted by the applicable federal, state, local or foreign law, the Lessee shall pay such tax directly to the relevant Taxing authority and file any returns or reports required with respect thereto to the extent legally entitled to do so in its own name; provided, however, that the Lessee shall not make any statements or take any action which would indicate that the Lessee or any Person other than the Owner Trustee or Owner Participant is the owner of the Aircraft, the Airframe, any Engine or any Part or which would otherwise be inconsistent with the terms of the Lease or the Tax Indemnity Agreement and the position thereunder of the Owner Trustee and the Owner Participant.

            Section 6.09. Reimbursements by Indemnities Generally. To the extent the Lessee is required to pay or withhold any Tax imposed on or with respect to an Tax Indemnitee in respect of the transactions contemplated by the Operative Agreements, which Tax is not otherwise the responsibility of the Lessee under the Operative Agreements, or any other written agreements between the Lessee and such Tax Indemnitee, then such Tax Indemnitee shall pay to the Lessee within 30 days of the Lessee's demand therefor an amount which equals the amount actually paid by the Lessee with respect to such Taxes.

            Section 6.10. Forms. Each Tax Indemnitee agrees to furnish from time to time to Lessee or to such other person as Lessee may designate, at Lessee's request, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any taxing authority, if (x) such reduction or exemption is available to such Tax Indemnitee and (y) Lessee has provided such Tax Indemnitee with any information necessary to complete such form not otherwise reasonably available to such Tax Indemnitee.

            Section 6.11. Verification. At the Lessee's request, the accuracy of any calculation of amount(s) payable pursuant to this Article 6 shall be verified by independent public accountants selected by the applicable Tax Indemnitee and reasonably satisfactory to the Lessee, and such verification shall bind the applicable Tax Indemnitee and the Lessee. In order, and to the extent necessary, to enable such independent accountants to verify such amounts, such Tax Indemnitee shall provide to such independent accountants (for their confidential use and not to be disclosed to the Lessee or any other person) all information reasonably necessary for such verification. Verification shall be at the expense of the Lessee, unless such verification results in an adjustment in the Lessee's favor of $10,000 or more of the amount of the payment as computed by such Tax Indemnitee, in which case the verification shall be at the expense of the Tax Indemnitee.

            Section 6.12. Non-Parties. If an Tax Indemnitee is not a party to this Agreement, Lessee may require the Tax Indemnitee to agree in writing, in a form reasonably acceptable to Lessee, to the terms of this Article 6 prior to making any payment to such Tax Indemnitee hereunder.

                                   ARTICLE 7.
                                GENERAL INDEMNITY

            Section 7.01. Generally.

            (a) Indemnity. The Lessee agrees to indemnify each Indemnitee against and agrees to protect, defend, save and keep harmless each Indemnitee against and in respect of, and will pay on an After-Tax Basis, from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, disbursements and expenses, demands or judgments (including reasonable legal fees and expenses) of every kind and nature, whether or not any of the transactions contemplated by this Agreement are consummated (individually, an "Expense," collectively, "Expenses"), which may be imposed on, incurred or suffered by or asserted against any Indemnitee, in any way relating to, arising out of or in connection with, any one or more of the following:

            (i) any Operative Agreement or Pass-Through Document or any transaction contemplated thereby;

            (ii) the operation, possession, use, non-use, maintenance, storage, overhaul, delivery, non-delivery, control, repair or testing of the Aircraft, Airframe, or any Engine or any engine used in connection with the Airframe, or any Part thereof by the Lessee, any sublessee or any other Person whatsoever, whether or not such operation, possession, use, non-use, maintenance, storage, overhaul, delivery, non-delivery, control, repair or testing is in compliance with the terms of the Lease, including, without limitation, claims for death, personal injury or property damage or other loss or harm to any Person whatsoever, including, without limitation, any passengers, shippers or other Persons wherever located, and claims or penalty relating to any laws, rules or regulations, including, without limitation, environmental control, noise and pollution laws, rules or regulation;

            (iii) the manufacture, design, sale, return, purchase, acceptance, rejection, delivery, non-delivery, condition, repair, modification, servicing, rebuilding, airworthiness, registration, reregistration, deregistration, ownership, financing, import, export, performance, non-performance, lease, sublease, transfer, merchantability, fitness for use, alteration, substitution or replacement of any Airframe, Engine, or Part or other transfer of use or possession, or other disposition of the Aircraft, the Airframe, any Engine or any Part including, without limitation, latent and other defects, whether or not discoverable, strict tort liability, and any claims for patent, trademark or copyright infringement;

            (iv) any breach of or failure to perform or observe, or any other non-compliance with, any condition, covenant or agreement to be performed, or other obligations of the Lessee under any of the Operative Agreements or any Pass-Through Trust Agreement, or the falsity or inaccuracy of any representation or warranty of the Lessee in any of the Operative Agreements or any Pass-Through Trust Agreement (other than representations and warranties in the Tax Indemnity Agreement);

            (v) the enforcement of the terms of the Operative Agreements; and

            (vi) the offer, issuance, sale or delivery of any Equipment Note, any Pass-Through Certificate or interest in the Lessor's Estate or the Trust Agreement or any similar interest.

            (b) Exceptions. The indemnity provided for in Section 7.01(a) shall not extend to any Expense of any Indemnitee to the extent it:

            (i) is attributable to the willful misconduct or gross negligence of such Indemnitee (other than gross negligence or willful misconduct imputed to such person by reason of its interest in the Aircraft or any transaction documents);

            (ii) is attributable to acts or events (other than the performance by Lessee of its obligations pursuant to the terms of the Operative Agreements) which occur after the Aircraft is no longer part of the Lessor's Estate or, if the Aircraft remains a part of the Lessor's Estate, after the expiration of the Term (unless the Aircraft is being returned at such time, in which case after return of physical possession; provided that if the Lease has been terminated pursuant to Section 17 thereof, the indemnity provided in Section 7.01(a) hereof shall survive for so long as Lessor or the Indenture Trustee shall be exercising remedies under such
      Section 17), or to acts or events which occur after return of possession of the Aircraft by the Lessee in accordance with the provisions of the Lease (subject to the foregoing proviso if the Lessor has terminated the Lease pursuant to Section 17 of the Lease);

            (iii) is a Tax or loss of a Tax benefit, whether or not the Lessee is required to indemnify therefor pursuant to Article 6 hereof or pursuant to the Tax Indemnity Agreement;

            (iv) is a cost or expense required to be paid by an Indemnitee or its permitted transferees (and not by the Lessee) pursuant to this Agreement or any other Operative Agreement and for which the Lessee is not otherwise obligated to reimburse such Indemnitee, directly or indirectly pursuant to the terms of this Agreement or such other Operative Agreement;

            (v) is attributable to the incorrectness or breach by such Indemnitee of its representations or warranties, under any of the Operative Agreements;

            (vi) is attributable to the failure by such Indemnitee to perform any of its obligations under any of the Operative Agreements;

            (vii) is, in the case of the Owner Participant, Lessor's Liens attributable to the Owner Participant; in the case of the Owner Trustee, Lessor's Liens to the extent attributable to the Owner Trustee; in the case of Trust Company, Lessor's Liens to the extent attributable to Trust Company; and in the case of the Indenture Trustee, Indenture Trustee's Liens;

            (viii) is, in the case of the Owner Participant or the Owner Trustee, attributable to the offer or sale by such Indemnitee of any interest in the Aircraft, the Lessor's Estate or the Trust Agreement or any similar interest (including an offer or sale resulting from bankruptcy or other proceedings for the relief of debtors in which such Indemnitee is the debtor), unless in each case such offer or sale shall occur pursuant to the exercise of remedies under Section 17 of the Lease;

            (ix) is an Expense arising under or in connection with any "prohibited transaction", within the meaning of Section 406 of ERISA or
      Section 4975(c)(1) of the Code or any similar provision of state law;

            (x) except during the continuation of an Event of Default, is attributable to any amendment to any of the Operative Agreements which is not requested by the Lessee or is not required or made pursuant to the terms of any of the Operative Agreements;

            (xi) is attributable to the exercise by any Indemnitee of any right to inspect the Aircraft except with respect to any such inspection conducted while an Event of Default is continuing; and

            (xii) constitutes the loss of future profits or losses attributable to such Indemnitee's overhead.

            Section 7.02. Notice and Payment. Each Indemnitee shall give prompt written notice to the Lessee of any liability for which the Lessee is, or may be, liable under this Article 7; provided, however, that failure to give such notice shall not terminate any of the rights of an Indemnitee under this Article 7, except to the extent that such failure adversely affects any applicable defense or counterclaim, otherwise increases the amount the Lessee would have been liable for in the absence of such failure to provide such notice or adversely affects the ability of Lessee's insurers to defend such claim.

            Section 7.03. Defense of Claims. The Lessee or its insurers shall have the right (in each such case at the Lessee's sole expense) to investigate, defend (and control the defense of) any such claim for which indemnification is sought pursuant to this Article 7 and each Indemnitee shall cooperate with the Lessee or its insurers with respect thereto, provided that, without limiting the right of the Lessee's insurers to assume and control the defense of, or to compromise, any such claim, the Lessee shall not be entitled to assume and control the defense of or compromise any such claim (A) during the continuance of any Event of Default arising under Section 14(a) of the Lease, (B) if an actual or potential material conflict of interest exists making it advisable (on the basis of prevailing standards of professional responsibility) for such Indemnitee to be represented by separate counsel or on the grounds that such proceeding involves the potential imposition of criminal liability on such Indemnitee or (C) such proceeding will involve any material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than Permitted Liens) on the Aircraft or the Trust Estate (unless the Lessee posts a bond or other security reasonably acceptable in form and substance to such Indemnitee) or involve any material risk of criminal liability to such Indemnitee for which it is not indemnified hereunder and, in any such case, the relevant Indemnitee will, in good faith, undertake the defense of such claim at the expense of the Lessee. Subject to the immediately foregoing sentence, where the Lessee or the insurers under a policy of insurance maintained by the Lessee undertake the defense of an Indemnitee with respect to such a claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such claim shall be indemnified hereunder unless the fees or expenses were incurred at the written request of the Lessee or such insurers. Subject to the requirement of any policy of insurance applicable to a claim, an Indemnitee may participate at its own expense at any judicial proceeding controlled by the Lessee or its insurers pursuant to the preceding provisions, to the extent that such party's participation does not, in the opinion of the independent counsel appointed by the Lessee or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 7.03. No Indemnitee shall enter into any settlement or other compromise with respect to any claim described in this
Section 7.03 without the prior written consent of the Lessee, unless such Indemnitee waives its right to be indemnified under this Article 7 with respect to such claim. The Lessee shall not enter into any settlement or compromise with respect to which the Lessee has not agreed to indemnify such Indemnitee to such Indemnitee's satisfaction or which admits any criminal violation, gross negligence or willful misconduct on the part of any Indemnitee without the prior written consent of such Indemnitee.

            Section 7.04. Insured Claims. Notwithstanding any other provision of this Article 7 to the contrary, in the case of any claim indemnified by the Lessee hereunder which is covered by a policy of insurance maintained by the Lessee pursuant to Section 9 of the Lease or otherwise, it shall be a condition of such indemnity with respect to any particular Indemnitee that such Indemnitee shall cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such claim as may be required to retain the benefits of such insurance with respect to such claim.

            Section 7.05. Subrogation. To the extent that an Expense indemnified by the Lessee under this Article 7 is in fact paid by the Lessee and/or an insurer under a policy of insurance maintained by the Lessee, the Lessee and/or such insurer as the case may be shall be subrogated to the extent of such payment to the rights and remedies of the Indemnitee on whose behalf such Expense was paid with respect to the transaction or event giving rise to such Expense. Should an Indemnitee receive any refund, in whole or in part, with respect to any Expense paid by the Lessee hereunder, it shall promptly pay over the amount refunded, together with any interest received with respect to such amount for the period between the indemnification payment and the receipt of such refund, to the Lessee.

            Section 7.06. Survival of Obligations. The indemnities and agreements of the Lessee provided for in this Article 7 shall survive the expiration or other termination of this Agreement.

            Section 7.07. Effect of Other Indemnities. The Lessee's obligations under this Article 7 shall be those of a primary obligor whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of this Agreement, or any other document or instrument, and the Person seeking indemnification from the Lessee pursuant to any provision of this Agreement may proceed directly against the Lessee without first seeking to enforce any other right of indemnification.

            Section 7.08. Waiver of Certain Claims. The Lessee hereby waives and releases any Claim now or hereafter existing against any Indemnified Person arising out of death or personal injury to personnel of the Lessee, loss or damage to property of the Lessee, or the loss of use of any property of the Lessee, which results from or arises out of the condition, use or operation of the Aircraft during the Term, including, without limitation, any latent or patent defect whether or not discoverable.

            Section 7.09. Certain Limitations. The Lessee does not guarantee and nothing in the general indemnification provisions of this Article 7 shall be construed as a guarantee (or an indemnification) by the Lessee (i) that the principal of, premium, if any, or interest on any "Equipment Note" (as defined in the Pass-Through Trust Agreements) will be paid or (ii) with respect to the residual value of the Aircraft or any part thereof.

                                   ARTICLE 8.
                                TRANSACTION COSTS

            Section 8.01. Transaction Costs and Other Costs.

            (a) Transaction Costs. The Owner Participant shall pay (or reimburse the Lessee if the Lessee shall have previously made such payment) all fees and expenses of the following persons relating to the offering of the Pass-Through Certificates contemplated by the Placement Agreement and related to the transactions contemplated hereby: (i) the reasonable fees and expenses of counsel for Owner Participant; (ii) the reasonable fees and expenses of the respective counsel for the Lessee, the Owner Trustee, the Indenture Trustee, the Manufacturer, the Subordination Agents, the Pass-Through Trustee, each Liquidity Provider and the Placement Agents (other than those fees, expenses and disbursements payable by the Placement Agent pursuant to the Placement Agreement); (iii) the reasonable fees and expenses of special aviation counsel;
(iv) any initial fees and expenses of the Pass-Through Trustee and the initial fees and expenses of the Owner Trustee, the Subordination Agent, the Indenture Trustee; (v) any compensation, commissions and discounts payable to the Placement Agents pursuant to the Placement Agreement; (vi) the fees and expenses incurred in connection with printing any offering memorandum for the offering of the Pass-Through Certificates; (vii) the fees and expenses of Moody's and S&P;
(viii) the fees and expenses of The Seabury Group LLC; (ix) any amounts paid in connection with any appraisal report prepared for the Owner Participant; and (x) any other amounts approved by the Lessee and the Owner Participant. The fees and expenses described in clauses (ii) through (viii) of this paragraph shall be allocable to the Owner Participant under this Agreement (1) to the extent incurred specifically with respect to the Owner Participant, and (2) to the extent such fees and expenses are incurred but are not specifically attributable to the Owner Participant, in the proportion that the principal amount of the Certificates bears to the total amount of the Pass-Through Certificates.

            (b) Continuing Expenses. The Lessee agrees to pay, as Supplemental Rent, (i) the continuing fees, expenses and disbursements (including reasonable counsel fees and expenses) of the Owner Trustee, with respect to the administration of the Lease and the Lessor's Estate; (ii) the continuing fees, expenses and disbursements (including reasonable counsel fees and expenses) of the Indenture Trustee, with respect to the administration of the Trust Indenture Estate; (iii) the continuing fees, expenses and disbursements (including reasonable counsel fees and expenses) of the Pass-Through Trustee and the Subordination Agent; and (iv) the continuing fees, expenses and disbursements (including reasonable counsel fees and expenses) of the Liquidity Providers as expressly provided in each Liquidity Facility.

            (c) Amendments and Supplements. Without limitation of the foregoing, the Lessee agrees to pay, as Supplemental Rent, to the Owner Trustee, the Owner Participant, the Indenture Trustee, the Subordination Agent, the Liquidity Providers and the Pass-Through Trustee all costs and expenses (including reasonable legal fees and expenses) incurred by any of them in connection with any amendment, supplement, waiver or consent (whether or not entered into) under this Agreement or any other Operative Agreement or document or instrument delivered pursuant to any of them, which amendment, supplement, waiver or consent is required by any provision of any Operative Agreement (including any adjustment pursuant to Section 3(d) of the Lease) or is requested by the Lessee or necessitated by the action or inaction of the Lessee; provided, however, that the Lessee shall not be responsible for fees or expenses incurred in connection with the offer, sale or other transfer (whether pursuant to Section 5.01(c) hereof or otherwise) by the Owner Participant, the Owner Trustee, the Indemnitee Trustee, or any Holder of any interest in the Aircraft, the Lessor's Estate, the Beneficial Interest or the Trust Agreement or any similar interest (and the offeror, seller, or transferor shall be responsible for all such fees and expenses), unless such offer, sale or transfer shall occur (A) pursuant to the exercise of remedies under Section 17 of the Lease, or (B) in connection with the termination of the Lease or action or direction of the Lessee pursuant to
Section 8, 13 or 14 of the Lease.

                                   ARTICLE 9.
                             SUCCESSOR OWNER TRUSTEE

            Section 9.01. Appointment of Successor Owner Trustee.

            (a) Resignation and Removal. The Owner Trustee or any successor Owner Trustee may resign or may be removed (with the consent of the Lessee) by the applicable Owner Participant, and a successor Owner Trustee may be appointed and a Person may become Owner Trustee under the Trust Agreement only in accordance with the provisions of Section 3.11 of the Trust Agreement and the provisions of paragraphs (b) and (c) of this Section 9.01.

            (b) Conditions to Appointment. The appointment in any manner of a successor Owner Trustee pursuant to Section 3.11 of the Trust Agreement shall be subject to the following conditions:

            (i) such successor Owner Trustee shall be a Citizen of the United States;

            (ii) such successor Owner Trustee shall be a bank or a trust company having combined capital, surplus and undivided profits of at least $100,000,000 or a bank or trust company fully guaranteed by a direct or indirect parent thereof having a combined capital, surplus and undivided profits of at least $100,000,000;

            (iii) such appointment shall not violate any provisions of the Transportation Code or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered or create a relationship which would be in violation of the

      Transportation Code or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered;

            (iv) such successor Owner Trustee shall enter into an agreement or agreements, in form and substance reasonably satisfactory to the Lessee, the Owner Participant, the Pass-Through Trustee and the Indenture Trustee whereby such successor Owner Trustee confirms that it shall be deemed a party to this Agreement and each other Operative Agreement to which the Owner Trustee is a party and agrees to be bound by all the terms of such documents applicable to the Owner Trustee and makes the representations and warranties contained in Section 5.04 hereof (except that it may be duly incorporated, validly existing and in good standing under the laws of the United States of America or any State thereof); and

            (v) all filings of Uniform Commercial Code financing and continuation statements, filings in accordance with the Transportation Code and amendments thereto shall be made and all further actions taken in connection with such appointment as may be necessary in connection with maintaining the validity, perfection and priority of the Lien of the Indenture and the valid and continued registration of the Aircraft in accordance with the Transportation Code.

                                   ARTICLE 10.
             LIABILITIES AND INTERESTS OF THE OWNER PARTICIPANT AND
                                     HOLDERS

            Section 10.01. Liabilities of the Owner Participant. The Owner Participant shall not have any obligation or duty to the Lessee or to any Holder with respect to the transactions contemplated by this Agreement, except those obligations or duties expressly set forth in this Agreement, the Indenture, the Trust Agreement, the Tax Indemnity Agreement, the Lease or any other Operative Agreement to which the Owner Participant is a party and the Owner Participant shall not be liable for the performance by any other party hereto of such other party's obligations or duties hereunder.

            Section 10.02. Interest of Holders of Equipment Notes. Each Holder of an Equipment Note shall have no further interest in, or other right with respect to, the Trust Indenture Estate when and if the principal and interest on all Certificates held by such Holder and all other sums payable to such Holder under this Agreement, under the Indenture and under such Equipment Notes shall have been paid in full.

                                   ARTICLE 11.
                                 OTHER DOCUMENTS

            Section 11.01. Consent of Lessee to Other Documents. The Lessee hereby consents in all respects to the execution and delivery of the Indenture, the Trust Agreement, the Intercreditor Agreement and the Liquidity Facilities.

            Section 11.02. Pass-Through Trustee's and Subordination Agent's Acknowledgment. The Pass-Through Trustee and the Subordination Agent hereby acknowledge and agree to be bound by all of the terms and conditions of the Indenture, including without limitation, Section 8.02 thereof regarding the rights of the Owner Participant to purchase the Equipment Notes under the circumstances specified therein.

                                   ARTICLE 12.
                                     NOTICES

            Section 12.01. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, or (b) if given by certified mail, return receipt requested, by courier service, or by any other commercially customary means, when received or personally delivered, addressed:

            (a) if to the Lessee, to its office at 300 W. Morgan Street, Suite 1200, Durham, North Carolina, Attention: General Counsel, telephone (919) 956-4810, facsimile (919) 956-7568; or to such other address as the Lessee shall from time to time designate in writing to the Lessor, the Indenture Trustee and any Owner Participant;

            (b) if to the Lessor or the Owner Trustee, to its office at One Rodney Square North, 920 King Street, Suite 103, Wilmington, Delaware 19801, Attention: Corporate Trust Administration, telephone (302) 888-7539, facsimile (302) 888-7544; or to such other address as the Lessor shall from time to time designate in writing to the Lessee and the Indenture Trustee, with a copy to the Owner Participant;

            (c) if to the Owner Participant to its office at ___________________ _________________, Attention: __________________, telephone ______________
      facsimile _______________; or to such other address as the Owner Participant shall from time to time designate in writing to the Lessee, and the Owner Trustee and the Indenture Trustee;

            (d) if to the Indenture Trustee, the Subordination Agent or the Pass-Through Trustee, to its office at 25 South Charles Street, Mail Code 101-591,

      Baltimore, Maryland 21201 Attention: Corporate Trust Department, telephone
      (410) 244-4626 facsimile (410) 244-4236; or to such other address as the Indenture Trustee or the Pass-Through Trustee, as the case may be, shall from time to time designate in writing to the Lessor, the Lessee and the Owner Participant; and

            (e) if to the Liquidity Provider, to its office at _______________, or to such other address as a Liquidity Provider shall from time to time designate in writing to the Lessor, the Lessee and the Indenture Trustee.

                                   ARTICLE 13.
                                   REFINANCING

            Section 13.01. Refinancing

            (a) Subject to the terms and conditions of this Section 13.01, the Lessee may request the Owner Participant to participate in two refinancings in whole but not in part, of the Equipment Notes prior to the end of the Basic Term (a "Refinancing"). Such Refinancing may be placed in either the private or public markets and shall be denominated in United States dollars and shall be on terms reasonably satisfactory to the Owner Participant. The Owner Participant will agree to negotiate promptly in good faith to conclude an agreement with the Lessee as to the terms of any such Refinancing transaction (including the terms of any debt to be issued in connection with such refinancing and the documentation to be executed in connection therewith). Without the prior written consent of the Owner Participant, the prospectus and other offering materials relating to any Refinancing in the form of a public offering shall not identify the Owner Participant and shall not include any financial statements of the Owner Participant or any Affiliate thereof. In connection with any such Refinancing in the form of a public offering, the Lessee shall indemnify the Owner Participant in a manner satisfactory to it for any liabilities under federal, state or foreign securities laws resulting from such offering. The aggregate principal amount of the new Certificates issued in connection with any Refinancing shall be the same as the aggregate principal amount outstanding on the Equipment Notes being refinanced.

            (b) Notwithstanding anything herein to the contrary, no Refinancing will be permitted unless the Owner Participant and the Indenture Trustee shall have received at least 15 days' prior written notice of the scheduled closing date of such Refinancing and the Owner Participant shall have been provided such longer period as it shall have required for a reasonable opportunity to review the relevant documentation and the Owner Participant shall have determined in good faith that neither it nor the Owner Trustee shall suffer any loss or expense or bear any increased risk as a result of such Refinancing (including, without limitation, any risk with respect to taxes or other adverse consequences to the Owner Participant including the application of Revenue Procedures 75-21 and 75-28 and Section 467 of the Code) for which it has not been or will not have been indemnified by the Lessee in a manner reasonably satisfactory to the Owner Participant.

            Prior to the consummation of any Refinancing pursuant to this
Section 13.01, the Owner Participant and the Lessee shall agree upon a schedule setting forth each installment of Basic Rent and setting forth Termination Values payable pursuant to the Lease as a result of the Refinancing in accordance with Section 3(d) of the Lease, and thereafter the amounts set forth in such schedule shall become the amounts payable under the Lease. Upon the consummation of the Refinancing, the evidence of indebtedness issued pursuant to the Refinancing shall be considered "Equipment Notes" for purposes of this Agreement and the Lease.

            (c) Notwithstanding the foregoing, the Owner Participant shall have no obligation to proceed with any Refinancing transaction as contemplated by this Section 13.01 unless the Lessee indemnifies the Owner Trustee and the Owner Participant by agreement in form and substance reasonably satisfactory to each of them, for any liability, obligation (other than the obligation to pay principal and interest in respect of the refinanced indebtedness), cost or expense (including, without limitation, reasonable attorneys' fees and Make-Whole Premium or other amounts due under the Indenture), including any adverse tax consequences or impact, related to or arising out of any such Refinancing transaction.

            (d) Without the prior written consent of the Owner Participant, no such refinancing shall (1) cause the aggregate principal amount of the indebtedness to be substituted for the Equipment Notes to exceed the aggregate principal amount of the then outstanding Equipment Notes, (2) cause the weighted average life of such indebtedness to be different by more than six months than the remaining weighted average life of the then outstanding Equipment Notes, or
(3) cause the date of maturity of such indebtedness to be later than the date of maturity of the Equipment Notes being refinanced.

            (e) Each party agrees to take or cause to be taken all requested action, including, without limitation, the execution and delivery of any documents and instruments, including, without limitation, amendments or supplements to the Lease, which may be reasonably necessary or desirable to effect such Refinancing, including, in the case of the Owner Participant, direction to the Owner Trustee by the Owner Participant to prepay the Equipment Notes then outstanding; provided, however, that such Refinancing shall be subject to the satisfaction of each of the following conditions:

            (i) Payment shall have been made with respect to principal, accrued interest, Make-Whole Premium, if any, and all other sums due and owing on the Equipment Notes payable under the Indenture;

            (ii) Payment in full of all other amounts then due and owing by the Lessee under this Agreement, the Indenture, the Lease, the Trust Agreement, and the Equipment Notes then outstanding shall have been made by the Lessee;

            (iii) Such party shall have received such opinions of counsel (including, without limitation, an opinion received by the Owner Participant from independent tax counsel reasonably satisfactory to the Lessee that such Refinancing shall not result in any adverse tax consequences to such Owner Participant, unless the Lessee shall have agreed to provide an indemnity in respect thereof reasonably satisfactory in form and substance to the Owner Participant), certificates and other documents as it may reasonably request, each in form and substance reasonably satisfactory to such party;

            (iv) All authorizations, approvals and consents which in the reasonable judgment of the Owner Participant are necessary for such Refinancing shall have been obtained;

            (v) No Specified Default shall exist or would occur immediately after giving effect to such Refinancing;

            (vi) In the event the Lessee shall not prohibit the purchase of the Refinancing loan certificates by, or with the assets of, an employee benefit plan, as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or a plan or individual retirement account, which is subject to Section 4975(c) of the Code, (individually or collectively, an "ERISA Plan"), the Lessee will permit the placement of the Refinancing loan certificates with an ERISA Plan only if either (A) if such placement is in the form of pass-through certificates, the sole underwriter or the manager or co-manager of the underwriting syndicate or the selling or placement agent of such pass-through certificates represents to the Lessee that it has a prohibited transaction exemption from the U.S. Department of Labor with respect to Pass-Through certificates (such as Prohibited Transaction Exemption 89-88 or any other comparable exemption) or (B) purchasers of the Refinancing loan certificates (or if the Refinancing involves the issuance and sale of pass-through certificates, purchasers of such pass-through certificates) provide a representation (which may be in the form of a deemed representation) regarding their source of funds used in acquiring the Refinancing loan certificates (or such pass-through certificates, as the case may be) and, if such purchasers represent that they are using funds of an ERISA Plan in acquiring the Refinancing loan certificates (or such pass-through certificates, as the case may be), such purchasers further represent that (1) either they are relying on a prohibited transaction exemption from the U.S. Department of Labor with respect to their purchase and holding of the Refinancing loan certificates (or such pass-through certificates, as the case may be) or (2) their purchase and holding of the Refinancing loan certificates (or such pass-through certificates, as the case may be) will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. The reliance on any such exemption will not be conditional on the Owner Participant's representation concerning its party in interest or other status with respect to ERISA Plans; and

            (vii) The Lessee shall pay all costs and expenses (including legal fees) incurred in connection with any proposed or actually consummated Refinancing.

                                   ARTICLE 14.
                                   [RESERVED]

                                   ARTICLE 15.
                                  MISCELLANEOUS

            Section 15.01. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            Section 15.02. No Oral Modifications. Neither this Agreement nor any of its terms may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. No such written termination, amendment, supplement, waiver or modification shall be effective unless a signed copy shall have been delivered to and executed by the Owner Trustee and the Indenture Trustee. A copy of each such termination, amendment, supplement, waiver or modification shall also be delivered to each other party to this Agreement.

            The consent of each of the Pass-Through Trustee and the Subordination Agent, in its capacity as a party to this Agreement and not as a Holder, shall not be required to modify, amend or supplement this Agreement or to give any consent, waiver, authorization or approval with respect to this Agreement under the circumstances in which the consent of the Indenture Trustee would not be required for such modification, amendment, supplement, consent, waiver or approval in accordance with Section 6.01(b) of the Indenture, provided that the Pass-Through Trustee shall be entitled to receive an Opinion of Counsel (as defined in the Pass-Through Trust Agreement) necessary, in its sole discretion, to establish that the Indenture Trustee's consent would not be required under such circumstances.

            Section 15.03. Captions. The table of contents preceding this Agreement and the headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Agreement.

            Section 15.04. Successors and Assigns. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Lessee and its successors and permitted assigns, the Subordination Agent and its successors and permitted assigns, including without limitation each Holder of a Certificate, the Owner Participant and its successors and permitted assigns, the Owner Trustee and its successors as Owner

Trustee (and any additional owner trustee appointed) under the Trust Agreement, the Indenture Trustee and its successors as Indenture Trustee (and any additional indenture trustee appointed) under the Indenture and the Pass-Through Trustee and its successors as Pass-Through Trustee (and any additional Pass-Through trustee appointed).

            Section 15.05. Concerning the Owner Trustee, Indenture Trustee and the Pass-Through Trustee. Each of Trust Company and FNBM is entering into this Agreement solely in its capacities (except to the extent otherwise expressly indicated), in the case of Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, in the case of FNBM, not in its individual capacity but solely as Indenture Trustee under the Indenture and as Pass-Through Trustee under the Pass-Through Trust Agreement and as Subordination Agent under the Subordination Agreement, and except as otherwise expressly provided in this Agreement or in the Lease, the Indenture, the Pass-Through Trust Agreement or the Trust Agreement, neither Trust Company nor FNBM shall be personally liable for or on account of its statements, representations, warranties, covenants or obligations under this Agreement; provided, however, that each of Trust Company and FNBM accepts the benefits running to it under this Agreement, and each agrees that (except as otherwise expressly provided in this Agreement or any other Operative Agreement to which it is a party) it shall be liable in its individual capacity for (a) its own gross negligence or willful misconduct (whether in its capacity as trustee or in its individual capacity), (b) any breach of representations and warranties or any breach of covenants made in its individual capacity pursuant to or in connection with this Agreement or the other Operative Agreements to which it is a party, (c) any breach, in the case of the Owner Trustee, of its covenants contained in Sections 3.05 and 3.08 of the Indenture, (d) the failure to use ordinary care in receiving, handling and disbursing funds, (e) in the case of the Owner Trustee, Lessor's Liens attributable to it in its individual capacity,
(f) in the case of the Indenture Trustee, Indenture Trustee's Liens, and (g) taxes, fees or other charges on, or based on, or measured by, any fees, commissions or compensation received by it in connection with the transactions contemplated by the Operative Agreements.

            Section 15.06. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 15.07. Certain Limitations on Reorganization. The Indenture Trustee and the Pass-Through Trustee agree that, if (i) the Owner Trustee becomes or all or any part of the Lessor's Estate or the trust created by the Trust Agreement becomes the property of, a debtor subject to the reorganization provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statutes, (ii) pursuant to any such reorganization provisions, the Owner Participant is held to have recourse liability to the debtor, the Owner Trustee or the trustee of the debtor directly or indirectly on account of any amount payable as Make-Whole Premium, principal or interest on the Equipment Notes, or any other amount payable on any Equipment Note that is provided in the Operative Agreements to be nonrecourse to the Owner Participant and (iii) the Indenture Trustee actually receives any Recourse Amount which reflects any payment by the Owner Participant on account of (ii) above, then the Indenture Trustee shall promptly refund to the Owner Participant such Recourse Amount. For purposes of this Section 15.07, "Recourse Amount" means the amount by which the portion of such payment by the Owner Participant on account of clause (ii) above received by the Indenture Trustee exceeds the amount which would have been received by the Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in (ii) above. Nothing contained in this Section shall prevent the Indenture Trustee from enforcing any individual obligation (and retaining the proceeds thereof) of the Owner Participant under this Agreement or, any other Operative Agreement to the extent herein or therein provided, for which the Owner Participant has expressly agreed by the terms of this Agreement to accept individual responsibility.

            Section 15.08. GOVERNING LAW. THIS AGREEMENT IS BEING DELIVERED IN THE SATE OF NEW YORK, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

            Section 15.09. Section 1110 Compliance. The parties hereto agree that the transactions contemplated by the Operative Agreements are expressly intended to be, shall be, and should be construed so as to be entitled to the benefits and protection of Section 1110 of the Bankruptcy Code.

            Section 15.10. Reliance of Liquidity Providers. Each of the parties hereto agrees and acknowledges that each Liquidity Provider shall be a third party beneficiary of each of the representations and warranties made herein by such party (and of each covenant herein made by such party to each Liquidity Provider), and that each Liquidity Provider may rely on such representations, warranties and covenants to the same extent as if such representations, warranties and covenants were made to such Liquidity Provider directly. The terms of this Agreement shall inure to the benefit of each Liquidity Provider, their respective successors and permitted assigns.

                         *              *              *

            IN WITNESS WHEREOF, the parties have caused this Participation Agreement to be executed by their respective, duly authorized officers as of the day and year first written above.

                                        MIDWAY AIRLINES CORPORATION


                                        By: _______________________
                                            Name:
                                            Title:


                                        [OWNER PARTICIPANT]


                                        By: _______________________
                                            Name:
                                            Title:


                                        FIRST UNION TRUST COMPANY,
                                        NATIONAL ASSOCIATION, not in its
                                        individual capacity, except as
                                        otherwise expressly provided herein
                                        but solely as Owner Trustee


                                        By: _______________________
                                            Name:
                                            Title:


                                        THE FIRST NATIONAL BANK OF
                                        MARYLAND, as Indenture Trustee,
                                        Pass-Through Trustee and
                                        Subordination Agent


                                        By: _______________________
                                            Name:
                                            Title:

                                                                      Schedule I

                                   Commitments

Participants                               Amount of Commitment
------------                               --------------------

[Owner Participant]                        ____% of Lessor's Cost

1998-A1 Pass-Through Trust                 ____% of Lessor's Cost

1998-B1 Pass-Through Trust                 ____% of Lessor's Cost

1998-C1 Pass-Through Trust                 ____% of Lessor's Cost

1998-D1 Pass-Through Trust                 ____% of Lessor's Cost

                                                                [Leased Aircraft
                                                                    Definitions]

                                   APPENDIX A

                              DEFINITIONS [N______]

GENERAL PROVISIONS

            The following terms shall have the following meanings for all purposes of the Operative Agreements (as defined below), unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Appendix and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

            Unless the context otherwise requires, (i) references to agreements shall be deemed to mean such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

      "Additional Insureds" means the Owner Trustee (in its individual and trust capacities), the Owner Participant, the Indenture Trustee (in its individual and trust capacities) and each Liquidity Provider.

      "Aeronautics Authority" means as of any time of determination, the FAA or other governmental airworthiness authority having jurisdiction over the Aircraft or the Airframe and Engines or engines attached thereto under the laws of the country in which the Airframe is then registered.

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling 50% or more of any class of voting securities of such Person or otherwise controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

      "After Tax Basis" means a basis such that any payment to be received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes (taking into account any related credits or deductions) resulting from the receipt or accrual of such payments, shall be equal to the payment to be received.

      "Aircraft" means the Airframe together with the Engines, whether or not any of the Engines may at the time of determination be installed on the Airframe or installed on any other airframe or on any other aircraft.

      "Airframe" means (i) the Canadair Regional Jet Series 200ER aircraft (excluding the Engines and any other engines which may from time to time be installed thereon, but including any and all Parts which may from time to time be incorporated in, installed on or attached to such aircraft, and including any and all such Parts removed therefrom so long as title to such removed Parts remains vested in the Lessor under the terms of Section 7 of the Lease) originally delivered and leased under the Lease, identified by national registration number and manufacturer's serial number in the Lease Supplement executed and delivered on the Delivery Date, so long as a Replacement Airframe shall not have been substituted therefor pursuant to Section 8 of the Lease, and
(ii) a Replacement Airframe, so long as another Replacement Airframe shall not have been substituted therefor pursuant to Section 8 of the Lease.

      "Applicable Law" means all applicable laws, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority.

      "Average Life Date" means, for any Equipment Note, the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of such Equipment Note.

      "Bankruptcy Code" means Title 11 of the United States Code, as amended, and any successor thereto.

      "Basic Rent" means the rent payable on Basic Rent Payment Dates throughout the Basic Term for the Aircraft pursuant to Section 3(b) of the Lease and rent payable during any Renewal Term pursuant to Section 13(a) of the Lease.

      "Basic Rent Payment Date" means each date listed under the heading "Basic Rent Payment Date" in Exhibit C to the Lease.

      "Basic Term" means the period commencing at the beginning of the day on the Delivery Date and ending at end of the day on the Expiration Date, or such earlier date on which the Lease shall be terminated as provided therein.

      "Beneficial Interest" means the interest of the Owner Participant under the Trust Agreement.

      "Business Day" means any day other than a Saturday or Sunday on which commercial banks are not authorized or required to close in New York City, Charlotte, North Carolina and the city in the United States in which the office or agency is maintained by the Pass-Through Trustee for the payment of the Pass-Through Certificates, and after the Lien of the Indenture is discharged, Wilmington, Delaware.

      "Change in Tax Law" means any change or proposed change in the Code or the Regulations or any change in the interpretation of the Code or Regulations or any change in the interpretation of the Code or Regulations in a decision by the United States Supreme Court, the United States Tax Court, the United States Court of Claims or any one of the United States Courts of Appeals, or any issuance of a revenue ruling, revenue procedure or any pronouncement by the Internal Revenue Service or the Department of the Treasury.

      "Citizen of the United States" means a citizen of the United States as defined in ss. 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

      "Class A Liquidity Provider" has the meaning given to such term in Section
1.01 of the Intercreditor Agreement.

      "Class B Liquidity Provider" has the meaning given to such term in Section
1.01 of the Intercreditor Agreement.

      "Class C Liquidity Provider" has the meaning given to such term in Section
1.01 of the Intercreditor Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any similar legislation of the United States enacted to supersede, amend, or supplement such Code (and any reference to a provision of the Code shall refer to any successor provision(s), however designated).

      "Commitment" of a Loan Participant shall have the meaning given such term in Section 2(d) of the Participation Agreement; "Commitment" of the Owner Participant shall have the meaning given such term in Section 2(c) of the Participation Agreement.

      "CRAF Program" has the meaning specified in Section 5(b)(vii) of the Lease.

      "DOT" means the U.S. Department of Transportation or any successor thereto.

      "Debt Rate" means the weighted average (based on Outstanding principal amount) rate of interest on the Equipment Notes.

      "Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

      "Delivery Date" means the date on which the Aircraft is delivered and sold to the Lessor and leased by the Lessor to the Lessee under the Lease, which date shall be the date of the initial Lease Supplement.

      "Deposit Agreement" means each of the four Deposit Agreements between the Depositary and the Escrow Agent, dated as of the Issuance Date, each of which relates to one of the Pass-Through Trusts.

      "Depositary" means First Union National Bank, as Depositary under each Deposit Agreement.

      "Dollars" means dollars in lawful currency of the United States.

      "Downgrade Drawing" has the meaning given to such term in Section 1.01 of the Intercreditor Agreement.

      "EBO Date" has the meaning given to such term in Exhibit B to the Lease.

      "EBO Price" has the meaning given to such term in Exhibit B to the Lease.

      "Engine" means (A) one of the two CF34-3B1 Series 200 engines originally delivered and leased under the Lease, identified by manufacturer's serial number in the Lease Supplement executed and delivered on the Delivery Date, so long as a Replacement Engine shall not have been substituted therefor pursuant to
Section 7(e) of the Lease, and (B) a Replacement Engine, so long as another Replacement Engine shall not have been substituted therefor pursuant to Section 7(e) of the Lease, whether or not such engine or Replacement Engine, as the case may be, is from time to time installed on the Airframe or installed on any other aircraft, and including in each case all Parts incorporated or installed in or attached thereto and any and all Parts removed therefrom so long as title to such Parts remains vested in the Lessor under the terms of Section 7 of the Lease. The term "Engines" means, as of any date of determination, the two engines each of which is an Engine on that date.

      "Engine Manufacturer's Consent" means any consent to the Engine Warranty Assignment delivered by the manufacturer of the Engines on the Delivery Date and pertaining to the Aircraft.

      "Engine Warranty Assignment" means any engine warranty assignment agreement, in form and substance reasonably acceptable to the Owner Participant entered into by the Lessor and the Lessee on the Delivery Date.

      "Equipment Notes" means the Equipment Notes issued by the Owner Trustee pursuant to the Indenture and any equipment note issued in exchange therefor or replacement thereof pursuant to the Indenture.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Agent" means First Union Trust Company, National Association, as Escrow Agent under each of the Escrow Agreements.

      "Escrow Agreement" means each of the four Escrow and Paying Agent Agreements, among the Escrow Agent, the Paying Agent, certain initial purchasers of the Pass-Through Certificates named therein and one of the Pass-Through Trustees, dated as of the Issuance Date, each of which relates to one of the Pass Through Trusts.

      "Event of Default" has the meaning given to such term in Section 17 of the Lease.

      "Event of Loss" means any of the following events with respect to the Aircraft, the Airframe or any Engine:

            (i) theft or disappearance for a period in excess of 90 consecutive days;

            (ii) destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

            (iii) any event which results in an insurance settlement with respect to such property on the basis of an actual, constructive or compromised total loss;

            (iv) condemnation, confiscation or seizure of, or requisition of title to or use of such property by any foreign government (or in the case of any such requisition of title, by the Government) or any agency or instrumentality thereof, for a period in excess of 180 consecutive days (or 30 consecutive days for the appropriation of title), or, in any of the cases in this clause (iv), such shorter period ending on the expiration of the Term;

            (v) condemnation, confiscation or seizure of, or requisition of use of such property by the Government for a period extending beyond the Term, provided that no Event of Loss shall be deemed to have occurred, and the term of the Lease shall be extended automatically for a period of six months in the event that the Aircraft is requisitioned by the Government pursuant to an activation under the CRAF Program; and

            (vi) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority, the use of the Aircraft or Airframe in the normal course of air transportation shall have been prohibited by virtue of a condition affecting all Canadair Regional Jet Series 200ER aircraft equipped with engines of the same make and model as the Engines for a period of 180 consecutive days (or beyond the end of the Term), unless the Lessee, prior to the expiration of such 180-day period, shall be diligently carrying forward all necessary and desirable steps to permit normal use of the Aircraft and shall within 12 months have conformed at least one Canadair Regional Jet Series 200ER aircraft (but not necessarily the Aircraft) to the requirements of any such law, rule, regulation, order or action, and shall be diligently pursuing conformance of the Aircraft in a non-discriminatory manner.

The date of such Event of Loss shall be (aa) the 91st day following loss of such property or its use due to theft or disappearance (or the end of the Term if earlier); (bb) the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (cc) the date of any insurance settlement on the basis of an actual, constructive or compromised total loss; (dd) the 181st day following condemnation, confiscation, seizure or requisition of title to or use of such property by a foreign government referred to in clause (iv) above (or the 31st day in the case of appropriation of title, or the end of the Term if earlier than such 181st or 31st day); (ee) the last day of the Term (as automatically extended by six months in the case of an activation under the CRAF Program) in the case of requisition of title to or use of such property by the Government; and (if) the last day of the applicable period referred to in clause (vi) above (or if earlier, the end of the Term without the Lessee's having conformed at least one Canadair Regional Jet Series 200ER aircraft to the applicable requirements). An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

      "Excepted Payments" means collectively, (i) indemnity, expense, reimbursement or other payments paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to the Participation Agreement or any other Operative Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to the Lease or the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant or any Affiliate thereof (whether directly or through the Owner Trustee) in accordance with Section 9(f) of the Lease, (iv) payments by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) any purchase price paid to the Owner Participant for its interest in the Trust Estate, (vi) subject to
Section 3(f) of the Lease, payments constituting increases in Basic Rent attributable to payments arising pursuant to the Tax Indemnity Agreement, (vii) any payments in respect of interest to the extent attributable to payments referred to in clauses (i) through (vi) above, (viii) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (v) and (vii) above (except with respect to interest attributable to payments referred to in clause (vi) above).

      "Expenses" has the meaning given to such term in Section 7.01(a) of the Participation Agreement.

      "Expiration Date" means the date specified as such in the Lease Supplement executed and delivered on the Delivery Date.

      "FAA Bill of Sale" means the bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed in favor of the Owner Trustee and to be dated the Delivery Date.

      "Fair Market Rental Value" or "Fair Market Sales Value" of the Airframe or any Engine shall mean the value that would be obtained in an arms'-length transaction between an informed and willing lessee-user or buyer-user (other than a lessee currently in possession or a used equipment dealer) under no compulsion to lease or buy, as the case may be, and an informed and willing lessor or seller, as the case may be, under no compulsion to lease or sell, as the same shall be specified by agreement between the Lessor and the Lessee or, if not agreed to by the Lessor and the Lessee within a period of 15 days after either party requests a determination, then as specified in an appraisal prepared and delivered in New York City mutually agreed to by two recognized independent aircraft appraisers, one of which shall be appointed by the Lessor and the other of which shall be appointed by the Lessee, or, if such appraisers cannot agree on such appraisal, an appraisal arrived at by a third independent recognized appraiser chosen by the mutual consent of the two aircraft appraisers. If either party should fail to appoint an appraiser within 15 days of receiving notice of the appointment of an appraiser by the other party, then such appraisal shall be made by the appraiser appointed by the first party. If the two appraisers cannot agree on such appraisal and fail to appoint a third independent recognized aircraft appraiser within 15 days after the appointment of the second appraiser, then either party may apply to the American Arbitration Association to make such appointment. The appraisal shall be completed within 30 days of the appointment of the last appraiser appointed. In determining Fair Market Rental Value or Fair Market Sales Value by appraisal or otherwise, it will be assumed that the Aircraft, Airframe or Engine is in the condition, location and overhaul status in which it is required to be returned to the Lessor pursuant to Section 12 of the Lease (except that a determination of Fair Market Sales Value pursuant to Section 17 of the Lease shall be based on "as is, where is" condition), that the Lessee has removed all Parts which it is entitled to remove pursuant to Section 7 of the Lease and that the Aircraft is encumbered by the Lease. For purposes of the preceding sentence and with respect to a purchase of the Aircraft pursuant to Section 13(b) of the Lease, "encumbered by the Lease" shall mean, with respect to Fair Market Sales Value, the Fair Market Sales Value increased or decreased to reflect the benefits and burdens of the Lease and other Operative Documents. Except as otherwise expressly provided in the Lease, all appraisal costs will be shared equally by the Lessor and the Lessee.

      "Federal Aviation Administration" or "FAA" means the United States Federal Aviation Administration and any successor agency or agencies thereto.

      "Final Drawing" has the meaning given to such term in Section 1.01 of the Intercreditor Agreement.

      "Fixed Renewal Term" has the meaning given to such term in Section 13(a) of the Lease.

      "FNBM" means The First National Bank of Maryland, a national banking association.

      "Government means the United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

      "Holder" means, as of any particular time, the Person in whose name a Equipment Note shall be registered.

      "Indemnitee" means each of Trust Company, in its individual capacity and as Owner Trustee, the Subordination Agent, in its individual capacity and in its capacity as Subordination Agent, each Liquidity Provider, the Owner Participant, the Indenture Trustee, in its individual capacity and as trustee, the Escrow Agent, the Paying Agent, the Pass Through Trustees and each Affiliate, officer, director, employee, agent and servant of any of the foregoing Persons. No holder of a Pass-Through Certificate shall be deemed to be an Indemnitee.

      "Indenture" means the Trust Indenture and Security Agreement [N_______], dated as of ______________ __, 199_, between the Owner Trustee and the Indenture Trustee.

      "Indenture Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

      "Indenture Documents" has the meaning specified in the Granting Clause of the Indenture.

      "Indenture Event of Default" means each of the events specified in Section
7.01 of the Indenture.

      "Indenture Indemnitee" means (i) the Indenture Trustee and each separate or additional trustee appointed pursuant to the Indenture, (ii) the Escrow Agent, (iii) the Subordination Agent, (iv) each Liquidity Provider, (v) the Paying Agent, (vi) each Pass-Through Trustee and (vii) each of the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (vi).

      "Indenture Supplement" means (a) the Trust Indenture and Security Agreement Supplement No. 1, substantially in the form of Exhibit A to the Indenture, which shall describe with particularity the Aircraft included in the property of the Owner Trustee covered by the Indenture by reference to the Lease Supplement, and which creates a first priority security interest in the Aircraft and (b) any other supplement to the Indenture from time to time executed and delivered.

      "Indenture Trustee" means The First National Bank of Maryland, a national banking association, as indenture trustee under the Operative Documents.

      "Indenture Trustee's Liens" means any Lien against, on or with respect to the Aircraft, any Engine, the Lessor's Estate or the Trust Indenture Estate or any part thereof resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, or (iii) Taxes imposed against the Indenture Trustee in its individual capacity in respect of which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

      "Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

      "Intercreditor Agreement" means the Intercreditor Agreement dated as of August 13, 1998, among the Pass Through Trustees, the Class A Liquidity Provider, the Class B Liquidity Provider, the Class C Liquidity Provider and the Subordination Agent.

      "Interest Drawing" has the meaning given to such term in Section 1.01 of the Intercreditor Agreement.

      "Issuance Date" means August 13, 1998.

      "Lease" means the Lease Agreement [N______], dated as of ______ _____, 199_ between the Owner Trustee and the Lessee.

      "Lease Supplement" means any Lease Supplement, substantially in the form of Exhibit A to the Lease, entered into between the Lessor and the Lessee for the purpose of leasing the Aircraft under and pursuant to the terms of the Lease, including any amendment thereto entered into subsequent to the Delivery Date.

      "Lessee" means Midway Airlines Corporation, a Delaware corporation.

      "Lessee Documents" means (x) the Operative Agreements to which the Lessee is a party and (y) the Pass-Through Trust Agreements.

      "Lessor" means First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

      "Lessor's Cost" has the meaning given to such term in Exhibit B of the Lease.

      "Lessor's Estate" means all estate, right, title and interest of the Owner Trustee in and to the Aircraft, and Engines and the Operative Agreements (other than the Tax Indemnity Agreement) including, without limitation, all amounts of Rent, insurance proceeds and requisition, indemnity or other payments of any kind, but specifically excluding any Excepted Payments.

      "Lessor's Liens" means Liens against, on or with respect to the Aircraft, any Engine, the Lessor's Estate or the Trust Indenture Estate or any part thereof, title thereto or any interest therein arising as a result of (i) claims against or affecting the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the Operative Agreements or the transactions contemplated thereby, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, or of the Owner Participant not contemplated or permitted under the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to Articles 6 or 7 of the Participation Agreement and which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement, or (iv) claims against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant arising from the transfer by the Lessor or the Owner Participant of its interests in the Aircraft or any Engine other than a transfer of the Aircraft pursuant to Section 5(b), 7(e), 13(b), 14(a) or 17 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Section 17 of the Lease.

      "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease, security interest, claim, or other similar interest of any nature whatsoever.

      "Liquidity Facility" means each of the three Irrevocable Revolving Credit Agreements (consisting of a separate Revolving Credit Agreement with the Liquidity Provider with respect to each Pass-Through Trust) between the Subordination Agent, as borrower, and the Liquidity Provider, each dated as of the Issuance Date.

      "Liquidity Provider" has the meaning given to such term in Section 1.01 of the Intercreditor Agreement.

      "Loan Participant" means and includes each registered holder from time to time of an Equipment Note issued under the Indenture including, so long as it holds any Equipment Notes issued under the Indenture, the Pass-Through Trustee under each Pass-Through Trust Agreement.

      "Majority in Interest of Holders" means, as of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Equipment Notes Outstanding as of such date.

      "Make-Whole Premium" means with respect to any Equipment Note, an amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of (i) the present value of the remaining scheduled payments of such principal amount or portion thereof and interest thereon to the maturity date of such Equipment Note assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield (in the case of the Series A Equipment Notes and Series B Equipment Notes) and the Treasury Yield plus .50% (in the case of the Series C Equipment Notes and the Series D Equipment Notes) over (ii) the outstanding principal amount of such Equipment Note plus accrued interest (other than any overdue portion thereof).

      "Manufacturer" means Bombardier, Inc., a Canadian corporation.

      "Minimum Liability Amount" has the meaning given to such term in Exhibit B to the Lease.

      "Moody's" means Moody's Investors Service, Inc.

      "Non-U.S. Person" means any Person other than a U.S. Person.

      "Note Purchase Agreement" means the Note Purchase Agreement, dated as of the Issuance Date, among the Lessee, the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass-Through Trustee under each Pass-Through Trust Agreement providing for, among other things, the issuance and sale of certain equipment notes.

      "Offering Memo" means the Lessee's August 6, 1998 Offering Memorandum concerning the Pass-Through Certificates.

      "Officer's Certificate" means, when delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

      "Operative Agreements" means the Participation Agreement, the Trust Agreement, the FAA Bill of Sale, the Warranty Bill of Sale, the Purchase Agreement, the Purchase Agreement Assignment, the Engine Warranty Assignment, the PAA Consent, the Lease, each Lease Supplement, any Owner Participant Guaranty, the Equipment Notes outstanding at the time of reference, the Indenture, each Indenture Supplement and the Tax Indemnity Agreement.

      "Opinion of Counsel" means when delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Fulbright & Jaworski L.L.P., or (iii) other counsel designated by the

Lessee and reasonably satisfactory to the Indenture Trustee, and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and reasonably satisfactory to the Lessee and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

      "Outstanding" means, when used with respect to Equipment Notes, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Equipment Notes theretofore executed and delivered under the Indenture, with the exception of the following:

            (i) Equipment Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
            Section 2.08 of the Indenture or otherwise;

            (ii) Equipment Notes for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Equipment Notes pursuant to Section
            14.01 of the Indenture; provided that if such Equipment Notes are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

            (iii) Equipment Notes in exchange for or in lieu of which other Equipment Notes have been executed and delivered pursuant to Article II of the Indenture.

      "Owner Participant" means _________________, a _________________.

      "Owner Participant Guarantor" means the provider of an Owner Participant Guaranty.

      "Owner Participant Guaranty" means any guaranty delivered to support the obligations of the Owner Participation under the Operative Agreements in connection with the transfer by the Owner Participant of the Beneficial Interest.

      "Owner Trustee" means Trust Company, not in its individual capacity except as otherwise expressly stated, but solely as trustee under the Trust Agreement.

      "PAA Consent" means any consent to the Purchase Agreement Assignment delivered by the Manufacturer on the Delivery Date and pertaining to the Aircraft.

      "Participants" means, collectively, the Owner Participant and the Pass-Through Trustee with respect to each of the Pass-Through Trust Agreements; "Participant" means, individually, one of the Participants.

      "Participation Agreement" the Participation Agreement [N________], dated as of __________ __, 199_, among the Lessee, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee, the Pass-Through Trustees and the Subordination Agent.

      "Parts" means any and all appliances, parts, instruments, appurtenances, accessories, furnishings, seats, and other equipment of whatever nature (other than Engines or engines and temporary replacement parts as provided in Section 8 of the Lease and cargo containers) which may from time to time be incorporated or installed in or attached to any Airframe or any Engine, exclusive of any items leased by the Lessee from third parties and not required in the navigation of the Aircraft.

      "Pass-Through Certificates" means any of the Pass-Through Certificates, 1998-1A, the Pass-Through Certificates, 1998-1B, the Pass-Through Certificates, 1998-1C or the Pass Through Certificates, 1998-1D, in each case as issued by the related Pass-Through Trust; and "Pass-Through Certificates" means all of such Pass-Through Certificates.

      "Pass-Through Documents" means the Pass-Through Trust Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement and the Liquidity Facilities.

      "Pass-Through Trust" means the Midway Airlines 1998-1 Pass-Through Trust Class A, Midway Airlines 1998-1 Pass-Through Trust Class B, Midway Airlines 1998-1 Pass-Through Trust Class C and Midway Airlines 1998-1 Pass-Through Trust-Class D, in each case formed pursuant to the related Series Supplement in accordance with the Pass-Through Trust Agreement; and "Pass-Through Trusts" means all of such Pass-Through Trusts.

      "Pass-Through Trust Agreement" means each of the four Pass-Through Trust Agreements dated as of August 13, 1998 among the Lessee and the Pass-Through Trustee (which shall include each Successor Pass-Through Trust Agreement entered into pursuant to Section 11.01 of each thereof).

      "Pass-Through Trustee" The First National Bank of Maryland, a national banking association, in its capacity as Pass-Through Trustee under each Pass-Through Trust Agreement.

      "Past Due Rate" means in respect of any principal of or interest on or any other amounts payable in respect of any Equipment Note that is not paid when due to any Holder, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 1% plus the interest rate applicable to such Equipment Note.

      "Payment Date" means each January 2 and July 2, commencing on _________ 2, 199_.

      "Permitted Air Carrier" means (a) any Section 1110 Person and (b) any foreign air carrier that is principally based in any foreign country listed on Exhibit E to the Lease, except those that do not maintain normal diplomatic relations with the United States.

      "Permitted Investments" means (a) direct obligations of the United States of America or any agency or instrumentality thereof, (b) obligations fully guaranteed by the United States of America or any agency or instrumentality thereof, (c) any mutual fund the portfolio of which is limited to obligations of the type described in clauses (a) and (b), including any proprietary mutual fund of The First National Bank of Maryland for which such bank or an affiliate is investment advisor or to which such bank provides other services and receives reasonable compensation for such services, (d) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, any bank, trust company, or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof, having a combined capital and surplus of at least $100,000,000 and having a rating of "A" or better from the Keefe Bank Watch Service, (e) commercial paper issued by companies in the United States which directly issue their own commercial paper and which are doing business under the laws of the United States of America or one of the states thereof and in each case having a rating assigned to such commercial paper by a nationally recognized rating organization in the United States of America equal to the highest rating assigned by such organization, or (f) obligations of the type described in clauses (a), (b), (d), or (e) above, purchased from any bank, trust company, or banking association referred to in clause (d) above pursuant to repurchase agreements obligating such bank, trust company, or banking association to repurchase any such obligation not later than 30 days after the purchase of any such obligation. Unless otherwise specified in writing by the Owner Trustee, all such Permitted Investments shall mature not later than 30 days from the date of purchase.

      "Permitted Lien" has the meaning given to such term in Section 10 of the Lease.

      "Permitted Sublessee" means (a) any Permitted Air Carrier or (b) any airframe or engine manufacturer, or Affiliate of such a manufacturer, who is domiciled in the United States of America or a country listed on Exhibit E to the Lease.

      "Person" means any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

      "Placement Agents" means Morgan Stanley & Co. Incorporated and Credit Suisse First Boston.

      "Placement Agreement" means the Purchase Agreement dated August 6, 1998 among the Lessee and the Placement Agents.

      "Prepayment Date" has the meaning given to such term in Section 6.02(b) of the Indenture.

      "Prepayment Price" has the meaning given to such term in Section 6.02(b) of the Indenture.

      "Purchase Agreement" means Bombardier Regional Aircraft Division Purchase Agreement No. PA-0393 dated September 17, 1997, as amended, between the Company and the Manufacturer (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of any such Purchase Agreement).

      "Purchase Agreement Assignment" means the Purchase Agreement and Engine Warranties Assignment [N ____], dated as of even date with the Participation Agreement, between Lessee and Owner Trustee.

      "Purchase Price" means an amount equal to Lessor's Cost.

      "Rating Agency" means Moody's or S&P, as the context requires.

      "Record Date" means, with respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), December 15 for January 2 Payment Dates and June 15 for July 2 Payment Dates, whether or not such date is a Business Day.

      "Recourse Amount" has the meaning given to such term in Section 15.07 of the Participation Agreement.

      "Refinancing" means a non-recourse loan to the Lessor arranged pursuant to
Section 13.01 of the Participation Agreement.

      "Register" has the meaning given to such term in Section 3.02 of the Indenture.

      "Registrar" has the meaning given to such term in Section 3.02 of the Indenture.

      "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of August 13, 1998, among the Placement Agents, FNBM, as Pass-Through Trustee, and the Lessee.

      "Registration Rights Event" has the meaning given to such term in the Registration Rights Agreement.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

      "Remaining Weighted Average Life" means on a given date with respect to any Equipment Note the number of days equal to the quotient obtained by dividing
(i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Equipment Note by (b) the number of days from and including such prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by (ii) the then outstanding principal amount of such Equipment Note.

      "Renewal Term" has the meaning given to such term in Section 13(a) of the Lease.

      "Rent" means Basic Rent and Supplemental Rent, collectively.

      "Rent Payment Date" means each Payment Date during the Term.

      "Replacement Aircraft" means any Aircraft of which a Replacement Airframe is part.

      "Replacement Airframe" means a Canadair Regional Jet Series 200ER series aircraft or a comparable or improved model of such aircraft of the Manufacturer (except Engines or engines from time to time installed thereon) which shall have become subject to the Lease pursuant to Section 8 thereof.

      "Replacement Closing Date" has the meaning given such term in Section 8(d) of the Lease.

      "Replacement Engine" means a CF34-3B1 Series 200 engine (or engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe), and which shall have become subject to the Lease pursuant to Section 7(e) thereof.

      "Responsible Officer" means, with respect to the Owner Trustee or the Indenture Trustee, any officer in its Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

      "S&P" means Standard & Poor's Ratings Group.

      "SEC" means the Securities and Exchange Commission of the United States and any successor agencies or authorities.

      "Section 1110 Person" means a Citizen of the United States who is an air carrier holding a valid air carrier operating certificate issued pursuant to 49 U.S.C. ch. 447 for aircraft capable of carrying 10 or more individuals.

      "Secured Obligations" has the meaning specified in the Granting Clause of the Indenture.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Series "A" or "Series A Equipment Notes" means the Equipment Notes issued and designated as "Series A" under the Indenture, in the principal amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series A".

      "Series "B" or "Series B Equipment Notes" means the Equipment Notes issued and designated as "Series B" under the Indenture, in the principal amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series B".

      "Series "C" or "Series C Equipment Notes" means the Equipment Notes issued and designated as "Series C" under the Indenture, in the principal amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series C".

      "Series "D" or "Series D Equipment Notes" means the Equipment Notes issued and designated as "Series D" under the Indenture, in the principal amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series D".

      "Specified Default" means (a) an event or condition described in Section 16(a), (f), (g) or (h) of the Lease that, after the giving of notice or lapse of time, or both, would mature into an Event of Default, or (b) any Event of Default.

      "Specified Investments" means (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) any mutual fund the portfolio of which is limited to obligations of the type described in clause (a), including any proprietary mutual fund of The First National Bank of Maryland for which such bank or an affiliate is investment advisor or to which such bank provides other services and receives reasonable compensation for such services; (c) commercial paper rated A-1/P-1 by S&P and Moody's, respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (d) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson

Bankwatch, having maturities no later than 90 days following the date of such investment; (e) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or (f) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

      "Sublease" means any sublease agreement between the Lessee and a Permitted Sublessee as permitted by Section 5(b) of the Lease.

      "Subordination Agent" means The First National Bank of Maryland, a national banking association, in its capacity as Subordination Agent.

      "Subsequent Renewal Term" has the meaning given to such term in Section 13(a) of the Lease.

      "Supplemental Rent" means (a) all amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any other Operative Agreement to the Lessor, the Owner Participant, the Indenture Trustee, the Subordination Agent, any Liquidity Provider or others, including payments of Termination Value, EBO Price, and amounts calculated by reference to Termination Value, any amounts of Make-Whole Premium payable under the Indenture to the extent provided in Section 3(c) of the Lease, and all amounts required to be paid by Lessee under the agreements, covenants, and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent, and (b) all amounts that the Owner Trustee is obligated to pay in accordance with clause (b) of the last paragraph of Section 2.04 of the Indenture.

      "Tax" or "Taxes" has the meaning set forth in Section 8.01(a) of the Participation Agreement.

      "Tax Indemnitee" means each of Trust Company, individually and as Owner Trustee, the Owner Participant and the Indenture Trustee.

      "Tax Indemnity Agreement" the Tax Indemnity Agreement to be entered into by the Lessee and the Owner Participant on the Delivery Date.

      "Term" has the meaning given to such term in Section 3(a) of the Lease.

      "Termination Date" means each date listed in the column entitled "Termination Date" in Exhibit D to the Lease.

      "Termination Value" means (a) as of any Termination Date during the Basic Term, the amount determined as set forth in Exhibit C to the Lease for that Termination Date, and (b) during any Renewal Term, the amount for the date involved, determined in accordance with Section 13(a) of the Lease, in either case adjusted as required by Section 3(d) of the Lease.

      "Transaction Costs" means those costs and expenses set forth in Section 8.01(a) of the Participation Agreement to be borne by the Owner Participant.

      "Transportation Code" means Title 49 of the United States Code, subtitle VII, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

      "Treasury Yield" means, at the time of determination with respect to any Equipment Note, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date on such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of such Certificate and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H. 15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent
H. 15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable prepayment date and the "most recent H.15(519)" means the H. 15(519) published prior to the close of business on the third Business Day prior to the applicable prepayment date.

      "Trust Agreement" means the Trust Agreement [N____] dated as of _________ __, between the Owner Participant and Trust Company.

      "Trust Company" means First Union Trust Company, National Association.

      "Trust Estate" means the Lessor's Estate.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

      "Trust Indenture Estate" means all estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interest, and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

      "United States", "U.S." or "US" means the United States of America.

      "U.S. Person" means a Person described in ss. 7701(a)(30) of the Code.

      "Warranty Bill of Sale" means the full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by the owner of the Aircraft in favor of the Owner Trustee and to be dated the Delivery Date.

                                                               Exhibit A-1(a) to
                                                                 Leased Aircraft
                                                         Participation Agreement

                        [Midway Leased Aircraft Opinion]

                 [SUBJECT TO REVIEW BY MIDWAY GENERAL COUNSEL]

                                         [Delivery Date]

To Each of the Parties Named
  on the Attached Schedule

      Re:   Leveraged Lease Financing of One Canadair Regional
            Jet Series 200ER Aircraft Bearing U.S. Registration No. N

Ladies and Gentlemen:

      I am General Counsel for Midway Airlines Corporation, a Delaware corporation (the "Lessee"), and have acted as counsel for the Lessee in connection with the transactions contemplated by the Participation Agreement dated as of _________ ____, 199__, between the Lessee; Bell Atlantic Credit Corporation, as Owner Participant; First Union Trust Company, National Association, as Owner Trustee; and The First National Bank of Maryland, as Indenture Trustee, Pass Through Trustee and Subordination Agent.

      This opinion is being delivered pursuant to Section 3.01(b)(xviii)(A)(I) of the Participation Agreement. Capitalized terms not defined herein are used as defined in the Participation Agreement.

      In connection with the opinions expressed below, I, or counsel under my supervision in the office of the General Counsel of the Lessee, have examined the Participation Agreement, the Purchase Agreement Assignment, the Lease, the Lease Supplement covering the Aircraft and the Tax Indemnity Agreement (the "Lessee's Agreements"). In addition we have reviewed the Indenture and the other Operative Documents. In arriving at the opinions expressed below, I have assumed (except as to the Lessee) the genuineness of all signatures and the due authorization, execution and delivery by the parties thereto of the Lessee's Agreements and that each such party has full power and authority to perform its obligations thereunder. I have examined and relied without independent verification on the representations and warranties by parties other than the Lessee as to factual matters contained in or made pursuant to the Lessee's Agreements. In addition, I have examined originals or copies certified to my satisfaction, of such other agreements, documents, certificates and statements of government officials and other papers as I have deemed necessary or advisable as a basis for such opinions.

      Based upon the foregoing, I am of the opinion that:

      1. The Lessee is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority to own or hold under lease its properties and conduct its business as presently conducted and to enter into and perform its obligations under the Lessee's Agreements. The Lessee is an "air carrier" within the meaning of the Transportation Code and a holder of a certificate under Section 41102(a) of the Transportation Code and a "citizen of the United States" within the meaning of
Section 40102(a)(15) of the Transportation Code holding an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect. The Lessee is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction where the activities of the Lessee require such qualification except where the failure to so qualify would not have a material adverse effect on the Lessee or the ability of the Lessee to perform its obligations under the Lessee's Agreements. The Lessee's chief executive office (as such term is defined in the Uniform Commercial Code as in effect in the State of North Carolina) is at 300 West Morgan Street, Suite 1200, Durham, North Carolina 27701.

      2. The execution, delivery and performance by the Lessee of the Lessee's Agreements do not require the approval or consent of, or the giving of notice to, any trustee, stockholders or holders of any indebtedness or obligations of the Lessee (except for such consents or approvals as have been obtained on or prior to the Delivery Date), and neither the execution and delivery by the Lessee thereof nor the performance by the Lessee of the transactions contemplated thereby nor compliance by the Lessee with any of the terms and provisions thereof will contravene any applicable law of the State of Delaware or the United States of America applicable to or binding upon the Lessee (other than the securities or Blue Sky laws of the various states, as to which I express no opinion), or any of its properties, or contravene or result in any breach of, or constitute any default under or result in the creation of any Lien (other than as permitted under the Operative Documents) upon any property of the Lessee under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract bank loan or credit agreement, corporate charter, by-law or other agreement, or instrument to which the Lessee is a party or by which the Lessee or any of its property may be bound or affected (except for such conflicts, breaches or defaults or liens, charges or encumbrances, that, singly or in the aggregate, would not have material adverse effect on the Lessee's ability to perform its obligations under the Lessee's Agreements).

      3. The execution, delivery and performance of the Lessee's Agreements have been duly authorized by all necessary corporate action on the part of the Lessee, and the Lessee's Agreements have been duly executed and delivered by the Lessee.

      4. Except for the filings of the Uniform Commercial Code financing statements on the Delivery Date, the execution and delivery by the Lessee of the Lessee's Agreements and the consummation by the Lessee of the transactions contemplated thereby do not require the consent or approval of, or the giving of notice to, or the registration, recording or filing of any document with, or the taking of any other action with respect to any authority or agency of the State of North Carolina.(*)

      5. The Uniform Commercial Code financing statements referred to in Section ___ of the Participation Agreement have been filed with the Office of the Secretary of State of North Carolina.(*)

      6. There are no pending or, to our knowledge, threatened actions, suits, or proceedings before any court or administrative agency or arbitration against the Lessee or involving the Lessee that question the validity of any of the Lessee's Agreements or that is required to have been disclosed in the Lessee's Annual Report on Form 10-K filed for the year ended ________________,or any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, except such as are therein disclosed.

      No opinion is expressed herein as to state securities laws or other laws other than the General Corporation Law of the State of Delaware [, the laws of the State of North Carolina](*)e and the federal laws of the United States.

      This opinion is furnished by me as counsel to the Lessee to you as parties to the Participation Agreement and is solely for your benefit.

                                              Very truly yours,

----------
(*) The opinions in paragraphs 4 and 5 will be delivered by a North Carolina law firm in a legal opinion subject to customary qualifications.

                             Schedule of Addresses

[Owner Participant]

First Union Trust Company, National Association, individually and as Owner Trustee

The First National Bank of Maryland,
  as Indenture Trustee, Pass Through
  Trustee and Subordination Agent

ABN AMRO Bank N.V.

Standard & Poor's Rating Services

                                                         Exhibit A-1(b) to
                                                         Leased Aircraft
                                                         Participation Agreement

          [LETTERHEAD OF KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.]

                                     [Date]

To Each of the Parties Named
  on the Attached Schedule

      Re:   Midway Airlines Corporation Participation Agreement N[__]

Ladies and Gentlemen:

      We have acted as special North Carolina counsel to Midway Airlines Corporation, a Delaware corporation (the "Company"), in connection with the transactions contemplated by the Participation Agreement, dated as of [___________ __, ___] (the "Participation Agreement"), among the Company and The First National Bank of Maryland, as Indenture Trustee, Pass Through Trustee and Subordination Agent, and the other parties named therein. This opinion is being delivered pursuant to Section 3.01(b)(xviii)(A)(II) of the Participation Agreement. Capitalized terms not defined herein are used as defined in the Participation Agreement.

      In connection with the opinion expressed below, we have examined originals, or copies certified to our satisfaction, of the Participation Agreement, the Trust Agreements and the Pass Through Trust Agreements (the "Agreements"). In addition, we have reviewed originals, or copied certified to our satisfaction, of the Indenture and the other Operative Documents executed and delivered on the date hereof. In arriving at the opinion expressed below, we have assumed the genuineness of all signatures and the due authorization, execution and delivery by the parties thereto of the Agreements and that each such party has the full power and authority to perform its obligations thereunder. We have examined and relied without independent verification on the representations and warranties by the parties as to factual matters contained in or made pursuant to the Agreements. In addition, we have examined originals, or copies certified to our satisfaction, of such other agreements, documents, certificates and statements of government officials and other papers as we have deemed necessary or advisable as a basis for such opinion.

      With your permission, we have made the following factual assumptions for purposes of this opinion:

To Each of the Parties Named on the Attached Schedule
[date]
Page 2

      1. The Company is in compliance with all federal and state laws and regulations (other than the laws and regulations of the State of North Carolina) relating to the execution and delivery by the Company of the Documents and the consumption by the Company of the transactions contemplated thereby.

      2. Prior to the date hereof, the Company has been in compliance with all North Carolina laws and regulations governing its operations.

      Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that (a) the Uniform Commercial Code financing statements required to be filed in North Carolina on the Delivery Date pursuant to Section 3.01(m) of the Participation Agreements have been duly filed and (b) the execution and delivery by the Company of the Documents and the consummation by the Company of the transactions contemplated thereby do not require the consent or approval of, or the giving of notice to, or the registration, recording or filing of any document with, or the taking of any other action with respect to any authority or agency of the State of North Carolina.

      The opinion expressed herein is limited to matters governed by the laws of the State of North Carolina. You have not requested any opinion from us nor do we express any opinion, concerning: (i) North Carolina state securities laws,
(ii) the North Carolina state tax implications of the issuance or the holding of any Certificates or the underlying notes, (iii) the priority of any liens on any portion of the Trust Estate or proceeds thereof, or (iv) the consequences of any insolvency proceedings with respect for the Company.

      This opinion letter is rendered only as of the date hereof. We undertake no obligation to update this opinion letter after the date hereof or to give notice as to any future changes of facts or law that might affect the opinions set forth herein. This opinion letter is limited to the matters expressly stated herein, and no other opinion shall be implied or inferred herefrom.

      We have provided this opinion letter to the addressees in our capacity as special counsel to the Company in connection with the transactions contemplated by the Participation Agreements. This opinion letter is solely for your use and may not be relied upon for any other purpose or by any other person without our prior written consent.

                                        Very truly yours,

                                                                 [Exhibit A-2 to
                                                                   Note Purchase
                                                                Agreement - Form
                                                                       of Lease]

--------------------------------------------------------------------------------

                                 LEASE AGREEMENT

                          dated as of ___________, 199_

                                     between

                 FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION

                                 Owner Trustee,

                                                            Lessor,

                                       and

                           MIDWAY AIRLINES CORPORATION

                                                            Lessee.

                         Covering One Canadair Regional
                            Jet Series 200ER Aircraft
                               Registration Number
                                    N_______

--------------------------------------------------------------------------------
This Lease Agreement is subject to a security interest in favor of The First National Bank of Maryland, as Indenture Trustee, under the Trust Indenture and Security Agreement dated as of _________ __, 199_, for the benefit of the holders of the Equipment Notes referred to in such Trust Indenture and Security Agreement. This Lease Agreement has been executed in counterparts. To the extent, if any, that this Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any jurisdiction), no security interest in this Lease Agreement may be created through the transfer or possession of any counterpart other than the counterpart containing the receipt therefor executed by The First National Bank of Maryland, as Indenture Trustee, on the signature page thereof.

                               TABLE OF CONTENTS

                                                                            Page

Section 1.  Interpretation.................................................  1
      (a)   Definitions....................................................  1
      (b)   References.....................................................  1
      (c)   Headings.......................................................  1
      (d)   Appendices, Schedules and Exhibits.............................  2

Section 2.  Delivery and Leasing of the Aircraft...........................  2
      (a)   Leasing of the Aircraft........................................  2
      (b)   Delivery and Acceptance of the Aircraft Under the Lease........  2

Section 3.  Term and Rent..................................................  2
      (a)   Term...........................................................  2
      (b)   Basic Rent.....................................................  2
      (c)   Supplemental Rent..............................................  3
      (d)   Adjustments to Basic Rent and Termination Values...............  3
      (e)   Manner of Payment..............................................  5
      (f)   Minimum Rent...................................................  5
      (g)   Rent Obligations Unconditional.................................  6

Section 4.  The Lessor's Representations and Warranties....................  7

Section 5.  Possession, Operation and Use,
            Maintenance Registration and Insignia..........................  7
      (a)   General........................................................  7
      (b)   Possession.....................................................  7
      (c)   Operation and Use.............................................. 10
      (d)   Maintenance.................................................... 11
      (e)   Registration................................................... 11

Section 6.  Inspection; Financial Information.............................. 12

Section 7.  Replacement and Pooling of Parts; Alterations, Modifications
            and Additions; Substitution of Engines......................... 13
      (a)   Replacement of Parts........................................... 13
      (b)   Title to Parts................................................. 13
      (c)   Pooling or Parts Leasing....................................... 13
      (d)   Alterations, Modifications and Additions....................... 14
      (e)   Substitution of Engines........................................ 15

Section 8.  Loss, Destruction or Requisition............................... 17
      (a)   Event of Loss with Respect to the Airframe..................... 17
      (b)   Effect of Replacement.......................................... 18

      (c)   Effect of Termination Value Payment............................ 18
      (d)   Conditions to Airframe Replacement............................. 19
      (e)   Non-Insurance Payments Received on Account of an Event of
            Loss........................................................... 21
      (f)   Requisition for Use............................................ 22
      (g)   Certain Payments to be Held As Security........................ 23

Section 9.  Insurance...................................................... 23
      (a)   Public Liability and Property Damage Insurance................. 23
      (b)   Insurance Against Loss or Damage to the Aircraft and Engines... 24
      (c)   Additional Insureds; Loss Payment.............................. 24
      (d)   Deductibles and Self-Insurance................................. 25
      (e)   Application of Hull Insurance Proceeds......................... 25
      (f)   Insurance for Own Account...................................... 26
      (g)   Reports, etc................................................... 26

Section 10. Liens.......................................................... 27

Section 11. Recordation and Further Assurances............................. 28
      (a)   Recordation of Lease........................................... 28
      (b)   Further Assurances............................................. 28

Section 12. Return of Aircraft and Records................................. 28
      (a)   Return of Aircraft............................................. 28
      (b)   Return of Other Engines........................................ 28
      (c)   Fuel; Records.................................................. 29
      (d)   Condition of Aircraft.......................................... 29
      (e)   Delayed Return................................................. 29

Section 13. Renewal Option and Purchase Options............................ 29
      (a)   Renewal Terms.................................................. 29
      (b)   Lessee Purchase Options........................................ 30
            (i)   Rights to Purchase....................................... 30
            (ii)  Option to Assume Equipment Notes......................... 31
            (iii) Notice of Exercise of Option............................. 31

Section 14. Voluntary Termination for Obsolescence......................... 31
      (a)   Termination by Sale of Aircraft................................ 31
      (b)   Payments Due Upon Sale of Aircraft............................. 32
      (c)   Preemptive Election by Lessor.................................. 33
      (d)   Termination of Lease........................................... 33
      (e)   Effect of No Sale or Preemptive Delivery to Lessor............. 33

Section 15. Investment of Security Funds................................... 34

Section 16. Events of Default.............................................. 34

Section 17. Remedies....................................................... 36

Section 18. Lessor's Right to Perform for the Lessee....................... 38

Section 19. Bankruptcy..................................................... 39

Section 20. Assignment: Benefit and Binding Effect......................... 39
      (a)   Assignment by the Lessee....................................... 39
      (b)   Assignment by the Lessor....................................... 39
      (c)   Benefit and Binding Effect..................................... 39
      (d)   Sublessee's Performance and Rights............................. 40

Section 21. Owner Trustee's Limitation on Liability........................ 40

Section 22. Certain Agreements of Lessee................................... 40

Section 23. Miscellaneous.................................................. 41
      (a)   Notices........................................................ 41
      (b)   Counterparts................................................... 41
      (c)   Amendments..................................................... 41
      (d)   Agreement to Lease............................................. 42
      (e)   Governing Law.................................................. 42

Appendix A  Definitions

Exhibit A   Form of Lease Supplement

Exhibit B   Certain Economic Information

Exhibit C   Basic Rent

Exhibit D   Termination Values

Exhibit E   List of Countries

Exhibit F   Return Conditions

            THIS LEASE AGREEMENT, dated as of ____________, 199_, between FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Owner Trustee, the Lessor, and MIDWAY AIRLINES CORPORATION, a Delaware corporation, the Lessee.

                              W I T N E S S E T H:

            WHEREAS, the Lessor intends to purchase the Aircraft pursuant to the terms of the Participation Agreement;

            WHEREAS, the Lessee desires to lease from the Lessor and the Lessor is willing to lease to the Lessee the Aircraft upon and subject to the terms and conditions of this Lease; and

            WHEREAS, the parties intend this Lease to constitute a true lease and not a security agreement;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties do hereby agree as follows:

Section 1. Interpretation.

            (a) Definitions.

            Capitalized terms used herein and defined in Appendix A shall, except as such definitions may be specifically modified in the body of this Lease for the purposes of a particular section, paragraph or clause, have the meanings given such terms in Appendix A and, unless otherwise specified, such meanings shall be equally applicable to both the singular and the plural forms of such terms.

            (b) References.

            References in this Lease to sections, paragraphs, clauses, appendices, schedules and exhibits are to sections, paragraphs, clauses, appendices, schedules and exhibits in and to this Lease unless otherwise specified. Paragraphs identified with a letter and clauses identified with a number or letter within a section may be referred to either by section reference (for example, this is Section l(b)) or by paragraph and clause reference (for example, this is also paragraph (b) of Section 1) with the same meaning.

            (c) Headings.

            The headings of the various sections, paragraphs and clauses of this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

            (d) Appendices, Schedules and Exhibits.

            The appendices, schedules and exhibits are part of this Lease.

Section 2.  Delivery and Leasing of the Aircraft.

            (a) Leasing of the Aircraft.

            Subject to the satisfaction or waiver of the conditions precedent stated in the Participation Agreement, the Lessor agrees to lease to the Lessee, and the Lessee agrees to lease from the Lessor, the Aircraft on the terms and conditions set forth herein, such leasing to be evidenced by the execution and delivery by the Lessor and the Lessee on the Delivery Date of a Lease Supplement.

            (b) Delivery and Acceptance of the Aircraft Under the Lease.

            The Lessor hereby authorizes one or more persons designated by the Lessee as the authorized representative or representatives of the Lessor to accept delivery of the Aircraft from the [Lessor][Manufacturer]. By executing and delivering Lease Supplement No. 1, the Lessee confirms to the Lessor that the Lessee has duly and irrevocably accepted delivery of the Aircraft for all purposes of this Lease.

Section 3. Term and Rent.

            (a) Term.

            The Aircraft is leased for a Term which shall comprise the Basic Term and, at the option of the Lessee exercised in accordance with Section 13(a), one or more Renewal Terms. The Basic Term shall commence on the Delivery Date and continue through the Expiration Date; and each Renewal Term shall be for the applicable period provided in Section 13(a), except that the Term (including the Basic Term or any Renewal Term, as the case may be) shall end upon any earlier termination of this Lease according to its terms.

            (b) Basic Rent.

            The Lessee shall pay Basic Rent in consecutive semi-annual installments on each Basic Rent Payment Date during the Basic Term, each such installment to be in an amount determined by multiplying Lessor's Cost by the percentage set forth in Exhibit C for the applicable Basic Rent Payment Date. The Lessee shall pay Basic Rent during a Renewal Term in the amounts and at the times provided in Section 13(a) for such Renewal Term.

            (c) Supplemental Rent.

            The Lessee shall pay to the Lessor, or to whoever shall be entitled thereto, any and all Supplemental Rent when the same shall become due and owing. The Lessee shall pay as Supplemental Rent:

                        (i) to the Lessor, on demand, interest at the Past Due
                  Rate on any part of any installment of Basic Rent not paid when due for the period for which the same shall be overdue;

                        (ii) to whoever shall have been entitled to receive the
                  relevant payment of Supplemental Rent, on demand, interest at the Past Due Rate on any payment of Supplemental Rent (other than interest payable under this clause (ii)) not paid when due for the period for which the same shall be overdue; and

                        (iii) to the Lessor, an amount equal to any Make-Whole
                  Premium as and when such amount is due and payable by the Lessor under the terms of the Indenture (except in the case of any prepayment pursuant to Section 6.02(a)(iii) of the Indenture), except as otherwise provided in Section 14(b).

            (d) Adjustments to Basic Rent and Termination Values.

            All installments of Basic Rent remaining to be paid during the Basic Term shall be recalculated and adjusted, upwards or downwards as the case may be (and corresponding adjustments shall be made to the Termination Values applicable during the remaining Basic Term) to maintain the net economic return of the Owner Participant and, to the greatest extent consistent with such maintenance of such net economic return, to minimize the net present value (calculated at a discount rate equal to the Applicable Rate or such other rate as may be specified by the Lessee to the Owner Participant) of the remaining Basic Rent payments (or, if the Lessee shall have so specified to the Owner Participant, the remaining Basic Rent Payments to any date when a purchase option is exercisable at a fixed price under Section 13(b) together with the price payable in connection with the exercise of such purchase option), if:

            (i) the Delivery Date shall not be __________, 199_;

            (ii) there shall be a refinancing or refunding of the debt evidenced by the Certificates pursuant to Section 13 of the Participation Agreement;

            (iii) the Transaction Costs payable by the Owner Participant pursuant to Section 8.01(a) of the Participation Agreement shall be greater or less than __ percent of Lessor's Cost;

            (iv) there shall be an adjustment of Termination Values as provided in Section ___ of the Tax Indemnity Agreement; or

            (v) there shall be any increase in the amount of interest due on the Equipment Notes pursuant to the Registration Rights Agreement.

Adjustments to the installments of Basic Rent (expressed as percentages of Lessor's Cost) set forth in Exhibit C and conforming adjustments to the amounts of Termination Values (expressed as percentages of Lessor's Cost) set forth in Exhibit D shall be calculated by the Owner Participant in accordance with the terms of this paragraph, and the Owner Participant shall deliver to the Lessee, the Lessor and the Indenture Trustee schedules setting forth the revised percentages that the Owner Participant proposes to include in Exhibits C and D, subject to review by the Lessee and verification as provided herein. In the event of a dispute regarding any such adjustment which is not resolved by agreement of the Lessee and the Owner Participant, the adjustments, at the request of the Lessee delivered to the Owner Participant within 30 days after receipt of the Owner Participant's proposed adjustments, shall be subjected to verification by a nationally recognized firm of accountants to be selected by the Lessee and reasonably acceptable to the Owner Participant. The Owner Participant shall provide to such accounting firm on a confidential basis such information as such accounting firm may reasonably require, including, without limitation, a true copy of this Agreement and a full description of the methodology and assumptions employed by the Owner Participant in calculating the Basic Rent and Termination Values set forth in Exhibits C and D as in effect on the Delivery Date and a true copy of the calculations of the same performed by the Owner Participant at the time, to enable such accounting firm to determine whether the adjustments proposed by the Owner Participant are mathematically accurate, apply the same methodology and assumptions as were employed in the calculations of the Basic Rent and Termination Values in effect on the Delivery Date, and are otherwise in conformity with the provisions of this Lease. The Lessee and its financial advisors shall be entitled to submit such data and views as the Lessee may elect to such accounting firm concerning the proposed adjustments. The accounting firm shall be requested to deliver to each of the Owner Participant, the Lessee, the Lessor and the Indenture Trustee within 30 days after its appointment its determination as to the change; if any, that are appropriate with respect to the adjustments proposed by the Owner Participant. The adjustments proposed by the Owner Participant, if not disputed by the Lessee as provided above, or the determination of the accounting firm as provided above, as the case may be, shall be conclusive, final and binding upon the Lessor, the Lessee and the Owner Participant, and Exhibits C and D shall be amended to reflect them. All reasonable fees and expenses payable to an accounting firm pursuant to this paragraph shall be paid by the Lessee except that such fees and expenses shall be paid entirely by the Owner Participant if, as a rest of changes determined by the accounting firm, the net present value, discounted at the Applicable Rate or such other rate as the Lessee may have specified as provided above in this paragraph, of Basic Rent remaining to be paid is five basis points (0.05%) or more lower than it would have been under the adjustments proposed by the Owner Participant.

            (e) Manner of Payment.

            All Rent payable by the Lessee to the Lessor hereunder shall be paid to the Lessor at its principal office at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware, 19801, Attention: Corporate Trust Administration, or to such other address as the Lessor shall specify in a notice to the Lessee, in United States dollars in immediately available funds, so that the Lessor receives the full amount of each payment not later than 12:00 noon Eastern Time on the due date thereof, except that so long as the Indenture shall not have terminated pursuant to its terms, all Rent payable to the Lessor (other than Excepted Payments) shall be paid to the Indenture Trustee, in the manner provided above, at its principal office as specified in the Indenture, or as the Indenture Trustee may otherwise direct by a notice delivered to the Lessee prior to the date of payment. If any Rent is due on a day that is not a Business Day, such Rent shall be paid on the next succeeding Business Day with the same force and effect as if paid on the scheduled date of payment and no interest shall accrue on the amount of such payment from and after such scheduled date to the time of payment on such next succeeding Business Day. Whether or not the Indenture remains in effect, Rent constituting Excepted Payments shall be paid directly to the Person entitled thereto.

            (f) Minimum Rent.

            Anything herein to the contrary notwithstanding,

                        (i) each installment of Basic Rent, whether or not such
                  installment has been adjusted pursuant to Section 3(d), shall be in an amount which is at least equal to the amount of any principal of and interest on the Equipment Notes that falls due and is payable by the Lessor pursuant to the terms of the Indenture (other than by reason of acceleration of the Equipment Notes) on the date when such installment of Basic Rent is due, and

                        (ii) Termination Value, whether or not Termination Value
                  has been adjusted pursuant to Section 3(d), shall be in an amount which is at least equal to, as of the applicable date of payment, the aggregate unpaid principal of and accrued interest on the Equipment Notes (other than overdue amounts attributable to an Indenture Event of Default not caused solely by an Event of Default).

The preceding sentence is intended solely to provide for, and to allocate as between the Lessor and the Lessee the risk of, the possibility of miscalculation by the Lessor and the Lessee of amounts of Rent which it is contemplated will be available to the Indenture Trustee, as the Lessor's security assignee under the Indenture, for application to the payment of amounts payable by the Lessor on the Equipment Notes. The Lessee does not guarantee, and nothing in this paragraph (f) shall be construed to be a guarantee by the Lessee, that the Lessor will repay any principal of or pay any premium or interest on any Equipment Notes or that the Indenture Trustee will, or will be able to, apply for such purposes any amount of Rent paid by the Lessee.

            (g) Rent Obligations Unconditional.

            The Lessee's obligations to pay all Rent due and owing under the terms hereof shall be absolute and unconditional and shall not be affected by any circumstance whatsoever including, without limitation, (i) any setoff, counterclaim, recoupment or other right which the Lessee may have against the Lessor, the Owner Participant, the Indenture Trustee, the holders of the Equipment Notes or anyone else for any reason whatsoever, (ii) any defect in the title, airworthiness, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interference, interruption or cessation in or prohibition of the use or possession thereof by the Lessee for any reason whatsoever, including, without limitation, any such interference, interruption, cessation or prohibition resulting from the act of any governmental authority or any violation by the Lessor of Section 4 hereof,
(iii) any Liens, encumbrances or rights of others with respect to the Aircraft,
(iv) the invalidity or unenforceability or lack of due authorization or other infirmity of this Lease or any lack of right, power or authority of the Lessor or the Lessee to enter into this Lease, (v) any insolvency, bankruptcy, reorganization or similar proceedings by or against the Lessee, or any other Person, or (vi) any other cause whether similar or dissimilar to the foregoing, any present or future law notwithstanding, it being the intention of the parties that all Rent payable by the Lessee hereunder shall continue to be payable in all events in the manner and at the times provided herein. Such Rent shall not be subject to any abatement and the payments thereof shall not be subject to any setoff or any reduction for any reason other than manifest error in the calculation thereof or the documentation of this Lease. To the extent permitted by Applicable Law, the Lessee waives any rights which it may now have or which may be conferred upon it by statute or otherwise to terminate, cancel, quit or surrender this Lease except in accordance with the terms hereof. Nothing herein shall be construed as a waiver by the Lessee of any claim it may have against any Person arising under any of the Operative Agreements or otherwise, including, without limitation, any claim that Rent payments demanded from or paid by the Lessee are or were not due, are or were erroneous or were paid under mistake or protest, or be construed as a limitation on any rights of the Lessee to assert any claim in any proceeding at law, in equity or otherwise against the Lessor or any other Person and to pursue and obtain relief on such claim in such manner as the Lessee shall deem appropriate other than by setoff against Rent payments due under the terms hereof.

Section 4.  The Lessor's Representations and Warranties.

            (a) THE LESSOR LEASES THE AIRCRAFT HEREUNDER "AS-IS" AND NEITHER THE LESSOR, TRUST COMPANY INDIVIDUALLY NOR THE OWNER PARTICIPANT SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, CONDITION, VALUE, DESIGN, OPERATION, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, PERFORMANCE OR FITNESS FOR USE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT OR ANY PART THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that the Lessor warrants that on the Delivery Date the Lessor shall have received whatever title was conveyed to it by the Lessee and the Lessor warrants that the Aircraft shall be free of Lessor's Liens during the Term.

            (b) The Lessor covenants that during the Term, as long as no Event of Default has occurred and is continuing, the Lessee's possession, use and quiet enjoyment of the Aircraft leased hereunder shall not be interrupted by the Lessor (or any Person claiming through the Lessor).

Section 5.  Possession, Operation and Use,
            Maintenance Registration and Insignia.

            (a) General.

            Except as otherwise expressly provided herein, the Lessee shall be entitled during the Term to operate, use, locate, employ or otherwise utilize or not utilize the Airframe, Engines and Parts leased hereunder in any lawful manner or place in accordance with the Lessee's business judgment.

            (b) Possession.

            The Lessee shall not sublease, or otherwise in any manner deliver, relinquish or transfer possession of the Airframe or any Engine leased hereunder to any Person or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe, during the Term, without the prior consent of the Lessor, which consent shall not be unreasonably withheld, except that the Lessee may without the prior consent of the Lessor:

                        (i) enter into a charter or wet lease or other similar
                  arrangement under which the Lessee has operational control of the

                  Airframe and any Engines installed thereon in the course of the Lessee's business (which shall not be considered a transfer of possession hereunder), provided that the Lessee's obligations under this Lease shall continue in full force and effect notwithstanding any such charter or wet lease or other similar arrangement;

                        (ii) deliver possession of the Airframe or any Engine or
                  any Part to the manufacturer thereof or to any organization for testing, service, repair, maintenance, overhaul work or other similar purposes or for alterations or modifications or additions required or permitted by the terms of this Lease;

                        (iii) subject the Airframe and any Engines installed
                  thereon to interchange agreements or any Engine to interchange or pooling agreements or arrangements which are applicable to other similar property owned by or leased to the Lessee and are entered into by the Lessee in the course of its airline business with any air carrier, provided, that (A) no such agreement or arrangement shall under any circumstances result in, contemplate or require the transfer of title to the Aircraft or Airframe and (B) if the Lessor's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Lessee shall comply with Section 7(e) hereof in respect thereof;

                        (iv) install an Engine on an airframe owned by the
                  Lessee free and clear of all Liens except (A) Permitted Liens,
                  (B) those which apply only to the engines (other than the Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe, and (C) those created by the rights of other air carriers under interchange or pooling agreements or other arrangements customary in the airline industry which do not contemplate, permit or require the transfer of title to such airframe or engines installed thereon;

                        (v) install an Engine on an airframe, leased to the
                  Lessee or purchased by the Lessee subject to a conditional sale or other security agreement, provided that such Engine shall not thereby become subject to the lien of such lease, conditional sale or other security agreement;

                        (vi) install an Engine on an airframe, owned by the
                  Lessee, leased by the Lessee or purchased by the Lessee subject to a conditional sale or other security agreement under circumstances where neither clause (iv) nor clause (v) above is applicable, provided that any divestiture or non-curable impairment of title to such Engine resulting from such installation shall be deemed an Event of Loss with respect to such Engine and the Lessee shall comply with Section 7(e) hereof;

                        (vii) transfer possession of the Airframe or Engine to
                  the United States of America or any instrumentality thereof pursuant to the Civil Reserve Air Fleet Program (as established and administered pursuant to Executive Order 11490, as amended, as superseded by United States Executive Order No. 12656) or any similar or substitute program;

                        (viii) transfer possession of the Airframe or any Engine
                  to the United States of America, or to a foreign government, when required by Applicable Law (it being understood that nothing in this clause (viii) shall relieve the Lessee from its obligations under Section 8(a) if such transfer becomes an Event of Loss); and

                        (ix) transfer possession of the Airframe or any Engine
                  to the United States of America or any instrumentality or agency thereof pursuant to a sublease, contract or other instrument;

                        (x) so long as no Specified Default shall have occurred
                  and be continuing, and subject to the provisions of this
                  Section 5(b), enter into a sublease with respect to any Engine or the Airframe and Engines or engines then installed on the Airframe to a Permitted Sublessee which is not the subject of a petition filed under any bankruptcy laws or other insolvency laws in effect at the time such sublease is entered into, or any other foreign air carrier; provided that in the case only of a sublease to a foreign air carrier that is not a Permitted Sublessee, the Lessor receives at the time of such sublease an opinion of counsel to the Lessee (which counsel shall be reasonably satisfactory to the Lessor) to the effect that there exist no possessory rights in favor of the sublessee under the laws of such sublessee's country which would, upon bankruptcy or insolvency of or other default by the Lessee and assuming that at such time such sublessee is not insolvent or bankrupt, prevent the return of such Engine or the Airframe and such Engine or engine to the Lessor in accordance with and when permitted by the terms of Section 17(a) upon the exercise by the Lessor of its remedies under Section 17(a);

provided that (1) the rights of any transferee who receives possession by reason of a transfer permitted by this Section 5(b) (other than by a transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to all the terms of this Lease, (2) the Lessee shall remain primarily liable hereunder for the performance of all the terms of this Lease and all the terms and conditions of this Lease and the other applicable Operative Agreements shall remain in effect and (3) no sublease or transfer of possession otherwise in compliance with this Section 5(b) shall
(x) result in any registration or reregistration of the Aircraft except to the extent permitted by Section S(e) or the maintenance, operation or use thereof except in compliance with Sections 5(c) and 5(d), (y) permit any action not permitted to the Lessee hereunder or (z) extend beyond the end of the Term (except to the extent that the Lessee shall have irrevocably committed to exercise a purchase option in accordance with the terms hereof).

            In the case of any sublease permitted under this Section 5(b), the Lessee will include in such sublease appropriate provisions which (a) make such sublease expressly subject and subordinate to all of the terms of this Lease and the Indenture, including the rights of the Lessor and the Indenture Trustee to avoid such sublease in the exercise of their rights to repossession of the Airframe and Engines hereunder and thereunder; (b) expressly prohibit any further subleasing of the Airframe and Engines; (c) require that the Airframe and Engines be maintained in accordance with a maintenance program approved by the Aeronautical Authority applicable thereto; (d) require the sublessee to comply with the terms of Section 9 hereof; (e) limit the term of such sublease (including renewal rights) to a period not beyond the end of the Term unless the Lessee shall then have irrevocably committed to exercise a purchase option in accordance with the terms hereof; and (f) require that the Airframe and Engines be used in accordance with the limitations applicable to the Lessee's possession and use provided in this Lease.

            The Lessor hereby agrees for the benefit of the lessor or secured party of any airframe (other than the Airframe) leased to the Lessee or purchased by the Lessee subject to a conditional sale or other security agreement, which lease or conditional sale or other security agreement also covers an engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement, that the Lessor will not acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine as the result of such engine being installed on the Airframe at any time while such engine is owned by such lessor or is subject to such conditional sale or other security agreement or security interest in favor of such secured party.

            (c) Operation and Use.

            The Lessee shall not operate, use or locate the Airframe or any Engine, or suffer such Airframe or any Engine to be operated, used or located
(i) in any area excluded from coverage by any insurance required by the terms of
Section 9 hereof, except in the case of a requisition by the United States of America where the Lessee obtains indemnity from the Government against substantially the same risks and for at least the amounts of the insurance required by Section 9 hereof covering such area, or (ii) outside the United States or Canada in any recognized or, in the Lessee's reasonable judgment, threatened area of hostilities unless covered by war risk insurance, or in either case unless the Airframe or such Engine is operated or used under contract with the Government under which contract the Government assumes liability for substantially the same risks in at least the same amounts as would be covered by such insurance. The Lessee shall not permit the Airframe or any Engine to be used or operated during the Term in violation of any Applicable Law or in violation of any airworthiness certificate, license or registration relating to the Aircraft or such Engines issued by any competent governmental authority, unless (i) the validity thereof is being contested in good faith and by appropriate proceedings which do not involve a material danger of the sale, forfeiture or loss of the Airframe or such Engine, or (ii) it is not possible for the Lessee to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which the Aircraft is then registered) because of a conflict with the applicable laws of the United States (or such jurisdiction in which the Aircraft is then registered).

            (d) Maintenance.

            The Lessee, at its own cost and expense, shall during the Term service, repair, maintain, overhaul and test the Airframe and each Engine or cause the same to be done in accordance with a maintenance program approved by the Aeronautical Authority, and shall keep or cause to be kept the Airframe and each Engine in such operating condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the applicable rules and regulations of the Aeronautical Authority, except when aircraft of the same type, model or series as the Airframe (powered by engines of the same type as those with which the Airframe shall be equipped at the time of grounding) registered in the same country have been grounded by the Aeronautical Authority, provided, however, that if the airworthiness certificate of the Aircraft shall be withdrawn, then, subject to
Section 8 hereof, so long as the Lessee is taking or causing to be taken all necessary action to promptly correct the condition which caused such withdrawal, no Event of Default shall arise from such withdrawal. Nothing herein shall be deemed to prevent the Lessee from taking the Aircraft out of service for maintenance or modifications permitted hereunder or storage in accordance with applicable Aeronautical Authority requirements and sound practice for such storage. The Lessee shall maintain or cause to be maintained all records, logs and other documents required by the Aeronautical Authority to be maintained in respect of the Aircraft.

            (e) Registration

            Except as otherwise permitted by Section 4.02(b) of the Participation Agreement, or as otherwise required by the Federal Aviation Act or rules, regulations, or orders promulgated thereunder, or to the extent that such registration cannot be effected or continued due to the Lessor's or the Owner Participant's failure to comply with the citizenship or other eligibility requirements for registration of commercial aircraft under the Transportation Code or any rule, regulation or order promulgated thereunder, the Aircraft shall be duly registered in the name of the Lessor under the Transportation Code at all times during the Term; provided that the Lessor shall execute and deliver all such documents as the Lessee may reasonably request for the purpose of effecting, continuing or (as provided in this Section 5(e) hereof and Section 4.02(b) of the Participation Agreement) changing such registration.

Section 6. Inspection; Financial Information.

            At all reasonable times during the Term, but upon at least 15 days' prior notice to the Lessee and at a time and place reasonably acceptable to the Lessee, the Lessor and the Indenture Trustee or their authorized representatives may at their own expense and risk conduct a visual walk-around inspection of the Aircraft and any Engine (including a visual walk-around inspection of the Aircraft during any "C" check or other heavy maintenance) and may inspect the books and records of the Lessee relating to the operation and maintenance thereof; provided that (a) such representatives shall be fully insured to the reasonable satisfaction of the Lessee by the Lessor or the Indenture Trustee with respect to any risks incurred in connection with any such inspection, (b) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations, (c) in the case of an inspection during a maintenance visit, such inspection shall not in any respect interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit or, in any event, at any time interfere with the use or operation of the Airframe or any Engine or with the normal conduct of the Lessee's or a permitted sublessee's business, and (d) the Lessee shall not be required to undertake or incur any additional liabilities in connection with any such inspection. All information obtained in connection with any such inspection shall be held confidential by the Lessor, the Indenture Trustee and the Owner Participant and shall not be furnished or disclosed by them to anyone other than each other, their bank examiners, auditors, accountants, agents and legal counsel and any Person with whom the Owner Participant is in good faith conducting negotiations relating to the possible transfer and sale of the Owner Participant's interest in the Trust Estate or the Aircraft, if such Person shall have entered into an agreement similar to that contained in this Section 6 whereby such Person agrees to hold such information confidential, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority or as may be necessary to enforce the terms of this Lease, provided, however, that the Lessor or the Owner Participant may during any time it is offering the Aircraft for sale make customary disclosures to prospective purchasers of the Aircraft as to the then current flight and maintenance status of the Aircraft. The Lessor and the Indenture Trustee shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection.

Section 7. Replacement and Pooling of Parts; Alterations, Modifications and Additions; Substitution of Engines.

            (a) Replacement of Parts.

            Except as otherwise provided in the proviso to the third sentence of
Section 7(d) or if the Airframe or an Engine to which a Part relates has suffered an Event of Loss, the Lessee, at its own cost and expense, will during the Term promptly replace all Parts that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, the Lessee, at its own cost and expense, may remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that the Lessee, at its own cost and expense, shall, except as otherwise provided in the proviso to the third sentence of Section 7(d), replace such Parts as promptly as practicable with replacement Parts or temporary replacement parts as provided in Section 7(c) hereof. All replacement Parts shall be free and clear of all Liens except for pooling arrangements to the extent permitted by Section 7(c) and Permitted Liens and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

            (b) Title to Parts.

            Except as otherwise provided in the proviso to the third sentence of
Section 7(d), all Parts at any time removed from the Airframe or any Engine shall remain the property of the Lessor and subject to this Lease, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated or installed in or attached to such Airframe or Engine and that meet the requirements for replacement Parts specified in Section 7(a). Immediately upon any replacement Part becoming incorporated or installed in or attached to an Airframe or Engine as provided in Section 7(a), without further act, (i) title to the replaced Part shall thereupon vest in the Lessee, in "as-is, where-is" condition, free and clear of all rights of the Lessor and the Indenture Trustee and any Lessor's Liens and shall no longer be deemed a Part hereunder; (ii) title to such replacement Part shall thereupon vest in the Lessor (subject only to Permitted Liens); and (iii) such replacement Part shall become subject to this Lease and be deemed part of such Airframe or Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or Engine.

            (c) Pooling or Parts Leasing.

            Any Part removed from the Airframe or from any Engine as provided in
Section 7(a) may be subjected by the Lessee to a pooling or parts leasing agreement or arrangement of a type customary in the airline industry entered into in the ordinary course of the Lessee's business, provided the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Sections 7(a) and 7(b) as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to the Airframe or any Engine in accordance with Section 7(a) may be owned by another airline or vendor as customary in the airline industry, subject to a pooling or parts leasing arrangement, provided that the Lessee, at its expense within a commercially reasonable time, either (i) causes title to such temporary replacement part to vest in the Lessor in accordance with Section 7(b) by the Lessee acquiring title thereto for the benefit of the Lessor free and clear of all Liens except Permitted Liens, at which time such temporary replacement part shall become a Part and become subject to this Lease or (ii) replaces such temporary replacement part by incorporating or installing in or attaching to such Airframe or Engine a further replacement Part owned by the Lessee free and clear of all Liens except Permitted Liens and by causing title to such further replacement Part to vest in the Lessor in accordance with Section 7(b).

            (d) Alterations, Modifications and Additions.

            The Lessee, at its own expense, shall make alterations and modifications in and additions to the Airframe and any Engine as may be required to be made from time to time during the Term by Applicable Law regardless of upon whom such requirements are, by their terms, nominally imposed; provided, that the Lessee may, in good faith, contest the validity or application of any such standard in any reasonable manner which does not materially adversely affect the Lessor or the lien of the Indenture. In addition, the Lessee, at its own expense, may from time to time make or cause to be made such alterations and modifications in and additions to the Airframe and any Engine as the Lessee may deem desirable in the proper conduct of its business (including, without limitation, removal of Parts), provided further that no such alteration, modification or addition diminishes, in the Lessee's reasonable judgment, the value, utility, condition or airworthiness of such Airframe or Engine below the value, utility, condition or airworthiness thereof immediately prior to such alteration, modification or addition, assuming such Airframe or Engine was then in the condition required to be maintained by the terms of this Lease, except that the value (but not the utility, condition or airworthiness) of the Aircraft may be reduced by the value of Parts which the Lessee deems obsolete or no longer suitable or appropriate for use in the Airframe or any Engine which shall have been removed and not replaced, if the aggregate value of all such obsolete or unsuitable Parts removed from the Aircraft and not replaced shall not exceed $300,000. Title to all Parts incorporated or installed in or attached or added to the Airframe or any Engine as the result of any alteration, modification or addition effected by the Lessee shall, without further act, vest in the Lessor free and clear of any Liens except Permitted Liens and become subject to this Lease; provided that the Lessee may, at any time during the Term, remove any such Part from the Airframe or an Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or Engine pursuant to the terms of Section 5(d) or the first sentence of this Section 7(d) and (iii) such Part can be removed from such Airframe or Engine without diminishing or impairing the value, condition, utility or airworthiness which such Airframe or Engine would have had at the time of removal had such alteration, modification or addition not been effected by the Lessee assuming the Aircraft was otherwise maintained in the condition required by this Lease. Upon the removal by the Lessee of any such Part as above provided, title thereto shall, without further act, vest in the Lessee, in "as-is, where-is" condition, free and clear of all rights of the Lessor and the Indenture Trustee and any Lessor's Liens and such Part shall no longer be deemed a Part hereunder. Any Part not removed by the Lessee as above provided prior to the return of the Airframe or respective Engine to the Lessor hereunder shall remain the property of the Lessor.

            (e) Substitution of Engines.

            The Lessee shall have the right at its option at any time, on at least 30 days' prior notice to the Lessor and the Indenture Trustee, to substitute, and if an Event of Loss shall have occurred with respect to an Engine, shall within 90 days of the occurrence of such Event of Loss and on at least five days' prior notice to the Lessor substitute, a Replacement Engine for any Engine not then installed or held for use on the Airframe. In such event, immediately upon the effectiveness of such substitution on the date set forth in such notice and without further act, (i) title to the Replacement Engine shall thereupon vest in the Lessor free and clear of all Liens (other than Permitted Liens), (ii) title to the replaced Engine shall thereupon vest in the Lessee, in "as-is, where-is" condition, free and clear of all rights of the Lessor and the Indenture Trustee and any Lessor's Liens and shall no longer be deemed an Engine hereunder, and (iii) such Replacement Engine shall become subject to this Lease and be deemed part of the Aircraft for all purposes hereof to the same extent as the Engine originally installed on or attached to the Airframe. Upon the substitution of a Replacement Engine, the following conditions shall be satisfied at the Lessee's sole cost and expense and the parties agree to cooperate with the Lessee to the extent necessary to enable it to timely satisfy such conditions:

                        (i) the following documents shall be duly authorized,
                  executed and delivered by the respective party or parties thereto, and an executed counterpart of each shall be delivered to the Lessor, the Owner Participant and, if the Indenture is in effect, the Indenture Trustee:

                              (A) a Lease Supplement covering the Replacement
                        Engine, which shall have been duly filed for recordation with the FAA;

                              (B) so long as the Indenture shall not have been
                        satisfied and discharged, an Indenture Supplement covering the Replacement Engine, which shall have been duly filed for recordation with the FAA;

                              (C) a full warranty bill of sale (as to title), in
                        form and substance satisfactory to the Lessor, covering the Replacement Engine, executed by the owner thereof in favor of the Lessor;

                              (D) as long as the Indenture is in effect, such
                        documents as may be required under Section 9.08 of the Indenture relating to the Replacement Engine;

                              (E) (i) so long as the Indenture shall not have
                        been satisfied and discharged, such Uniform Commercial Code financing statements covering the security interests created by the Indenture (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Replacement Engine may be registered in accordance with Section 5(e)), and (ii) "precautionary" Uniform Commercial Code financing statements as are deemed necessary or desirable by counsel for the Owner Participant or the Indenture Trustee to protect the ownership interests of the Owner Trustee and the security interests of the Indenture Trustee in the Replacement Engine; and

                              (F) an Officer's Certificate of the Lessee
                        certifying that the Replacement Engine is of at least equal value and utility, and in as good operating condition, as the Engine it replaces assuming such Engine had been maintained in the condition required hereunder; and

                        (ii) upon request by the Lessor or the Indenture
                  Trustee, the Lessee shall furnish the Lessor and the Indenture Trustee with an opinion, reasonably satisfactory in form and substance to the Lessor and the Indenture Trustee, of the Lessee's counsel, which may be the Lessee's General Counsel or Associate General Counsel, to the effect that such bills of sale or other documents reasonably requested by the Lessor or the Indenture Trustee are sufficient to convey title to such Replacement Engine to the Lessor and with respect to the effectiveness of the interests in the Indenture Estate which the Indenture purports to create.

            Upon satisfaction of all conditions to such substitution, (x) the Lessor shall execute and deliver, and cause the Indenture Trustee to execute and deliver to the Lessee such bills of sale and other documents and instruments as the Lessee shall reasonably request to evidence the transfer to the Lessee and vesting of all right, title and interest in and to the replaced Engine in the Lessee, in "as-is, where-is" condition, free and clear of all right, title and interest of the Lessor and the Indenture Trustee, and any Lessor's Liens; (y) the Lessor shall assign to the Lessee all claims it may have against any other Person relating to an Event of Loss giving rise to such substitution and shall exercise such rights as it has to cause such assignment to be free and clear of the Lien of the Indenture and (z) the Lessee shall receive all insurance proceeds (other than those reserved to others under Section 9(f) hereof) and proceeds in respect of any Event of Loss giving rise to such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Sections 9(e)(i) and 8(e)(B).

Section 8. Loss, Destruction or Requisition.

            (a) Event of Loss with Respect to the Airframe.

            Upon the occurrence of an Event of Loss with respect to the Airframe, the Lessee shall forthwith (and in any event within 30 days after such occurrence) give the Lessor and the Indenture Trustee notice of such Event of Loss. The Lessee shall, within 60 days after such occurrence, give the Lessor and the Indenture Trustee notice of its election to perform one of the following options (it being agreed that if the Lessee shall not have given the Lessor such notice of such election, the Lessee shall be deemed to have elected to perform the option identified in the following clause (ii)):

                        (i) subject to the satisfaction of the closing
                  conditions contained in Section 8(d), on a date not more than 180 days after the occurrence of the Event of Loss, convey or cause to be conveyed to the Lessor, and to be leased by the Lessee hereunder in replacement of the Airframe and Engines with respect to which the Event of Loss occurred, a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to such Event of Loss), such Replacement Airframe and Replacement Engines to be free and clear of all Liens except Permitted Liens and to have a value and utility at least equal to the Airframe and Engines, if any, so replaced (assuming such Airframe and Engines were in the condition and repair required by the terms hereof); provided that, if the Lessee shall not perform its obligation to effect such replacement under this clause (i) during the 180-day period of time provided herein, it shall give the Lessor and the Indenture Trustee notice to such effect upon or before the expiration of such period of time and shall promptly pay on the first Loss Payment Date next following the thirtieth
                  (30th) day after the date of such notice to the Lessor, in immediately available funds, the amount specified in clause
                  (ii) below; or

                        (ii) pay or cause to be paid to the Lessor in
                  immediately available funds on a date specified at least 30 days in advance by the Lessee, which date shall be a Termination Date not more than 180 days after the occurrence of the Event of Loss, an amount equal to (A) the arrears portion, if any, of Basic Rent payable on such Termination Date, or if such Termination Date is not a date on which Basic Rent is payable, a pro-rata portion (pro-rated daily) of the arrears portion, if any, of Basic Rent payable on the next succeeding date on which Basic Rent is payable, together with all unpaid Termination or Basic Rent, if any, payable before such payment date plus (B) all unpaid Supplemental Rent (other than Value) due on or before such payment date, plus (C) the Termination Value for the Aircraft determined as of the date of payment or, if such date of payment is beyond the end of the Term, the Termination Value as of the last Termination Date of the Term.

            (b) Effect of Replacement.

            Should the Lessee have provided a Replacement Aircraft as provided for in Section 8(a)(i), (i) this Lease shall continue with respect to such Replacement Aircraft as though no Event of Loss had occurred; (ii) the Lessor shall convey "as-is, where-is", without recourse or warranty except for a warranty against Lessor's Liens, to the Lessee all right, title and interest of the Lessor, in and to the Airframe and the Engine or Engines, if any, installed on the Airframe upon the occurrence of the Event of Loss by executing and delivering to the Lessee such bills of sale and other documents and instruments as the Lessee may reasonably request to evidence such conveyance and shall exercise such rights as it has to cause such Airframe and Engines and the Purchase Agreement and Assignment with respect to such Airframe and Engines to be released from the Lien of the Indenture; (iii) the Lessor shall assign to the Lessee all claims it may have against any other Person arising from the Event of Loss and (iv) the Lessee shall be entitled to receive all insurance proceeds (other than those reserved to others under Section 9(f)) and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Aircraft as provided in Sections 9(e)(iii) and 8(e)(i).

            (c) Effect of Termination Value Payment.

            In the event of a payment in full of the Termination Value for the Aircraft and other Rent payable as provided in Section 8(a)(ii), (i) this Lease and the obligations of the Lessee to pay Rent (except for Supplemental Rent obligations which survive pursuant to Section 3(c) and Articles 6 and 7 of the Participation Agreement or the Tax Indemnity Agreement or which have accrued but have not otherwise been paid as of the date of such payment) shall terminate and the Term shall end, (ii) any remaining insurance proceeds (other than those reserved to others under Section 9(f)), including any investment interest thereon, shall be promptly paid over to the Lessee; and
(iii) the Lessor shall convey, "as-is, where-is" without recourse or warranty, except for a warranty against Lessor's Liens, to the Lessee all right, title and interest of the Lessor in and to the Airframe and Engines and shall execute and deliver to the Lessee such bills of sale and other documents and instruments as the Lessee may reasonably request to evidence such conveyance and shall exercise such rights as it has to cause to be released from the Lien of the Indenture, the Airframe and the Engines and the Purchase Agreement and Assignment with respect to such Airframe and Engines, all claims for damage to such Airframe and Engines, if any, against third persons arising from the Event of Loss and any interest of the Lessor in engines (which are not Engines) installed on the Airframe.

            (d) Conditions to Airframe Replacement.

            The Lessee's right to substitute a Replacement Aircraft as provided in Section 8(a)(i) shall be subject to the fulfillment, at the Lessee's sole cost and expense, in addition to the conditions contained in such Section 8(a)(i), of the following conditions precedent:

                        (i) On the date when the Replacement Aircraft is
                  delivered to the Lessor (such date being referred to in this Section 8(d) as the "Replacement Closing Date"), no Event of Default shall have occurred and be continuing and the Lessor and the Indenture Trustee shall have received an Officer's Certificate so certifying;

                        (ii) On the Replacement Closing Date the following
                  documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereof (or, in the case of the FAA Bills of Sale (or a comparable document, if any, of another Aeronautical Authority, if applicable) referred to below, a photocopy thereof) shall have been delivered to the Lessor and the Indenture Trustee:

                  (A) a Lease Supplement covering the Replacement Aircraft,
            which shall have been duly filed for recordation with the FAA;

                  (B) so long as the Indenture shall not have been discharged and satisfied, an Indenture Supplement covering the Replacement Aircraft, which shall have been duly filed for recordation with the FAA;

                  (C) an FAA Bill of Sale (or a comparable document, if any, of another Aeronautical Authority, if applicable) covering the Replacement Aircraft, executed by the owner thereof in favor of the Lessor, and dated the Replacement Closing Date;

                  (D) a full warranty (as to title) bill of sale, in form and substance satisfactory to the Indenture Trustee and the Lessor, covering the Replacement Aircraft, executed by the owner thereof in favor of the Lessor, dated the Replacement Closing Date;

                  (E) as long as the Indenture is in effect, such documents as may be required under Section 9.08 of the Indenture;

                  (F) (1) so long as the Indenture shall not have been
            discharged, such Uniform Commercial Code financing statements (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Replacement Aircraft may be registered in accordance with Section 5(e)) covering the security interests created by the Indenture, and
            (2) such "precautionary" Uniform Commercial Code financing statements as are deemed necessary or desirable by counsel for the Owner Participant or the Indenture Trustee to protect the ownership interests of the Owner Trustee and the security interests of the Indenture Trustee in the Replacement Aircraft; and

                  (G) an Officer's Certificate of the Lessee certifying that the
            Replacement Aircraft is a Canadair Regional Jet Series 200ER aircraft of a more advanced model in as good operating condition as, the Aircraft it replaces assuming such Aircraft had been maintained in the condition required hereunder;

                        (iii) On or before the Replacement Closing Date, the
                  Lessor and the Indenture Trustee (acting directly or by authorization to their respective special counsel) shall have received such documents and evidence with respect to the Lessee, the Lessor, the owner of such Replacement Aircraft or the Indenture Trustee, as the Lessor or the Indenture Trustee or their respective special counsel may reasonably request in order to establish the consummation of the transactions contemplated by Section 8(a)(i) and this Section 8(d), the taking of all necessary corporate action in connection therewith and compliance with the conditions set forth in this
                  Section 8(d), in each case in form and substance reasonably satisfactory to the Lessor and the Indenture Trustee;

                        (iv) The Lessor and the Indenture Trustee (acting
                  directly or by authorization to their respective special counsel) shall each have received satisfactory evidence as to the compliance with Section 9 hereof with respect to the Replacement Aircraft;

                        (v) On the Replacement Closing Date, (A) the Lessor
                  shall receive good title to the Replacement Aircraft free and clear of

                  Liens (other than Permitted Liens), (B) the Replacement Aircraft shall have been duly certified by the Aeronautical Authority as to type and airworthiness in accordance with the terms of this Lease, and (C) application for registration of the Replacement Aircraft in accordance with Section 5(e) shall have been duly made with the Aeronautical Authority;

                        (vi) the Owner Participant shall have received an
                  appraisal reasonably satisfactory to it with respect to the Replacement Aircraft;

                        (vii) The Lessor and the Indenture Trustee shall have
                  received (acting directly or by authorization to its special counsel) (A) an opinion, satisfactory in form and substance to the Lessor and the Indenture Trustee, of counsel to the Lessee (which may be the Lessee's General Counsel) to the effect that the bill of sale referred to in clause (ii)(D) above constitutes an effective instrument for the conveyance of title to the Replacement Airframe and Replacement Engines, if any, to the Lessor, and (B) an opinion of qualified FAA counsel (or counsel in such jurisdiction outside of the United States where the Aircraft may be registered in accordance with
                  Section 5(e)), as to, in the case of FAA counsel, the due recordation of the Lease Supplement, the Indenture Supplement and all other documents or instruments the recordation of which is necessary to perfect and protect the rights of the Lessor and the Indenture Trustee in the Replacement Aircraft or, in the case of counsel in another jurisdiction, the taking of all action necessary in such jurisdiction for such purposes; and

                        (viii) Either (1) the Owner Participant shall have
                  received an opinion of independent tax counsel (selected by the Owner Participant and reasonably acceptable to the Lessee), reasonably satisfactory to the Owner Participant, to the effect that there shall be no adverse tax consequences resulting from such replacement (and the Owner Participant shall use its best efforts to cause a timely opinion to be delivered) or (2) the Lessee shall have agreed to indemnify the Owner Participant for such adverse tax consequences as may be identified in such an opinion.

            (e) Non-Insurance Payments Received on Account of an Event of Loss.

            As between the Lessor and the Lessee, any payments on account of an Event of Loss (other than insurance proceeds or other payments the application of which is provided for in this Section 8 or elsewhere in this Lease, as the case may be, or payments in respect of damage to the business or property of the Lessee) with respect to the Aircraft, an Engine or any Part received at any time by the Lessor or by the Lessee from any governmental authority or other Person will be applied as follows:

                        (i) if such payments are received with respect to an
                  Event of Loss as to the Aircraft, and the Airframe or the Airframe and the Engines or engines installed thereon are being replaced by the Lessee pursuant to Section 8(a)(i), such payments shall be paid over to, or retained by, the Lessee, provided that if the Lessee has not completed such replacement, such payments shall be paid over to, or retained by, the Lessor as security, and upon completion of, or in connection with a closing for, such replacement, be paid over to or retained by the Lessee;

                        (ii) if such payments are received with respect to an
                  Event of Loss to an Engine or Part that has been or is being replaced by the Lessee pursuant to the terms hereof, such payments shall be paid over to, or retained by, the Lessee; and

                        (iii) if such payments are received with respect to an
                  Event of Loss as to the Aircraft, and if the Airframe or the Airframe and the Engines or engines installed thereon has not been and will not be replaced as contemplated by Section 8(a),
                  (x) so much of such payments as shall not exceed the Termination Value and other amounts required to be paid by the Lessee pursuant to Section 8(a) hereof shall be applied in reduction of the Lessee's obligation to pay such Termination Value and other amounts, to the extent not already paid by the Lessee, and, after the Termination Value and all amounts required to be paid to the Lessor pursuant to Section 8(a)(ii) above shall be paid in full, shall be applied to reimburse the Lessee for such Termination Value and other amounts up to the full amount thereof, and (y) the balance, if any, of such payment remaining thereafter shall be applied to reimburse the Lessee for its reasonable costs (including attorney's fees), if any, of procuring such payments, and (z) the balance remaining, if any, shall then be distributed between the Lessor and the Lessee as their interests may appear.

            (f) Requisition for Use.

            In the event of a requisition for use by any government during the Term of the Airframe and the Engines, if any, or engines installed on the Airframe, the Lessee shall promptly notify the Lessor of such requisition and all of the Lessee's obligations under this Lease shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Lessee shall have been prevented or delayed by such requisition, provided that the Lessee's obligations for the payment of money and under Section 9 (except while an assumption of liability by the government of the United States of the scope referred to in Section 5(c) is in effect) shall not be reduced or delayed by such requisition. Any payments received by the Lessor or the Lessee from such government with respect to such requisition of use shall be paid over to, or retained by, the Lessee. In the event of an Event of Loss of an Engine resulting from the requisition for use by a government of such Engine (but not the Airframe), the Lessee will replace such Engine hereunder by complying with the terms of Section 7(e) and any payments received by the Lessor or the Lessee from such government with respect to such requisition shall be paid over to, or retained by, the Lessee.

            (g) Certain Payments to be Held As Security.

            Any amount referred to in this Section 8 or Section 9 hereof which is payable to the Lessee shall not be paid to the Lessee, or, if it has been previously paid directly to the Lessee, shall not be retained by the Lessee, if at the time of such payment a Specified Default shall have occurred and be continuing, but shall be paid to and held by the Lessor as security for the obligations of the Lessee under this Lease, and at such time as there shall not be continuing any such Specified Default, such amount and any gain realized as a result of Permitted Investments required to be made pursuant to Section 15 or
Section 5.08 of the Indenture shall be paid over to the Lessee.

Section 9. Insurance.

            (a) Public Liability and Property Damage Insurance.

            Subject to the rights of the Lessee under Section 9(d), the Lessee shall, without expense to the Lessor, maintain or cause to be maintained in effect at all times during the Term with insurers of recognized responsibility public liability insurance (including, without limitation, passenger legal liability, property damage and product liability coverage but excluding manufacturer's product liability coverage) with respect to the Aircraft in an amount not less than the Lessee may carry from time to time on other similar aircraft in its fleet but not less than the Minimum Liability Amount; provided that an agreement of the Government to insure against or indemnify for substantially the same risks to at least the same amount shall satisfy the requirements of this Section 9(a). Such insurance shall be of the type usually carried by the Lessee with respect to similar aircraft and engines, and covering risks of the kind customarily insured against by the Lessee.

            During any period that the Aircraft is grounded and not in operation for any reason, the Lessee may modify the insurance required by this Section 9(a)(i) to reduce the amounts of public liability and property damage insurance and (ii) to modify the scope of the risks covered and the type of insurance, in both circumstances to conform to such insurance customary in the United States airlines industry for regional air carriers similarly situated with the Lessee in respect of similar aircraft which are grounded, not in operation, and stored or hangared, except that the amounts of coverage and scope of risk covered and the type of insurance shall be the same as from time to time applicable to aircraft owned or leased by Lessee on the ground, not in operation, and stored or hangared.

            (b) Insurance Against Loss or Damage to the Aircraft and Engines.

            Subject to the rights of the Lessee under Section 9(d), the Lessee shall, without expense to the Lessor, maintain or cause to be maintained in effect at all times during the Term with insurers of recognized responsibility all risk, agreed value, ground and flight hull insurance, which may exclude war risks and allied perils, covering the Aircraft for an amount not less than the Termination Value from time to time; provided that, neither the Lessee nor any Permitted Sublessee shall be required to maintain all-risk flight aircraft hull insurance with respect to any period in which the Aircraft is grounded for any reason and properly stored or hangared. Such hull insurance or other personal property insurance of the Lessee shall cover Engines or engines and Parts temporarily removed from the Airframe, pending replacement by installation of the same or similar Engines, engines or Parts on the Airframe but such insurance need not cover an Engine while attached to an airframe not owned, leased or operated by the Lessee or a permitted sublessee. Such insurance shall be of the type usually carried by the Lessee with respect to similar aircraft and engines, and covering risks of the kind customarily insured against by the Lessee. If and to the extent that the Lessee or a sublessee operates the Aircraft (A) on routes where it maintains war risk insurance in effect with respect to other similar owned or leased aircraft in its fleet, or (B) on routes (other than routes within the United States, Canada, Mexico, Bermuda and islands other than Cuba in the Caribbean Basin) where the custom in the industry is to carry war risk insurance, the Lessee or such sublessee shall maintain or cause to be maintained such insurance in effect with respect to the Aircraft in the lesser of an amount at least equal to Termination Value or the amount of such insurance customarily carried by corporations engaged in the same or similar business similarly situated with the Lessee and owning or operating similar aircraft and engines on such routes or similar routes, provided that if the requirement to maintain war risk insurance arises under clause (A) of this sentence, such insurance shall be maintained in an amount not less than that maintained by the Lessee or such sublessee on similar aircraft in its fleet. An agreement by the United States Government to insure against or indemnify for substantially the same risks to at least the same amount will satisfy any of the requirements of this Section 9(b).

            (c) Additional Insureds; Loss Payment.

            The Lessee shall cause all policies of insurance carried in accordance with this Section 9 to name the Additional Insureds as their respective interests may appear as additional insureds. Such policies shall provide with respect to such Additional Insureds that (i) none of their respective interests in such policies shall be invalidated by any act or omission or breach of warranty or condition contained in such policies by the Lessee or, in the case of any particular Additional Insured, any other Additional Insured; (ii) no cancellation or lapse of coverage for nonpayment of premium or otherwise, and no substantial change of coverage which adversely affects the interests of any such Additional Insured, shall be effective as to such Additional Insured until 30 days (or such lesser period as may be applicable in the case of any war risk coverage) after receipt by such Additional Insured of written notice from the insurers of such cancellation, lapse or change; (iii) they shall have no liability for premiums, commissions, calls, assessments or advances with respect to such policies; (iv) such policies will be primary without any right of contribution from any other insurance carried by such Additional Insureds; and
(v) the insurers waive any rights of set-off, counterclaim, deduction or subrogation against such Additional Insureds. Each liability policy shall provide that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and provide that the exercise by the insurer of rights of subrogation derived from rights retained by the Lessee will not delay payment of any claim that would otherwise be payable but for such rights of subrogation. Each hull policy shall name the Indenture Trustee as loss payee as long as the Indenture shall remain in effect and thereafter shall name the Lessor as loss payee; provided that, so long as the insurers shall not have received written notice that an Event of Default has occurred and is continuing, if insurance proceeds in the aggregate equal $2,000,000 or less, then such proceeds shall be payable to the Lessee and, notwithstanding the foregoing, any amounts up to Termination Value (i) of any proceeds which in the aggregate exceed $2,000,000, (ii) of any proceeds in respect of a total loss or an Event of Loss or (iii) if the insurers shall have received written notice that an Event of Default has occurred and is continuing, any proceeds with respect to any single loss, shall be payable to such loss payee.

            (d) Deductibles and Self-Insurance.

            The Lessee may from time to time self-insure, by way of deductible or premium adjustment provisions in insurance policies or otherwise, the risks required to be insured against pursuant to this Section 9 in such amounts as are then self-insured with respect to similar owned or leased aircraft in the Lessee's fleet but in no case shall such self-insurance in the aggregate exceed $15,000,000 on a per occurrence or on fleetwide basis. A deductible per occurrence that is not in excess of the prevailing standard market deductible for similar aircraft shall be permitted, for each aircraft in the Lessee's fleet, in addition to such self-insurance.

            (e) Application of Hull Insurance Proceeds.

            Subject to Section 8(g), as between the Lessor and the Lessee, any payments received under policies of hull or other property insurance required to be maintained by the Lessee pursuant to Section 9(b), shall be applied as follows:

                        (i) if such payments are received with respect to loss
                  or damage (including an Event of Loss with respect to an Engine) not constituting an Event of Loss with respect to the Airframe, payments in the aggregate of $2,000,000 or less shall be paid over to or retained by the Lessee and, subject to Section 9(c), any payments which in the aggregate are greater than $2,000,000 shall be paid over to or retained by the Lessor for payment to the Lessee only upon performance of its repair or replacement obligation;

                        (ii) if such payments are received with respect to an
                  Event of Loss with respect to the Airframe and the Airframe is not being replaced by the Lessee pursuant to Section 8(a)(i), so much of such payments as shall not exceed the Termination Value and other amounts required to be paid by the Lessee pursuant to Section 8(a)(ii) shall be applied in reduction of the Lessee's obligation to pay such amounts if not already paid by the Lessee, and to reimburse the Lessee if such amounts shall have been paid, and the balance, if any, of such payments shall be promptly paid over to or retained by the Lessee; and

                        (iii) if such payments are received with respect to the
                  Airframe or the Airframe and Engines or engines installed thereon and the Airframe is being replaced by the Lessee pursuant to Section 8(a)(i), such payments shall be paid over to, or retained by the Lessee, provided that if the Lessee has not completed such replacement, such payments shall be paid over to, or retained by, the Lessor as security, and upon completion of, or in connection with a closing for, such replacement, be paid over to or retained by the Lessee.

            (f) Insurance for Own Account.

            Nothing in this Section 9 shall prohibit the Lessor, the Owner Participant or the Lessee obtaining insurance with respect to the Aircraft for its own account (including, without limitation, in the case of the Lessee, hull insurance under the same policies maintained pursuant to this Section 9 in amounts in excess of those required to be maintained pursuant to this Section 9) and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto, provided that no such insurance may be obtained which would limit or otherwise adversely affect the availability coverage or payment of any insurance required to be obtained or maintained pursuant to this Section 9, it being understood that all salvage rights to the Airframe or the Engines shall remain with the Lessee's insurers at all times.

            (g) Reports, etc.

            The Lessee will during the Term furnish to the Lessor and the Indenture Trustee evidence of renewal of the insurance policies required pursuant to this Section 9 prior to the cancellation, lapse or expiration of such insurance policies and, on or before the renewal dates of the insurance policies carried by the Lessee pursuant to this Section 9, a report signed by a firm of aircraft insurance brokers, not affiliated with the Lessee, appointed by the Lessee and reasonably satisfactory to the Lessor, stating the opinion of such firm that the insurance then carried and maintained on the Aircraft complies with the terms hereof and that such renewal insurance will on and after the effective date thereof so comply with the terms hereof, provided that all information contained in such report shall be held confidential by the Lessor and the Indenture Trustee, and shall not be furnished or disclosed by them to anyone except the Owner Participant and bona fide prospective transferees of the Owner Participant and their respective agents (provided that they shall agree for the benefit of the Lessee to hold all such information similarly confidential) or as may be required by Applicable Law. The Lessee will instruct such firm to give prompt written advice to the Lessor and the Indenture Trustee of any default in the payment of any premium and of any other act or omission on the part of the Lessee of which it has knowledge and which would in such firm's opinion invalidate or render unenforceable, in whole or in any material part, any insurance on the Aircraft. The Lessee will also instruct such firm to advise the Lessor and the Indenture Trustee in writing at least 30 days prior to the termination or cancellation of, or material adverse change in, such insurance carried and maintained on the Aircraft pursuant to this Section 9.

Section 10. Liens.

            The Lessee shall not during the Term directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Airframe or any Engine or title thereto or any interest therein or in this Lease except (a) the respective rights of the Lessor and the Lessee as provided herein, the Lien of the Indenture and the rights of the parties to the other Operative Agreements; (b) the rights of others under agreements or arrangements to the extent expressly permitted in Sections 5(b) and 7(c); (c) Liens for Taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve a material danger of the sale, forfeiture or loss of the Airframe or an Engine; (d) Liens of suppliers, mechanics, workers, repairers, employees, airport operators, air traffic control authorities or other like Liens arising in the ordinary course of business and for amounts the payment of which is either not yet delinquent or is being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings, so long as such proceedings do not involve a material danger of the sale, forfeiture or loss of the Airframe or an Engine; (e) Liens arising out of judgments or awards against the Lessee with respect to which at the time there shall have been secured a stay of execution; (f) Lessor's Liens, Trust Company Liens and Indenture Trustee Liens; (g) salvage and similar rights of insurers under policies of insurance maintained with respect to the Aircraft and (h) Liens with respect to which the Lessee (or any sublessee) has provided a bond or other security adequate in the reasonable opinion of the Lessor. Liens described in clauses (a) through (h) above are referred to herein as "Permitted Liens." The Lessee shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time during the Term;

Section 11. Recordation and Further Assurances.

            (a) Recordation of Lease.

            The Lessee shall cause this Lease, any Lease Supplements, and any and all additional instruments which shall be executed pursuant to the terms hereof to be kept, filed and recorded and to be re-executed, refiled and re-recorded at all times during the Term with the FAA or other Aeronautical Authority to the extent required to perfect and preserve the Lessor's interest in the Aircraft.

            (b) Further Assurances.

            The Lessee and the Lessor will each promptly and duly execute and deliver to the other such further documents and assurances and take such further action as the other may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of the Lessor and the Lessee hereunder, including, without limitation, if requested by the Lessor or the Lessee, the execution and delivery of supplements or amendments hereto, in recordable form, subjecting any replacement or substituted aircraft or engine to this Lease and the recording or filing of counterparts hereof, or of financing statements with respect hereto.

Section 12. Return of Aircraft and Records.

            (a) Return of Aircraft.

            Upon the termination of this Lease at the expiration of the Term or upon the earlier termination of this Lease pursuant to the terms hereof, unless the Lessee shall purchase the Aircraft or there shall have been an Event of Loss with respect to the Aircraft, the Lessee, at its own expense, shall, except as otherwise expressly provided herein, return the Airframe by delivering the same to the Lessor in the continental United States of America at a location on the Lessee's domestic route system chosen by the Lessee, fully equipped with two Engines or other General Electric CF34-3B1 Series 200 engines (or engines of a comparable or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe and owned by the Lessee) duly installed thereon.

            (b) Return of Other Engines.

            In the event any engine not owned by the Lessor shall be returned with the Airframe, such engine shall satisfy the requirements for a Replacement Engine, and the Lessee shall, at its own expense and concurrently with such return, furnish the Lessor with a full warranty bill of sale, in form and substance reasonably satisfactory to the Lessor, with respect to each such engine and shall take such other action as the Lessor may reasonably request in order that such engine shall be duly and properly titled in the Lessor free and clear of all Liens other than Lessor's Liens. Upon passage of title such engine shall be deemed to be an Engine for all purposes hereof and thereupon the Lessor will transfer to the Lessee, without recourse or warranty except a warranty against Lessor's Liens, all right, title and interest of the Lessor or any affiliate in and to an Engine not installed on the Airframe at the time of the return thereof and, if the Indenture has not been discharged, shall exercise such rights as it has to cause such Engine to be released from the Lien of the Indenture.

            (c) Fuel; Records.

            Upon the return of the Aircraft, (i) the Lessee shall have no obligation with respect to the amount of fuel or oil contained in the Airframe and the Lessor shall reimburse the Lessee for all fuel contained in the Aircraft's fuel tanks at the Lessee's then current cost of fuel at the place of redelivery and (ii) the Lessee shall deliver to the Lessor all logs, manuals, certificates and inspection, modification and overhaul records which are required to be maintained with respect thereto under applicable rules and regulations of the FAA and Department of Transportation.

            (d) Condition of Aircraft.

            The Aircraft when returned to the Lessor shall be in the operating condition required by Exhibit F hereto.

            (e) Delayed Return. (i) In the event that the use of the Aircraft, Airframe or any Engine in the normal course of the business of air transportation is prohibited on the last day of the Term or the date the Aircraft is required to be redelivered pursuant to Section 14 due to circumstances beyond the Lessee's or any sublessee's control, the Lessee shall not be required to return such Aircraft to the Lessor but may retain custody and control of the Aircraft for a period not in excess of 180 days beyond the last day of the Term or such date in order to attempt in a diligent manner to remedy any condition prohibiting such use or (ii) in connection with any sublease of the Aircraft by the Lessee permitted under the terms of this Lease, the Lessee may at its option, upon written notice to the Lessor given not less than 30 days prior to the last day of the Term or such date, extend this Lease for a period not in excess of 30 days beyond the last day of the Term in order to enable the Lessee to bring the Aircraft to the condition required under this Section 12 on its return to the Lessor; provided that in either case, the Lessee shall pay to the Lessor at monthly intervals the daily equivalent of the average annual Basic Rent payable during the Term (excluding the Interim Term) pursuant to the terms hereof for each day of such period.

Section 13. Renewal Option and Purchase Options.

            (a) Renewal Terms.

            The Lessee shall have the right to extend this Lease for a period of ___ years beyond the expiration of the Basic Term (the "Fixed Renewal Term"). At the end of the Fixed Renewal Term, the Lessee shall have the right to further extend this Lease for any number of successive periods of not less than one year (each a "Subsequent Renewal Term"; the Fixed Renewal Term and each Subsequent Renewal Term, being hereinafter sometimes called a ("Renewal Term"). The Fixed Renewal Term will commence at the end of the Basic Term and a Subsequent Renewal Term will commence at the end of the Fixed Renewal Term or the preceding Subsequent Renewal Term, as the case may be. Such right to extend this Lease shall be exercised upon notice to the Lessor not less than 120 days before the expiration of the Basic Term or the preceding Renewal Term, as the case may be. Such notice shall be irrevocable except that in the event the Lessee gives such notice to the Lessor 180 or more days before the end of the Basic Term or the Renewal Term then in effect, as the case may be, the Lessee may revoke its election to extend this Lease within 15 days following the determination of the Fair Market Rental Value of the Aircraft but in no event later than 90 days prior to the end of the Basic Term or the preceding Renewal Term, as the case may be. If the Lessee requests a determination of Fair Market Rental Value at least 180 days before the expiration of the Basic Term or a Renewal Term, as the case may be, the Lessor and the Lessee shall comply in a timely manner with their respective obligations under the definition of "Fair Market Rental Value" to allow any appraisal of Fair Market Rental Value to be completed in sufficient time to permit the Lessee to exercise the revocation right provided above. If no Specified Default shall have occurred and be continuing on the date of such notice or on the date of the commencement of any Renewal Term, then this Lease shall be extended for the additional period of such Renewal Term as specified in such notice on the same conditions as provided for herein. The Basic Rent payable per annum during the Fixed Renewal Term shall be the lesser of (i) the then Fair Market Rental Value for the Aircraft and (ii) [__%] of the average annual Basic Rent over the Basic Term. The rental payable per annum during any Subsequent Renewal Term shall be the then Fair Market Rental Value for the Aircraft. Such rental during each Renewal Term shall be payable semi-annually in arrears. The Termination Value of the Aircraft during each Renewal Term shall be the lesser of the Fair Market Sales Value thereof at the commencement of such Renewal Term or ___% of Lessor's Cost.

            (b) Lessee Purchase Options.

                  (i) Rights to Purchase.

            The Lessee shall have the right upon notice as provided herein to purchase the Aircraft (A) on (the "EBO Date") for a price equal to % of Lessor's Cost (the "EBO Price"); (B) upon the termination of the Basic Term a price equal to the lesser of the then Fair Market Sales Value of the Aircraft and a price equal to % of Lessor's Cost; or (C) at the end of any Renewal Term for a price equal to the then Fair Market Sales Value. Upon the payment by the Lessee of the purchase price for the Aircraft and the arrears portion of Basic Rent, if any, payable on the date of purchase, together with all unpaid Basic Rent, if any, payable before such date and all Supplemental Rent then due and payable hereunder, the Term shall end and the obligations of the Lessee to pay Rent hereunder (except for Supplemental Rent obligations surviving pursuant to Section 3(c), Articles 8 and 9 of the Participation Agreement or the Tax Indemnity Agreement or which have otherwise accrued but not been paid as of the date of such payment) shall cease, and the Lessor shall convey to the Lessee all right, title and interest of the Lessor in and to the Aircraft on an "as-is, where is" basis, without recourse or warranty except a warranty against Lessor's Liens.

                  (ii) Option to Assume Equipment Notes.

            In the event the Lessee elects to purchase the Aircraft pursuant to clause (A) of Section 13(b)(i), the Lessee may, at its election, assume the payment obligations of the Lessor with respect to such Equipment Notes as contemplated by Section 5.10 of the Participation Agreement, in which case the purchase price to be paid by the Lessee shall be reduced by an amount equal to the principal of and accrued interest on the Equipment Notes so assumed by the Lessee.

                  (iii) Notice of Exercise of Option.

            The Lessee's right to purchase provided for in clause (B) or (C) of
Section 13(b)(i) shall be exercised upon notice to the Lessor not less than 180 days before the applicable date of purchase provided in such clause (B) or (C) as the case may be. Such notice shall be irrevocable, except that where the purchase price is or may be measured by the Fair Market Sales Value of the Aircraft the Lessee may revoke its exercise of an option to purchase the Aircraft within 15 days following the determination of such Fair Market Sales Value, but in no event later than 90 days prior to the applicable date of purchase provided in such clause (B) or (C), as the case may be. The Lessee's right to purchase provided for in clause (A) of Section 13(b)(i) shall be exercised upon written notice to the Lessor not less than 30 days before the EBO Date and shall be irrevocable when given.

Section 14. Voluntary Termination for Obsolescence.

            (a) Termination by Sale of Aircraft.

            So long as no Event of Default shall have occurred and be continuing, the Lessee shall have the right at its option five years or more after commencement of the Basic Term on at least 180 days' prior notice (which notice shall be irrevocable, except as provided below) to the Lessor and the Indenture Trustee, specifying a proposed date of termination which shall be a Termination Date, to terminate this Lease if the chief financial officer of the Lessee shall have certified in writing to the Lessor that the Aircraft shall have become obsolete or shall be surplus to the Lessee's equipment requirements. Subject to the Lessor's preemptive election under Section 14(c), during the period following the giving of such notice of termination until the Termination Date, the Lessee, as exclusive agent for the Lessor, shall endeavor to sell the Aircraft "as is", without any warranty by the Lessor or the Lessee except as to the Lessor's title, on behalf of the Lessor. The Lessee, in acting as agent for the Lessor, taking account of the Lessor's right to make a preemptive election under Section 14(c), shall have no liability to the Lessor for failure to obtain the best price, shall act in its sole discretion, and shall be under no duty to solicit bids publicly or in any particular market, and the Lessor acknowledges that the Lessee's sole interest in acting as such agent is to sell the Aircraft at a price that reduces or eliminates the Lessee's obligation hereunder to pay the difference between the sales price and the Termination Value as of such Termination Date. So long as the Lessor has not exercised its preemptive election under Section 14(c), the Lessee may, by notice to the Lessor and the Indenture Trustee, withdraw its notice of termination, and thereupon this Lease shall continue in full force and effect. Withdrawal of notice of termination shall not exhaust the Lessee's right to give a further notice of termination as provided herein. Unless the Lessee shall withdraw its notice of termination as stated above or the Lessor shall have made a preemptive election to take possession of the Aircraft in accordance with Section 14(c), on the Termination Date, or such other date of sale as shall be consented to in writing by the Lessor and the Lessee, which date shall thereafter be deemed the Termination Date, the Lessee shall, upon payment in full of the amounts described in Section 14(b), deliver the Airframe and Engines or engines installed thereon to the party which shall have prior to such date agreed to purchase the same, in the same manner as if delivery were being made to the Lessor pursuant to Section 12, and shall duly transfer to such party title to any engines which are not Engines delivered with the Airframe in accordance with the terms of Section 12. The Lessor shall, without recourse or warranty (except a warranty as to the absence of Lessor's Liens), simultaneously therewith sell and convey title to the Airframe and the Engines or engines conveyed to the Lessor as provided in Section 12 for cash to such party and exercise such rights as it has to cause the Aircraft to be released from the Lien of the Indenture. Upon the sale of the Airframe and the Engines or engines conveyed to the Lessor as provided in Section 12 pursuant to this Section 14 and receipt by the Lessor of all amounts referred to in Section 14(b), the Lessor will transfer to the Lessee, without recourse or warranty (except a warranty as to the absence of Lessor's Liens), all right, title and interest of the Lessor in and to any Engines constituting part of the Aircraft but which were not delivered to the purchaser with the Airframe.

            (b) Payments Due Upon Sale of Aircraft.

            The total selling price realized at any sale of the Airframe and Engines or engines installed thereon in accordance with this Section 15 shall be retained by the Lessor and, in addition, on the Termination Date, the Lessee shall pay to the Lessor or, in the case of Supplemental Rent, to the Persons entitled thereto, in immediately available funds, an amount equal to the sum of
(A) the excess, if any, of (x) the Termination Value as of the Termination Date, over (y) the net proceeds of the sale of the Aircraft, plus (B) all unpaid Supplemental Rent due on or before the Termination Date, plus (C) the arrears portion, if any, of Basic Rent payable on such Termination Date, or if such Termination Date is not a Basic Rent Payment Date, a pro-rata portion (pro-rated daily) of the arrears portion, if any, of Basic Rent payable on the next succeeding Basic Rent Payment Date, together with all unpaid Basic Rent, if any, payable before the Termination Date.

            (c) Preemptive Election by Lessor.

            Notwithstanding the foregoing provisions of this Section 14, the Lessor may, within 15 days after receipt of the Lessee's notice of termination, notify the Lessee of its preemptive election to take possession of the Aircraft, which notice shall be accompanied by an irrevocable undertaking by the Lessor to pay to the Indenture Trustee the amount required to pay in full (after giving effect to any installment of Basic Rent due and payable on such date) the aggregate unpaid principal amount of the outstanding Equipment Notes, together with all accrued interest thereon and Make Whole Premium, if any (without releasing Lessee from its obligations under clause (C) of Section 14(b) in respect of the payment of such amount). Upon payment by the Lessor of such amount to the Indenture Trustee, and payment of any Basic Rent due on such date, the Lessee shall have no obligation to pay Termination Value. On the Termination Date, if the Lessor shall have paid such amount to the Indenture Trustee, the Lessee shall deliver the Airframe and Engines or engines installed thereon to the Lessor in accordance with Section 12 and shall pay all unpaid Basic Rent, if any, payable before the Termination Date, together with all accrued Basic Rent (on a per diem basis), if any, which would otherwise have been paid in arrears on the next following Basic Rent Payment Date, all unpaid Supplemental Rent due on or before or after the Termination Date, and the Lessor shall transfer to the Lessee title to any Engines constituting part of the Airframes but which were not then installed on the Aircraft as provided in Section 12(b). If the Lessor, having given notice or a preemptive election, shall fail to perform any of its obligations pursuant to this Section 14(c) and as a result thereof this Lease shall not be terminated on a proposed Termination Date, the Lessor shall thereafter no longer be entitled to exercise its preemptive election to retain the Aircraft upon any subsequent termination pursuant to this Section 14 and the Lessee may at its option at any time thereafter submit a new termination notice.

            (d) Termination of Lease.

            Upon delivery by the Lessee of the Airframe and Engines or engines installed thereon and payment by the Lessee of all amounts payable by the Lessee under either Section 14(b) or 14(c), as the case may be, the obligations of the Lessee to pay Rent (except for Supplemental Rent obligations surviving pursuant to the second sentence of Section 3(c) and Articles 6 and 7 of the Participation Agreement or the Tax Indemnity Agreement or which have otherwise accrued but not paid as of the Termination Date) shall cease and the Term shall end.

            (e) Effect of No Sale or Preemptive Delivery to Lessor.

            If on the Termination Date no sale of the Aircraft shall have occurred and the Lessee has not delivered the Aircraft to the Lessor pursuant to
Section 14(c), the Lessee's notice given pursuant to Section 14(a) shall be deemed to be withdrawn as of such date and this Lease shall continue in full force and effect, without prejudice, however, to any claims the Lessee may have against any Person under the Participation Agreement or otherwise if a failure to deliver the Aircraft to the Lessor pursuant to

Section 14(c) shall have been due to a failure of the Lessor to make the payment by the Lessor provided for in such Section.

Section 15. Investment of Security Funds.

            Any monies paid to or retained by the Lessor which are required to be paid to the Lessee or applied for the benefit of the Lessee (including, without limitation, amounts payable to the Lessee under Sections 8 and 9), but which the Lessor is entitled to hold under the terms hereof pending the occurrence of some event or the performance of some act (including, without limitation, the remedying of an Event of Default), shall, until paid to the Lessee or applied as provided herein, be invested by the Lessor (or, if the Indenture shall not have been discharged, the Indenture Trustee) from time to time at the direction, risk and expense of the Lessee in Permitted Investments, subject, in the case of investments by the Indenture Trustee to the terms of
Section 5.08 of the Indenture. There shall be promptly remitted to the Lessee any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless a Specified Default shall have occurred and be continuing, in which case such gains shall be held subject to the preceding sentence. The Lessee will promptly pay to the Indenture Trustee or the Lessor, as the case may be, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment).

Section 16. Events of Default.

            The following events shall constitute Events of Default and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:

            (a) The Lessee shall fail to make any payment of (i) Basic Rent, Termination Value or a payment required by clause (iii) of the second sentence of Section 3(c) when due and such failure shall continue for a period of 10 days or (ii) Supplemental Rent (other than Termination Value or the payment required by clause (iii) of the second sentence of Section 3(c)) within 30 days after receipt by the Lessee of a written demand therefor from the Lessor or the Indenture Trustee, provided, that in the case of Supplemental Rent which constitutes an Excepted Payment, such demand shall only be effective for purposes of this paragraph (a) if sent by the Owner Participant or the Lessor and such failure shall not become an Event of Default until the Owner Participant shall have notified the Indenture Trustee that it has elected to treat such failure as an Event of Default;

            (b) The Lessee shall fail to procure and maintain property or liability insurance pursuant to Section 9 or such insurance shall be cancelled or lapse; provided that such lapse or cancellation shall not constitute an Event of Default until the earlier of 30 days after receipt by the Lessor or the Indenture Trustee of notice of such lapse or cancellation or the date that the lapse or cancellation is effective as to the Lessor, the Owner Participant or the Indenture Trustee;

            (c) The Lessee shall operate the Aircraft after having received notice that the public liability insurance required by Section 9(a) has lapsed or has been cancelled;

            (d) The Lessee shall fail to perform or observe any other covenant or condition to be performed or observed by it hereunder or under any other Operative Agreement (other than the Tax Indemnity Agreement), and such failure shall continue unremedied for a period of 30 days after delivery of notice of such failure from the Lessor or the Indenture Trustee to the Lessee, unless such failure is curable and the Lessee shall, after the delivery of such notice, be diligently proceeding to correct such failure and shall in fact correct such failure 180 days after delivery of such notice;

            (e) Any material representation or warranty made by the Lessee herein or in any Operative Agreement (other than the Tax Indemnity Agreement) shall prove to have been incorrect in any material respect when made and shall remain material at the time in question and shall not be remedied within 30 days after notice thereof has been given to the Lessee by the Lessor or the Indenture Trustee, unless such incorrectness is curable and Lessee shall, after delivery of such notice, be diligently proceeding to correct such failure and shall in fact correct such failure 180 days after the delivery of such notice;

            (f) The Lessee shall consent to the appointment of or taking possession by a receiver, assignee, custodian, sequestrator, trustee or liquidator (or other similar official) of itself or of a substantial part of its property, or the Lessee shall admit in writing its inability to pay its debts generally as they come due (as provided in 11 U.S.C. ss. 303(h)(1)), or shall make a general assignment for the benefit of its creditors, or the Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization or other relief with respect to itself or its debts under the Federal bankruptcy laws, as now or hereafter constituted or any other applicable Federal or State bankruptcy, insolvency or other similar law or shall consent to the entry of an order for relief in an involuntary case under any such law or the Lessee shall file an answer admitting the material allegations of a petition filed against the Lessee in any such proceeding, or otherwise seek relief under the provisions of any now existing or future Federal or State bankruptcy, insolvency or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors;

            (g) An order, judgment or decree shall be entered in any proceedings by any court of competent jurisdiction appointing, without the consent of the

      Lessee, a receiver, trustee or liquidator of the Lessee or of any substantial part of its property, or any substantial part of the property of the Lessee shall be sequestered, and any such order, judgment of decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof; or

            (h) A petition against the Lessee in a proceeding under the Federal bankruptcy laws or other insolvency laws as now or hereafter in effect shall be filed and shall not be withdrawn or dismissed within 90 days thereafter, or, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Lessee or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days;

provided that, notwithstanding anything to the contrary contained in this Lease, any failure of the Lessee to perform or observe any covenant, condition, or agreement herein shall not constitute an Event of Default under clause (d) above if such failure is caused solely by reason of an event referred to in the definition of "Event of Loss" so long as the Lessee is continuing to comply with the applicable terms of Section 8.

Section 17. Remedies.

            Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Lessor may, at its option, declare this Lease to be in default by a notice to the Lessee (provided that this Lease shall be deemed to have been declared in default without the necessity of such notice upon the occurrence of any Event of Default described in paragraph (f), (g) or (h) of Section 16 hereof); and at any time thereafter so long as the Lessee shall not have remedied all outstanding Events of Default, the Lessor may do, and the Lessee shall comply with, one or more of the following with respect to the Airframe and all or any part of the Engines, as the Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, Applicable Law then in effect; provided that during any period the Aircraft is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 5(b) and in the possession of the United States government or an instrumentality or agency thereof, the Lessor shall not, on account of any Event of Default, be entitled to do any of the following in such manner as to limit the Lessee's control under this Lease (or any sublessee's control under any sublease permitted by the terms of this Lease) of any Airframe or any Engines, unless at least 60 days' (or such lesser period, if any, as may then be applicable under the Military Airlift Command Program of the United States Government) prior notice of default hereunder shall have been given by the Lessor by registered or certified mail to the Lessee (or any sublessee) with a copy addressed to the Contracting Office Representative for the Military Airlift Command of the United States Air Force under any contract with Lessee (or any sublessee) relating to the Aircraft:

            (a) Cause the Lessee, upon the written demand of the Lessor and at the Lessee's expense to, and the Lessee shall, promptly return the Airframe and all or such part of the Engines as the Lessor may demand to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Section 12 as if the Airframe and such Engines were being returned at the end of the Term; or the Lessor, at its option, may cause public officials acting pursuant to judicial order obtained in summary proceedings or otherwise to enter upon the premises where the Airframe or any or all Engines are located or reasonably believed to be located and take immediate possession of and remove such Airframe or Engines, and the Lessee shall comply therewith, all without liability to the Lessor for or by reason of such entry or taking possession, whether for the restoration of damage to property caused by such taking or otherwise; and the Lessee shall promptly execute and deliver to the Lessor such instruments of title or other documents as the Lessor may deem necessary or advisable to enable the Lessor or its agent to obtain possession of the Airframe or the Engines, provided that if the Lessee shall for any reason fail to execute and deliver such instruments and documents after such request, the Lessor shall be entitled, in a proceeding to which the Lessee shall be a necessary party, to a judgment for specific performance, conferring the right to immediate possession upon the Lessor and requiring the Lessee to execute and deliver such instruments and documents to the Lessor;

            (b) Sell or otherwise dispose of the Aircraft, at public or private sale, as the Lessor may determine, or hold, use, operate, lease to others or keep idle all or any part of the Airframe or any Engine as the Lessor, in its sole discretion, may determine, in any such case free and clear of any rights of the Lessee except as hereinafter set forth in this Section 17 and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect thereto except to the extent required by paragraph (d) below in the event the Lessor elects to exercise its rights under said paragraph in lieu of its rights under paragraph (c) below;

            (c) Whether or not the Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph (b) above with respect to the Aircraft, the Lessor, by written notice to the Lessee specifying a payment date not earlier than 10 days from the date of such notice, may cause the Lessee to pay to the Lessor, and the Lessee shall pay to the Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty, any installment of Basic Rent due on or before such payment date plus an amount equal to the excess, if any, of (i) Termination Value for the Aircraft, determined as of such payment date over (ii) the Fair Market Sales Value for the Aircraft, computed as of the payment date specified pursuant to this paragraph (c), together with interest, to the extent permitted by Applicable Law, at the Past Due Rate on the amount of such excess, if any, from such payment date specified pursuant to this paragraph (c), to the date of actual payment of such amount;

            (d) In the event the Lessor, pursuant to paragraph (b) above, shall have sold the Aircraft upon reasonable notice to the Lessee, the Lessor in lieu of exercising its rights under paragraph (c) above with respect to the Aircraft, may, if it shall so elect, cause the Lessee to pay the Lessor, and the Lessee shall pay to the Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due after the date on which such sale occurs but in addition to any installment of Basic Rent due on or up to the date on which such sale occurs), the amount of any deficiency of the net proceeds of such sale below the Termination Value of the Aircraft, determined as of the date of such sale, together with interest, to the extent permitted by Applicable Law, at the Past Due Rate on the amount of such deficiency from the date as of which such Termination Value is determined to the date of actual payment; and

            (e) Rescind this Lease or exercise any other right or remedy which may be available under Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

In addition, the Lessee shall be liable for any unpaid Supplemental Rent due hereunder before or after any termination hereof, including all reasonable costs and expenses including attorney's fees and disbursements incurred by reason of the occurrence of any Event of Default or the exercise of the Lessor's remedies with respect thereto including without limitation all costs and expenses incurred in connection with the return of the Airframe or any Engine in accordance with, and in the condition required by, the terms of Section 12 or any appraisal of the Aircraft required for purposes of this Section 17. At any sale of the Aircraft, the Airframe or any Engine, or portion thereof pursuant to this Section 17, the Lessor may bid for and purchase such property. Except as otherwise expressly provided above, no remedy referred to in this Section 17 is intended to be exclusive (but the liquidation of damages provided in this Section 17 shall be exclusive to the extent permitted by Applicable Law), but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lessor for the Event of Default at law or in equity; and the exercise or beginning of exercise by the Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all such other remedies. No express or implied waiver by the Lessor of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

Section 18. Lessor's Right to Perform for the Lessee.

            If the Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein the Lessor may, upon prior notice to the Lessee, itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of the Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be deemed Supplemental Rent, payable by the Lessee upon demand; provided, that nothing in this Section 18 shall be deemed to permit the Lessor to exercise any control over the operation or maintenance of the Aircraft or any part thereof while it is being utilized in the air transportation services of the Lessee or any permitted sublessee without the consent of the Lessee.

Section 19. Bankruptcy.

            It is the intention of the parties that the Lessor (and the Indenture Trustee as assignee of the Lessor under the Indenture) shall be entitled to the benefits of 11 U.S.C. ss. 1110 with respect to the right to repossess the Airframe, Engines and Parts as provided herein, and in any circumstances where more than one construction of the terms and conditions of this Lease is possible, a construction which would preserve such benefits shall control over any construction which would not preserve such benefits or would render them doubtful. To the extent consistent with the provisions of 11 U.S.C. ss. 1110 or any analogous section of the Federal bankruptcy laws, as amended from time to time, it is hereby expressly agreed and provided that, notwithstanding any other provisions of the Federal bankruptcy laws, as amended from time to time, any right of the Lessor to take possession of the Aircraft in compliance with the provisions of this Lease shall not be affected by the provisions of 11 U.S.C. ss. 362 or 363, as amended from time to time, or any analogous provisions of any superseding statute or any power of the bankruptcy court to enjoin such taking of possession.

Section 20. Assignment: Benefit and Binding Effect.

            (a) Assignment by the Lessee.

            The Lessee may not, without the prior written consent of the Lessor, assign any of its rights hereunder except as otherwise expressly provided herein.

            (b) Assignment by the Lessor.

            The Lessor's interest in this Lease has been assigned as security to the Indenture Trustee pursuant to the Indenture for the benefit of the holders from time to time of the Certificates, and the Lessee acknowledges due notice of, and consents to, such security assignment. The Lessor may not, without the prior consent of the Lessee, otherwise assign any of its rights under or interest in this Lease except to a successor Owner Trustee or additional trustee referred to in Section 22(a) hereof or as otherwise expressly provided herein.

            (c) Benefit and Binding Effect.

            The terms and provisions of this Lease shall be binding upon and, subject to the limitations on assignment of rights hereunder, inure to the benefit of the Lessor and the Lessee and their respective successors and permitted assigns. Nothing herein shall be construed as creating rights in any other Person. In no event shall any of the representations, warranties or agreements of the Lessee herein or in the Participation Agreement be assignable to or inure to the benefit of or be enforceable by or on behalf of any Person which, whether as purchaser or lessee or otherwise, conducts flight or ground operations with the Aircraft or any part thereof at any time following the Term.

            (d) Sublessee's Performance and Rights.

            Any obligation imposed on the Lessee in this Lease shall require only that the Lessee perform or cause to be performed such obligation, even if stated herein as a direct obligation, and the performance of any such obligation by any sublessee or transferee of the Airframe or any Engine or Part permitted by the terms hereof under a sublease or transfer agreement then in effect shall constitute performance by the Lessee and to the extent of such performance discharge such obligation by the Lessee. Except as otherwise expressly provided herein, any right granted to the Lessee in this Lease shall grant the Lessee the right to exercise such right or permit such right to be exercised by any such sublessee or transferee. The inclusion of specific references to obligations or rights of any such sublessee or transferee in certain provisions of this Lease shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such sublessee or transferee has not been made in this Lease.

Section 21. Owner Trustee's Limitation on Liability.

            Trust Company is entering into this Lease solely as Owner Trustee under the Trust Agreement and not in its individual capacity and neither Trust Company nor any entity acting as successor Owner Trustee or additional Owner Trustee under the Trust Agreement shall be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations stated to be those of the Lessor hereunder, as to which all interested parties shall look solely to the Trust Estate, except to the extent expressly provided otherwise in the other Operative Agreement, provided, however, that nothing in this Section 21 shall be construed to limit in scope or substance the liability of Trust Company or any entity acting as successor Owner Trustee or additional Owner Trustee under the Trust Agreement in its individual capacity for the consequences of its own willful misconduct or gross negligence or (in receiving, handling or remitting funds) its simple negligence, or the inaccuracy or breach of its representations, warranties or covenants made in such capacity in any other Operative Agreement.

Section 22. Certain Agreements of Lessee.

            The Lessee will take, or cause to be taken, at the Lessee's cost and expense, such action with respect to the recording, filing, re-recording and re-filing of this Lease, each Lease Supplement, the Trust Agreement, the Indenture, each Indenture Supplement and any financing statements or other instruments as are necessary or requested by the Owner Participant or the Indenture Trustee and appropriate, to maintain, so long as the Indenture or this Lease is in effect, the perfection of the security interest created by the Indenture and any security interest that may be claimed to have been created by this Lease and the ownership interest of the Owner Trustee in the Aircraft, and will furnish to the Owner Trustee, the Indenture Trustee and the Owner Participant timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable them to take such action.

Section 23. Miscellaneous.

            (a) Notices.

            Except as otherwise specifically provided herein, all notices, requests, approvals or consents required or permitted by the terms hereof shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter). Any notice shall be effective when received. Any notice shall either be mailed, certified or registered mail, return receipt requested with proper first class postage prepaid, or sent in the form of a telex, telegram or telecopy, or by overnight delivery service or delivered by hand. Any notice shall be directed to the Lessee, the Lessor, the Indenture Trustee or any other party to the Participation Agreement to the respective addresses set forth in Section 12.01 to the Participation Agreement or to such other address or telex or telecopy number as any such party may designate pursuant to Section 14.01 of the Participation Agreement.

            (b) Counterparts.

            This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall, subject to the next sentence and the legends appearing on the cover and signature page hereof, be an original, but all such counterparts shall together constitute but one and the same instrument. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS THE TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE INDENTURE TRUSTEE ON THE SIGNATURE PAGE THEREOF.

            (c) Amendments.

            Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the Lessor and the Lessee provided, however, that unless and until the Lessee shall have received written notice from the Indenture Trustee that the Indenture has been discharged, except as otherwise provided in the Indenture, no termination, amendment, supplement, waiver or modification of, or waiver by or consent of the Lessor in respect of, any of the provisions of this Lease shall be effective unless the Indenture Trustee shall have joined in such amendment, modification, waiver or consent or shall have given its prior consent thereto.

            (d) Agreement to Lease.

            This Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to the Lessee any right, title or interest in the Aircraft except as a lessee only.

            (e) Governing Law.

            THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS LEASE HAS BEEN DELIVERED IN THE STATE OF NEW YORK.

                          *            *           *

            IN WITNESS WHEREOF, the Lessor and the Lessee have each caused this Lease to be duly executed by their authorized officers as of the day and year first above written.

                                   FIRST UNION TRUST COMPANY,
                                   NATIONAL ASSOCIATION
                                   not in its individual
                                   capacity, but solely
                                   as Owner Trustee


                                   By:____________________________
                                      Name:
                                      Title:


                                   MIDWAY AIRLINES CORPORATION


                                   By:____________________________
                                      Name:
                                      Title:

                                                                [Leased Aircraft
                                                                    Definitions]

                                   APPENDIX A

                              DEFINITIONS [N______]

GENERAL PROVISIONS

            The following terms shall have the following meanings for all purposes of the Operative Agreements (as defined below), unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Appendix and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

            Unless the context otherwise requires, (i) references to agreements shall be deemed to mean such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

      "Additional Insureds" means the Owner Trustee (in its individual and trust capacities), the Owner Participant, the Indenture Trustee (in its individual and trust capacities) and each Liquidity Provider.

      "Aeronautics Authority" means as of any time of determination, the FAA or other governmental airworthiness authority having jurisdiction over the Aircraft or the Airframe and Engines or engines attached thereto under the laws of the country in which the Airframe is then registered.

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling 50% or more of any class of voting securities of such Person or otherwise controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

      "After Tax Basis" means a basis such that any payment to be received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes (taking into account any related credits or deductions) resulting from the receipt or accrual of such payments, shall be equal to the payment to be received.

      "Aircraft" means the Airframe together with the Engines, whether or not any of the Engines may at the time of determination be installed on the Airframe or installed on any other airframe or on any other aircraft.

      "Airframe" means (i) the Canadair Regional Jet Series 200ER aircraft (excluding the Engines and any other engines which may from time to time be installed thereon, but including any and all Parts which may from time to time be incorporated in, installed on or attached to such aircraft, and including any and all such Parts removed therefrom so long as title to such removed Parts remains vested in the Lessor under the terms of Section 7 of the Lease) originally delivered and leased under the Lease, identified by national registration number and manufacturer's serial number in the Lease Supplement executed and delivered on the Delivery Date, so long as a Replacement Airframe shall not have been substituted therefor pursuant to Section 8 of the Lease, and
(ii) a Replacement Airframe, so long as another Replacement Airframe shall not have been substituted therefor pursuant to Section 8 of the Lease.

      "Applicable Law" means all applicable laws, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority.

      "Average Life Date" means, for any Equipment Note, the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of such Equipment Note.

      "Bankruptcy Code" means Title 11 of the United States Code, as amended, and any successor thereto.

      "Basic Rent" means the rent payable on Basic Rent Payment Dates throughout the Basic Term for the Aircraft pursuant to Section 3(b) of the Lease and rent payable during any Renewal Term pursuant to Section 13(a) of the Lease.

      "Basic Rent Payment Date" means each date listed under the heading "Basic Rent Payment Date" in Exhibit C to the Lease.

      "Basic Term" means the period commencing at the beginning of the day on the Delivery Date and ending at end of the day on the Expiration Date, or such earlier date on which the Lease shall be terminated as provided therein.

      "Beneficial Interest" means the interest of the Owner Participant under the Trust Agreement.

      "Business Day" means any day other than a Saturday or Sunday on which commercial banks are not authorized or required to close in New York City, Charlotte, North Carolina and the city in the United States in which the office or agency is maintained by the Pass-Through Trustee for the payment of the Pass-Through Certificates, and after the Lien of the Indenture is discharged, Wilmington, Delaware.

      "Change in Tax Law" means any change or proposed change in the Code or the Regulations or any change in the interpretation of the Code or Regulations or any change in the interpretation of the Code or Regulations in a decision by the United States Supreme Court, the United States Tax Court, the United States Court of Claims or any one of the United States Courts of Appeals, or any issuance of a revenue ruling, revenue procedure or any pronouncement by the Internal Revenue Service or the Department of the Treasury.

      "Citizen of the United States" means a citizen of the United States as defined in ss. 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

      "Class A Liquidity Provider" has the meaning given to such term in Section
1.01 of the Intercreditor Agreement.

      "Class B Liquidity Provider" has the meaning given to such term in Section
1.01 of the Intercreditor Agreement.

      "Class C Liquidity Provider" has the meaning given to such term in Section
1.01 of the Intercreditor Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any similar legislation of the United States enacted to supersede, amend, or supplement such Code (and any reference to a provision of the Code shall refer to any successor provision(s), however designated).

      "Commitment" of a Loan Participant shall have the meaning given such term in Section 2(d) of the Participation Agreement; "Commitment" of the Owner Participant shall have the meaning given such term in Section 2(c) of the Participation Agreement.

      "CRAF Program" has the meaning specified in Section 5(b)(vii) of the Lease.

      "DOT" means the U.S. Department of Transportation or any successor thereto.

      "Debt Rate" means the weighted average (based on Outstanding principal amount) rate of interest on the Equipment Notes.

      "Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

      "Delivery Date" means the date on which the Aircraft is delivered and sold to the Lessor and leased by the Lessor to the Lessee under the Lease, which date shall be the date of the initial Lease Supplement.

      "Deposit Agreement" means each of the four Deposit Agreements between the Depositary and the Escrow Agent, dated as of the Issuance Date, each of which relates to one of the Pass-Through Trusts.

      "Depositary" means First Union National Bank, as Depositary under each Deposit Agreement.

      "Dollars" means dollars in lawful currency of the United States.

      "Downgrade Drawing" has the meaning given to such term in Section 1.01 of the Intercreditor Agreement.

      "EBO Date" has the meaning given to such term in Exhibit B to the Lease.

      "EBO Price" has the meaning given to such term in Exhibit B to the Lease.

      "Engine" means (A) one of the two CF34-3B1 Series 200 engines originally delivered and leased under the Lease, identified by manufacturer's serial number in the Lease Supplement executed and delivered on the Delivery Date, so long as a Replacement Engine shall not have been substituted therefor pursuant to
Section 7(e) of the Lease, and (B) a Replacement Engine, so long as another Replacement Engine shall not have been substituted therefor pursuant to Section 7(e) of the Lease, whether or not such engine or Replacement Engine, as the case may be, is from time to time installed on the Airframe or installed on any other aircraft, and including in each case all Parts incorporated or installed in or attached thereto and any and all Parts removed therefrom so long as title to such Parts remains vested in the Lessor under the terms of Section 7 of the Lease. The term "Engines" means, as of any date of determination, the two engines each of which is an Engine on that date.

      "Engine Manufacturer's Consent" means any consent to the Engine Warranty Assignment delivered by the manufacturer of the Engines on the Delivery Date and pertaining to the Aircraft.

      "Engine Warranty Assignment" means any engine warranty assignment agreement, in form and substance reasonably acceptable to the Owner Participant entered into by the Lessor and the Lessee on the Delivery Date.

      "Equipment Notes" means the Equipment Notes issued by the Owner Trustee pursuant to the Indenture and any equipment note issued in exchange therefor or replacement thereof pursuant to the Indenture.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Agent" means First Union Trust Company, National Association, as Escrow Agent under each of the Escrow Agreements.

      "Escrow Agreement" means each of the four Escrow and Paying Agent Agreements, among the Escrow Agent, the Paying Agent, certain initial purchasers of the Pass-Through Certificates named therein and one of the Pass-Through Trustees, dated as of the Issuance Date, each of which relates to one of the Pass Through Trusts.

      "Event of Default" has the meaning given to such term in Section 17 of the Lease.

      "Event of Loss" means any of the following events with respect to the Aircraft, the Airframe or any Engine:

            (i) theft or disappearance for a period in excess of 90 consecutive days;

            (ii) destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

            (iii) any event which results in an insurance settlement with respect to such property on the basis of an actual, constructive or compromised total loss;

            (iv) condemnation, confiscation or seizure of, or requisition of title to or use of such property by any foreign government (or in the case of any such requisition of title, by the Government) or any agency or instrumentality thereof, for a period in excess of 180 consecutive days (or 30 consecutive days for the appropriation of title), or, in any of the cases in this clause (iv), such shorter period ending on the expiration of the Term;

            (v) condemnation, confiscation or seizure of, or requisition of use of such property by the Government for a period extending beyond the Term, provided that no Event of Loss shall be deemed to have occurred, and the term of the Lease shall be extended automatically for a period of six months in the event that the Aircraft is requisitioned by the Government pursuant to an activation under the CRAF Program; and

            (vi) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority, the use of the Aircraft or Airframe in the normal course of air transportation shall have been prohibited by virtue of a condition affecting all Canadair Regional Jet Series 200ER aircraft equipped with engines of the same make and model as the Engines for a period of 180 consecutive days (or beyond the end of the Term), unless the Lessee, prior to the expiration of such 180-day period, shall be diligently carrying forward all necessary and desirable steps to permit normal use of the Aircraft and shall within 12 months have conformed at least one Canadair Regional Jet Series 200ER aircraft (but not necessarily the Aircraft) to the requirements of any such law, rule, regulation, order or action, and shall be diligently pursuing conformance of the Aircraft in a non-discriminatory manner.

The date of such Event of Loss shall be (aa) the 91st day following loss of such property or its use due to theft or disappearance (or the end of the Term if earlier); (bb) the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (cc) the date of any insurance settlement on the basis of an actual, constructive or compromised total loss; (dd) the 181st day following condemnation, confiscation, seizure or requisition of title to or use of such property by a foreign government referred to in clause (iv) above (or the 31st day in the case of appropriation of title, or the end of the Term if earlier than such 181st or 31st day); (ee) the last day of the Term (as automatically extended by six months in the case of an activation under the CRAF Program) in the case of requisition of title to or use of such property by the Government; and (if) the last day of the applicable period referred to in clause (vi) above (or if earlier, the end of the Term without the Lessee's having conformed at least one Canadair Regional Jet Series 200ER aircraft to the applicable requirements). An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

      "Excepted Payments" means collectively, (i) indemnity, expense, reimbursement or other payments paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to the Participation Agreement or any other Operative Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to the Lease or the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant or any Affiliate thereof (whether directly or through the Owner Trustee) in accordance with Section 9(f) of the Lease, (iv) payments by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) any purchase price paid to the Owner Participant for its interest in the Trust Estate, (vi) subject to
Section 3(f) of the Lease, payments constituting increases in Basic Rent attributable to payments arising pursuant to the Tax Indemnity Agreement, (vii) any payments in respect of interest to the extent attributable to payments referred to in clauses (i) through (vi) above, (viii) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (v) and (vii) above (except with respect to interest attributable to payments referred to in clause (vi) above).

      "Expenses" has the meaning given to such term in Section 7.01(a) of the Participation Agreement.

      "Expiration Date" means the date specified as such in the Lease Supplement executed and delivered on the Delivery Date.

      "FAA Bill of Sale" means the bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed in favor of the Owner Trustee and to be dated the Delivery Date.

      "Fair Market Rental Value" or "Fair Market Sales Value" of the Airframe or any Engine shall mean the value that would be obtained in an arms'-length transaction between an informed and willing lessee-user or buyer-user (other than a lessee currently in possession or a used equipment dealer) under no compulsion to lease or buy, as the case may be, and an informed and willing lessor or seller, as the case may be, under no compulsion to lease or sell, as the same shall be specified by agreement between the Lessor and the Lessee or, if not agreed to by the Lessor and the Lessee within a period of 15 days after either party requests a determination, then as specified in an appraisal prepared and delivered in New York City mutually agreed to by two recognized independent aircraft appraisers, one of which shall be appointed by the Lessor and the other of which shall be appointed by the Lessee, or, if such appraisers cannot agree on such appraisal, an appraisal arrived at by a third independent recognized appraiser chosen by the mutual consent of the two aircraft appraisers. If either party should fail to appoint an appraiser within 15 days of receiving notice of the appointment of an appraiser by the other party, then such appraisal shall be made by the appraiser appointed by the first party. If the two appraisers cannot agree on such appraisal and fail to appoint a third independent recognized aircraft appraiser within 15 days after the appointment of the second appraiser, then either party may apply to the American Arbitration Association to make such appointment. The appraisal shall be completed within 30 days of the appointment of the last appraiser appointed. In determining Fair Market Rental Value or Fair Market Sales Value by appraisal or otherwise, it will be assumed that the Aircraft, Airframe or Engine is in the condition, location and overhaul status in which it is required to be returned to the Lessor pursuant to Section 12 of the Lease (except that a determination of Fair Market Sales Value pursuant to Section 17 of the Lease shall be based on "as is, where is" condition), that the Lessee has removed all Parts which it is entitled to remove pursuant to Section 7 of the Lease and that the Aircraft is encumbered by the Lease. For purposes of the preceding sentence and with respect to a purchase of the Aircraft pursuant to Section 13(b) of the Lease, "encumbered by the Lease" shall mean, with respect to Fair Market Sales Value, the Fair Market Sales Value increased or decreased to reflect the benefits and burdens of the Lease and other Operative Documents. Except as otherwise expressly provided in the Lease, all appraisal costs will be shared equally by the Lessor and the Lessee.

      "Federal Aviation Administration" or "FAA" means the United States Federal Aviation Administration and any successor agency or agencies thereto.

      "Final Drawing" has the meaning given to such term in Section 1.01 of the Intercreditor Agreement.

      "Fixed Renewal Term" has the meaning given to such term in Section 13(a) of the Lease.

      "FNBM" means The First National Bank of Maryland, a national banking association.

      "Government means the United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

      "Holder" means, as of any particular time, the Person in whose name a Equipment Note shall be registered.

      "Indemnitee" means each of Trust Company, in its individual capacity and as Owner Trustee, the Subordination Agent, in its individual capacity and in its capacity as Subordination Agent, each Liquidity Provider, the Owner Participant, the Indenture Trustee, in its individual capacity and as trustee, the Escrow Agent, the Paying Agent, the Pass Through Trustees and each Affiliate, officer, director, employee, agent and servant of any of the foregoing Persons. No holder of a Pass-Through Certificate shall be deemed to be an Indemnitee.

      "Indenture" means the Trust Indenture and Security Agreement [N_______], dated as of ______________ __, 199_, between the Owner Trustee and the Indenture Trustee.

      "Indenture Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

      "Indenture Documents" has the meaning specified in the Granting Clause of the Indenture.

      "Indenture Event of Default" means each of the events specified in Section
7.01 of the Indenture.

      "Indenture Indemnitee" means (i) the Indenture Trustee and each separate or additional trustee appointed pursuant to the Indenture, (ii) the Escrow Agent, (iii) the Subordination Agent, (iv) each Liquidity Provider, (v) the Paying Agent, (vi) each Pass-Through Trustee and (vii) each of the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (vi).

      "Indenture Supplement" means (a) the Trust Indenture and Security Agreement Supplement No. 1, substantially in the form of Exhibit A to the Indenture, which shall describe with particularity the Aircraft included in the property of the Owner Trustee covered by the Indenture by reference to the Lease Supplement, and which creates a first priority security interest in the Aircraft and (b) any other supplement to the Indenture from time to time executed and delivered.

      "Indenture Trustee" means The First National Bank of Maryland, a national banking association, as indenture trustee under the Operative Documents.

      "Indenture Trustee's Liens" means any Lien against, on or with respect to the Aircraft, any Engine, the Lessor's Estate or the Trust Indenture Estate or any part thereof resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, or (iii) Taxes imposed against the Indenture Trustee in its individual capacity in respect of which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

      "Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

      "Intercreditor Agreement" means the Intercreditor Agreement dated as of August 13, 1998, among the Pass Through Trustees, the Class A Liquidity Provider, the Class B Liquidity Provider, the Class C Liquidity Provider and the Subordination Agent.

      "Interest Drawing" has the meaning given to such term in Section 1.01 of the Intercreditor Agreement.

      "Issuance Date" means August 13, 1998.

      "Lease" means the Lease Agreement [N______], dated as of ______ _____, 199_ between the Owner Trustee and the Lessee.

      "Lease Supplement" means any Lease Supplement, substantially in the form of Exhibit A to the Lease, entered into between the Lessor and the Lessee for the purpose of leasing the Aircraft under and pursuant to the terms of the Lease, including any amendment thereto entered into subsequent to the Delivery Date.

      "Lessee" means Midway Airlines Corporation, a Delaware corporation.

      "Lessee Documents" means (x) the Operative Agreements to which the Lessee is a party and (y) the Pass-Through Trust Agreements.

      "Lessor" means First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

      "Lessor's Cost" has the meaning given to such term in Exhibit B of the Lease.

      "Lessor's Estate" means all estate, right, title and interest of the Owner Trustee in and to the Aircraft, and Engines and the Operative Agreements (other than the Tax Indemnity Agreement) including, without limitation, all amounts of Rent, insurance proceeds and requisition, indemnity or other payments of any kind, but specifically excluding any Excepted Payments.

      "Lessor's Liens" means Liens against, on or with respect to the Aircraft, any Engine, the Lessor's Estate or the Trust Indenture Estate or any part thereof, title thereto or any interest therein arising as a result of (i) claims against or affecting the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the Operative Agreements or the transactions contemplated thereby, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, or of the Owner Participant not contemplated or permitted under the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to Articles 6 or 7 of the Participation Agreement and which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement, or (iv) claims against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant arising from the transfer by the Lessor or the Owner Participant of its interests in the Aircraft or any Engine other than a transfer of the Aircraft pursuant to Section 5(b), 7(e), 13(b), 14(a) or 17 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Section 17 of the Lease.

      "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease, security interest, claim, or other similar interest of any nature whatsoever.

      "Liquidity Facility" means each of the three Irrevocable Revolving Credit Agreements (consisting of a separate Revolving Credit Agreement with the Liquidity Provider with respect to each Pass-Through Trust) between the Subordination Agent, as borrower, and the Liquidity Provider, each dated as of the Issuance Date.

      "Liquidity Provider" has the meaning given to such term in Section 1.01 of the Intercreditor Agreement.

      "Loan Participant" means and includes each registered holder from time to time of an Equipment Note issued under the Indenture including, so long as it holds any Equipment Notes issued under the Indenture, the Pass-Through Trustee under each Pass-Through Trust Agreement.

      "Majority in Interest of Holders" means, as of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Equipment Notes Outstanding as of such date.

      "Make-Whole Premium" means with respect to any Equipment Note, an amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of (i) the present value of the remaining scheduled payments of such principal amount or portion thereof and interest thereon to the maturity date of such Equipment Note assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield (in the case of the Series A Equipment Notes and Series B Equipment Notes) and the Treasury Yield plus .50% (in the case of the Series C Equipment Notes and the Series D Equipment Notes) over (ii) the outstanding principal amount of such Equipment Note plus accrued interest (other than any overdue portion thereof).

      "Manufacturer" means Bombardier, Inc., a Canadian corporation.

      "Minimum Liability Amount" has the meaning given to such term in Exhibit B to the Lease.

      "Moody's" means Moody's Investors Service, Inc.

      "Non-U.S. Person" means any Person other than a U.S. Person.

      "Note Purchase Agreement" means the Note Purchase Agreement, dated as of the Issuance Date, among the Lessee, the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass-Through Trustee under each Pass-Through Trust Agreement providing for, among other things, the issuance and sale of certain equipment notes.

      "Offering Memo" means the Lessee's August 6, 1998 Offering Memorandum concerning the Pass-Through Certificates.

      "Officer's Certificate" means, when delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

      "Operative Agreements" means the Participation Agreement, the Trust Agreement, the FAA Bill of Sale, the Warranty Bill of Sale, the Purchase Agreement, the Purchase Agreement Assignment, the Engine Warranty Assignment, the PAA Consent, the Lease, each Lease Supplement, any Owner Participant Guaranty, the Equipment Notes outstanding at the time of reference, the Indenture, each Indenture Supplement and the Tax Indemnity Agreement.

      "Opinion of Counsel" means when delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Fulbright & Jaworski L.L.P., or (iii) other counsel designated by the

Lessee and reasonably satisfactory to the Indenture Trustee, and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and reasonably satisfactory to the Lessee and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

      "Outstanding" means, when used with respect to Equipment Notes, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Equipment Notes theretofore executed and delivered under the Indenture, with the exception of the following:

            (i) Equipment Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
            Section 2.08 of the Indenture or otherwise;

            (ii) Equipment Notes for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Equipment Notes pursuant to Section
            14.01 of the Indenture; provided that if such Equipment Notes are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

            (iii) Equipment Notes in exchange for or in lieu of which other Equipment Notes have been executed and delivered pursuant to Article II of the Indenture.

      "Owner Participant" means _________________, a _________________.

      "Owner Participant Guarantor" means the provider of an Owner Participant Guaranty.

      "Owner Participant Guaranty" means any guaranty delivered to support the obligations of the Owner Participation under the Operative Agreements in connection with the transfer by the Owner Participant of the Beneficial Interest.

      "Owner Trustee" means Trust Company, not in its individual capacity except as otherwise expressly stated, but solely as trustee under the Trust Agreement.

      "PAA Consent" means any consent to the Purchase Agreement Assignment delivered by the Manufacturer on the Delivery Date and pertaining to the Aircraft.

      "Participants" means, collectively, the Owner Participant and the Pass-Through Trustee with respect to each of the Pass-Through Trust Agreements; "Participant" means, individually, one of the Participants.

      "Participation Agreement" the Participation Agreement [N________], dated as of __________ __, 199_, among the Lessee, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee, the Pass-Through Trustees and the Subordination Agent.

      "Parts" means any and all appliances, parts, instruments, appurtenances, accessories, furnishings, seats, and other equipment of whatever nature (other than Engines or engines and temporary replacement parts as provided in Section 8 of the Lease and cargo containers) which may from time to time be incorporated or installed in or attached to any Airframe or any Engine, exclusive of any items leased by the Lessee from third parties and not required in the navigation of the Aircraft.

      "Pass-Through Certificates" means any of the Pass-Through Certificates, 1998-1A, the Pass-Through Certificates, 1998-1B, the Pass-Through Certificates, 1998-1C or the Pass Through Certificates, 1998-1D, in each case as issued by the related Pass-Through Trust; and "Pass-Through Certificates" means all of such Pass-Through Certificates.

      "Pass-Through Documents" means the Pass-Through Trust Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement and the Liquidity Facilities.

      "Pass-Through Trust" means the Midway Airlines 1998-1 Pass-Through Trust Class A, Midway Airlines 1998-1 Pass-Through Trust Class B, Midway Airlines 1998-1 Pass-Through Trust Class C and Midway Airlines 1998-1 Pass-Through Trust-Class D, in each case formed pursuant to the related Series Supplement in accordance with the Pass-Through Trust Agreement; and "Pass-Through Trusts" means all of such Pass-Through Trusts.

      "Pass-Through Trust Agreement" means each of the four Pass-Through Trust Agreements dated as of August 13, 1998 among the Lessee and the Pass-Through Trustee (which shall include each Successor Pass-Through Trust Agreement entered into pursuant to Section 11.01 of each thereof).

      "Pass-Through Trustee" The First National Bank of Maryland, a national banking association, in its capacity as Pass-Through Trustee under each Pass-Through Trust Agreement.

      "Past Due Rate" means in respect of any principal of or interest on or any other amounts payable in respect of any Equipment Note that is not paid when due to any Holder, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 1% plus the interest rate applicable to such Equipment Note.

      "Payment Date" means each January 2 and July 2, commencing on _________ 2, 199_.

      "Permitted Air Carrier" means (a) any Section 1110 Person and (b) any foreign air carrier that is principally based in any foreign country listed on Exhibit E to the Lease, except those that do not maintain normal diplomatic relations with the United States.

      "Permitted Investments" means (a) direct obligations of the United States of America or any agency or instrumentality thereof, (b) obligations fully guaranteed by the United States of America or any agency or instrumentality thereof, (c) any mutual fund the portfolio of which is limited to obligations of the type described in clauses (a) and (b), including any proprietary mutual fund of The First National Bank of Maryland for which such bank or an affiliate is investment advisor or to which such bank provides other services and receives reasonable compensation for such services, (d) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, any bank, trust company, or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof, having a combined capital and surplus of at least $100,000,000 and having a rating of "A" or better from the Keefe Bank Watch Service, (e) commercial paper issued by companies in the United States which directly issue their own commercial paper and which are doing business under the laws of the United States of America or one of the states thereof and in each case having a rating assigned to such commercial paper by a nationally recognized rating organization in the United States of America equal to the highest rating assigned by such organization, or (f) obligations of the type described in clauses (a), (b), (d), or (e) above, purchased from any bank, trust company, or banking association referred to in clause (d) above pursuant to repurchase agreements obligating such bank, trust company, or banking association to repurchase any such obligation not later than 30 days after the purchase of any such obligation. Unless otherwise specified in writing by the Owner Trustee, all such Permitted Investments shall mature not later than 30 days from the date of purchase.

      "Permitted Lien" has the meaning given to such term in Section 10 of the Lease.

      "Permitted Sublessee" means (a) any Permitted Air Carrier or (b) any airframe or engine manufacturer, or Affiliate of such a manufacturer, who is domiciled in the United States of America or a country listed on Exhibit E to the Lease.

      "Person" means any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

      "Placement Agents" means Morgan Stanley & Co. Incorporated and Credit Suisse First Boston.

      "Placement Agreement" means the Purchase Agreement dated August 6, 1998 among the Lessee and the Placement Agents.

      "Prepayment Date" has the meaning given to such term in Section 6.02(b) of the Indenture.

      "Prepayment Price" has the meaning given to such term in Section 6.02(b) of the Indenture.

      "Purchase Agreement" means Bombardier Regional Aircraft Division Purchase Agreement No. PA-0393 dated September 17, 1997, as amended, between the Company and the Manufacturer (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of any such Purchase Agreement).

      "Purchase Agreement Assignment" means the Purchase Agreement and Engine Warranties Assignment [N ____], dated as of even date with the Participation Agreement, between Lessee and Owner Trustee.

      "Purchase Price" means an amount equal to Lessor's Cost.

      "Rating Agency" means Moody's or S&P, as the context requires.

      "Record Date" means, with respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), December 15 for January 2 Payment Dates and June 15 for July 2 Payment Dates, whether or not such date is a Business Day.

      "Recourse Amount" has the meaning given to such term in Section 15.07 of the Participation Agreement.

      "Refinancing" means a non-recourse loan to the Lessor arranged pursuant to
Section 13.01 of the Participation Agreement.

      "Register" has the meaning given to such term in Section 3.02 of the Indenture.

      "Registrar" has the meaning given to such term in Section 3.02 of the Indenture.

      "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of August 13, 1998, among the Placement Agents, FNBM, as Pass-Through Trustee, and the Lessee.

      "Registration Rights Event" has the meaning given to such term in the Registration Rights Agreement.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

      "Remaining Weighted Average Life" means on a given date with respect to any Equipment Note the number of days equal to the quotient obtained by dividing
(i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Equipment Note by (b) the number of days from and including such prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by (ii) the then outstanding principal amount of such Equipment Note.

      "Renewal Term" has the meaning given to such term in Section 13(a) of the Lease.

      "Rent" means Basic Rent and Supplemental Rent, collectively.

      "Rent Payment Date" means each Payment Date during the Term.

      "Replacement Aircraft" means any Aircraft of which a Replacement Airframe is part.

      "Replacement Airframe" means a Canadair Regional Jet Series 200ER series aircraft or a comparable or improved model of such aircraft of the Manufacturer (except Engines or engines from time to time installed thereon) which shall have become subject to the Lease pursuant to Section 8 thereof.

      "Replacement Closing Date" has the meaning given such term in Section 8(d) of the Lease.

      "Replacement Engine" means a CF34-3B1 Series 200 engine (or engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe), and which shall have become subject to the Lease pursuant to Section 7(e) thereof.

      "Responsible Officer" means, with respect to the Owner Trustee or the Indenture Trustee, any officer in its Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

      "S&P" means Standard & Poor's Ratings Group.

      "SEC" means the Securities and Exchange Commission of the United States and any successor agencies or authorities.

      "Section 1110 Person" means a Citizen of the United States who is an air carrier holding a valid air carrier operating certificate issued pursuant to 49 U.S.C. ch. 447 for aircraft capable of carrying 10 or more individuals.

      "Secured Obligations" has the meaning specified in the Granting Clause of the Indenture.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Series "A" or "Series A Equipment Notes" means the Equipment Notes issued and designated as "Series A" under the Indenture, in the principal amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series A".

      "Series "B" or "Series B Equipment Notes" means the Equipment Notes issued and designated as "Series B" under the Indenture, in the principal amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series B".

      "Series "C" or "Series C Equipment Notes" means the Equipment Notes issued and designated as "Series C" under the Indenture, in the principal amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series C".

      "Series "D" or "Series D Equipment Notes" means the Equipment Notes issued and designated as "Series D" under the Indenture, in the principal amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series D".

      "Specified Default" means (a) an event or condition described in Section 16(a), (f), (g) or (h) of the Lease that, after the giving of notice or lapse of time, or both, would mature into an Event of Default, or (b) any Event of Default.

      "Specified Investments" means (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) any mutual fund the portfolio of which is limited to obligations of the type described in clause (a), including any proprietary mutual fund of The First National Bank of Maryland for which such bank or an affiliate is investment advisor or to which such bank provides other services and receives reasonable compensation for such services; (c) commercial paper rated A-1/P-1 by S&P and Moody's, respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (d) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson

Bankwatch, having maturities no later than 90 days following the date of such investment; (e) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or (f) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

      "Sublease" means any sublease agreement between the Lessee and a Permitted Sublessee as permitted by Section 5(b) of the Lease.

      "Subordination Agent" means The First National Bank of Maryland, a national banking association, in its capacity as Subordination Agent.

      "Subsequent Renewal Term" has the meaning given to such term in Section 13(a) of the Lease.

      "Supplemental Rent" means (a) all amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any other Operative Agreement to the Lessor, the Owner Participant, the Indenture Trustee, the Subordination Agent, any Liquidity Provider or others, including payments of Termination Value, EBO Price, and amounts calculated by reference to Termination Value, any amounts of Make-Whole Premium payable under the Indenture to the extent provided in Section 3(c) of the Lease, and all amounts required to be paid by Lessee under the agreements, covenants, and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent, and (b) all amounts that the Owner Trustee is obligated to pay in accordance with clause (b) of the last paragraph of Section 2.04 of the Indenture.

      "Tax" or "Taxes" has the meaning set forth in Section 8.01(a) of the Participation Agreement.

      "Tax Indemnitee" means each of Trust Company, individually and as Owner Trustee, the Owner Participant and the Indenture Trustee.

      "Tax Indemnity Agreement" the Tax Indemnity Agreement to be entered into by the Lessee and the Owner Participant on the Delivery Date.

      "Term" has the meaning given to such term in Section 3(a) of the Lease.

      "Termination Date" means each date listed in the column entitled "Termination Date" in Exhibit D to the Lease.

      "Termination Value" means (a) as of any Termination Date during the Basic Term, the amount determined as set forth in Exhibit C to the Lease for that Termination Date, and (b) during any Renewal Term, the amount for the date involved, determined in accordance with Section 13(a) of the Lease, in either case adjusted as required by Section 3(d) of the Lease.

      "Transaction Costs" means those costs and expenses set forth in Section 8.01(a) of the Participation Agreement to be borne by the Owner Participant.

      "Transportation Code" means Title 49 of the United States Code, subtitle VII, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

      "Treasury Yield" means, at the time of determination with respect to any Equipment Note, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date on such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of such Certificate and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H. 15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent
H. 15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable prepayment date and the "most recent H.15(519)" means the H. 15(519) published prior to the close of business on the third Business Day prior to the applicable prepayment date.

      "Trust Agreement" means the Trust Agreement [N____] dated as of _________ __, between the Owner Participant and Trust Company.

      "Trust Company" means First Union Trust Company, National Association.

      "Trust Estate" means the Lessor's Estate.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

      "Trust Indenture Estate" means all estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interest, and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

      "United States", "U.S." or "US" means the United States of America.

      "U.S. Person" means a Person described in ss. 7701(a)(30) of the Code.

      "Warranty Bill of Sale" means the full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by the owner of the Aircraft in favor of the Owner Trustee and to be dated the Delivery Date.

                                                                       Exhibit A
                                                                        to Lease

                              LEASE SUPPLEMENT NO.

            THIS LEASE SUPPLEMENT No. ____ dated _______________, 19__, between FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee, except as otherwise provided herein, the Lessor, and MIDWAY AIRLINES CORPORATION, a Delaware corporation, the Lessee;

                              W I T N E S S E T H :

            WHEREAS, the Lessor and the Lessee have heretofore entered into that certain Lease Agreement, dated as of ______________ (the "Lease", the terms defined therein being herein used with the same meaning), which Lease provides, among other things, for the execution and delivery of Lease Supplements in substantially the form hereof for the purpose of leasing a specific Aircraft under the Lease when delivered by the Lessor to the Lessee in accordance with the terms thereof;

            WHEREAS, the Lease, a counterpart of which is attached hereto and made a part hereof, relates to the Aircraft and Engines described in Schedule I hereto and this Lease Supplement, together with such attachment, is being filed for recordation on the date hereof with the FAA as one document;

            NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, and pursuant to Section 2 of the Lease, the Lessor and the Lessee hereby agree as follows:

            1. The Lessor hereby delivers and leases to the Lessee, and the Lessee hereby accepts and leases from the Lessor, under the Lease as herein supplemented, the Aircraft, described in Schedule I hereto.

            2. The Delivery Date is the date of this Lease Supplement set forth in the opening paragraph hereof.

            3. The Basic Term shall commence on the Delivery Date and continue through ___________ (the "Expiration Date"), unless terminated earlier as provided in the Lease.

            4. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

            5. This Lease Supplement may be executed by the parties hereto in separate counterparts and all such counterparts shall together constitute but one and the same instrument. To the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement or the Lease may be created through the transfer or possession of any counterpart other than the original counterpart of each thereof containing the receipt therefor executed by the Indenture Trustee on the signature page of each thereof.

            6. THIS LEASE SUPPLEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

            IN WITNESS WHEREOF, the Lessor and the Lessee have each caused this Lease Supplement to be duly executed by their authorized officers as of the day and year first above written.


                              FIRST UNION TRUST COMPANY,
                              NATIONAL ASSOCIATION
                              not in its individual
                              capacity, but solely as
                              Owner Trustee


                              By:_____________________________
                              Name:
                              Title:


                              MIDWAY AIRLINES CORPORATION


                              By:_____________________________
                              Name:
                              Title:

            THE LESSOR HAS ASSIGNED THIS LEASE SUPPLEMENT TO THE INDENTURE TRUSTEE AS SECURITY. TO THE EXTENT, IF ANY, THAT THIS LEASE SUPPLEMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE SUPPLEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE ORIGINAL COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE INDENTURE TRUSTEE IMMEDIATELY FOLLOWING THIS LEGEND.

            Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged on this ___ day of ___________, 199__.


                                    THE FIRST NATIONAL BANK OF
                                    MARYLAND, as Indenture Trustee


                                    By:______________________________
                                       Name:
                                       Title:

                                                                      SCHEDULE I
                                                                    TO EXHIBIT A

                       DESCRIPTION OF AIRFRAME AND ENGINES

                                    AIRFRAME

                      Manufacturer's       FAA Registration      Manufacturer's
Manufacturer             Model                    No.              Serial No.
------------          --------------       ----------------      -------------






                                     ENGINES

                                  Manufacturer's         Manufacturer's
Manufacturer                         Model               Serial  Nos.
------------                      --------------       ----------------






            Each Engine is of 750 or more "rated take-off horsepower" or the equivalent of such horsepower.

                                                                       Exhibit B

                          Certain Economic Information


"EBO Amount" shall mean $____________.

"EBO Date" shall mean _________________  ____.

"Lessor's Cost" shall mean $___________.

"Minimum Liability Amount" shall mean $________.

                                                                       Exhibit C

                                   Basic Rent

Basic Rent Payment Date                  Amount
-----------------------                  ------

                                                                       Exhibit D

                               Termination Values

Termination Date                         Termination Value
----------------                         -----------------

                                                                     Exhibit E

                               Lists of Countries

                   Exhibit E-1 - Permitted for Re-Registration

Australia                                Italy
Austria                                  Japan
Belgium                                  Luxembourg
Canada                                   Netherlands
Denmark                                  New Zealand
Finland                                  Spain
France                                   Sweden
Germany                                  Switzerland
Greece                                   United Kingdom
Iceland
Ireland

                     Exhibit E-2 - Permitted for Subleasing

Argentina                                Iceland
Australia                                Ireland
Austria                                  Italy
Belgium                                  Jamaica
Bermuda                                  Japan
Brazil                                   Liechtenstein
Canada                                   Netherlands
Chile                                    Norway
Denmark                                  Portugal
Finland                                  Singapore
France                                   Spain
Germany                                  Sweden
Switzerland
Taiwan
United Kingdom

                                                                       Exhibit F

                               Return Conditions

The return conditions shall be as agreed to by the Lessee and the Owner Participant on or prior to the Delivery Date.

                                                                  Exhibit A-2 to
                                                                 Leased Aircraft
                                                         Participation Agreement

                          [F&J LEASED AIRCRAFT OPINION]

[Delivery Date]

To Each of the Parties Listed
on the Attached Schedule

      Re:   Lease Financing of One Canadair Regional Jet
            Series 200ER Aircraft -- U.S. Registration No. N

Ladies and Gentlemen:

      We have acted as special New York counsel for Midway Airlines Corporation, a Delaware corporation (the "Lessee"), in connection with the Participation Agreement dated as of _____________________, among the Lessee; ______________________________, as Owner Participant; First Union Trust Company, National Association ("FUTC"), as Owner Trustee; and The First National Bank of Maryland ("FNBM"), as Indenture Trustee, Pass Through Trustee and Subordination Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth or referred to in the Participation Agreement. For purposes hereof, "Documents" shall be a collective reference to the Participation Agreement, the Lease, Lease Supplement No. 1, Purchase Agreement Assignment and the Tax Indemnity Agreement.

      This opinion is furnished to you pursuant to Section 3.01(b)(xviii)(B) of the Participation Agreement.

      In rendering this opinion, we have examined the Documents and such other Operative Documents as are necessary in order to give the opinions expressed herein. We have further examined and relied upon the accuracy of original, certified, conformed, photographic or telecopied copies of such records, agreements, certificates, certificates of public officials and such other documents, and have made an investigation of such laws, as we have deemed necessary and appropriate for the purpose of rendering this opinion. As to certain questions of fact material to our opinions, we have relied solely upon the accuracy of the statements, representations and warranties made in the Documents and such other Operative Documents and we have made no independent investigation or inquiry with respect to such factual matters.

      Based on the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth below, we advise you that in our opinion:

      1. Each of the Documents constitutes a legal, valid and binding obligation of the Lessee, enforceable against the Lessee in accordance with its terms.

      2. The execution and delivery by the Lessee of the Documents, the consummation by the Lessee of the transactions contemplated thereby and the compliance by the Lessee with any of the terms and provisions thereof do not contravene any applicable federal law of the United States or any applicable law of New York.

      3. Except for the filings with the FAA referred to in paragraph 4 below, the execution and delivery by the Lessee of the Documents and the consummation by the Lessee of the transactions contemplated thereby do not require the consent or approval of, or the giving of notice to, or the registration, recording or filing of any document with, or the taking of any other action with respect to any authority or agency of the federal government of the United States of America or the State of New York.

      4. The Lease as supplemented by Lease Supplement No. 1 thereto and the Indenture as supplemented by Indenture Supplement No. 1 thereto are in due form for filing in accordance with Subtitle VII of Title 49 of the United States Code (the "Act"). The Indenture as supplemented by Indenture Supplement No. 1 thereto will create, for the benefit of the Indenture Trustee, a valid security interest in the Indenture Estate identified therein. Except for the filings with the FAA referred to in the opinion dated today and addressed to you of Crowe & Dunlevy, the filing of the Uniform Commercial Code financing statements referenced in Section ___ of the Participation Agreement, which filings we assume have been duly effected and are adequate for their intended purpose (and subject to the timely filings in the future of continuation statements with respect to such financing statements), and the taking of possession by the Indenture Trustee of the original of the Lease and Lease Supplement No. 1, each with a chattel paper receipt attached, no recording or filing in the United States of America of any of the Operative Documents, nor any other action, is necessary or advisable in order to establish and perfect in the United States of America, the Owner Trustee's rights and interest in the applicable Aircraft as against the Lessee or any third party, or the mortgage and security interest of the Indenture Trustee under the Indenture on the Aircraft, the Lease or the other property included in the Indenture Estate in favor of the Indenture Trustee as against the Lessee, the Owner Trustee or any third party.

      5. The Participation Agreement, the Indenture and the Equipment Notes (the "Owner Trustee Instruments") constitute legal, valid and binding obligations of FUTC, to the extent any of such Owner Trustee Instruments were entered into by FUTC in its individual capacity, and the Owner Trustee, or both, as the case may be, enforceable against FUTC or the Owner Trustee, or both, as the case may be, in accordance with the terms of such agreements, and the Equipment Notes are entitled to the benefits of the Indenture.

      6. The Participation Agreement and the Indenture (the "Indenture Trustee Documents") constitute legal, valid and binding obligations of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with their respective terms.

      7. The Participation Agreement constitutes the legal, valid and binding obligation of the Pass Through Trustee, enforceable against the Pass Through Trustee in accordance with its terms.

      8. The Participation Agreement constitutes the legal, valid and binding obligation of the Subordination Agent, enforceable against the Subordination Agent in accordance with its terms.

      9. So long as the Lessee continues to be a "citizen of the United States," as defined in Section 40102 of Title 49 of the United States Code, holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, the Owner Trustee, as lessor under the Lease, and the Indenture Trustee, as assignee of the Owner Trustee's rights under the Lease pursuant to the Indenture, would be entitled to the benefits of Section 1110 of the Bankruptcy Code ("Section 1110") with respect to the Aircraft.

      We call your attention that the U.S. District Court for the District of Colorado recently issued an opinion regarding Section 1110, In re Western Pacific Airlines, Civil Action No. 98-K- 358 (D. Colo. Mar. 10 and affirmed on rehearing May 1, 1998). The decision, reversing an order of the bankruptcy court, held that, although an airline debtor reaffirms its obligations and cures its defaults under an aircraft lease within the prescribed period in accordance with Section 1110, the protections under Section 1110 will cease after the first sixty days in a chapter 11 case. An appeal from the decision of the District Court is pending in the Court of Appeals for the Tenth Circuit. We have filed a brief in the Tenth Circuit on behalf of another client seeking to overturn the District Court's ruling. Although we are of the opinion that the decision of the District Court was in error and that the protections of Section 1110, generally speaking, should continue after the first sixty days in chapter 11, we can give no assurance that the decision of the District Court will be reversed.

      The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

      A. The foregoing opinions are expressly limited to matters under and governed by the internal laws of the State of New York and applicable federal laws of the United States of America, except that we express no opinion as to the securities law of any state, including the State of New York. Our opinion in paragraph 2 above as to the contravention of certain laws, rules and regulations is based upon such examination of laws and regulations as in our judgment was necessary and appropriate for the purpose of such opinion.

      B. The foregoing opinions regarding the enforceability of the Operative Documents against any of the parties thereto are subject to the following:

            (i) The enforceability of any of the Operative Documents may be limited or affected by (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, probate, conservatorship, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (b) the refusal of a particular court to grant (1) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief or (2) a particular remedy sought by the Owner Trustee under the Lease or by the Indenture Trustee under the Indenture as opposed to another remedy provided for therein or another remedy available at law or in equity, but which does not in our opinion make such remedies inadequate for the practical realization of the benefits intended to be provided thereby and (c) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            (ii) In rendering the foregoing opinions, we express no opinion as to the enforceability of provisions of any of the Operative Documents (a) purporting to waive or affect rights, claims, defenses or other benefits bestowed by law, including without limitation the right to receive notices, to the extent that any of the same cannot be waived or affected or (b) relating to indemnities to the extent prohibited by public policy or limited by federal or state securities laws or which might require indemnification for losses or expenses caused by gross negligence, willful misconduct, fraud or illegality of an indemnified party, the rights of third parties, or the exercise of rights and remedies with respect to the Aircraft other than in a commercially reasonable manner or as otherwise provided in the Uniform Commercial Code or other applicable law.

            (iii) We note that the enforceability of specific provisions of the
                  Operative Documents may be subject to standards of reasonableness, care and diligence and "good faith" limitations and obligations such as those provided in Sections 1-102(3) and 1-203, of the Uniform Commercial Code and similar applicable principles of common law and judicial decisions.

            (iv) We express no opinion with respect to compliance with the anti-fraud provisions of applicable federal rules or regulations.

      C. With respect to the opinion given in paragraph 4 above as to the creation of a security interest in the Indenture Estate, we express no opinion as to the creation of any security interest in any portion of the Indenture Estate other than (I) that portion of the Indenture Estate consisting of the Aircraft, (II) that portion of the Indenture Estate (except for the Aircraft) which is not excluded by Section 9-104 of the Uniform Commercial Code of any relevant jurisdiction and (III) if possession or control and dominion or both by the Indenture Trustee is required or necessary, such portion of the Indenture Estate as has been deposited with the Indenture Trustee pursuant to the Indenture, or which possession or control and dominion or both, has otherwise effectively occurred.

      D. The foregoing opinions, to the extent they address the creation and perfection of a security interest in any portion of the Indenture Estate are further subject to the following: we have made no examination of, and we express no opinion as to, (a) the title of any person to the Indenture Estate or any portion thereof, (b) the value of any security granted to the Indenture Trustee and (c) the priority of any such security interest.

      E. We have assumed the due authorization, execution and delivery of the Operative Documents by each of the parties thereto (including the Lessee) and that each of such parties has the full power, authority and legal right to execute, deliver and perform such documents.

      F. Except to the extent expressly set forth in paragraphs 1, 5, 6, 7 and 8, we have assumed that each of the Operative Documents is enforceable against each of the parties thereto.

      G. With respect to the opinion given in paragraph 5, our opinion is subject to limitations of Delaware law applicable to FUTC and the Owner Trustee, as to which we express no opinion.

      H. With respect to the opinions given in paragraphs 6, 7 and 8 our opinion is subject to limitations of Maryland law applicable to FNBM or the Indenture Trustee, Pass Through Trustee or Subordination Agent, as the case may be, as to which we express no opinion.

      I. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not verified independently.

      J. We express no opinion as to whether the Lease constitutes a "true lease."

      K. We have assumed that the Operative Documents and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

      L. With respect to the opinion given in paragraph 9, we express no opinion as to the availability of the benefits of Section 1110 of the Bankruptcy Code to any Replacement Aircraft or Replacement Engine.

      M. In giving the foregoing opinion, we have relied upon the opinions delivered to you today of Crowe & Dunlevy with respect to the matters set forth therein. Our opinion is subject to all applicable qualifications and exceptions (except for those set forth in clauses (i) (subject however to paragraph A above) and (ii) thereof set forth in such opinion.

      The opinions expressed herein are solely for the benefit of, and may only be relied upon by, the named addressees in connection with the transactions contemplated by the Participation Agreement. This opinion may not be furnished or relied upon by any other person without the prior written consent of this Firm. The opinions expressed herein are as of the date hereof and we make no undertaking to amend or supplement such opinions as facts and circumstances come to our attention or changes in the law occur which could affect such opinions.

                                        Very truly yours,

                              Schedule of Addresses

[Owner Participant]

First Union Trust Company, National Association, individually and as Owner Trustee

The First National Bank of Maryland,
  as Indenture Trustee, Pass Through
  Trustee and Subordination Agent

ABN AMRO Bank N.V.

Standard & Poor's Rating Services

                                                         Exhibit A-3 to
                                                         Leased Aircraft
                                                         Participation Agreement

                         [FNBM Leased Aircraft Opinion]

                                      _______________, 199_

To the Persons Listed in Schedule A Attached Hereto

                         Re:   Midway Airlines Corporation
                               Financing of One Canadair
                               Regional Jet Aircraft Series 200ER Aircraft
                               U.S. Registration No. N___________

Gentlemen:

      We have acted as special counsel to The First National Bank of Maryland, national banking association ("First National"), in connection with the Participation Agreement [N______], dated as of _____________, 199__ (the "Participation Agreement"), among Midway Airlines Corporation, as Lessee, ______________________, not in its individual capacity (except as expressly set forth therein) but solely as Owner Trustee, and First National, not in its individual capacity (except as expressly set forth therein) but solely as Indenture Trustee, as Pass-Through Trustee and as Subordination Agent. Pursuant to the Participation Agreement, one Canadair Regional Jet Series 200ER Aircraft bearing U.S. Registration No. N_________ (the "Aircraft") is being financed. This opinion is furnished pursuant to Section 3.01(b)(xviii)(F) of the Participation Agreement Capitalized terms used herein and not defined have the meanings given to such terms in the Participation Agreement, except that references herein to any instrument shall mean such instrument as in effect on the date hereof.

      We have examined executed counterparts or copies otherwise identified to our satisfaction of the following documents:

            (a) the Participation Agreement;

____________, 199_
Page 2

            (b)   the Indenture; and

            (c)   the Equipment Notes

(each of the documents identified in paragraphs (a) through (c) above are collectively referred to as the "Indenture Trustee's Documents").

      We have also examined originals or copies of such other documents, such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein and such other instruments as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Indenture Trustee's Documents.

      In basing the opinions and other matters set forth herein on "our knowledge", the words "our knowledge" signify that, in the course of our review and analysis for the purpose of rendering this opinion, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, records, certificates, statements and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words "our knowledge" and similar language used herein are intended to be limited to the knowledge of the lawyers within our firm who have worked on matters relating to this opinion letter.

      Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

      1. First National is a national banking association duly incorporated and validly existing under the laws of the United States of America holding a valid certificate to do business as a national banking association, with banking and trust powers, and each of First National and the Indenture Trustee, as the case may be, has or had, on the date of execution thereof, full corporate power, authority and legal right to execute, deliver and perform its duties pursuant to each of the Indenture Trustee's Documents to which it is or is to be a party and to authenticate the Equipment Notes delivered on the date hereof.

      2. Each of First National and the Indenture Trustee, as the case may be, has duly authorized, executed and delivered each Indenture Trustee Document to which it is a party; each such document constitutes a legal, valid and binding obligation of the Indenture Trustee (and, to the extent set forth in the respective Indenture Trustee's Documents, of First National) enforceable against the Indenture Trustee (and, to the extent set forth in the respective Indenture Trustee's Documents, against First National) in accordance with its terms.

____________, 199_
Page 3

      3. The Equipment Notes issued and dated the date hereof have been duly authenticated and delivered by the Indenture Trustee pursuant to the terms of the Indenture.

      4. Neither the authorization, execution and delivery by the Indenture Trustee or First National, as the case may be, of the Indenture Trustee's Documents, nor the authentication and delivery by the Indenture Trustee of the Equipment Notes nor the fulfillment or compliance by the Indenture Trustee or First National, as the case may be, with the respective terms and provisions thereof nor the consummation of any of the transactions by the Indenture Trustee or First National, as the case may be, contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any court or administrative or governmental authority or agency of the State of Maryland or the United States of America governing the banking or trust powers of First National.

      5. The execution, delivery and performance by the Indenture Trustee or First National, as the case may be, of each of the Indenture Trustee's Documents and the authentication and delivery of the Equipment Notes by the Indenture Trustee are not in violation of the articles of association or by-laws of First National or of any law, governmental rule, or regulation of the State of Maryland or the United States of America governing the banking or trust powers of First National or, to our knowledge, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound that is material to the Indenture Trustee or First National or, to our knowledge, of any judgment or order of the State of Maryland or the United States of America relating to the banking or trust powers of First National.

      6. There are no fees, taxes or other governmental charges payable by the Owner Trustee, the Indenture Trustee (except taxes imposed on fees payable to First National) or the holders of the Equipment Notes to the State of Maryland or any political subdivision thereof under the laws of the State of Maryland or any political subdivision thereof in existence on the date hereof, in connection with the execution, delivery or performance of any of the Operative Agreements solely because First National (a) has its principal place of business in the State of Maryland, (b) performs (in its individual capacity or as Indenture Trustee) any or all of its duties under the Indenture Trustee's Documents in the State of Maryland, and (c) engages in any activities unrelated to the transactions contemplated by the Indenture Trustee's Documents in the State of Maryland. Neither the Indenture Trustee nor the trust created under the Indenture will be subject to any fee, tax or other governmental charge (except for taxes imposed on fees payable to First National) under the laws of the State of Maryland or any political subdivision thereof in existence on the date hereof, on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Trust Indenture Estate solely because First National
(a) has its principal place of business in the State of Maryland, (b) performs (in its individual capacity or as Indenture Trustee) any or all of its duties under the Indenture Trustee's Documents in the State of Maryland, and (c) engages in any activities

____________, 199_
Page 4

unrelated to the transactions contemplated by the Indenture Trustee's Documents in the State of Maryland. There is no fee, tax or other governmental charges (except for taxes imposed on fees payable to First National) under the laws of the State of Maryland or any political subdivision thereof in existence on the date hereof, on, based on or measured by any payments under the Equipment Notes by reason of the creation of the trust under the Indenture solely because First National (a) has its principal place of business in the State of Maryland, (b) performs (in its individual capacity or as Indenture Trustee) any or all of its duties under the Indenture Trustee's Documents in the State of Maryland, and (c) engages in any activities unrelated to the transactions contemplated by the Indenture Trustee's Documents in the State of Maryland. We express no opinion as to whether or not any fees, taxes or other charges are now or hereafter may be payable by the Owner Participant to the State of Maryland or any political subdivision thereof in connection with (a) the execution, delivery or performance by the Owner Participant of any of the Indenture, the Participation Agreement or any of the other Operative Agreements, and (b) the making by the Owner Participant of its investment in the Aircraft.

      7. To our knowledge, there are no actions, suits, investigations or proceedings pending or threatened against or affecting First National or the Indenture Trustee, as the case may be, or any of its properties in any court or before any administrative agency or arbitrator, which, if adversely determined, would materially adversely affect the ability of First National or the Indenture Trustee, as the case may be, to perform its obligations under any of the Indenture Trustee's Documents, and to our knowledge, there are no pending or threatened actions or proceedings before any court, administrative agency or tribunal involving First National or the Indenture Trustee, as the case may be, in connection with the transactions contemplated by any of the Indenture Trustee's Documents.

      The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

      A. We are admitted to practice law in the State of Maryland and we do not hold ourselves out as being experts on the laws of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Maryland and the Federal laws of the United States of America governing the banking and trust powers of First National. In addition, we express no opinion with respect to (i) Federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, (ii) the Federal Aviation Act of 1958, as amended, and (iii) state securities or blue sky laws. Insofar as the foregoing opinions relate to the validity and enforceability in the State of Maryland of the Equipment Notes and the other Indenture Trustee's Documents expressed to be governed by the laws of the State of New York, we have assumed that the laws of the State of New York are identical to the laws of the State of Maryland in all material respects, and that the Equipment Notes and such Indenture Trustee's Documents constitute legal, valid, binding and enforceable documents or instruments under such laws (as to which we express no opinion).

____________, 199_
Page 5

      B. The foregoing opinions regarding enforceability of any document or instrument, are subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      C. We have assumed the due authorization, execution and delivery by each of the parties thereto, other than First National and the Indenture Trustee, of the Indenture Trustee's Documents to which each is a party and that each of such parties has the full power, authority and legal right to execute and deliver each such document.

      D. We have assumed that all signatures (other than those of the Indenture Trustee or First National) on documents and instruments examined by us are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

      E. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended.

      F. We do not purport to be experts in respect of, or express any opinion concerning laws, rules or regulations applicable to the particular nature of the Aircraft and other equipment involved in this transaction.

      G. We have made no investigation of, and we express no opinion concerning, the nature of the title to any part of the Aircraft and other equipment or the Trust Indenture Estate involved in this transaction or the priority of any mortgage or security interest.

      H. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland and the United States of America as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

      I. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

____________, 199_
Page 6

      This opinion is rendered solely for your benefit and may not be relied upon by any other person or entity for any purpose without our prior written consent.

                                                  Sincerely yours,

                                                  OBER, KALER, GRIMES & SHRIVER,
                                                  A PROFESSIONAL CORPORATION

                                                  By:___________________________
                                                     Shareholder

____________, 199_
Page 7

                                                                      SCHEDULE A

                                   ADDRESSEES

The First National Bank of Maryland, as Indenture Trustee and as Pass-Through Trustee Baltimore, Maryland

________________________________________, as Owner Trustee

ABN AMRO Bank N.V.
(Chicago Branch)
Chicago, Illinois

Midway Airlines
Durham, North Carolina

                                                         Exhibit A-4 to
                                                         Leased Aircraft
                                                         Participation Agreement

                     [Owner Trustee Leased Aircraft Opinion]

                               ____________, 1998

To Each of the Persons
Listed on Schedule A
Attached Hereto

      Re:   Midway Airlines Corporation

Ladies and Gentlemen:

            We have acted as counsel to First Union Trust Company, National Association (the "Trust Company"), in connection with the Trust Agreement, dated as of ________, 1998 (the "Trust Agreement"), by and between the Trust Company and ___________, as Owner Participant (the "Owner Participant"). Pursuant to the Participation Agreement, dated as of ________, 1998 (the "Participation Agreement"), by and among Midway Airlines Corporation, as Lessee (the "Lessee"), the Owner Participant, The First National Bank of Maryland ("First National"), as Indenture Trustee, First National, as Pass-Through Trustee, First National, as Subordination Agent, and the Trust Company, not in its individual capacity, except as specifically set forth therein, but solely as Owner Trustee under the Trust Agreement (the "Owner Trustee"), financing is being provided in connection with one Canadair Regional jet Series 200ER aircraft bearing U.S. Registration No. N______ (the "Aircraft"). This opinion is furnished upon the request of the Owner Trustee pursuant to Section ________ of the Participation Agreement. Capitalized terms used herein and not otherwise defined are used as defined in or by reference in the Participation Agreement, except that reference herein to any instrument shall mean such instrument as in effect on the date hereof.

            We have examined forms, counterparts or copies otherwise identified to our satisfaction of the following documents:

            (a) the Participation Agreement;

To Each of the Persons
Listed on Schedule A
Attached Hereto
____________, 1998
Page 2

            (b) the Trust Agreement;

            (c) the Escrow and Paying Agent Agreement (Class A);

            (d) the Lease,

            [(e) the Lease Supplement No. I dated the date hereof;]

            (f) the Indenture;

            [(g) the Indenture Supplement No. 1 dated the date hereof;)]

            (h) the Deposit Agreement; and

            (i) the Equipment Notes being issued today (the "Equipment Notes").

            [N.B. This list of documents (and the appropriate defined terms) will need to be reviewed after we receive complete documents.]

            The documents identified in paragraphs (a) through (h) above are collectively referred to herein as the "Owner Trustee Agreements".

            We have also examined originals or copies of such other documents, such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein and such other instruments as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the instruments referred to above.

            Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

            1. The Trust Company is a national banking association, duly organized and validly existing in good standing under the laws of the United States, is a Citizen of the United States, and has the corporate, banking and trust powers to enter into and perform its obligations under the Trust Agreement, and the Owner Trustee has the authority under the Trust Agreement

To Each of the Persons
Listed on Schedule A
Attached Hereto
____________, 1998
Page 3

to execute, deliver and perform its obligations under the Owner Trustee Agreements and to issue, execute, deliver and perform the Equipment Notes.

            2. The Trust Agreement and each other Owner Trustee Agreement have been duly authorized, executed and delivered by the Trust Company or by the Owner Trustee, as the case may be, and are the legal, valid and binding obligations of the Trust Company or the Owner Trustee, as the case may be, enforceable against the Trust Company or the Owner Trustee, as the case may be, in accordance with their respective terms; and the Trust Agreement is the legal, valid and binding obligation of the Owner Participant, enforceable against the Owner Participant in accordance with its terms and the trust has been validly created pursuant to the terms of the Trust Agreement.

            3. The Equipment Notes have been duly authorized, issued, executed and delivered by the Owner Trustee, pursuant to authorization contained in the Trust Agreement, and constitute legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with their terms and the terms of the Trust Indenture; and the Equipment Notes are entitled to the benefits and security afforded by the Trust Indenture in accordance with their terms and the terms of the Trust Indenture.

            4. Neither the execution and delivery by the Trust Company or the Owner Trustee, as the case may be, of the Owner Trustee Agreements, nor the issuance, execution and delivery by the Owner Trustee of the Equipment Notes, nor the fulfillment of or compliance by the Trust Company or the Owner Trustee, as the case may be, with the respective provisions thereof, conflicts with, or results in a breach of the terms, conditions or provisions of, or constitutes a default under, or results in a violation of, the charter or by-laws of the Trust Company, any law, governmental rule or regulation of the State of Delaware or any federal law, governmental rule or regulation of the United States of America governing the banking or trust powers of the Trust Company or, to the best of our knowledge, any agreement, indenture, mortgage, bank credit agreement, note or bond purchase agreement, instrument, order, judgment or decree to which the Trust Company, the Owner Trustee or any of their respective properties is subject.

            5. No consent, approval or other action by or any notice to or filing with any court or administrative or governmental body is required under the laws of the State of Delaware or the federal laws of United States of America governing the banking or trust powers of the Trust Company in connection with the authorization, execution and delivery by the Trust Company or the Owner Trustee of the Owner Trustee Agreements, the authorization, issuance, execution and

To Each of the Persons
Listed on Schedule A
Attached Hereto
____________, 1998
Page 4

delivery by the Owner Trustee of the Equipment Notes, or the fulfillment of or compliance by the Trust Company or the Owner Trustee with the respective terms and provisions thereof.

            6. The Trust Agreement creates for the benefit of the Owner Participant the rights and interests in the Trust Estate which the Trust Agreement by its terms purports to create. The Trustee has received such title and interest in the Trust Estate as was conveyed to it.

            7. There is no fee, tax or other governmental charge under the laws of the State of Delaware or any political subdivision thereof in existence on the date hereof on, based on or measured by any payments under the Lease or the beneficial interests in the Trust Estate, by reason of the creation of the trust under the Trust Agreement pursuant to the laws of the State of Delaware or the Owner Trustee's performance of its duties under the Trust Agreement within the State of Delaware, which would not have been imposed if the Trust Company did not have its principal place of business and did not perform its obligations under the Owner Trustee Agreements in the State of Delaware.

            8. Assuming that (i) the Aircraft is not used in the State of Delaware and is not physically located in the State of Delaware at the commencement or termination of the Term or during such Term, (ii) in connection with any sale of the Aircraft, such Aircraft will not be physically delivered in the State of Delaware to a buyer nor be shipped from a point within the State of Delaware to a buyer, and (iii) the trust created by the Trust Agreement is treated as a grantor trust for federal income tax purposes within the contemplation of Sections 671 through 678 of the Internal Revenue Code of 1986, as amended, there are no fees, taxes, or other charges (except taxes imposed on fees payable to the Owner Trustee) payable to the State of Delaware or any political subdivision thereof in connection with the execution, delivery or performance by the Owner Trustee, the Indenture Trustee, the Pass-Through Trustee, the Lessee or the Owner Participant, as the case may be, of the Owner Trustee Agreements or in connection with the making by the Owner Participant of its acquisition of the beneficial interest in the Trust Estate or in connection with the issuance and acquisition of the Equipment Notes, and neither the Owner Trustee, the Trust Estate nor the trust created by the Trust Agreement will be subject to any fee, tax or other governmental charge (except taxes on fees payable to the Owner Trustee) under the laws of the State of Delaware or any political subdivision thereof on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Trust Estate solely by reason of the creation or continued existence of the trust under the terms of the Trust Agreement pursuant to the laws of the State of Delaware or the Owner Trustee's performance of its duties under the Trust Agreement.

To Each of the Persons
Listed on Schedule A
Attached Hereto
____________, 1998
Page 5

            9. To the best of our knowledge, there are no proceedings pending or threatened against or affecting the Trust Company or the Owner Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, if adversely determined, individually or in the aggregate, would materially and adversely affect the right, power and authority of the Trust Company or the Owner Trustee to enter into or perform its obligations under the Owner Trustee Agreements and the Equipment Notes.

            10. Neither a Delaware Court nor a Federal court applying federal or Delaware law, if properly presented with the issue and after having properly considered such issue, would permit the Owner Participant to terminate the Trust Agreement, except in accordance with its terms.

            11. Under the laws of the State of Delaware, so long as the Trust Agreement has not been terminated in accordance with its terms, creditors of any person that is an Owner Participant, holders of a lien against the assets of any such person and representatives of creditors of any such person, such as trustees, receivers or liquidators (whether or not any insolvency proceeding has been commenced) (collectively, the "Creditors") may acquire legal, valid and enforceable claims and liens, as to the Trust Estate, only against the rights of such Owner Participant under the Trust Agreement or in the Trust Estate, and may not through the enforcement of such Creditor's rights, acquire any greater rights than the rights of such Owner Participant with respect to the Trust Agreement or Trust Estate.

            12. To the extent that the Uniform Commercial Code of the State of Delaware (the "UCC") is applicable, except for the Indenture Trustee's taking of possession of all monies, securities, and instruments constituting part of the Indenture Estate, no action, including the filing or recording of any document, is necessary (i) to create in the State of Delaware the security interest in the Indenture Estate (including the assignment of the Lease to the Indenture Trustee) which the Trust Indenture by its terms purports to create in favor of the Indenture Trustee, and (ii) to perfect in the State of Delaware such security interest, except for the filing of a UCC financing statement in the Office of the Secretary of State of the State of Delaware.

            The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

            A. The foregoing opinions are limited to the laws of the State of Delaware and the federal laws of the United States of America governing the banking and trust powers of the Trust Company, except that the opinion rendered in paragraph 10 above is limited to the laws of the

To Each of the Persons
Listed on Schedule A
Attached Hereto
____________, 1998
Page 6

State of Delaware and Title 11 of the United States Code entitled "Bankruptcy" and the opinion rendered in paragraph 11 above is limited to the laws of the State of Delaware. In addition, we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, (ii) the Federal Aviation Act of 1958, as amended (except with respect to the opinion set forth in paragraph 1 above concerning the citizenship of the Trust Company), (iii) the Federal Communications Act of 1934, as amended, or (iv) state securities or blue sky laws. Insofar as the foregoing opinions relate to the validity and enforceability of the Equipment Notes and the Owner Trustee Agreements expressed to be governed by laws other than the laws of the State of Delaware, we have assumed that the Equipment Notes and such Owner Trustee Agreements constitute legal, valid, binding and enforceable documents or instruments under such laws (as to which we express no opinion).

            B. The foregoing opinions regarding the enforceability of any document or instrument are subject to (i) applicable bankruptcy (except as set forth in paragraph A above), insolvency, moratorium, reorganization, receivership, and other similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            C. We have assumed the due authorization, execution and delivery by each of the parties thereto, other than the Trust Company and the Owner Trustee, of the Owner Trustee Agreements to which each is a party and that each of such parties has the full power, authority and legal right to execute and deliver each such document.

            D. The opinion set forth in paragraph 1 above concerning the citizenship of the Trust Company is based upon an affidavit of an officer of the Trust Company, the facts set forth in which we have not independently verified.

            E. We have assumed that all signatures, other than those of the Trust Company or the Owner Trustee, on documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

            F. We do not purport to be experts in respect of, or express any opinion concerning, aviation law or other laws, rules or regulations applicable to the particular nature of the equipment to be acquired by the Owner Trustee.

To Each of the Persons
Listed on Schedule A
Attached Hereto
____________, 1998
Page 7

            G. We have assumed that the Owner Trustee Agreements and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

            H. No opinion is expressed as to the nature of the title to any part of the Trust Estate or the priority of any mortgage or security interest.

            I. The opinions set forth in paragraphs 10 and 11 above should be interpreted in accordance with the Special Report by the TriBar Opinion Committee, Opinions in the Bankruptcy Context: Rating Agency. Structured Financing and Chanter 11 Transactions, 46 Bus. Law. 717 (1991).

            This opinion is rendered solely for your benefit and may not be furnished or quoted to or relied upon by any other person or entity for any purpose without our prior written consent.

                                                Very truly yours,

MML/1se

To Each of the Persons
Listed on Schedule A
Attached Hereto
____________, 1998
Page 8

            G. We have assumed that the Owner Trustee Agreements and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

            H. No opinion is expressed as to the nature of the title to any part of the Trust Estate or the priority of any mortgage or security interest.

            I. The opinions set forth in paragraphs 10 and 11 above should be interpreted in accordance with the Special Report by the TriBar Opinion Committee, Opinions in the Bankruptcy Context: Rating Agency. Structured Financing and Chapter 11 Transactions, 46 Bus. Law. 717 (1991).

            This opinion is rendered solely for your benefit and may not be furnished or quoted to or relied upon by any other person or entity for any purpose without our prior written consent.

                                                Very truly yours,

MML/1se

                                   SCHEDULE A

OWNER TRUSTEE

First Union Trust Company, National Association

OWNER PARTICIPANT

LESSEE

Midway Airlines Corporation

INDENTURE TRUSTEE. PASS-THROUGH TRUSTEE AND SUBORDINATION AGENT:

The First National Bank of Maryland

INITIAL PURCHASERS:

Morgan Stanley & Co. Incorporated

Credit Suisse First State Boston Corporation

RATING AGENCY:

Standard & Poor's Rating Service

                         [LETTERHEAD OF CROWE & DUNLEVY]

                                                         Exhibit A-5 to
                                                         Leased Aircraft
                                                         Participation Agreement

                      [FAA Counsel Leased Aircraft Opinion]

                               _____________, 1998

To the Addressees on the
Schedule Attached Hereto

      Re:   ___________________ model ______________aircraft with manufacturer's serial number ______ and United States nationality and registration marks N________ (the "Aircraft")

Ladies and Gentlemen:

      This letter confirms that we filed the following described instruments with the Federal Aviation Administration (the "FAA") today at the respective times noted below:

      [(a) AC Form 8050-2 Aircraft Bill of Sale dated ___________, 1998 (the "FAA Bill of Sale") by ________________ (the "Lessee") to _____________________ as Owner Trustee (the "Owner Trustee") under Trust Agreement ____________ dated as of ______________, 1998 (the
            "Trust Agreement") between ________________ as Owner Participant and the Owner Trustee, covering the Aircraft was filed at __:__ __.M., C.__.T.;]*

      (b) AC Form 8050-1 Aircraft Registration Application by the Owner Trustee covering the Aircraft, to which were attached the Affidavits required by Section 47.7(c)(2)(ii) of Part 47 of the Federal Aviation Regulations, was filed at __:__ __.M., C.__.T.;

      (c)   the Trust Agreement was filed at __:__ __.M., C.__.T.;

      (d) Trust Indenture and Security Agreement ____________ dated as of ______________ 1998 (the "Indenture") between the Owner Trustee and
            _______________________ as Indenture Trustee (the "Indenture Trustee"), to which was attached the Trust Agreement and Indenture Supplement _________________ dated ______________, 1998 (the
            "Indenture Supplement") covering the Aircraft and the __________model ___________ aircraft engines with manufacturer's serial numbers

------
* To be modified if delivery direct from Manufacturer.

            ______________________ and ________________ (the "Engines"), was
            filed at __:__ __.M., C.__.T.; and

      (e)   Lease Agreement _____________ dated as of ______________, 1998 (the
            "Lease") between the Owner Trustee as lessor and the Lessee, to which were attached Lease Supplement No. 1 dated _____________, 1998 (the "Lease Supplement") covering the Aircraft and the Engines, the Indenture and the Indenture Supplement, was filed at __:__ __.M., C.__.T.

      Based upon our examination of the above described instruments and of such records of the FAA as we deemed necessary to render this opinion and as were made available to us by the FAA, it is our opinion that:

      (a) the FAA Bill of Sale, the Indenture with the Indenture Supplement attached and the Lease with the Lease Supplement, the Indenture and the Indenture Supplement attached are in due form for recordation by and have been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of Section 44107 of Title 49 of the United States Code:

      (b) legal title to the Aircraft is vested in the Owner Trustee and all instruments necessary to cause the FAA in due course to issue to the Owner Trustee an AC Form 8050-3 Certificate of Aircraft Registration covering the Aircraft have been duly filed with the FAA pursuant to and in accordance with the provisions of Sections 44102 and 44103 of Title 49 of the United States Code;

      (c) the Aircraft and the Engines are free and clear of Liens (as such term is defined in the Lease) other than such as are created by the Indenture, as supplemented by the Indenture Supplement and and by the Lease, as supplemented by the Lease Supplement;

      (d) the Indenture, as supplemented by the Indenture Supplement, creates a duly and validly perfected first priority security interest in favor of the Indenture Trustee in the Aircraft and the Engines and in all of the right, title and interest of the Owner Trustee in and to the Lease, as supplemented by the Lease Supplement (insofar as such security interest affects an interest covered by the recording system established by the FAA pursuant to Section 44107 of Title 49 of the United States Code);

      (e) the rights of the Owner Trustee and the Lessee under the Lease, as supplemented by the Lease Supplement, with respect to the Aircraft and the Engines are perfected;

      (f) the Indenture, as supplemented by the Indenture Supplement, is not required to be refiled with the FAA or filed or recorded in any other place within the United States in order to perfect or maintain the perfection of the security interests created thereby in the Aircraft and the Engines under the applicable laws of any jurisdiction within the United States; and

      (g) no other registration of the Aircraft and no filings or recordings (other than the filings and recordings with the FAA which have been effected) are necessary to perfect in any jurisdiction within the United States the Owner Trustee's title to the Aircraft or the security interest created by the Indenture, as supplemented by the Indenture Supplement, in the Aircraft and the Engines under the applicable laws of any jurisdiction within the United States.

      No opinion is herein expressed as to: (i) laws other than the federal laws of the United States; (ii) the validity or enforceability under local law of the Indenture, as supplemented by the Indenture Supplement; or (iii) the recognition of the perfection of the security interest created by the Indenture, as supplemented by the Indenture Supplement, as against third parties in any legal proceedings outside the United States. Since our examination was limited to records maintained by the FAA Aircraft Registry, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States Cede and possessory artisans' liens, and was subject to the accuracy of FAA personnel in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engines. This opinion is rendered in reliance upon the opinion of the Aeronautical Center Counsel dated ____________________, 1998 (a copy of which is attached hereto) and upon the past practice of the FAA which is consistent with said opinion.

                                                Very truly yours,

                                                ROBIN D. JENSON
                                                For the Firm

RDJ:pkk

                                   SCHEDULE A

                                                         Exhibit B to
                                                         Leased Aircraft
                                                         Participation Agreement

                  [Form of Assignment and Assumption Agreement]

            THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of ____________, _________ between [_______________________] (the "Transferee") and BELL ATLANTIC
CREDIT CORPORATION (the "Owner Participant").

                              W I T N E S S E T H :

            WHEREAS, the Owner Participant entered into a Participation Agreement, dated as of _____________________, 1998 among Midway Airlines Corporation, as Lessee, First Union Trust Company National Association, not in its individual capacity (except as otherwise expressly provided therein) but solely as Owner Trustee, the Owner Participant, as Owner Participant, The First National Bank of Maryland, as Indenture Trustee, The First National Bank of Maryland, in its capacity as Pass-Through Trustee and The First National Bank of Maryland, in its capacity as Subordination Agent (as the same may be from time to time amended, the "Participation Agreement"; and into certain other Transaction Documents (as defined herein);

            WHEREAS, the Owner Participant desires to sell and assign to the Transferee all of its right, title and interest in, to and under the Trust Agreement (as defined in the Participation Agreement), and the Transferee desires to (i) purchase and accept from the Owner Participant the assignment of all of the Owner Participant's right, title and interest in, to and under the Trust Agreement and (ii) assume liability for, and undertake performance of, all obligations of the Owner Participant under the Trust Agreement and the other Transaction Documents to which the Owner Participant is a party relating to the period after the Transfer Date (as defined herein); and

            WHEREAS, capitalized terms used herein without definition and which are defined in the Participation Agreement are used herein with the respective meanings given such terms in the Participation Agreement;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties agree as follows:

            1. Assignment. Effective as of the date hereof, the Owner Participant hereby irrevocably sells, assigns, transfers, conveys and sets over to the Transferee all its right, title and interest in, to and under the Trust Estate, the Participation Agreement, the Trust Agreement, the Tax Indemnity Agreement and all other

Operative Agreements (as defined in the Participation Agreement), agreements, contracts, documents and instruments executed and delivered at any time prior to the execution and delivery of this Agreement in connection with any of the foregoing (the "Transaction Documents"), and any proceeds therefrom, except such rights of the Owner Participant as have accrued prior to the date hereof (the "Transfer Date") (such excepted rights to include, without limitation, the right to receive any amounts due or accrued to the Owner Participant under the Trust Agreement as of a date prior to the Transfer Date and the right to receive any Excepted Payments pursuant to the Participation Agreement or the Tax Indemnity Agreement with respect to events occurring prior to the Transfer Date).

            2. Assumption. The Transferee hereby assumes all of the obligations, liabilities and duties of the Owner Participant under each Transaction Document (the "Assumed Obligations") and confirms that it shall be deemed a party to each Transaction Document to which the Owner Participant is a party and shall be bound by all the terms thereof (including the agreements and obligations of the Owner Participant set forth therein) as if it were named as the Owner Participant therein.

            3. Further Assurances. The Owner Participant shall, at any time and from time to time, upon the request of the Transferee, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Transferee may reasonably request to obtain the full benefits of this Assignment and of the rights and powers herein granted.

            4. Representations and Warranties. The Transferee hereby represents and warrants to the other parties hereto that:

            (a) Organization; Authority. The Transferee (i) is a ___________ duly organized, validly existing and in good standing under the laws of the [State] of __________ and (ii) has the full corporate power and authority to conduct its business as presently conducted, to own or hold under lease its properties and to execute, deliver and perform this Agreement and to perform the Assumed Obligations and each of the Transaction Documents to which the Transferee is or will be a party.

            (b) Due Authorization. The execution, delivery and performance of this Agreement and the performance of the Assumed Obligations and each of the Transaction Documents to which the Transferee is or will be a party have been duly authorized by all necessary corporate action on the part of the Transferee and do not require approval or consent of, or notice to, any trustee or holders of any indebtedness or obligations of the Transferee or any lessor under any lease to the Transferee.

            (c) Conflict. The execution, delivery and performance by the Transferee of this Agreement and the performance of the Assumed Obligations and each of the Transaction Documents to which the Transferee is or will be a party and the consummation or performance by the Transferee of the transactions contemplated thereby will not conflict with or result in any violation of, constitute a default under, or result in the creation of any Lien upon any property of the Transferee under any term of the Certificate of Incorporation or By-laws of the Transferee or any agreement, mortgage, contract, indenture, lease or other instrument, or any Applicable Law, by which the Transferee or its properties or assets are bound.

            (d) Government Consents. Neither the execution or delivery of this Agreement and the performance of the Assumed Obligations and each of the Transaction Documents to which the Transferee is or will be a party nor the consummation of any of the transactions contemplated hereby or thereby by the Transferee requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any United States federal, state or other governmental authority or agency, including any judicial body.

            (e) Legal, Valid and Binding Obligations. The Assumed Obligations and this Agreement constitute, and any other Transaction Document to which the Transferee will be a party, effective as of the Transfer Date or, as to Transaction Documents not in effect on or prior to the Transfer Date, when executed and delivered, will constitute, the legal, valid and binding obligations of the Transferee enforceable against the Transferee in accordance with their respective terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and by general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

            (f) Defaults. The Transferee is not in default under any mortgage, deed of trust, indenture or other instrument or agreement to which the Transferee is a party or by which it or any of its properties or assets may be bound, or in violation of any Applicable Law, which default or violation could have an adverse effect on the ability of the Transferee to perform any of its obligations under this Agreement, the Assumed Obligations or the Transaction Documents to which the Transferee is or will be a party.

            (g) Litigation. There are no pending or, to the knowledge of the Transferee, threatened actions or proceedings by or before any court or administrative agency or arbitrator that involve the Transaction Documents or the transactions contemplated thereby or that, either individually or in the aggregate, are reasonably likely to adversely affect the ability of the Transferee to perform its obligations under this Assumption Agreement, the Assumed Obligations or any of the Transaction Documents to which it is or will be a party or the validity of this Assumption Agreement, the Assumed Obligations or any of such Transaction Documents.

            (h) Securities Representation. The Transferee is acquiring its interest in the Trust Estate for investment and not with a view to any resale or distribution thereof, but subject, nevertheless, to any requirement of law that the disposition of its property remain within its control at all times, and that neither it nor anyone authorized by it to act on its behalf has directly or indirectly offered any Equipment

Note or interest in the Owner Participant's Commitment, the Trust Estate, or any similar security for sale to, or solicited any offer to acquire any of the same from, anyone.

            (i) Liens. Upon the execution of this Assumption Agreement, there will be no Lessor's Lien attributable to the Transferee on the Owner Participant's Commitment or any interest therein or on the Trust Estate.

            (j) ERISA. No part of the funds to be used by the Transferee to contribute to the Owner Trustee to acquire the interests to be acquired by it hereunder constitutes assets (within the meaning of ERISA and any rules and regulations thereunder) of an employee benefit plan subject to Title I of ERISA or of an individual retirement account or an employee benefit plan subject to
Section 4975 of the Code, or any trust established under any such plan or account or of a "governmental plan," as defined in Section 3(32) of ERISA or in
Section 414(d) of the Code, organized in a jurisdiction having prohibitions on transactions with such governmental plan substantially similar to those contained in Section 406 of ERISA or Section 4975 of the Code.

            (k) Permitted Transferee. The Transferee is a Permitted Transferee.

            5. Reliance. The representations, warranties, covenants and agreements of the Transferee are made for the benefit of, and may be relied upon by, the Owner Trustee, Lessee, Owner Participant, Indenture Trustee, each Pass-Through Trustee, the Subordination Agent and each Holder (collectively, the "Beneficiaries"), and each of the Beneficiaries shall be deemed to be an express third party beneficiary with respect thereto, entitled to enforce directly and in its own name any rights or claims it may have against such Transferee as such beneficiary.

            6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date first above written.


                                          [____________________________]
                                          Transferee


                                          By:__________________________
                                             Name:
                                             Title:

                                          BELL ATLANTIC CREDIT
                                          CORPORATION
                                          Owner Participant


                                          By:__________________________
                                             Name:
                                             Title:

                                                            [Exhibit A-3 to Note
                                                      Purchase Agreement Form of
                                                      Leased Aircraft Indenture]

================================================================================

                 TRUST INDENTURE AND SECURITY AGREEMENT [N_____]

                         dated as of _________ ___, 199_

                                     between

                FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION,
               not in its individual capacity except as expressly
                           provided herein, but solely
                                  Owner Trustee

                                       and

                      THE FIRST NATIONAL BANK OF MARYLAND,
                              as Indenture Trustee

================================================================================

            COVERING ONE CANADAIR REGIONAL JET SERIES 200ER AIRCRAFT
                       BEARING U.S. REGISTRATION NO. N____

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

ARTICLE I        DEFINITIONS...............................................  8
      Section 1.01      Definitions........................................  8

ARTICLE II       ISSUE, EXECUTION, FORM AND
                 REGISTRATION OF EQUIPMENT NOTES...........................  8
      Section 2.01.     Authentication and Delivery of Equipment Notes.....  8
      Section 2.02.     Execution of Equipment Notes.......................  8
      Section 2.03.     Authentication.....................................  9
      Section 2.04.     Form and Terms of Equipment Notes; Payments on
                        Equipment Notes....................................  9
      Section 2.05.     Payments from Trust Indenture Estate Only.......... 11
      Section 2.06.     Registration, Transfer and Exchange................ 12
      Section 2.07.     Mutilated, Defaced, Destroyed, Lost and Stolen
                        Equipment Notes.................................... 13
      Section 2.08.     Cancellation of Equipment Notes; Destruction
                        Thereof............................................ 14
      Section 2.09.     Termination of Interest in Trust Indenture Estate.. 14
      Section 2.10.     Equipment Notes in Respect of Replacement
                        Aircraft........................................... 14
      Section 2.11.     Assumption of Obligations Under Equipment Notes
                        and Other Operative Agreements..................... 15
      Section 2.12.     Subordination...................................... 15

ARTICLE III      COVENANTS................................................. 16
      Section 3.01.     Payment of Principal, Make-Whole Premium and
                        Interest........................................... 16
      Section 3.02.     Offices for Payments, etc.......................... 16
      Section 3.03.     Appointment to Fill a Vacancy in Office of
                        Indenture Trustee.................................. 16
      Section 3.04.     Paying Agents...................................... 16
      Section 3.05.     Covenants of the Owner Trustee..................... 17
      Section 3.06.     [Reserved]......................................... 17
      Section 3.07.     Disposal of Trust Indenture Estate................. 17
      Section 3.08.     No Representations or Warranties as to Aircraft or
                        Documents.......................................... 18
      Section 3.09.     Further Assurances; Financing Statements........... 18

ARTICLE IV       HOLDER LISTS.............................................. 18
      Section 4.01.     Holder Lists: Ownership of Equipment Notes......... 18

ARTICLE V        RECEIPT, DISTRIBUTION AND APPLICATION OF
                 INCOME FROM THE TRUST INDENTURE ESTATE.................... 19
      Section 5.01.     Basic Rent Distribution............................ 19
      Section 5.02.     Event of Loss and Replacement; Prepayment.......... 20
      Section 5.03.     Payment After Indenture Event of Default, etc...... 21
      Section 5.04.     Certain Payments................................... 24
      Section 5.05.     Other Payments..................................... 25
      Section 5.06.     Payments to Owner Trustee.......................... 25
      Section 5.07.     Application of Payments............................ 25
      Section 5.08.     Investment of Amounts Held by Indenture Trustee.... 26
      Section 5.09.     Withholding Taxes.................................. 26

ARTICLE VI       PREPAYMENT OF EQUIPMENT NOTES............................. 27
      Section 6.01.     No Prepayment Except as Specified.................. 27
      Section 6.02.     Prepayment of Equipment Notes...................... 27
      Section 6.03.     Notice of Prepayment to Holders.................... 29
      Section 6.04.     Deposit of Prepayment Price........................ 29
      Section 6.05.     Equipment Notes Payable on Prepayment Date......... 29

ARTICLE VII      INDENTURE EVENTS OF DEFAULT; REMEDIES
                 OF INDENTURE TRUSTEE AND HOLDERS.......................... 30
      Section 7.01.     Indenture Event of Default......................... 30
      Section 7.02.     Remedies........................................... 32
      Section 7.03.     Return of Aircraft, etc............................ 34
      Section 7.04.     Indenture Trustee May Prove Debt................... 37
      Section 7.05.     Remedies Cumulative................................ 39
      Section 7.06.     Suits for Enforcement.............................. 39
      Section 7.07.     Discontinuance of Proceedings...................... 39
      Section 7.08.     Unconditional Right of Holders to Payments on
                        Equipment Notes.................................... 39
      Section 7.09.     Control by Holders................................. 40
      Section 7.10.     Waiver of Past Indenture Default................... 40
      Section 7.11.     Notice of Indenture Default........................ 40

ARTICLE VIII     RIGHTS OF THE OWNER TRUSTEE
                 AND THE OWNER PARTICIPANT................................. 41
      Section 8.01.     Certain Rights of Owner Trustee and Owner
                        Participant........................................ 41
      Section 8.02.     Owner Participant's Right to Prepay or Purchase
                        the Equipment Notes................................ 44
      Section 8.03.     Certain Rights of Owner Participant................ 45

ARTICLE IX       CONCERNING THE INDENTURE TRUSTEE.......................... 47
      Section 9.01.     Acceptance of Trusts............................... 47
      Section 9.02.     Duties Before, and During, Existence of Indenture
                        Event of Default................................... 47

      Section 9.03.     Certain Rights of the Indenture Trustee............ 49
      Section 9.04.     Indenture Trustee Not Responsible for Recitals,
                        Equipment Notes, or Proceeds....................... 50
      Section 9.05.     Indenture Trustee and Agents May Hold Equipment
                        Notes; Collections, etc............................ 50
      Section 9.06.     Moneys Held by Indenture Trustee................... 50
      Section 9.07.     Right of Indenture Trustee to Rely on Officer's
                        Certificate, etc................................... 50
      Section 9.08.     Replacement Airframes and Replacement Engines...... 51
      Section 9.09.     Indenture Supplement for Replacements.............. 54
      Section 9.10.     Effect of Replacement.............................. 54
      Section 9.11.     Compensation....................................... 54

ARTICLE X        CONCERNING THE HOLDERS.................................... 55
      Section 10.01.    Evidence of Action Taken by Holders................ 55
      Section 10.02.    Proof of Execution of Instruments and of Holding of
                        Equipment Notes.................................... 55
      Section 10.03.    Holders to Be Treated as Owners.................... 55
      Section 10.04.    Equipment Notes Owned by Owner Trustee or Lessee
                        Deemed Not Outstanding............................. 56
      Section 10.05.    ERISA.............................................. 56

ARTICLE XI       INDEMNIFICATION OF INDENTURE
                 TRUSTEE BY OWNER TRUSTEE.................................. 57

ARTICLE XII      SUCCESSOR TRUSTEES........................................ 58
      Section 12.01.    Notice of Successor Owner Trustee.................. 58
      Section 12.02.    Resignation and Removal of Indenture Trustee:
                        Appointment of Successor........................... 58
      Section 12.03.    Persons Eligible for Appointment as Indenture
                        Trustee............................................ 59
      Section 12.04.    Acceptance of Appointment by Successor Trustee..... 59
      Section 12.05.    Merger, Consolidation or Succession to Business of
                        Indenture Trustee.................................. 60
      Section 12.06.    Appointment of Separate Trustees................... 61

ARTICLE XIII     SUPPLEMENTS AND AMENDMENTS TO THIS
                 TRUST INDENTURE AND OTHER DOCUMENTS....................... 63
      Section 13.01.    Supplemental Indentures Without Consent of
                        Holders............................................ 63
      Section 13.02.    Supplemental Indentures With Consent of Holders.... 64
      Section 13.03.    Effect of Supplemental Indenture................... 65
      Section 13.04.    Documents to Be Given to Indenture Trustee......... 66
      Section 13.05.    Notation on Equipment Notes in Respect of
                        Supplemental Indentures............................ 66

      Section 13.06.    No Request Necessary for Lease Supplement or
                        Indenture Supplement............................... 66
      Section 13.07.    Notices to Liquidity Providers..................... 66

ARTICLE XIV      SATISFACTION AND DISCHARGE OF INDENTURE;
                 UNCLAIMED MONEYS.......................................... 66
      Section 14.01.    Satisfaction and Discharge of Indenture:
                        Termination of Indenture........................... 66
      Section 14.02.    Application by Indenture Trustee of Funds Deposited
                        for Payment of Equipment Notes..................... 67
      Section 14.03.    Repayment of Moneys Held by Paying Agent........... 67
      Section 14.04.    Transfer of Unclaimed Money Held by Indenture
                        Trustee and Paying Agent........................... 67

ARTICLE XV       MISCELLANEOUS............................................. 68
      Section 15.01.    Capacity in Which Acting........................... 68
      Section 15.02.    No Legal Title to Trust Indenture Estate in Holders 68
      Section 15.03.    Sale of Trust Indenture Estate by Indenture Trustee
                        is Binding......................................... 68
      Section 15.04.    Indenture Benefits Trustees, Participants,
                        Lessee, and Liquidity Providers Only............... 68
      Section 15.05.    No Action Contrary to Lessee's Rights Under the
                        Lease.............................................. 69
      Section 15.06.    Notices............................................ 69
      Section 15.07.    Officer's Certificates and Opinions of Counsel..... 69
      Section 15.08.    Severability....................................... 70
      Section 15.09.    No Oral Modifications or Continuing Waivers........ 70
      Section 15.10.    Successors and Assigns............................. 70
      Section 15.11.    Headings........................................... 70
      Section 15.12.    Normal Commercial Relations........................ 70
      Section 15.13.    Governing Law; Counterparts........................ 71
      Section 15.14.    Lessee's Right of Quiet Enjoyment.  ............... 71

Annex A - Principal Amount of Equipment Notes

Annex B - Amortization Schedule

Appendix A - Definitions

Exhibit A - Form of Indenture Supplement

Exhibit B - Form of Equipment Note

Schedule I - Principal Amortization

                TRUST INDENTURE AND SECURITY AGREEMENT [N_______]

            TRUST INDENTURE AND SECURITY AGREEMENT [N ] dated as of ___________ (the "Indenture"), between FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise specifically set forth herein (when acting in such individual capacity, "Trust Company"), but solely as owner trustee (the "Owner Trustee") under the Trust Agreement, as defined herein, and THE FIRST NATIONAL BANK OF MARYLAND, a national banking association (when acting in its individual capacity, "FNBM"), as Indenture Trustee hereunder (the "Indenture Trustee").

                              W I T N E S S E T H:

            WHEREAS, capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

            WHEREAS, the Owner Participant and Trust Company have, prior to the execution and delivery of this Indenture, entered into a Trust Agreement [N___] dated as of [__________], (as amended or otherwise modified from time to time in accordance with the provisions thereof and of the Participation Agreement, the "Trust Agreement"), whereby, among other things, Trust Company has declared a certain trust for the use and benefit of the Owner Participant, subject, however, to the Lien of this Indenture for the use and benefit of, and with the priority of payment to, the holders of the Equipment Notes issued hereunder, and the Owner Trustee is authorized and directed to execute and deliver this Indenture;

            WHEREAS, the Owner Trustee desires by this Indenture, among other things (i) to provide for the issuance by the Owner Trustee of Equipment Notes as provided in the Participation Agreement, and (ii) to provide for the assignment, mortgage and pledge by the Owner Trustee to the Indenture Trustee, as part of the Trust Indenture Estate hereunder of, among other things, certain of the Owner Trustee's estate, right, title and interest in and to the Aircraft and the Indenture Documents and certain payments and other amounts (other than Excepted Payments) received hereunder or thereunder in accordance with the terms hereof, as security for, among other things, the Owner Trustee's and the Lessee's obligations to the Holders and the Indenture Indemnitees and for the benefit and security of such Holders;

            WHEREAS, all things have been done to make the Equipment Notes, when executed by the Owner Trustee, and authenticated, issued and delivered hereunder, the valid obligations of the Owner Trustee; and

            WHEREAS, all things necessary to make this Indenture the valid, binding and legal obligation of the Owner Trustee, enforceable in accordance with its terms, have been done and performed and have happened.

            NOW, THEREFORE, the parties agree as follows:

                                 GRANTING CLAUSE

            NOW, THEREFORE, in consideration of the mutual promises contained herein and to secure (i) the prompt payment of the principal of and Make-Whole Premium, if any, and interest on, and all other amounts due with respect to, all the Equipment Notes from time to time outstanding under this Indenture and all other amounts due hereunder and (ii) the performance and observance by the Owner Trustee and the Lessee of all the agreements, covenants and provisions in this Indenture, the Equipment Notes, the Participation Agreement and in the Lease contained for the benefit of the Holders, and the prompt payment of any and all amounts from time to time owing under the Participation Agreement by the Owner Trustee or the Lessee to the Holders and each of the Indenture Indemnitees (provided that, with respect to amounts owed to the Liquidity Providers which relate to amounts due under the Liquidity Facilities, the amounts secured hereby shall only include such amounts to the extent due and owing pursuant to the final paragraph of Section 2.04 hereof) (collectively the "Secured Obligations") and for the uses and purposes and subject to the terms and provisions of this Indenture, and in consideration of the premises and of the covenants in this Indenture and in the Equipment Notes and of the purchase of the Equipment Notes by their Holders, and of the sum of $1 paid to the Owner Trustee by the Indenture Trustee at or before the delivery of this Indenture, the receipt and sufficiency of which are hereby acknowledged, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged, granted a first priority security interest in and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and grant a first priority security interest in and confirm to the Indenture Trustee, its successors and assigns, in trust for the equal and ratable security and benefit of the Holders and each of the Indenture Indemnitees, a first priority security interest in and first mortgage Lien on all estate, right, title and interest of the Owner Trustee in, to and under the following described property, rights and privileges other than Excepted Payments, which collectively, excluding Excepted Payments but including all property specifically subjected to the Lien of this Indenture by the terms hereof, by any supplement to this Indenture (including the Indenture Supplement) or any mortgage supplemental to this Indenture, are included within the Trust Indenture Estate, subject always to the rights granted to the Owner Trustee or any Owner Participant hereunder and to the other terms and conditions of this Indenture:

            (1) The Airframe, as described in the Indenture Supplement, and any airframe substituted in replacement thereof pursuant to the provisions of this Indenture; the Engines, as the same are more particularly described in the Indenture

Supplement, whether or not such Engines shall be installed in or attached to the Airframe or any other airframe, and any Replacement Engine therefor; and all Parts in respect of the Airframe and the Engines and all records, logs and other documents at any time maintained with respect to the foregoing property;

            (2) The Lease and all Rent thereunder, including, without limitation, all amounts of Basic Rent and Supplemental Rent, and payments of any kind thereunder and including all rights of the Owner Trustee to execute any election or option or to give or receive any notice, consent, waiver or approval under or in respect of the Lease or to accept any surrender of the Aircraft or any part thereof as well as any rights, powers or remedies on the part of the Owner Trustee, whether arising under the Lease or by statute or at law or in equity or otherwise arising out of any Event of Default;

            (3) The Purchase Agreement (to the extent assigned by the Purchase Agreement Assignment), the Purchase Agreement Assignment, the PAA Consent, the Engine Manufacturer's Consent, the FAA Bill of Sale, the Warranty Bill of Sale and the Participation Agreement (to the extent of amounts payable to the Owner Trustee thereunder) (collectively, and together with the Lease and the Equipment Notes, the "Indenture Documents"), including all rights of the Owner Trustee to execute any election or option or to give or receive any notice, consent, waiver or approval under or in respect of any of the foregoing documents and instruments;

            (4) All the tolls, rents, issues, profits, products, revenues and other income (including sales proceeds) of the property subjected or required to be subjected to the Lien of this Indenture, and all of the estate, right, title and interest of the Owner Trustee in and to the same and every part of said property;

            (5) All other moneys and securities (including Permitted Investments) now or hereafter paid or deposited or required to be paid or deposited to or with the Indenture Trustee by or for the account of the Owner Trustee pursuant to any term of any Operative Agreement, except the Tax Indemnity Agreement, and held or required to be held by the Indenture Trustee hereunder;

            (6) All requisition and insurance proceeds with respect to the Aircraft or any part thereof (to the extent of the Owner Trustee's interest therein pursuant to the terms of the Lease), including insurance required to be maintained by the Lessee under Section 9 of the Lease; and

            (7) All proceeds of the foregoing.

            EXCLUDING, HOWEVER, from the foregoing grant of the Lien and security interest of this Indenture and from the Trust Indenture Estate, (i) all Excepted Payments, including without limitation all right, title and interest of any Owner Participant in, to and under the Tax Indemnity Agreement and any moneys due or to become due under the Tax Indemnity Agreement and all rights to collect and enforce

Excepted Payments and (ii) rights granted to or retained by the Owner Trustee or any Owner Participant hereunder and SUBJECT TO the following provisions:

            (a) (i) whether or not an Indenture Event of Default shall occur and be continuing, the Owner Trustee and any Owner Participant shall at all times retain the right, to the exclusion of the Indenture Trustee: (A) to Excepted Payments and to commence an action at law to obtain or otherwise demand, sue for or receive and enforce the payment of such Excepted Payments, (B) to exercise any election or option or make any decision or determination or to give or receive any notice (including notice of Default), consent, waiver or approval in respect of any such Excepted Payment, (C) to adjust (and make any decision or determination or give any notice or consent with respect to) Basic Rent and the percentages relating to Termination Value and the EBO Price, and the EBO Date, as provided in
      Section 3(d) of the Lease and Section 13.01 of the Participation Agreement, (D) to exercise any election or option to make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case only to the extent relating to, Excepted Payments (except for, in respect of any portion of Basic Rent constituting an Excepted Payment, any action changing the manner by which such Basic Rent is to be paid), (E) to retain the rights of the "Lessor" with respect to solicitations of bids, and the election to retain the Aircraft pursuant to Section 14(c) of the Lease,
      (F) to retain the right of "Lessor" to determine the Fair Market Rental Value or Fair Market Sales Value pursuant to the respective definitions thereof, (G) to exercise all other rights of the Lessor under Section 13 of the Lease with respect to the retention or purchase by the Lessee or the Lessor of the Aircraft or the exercise by the Lessee of the Lessee's renewal or purchase options, (H) to retain all rights with respect to insurance maintained for its own account which Section 9(f) of the Lease specifically confers on the "Owner Participant", (I) to approve appraisers, lawyers and other professionals and receive notices, certificates, reports, filings, opinions and other documents, in each case with respect to matters relating to the Owner Participant's tax position,
      (J) to approve any accountants to be used in the verification of any Rent adjustment, and (K) to exercise, to the extent necessary to enable it to exercise its rights under Section 8.03 hereof, the rights of the "Lessor" under Section 18 of the Lease;

            (ii) whether or not an Indenture Event of Default shall occur and be continuing, the Owner Trustee and the Indenture Trustee shall each have the rights separately but not to the exclusion of the other: (A) to receive from the Lessee all notices, certificates, reports, filings, opinions of counsel, copies of all documents and all information which the Lessee is permitted or required to give or furnish to the "Lessor" pursuant to the Lease or to the Owner Trustee pursuant to any other Operative Agreement, (B) to exercise inspection rights pursuant to Section 6 of the Lease (provided that if an Indenture Event of Default shall be continuing, no inspection right of the Owner Trustee shall interfere with the efforts of the Indenture Trustee to exercise remedies under the

      Lease or this Indenture), (C) to maintain separate insurance pursuant to
      Section 9(f) of the Lease and to retain all rights with respect to such insurance maintained for its own account, and (D) to give any notice of default under Section 16 of the Lease;

            (iii) subject to the last sentence of this clause (a), so long as no Indenture Event of Default shall have occurred and be continuing (but subject to the provisions of Section 8.01), the Owner Trustee shall retain the right, to the exclusion of the Indenture Trustee, to exercise all rights of the "Lessor" under the Lease (other than the right to receive any funds to be delivered to the "Lessor" under the Lease (except funds which constitute or are delivered with respect to Excepted Property)) and under the Purchase Agreement;

            (iv) subject to the last sentence of this clause (a), at all times the Owner Trustee shall have the right as Lessor, but not to the exclusion of the Indenture Trustee, to seek specific performance of the covenants of the Lessee under the Lease relating to the protection, insurance, maintenance, possession and use of the Aircraft;

            (v) at all times the Owner Trustee and the Owner Participant shall have the rights granted to them under Articles VI, VIII and X and Section
      7.02 hereof; and

            Notwithstanding the foregoing, but subject always to the provisions of Section 15.05 hereof, the Indenture Trustee shall at all times have the right, to the exclusion of the Owner Trustee and the Owner Participant, to (A) (other than with respect to Excepted Payments) declare the Lease to be in default under Section 17 thereof and (B) subject only to the provisions of this Indenture (other than in connection with Excepted Payments), exercise the remedies set forth in such Section 17 of the Lease.

            (b) The leasehold interest granted to the Lessee by the Lease shall not be subject to the security interest granted by this Indenture, and nothing in this Indenture shall affect the rights of the Lessee under the Lease so long as no Event of Default has occurred and is continuing.

                                 HABENDUM CLAUSE

      TO HAVE AND TO HOLD the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the equal and ratable benefit and security of the Holders and the Indenture Indemnitees, except as provided in Section 2.12 and Article V hereof, without any priority of any one Equipment Note over any other and for the uses and purposes and subject to the terms and conditions set forth in this Indenture and the rights of the Owner Trustee and the Owner Participant under this Indenture.

      It is expressly agreed that anything contained in this Indenture to the contrary notwithstanding, the Owner Trustee shall remain liable under the Indenture Documents to perform all of the obligations assumed by it under any of those documents, all in accordance with and pursuant to the terms and provisions of those documents, and the Indenture Trustee, the Holders and the Indenture Indemnitees shall have no obligation or liability under the Indenture Documents by reason of or arising out of the assignment under this Indenture, nor shall the Indenture Trustee or the Holders or the Indenture Indemnitees be required or obligated in any manner to perform or fulfill any obligations of the Owner Trustee under or pursuant to the Indenture Documents or, except as expressly provided in this Indenture, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

      Effective upon the occurrence and continuance of an Indenture Event of Default, to the extent permitted by Applicable Law, the Owner Trustee hereby constitutes the Indenture Trustee the true and lawful attorney of the Owner Trustee, irrevocably, with full power (in the name of the Owner Trustee or otherwise), subject to the terms and conditions of this Indenture, to ask, require, demand, receive, compound and give acquittance for any and all Basic Rent, Supplemental Rent payable to the Owner Trustee and Termination Value payments, insurance proceeds and any and all moneys and claims for moneys due and to become due under or arising out of the Lease (subject to Section 8.01 hereof) or the other Indenture Documents (other than Excepted Payments), to endorse any checks or other instruments or orders in connection with the same and to file any claims, take any action or institute any proceeding which the Indenture Trustee may deem to be necessary or advisable in the premises. Without limiting the generality of the foregoing, but subject to the rights of the Owner Trustee and the Owner Participant under Sections 8.02, 7.02 and 7.03 hereof, during the continuance of any Indenture Event of Default, to the extent permitted by Applicable Law, the Indenture Trustee shall have the right under such power of attorney to accept any offer in connection with the exercise of remedies as set forth herein of any purchaser to purchase the Airframe and Engines and upon such purchase to execute and deliver in the name of and on behalf of the Owner Trustee an appropriate bill of sale and other instruments of transfer relating to the Airframe and Engines, when purchased by such purchaser, and to perform all other necessary or appropriate acts with respect to any such purchase, and in its discretion to file any claim or take any other action or proceedings, either in its own name or in the name of the Owner Trustee or otherwise, which the Indenture Trustee may deem necessary or appropriate to protect and preserve the right, title and interest of the Indenture Trustee in and to such Rents and other sums and the security intended to be afforded hereby; provided, however, that no action of the Indenture Trustee pursuant to this paragraph shall increase the obligations or liabilities of the Owner Trustee to any Person beyond those obligations and liabilities specifically set forth in this Indenture and in the other Operative Agreements.

      Under the Lease the Lessee is directed to make all payments of Rent (other than Excepted Payments not constituting Basic Rent) payable to the Owner Trustee and all other amounts (other than Excepted Payments not constituting Basic Rent) which are required to be paid to or deposited with the Owner Trustee pursuant to the Lease directly to the Indenture Trustee at such address in the United States of America as the Indenture Trustee shall specify for application as provided in this Indenture. The Owner Trustee agrees that if, notwithstanding such provision, it shall have received any such amounts, promptly on receipt of any such payment, it will transfer to the Indenture Trustee any and all moneys from time to time received by the Owner Trustee constituting part of the Trust Indenture Estate for distribution by the Indenture Trustee pursuant to this Indenture, except that the Owner Trustee shall accept for distribution pursuant to the Trust Agreement (i) any amounts distributed to it by the Indenture Trustee under this Indenture and (ii) any Excepted Payments.

      The Owner Trustee agrees that at any time and from time to time, upon the written request of the Indenture Trustee, the Owner Trustee will, at the expense of the Lessee, promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Indenture Trustee may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and of the rights and powers herein granted; provided however, that the Owner Trustee shall have no obligation to execute and deliver or cause to be executed or delivered to the Indenture Trustee any such instrument or document if such execution and delivery would result in the imposition of additional liabilities on the Owner Trustee or the Owner Participant or would result in a burden on the Owner Participant's business activities, unless the Owner Trustee or the Owner Participant, as the case may be, is indemnified to its reasonable satisfaction against any losses, liabilities and expenses incurred in connection with such execution and delivery.

      The Owner Trustee does hereby warrant and represent that it has not assigned, pledged or otherwise disposed of, and hereby covenants that it will not assign or pledge or otherwise dispose of, so long as the assignment hereunder shall remain in effect and shall not have been terminated pursuant to
Section 14.01 hereof, any of its right, title or interest hereby assigned, to anyone other than the Indenture Trustee, and that it will not, except in respect of Excepted Payments or otherwise as provided in or permitted by this Indenture, enter into an agreement amending or supplementing any of the Indenture Documents, settle or compromise any claim (other than claims in respect of Excepted Payments) against the Lessee arising under any of the Indenture Documents, or submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Indenture Documents, to arbitration thereunder.

      Concurrently with the delivery of this Indenture, the Owner Trustee has delivered to the Indenture Trustee executed counterparts of the Trust Agreement.

      It is hereby further covenanted and agreed by and between the parties as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01 Definitions. Unless the context otherwise requires, capitalized terms utilized herein shall have the meanings set forth or incorporated by reference, and shall be construed in the manner described, in Appendix A to the Lease Agreement [N___] dated as of the date hereof between the Owner Trustee and Midway Airlines Corporation.

                                   ARTICLE II

                           ISSUE, EXECUTION, FORM AND
                         REGISTRATION OF EQUIPMENT NOTES

      Section 2.01. Authentication and Delivery of Equipment Notes. Upon the execution and delivery of this Indenture, and from time to time thereafter, Equipment Notes in the aggregate principal amount set forth on Annex A hereto shall be executed by the Owner Trustee and delivered to the Indenture Trustee for authentication, and the Indenture Trustee shall thereupon authenticate and deliver said Equipment Notes to or upon the oral or written order of the Owner Trustee, signed, if written, by an authorized officer of the Owner Trustee, without any further action by the Owner Trustee.

      Section 2.02. Execution of Equipment Notes. The Equipment Notes shall be signed on behalf of the Owner Trustee by an authorized officer of Trust Company. Such signatures may be the manual or facsimile signatures of such officer and minor errors or defects in any reproduction of any such signature shall not affect the validity or enforceability of any Equipment Note which has been duly authenticated and delivered by the Indenture Trustee. In case any officer of Trust Company who shall have signed any of the Equipment Notes shall cease to be such officer before the Equipment Notes so signed shall be authenticated and delivered by the Indenture Trustee or disposed of by Trust Company, such Equipment Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Equipment Note had not ceased to be such officer of Trust Company; and any Equipment Note may be signed on behalf of the Owner Trustee by such person or persons as, at the actual date of the execution of such Equipment Note, shall be the proper officers of Trust Company, although at the date of the execution and delivery of this Indenture any such person was not such an officer. Equipment Notes bearing the facsimile signatures of individuals who were authorized officers of Trust Company at the time such Equipment Notes were issued shall bind the Owner Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes.

      Section 2.03. Authentication. Only such Equipment Notes as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit B, executed by the Indenture Trustee by manual signature of one of its authorized officers, shall be entitled to the security and benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Indenture Trustee upon any Equipment Note executed by the Owner Trustee shall be conclusive evidence that the Equipment Note so authenticated has been duly authenticated and delivered hereunder and that the Holder, as evidenced on the Register, is entitled to the security and benefits of this Indenture.

      Section 2.04. Form and Terms of Equipment Notes; Payments on Equipment Notes. The Equipment Notes and the Indenture Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit B hereto. The Equipment Notes shall be issuable as registered securities without coupons and shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Owner Trustee may determine with the approval of the Indenture Trustee.

      The Equipment Notes shall be issued in registered form only and in denominations of $1,000 and any integral multiple thereof, shall be dated the Delivery Date, shall be issued in four separate series consisting of Series A, Series B, Series C, and Series D and shall be issued in the principal amounts, and shall bear interest at the rates per annum, specified on Annex A. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

      Any of the Equipment Notes may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Equipment Notes are admitted to trading, or to conform to general usage.

      Each Equipment Note shall bear interest from the date of original issuance thereof or from the most recent date to which interest has been paid, and shall be payable in arrears on _______________, 199__, and on each January 2 and July 2 thereafter until maturity; provided that, under certain circumstances provided in the Registration Rights Agreement, including in the event a Registration Event does not occur on or prior to the date (the "Increase Date") required pursuant to the Registration Rights Agreement, such interest rate shall be increased by 0.5% from and including the Increase Date to but excluding the date such Registration Event does occur. The principal amount of each Equipment Note shall be payable on the dates and in the installments as set forth in Annex B hereto.

      Notwithstanding the preceding paragraph, each Equipment Note shall bear interest at the Past Due Rate on any principal, interest and any other amount payable hereunder or under such Equipment Note, which shall not be paid in full when due

(whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full, payable from time to time on demand of the Indenture Trustee.

      The principal of, and Make-Whole Premium, if any, and interest on, the Equipment Notes shall be payable at the Corporate Trust Department of the Indenture Trustee or at any office or agency maintained for such purpose pursuant to Section 3.02 hereof in immediately available funds prior to 12:00 noon (New York time) on the due date thereof and the Indenture Trustee shall remit all such amounts received by it to the Holders at such account or accounts at such financial institution or institutions as the Holders shall have designated to the Indenture Trustee in writing, in immediately available funds, such payment to be made if the payment was received prior to 12:00 noon New York time by the Indenture Trustee on any Business Day, by 1:00 p.m. New York time on such Business Day; otherwise, the Indenture Trustee shall make payment promptly, but not later than 11:00 A.M. New York time on the next succeeding Business Day. If any amount payable under the Equipment Notes, or under this Indenture, falls due on a day that is not a Business Day, then such sum shall be payable on the next succeeding Business Day, without (provided that payment is made on such next succeeding Business Day) additional interest thereon for the period of such extension.

      The Holder at the close of business on any Record Date with respect to any Payment Date shall be entitled to receive the interest if any payable on such Payment Date notwithstanding any transfer or exchange of such Equipment Note subsequent to the Record Date and prior to such Payment Date, except if and to the extent the Owner Trustee shall default in the payment of the interest due on such Payment Date, in which case such defaulted interest shall be paid to the Holder at the close of business on a subsequent Record Date (which shall be not less than five or more than 15 Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Owner Trustee to the Holders not less than 15 days preceding such subsequent Record Date.

      The Owner Trustee agrees to pay to the Indenture Trustee (but only to the extent not payable under Section 6(a) or 6(b) of the Note Purchase Agreement (whether or not in fact paid) for distribution in accordance with Section 5.04 hereof (a) any and all indemnity amounts received by the Owner Trustee which are payable by the Lessee to (i) the Indenture Trustee in its individual capacity,
(ii) the Subordination Agent or (iii) each Liquidity Provider, in each case pursuant to Article 6 or 7 of the Participation Agreement (it being acknowledged that the Lessee has been instructed to pay such amounts to the Person or Persons entitled thereto) and (b) the Owner Trustee's pro rata share of all amounts owed to each Liquidity Provider by the Subordination Agent under each Liquidity Facility other than amounts due as (i) repayments of the principal of advances thereunder, (ii) interest on Downgrade Drawings and Non-Extension Drawings, except to extent exceeding investment earnings thereon and (iii) interest on Interest Drawings and Final Drawings except to the extent included in Net Interest and

Related Charges. As used in this Section, the Owner Trustee's pro rata share means as of any time:

                  (A) with respect to all amounts other than Net Interest and Related Charges, a fraction the numerator of which is the aggregate principal balance then outstanding of the Equipment Notes issued under this Indenture other than the Series D Equipment Notes and the denominator of which is the aggregate principal balance of all Equipment Notes issued under this Indenture and the Related Indentures other than the Series D Equipment Notes, and

                  (B) with respect to all Net Interest and Related Charges (x) if there exists a Payment Default under any Equipment Note issued under this Indenture a fraction, the numerator of which is the aggregate principal balance then outstanding of Equipment Notes issued under this Indenture other than the Series D Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of all Equipment Notes issued under this Indenture and the Related Indentures other than the Series D Equipment Notes under which there exists a Payment Default or
      (y) at all other times, zero.

As used in this Section, "Net Interest and Related Charges" means the sum of (i) the amount, if any, by which interest payable to each Liquidity Provider on any Interest Drawing and Final Drawing exceeds the amount which would be payable if such drawings bore interest at the weighted average Past Due Rate applicable to amounts in default on all Equipment Notes plus (ii) any amounts payable under
Section 3.1, Section 3.2, Section 3.3, Section 3.9 or Section 7.7 of each Liquidity Facility (or similar provisions of any replacement Liquidity Facility) which result from any Interest Drawing or Final Drawing. As used in this Section, a "Payment Default" when used in connection with an Equipment Note issued hereunder or a Equipment Note issued under any Related Indenture means a default in the payment of principal thereof or interest thereon (which default has not been cured), other than solely because of acceleration.

      Section 2.05. Payments from Trust Indenture Estate Only. All payments to be made by the Owner Trustee under this Indenture shall be made only from the income and the proceeds from the Lessor's Estate to the extent included in the Trust Indenture Estate and from any other amounts of the type described in
Section 5.01 hereof (but only to the extent actually received by the Indenture Trustee) and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Lessor's Estate to the extent included in the Trust Indenture Estate (and such other amounts) to enable the Indenture Trustee to make distributions of the amounts due in respect of the Equipment Notes in accordance with the terms hereof and thereof. Each Holder by its acceptance of a Equipment Note agrees that it will look solely to the income and proceeds from the Trust Indenture Estate (and such other amounts of the type described in Section 5.01 hereof but only to the extent actually received by the Indenture Trustee) to the extent available for distribution to it as provided herein and that none of the Owner Participant, the Owner Trustee, Trust Company or the

Indenture Trustee is personally liable to such Holder for any amounts payable under this Indenture or such Equipment Note or for any amounts payable or liability under any Equipment Note or this Indenture, except as expressly provided herein in the case of Trust Company, the Owner Trustee or the Indenture Trustee.

      Trust Company is not personally liable to any Holder, the Lessee, the Owner Participant or the Indenture Trustee for any amounts payable under this Indenture or for any liability under this Indenture or the Equipment Notes, except as a result of Trust Company's gross negligence or willful misconduct (or simple negligence in the handling of funds), or as otherwise expressly provided herein or in the Participation Agreement.

      If (1) all or any part of the Lessor's Estate becomes the property of a debtor subject to the reorganization provisions of the Bankruptcy Code, (2) pursuant to such reorganization provisions any Owner Participant is required, by reason of such Owner Participant being held to have recourse liability to the debtor or the trustee of the debtor directly or indirectly, to make payment on account of any amount payable as principal of or interest, Make-Whole Premium or other amounts payable on the Equipment Notes, and (3) the Indenture Trustee actually receives any Recourse Amount which reflects any payment by an Owner Participant on account of (2) above, then the Indenture Trustee shall promptly refund to such Owner Participant such Recourse Amount. Nothing contained in this paragraph shall prevent the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of any Owner Participant under the Participation Agreement, or from retaining any amount paid by any Owner Participant under Sections 5.01, 8.02 and 8.03 hereof.

      Section 2.06. Registration, Transfer and Exchange. The Indenture Trustee will keep, on behalf of the Owner Trustee, at each office or agency to be maintained for the purpose as provided in Section 3.02 hereof a Register or Registers on which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Equipment Notes as provided in this Article. Such Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable period of time. Upon due presentation for registration of transfer of any Equipment Note at any such office or agency, the Owner Trustee shall execute and the Indenture Trustee shall authenticate and deliver in the name of the transferee or transferees, in authorized denominations, a new Equipment Note or Equipment Notes of the same Series, and with same principal amount, interest rate and amortization schedule, for an equal aggregate principal amount; provided, that such Equipment Note being transferred shall be canceled in accordance with Section 2.08 hereof simultaneously with the issuance of the new Equipment Note. Any Equipment Note or Equipment Notes may be exchanged for an Equipment Note or Equipment Notes of the same Series but in other authorized denominations, in an equal aggregate principal amount. Equipment Notes to be exchanged shall be surrendered at any office or agency to be maintained by the Indenture Trustee for the purpose as provided in Section 3.02 hereof, and the Owner Trustee shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor the Equipment Note or

Equipment Notes which the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously or previously outstanding.

      All Equipment Notes presented for registration of transfer, exchange, prepayment or payment shall (if so required by the Owner Trustee or the Indenture Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Owner Trustee and the Indenture Trustee duly executed by the Holder or its attorney duly authorized in writing and (except in the case of transfers pursuant to Article 13 of the Participation Agreement) the Indenture Trustee may require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act. The Indenture Trustee may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Equipment Notes. No service charge shall be levied for any such transaction. The Indenture Trustee shall not be required to exchange or register a transfer of any Equipment Notes
(a) for a period of 15 days immediately preceding the first mailing of notice of prepayment of such Equipment Notes or (b) with respect to which notice of prepayment has been given pursuant to Section 6.03 hereof and such notice has not been revoked. All Equipment Notes issued upon any transfer or exchange of Equipment Notes shall be valid obligations of the Owner Trustee, evidencing the same debt, and entitled to the same security and benefits under this Indenture, as the Equipment Notes surrendered upon such transfer or exchange.

      Section 2.07. Mutilated, Defaced, Destroyed, Lost and Stolen Equipment Notes. In case any Equipment Note shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Owner Trustee in its discretion may execute, and upon the written request of any Holder shall execute, and the Indenture Trustee shall authenticate and deliver in replacement thereof, a new Equipment Note, payable to the same Holder, bearing the same principal amount and interest rate as the Equipment Note being replaced and bearing a number not contemporaneously or previously outstanding, in exchange and substitution for the mutilated or defaced Equipment Note, or in lieu of and substitution for the Equipment Note so apparently destroyed, lost or stolen. In the case of any Equipment Note so apparently destroyed, lost or stolen, the applicant for a substitute Equipment Note shall furnish to the Owner Trustee and to the Indenture Trustee such security or indemnity as may be required by them to indemnify and defend and to hold each of them harmless and evidence to their satisfaction of the apparent destruction, loss or theft of such Equipment Note and of the ownership thereof.

      Upon the issuance of any substitute Equipment Note, the Owner Trustee or the Indenture Trustee may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses incurred in connection therewith. In case any Equipment Note which has matured or is about to mature, or has been called for prepayment in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Owner Trustee may, instead of issuing a substitute Equipment Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Equipment Note), if the applicant of any Equipment Note so apparently destroyed, lost or stolen, for such payment shall furnish to the Owner Trustee and to the Indenture Trustee such security or indemnity as any of them may require to hold each of them harmless and the applicant shall also furnish to the Owner Trustee and the Indenture Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Equipment Note and of the ownership thereof.

      Every substitute Equipment Note issued pursuant to the provisions of this Section by virtue of the fact that any Equipment Note is apparently destroyed, lost or stolen shall constitute an original additional contractual obligation of the Owner Trustee, whether or not the apparently destroyed, lost or stolen Equipment Note shall be enforceable at any time by anyone and shall be entitled to all the security and benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Equipment Notes duly authenticated and delivered hereunder. All Equipment Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Equipment Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

      Section 2.08. Cancellation of Equipment Notes; Destruction Thereof. All Equipment Notes surrendered for payment, prepayment, registration of transfer or exchange, if surrendered to the Owner Trustee or any agent of the Owner Trustee or the Indenture Trustee, shall be delivered to the Indenture Trustee for cancellation or, if surrendered to the Indenture Trustee, shall be canceled by it; and no Equipment Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Indenture Trustee shall destroy cancelled Equipment Notes held by it and deliver a certificate of destruction to the Owner Trustee. If the Owner Trustee shall acquire any of the Equipment Notes, such acquisition shall not operate as a prepayment or satisfaction of the indebtedness represented by such Equipment Notes unless and until the same are delivered to the Indenture Trustee for cancellation.

      Section 2.09. Termination of Interest in Trust Indenture Estate. A Holder shall not, as such, have any further interest in, or other right with respect to, the Trust Indenture Estate when and if the principal amount of and Make-Whole Premium, if any, and interest on and other amounts due under all Equipment Notes held by such Holder and all other sums payable to such Holder hereunder and under the other Operative Agreements shall have been paid in full.

      Section 2.10. Equipment Notes in Respect of Replacement Aircraft. Upon the execution and delivery of a supplement to this Indenture covering a Replacement Airframe and/or Replacement Engine, as provided in Section 9.09 hereof, each

Equipment Note shall be deemed to have been issued in connection with such Replacement Airframe and/or Replacement Engine and (in the case of a Replacement Airframe) each Equipment Note issued thereafter upon a transfer or exchange of, or as a replacement for, an Equipment Note, shall be designated as having been issued in connection with such Replacement Airframe, but without any other change therein except as provided for in this Article II.

      Section 2.11. Assumption of Obligations Under Equipment Notes and Other Operative Agreements. If, in accordance with and subject to the satisfaction of the conditions set forth in Section 5.10 of the Participation Agreement, the Lessee shall assume all of the obligations of the Owner Trustee hereunder, under the Equipment Notes, and under all other Operative Agreements, the Owner Participant and the Owner Trustee shall be released and discharged from any further obligations hereunder and under the Equipment Notes and all other Operative Agreements (except for any recourse obligations of the Owner Participant or the Owner Trustee in its individual capacity with respect to matters arising out of events occurring prior to such assumption).

      Section 2.12. Subordination. (a) The Owner Trustee and, by acceptance of its Equipment Notes of any Series, each Holder of such Series, hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Holder of such Series, including any payment or distribution of cash, property or securities after the commencement of a proceeding of the type referred to in clause (iv), (v) or (vi) of Section 7.01 hereof, except as expressly provided in Article V hereof.

      (b) By the acceptance of its Equipment Notes of any Series (other than Series A), each Holder of such Series agrees that in the event that such Holder, in its capacity as a Holder, shall receive any payment or distribution on any Secured Obligations in respect of such Series which it is not entitled to receive under this Section 2.12 or Article V hereof, it will hold any amount so received in trust for the Senior Holder (as defined in Section 2.12(c) hereof) and will forthwith turn over such payment to the Indenture Trustee in the form received to be applied as provided in Article V hereof.

      (c) As used in this Section 2.12, the term "Senior Holder" shall mean, (i) the Holders of Series A Equipment Notes until the Secured Obligations in respect of Series A Equipment Notes have been paid in full, (ii) after the Secured Obligations in respect of Series A Equipment Notes have been paid in full, the Holders of Series B Equipment Notes until the Secured Obligations in respect of Series B Equipment Notes have been paid in full, (iii) after the Secured Obligations in respect of Series B Equipment Notes have been paid in full, the Holders of Series C Equipment Notes until the Secured Obligations in respect of Series C Equipment Notes have been paid in full, and (iv) after the Secured Obligations in respect of Series C Equipment Notes have been paid in full, the Holders of Series D Equipment Notes until the Secured Obligations in respect of Series D Equipment Notes have been paid in full.

                                   ARTICLE III

                                    COVENANTS

      Section 3.01. Payment of Principal, Make-Whole Premium and Interest. The Owner Trustee covenants and agrees that it will, subject to Section 2.05 hereof, duly and punctually pay or cause to be paid the principal of, and interest and Make-Whole Premium, if any, and all other amounts due on, each of the Equipment Notes and under this Indenture at the place or places, at the respective times and in the manner provided in this Indenture and in the Equipment Notes.

      Section 3.02. Offices for Payments, etc. So long as any of the Equipment Notes remain outstanding, the Indenture Trustee will maintain the following: (a) an office or agency where the Equipment Notes may be presented for payment and
(b) a facility or agency where the Equipment Notes may be presented for registration of transfer and for exchange and for prepayment as provided in this Indenture (the "Registrar"). The Registrar shall keep a register (the "Register") with respect to the Equipment Notes and their transfer and exchange. The Indenture Trustee may appoint one or more co-registrars ("Co-Registrars") for the Equipment Notes and may terminate any such appointment at any time upon written notice. The term "Registrar" includes any Co-Registrar. The Indenture Trustee shall initially act as Registrar.

      Section 3.03. Appointment to Fill a Vacancy in Office of Indenture Trustee. The Owner Trustee, whenever necessary to avoid or fill a vacancy in the office of Indenture Trustee, will, with the consent of the Lessee, appoint, in the manner provided in Section 12.02 hereof, an Indenture Trustee, so that there shall at all times be an Indenture Trustee hereunder.

      Section 3.04. Paying Agents. Whenever the Indenture Trustee in its sole discretion shall appoint a paying agent (the "Paying Agent"), it will cause the Paying Agent to execute and deliver an instrument in which the Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this
Section:

                  (a) that it will hold all sums received by it as such agent for the payment of the principal of, and interest and Make-Whole Premium, if any, on the Equipment Notes (whether such sums have been paid to it by the Indenture Trustee or the Owner Trustee) in trust for the benefit of the Holders or of the Indenture Trustee, and

                  (b) that it will give the Indenture Trustee notice of any failure by the Owner Trustee to make any payment of the principal of or interest or Make-Whole Premium, if any, on the Equipment Notes when the same shall be due and payable.

      Anything in this Section to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Sections 14.03 and 14.04 hereof.

      Section 3.05. Covenants of the Owner Trustee.

      (a) The Owner Trustee hereby covenants and agrees as follows:

                  (i) in the event a Responsible Officer of the Owner Trustee shall have actual knowledge of an Indenture Event of Default, an Indenture Default or an Event of Loss, the Owner Trustee will give prompt written notice of such Indenture Event of Default, Indenture Default or Event of Loss to the Indenture Trustee, the Lessee and the Owner Participant;

                  (ii) the Owner Trustee will furnish to the Indenture Trustee, promptly upon receipt thereof by a Responsible Officer of the Owner Trustee, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee under the Lease, including, without limitation, a copy of each report or notice from an insurer or an insurance broker received pursuant to Section 9 of the Lease, to the extent that the Operative Documents do not provide that the same shall have been furnished to the Indenture Trustee;

                  (iii) the Owner Trustee will not enter into any business or other activity other than the business of owning the Aircraft, the leasing thereof to the Lessee and the carrying out of the transactions contemplated hereby and by the Lease, the Participation Agreement, the Trust Agreement and the other Indenture Documents; and

                  (iv) except as contemplated by the Operative Agreements, the Owner Trustee will not contract for, create, incur or assume any debt, and will not guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing, or otherwise), endorse or otherwise take action to become contingently liable, directly or indirectly, in connection with the debt of any other Person.

      Section 3.06. [Reserved]

      Section 3.07. Disposal of Trust Indenture Estate. At any time and from time to time any part of the Trust Indenture Estate may be sold or disposed of in accordance with the provisions of this Indenture and the Lease. The Indenture Trustee shall, from time to time, release any part of the Trust Indenture Estate so sold or disposed of or as to which an Event of Loss has occurred or as to which the Lease has been terminated from the Lien of this Indenture. In addition, to the extent that such property constitutes an Airframe or Engine, the further requirements of Section 9.08 hereof shall be satisfied.

      Section 3.08. No Representations or Warranties as to Aircraft or Documents. NEITHER THE INDENTURE TRUSTEE NOR THE OWNER TRUSTEE NOR TRUST COMPANY NOR THE OWNER PARTICIPANT MAKES OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, WORKMANSHIP, VALUE, CONDITION, DESIGN, COMPLIANCE WITH SPECIFICATIONS, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE AIRCRAFT OR ANY ENGINE WHATSOEVER, except that Trust Company warrants that on the Delivery Date (a) the Owner Trustee shall have received whatever title was conveyed to it by the Seller, and (b) the Aircraft shall be free and clear of Lessor's Liens attributable to Trust Company. Neither Trust Company nor the Indenture Trustee makes or shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Trust Agreement, the Equipment Notes or any Indenture Document or as to the correctness of any statement contained in any thereof, except for the representations and warranties of Trust Company and the Indenture Trustee made under this Indenture or in the Participation Agreement or of the Owner Participant made under the Participation Agreement.

      Section 3.09. Further Assurances; Financing Statements. At any time and from time to time, upon the request of the Indenture Trustee or the Lessee, at the expense of the Lessee, the Owner Trustee shall promptly and duly execute and deliver any and all such further instruments and documents as may be specified in such request and as are necessary or advisable to perfect, preserve or protect the Liens and assignments created or intended to be created hereby, or to obtain for the Indenture Trustee the full benefit of the specific rights and powers granted herein, including, without limitation, the execution and delivery of Uniform Commercial Code financing statements and continuation statements with respect thereto, or similar instruments relating to the perfection of the Liens or assignments created or intended to be created hereby.

                                   ARTICLE IV

                                  HOLDER LISTS

      Section 4.01. Holder Lists: Ownership of Equipment Notes. (a) The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Indenture Trustee is not the Registrar, the Registrar shall furnish to the Indenture Trustee semi-annually not more than ten days after each Record Date, as of such Record Date, or at such other times as the Indenture Trustee may request in writing, a list, in such form and as of such date as the Indenture Trustee may reasonably require, containing all the information in the possession or control of the Registrar as to the names and addresses of the Holders and the amounts and Maturities of the Equipment Notes held by such Holders.

      (b) Ownership of the Equipment Notes shall be proved by the Register kept by the Registrar.

                                    ARTICLE V

                    RECEIPT, DISTRIBUTION AND APPLICATION OF
                     INCOME FROM THE TRUST INDENTURE ESTATE

      Section 5.01. Basic Rent Distribution. Except as otherwise provided in
Section 5.03 hereof, each installment of Basic Rent, any payment of interest on overdue installments of Basic Rent and any payment received by the Indenture Trustee pursuant to Section 8.03(a) hereof and shall be distributed by the Indenture Trustee no later than the time herein provided in the following order of priority:

first, (i) so much of such installment or payment as shall be required to pay in full the aggregate amount of principal and interest (as well as any interest on any overdue principal and, to the extent permitted by applicable law, on any overdue interest) then due under all Series A Equipment Notes shall be distributed to the Holders of Series A Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series A Equipment Note bears to the aggregate amount of the payments then due under all Series A Equipment Notes;

            (ii) after giving effect to paragraph (i) above, so much of such installment or payment as shall be required to pay in full the aggregate amount of principal and interest (as well as any interest on any overdue principal and, to the extent permitted by applicable law, on any overdue interest) then due under all Series B Equipment Notes shall be distributed to the Holders of Series B Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series B Equipment Note bears to the aggregate amount of the payments then due under all Series B Equipment Notes;

            (iii) after giving effect to paragraph (ii) above, so much of such installment or payment as shall be required to pay in full the aggregate amount of principal and interest (as well as any interest on any overdue principal and, to the extent permitted by applicable law, on any overdue interest) then due under all Series C Equipment Notes shall be distributed to the Holders of Series C Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series C Equipment Note bears to the aggregate amount of the payments then due under all Series C Equipment Notes; and

            (iv) after giving effect to paragraph (iii) above, so much of such installment or payment as shall be required to pay in full the aggregate amount of principal and interest (as well as any interest on any overdue principal and, to the extent permitted by applicable law, on any overdue interest) then due under all Series D Equipment Notes shall be distributed to the Holders of Series D Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series D Equipment Note bears to the aggregate amount of the payments then due under all Series D Equipment Notes; and

second, the balance if any of such installment or payment remaining thereafter shall be distributed to the Owner Trustee for distribution pursuant to the Trust Agreement; provided, however, that if an Event of Default shall have occurred and be continuing, then such balance shall not be distributed as provided in this clause "second" but shall be held by the Indenture Trustee as part of the Trust Indenture Estate and invested in accordance with
            Section 5.08 hereof until whichever of the following shall first occur: (i) all Events of Default shall have been cured or waived, in which event such balance shall be distributed as provided in this clause "second", (ii) Section 5.03 hereof shall be applicable, in which event such balance shall be distributed in accordance with the provisions of such Section 5.03, or (iii) the 120th day after the receipt of such payment in which case such payment shall be distributed as provided in this clause "second".

      Section 5.02. Event of Loss and Replacement; Prepayment. (a) Except as otherwise provided in Section 5.03 hereof, any payment received by the Indenture Trustee as the result of or in connection with an Event of Loss with respect to the Aircraft (and with respect to which the Lessee has not made the replacement election in Section 8(a)(i) of the Lease) or as the result of, or in connection with any event under the Lease giving rise to, a prepayment pursuant to Section
6.02 hereof, shall be promptly distributed by the Indenture Trustee in the following order of priority:

first, to reimburse the Indenture Trustee and the Holders for any costs or expenses reasonably incurred in connection with such prepayment and
            (b) then to pay any other similar amounts then due to the other Indenture Indemnitees;

second, (i) to pay the amounts specified in paragraph (i) of clause "second" of Section 5.03 hereof then due and payable in respect of the Series A Equipment Notes;

            (ii) after giving effect to paragraph (i) above, to pay the amounts specified in paragraph (ii) of clause "second" of Section 5.03 hereof then due and payable in respect of the Series B Equipment Notes;

            (iii) after giving effect to paragraph (ii) above, to pay the amounts specified in paragraph (iii) of clause "second" of Section
            5.03 hereof then due and payable in respect of the Series C Equipment Notes; and

            (iv) after giving effect to paragraph (iii) above, to pay the amounts specified in paragraph (iv) of clause "second" of Section
            5.03 hereof then due and payable in respect of the Series D Equipment Notes;

            provided, that payments pursuant to this clause "second" shall be made without the payment of Make-Whole Premium; and

third,      as provided in clause "third" of Section 5.03 hereof;

provided that if a Replacement Airframe shall be substituted for an Airframe subject to an Event of Loss as provided in Section 8(a)(i) of the Lease and
Section 9.08 hereof, any proceeds which result from such Event of Loss and are paid to the Indenture Trustee shall be held by the Indenture Trustee as part of the Trust Indenture Estate and, unless otherwise applied pursuant to Section
5.01 or 5.03 hereof, such proceeds shall be released to the Lessee upon the release of such damaged Airframe and the replacement thereof as herein provided.

      (b) Any amounts received directly or indirectly from any governmental authority, insurer or other party pursuant to any provision of Section 8 or 9 of the Lease as the result of loss or damage not constituting an Event of Loss with respect to the Aircraft, or as a result of such loss or damage constituting an Event of Loss if and to the extent that such amounts would at the time be required to be paid to the Lessee pursuant to Section 8 or 9 but for the fact that a Specified Default exists shall be held by the Indenture Trustee as security for the obligations of the Lessee under the Lease and the Participation Agreement and shall be invested in accordance with the terms of Section 5.08 hereof and at such time as the conditions for payment to the Lessee specified in
Section 8 or 9, as the case may be, shall be fulfilled and no Specified Default exists, such amount, and the proceeds of any investment thereof, shall, to the extent not theretofore applied, be paid to the Lessee to the extent provided in the Lease.

      Section 5.03. Payment After Indenture Event of Default, etc. Except as otherwise provided in Sections 5.02(b), 5.04(b), 5.04(c) and 5.05 hereof, all payments (other than Excepted Payments) received and all amounts held or realized by the Indenture Trustee after an Indenture Event of Default shall have occurred and be continuing and the Equipment Notes shall have become due and payable as provided in Section 7.02(b) or (c) hereof, shall be promptly distributed by the Indenture Trustee in the following order of priority:

first, so much of such payments or amounts as shall be required to pay or reimburse (i) the Indenture Trustee for any tax (except to the extent resulting from a failure of the Indenture Trustee to withhold pursuant to Section 5.09 hereof), expense, charge or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the property included in the Trust Indenture Estate pursuant to Section 7.03(b) hereof) incurred by the Indenture Trustee (to the extent not previously reimbursed), the expenses of any sale, taking or other proceeding, attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Indenture Trustee or the Holders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Indenture Trustee or the Holders, liquidated or otherwise, upon such Indenture Event of Default, shall be applied by the Indenture Trustee as between itself and the Holders in reimbursement of such expenses and (ii) all similar amounts payable to the other Indenture Indemnitees hereunder and under the Participation Agreement; and in the case the aggregate amount to be so distributed is insufficient to pay as set forth in this clause "first", then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

second, so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Holders for payments made pursuant to Section 9.03(d) hereof (to the extent not previously reimbursed) shall be distributed to such then existing or prior Holders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Holder pursuant to said Section 9.03(d) hereof;

third, (i) so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Series A Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations (other than Make- Whole Premium) in respect of the Series A Equipment Notes to the date of distribution, shall be distributed to the Holders of Series A Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Principal Amount of all Series A Equipment Notes held by each Holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Make-Whole Premium) to the date of distribution, bears to the aggregate unpaid Principal Amount of all Series A Equipment Notes held by all such Holders plus the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Premium) to the date of distribution;

            (ii) after giving effect to paragraph (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Series B Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations (other than Make-Whole Premium) in respect of the Series B Equipment Notes to the date of distribution, shall be distributed to the Holders of Series B Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Principal Amount of all Series B Equipment Notes held by each Holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Make-Whole Premium) to the date of distribution, bears to the aggregate unpaid Principal Amount of all Series B Equipment Notes held by all such Holders plus the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Premium) to the date of distribution;

            (iii) after giving effect to paragraph (ii) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Principal Amount of all Series C Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations (other than Make-Whole Premium) in respect of the Series C Equipment Notes to the date of distribution, shall be distributed to the Holders of Series C Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Principal Amount of all Series C Equipment Notes held by each Holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Make-Whole Premium) to the date of distribution, bears to the aggregate unpaid Principal Amount of all Series C Equipment Notes held by all such Holders plus the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Premium) to the date of distribution; and

            (iv) after giving effect to paragraph (iii) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Series D Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations (other than Make-Whole Premium) in respect of the Series D Equipment Notes to the date of distribution, shall be distributed to the Holders of Series D Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Principal Amount of all Series D Equipment Notes held by each Holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Make-Whole Premium) to the date of distribution, bears to the aggregate unpaid Principal Amount of all Series D Equipment Notes held by all such Holders plus the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Premium) to the date of distribution;

            (it being understood that amounts payable under this clause "second" shall not in any event include Make-Whole Premium); and

fourth, the balance, if any of such payments or amounts remaining thereafter shall be distributed to the Owner Trustee for distribution pursuant to the Trust Agreement.

      Section 5.04. Certain Payments. (a) Any payments received by the Indenture Trustee which are to be held or applied according to any provision in any other Indenture Document shall be held or applied thereunder in accordance therewith, except to the extent this Indenture expressly provides for such payments to be held or applied in a different manner.

      (b) Notwithstanding anything to the contrary contained in this Article V, the Indenture Trustee will distribute, promptly upon receipt, any indemnity or other payment received by it from the Owner Trustee or the Lessee in respect of
(i) the Indenture Trustee in its individual capacity, (ii) the Subordination Agent, (iii) each Liquidity Provider, (iv) the Pass-Through Trustee, and (v) any other Indenture Indemnitee, in each case whether pursuant to Article 6 or 7 of the Participation Agreement or as Supplemental Rent, directly to the Person (which may include the Indenture Trustee) entitled thereto. Any payment received by the Indenture Trustee under clause (b) of the last paragraph of Section 2.04 shall be distributed to the Subordination Agent to be distributed in accordance with the terms of the Intercreditor Agreement.

      (c) Notwithstanding anything to the contrary contained herein, any sums received by the Indenture Trustee which constitute Excepted Payments shall be distributed promptly upon receipt by the Indenture Trustee directly to the Person or Persons entitled thereto.

      (d) Notwithstanding any provision of this Indenture to the contrary, any amounts held by Indenture Trustee pursuant to the terms of the Lease shall be held by the Indenture Trustee as security for the obligations of Lessee under the Indenture

Documents and, if and when required by the Lease, paid and/or applied in accordance with the applicable provisions of the lease.

      Section 5.05. Other Payments. Any payments received by the Indenture Trustee for which no provision as to the application thereof is made elsewhere in this Indenture or in any other Indenture Document shall be distributed by the Indenture Trustee (a) to the extent received or realized at any time prior to the payment in full of all obligations to the Holders, in the order of priority specified in Section 5.01 hereof, and (b) to the extent received or realized at any time after payment in full of all obligations to the Holders, in the following order of priority:

first,      in the manner provided in clause "first" of Section 5.03 hereof, and

second,     in the manner provided in clause "third" of Section 5.03 hereof.

      Section 5.06. Payments to Owner Trustee. Any amounts distributed hereunder by the Indenture Trustee to the Owner Trustee shall be paid to the Owner Trustee by wire transfer of immediately available funds of the type received by the Indenture Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Owner Trustee to the Indenture Trustee from time to time. The Owner Trustee hereby notifies the Indenture Trustee that unless and until the Indenture Trustee receives notice to the contrary from the Owner Trustee, all amounts to be distributed to the Owner Trustee hereunder for distribution in accordance with the Trust Agreement shall be distributed by wire transfer of immediately available funds of the type received by the Indenture Trustee to such account of the Owner Participant as may be specified pursuant to Section 2.06 of the Trust Agreement.

      Section 5.07. Application of Payments. Each payment of principal of and interest or other amounts due on each Equipment Note shall, except as otherwise provided herein, be applied,

first, to the payment of interest on such Equipment Note due and payable to the date of such payment, as provided in such Certificate, as well as any interest on overdue principal and Make-Whole Premium, if any, and, to the extent permitted by law, interest and other amounts due thereunder, second, the payment of any other amount (other than the principal of such Equipment Note), including any Make-Whole Premium, due hereunder to the Holder of such Equipment Note or under such Equipment Note; and

third, to the payment of the principal of such Equipment Note if then due hereunder or under such Equipment Note.

      Section 5.08. Investment of Amounts Held by Indenture Trustee. Amounts held by the Indenture Trustee pursuant to Section 5.02(b) hereof or pursuant to any provision of any Indenture Document providing for investment by the Indenture Trustee of sums pursuant to Section 15 of the Lease or this Section
5.08 shall be invested by the Indenture Trustee from time to time in securities selected by (i) so long as no Event of Default shall have occurred and be continuing, the Lessee (and in the absence of written direction by the Lessee, the Indenture Trustee shall invest such monies in direct obligations of the United States of America) or (ii) so long as an Event of Default shall have occurred and be continuing, the Indenture Trustee and in each case shall be of the type meeting the criteria for Permitted Investments. Unless otherwise expressly provided in this Indenture, any income realized as a result of any such investment, net of the Indenture Trustee's reasonable fees and expenses in making such investment, shall be held and applied by the Indenture Trustee in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Lessee shall be responsible for and will promptly pay to the Indenture Trustee or the Owner Trustee, as the case may be, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other costs and expenses, if any, incurred by the Indenture Trustee or the Owner Trustee in connection with such investment), such amount to be disposed of in accordance with the terms hereof or the Lease, as the case may be. The Indenture Trustee shall not be liable for any loss resulting from any investment made by it or any investment sold by it under this Indenture in accordance with instructions from the Lessee other than by reason of its willful misconduct or gross negligence, and any such investment may be sold (without regard to its maturity) by the Indenture Trustee without instructions whenever the Indenture Trustee reasonably believes such sale is necessary to make a distribution required by this Indenture.

      Unless otherwise confirmed in writing, an account statement delivered by the Indenture Trustee to the Owner Trustee (with a copy to the Lessee) shall be deemed written confirmation by the Owner Trustee that the investment transactions identified therein accurately reflect the investment directions given to the Indenture Trustee by or on behalf of the Lessee, unless the Lessee notifies the Indenture Trustee in writing to the contrary within 30 days of the date of receipt of such statement.

      Section 5.09. Withholding Taxes. The Indenture Trustee, as agent for the Owner Trustee, shall exclude and withhold from each payment of principal, premium, if any, and interest and other amounts due hereunder or under the Equipment Notes, any and all withholding taxes applicable thereto as required by law. The Indenture Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Equipment Notes, it will withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders, it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holder may reasonably request from time to time.

                                   ARTICLE VI

                          PREPAYMENT OF EQUIPMENT NOTES

      Section 6.01. No Prepayment Except as Specified. Except as provided in Sections 6.02 and 8.02 hereof, the Equipment Notes may not be prepaid.

      Section 6.02. Prepayment of Equipment Notes. (a) The Outstanding Equipment Notes shall be prepaid in full and not in part:

                  (i) If an Event of Loss occurs with respect to the Airframe or with respect to the Airframe and the Engines or engines then installed on the Airframe (unless pursuant to Section 8(a)(i) of the Lease and Section
      9.08 hereof replacement equipment is substituted therefor);

                  (ii) If the Lessee, pursuant to Section 13(b) of the Lease, gives notice of purchase of the Aircraft (and Section 2.11 hereof is not applicable in connection with such purchase);

                  (iii) If the Owner Participant, or the Owner Trustee on behalf of the Owner Participant, gives notice of prepayment to the Indenture Trustee pursuant to Section 8.02 hereof;

                  (iv) If the Lessee, pursuant to Section 14(a) of the Lease, gives notice of a voluntary termination for obsolescence or surplus, but subject to Section 6.02(c) below;

                  (v) Pursuant to Section 13.01 of the Participation Agreement in connection with a refinancing of the Equipment Notes, but subject to
      Section 6.02(c) below; or

                  (vi) At the option of the Owner Trustee, with the prior written consent of the Lessee and the Owner Participant, upon not less than 25 days' prior written notice.

      (b) In the event of a prepayment of the Equipment Notes pursuant to Sections 6.02(a)(ii), (iv) and (v) above, the Owner Trustee, a Responsible Officer of which having received notice from the Lessee in accordance with and subject to the terms of Section 13(b) or 14(a) of the Lease or Article 13 of the Participation Agreement, as the case may be, shall give written notice to the Indenture Trustee and to the Holders of all of the Equipment Notes specifying the Business Day on which the Equipment Notes shall be prepaid. In the case of a prepayment of the Equipment Notes pursuant to Section

6.02(a)(i) above, the Equipment Notes shall be prepaid in full on the Loss Payment Date specified in Section 8(a)(ii) of the Lease. In the case of a prepayment of the Equipment Notes pursuant to Section 6.02(a)(iii) above, the Equipment Notes shall be prepaid in full on the date so designated in the notice referred to in Section 8.02 hereof. In the case of a prepayment of the Equipment Notes pursuant to Section 6.02(a)(ii) or (iv) above, the Equipment Notes shall be prepaid in full on the Termination Date. In the case of a prepayment of the Equipment Notes pursuant to Section 6.02(a)(v) above, the Equipment Notes shall be prepaid on the effective date of the Refinancing. In the case of a prepayment of the Equipment Notes pursuant to Section 6.02(a)(vi) above, the Equipment Notes shall be prepaid on the date designated in the notice referred to therein. The day on which the Equipment Notes are to be prepaid pursuant to this Section 6.02(b) is herein referred to as the "Prepayment Date".

      On or prior to the Prepayment Date, immediately available funds shall be deposited with the Indenture Trustee in an amount in respect of the Equipment Notes equal to:

                  (1) if such prepayment is made pursuant to Section 6.02(a)(i) or (iii) (if clause (i), but not clause (ii) or clause (iii) of the first sentence of Section 8.02(a) of the Indenture is applicable and such prepayment is made when an Event of Default has occurred and been continuing for 180 days or more, or if clause (ii) or clause (iii) of the first sentence of Section 8.02(a) hereof is applicable), the sum of (A) the aggregate principal amount of such Equipment Notes then Outstanding,
      (B) accrued interest on the Equipment Notes to the Prepayment Date and (C) all other aggregate sums due the Indenture Trustee hereunder or under the Participation Agreement or the Lease, but excluding any Make-Whole Premium or other premium or penalty, or

                  (2) if such prepayment is made pursuant to Section 6.02(a)(ii), 6.02(a)(iii) (if clause (i), but not clause (ii) or clause
      (iii) of the first sentence of Section 8.02(a) of the Indenture is applicable and such prepayment is made when an Event of Default has occurred and been continuing for less than 180 days) 6.02(a)(iv), 6.02(a)(v) or 6.02(a)(vi) above, the sum of the amounts specified in clauses (A), (B) and (C) of the preceding clause (1) plus any Make-Whole Premium payable in respect of all Equipment Notes

(the aggregate amount required to be paid pursuant to this sentence being herein referred to as the "Prepayment Price").

      (c) Notwithstanding the foregoing provisions of this Section 6.02, if (x) a prepayment notice has been given in respect of Section 6.02(a)(iv) and no termination of the Lease actually occurs or (y) a prepayment notice has been given in respect of Section 6.02(a)(v) and no refinancing shall occur pursuant to Article 13 of the Participation Agreement, any notice of prepayment given pursuant to Section 6.02(b) in respect thereof shall be deemed revoked.

      Section 6.03. Notice of Prepayment to Holders. In order to effect any prepayment set forth in Section 6.02(a) hereof, the Indenture Trustee shall give prompt notice by first class mail of prepayment to each Holder. Any notice of prepayment given by the Owner Trustee shall be irrevocable except (x) as provided in Section 6.02(c) or (y) in the case of a notice given pursuant to
Section 6.02(a)(vi), which notice may be revoked by the Owner Trustee at any time on or before the third Business Day preceding the Prepayment Date by prompt notice to the Holders.

      All notices of prepayment shall state: (1) the Prepayment Date, (2) the applicable basis for determining the Prepayment Price, (3) that on the Prepayment Date, subject to the provisions hereof, the Prepayment Price will become due and payable, and that interest on the Equipment Notes shall cease to accrue on and after such Prepayment Date, and (4) the place or places where such Equipment Notes are to be surrendered for payment.

      Section 6.04. Deposit of Prepayment Price. On the Prepayment Date, the Owner Trustee shall, to the extent an amount equal to the Prepayment Price shall not then be held in cash by the Indenture Trustee in immediately available funds and deposited for the purpose, pay to the Indenture Trustee an amount equal to the difference between (a) the amount then so held and (b) the Prepayment Price. If there shall so be on deposit and/or deposited the applicable Prepayment Price on or prior to a Prepayment Date, interest shall cease to accrue in respect of all the Outstanding Equipment Notes on and after such Prepayment Date.

      Section 6.05. Equipment Notes Payable on Prepayment Date. On the Prepayment Date, the Outstanding Equipment Notes shall (except (A) if the Owner Trustee has requested the Indenture Trustee to revoke such notice of prepayment in accordance with Section 6.03 hereof or such notice is deemed to be revoked pursuant to Section 6.02(c) hereof or (B) as otherwise provided in the Lease) become due and payable and from and after such Prepayment Date (unless there shall be a default in the payment of the Prepayment Price) such Equipment Notes shall cease to bear interest. Upon surrender by any Holder of its Equipment Note for prepayment in accordance with said notice, such Holder shall be paid the principal amount of its Equipment Note then outstanding, accrued interest thereon to the Prepayment Date, all other sums due to such Holder hereunder plus, if a Make-Whole Premium is payable pursuant to Section 6.02(b) hereof, the Make-Whole Premium in respect of such Equipment Certificate.

      If any Equipment Note called for prepayment shall not be so paid upon timely surrender thereof for prepayment, the principal shall, until paid, continue to bear interest from the Prepayment Date at the interest rate applicable to such Equipment Note.

                                   ARTICLE VII

                      INDENTURE EVENTS OF DEFAULT; REMEDIES
                        OF INDENTURE TRUSTEE AND HOLDERS

      Section 7.01. Indenture Event of Default. "Indenture Event of Default" means any of the following events (whatever the reason for such Indenture Event of Default and whether it shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) any Event of Default specified in Section 16 of the Lease (other than an Event of Default arising solely as the result of the failure to make an Excepted Payment unless the Owner Participant shall notify the Indenture Trustee in writing that such failure shall constitute an Indenture Event of Default); or

                  (ii) the failure of the Owner Trustee other than by reason of a Default or an Event of Default (i) to pay principal, interest or Make-Whole Premium, if any, on any Equipment Note when due, and such failure shall have continued unremedied for ten Business Days after the date when due or (ii) to pay any other amounts hereunder or under the Equipment Notes when due and such failure shall have continued unremedied for a period of 30 days after the Owner Trustee and the Owner Participant shall receive written demand therefor from the Indenture Trustee or by any Holder; or

                  (iii) (A) any representation or warranty made by the Owner Trustee, the Owner Participant or any Owner Participant Guarantor in any Operative Agreement or in any certificate the Owner Trustee, the Owner Participant or any Owner Participant Guarantor furnished to the Indenture Trustee or any Holder in connection herewith or therewith or pursuant hereto or thereto shall prove to have been false or incorrect in any material respect when made and was and remains in any respect materially adverse to the interests of the Holders and such misrepresentation shall not have been corrected within 30 days following notice thereof identified as a "Notice of Indenture Event of Default" being given to the Owner Trustee and the Owner Participant by the Indenture Trustee or by a Majority in Interest of Holders, unless such misrepresentation is capable of being corrected, and Owner Trustee or Owner Participant shall, after the delivery of such notice, be diligently proceeding to correct such misrepresentation and shall in fact correct such misrepresentation within 60 days after delivery of such notice; or

                  (B) any (x) covenant made by the Owner Trustee in the fifth paragraph following the Habendum Clause hereof or in Section 5.02(b) of the Participation Agreement shall be breached in any material respect and any such breach shall not be cured within 10 Business Days after the Owner Participant has received notice thereof from any Holder or the Indenture Trustee (for purposes of Section 7.02(b) of the Participation Agreement, it being agreed that such breach may be cured by replacement of the Owner Trustee), or (y) any other covenant made by the Owner Trustee, by the Owner Participant or by any Owner Participant Guarantor in any Operative Agreement shall be breached in any material respect and such breach shall remain unremedied for a period of 30 days after there has been given to the Owner Trustee and the Owner Participant by Holders holding not less than a Majority in Interest of Holders a written notice identified as a "Notice of Indenture Event of Default" specifying such breach and requiring it to be remedied unless such failure is curable and the Owner Trustee or the Owner Participant shall, after the delivery of such notice, be diligently proceeding to correct such failure and shall in fact correct such failure 60 days after delivery of such notice; or

                  (iv) the Owner Trustee, the Lessor's Estate, the Owner Participant or any Owner Participant Guarantor shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation;

                  (v) an order for relief shall be entered in respect of the Owner Trustee, the Owner Participant or any Owner Participant Guarantor or the Lessor's Estate by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws as now or hereafter in effect; or the Owner Trustee, the Owner Participant or any Owner Participant Guarantor or the Lessor's Estate shall file any answer admitting or not contesting the material allegations of a petition filed against the Owner Trustee, the Owner Participant or any Owner Participant Guarantor or the Lessor's Estate in any proceeding referred to in clause
      (vi) below or seek or consent or acquiesce in the appointment of any trustee, custodian, receiver or liquidator of the Owner Trustee, the Owner Participant or any Owner Participant Guarantor or the Lessor's Estate, as the case may be, or of all or any substantial part of its properties; or

                  (vi) without the consent or acquiescence of the Owner Trustee, the Owner Participant or any Owner Participant Guarantor or the Lessor's Estate, as the case may be, an order shall be entered constituting an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or if any such petition shall be filed against the Owner Trustee, the Owner Participant or any Owner Participant Guarantor or the Lessor's Estate, as the case may be, and such petition shall not be dismissed within 60 days, or if, without the consent or acquiescence of the Owner Trustee, the Owner Participant or any Owner

      Participant Guarantor or the Lessor's Estate, as the case may be, an order shall be entered appointing a trustee, custodian, receiver or liquidator of the Owner Trustee, the Owner Participant or any Owner Participant Guarantor or the Lessor's Estate, as the case may be, or of all or any substantial part of the properties of the Owner Trustee, the Owner Participant or any Owner Participant Guarantor or the Lessor's Estate, as the case may be, and such order shall not be dismissed within 60 days;

      Section 7.02. Remedies. (a) If an Indenture Event of Default shall have occurred and be continuing and so long as the same shall be continuing unremedied, then and in every such case, the Indenture Trustee may, and when required by the provisions of Article IX or Section 7.02(c) hereof, shall (i) exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article VII, and (ii) in the event such Indenture Event of Default is an Indenture Event of Default referred to in clause (i) of
Section 7.01 hereof, exercise any and all of the remedies pursuant to Section 17 of the Lease; provided that without the consent of the Owner Trustee and the Owner Participant such exercise of remedies shall not occur until after the latest date on which the Owner Trustee may cure the related Event of Default pursuant to Section 8.03 hereof. The Indenture Trustee may (subject to the provisions of the next succeeding paragraph) take possession of all or any part of the properties covered or intended to be covered by the Lien and security interest created hereby or pursuant hereto and may exclude the Owner Participant, the Owner Trustee, the Lessee and any transferee of the Lessee (subject to Section 15.05 hereof), and all Persons claiming under any of them wholly or partly therefrom. In addition, the Indenture Trustee may (subject to the provisions of the next succeeding paragraph) exercise any other right or remedy in lieu of or in addition to the foregoing that may be available to it under applicable law, or proceed by appropriate court action to enforce the terms hereof, of the Lease, or both, or to rescind the Lease. Without limiting any of the foregoing, it is understood and agreed that the Indenture Trustee may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale.

      Anything in this Indenture to the contrary notwithstanding, the Indenture Trustee shall not be entitled to exercise any remedy hereunder as a result of an Indenture Event of Default which arises solely by reason of one or more events or circumstances which constitute a Lease Event of Default unless the Indenture Trustee as security assignee of the Owner Trustee shall have declared the Lease to be in default and shall have exercised or concurrently be exercising one or more of the dispossessory remedies provided for in Section 17 of the Lease with respect to the Aircraft; provided, however, that such requirement to exercise one or more of such remedies under the Lease shall not apply in circumstances where the Indenture Trustee is, and has been, for a continuous period in excess of 60 days or such other period as may be specified in Section 1110(a)(1)(A) of the Bankruptcy Code (such 60-day or other period being the "Section 1110 Period"), involuntarily stayed or prohibited by applicable law or court order from exercising such remedies under the Lease (a "Continuous Stay Period"); provided further, however, that the requirement to exercise one or more of such remedies under the Lease shall nonetheless be applicable during a Continuous Stay Period subsequent to the expiration of the Section 1110 Period to the extent that the continuation of such Continuous Stay Period subsequent to the expiration of the Section 1110 Period (A) results from an agreement by the trustee or the debtor-in-possession in such proceeding during the Section 1110 Period with the approval of the relevant court to perform the Lease in accordance with Section 1110(a)(1)(A) of the Bankruptcy Code and continues to perform as required by Section 1110(a)(1)(A-B) of the Bankruptcy Code or (B) is an extension of the Section 1110 Period with the consent of the Indenture Trustee pursuant to Section 1110(b) of the Bankruptcy Code or (C) results from the Lessee's assumption during the Section 1110 Period with the approval of the relevant court of the Lease pursuant to Section 365 of the Bankruptcy Code and Lessee's continuous performance of the Lease as so assumed or (D) is the consequence of the Indenture Trustee's own failure to give any requisite notice to any person. In the event that the applicability of Section 1110 of the Bankruptcy Code to the Aircraft is being contested by Lessee in judicial proceedings, both of the Indenture Trustee and the Owner Trustee shall have the right to participate in such proceedings; provided that any such participation by the Owner Trustee shall not affect in any way any rights or remedy of the Indenture Trustee hereunder.

      (b) If an Indenture Event of Default under clause (i) (attributable to an Event of Default under Section 16(f), (g) and (h) of the Lease) (iv), (v) or
(vi) of Section 7.01 hereof shall occur and be continuing, the unpaid principal of all Outstanding Equipment Notes, together with interest accrued but unpaid thereon and all other amounts due thereunder, but without Make-Whole Premium, shall immediately become due and payable, without presentment, demand, protest or notice, all of which are hereby waived.

      (c) If any Indenture Event of Default not described in the preceding paragraph (b) shall have occurred and be continuing, then and in every such case, the Indenture Trustee may on its own accord or at the direction of a Majority in Interest of Holders, at any time, by written notice to the Owner Trustee, the Owner Participant and the Lessee, declare the principal of all the Equipment Notes to be due and payable, whereupon the unpaid principal amount of all Outstanding Equipment Notes, together with accrued interest thereon and all other amounts due thereunder, but without Make-Whole Premium, shall immediately become due and payable without presentment, demand, protest or other notice, all of which are hereby waived. At any time after such declaration and prior to the sale or disposition of the Trust Indenture Estate, however, a Majority in Interest of Holders, by notice to the Indenture Trustee, the Owner Trustee and the Lessee, may rescind such declaration, whether made by the Indenture Trustee on its own accord or as directed, if (x) there has been paid or deposited with the Indenture Trustee a sum sufficient to pay all overdue installments of interest on all Equipment Notes (together, to the extent permitted by law, with interest on such overdue installments of interest), the principal on any Equipment Notes that would have become due otherwise than by such declaration of acceleration, all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, or (y) all Indenture Events of Default (other than the nonpayment of principal that has become due solely because of such acceleration) have been either cured or waived as provided in Section 7.11 hereof. No such rescission shall affect any subsequent default or impair any right consequent thereon.

      (d) Each Holder shall be entitled at any sale to credit against any purchase price bid at such sale by such Holder all or any part of the unpaid obligations owing to such Holder secured by the Lien of this Indenture (but only to the extent that an amount equal to such purchase price would have been paid to such Holder pursuant to Article V hereof if such purchase price were paid in cash and the foregoing provisions of this subsection (d) were not given effect).

      (e) In the event of any sale of the Trust Indenture Estate, or any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the term of this Indenture, the unpaid principal amount of all Equipment Notes then outstanding, together with accrued interest thereon (without Make-Whole Amount), and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

      (f) Notwithstanding anything contained herein, so long as the Pass Through Trustee under any Pass Through Trust Agreement (or its designee) is a Holder, the Indenture Trustee will not be authorized or empowered to acquire title to the Trust Indenture Estate or take any action with respect to the Trust Indenture Estate so acquired by it if such acquisition or action would cause any Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

      Section 7.03. Return of Aircraft, etc. (a) Subject to Section 7.02 hereof, if an Indenture Event of Default shall have occurred and be continuing, at the request of the Indenture Trustee, the Owner Trustee shall promptly execute and deliver to the Indenture Trustee such documents as the Indenture Trustee may reasonably deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Trust Indenture Estate to which the Indenture Trustee shall at the time be entitled under this Indenture. Subject to the foregoing, if the Owner Trustee shall for any reason fail to execute and deliver such documents after such request by the Indenture Trustee, the Indenture Trustee may pursue all or part of such Trust Indenture Estate wherever it may be found and enter any of the premises of the Lessee or the Owner Trustee wherever such Trust Indenture Estate may be or be supposed to be and search for such Trust Indenture Estate and take possession of and remove such Trust Indenture Estate. All expenses of pursuing, searching for and taking such Trust Indenture Estate shall, until paid, be secured by the Lien of this Indenture.

      (b) Upon every such taking of possession, the Indenture Trustee may, from time to time, at the expense of the Trust Indenture Estate, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification, alterations and repairs to and of such Trust Indenture Estate, as the Indenture Trustee may reasonably deem proper. In each case subject to Section 7.02 hereof, the Indenture Trustee shall have the right to maintain, use, operate, store, insure, lease, dispose of, modify, alter, control or manage the Trust Indenture Estate and to carry on the business and to exercise all rights and powers of the Owner Participant and the Owner Trustee relating to the Trust Indenture Estate, as the Indenture Trustee may reasonably deem best, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management, modification, alteration or disposition of all or any part of the Trust Indenture Estate as the Indenture Trustee may determine. Further, the Indenture Trustee shall be entitled to collect and receive directly all tolls, rents (including Rent), revenues, issues, income, products and profits of the Trust Indenture Estate and every part thereof other than Excepted Payments, without prejudice, however, to the right of the Indenture Trustee under any provision of this Indenture to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee under this Indenture (other than Excepted Payments). Such tolls, rents (including Rent), revenues, issues, income, products and profits shall be applied to pay the expenses of the use, operation, storage, insurance, leasing, control, management, modification, alteration or disposition of the Trust Indenture Estate, and of all maintenance and repairs, and of conducting the business thereof, and to make all payments which the Indenture Trustee may be required or may reasonably elect to make for any taxes, assessments, insurance or other proper charges upon the Trust Indenture Estate (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Trustee and the Lessee), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Indenture Trustee and of all persons properly engaged and employed for such purposes by the Indenture Trustee; provided, that any excess amounts shall be promptly distributed in accordance with Section 5.03 hereof.

      (c) Subject to Section 7.02 hereof, if an Indenture Event of Default shall have occurred and be continuing and the Indenture Trustee shall be entitled to exercise remedies hereunder, and subject to Article VIII hereof, the Indenture Trustee, either with or without taking possession, and either before or after taking possession, and without instituting any legal proceedings whatsoever, may sell, assign, transfer and deliver the whole or, from time to time, to the extent permitted by law, any part of the Trust Indenture Estate, or interest therein, at any private sale or public auction to the highest bidder, with or without demand, advertisement or notice, except that in respect of any private sale 30 days' prior written notice by registered mail to the Owner Trustee and the Owner Participant will be provided, for cash or, with the consent of the Owner Trustee and the Owner Participant, credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Indenture Trustee in exercising reasonable commercial discretion may determine; provided, that any such action shall be at the time lawful and that all mandatory legal requirements shall be complied with. Any notice required pursuant to the terms hereof in the case of a public sale, shall state the time and place fixed for such sale. Any such public sale shall be held at such time or times within ordinary business hours as the Indenture Trustee shall fix in the notice of such sale. At any such sale, the Trust Indenture Estate may be sold in one lot as an entirety or in separate lots. The Indenture Trustee shall not be obligated to make any sale pursuant to such notice. The Indenture Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication. The Indenture Trustee may exercise such right of sale without possession or production of the Equipment Notes or proof of ownership thereof, and as representative of the Holders may exercise such right without notice to the Holders or without including the Holders as parties to any suit or proceedings relating to the foreclosure of any part of the Trust Indenture Estate. The Owner Trustee shall execute any and all such bills of sale, assignments and other documents, and perform and do all other acts and things requested by the Indenture Trustee in order to permit consummation of any sale of the Trust Indenture Estate in accordance with this
Section 7.03(c) and to effectuate the transfer or conveyance referred to in the first sentence of this Section 7.03(c). Notwithstanding any other provision of this Indenture, the Indenture Trustee shall not sell the Trust Indenture Estate or any part thereof unless the Equipment Notes shall have been accelerated.

      (d) To the extent permitted by Applicable Law, and subject to Section 7.02 hereof, the Indenture Trustee or any Holder may be a purchaser of the Trust Indenture Estate or any part thereof or any interest therein at any sale thereof, whether pursuant to foreclosure or power of sale or otherwise. The Indenture Trustee may apply against the purchase price therefor the amount then due hereunder or under any of the Equipment Notes secured hereby and any Holder may apply against the purchase price therefor the amount then due to it hereunder, under any other Indenture Document or under the Equipment Notes held by such Holder to the extent of such portion of the purchase price as it would have received had it been entitled to share any distribution thereof. The Indenture Trustee or any Holder or nominee thereof shall, upon any such purchase, acquire good title to the property so purchased, free of the Lien of this Indenture and, to the extent permitted by applicable law, free of all rights of redemption in the Owner Trustee or the Owner Participant in respect of the property so purchased.

      (e) The Indenture Trustee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Indenture Trustee or any successor or nominee) for all or any part of the Trust Indenture Estate, whether such receivership be incidental to a proposed sale of the Trust Indenture Estate or the taking of possession thereof or otherwise, and the Owner Trustee hereby consents to the appointment of such receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Trust Indenture Estate shall be entitled to exercise all of the rights and powers of the Indenture Trustee with respect to the Trust Indenture Estate.

      (f) Subject to the provisions of this Indenture, to the extent permitted by Applicable Law, upon the occurrence and during the continuation of an Indenture Event of Default the Owner Trustee irrevocably appoints the Indenture Trustee the true and lawful attorney-in-fact of the Owner Trustee (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Indenture, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power substitution, the Owner Trustee hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law. Nevertheless, if so requested by the Indenture Trustee or any purchaser, the Owner Trustee shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Indenture Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

      Section 7.04. Indenture Trustee May Prove Debt. If the Owner Trustee shall fail to pay any amount payable hereunder or under the Equipment Notes, the Indenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Owner Trustee and collect in the manner provided by law out of the property of the Owner Trustee wherever situated, the moneys adjudged or decreed to be payable; provided, that any sale of any portion of the Trust Indenture Estate shall be done in accordance with Sections 7.02 and 7.03(c) hereof.

      In case there shall be pending proceedings relative to the Owner Trustee under the Bankruptcy Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Owner Trustee or its property, or in case of any other comparable judicial proceedings relative to the Owner Trustee, or to the creditors or property of the Owner Trustee, the Indenture Trustee, irrespective of whether the principal of the Equipment Notes shall then be due and payable as therein or herein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                  (a) to file and prove a claim or claims for the whole amount of principal, interest and other amounts owing and unpaid in respect of the Equipment Notes or hereunder, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture

      Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Owner Trustee or to the creditors or property of the Owner Trustee,

                  (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

                  (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Indenture Trustee on their behalf;

and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to the Holders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or willful misconduct.

      Nothing contained herein shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Equipment Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

      All rights of action and rights to assert claims under this Indenture, or under any of the Equipment Notes, may be enforced by the Indenture Trustee without the possession of such Equipment Notes. Any trial or other proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders, as provided herein.

      In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party) the Indenture Trustee shall be held to represent all the

Holders of the Equipment Notes, and it shall not be necessary to make any Holders parties to such proceedings.

      Section 7.05. Remedies Cumulative. Each and every right, power and remedy given to the Indenture Trustee in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy specifically given herein or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee or the Holders, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or later any other right, power or remedy. No delay or omission by the Indenture Trustee or of any Holder in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Trustee or the Lessee or to be an acquiescence in any such default.

      Section 7.06. Suits for Enforcement. If an Indenture Event of Default has occurred, has not been waived and is continuing, the Indenture Trustee may in its discretion and subject to its rights of appropriate indemnification under Sections 7.09 and 9.03 and Article XI hereof proceed to protect and enforce its rights and rights of the Holders by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Indenture Trustee or the Holders by this Indenture or by law; provided that, any sale of any portion of the Trust Indenture Estate shall be done in accordance with Sections 7.02 and 7.03(c) hereof.

      Section 7.07. Discontinuance of Proceedings. In case the Indenture Trustee or any Holder shall have instituted any proceeding to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee or such Holder, then the Owner Trustee, the Indenture Trustee, any Owner Participant, the Holders and the Lessee shall, subject to any binding determination in such proceeding, be restored to their former positions and rights under this Indenture with respect to the Trust Indenture Estate, and all rights, remedies and powers of the Indenture Trustee and the Holders shall continue as if no such proceeding had been instituted.

      Section 7.08. Unconditional Right of Holders to Payments on Equipment Notes. Notwithstanding any other provision in this Indenture and any provision of any Equipment Note, the right of any Holder to receive payment of the principal of and interest and Make-Whole Premium, if any, on such Equipment Note on or after the respective due dates and in the manner expressed in such Equipment Note or to institute suit for the enforcement of any such payment on or after such respective dates as provided herein, shall not be impaired or affected without the consent of such Holder.

      Section 7.09. Control by Holders. The Majority in Interest of Holders shall have the right to direct the Indenture Trustee as to the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee under this Indenture, or exercising any trust or power conferred on the Indenture Trustee by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and the Indenture Trustee shall have received, to the extent provided in Sections
7.06 and 9.03 and Article XI hereof, such reasonable indemnification as it may require against the costs, expenses and liabilities to be incurred by the Indenture Trustee; and provided further that (subject to the provisions of Section 9.02 hereof) the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Indenture Trustee shall determine that the action or proceedings so directed would involve the Indenture Trustee in personal liability or if the Indenture Trustee in good faith shall so determine that the actions or forbearance specified in or pursuant to such direction shall be unduly prejudicial to the interests of Holders not joining in the giving of said direction, it being understood that (subject to Section 9.02 hereof) the Indenture Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders.

      Nothing in this Indenture shall impair the right of the Indenture Trustee in its discretion to take any action deemed proper by the Indenture Trustee and which is not inconsistent with the direction by the Majority in Interest of Holders.

      Section 7.10. Waiver of Past Indenture Default. Upon written instructions from the Majority in Interest of Holders, the Indenture Trustee shall waive any past Indenture Default and its consequences and upon any such waiver such Indenture Default shall cease to exist and any Indenture Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereon; provided, however, that in the absence of written instructions from all Holders and each Liquidity Provider, the Indenture Trustee shall not waive any Indenture Default (a) in the payment of the principal of or Make-Whole Premium, if any, or interest on, or other amounts due under, any Equipment Note then Outstanding, or (b) in respect of a covenant or provision of this Indenture which, under Article XIII hereof, cannot be modified or amended without the consent of each Holder.

      Section 7.11. Notice of Indenture Default. The Indenture Trustee shall transmit to the Owner Trustee, the Holders, the Liquidity Provider and the Owner Participant notice of any Indenture Event of Defaults actually known to a Responsible

Officer of the Indenture Trustee or any Indenture Event of Default or Indenture Default arising under Section 7.01(i) (arising out of a Lease Event of Default under Section 16(a) of the Lease) or 7.01(ii), such notice to be transmitted by mail to the Holders, the Liquidity Provider, the Owner Trustee and any Owner Participant promptly after the occurrence thereof, unless any such Indenture Default or Indenture Event of Default shall have been cured before the giving of such notice; provided that, except in the case of default in the payment of the principal of or interest on or any other amount due under any of the Equipment Notes, the Indenture Trustee shall be protected in withholding such notice to the Holders if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Indenture Trustee in good faith determines that the withholding of such notice is in the interests of the Holders. In the case of any Indenture Event of Default relating to a Lease Event of Default, the Indenture Trustee agrees to give the Holders, the Owner Trustee and the Owner Participant not less than ten Business Days prior notice of the date on which the Indenture Trustee may commence the exercise of any remedy made under Section 7.02.

                                  ARTICLE VIII

                           RIGHTS OF THE OWNER TRUSTEE
                            AND THE OWNER PARTICIPANT

      Section 8.01. Certain Rights of Owner Trustee and Owner Participant. (a) Except as provided in paragraph (a) immediately following the Granting Clause hereof and in Section 13.01 hereof, without the consent of a Majority in Interest of Holders, the respective parties to the Indenture Documents may not modify, amend or supplement any of said agreements, or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder; provided, however, that the actions specified in subsection (b) of this Section
8.01 may be taken without the consent of the Indenture Trustee or any Holder.

      (b) Subject to the provisions of subsection (c) of this Section 8.01, the Lessor and the respective parties to the Indenture Documents, at any time and from time to time, without the consent of the Indenture Trustee or of any Holder, may:

                  (1) so long as no Indenture Event of Default shall have occurred and be continuing, modify, amend or supplement the Lease, or give any waiver with respect thereto, except that without compliance with subsection (a) of this Section 8.01 the parties to the Lease shall not modify, amend or supplement, or give any waiver for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Lease as in effect on the effective date hereof: Sections 2, 3(c) (except to the extent such Section relates to amounts payable (whether directly or pursuant to this Indenture) to Persons other than Holders, each Liquidity Provider, the Subordination Agent and the Indenture Trustee in its individual capacity), 3(e) (except insofar as it relates to the address or account information of the Owner Trustee or the Indenture Trustee), 3(f), 3(g), 4, 6 (except in order to increase the Lessee's liabilities or enhance the Lessor's rights thereunder), 8 (except that additional requirements may be imposed on the Lessee), 9 (except for Section 9(f) and except that additional insurance requirements may be imposed on the Lessee), 10, 11(b) (except to impose additional requirements on the Lessee) 14(a) (except that further restrictions may be imposed on the Lessee), 16 (except to impose additional or more stringent Events of Default), 17 (except to impose additional remedies), 20(b) and 23(e) and any definition of terms used in the Lease, to the extent that any modification of such definition would result in a modification of the Lease not permitted pursuant to this subsection (b); provided that the parties to the Lease may take any such action without the consent of the Indenture Trustee or any Holder to the extent such action relates to the payment of amounts constituting, or the Owner Trustee's, the Owner Participant's or the Lessee's rights or obligations with respect to, Excepted Payments;

                  (2) modify, amend or supplement the Trust Agreement and any other Indenture Document (other than the Lease and the Participation Agreement), or give any consent, waiver, authorization or approval with respect thereto, in each case only to the extent any such action shall not materially adversely impact the interests of the Holders;

                  (3) modify, amend or supplement the Participation Agreement, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with subsection (a) of this
      Section 8.01 the parties to the Participation Agreement shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Participation Agreement as in effect on the effective date hereof: Article 4 and Section 8.01(b) (insofar as such Article 4 and Section 8.01(b) relate to the Indenture Trustee, the Pass-Through Trustee and the Holders), Article 5 and Sections 13.01, 15.08 and Articles 6 and 7 (insofar as such Articles relate to the Indenture Trustee; it being understood that only the Indenture Trustee's consent in respect thereof need be obtained) and any definition of terms used in the Participation Agreement, to the extent that any modification of such definition would result in a modification of the Participation Agreement not permitted pursuant to this subsection (b); and

                  (4) modify, amend or supplement any of the Indenture Documents in order to cure any ambiguity, to correct or supplement any provisions thereof which may be defective or inconsistent with any other provision thereof or of any provision of this Indenture, or to make any other provision with respect to matters or questions arising thereunder or under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided the making of any such other provision shall not adversely affect the interests of the Holders.

      (c) No modification, amendment, supplement, consent, waiver, authorization or approval with respect to the Lease or the Participation Agreement, whether effected pursuant to subsection (a) or pursuant to subsection (b) of this
Section 8.01 and anything in such subsections or elsewhere in this Indenture to the contrary notwithstanding, shall, without the consent of the Holder of each Outstanding Equipment Note affected thereby, and each Liquidity Provider,

                  (1) modify, amend or supplement the Lease in such a way as to extend the time of payment of Basic Rent or Termination Value or Supplemental Rent payable to the Holders or any Liquidity Provider or any other amounts payable for the account of the Holders or any Liquidity Provider (subject in any event to Section 3(e) of the Lease) upon the occurrence of an Event of Loss or Termination Value and any other amounts payable for the account of the Holders (subject in any event to Section 3(e) of the Lease) upon termination of the Lease with respect to the Aircraft payable under, or as provided in, the Lease as in effect on the effective date hereof, or reduce the amount of any installment of Basic Rent or Supplemental Rent so that the same is less than the payment of principal of, and interest on the Equipment Notes and Make-Whole Premium, if any, and amounts due to each Liquidity Provider, as the case may be, to be made from such installment of Basic Rent or Supplemental Rent, or reduce the aggregate amount of Termination Value, or any other amounts payable under, or as provided in, the Lease as in effect on the date of the Indenture Supplement, upon the occurrence of an Event of Loss so that the same is, as of the applicable Loss Payment Date, less than the accrued interest on and the principal of the Equipment Notes at the time Outstanding or reduce the aggregate amount of Termination Value and any other amounts payable under, or as provided in, the Lease as in effect on the date of the Indenture Supplement, upon termination of the Lease with respect to the Aircraft so that the same is, as of the applicable Termination Date, less than the accrued interest on, principal of and Make-Whole Premium, if any, of Equipment Notes at the time Outstanding, or

                  (2) modify, amend or supplement the Lease in such a way as to, or consent to any assignment of the Lease or give any consent, waiver, authorization or approval which would, release the Lessee from its absolute and unconditional obligations in respect of payment of Basic Rent or Supplemental Rent, or Termination Value and any other amounts payable for the account of the Holders (subject in any event to Section 3(e) of the Lease) upon the occurrence of an Event of Loss, or Termination Value and any other amounts payable for the account of the Holders (subject in any event to Section 3(e) of the

      Lease) with respect to the Aircraft, payable under, or as provided in, the Lease as in effect on the date of the Indenture Supplement, except for any such assignment pursuant to Section 2.11 hereof, and except as provided in the Lease as in effect on the date of the Indenture Supplement.

      (d) At all times so long as this Indenture is in effect and notwithstanding that an Indenture Event of Default has occurred and is continuing, the consent of the Owner Trustee (at the direction of the Owner Participant) shall be required in order (i) to amend, modify or supplement the Lease or any other Operative Document to which the Owner Trustee is a party or to waive compliance by the Lessee with any of its obligations thereunder and
(ii) to grant any consent requested under the Lease.

Notwithstanding the foregoing, but subject always to the provision of Section
15.05 hereof, the Indenture Trustee shall at all times have the right, to the exclusion of the Owner Trustee and the Owner Participant, to (A) declare the Lease to be in default under Section 17 (other than with respect to Excepted Payments) thereof and (B) subject only to the provisions of this Indenture, exercise the remedies set forth in Section 17 of the Lease (other than in connection with Excepted Payments).

      Nothing in this Indenture shall be deemed to prohibit the Owner Participant or the Owner Trustee from making demand on the Lessee for, or from commencing an action at law to obtain the payment of, or from receiving payment of, any Excepted Payment; provided, however, that if the Owner Trustee is proceeding under the Lease, the Owner Trustee shall proceed pursuant to Section 17(e), and only Section 17(e), of the Lease.

      Section 8.02. Owner Participant's Right to Prepay or Purchase the Equipment Notes. (a) If (i) an Event of Default shall have occurred and be continuing, (ii) the Indenture Trustee shall have taken action, or notified the Owner Trustee or Owner Participant that it intends to take action, to foreclose the Lien of this Indenture or otherwise commence the exercise of any significant remedy under Section 7.02 of this Indenture or Section 17 of the Lease or (iii) the Equipment Notes shall have become due and payable pursuant to Section 7.02(b) or (c) hereof, the Owner Participant (or the Owner Trustee on behalf of the Owner Participant) may, but shall be under no obligation to do either of the following:

      (1) direct the Owner Trustee to cause the prepayment of all, but not less than all, of the Equipment Notes then Outstanding by notifying the Indenture Trustee of such election, which notice in order to be effective shall state that it is irrevocable and shall designate a Prepayment Date which shall be a Business Day which shall be not less than 15 days after the date of such notice on which the Owner Trustee shall, in the manner provided for in Section 6.04 hereof, deposit the sum of amounts contemplated by paragraph "first" under
Section 5.03 and the aggregate Prepayment Price (determined in accordance with Section 6.02(b) hereof) of all such Equipment Notes with the Indenture Trustee. If such payment by the Owner Trustee to the Indenture Trustee is made, the Equipment Notes shall cease to accrue interest from and after the

Prepayment Date, and after distribution of such payment to the Holders, the Indenture Trustee shall release the Trust Indenture Estate from the Lien of this Indenture; or

      (2) purchase all, but not less than all, of the Outstanding Equipment Notes by notifying the Indenture Trustee of such election, which notice in order to be effective shall state that it is irrevocable and shall designate a date which shall be a Business Day which shall be not less than 15 days after the date of such notice on which the Owner Trustee shall pay to the Indenture Trustee an amount equal to the aggregate unpaid principal amount of all Outstanding Equipment Notes, together with accrued interest on such amount to the date of purchase, plus all other sums due any Holder or the Indenture Trustee hereunder or under the Participation Agreement or the Lease, but without any Make-Whole Premium (provided that the Make-Whole Premium shall be included if the purchase is made pursuant to clause (a)(i) above (but not pursuant to clause (a)(ii) or (a)(iii) above) when the Event of Default shall have occurred and been continuing for less than 180 days). Upon receipt by the Indenture Trustee of such amount, each Holder will be deemed, whether or not Equipment Notes shall have been delivered to the Indenture Trustee on such date, to have thereupon sold, assigned, transferred and conveyed (and shall promptly take such actions as the Owner Participant shall reasonably request to evidence such sale, assignment, transfer and conveyance) to the Owner Participant (without recourse or warranty of any kind except for its own acts), all of the right, title and interest of such Holder in and to the Trust Indenture Estate and this Indenture and all Equipment Notes held by such Holder and the former Holders shall not be entitled to receive any interest on the principal amount of such Equipment Notes after the purchase date, and the Owner Participant shall be deemed to have assumed (and shall promptly take such actions as any Holder shall reasonably request to evidence such assumption) all of such Holder's obligations under the Participation Agreement and this Indenture arising subsequent to such sale. If the Owner Trustee shall so request, such Holder will comply with all the provisions of Section 2.06 of this Indenture to enable new Equipment Notes to be issued to the Owner Participant in such authorized denominations as the Owner Participant shall request. All charges and expenses required pursuant to Section
2.06 hereof in connection with the issuance of any such new Equipment Notes shall be borne by the Owner Participant.

      (b) From and after the deposit by the Owner Trustee of the applicable Prepayment Price or purchase price with the Indenture Trustee pursuant to
Section 8.02(a) hereof, the Owner Trustee shall be entitled to exercise all remedies of the Indenture Trustee under Article VII hereof as well as of the Lessor under the Lease.

      Section 8.03. Certain Rights of Owner Participant. (a) If (A) there shall occur an Event of Default under the Lease as a result of the Lessee's failure to make any payment of an installment of Basic Rent, and (B) the Owner Trustee shall have paid or caused to be paid on or prior to the date which is 15 Business Days after the Owner Participant's receipt of written notice of such Event of Default all principal and interest on the Equipment Notes then due (as well as any interest on overdue principal and (to the extent permitted by applicable law) interest), but not including any principal or interest becoming due on account of such Event of Default, then the failure of the Lessee to make the payment of such installment of Basic Rent or of interest on account of such installment's being overdue shall not constitute or result in an Indenture Event of Default under this Indenture and any declaration based solely on the same shall be deemed to be automatically rescinded. Nothing contained in the preceding sentence shall be deemed to entitle the Owner Trustee to exercise any rights and powers or pursue any remedies pursuant to Section 17 of the Lease or otherwise except as set forth in this Indenture, and except that the Owner Trustee or the Owner Participant may attempt to recover any amount paid by it or them under this Indenture by demanding of the Lessee payment of such amount pursuant to Section 17(e), but only said Section 17(e), of the Lease. Upon curing any such Event of Default pursuant to this Section 8.03, the Owner Trustee or the Owner Participant, as the case may be, shall be subrogated on an unsecured basis to all the rights of the Indenture Trustee under the Lease in respect of the payment giving rise to such Event of Default, and any right to any interest in respect of the same, and shall be entitled to any payment of Basic Rent (or interest thereon) actually made by the Lessee in respect of such cured payment upon receipt by the Indenture Trustee; provided that no such amount shall be paid to the Owner Trustee or the Owner Participant until all amounts then due and payable to each Holder hereunder and thereunder shall have been paid in full and no Indenture Event of Default shall have occurred and be continuing and the Owner Trustee will not be entitled to recover any such payments, except pursuant to the foregoing right of subrogation, by demand or suit for damages. Notwithstanding anything in this Indenture or the Lease to the contrary, the Owner Participant and the Owner Trustee collectively, shall not be entitled to cure more than six Events of Default (no more than three of which may be consecutive) occasioned by defaults in the payment of Basic Rent.

      (b) If (A) there shall occur an Event of Default under the Lease for any reason other than the Lessee's failure to make any payment of an installment of Basic Rent and (B) the Owner Trustee shall have taken or caused to be taken such action necessary to cure and shall have cured such Event of Default prior to the date which is 15 Business Days after the Owner Participant's receipt of the written notice of such Event of Default, then the failure of the Lessee to perform such covenant, condition or agreement, the observance or performance of which was accomplished by the Owner Trustee hereunder shall not constitute or result in an Indenture Event of Default under this Indenture and any declaration based solely on the same shall be deemed to be automatically rescinded. Nothing contained in the preceding sentence shall be deemed to entitle the Owner Trustee or the Owner Participant to exercise any rights and powers or pursue any remedies pursuant to Section 17 of the Lease or otherwise except as set forth in this Indenture, and except that the Owner Trustee or the Owner Participant may attempt to recover any amount paid by it or them in effecting such cure by demanding of the Lessee payment of such amount, plus any interest due, or by commencing an action at law or in equity against the Lessee for the payment of such amount pursuant to Section 17(e), but only Section 17(e), of the Lease. Upon curing any such Event of Default pursuant to this Section 8.03(b), the Owner Trustee or the Owner Participant, as the case may be, shall be subrogated to all the rights of the

Indenture Trustee under the Lease in respect of the payment, agreement or covenant giving rise to such Event of Default, and any right to any interest in respect of the same, and shall be entitled to any payment or other performance upon receipt by the Indenture Trustee; provided that no such amount shall be paid to the Owner Trustee or the Owner Participant until all amounts then due and payable to each Holder hereunder and thereunder shall have been paid in full and no Indenture Event of Default shall have occurred and be continuing.

                                   ARTICLE IX

                        CONCERNING THE INDENTURE TRUSTEE

      Section 9.01. Acceptance of Trusts. The Indenture Trustee in its individual capacity hereby accepts the trusts imposed upon it by this Indenture, and covenants and agrees to perform the same as expressed herein and agrees to receive and disburse all moneys constituting part of the Trust Indenture Estate in accordance with the terms hereof.

      Section 9.02. Duties Before, and During, Existence of Indenture Event of Default. (a) The Indenture Trustee, prior to the occurrence of an Indenture Event of Default and after the curing or waiving of all Indenture Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. So long as an Indenture Event of Default has occurred and has not been cured or waived, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act (or any simple negligence in the handling of funds) or its own willful misconduct, except that:

      (i) prior to the occurrence of an Indenture Event of Default and after the curing or waiving of all Indenture Events of Default which may have occurred:

                  (x) the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture, and the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read in to this Indenture against the Indenture Trustee; and

                  (y) in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificate or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

      (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

      (iii) the Indenture Trustee shall not be liable with respect to any action taken or not taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of Outstanding Equipment Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

      None of the provisions contained in this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Indenture Trustee shall have determined in good faith that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

      The Indenture Trustee agrees that it will execute and the Owner Trustee agrees that it will, at the expense of the Lessee, file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created hereunder in the Trust Indenture Estate as may be specified from time to time in written instructions of the Holders of not less than 25% in aggregate principal amount of Equipment Notes (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the execution form of such continuation statement so to be filed); provided that, notwithstanding the foregoing, the Indenture Trustee may execute and file or cause to be filed any financing statement which it from time to time deems appropriate.

      (b) [Reserved].

      (c) The Indenture Trustee agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Article XI hereof or under any other Operative Agreement) promptly take such action as may be necessary duly to discharge all Indenture Trustee's Liens on any part of the Trust Indenture Estate.

      (d) [Reserved]

      (e) The Indenture Trustee will furnish to each Holder promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Indenture Trustee, to the extent that the same shall not have been otherwise furnished to such Holder pursuant to this Indenture or to the extent the Indenture Trustee does not reasonably believe that the same shall have been furnished by the Lessee directly to such Holder.

      Section 9.03. Certain Rights of the Indenture Trustee. Subject to Section
9.02 hereof:

      (a) the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) any request, direction, order or demand of the Owner Trustee mentioned herein shall be sufficiently evidenced by an Officer's Certificate (unless other evidence in respect thereof be herein specifically prescribed) upon which the Indenture Trustee may rely to prove or establish a matter set forth therein;

      (c) the Indenture Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

      (d) the Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

      (e) the Indenture Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

      (f) prior to the occurrence of an Indenture Event of Default hereunder and after the curing or waiving of all Indenture Events of Default, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Majority in Interest of Holders; provided that, if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the

Indenture Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Owner Trustee or, if paid by the Indenture Trustee or any predecessor trustee, shall be repaid by the Owner Trustee upon demand; and

      (g) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

      Section 9.04. Indenture Trustee Not Responsible for Recitals, Equipment Notes, or Proceeds. The Indenture Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Equipment Notes, except the Indenture Trustee's certificates of authentication. The Indenture Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Equipment Notes. The Indenture Trustee shall not be accountable for the use or application by the Owner Trustee of any of the Equipment Notes or of the proceeds thereof.

      Section 9.05. Indenture Trustee and Agents May Hold Equipment Notes; Collections, etc. The Indenture Trustee or any agent of the Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Equipment Notes with the same rights it would have if it were not the Indenture Trustee or such agent and may otherwise deal with the Owner Trustee and receive, collect, hold and retain collections from the Owner Trustee with the same rights it would have if it were not the Indenture Trustee or such agent.

      Section 9.06. Moneys Held by Indenture Trustee. Subject to Sections 5.08 hereof and 14.04 hereof, all moneys received by the Indenture Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Owner Trustee nor, subject to Section 5.08 hereof, the Indenture Trustee nor any agent thereof shall be under any liability for interest on any moneys received by it hereunder.

      Section 9.07. Right of Indenture Trustee to Rely on Officer's Certificate, etc. Subject to Sections 9.02 and 9.03 hereof, whenever in the administration of the trusts of this Indenture the Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be specifically prescribed herein) may, in the absence of bad faith on the part of the Indenture Trustee, be deemed to be conclusively proved and established by an Officer's Equipment Note delivered to the Indenture Trustee, and such certificate, in the absence of bad faith on the part of the Indenture Trustee, shall be full warrant to the Indenture Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

      Section 9.08. Replacement Airframes and Replacement Engines. At any time and from time to time any Airframe or Engine may, or is required to, be replaced under Section 8(a) or 7(e) of the Lease by a Replacement Airframe or Replacement Engine, as the case may be, shall be replaced in accordance with the provisions of this Section 9.08 and the provisions of such Sections of the Lease, the Owner Trustee shall, from time to time, direct the Indenture Trustee to execute and deliver to or as directed in writing by the Owner Trustee an appropriate instrument releasing such Airframe and/or Engine as appropriate from the Lien of this Indenture and the Indenture Trustee shall execute and deliver such instrument as aforesaid without recourse or warranty, but only upon receipt by or deposit with the Indenture Trustee of the following:

      (1) A written request from the Owner Trustee requesting such release and specifically describing the Airframe and/or Engine(s) to be so released.

      (2) A certificate signed by a duly authorized officer of the Lessee stating the following:

      A. With respect to the replacement of any Airframe:

                  (i) a description of the Airframe subject to the Event of Loss including the manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number;

                  (ii) a description of the Replacement Airframe, including the manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number;

                  (iii) that on the date of the supplement to this Indenture relating to the Replacement Airframe the Owner Trustee will be the legal owner of and have good title to such Replacement Airframe free and clear of all Liens except Permitted Liens that such Replacement Airframe will on such date be in at least as good operating condition and repair as required by the terms of the Lease, and that such Replacement Airframe has been or, substantially concurrently with such replacement, will be duly registered in the name of the Owner Trustee under the Transportation Code or under the law then applicable to the registration of the Airframe subject to the Event of Loss and that an airworthiness certificate has been duly issued under the Aviation Act (or such other applicable law) with respect to such Replacement Airframe and that such registration and certificate is, or will be, in full force and effect, and that the Lessee will have the full right and authority to use such Replacement Airframe;

                  (iv) that the insurance required by Section 9 of the Lease is in full force and effect with respect to such Replacement Airframe;

                  (v) that the Replacement Airframe is of the same or an improved make or model as the Airframe requested to be released from this Indenture;

                  (vi) that the value of the Replacement Airframe as of the date of such certificate is not less than the value of the Airframe requested to be released (assuming such Airframe was in the condition and repair required to be maintained under the Lease);

                  (vii) that no Event of Default exists or would result from the making and granting of the request for release and the addition of a Replacement Airframe;

                  (viii) that the release of the Airframe subject to the Event of Loss will not impair the security of the Indenture in contravention of any of the provisions of this Indenture;

                  (ix) that upon such replacement, the Lien of this Indenture will apply to the Replacement Airframe and such Lien will be a first priority security interest in favor of the Indenture Trustee; and

                  (x) that each of the conditions specified in Section 8(d) of the Lease with respect to such Replacement Airframe has been satisfied.

      B. With respect to the replacement of any Engine:

                  (i) a description of the Engine subject to the Event of Loss including the manufacturer's serial number;

                  (ii) a description of the Replacement Engine including the manufacturer's name, the engine model and serial number;

                  (iii) that on the date of the supplement to this Indenture relating to the Replacement Engine the Owner Trustee will be the legal owner of such Replacement Engine free and clear of all Liens except Permitted Liens, and that such Replacement Engine will on such date be in at least as good operating condition and repair as required by the terms of the Lease and will otherwise conform to the requirements set forth in the definition of "Replacement Engine";

                  (iv) that the value of the Replacement Engine as of the date of such certificate is not less than the value of the Engine to be released (without regard to the number of hours or cycles remaining until the next scheduled maintenance visit, and assuming such Engine was in the condition and repair required to be maintained under the Lease);

                  (v) that the release of the Engine subject to the Event of Loss will not impair the security of the Indenture in contravention of any of the provisions of this Indenture;

                  (vi) that upon such replacement, the Lien of this Indenture will apply to the Replacement Engine and such Lien will be a first priority security interest in favor of the Indenture Trustee; and

                  (vii) that each of the conditions specified in Section 7(e) of the Lease with respect to such Replacement Engine has been satisfied.

      (3) The appropriate instruments (i) transferring to the Owner Trustee title to the Replacement Airframe or Replacement Engine to be received as consideration for the Airframe or Engine to be released and (ii) assigning to the Owner Trustee the benefit of all manufacturer's and vendor's warranties, if any, generally available with respect to such Replacement Airframe or Replacement Engine, and a supplement to this Indenture subjecting such Replacement Airframe or Replacement Engine to the Trust Agreement and to the Lien of this Indenture.

      (4) A certificate from a firm of independent aircraft appraisers of national standing reasonably satisfactory to the Indenture Trustee and the Owner Trustee confirming the accuracy of the information set forth in clause (2)A(vi) of this Section 9.08.

      (5) The opinions of counsel to the Lessee (which may be Lessee's General Counsel), or (with respect to those matters set forth in clause (ii) below relating to the filing of documents pursuant to the Transportation Code) of the Lessee's special aviation counsel, or (in either case) other counsel reasonably satisfactory to the Indenture Trustee, stating that:

                  (i) the certificates, opinions and other instruments and/or property which have been or are therewith delivered to and deposited with the Indenture Trustee conform to the requirements of this Indenture and the Lease and, upon the basis of such application, the property so sold or disposed of may be properly released from the Lien of this Indenture and all conditions precedent herein provided for relating to such release have been complied with; and

                  (ii) the Replacement Airframe or Replacement Engine has been validly subjected to the Lien of this Indenture and covered by the Lease, the instruments subjecting such Replacement Airframe or Replacement Engine to the Lease and to the Lien of this Indenture, as the case may be, have been duly filed for recordation pursuant to the Transportation Code or any other law then applicable to the registration of the Aircraft, and no further action, filing or recording of any document is necessary or advisable in order to establish and perfect the title of the Owner Trustee to and the Lien of this Indenture on such Replacement Airframe or Replacement Engine and, with respect to a

      Replacement Airframe, the Indenture Trustee would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to such Replacement Airframe, provided, that such opinion need not be to the effect specified in the foregoing clause to the extent that the benefits of such Section 1110 would not have been, by reason of a change in law or governmental interpretation thereof after the date hereof, available to the Indenture Trustee with respect to the Aircraft immediately prior to such substitution had such Event of Loss not occurred.

      Section 9.09. Indenture Supplement for Replacements. In the event of the substitution of a Replacement Airframe or a Replacement Engine as contemplated by Section 8(a) or 7(e) of the Lease, as the case may be, the Owner Trustee and the Indenture Trustee agree for the benefit of the Holders and the Lessee, subject to fulfillment of the conditions precedent and compliance by the Lessee with its obligations set forth in Section 8(a) or 7(e) of the Lease, as the case may be, to execute and deliver a supplement to this Indenture as contemplated by
Section 9.08(3) hereof and, provided no Event of Default shall have occurred and be continuing, execute and deliver to the Lessee an appropriate instrument releasing the Airframe or Engine being replaced from the Lien of this Indenture.

      Section 9.10. Effect of Replacement. In the event of the substitution of a Replacement Airframe or a Replacement Engine as contemplated by Section 8(a) or 7(e) of the Lease, as the case may be, and Section 9.08 hereof, all provisions of this Indenture relating to the Airframe or Engine or Engines being replaced shall be applicable to such Replacement Airframe or Replacement Engine or Engines with the same force and effect as if such Replacement Airframe or Replacement Engine or Engines were the same Airframe or engine or engines, as the case may be, as the Airframe or Engine or Engines being replaced but for any Event of Loss with respect to the Airframe or Engine or Engines being replaced.

      Section 9.11. Compensation. The Owner Trustee covenants and agrees to pay, and the Indenture Trustee shall be entitled to receive, reasonable compensation and payment or reimbursement for its reasonable advances, expenses and disbursements (including the reasonable compensation and expenses and disbursements of its counsel, agents and other persons not regularly in its employ) in connection with its services rendered hereunder or in any way relating to or arising out of the administration of the Trust Indenture Estate and shall have a priority claim on the Trust Indenture Estate for the payment of such compensation, advances, expenses and disbursements to the extent that such compensation, advances, expenses and disbursements shall not be paid by the Lessee, and shall have the right to use or apply any moneys held by it hereunder in the Trust Indenture Estate toward such payments; provided that, so long as the Lease is in effect, the Indenture Trustee shall not make any claim for payment under this Section 9.11 against the Owner Trustee without first making demand on the Lessee for payment of such claim. The Indenture Trustee agrees that it shall have no right against any Holder, Trust Company, or the Owner Participant for any fee as compensation for its services as trustee under this Indenture.

                                    ARTICLE X

                             CONCERNING THE HOLDERS

      Section 10.01. Evidence of Action Taken by Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, if expressly required herein, to the Owner Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 9.02 and 9.03 hereof) conclusive in favor of the Indenture Trustee and the Owner Trustee, if made in the manner provided in this Article.

      (b) For the purpose of determining the Holders entitled to vote or consent to any direction, waiver or other action of such Holders under Section 7.10 or
7.11 hereof, the Lessee may set a record date for such vote or consent by specifying such record date in an Officer's Certificate delivered to the Indenture Trustee. Such record date shall be a date not more than 15 days prior to the first solicitation of such vote or consent.

      Section 10.02. Proof of Execution of Instruments and of Holding of Equipment Notes. Subject to Sections 9.02 and 9.03 hereof, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Indenture Trustee. The holding of Equipment Notes shall be proved by the Register or by a certificate of the Registrar.

      Section 10.03. Holders to Be Treated as Owners. Prior to due presentment for registration of transfer of any Equipment Note, the Owner Trustee, the Indenture Trustee, any agent of the Owner Trustee or the Indenture Trustee, the Paying Agent, if any, the Registrar and the Lessee shall deem and treat the Person in whose name such Equipment shall be registered upon the Register as the absolute owner of such Equipment Note (whether or not such Equipment Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Equipment Note and for all other purposes; and neither the Owner Trustee nor the Indenture Trustee (nor any agent of the Owner Trustee or the Indenture Trustee) nor the Paying Agent, if any, nor the Registrar nor the Lessee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Equipment Note.

      Section 10.04. Equipment Notes Owned by Owner Trustee or Lessee Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Equipment Notes have concurred in any direction, consent or waiver under this Indenture, Equipment Notes which are owned by the Owner Trustee, any Owner Participant, the Lessee or any Affiliate thereof shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such direction, consent or waiver, only if a Responsible Officer of the Indenture Trustee has actual knowledge that certain Equipment Notes are so owned by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Owner Trustee, such Owner Participant, Trust Company or the Lessee shall such Equipment Notes be so disregarded; and provided further that if all Equipment Notes which would be deemed Outstanding in the absence of the foregoing provision are owned by the Owner Trustee, Trust Company or any Owner Participant or by any Affiliate thereof, then such Equipment Notes shall be deemed Outstanding for the purpose of any such determination. Equipment Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Equipment Notes and that the pledgee is not the Owner Trustee, the Owner Participant, Trust Company or the Lessee or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Owner Trustee, the Owner Participant, Trust Company or the Lessee. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Indenture Trustee in accordance with such advice, unless the Lessee, the Owner Trustee, Trust Company, or the Owner Participant are actually named in the Register. Upon request of the Indenture Trustee, the Owner Trustee, the Owner Participant, Trust Company and the Lessee shall furnish to the Indenture Trustee promptly an Officer's Certificate listing and identifying all Equipment Notes, if any, known by the Owner Trustee, the Owner Participant, Trust Company or the Lessee to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 9.02 and 9.03 hereof, the Indenture Trustee shall be entitled to accept such Officer's Certificate as conclusive evidence of the facts set forth therein and of the fact that all Equipment Notes not listed therein are outstanding for the purpose of any such determination.

      Section 10.05. ERISA. Any Person, other than the Subordination Agent and any Pass-Through Trustee, who is acquiring the Equipment Notes will be deemed to represent and warrant that (i) no assets of an employee benefit plan subject to Title I of ERISA or an individual retirement account or plan subject to Section 4975 of the Code, or any trust established under any such plan or account, have been used to acquire or hold any of the Equipment Notes, or (ii) that one or more administrative or statutory exemptions from the prohibited transaction rules under Section 406 of ERISA and Section 4975 of the Code applies to its purchase and holding of the Equipment Notes such that its purchase and holding of the Equipment Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code.

                                   ARTICLE XI

                          INDEMNIFICATION OF INDENTURE
                            TRUSTEE BY OWNER TRUSTEE

      The Owner Trustee, not individually but solely in its capacity as Owner Trustee, hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Indenture Trustee, in its individual capacity, and its successors, assigns, agents and servants solely from the Lessor's Estate, with respect to the claims of the Indenture Trustee for payment or reimbursement under Section 9.11 hereof and from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Indenture Trustee on or measured by any compensation received by the Indenture Trustee for its services under this Indenture and any taxes excluded from the Lessee's indemnity obligation under Section 6.01(b) of the Participation Agreement), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Indenture Trustee (whether or not also agreed to be indemnified against by any other person under any other document) in any way relating to or arising out of this Indenture, or any other Indenture Documents or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft or any Engine (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Indenture Estate or the action or inaction of the Indenture Trustee hereunder, except only (a) in the case of willful misconduct or gross negligence of the Indenture Trustee in the performance of its duties hereunder, (b) as may result from the inaccuracy of any representation or warranty of the Indenture Trustee in the Participation Agreement, (c) as otherwise provided in Section 9.02(c) hereof or (d) as otherwise excluded by the terms of Article 6 or Article 7 of the Participation Agreement from the Lessee's general indemnity or general tax indemnity to the Indenture Trustee under said Article; provided that so long as the Lease is in effect, the Indenture Trustee shall not make any claim under this Article XI for any claim or expense indemnified by the Lessee under the Participation Agreement without first making demand on the Lessee for payment of such claim or expense. The Indenture Trustee shall be entitled to indemnification, from the Trust Indenture Estate, for any liability, obligation, loss, damage, penalty, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this
Article XI to the extent not reimbursed by the Lessee or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same the Indenture Trustee shall have a prior Lien on the Trust Indenture Estate. The indemnities contained in this Article XI shall survive the termination of this Indenture and the resignation or removal of the Indenture Trustee. Upon payment in full by the Owner Trustee of any indemnity pursuant to this Article XI, the Owner Trustee shall, so long as no Indenture Event of Default shall have occurred and be continuing, be subrogated to the rights of the Indenture Trustee, if any, in respect of the matter as to which the indemnity was paid.

                                   ARTICLE XII

                               SUCCESSOR TRUSTEES

      Section 12.01. Notice of Successor Owner Trustee. In the case of any appointment of a successor to the Owner Trustee pursuant to the Trust Agreement or any merger, conversion, consolidation or sale of substantially all of the corporate trust business of the Owner Trustee pursuant to the Trust Agreement, the successor Owner Trustee shall give prompt written notice thereof to the Indenture Trustee.

      Section 12.02. Resignation and Removal of Indenture Trustee: Appointment of Successor. (a) The Indenture Trustee or any successor thereto may resign at any time without cause by giving at least 30 days' prior written notice to the Owner Trustee, the Owner Participant, the Lessee and each Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In addition, the Lessee, the Majority in Interest of the Holders or the Owner Trustee (with the consent of the Lessee and the Majority in Interest of the Holders) may at any time remove the Indenture Trustee without cause by an instrument in writing delivered to the Lessee, the Owner Trustee, the Owner Participant, and the Indenture Trustee, and the Indenture Trustee shall promptly notify each Holder thereof of such action in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In the case of the resignation or removal of the Indenture Trustee, the Majority in Interest of the Holders (based on the recommendation of the Lessee) or the Owner Trustee (with the consent of the Lessee and the Majority in Interest of the Holders), may appoint a successor Indenture Trustee by an instrument signed by such Holders. If a successor Indenture Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Indenture Trustee, the Owner Trustee, the Lessee, the Owner Participant, or any Holder may apply to any court of competent jurisdiction to appoint a successor Indenture Trustee to act until such time, if any, as a successor shall have been appointed as provided above. The successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as provided above.

      (b) In case at any time any of the following shall occur:

                  (i) the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 12.03 hereof and shall fail to resign after written request therefor by the Owner Trustee or by any Holder; or

                  (ii) the Indenture Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then the Owner Trustee may remove the Indenture Trustee and, with the consent of the Lessee, appoint a successor trustee by written instrument, in duplicate, executed by a Responsible Officer of the Owner Trustee, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.13 hereof, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated Holders, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Indenture Trustee and appoint a successor trustee, which removal and appointment shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 12.04 hereof. The successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as provided above within one year from the date of appointment by such court.

      Section 12.03. Persons Eligible for Appointment as Indenture Trustee. There shall at all times be an Indenture Trustee hereunder which shall be (i)(x) a bank or trust company organized and doing business under the laws of the United States of America or any state or the District of Columbia having a combined capital and surplus of at least $75,000,000 or (y) a bank or trust company whose obligations hereunder are fully guaranteed by a direct or indirect parent thereof having a combined capital and surplus of at least $75,000,000 and
(ii) a Person authorized under applicable law to exercise corporate trust powers and subject to supervision of examination by Federal, state or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 12.02 hereof.

      Section 12.04. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 12.02 hereof shall execute and deliver to the Owner Trustee, the Lessee, and to its predecessor trustee an instrument accepting such appointment hereunder, in form and substance reasonably satisfactory to the Owner Trustee, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Owner Trustee or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 14.04 hereof, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Owner Trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Article XI hereof.

      No successor trustee shall accept appointment as provided in this Section
12.04 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 12.03 hereof.

      Upon acceptance of appointment by a successor trustee as provided in this
Section 12.04, the successor trustee shall mail notice thereof by first-class mail to the Holders at their last addresses as they shall appear in the Register, and shall mail a copy of such notice to the Lessee and the Owner Trustee. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 12.02 hereof.

      Section 12.05. Merger, Consolidation or Succession to Business of Indenture Trustee. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Indenture Trustee, shall be the successor to the Indenture Trustee hereunder, provided that, anything herein to the contrary notwithstanding, such corporation shall be eligible under the provisions of
Section 12.03 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

      In case at the time such successor to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Equipment Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Equipment Notes so authenticated; and, in case at that time any of the Equipment Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Equipment Notes either in the name of any predecessor hereunder or in the name of the successor Indenture Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Equipment Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Indenture Trustee or to authenticate Equipment Notes in the name of any predecessor Indenture

Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

      Section 12.06. Appointment of Separate Trustees. (a) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Indenture Estate may at the time be located or in which any action of the Indenture Trustee may be required to be performed or taken, the Indenture Trustee, by an instrument in writing signed by it, may appoint one or more individuals or corporations to act as a separate trustee or separate trustees or co-trustee, acting jointly with the Indenture Trustee, of all or any part of the Trust Indenture Estate, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Indenture Trustee to act.

      (b) The Indenture Trustee and, at the request of the Indenture Trustee, the Owner Trustee, shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully confirming such title, rights or duties to such separate trustee or separate trustees or co-trustee. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he or they shall be vested with such title to the Trust Indenture Estate or any part thereof, and with such rights, powers, duties and obligations, as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Indenture Trustee, or the Indenture Trustee and such separate trustee or separate trustees or co-trustee jointly with the Indenture Trustee subject to all the terms of this Indenture, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee, as the case may be. Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Indenture Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name. In case any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Indenture Estate and all assets, property, rights, powers, duties and obligations and duties of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Indenture Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

      (c) All provisions of this Indenture which are for the benefit of the Indenture Trustee (including without limitation Article XI hereof) shall extend to and apply to each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 12.06.

      (d) Every additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act and the Indenture Trustee shall act, subject to the following provisions and conditions:

                  (i) all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody, investment and payment of moneys shall be exercised solely by the Indenture Trustee;

                  (ii) all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed and exercised or performed by the Indenture Trustee and such additional trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Indenture Estate in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees;

                  (iii) no power hereby given to, or exercisable by, any such additional trustee or separate trustee shall be exercised hereunder by such additional trustee or separate trustee except jointly with, or with the consent of, the Indenture Trustee; and

                  (iv) no trustee hereunder shall be liable either personally or in its capacity as such trustee, by reason of any act or omission of any other trustee hereunder.

If at any time the Indenture Trustee shall deem it no longer necessary or prudent in order to conform to any such law, the Indenture Trustee shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional trustee or separate trustee.

      (e) Any request, approval or consent in writing by the Indenture Trustee to any additional trustee or separate trustee shall be sufficient warrant to such additional trustee or separate trustee, as the case may be, to take such action as may be so requested, approved or consented to.

      (f) Notwithstanding any other provision of this Section 12.06, the powers of any additional trustee or separate trustee shall not exceed those of the Indenture Trustee hereunder.

                                  ARTICLE XIII

                       SUPPLEMENTS AND AMENDMENTS TO THIS
                       TRUST INDENTURE AND OTHER DOCUMENTS

      Section 13.01. Supplemental Indentures Without Consent of Holders. The Owner Trustee (when authorized by the Owner Participant) and the Indenture Trustee, without consent of the Holders, may enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

      (a) to convey, transfer, assign, mortgage or pledge any property or assets to the Indenture Trustee as security for the Equipment Notes;

      (b) to evidence the succession of another corporation to the Owner Trustee or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Owner Trustee herein and in the Equipment Notes;

      (c) to add to the covenants of the Owner Trustee such further covenants, restrictions, conditions or provisions as it and the Indenture Trustee shall consider to be for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Indenture Event of Default permitting the enforcement of all or any of the several remedies provided herein; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Indenture Event of Default or may limit the remedies available to the Indenture Trustee upon such an Indenture Event of Default or may limit the right of not less than the Majority in Interest of Holders to waive such an Indenture Event of Default;

      (d) to surrender any right or power conferred herein upon the Owner Trustee or the Owner Participant;

      (e) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Owner Trustee may deem necessary or desirable and which shall not adversely affect the interests of the Holders;

      (f) to correct or amplify the description of any property at any time subject to the Lien of this Indenture or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Indenture or to subject any Replacement Airframe or Replacement Engine to the Lien of this Indenture in accordance with the provisions hereof or with the Lease or to release from the Lien of this Indenture property that has been substituted on or removed from the Aircraft as contemplated in Section 3.07 hereof; provided that supplements to this Indenture entered into for the purpose of subjecting any Replacement Airframe or Replacement Engine to the Lien of this Indenture need only be executed by the Owner Trustee and the Indenture Trustee;

      (g) to provide for the issuance under this Indenture of Equipment Notes in coupon form (including Equipment Notes registrable as to principal only) and to provide for exchangeability of such Equipment Notes with Equipment Notes issued hereunder in fully registered form, and to make all appropriate changes for such purpose;

      (h) to effect the re-registration of the Aircraft pursuant to Section 4.02(b) of the Participation Agreement; and

      (i) to add, eliminate or change any provision hereunder so long as such action shall not adversely affect the interests of the Holders.

      The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be contained therein and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Indenture Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

      Any such supplemental indenture may be executed without the consent of the Holders notwithstanding any of the provisions of Section 13.02 hereof.

      Section 13.02. Supplemental Indentures With Consent of Holders. With the consent (evidenced as provided in Article X) of the Majority in Interest of Holders, the Owner Trustee (when authorized by the Owner Participant) and the Indenture Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each and every Holder and each Liquidity Provider, no such amendment of or supplement to this Indenture or any indenture supplemental hereto, or modification of the terms of, or consent under, any thereof, shall (a) modify any of the provisions of Section 7.11 hereof or this Section 13.02, (b) reduce the amount or extend the time of payment of any amount owing or payable under any Equipment Note or reduce the interest payable on any Equipment Note, or alter or modify the provisions of Article V hereof with respect to the order of priorities in which distributions thereunder shall be made as among Holders of different Series of Equipment Notes or as between the Holder and the Owner Trustee or the Owner

Participant or with respect to the amount or time of payment of any such distribution, or alter or modify the circumstances under which a Make-Whole Premium shall be payable, or alter the currency in which any amount payable under any Equipment Note is to be paid, or impair the right of any Holder to commence legal proceedings to enforce a right to receive payment hereunder or
(c) create or permit the creation of any Lien on the Trust Indenture Estate or any part thereof prior to or pari passu with the Lien of this Indenture, except as expressly permitted herein, or deprive any Holder of the benefit of the Lien of this Indenture on the Trust Indenture Estate, except as provided in Section
7.02 hereof or in connection with the exercise of remedies under Article VII. This Section 13.02 shall not apply to any indenture or indentures supplemental hereto permitted by, and complying with the terms of, Section 13.06 hereof.

      Upon the request of the Owner Trustee (at the direction of the Owner Participant) and upon the filing with the Indenture Trustee of evidence of the consent of Holders and other documents, if any, required by Section 10.01, the Indenture Trustee shall join with the Owner Trustee and the Lessee in the execution of such supplemental indenture unless such supplemental indenture affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Indenture Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

      It shall not be necessary for the consent of the Holders under this
Section 13.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

      Promptly after the execution by the Owner Trustee, the Indenture Trustee and the Lessee of any supplemental indenture pursuant to the provisions of this Section, the Indenture Trustee shall mail a notice thereof by first-class mail to the Holders at their addresses as they shall appear on the registry books of the Registrar, setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

      Section 13.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Indenture Trustee, the Owner Trustee, the Lessee and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

      Section 13.04. Documents to Be Given to Indenture Trustee. The Indenture Trustee, subject to the provisions of Sections 9.02 and 9.03, may receive an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

      Section 13.05. Notation on Equipment Notes in Respect of Supplemental Indentures. Equipment Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Indenture Trustee as to any matter provided for by such supplemental indenture. If the Owner Trustee or the Indenture Trustee shall so determine, new Equipment Notes so modified as to conform, in the opinion of the Owner Trustee and the Indenture Trustee, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Owner Trustee, authenticated by the Indenture Trustee and delivered in exchange for the Outstanding Equipment Notes.

      Section 13.06. No Request Necessary for Lease Supplement or Indenture Supplement. Notwithstanding anything contained in Section 13.02 hereof, no written request or consent of the Indenture Trustee, any Holder or the Owner Participant pursuant to Section 13.02 hereof shall be required to enable the Owner Trustee to enter into any supplement to the Lease with the Lessee in accordance with the terms and conditions of the Lease to subject a Replacement Airframe or Replacement Engine thereto or to execute and deliver any supplement to the Indenture (including the Indenture Supplement) pursuant to the terms hereof.

      Section 13.07. Notices to Liquidity Providers. Any request made to any Holder for consent to any amendment, supplement or waiver pursuant to Section 7.11, 8.01 or this Article XIII shall be promptly furnished by the Indenture Trustee to each Liquidity Provider.

                                   ARTICLE XIV

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                                UNCLAIMED MONEYS

      Section 14.01. Satisfaction and Discharge of Indenture: Termination of Indenture. If at any time after (a) the Owner Trustee shall have paid or caused to be paid the principal of and interest on all the Equipment Notes outstanding hereunder, as and when the same shall have become due and payable and provided that there shall be no Secured Obligations due to the Indenture Indemnitees, or
(b) the Owner Trustee shall have delivered to the Indenture Trustee for cancellation all Equipment Notes theretofore authenticated (other than any Equipment Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07 hereof), then this Indenture shall cease to be of further effect, and the Indenture Trustee, on demand of the Owner Trustee and at the cost and expense of the

Owner Trustee, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture. The Owner Trustee agrees to reimburse and indemnify the Indenture Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Indenture Trustee for any services thereafter reasonably and properly rendered by the Indenture Trustee in connection with this Indenture or the Equipment Notes.

      Upon (or at any time after) payment in full to the Indenture Trustee, as trust funds, of the principal of and interest on and Make-Whole Premium, if any, and all other amounts due hereunder and under all Equipment Notes and of any Secured Obligations owed to the Indenture Indemnitees, and provided that there shall then be no other amounts due to the Indenture Trustee hereunder or under the Participation Agreement or otherwise secured hereby, the Owner Trustee shall direct the Indenture Trustee to execute and deliver to or as directed in writing by the Owner Trustee an appropriate instrument releasing the Aircraft from the Lien of this Indenture and releasing the Indenture Documents from the assignment thereof hereunder, and the Indenture Trustee shall execute and deliver such instrument as aforesaid and, at the Owner Trustee's expense, will execute and deliver such other instruments or documents as may be reasonably requested by the Owner Trustee to give effect to such release; provided, however, that this Indenture and the trusts created hereby shall terminate earlier and this Indenture shall be of no further force or effect upon any sale or other final disposition by the Indenture Trustee of all property forming a part of the Trust Indenture Estate and the final distribution by the Indenture Trustee of all moneys or other property or proceeds constituting part of the Trust Indenture Estate in accordance with the terms hereof. Except as aforesaid otherwise provided, this Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

      Section 14.02. Application by Indenture Trustee of Funds Deposited for Payment of Equipment Notes. Subject to Section 14.04 hereof, all moneys deposited with the Indenture Trustee pursuant to Section 14.01 hereof shall be held in trust and applied by it to the prompt payment, either directly or through any Paying Agent, to the Holders of the particular Equipment Notes for the payment or prepayment of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal, interest and Make-Whole Premium, if any, but such money need not be segregated from other funds except to the extent required by law.

      Section 14.03. Repayment of Moneys Held by Paying Agent. Upon the satisfaction and discharge of this Indenture all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Owner Trustee, be repaid to it or paid to the Indenture Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

      Section 14.04. Transfer of Unclaimed Money Held by Indenture Trustee and Paying Agent. Any moneys deposited with or paid to the Indenture Trustee or any Paying Agent for the payment of the principal of or interest or Make-Whole Premium on any Equipment Note and not applied but remaining unclaimed for two years and eleven months after the date upon which such principal, interest or Make-Whole Premium shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid to the Owner Trustee (or, if the Trust Agreement shall no longer be in effect, to the Owner Participant) by the Indenture Trustee or such Paying Agent and the Holder of such Certificate, as a general unsecured creditor, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Owner Trustee (or the Owner Participant) for any payment which such Holder may be entitled to collect, and all liability of the Indenture Trustee, or any Paying Agent with respect to such moneys shall thereupon cease.

                                   ARTICLE XV

                                  MISCELLANEOUS

      Section 15.01. Capacity in Which Acting. Each of Trust Company (or its permitted successors or assigns) and FNBM acts hereunder not in its individual capacity but solely as trustee except as expressly provided herein and in the other Operative Agreements, and, in the case of Trust Company (or its permitted successors or assigns), in the Trust Agreement.

      Section 15.02. No Legal Title to Trust Indenture Estate in Holders. No Holder shall have legal title to any part of the Trust Indenture Estate. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and interest of any Holder in and to the Trust Indenture Estate or hereunder shall operate to terminate this Indenture or entitle such Holder or any successor or transferee of such Holder to an accounting or to the transfer to it of legal title to any part of the Trust Indenture Estate.

      Section 15.03. Sale of Trust Indenture Estate by Indenture Trustee is Binding. Any sale or other conveyance of all or any part of the Trust Indenture Estate by the Indenture Trustee made pursuant to the terms of this Indenture or of the Lease shall bind the Lessee, the Owner Trustee, the Holders and the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Indenture Trustee, the Owner Trustee, the Owner Participant and such Holders therein and thereto. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Indenture Trustee.

      Section 15.04. Indenture Benefits Trustees, Participants, Lessee, and Liquidity Providers Only. Nothing in this Indenture, whether express or implied, shall be construed to give to any person other than Trust Company, the Owner Trustee, the

Lessee, FNBM, the Indenture Trustee, the Owner Participant, each Liquidity Provider and the Holders any legal or equitable right, remedy or claim under or in respect of this Indenture. Upon termination of this Indenture pursuant to
Article XIV hereof, the Indenture Trustee in connection with the satisfaction of the Indenture shall return to the Owner Trustee all property (and related documents and instruments) constituting or evidencing the Trust Indenture Estate.

      Section 15.05. No Action Contrary to Lessee's Rights Under the Lease. Notwithstanding any of the provisions of this Indenture or the Trust Agreement to the contrary, so long as no Event of Default shall have occurred and be continuing, neither the Indenture Trustee nor the Owner Trustee will take any action that interfere with the peaceful and quiet possession and enjoyment of the Aircraft by the Lessee or any Permitted Sublessee.

      Section 15.06. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Indenture to be made, given, furnished or filed shall be in writing, and shall be given and become effective in the manner set forth in Section 12.01 of the Participation Agreement. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Indenture.

      Section 15.07. Officer's Certificates and Opinions of Counsel. Upon any application or demand by the Lessee or the Owner Trustee to the Indenture Trustee to take any action under any of the provisions of this Indenture, the Lessee or the Owner Trustee, as the case may be, shall furnish to the Indenture Trustee upon request (a) an Officer's Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and that the proposed action is in conformity with the requirements of this Indenture, and (b) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

      Any certificate, statement or opinion of an officer of Trust Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters information with respect to which is in the possession of the Lessee or Trust Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Lessee or Trust Company, as the case may be, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

      Any certificate, statement or opinion of an officer of the Lessee or Trust Company or of counsel thereto may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants employed by the Lessee or the Owner Trustee, as the case may be, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

      Any certificate or opinion of any independent firm of public accountants filed with the Indenture Trustee shall contain a statement that such firm is independent.

      Section 15.08. Severability. Any provision of this Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 15.09. No Oral Modifications or Continuing Waivers. No terms or provisions of this Indenture or the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

      Section 15.10. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Holder shall bind the successors and assigns of such Holder. This Indenture and the Trust Indenture Estate shall not be affected by any amendment or supplement to the Trust Agreement or by any other action taken under or in respect of the Trust Agreement, except that each reference in this Indenture to the Trust Agreement shall mean the Trust Agreement as amended and supplemented from time to time to the extent permitted hereby and thereby.

      Section 15.11. Headings. The headings of the various Articles and Sections herein and in the table of contents hereto are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      Section 15.12. Normal Commercial Relations. Anything contained in this Indenture to the contrary notwithstanding, the Owner Participant, the Indenture

Trustee and any Holder, or any bank or other affiliate of any such party, may conduct any banking or other financial transactions, and have banking or other commercial relationships, with the Lessee fully to the same extent as if this Indenture were not in effect, including without limitation the making of loans or other extensions of credit to the Lessee for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

      Section 15.13. Governing Law; Counterparts. THIS INDENTURE IS DELIVERED IN THE STATE OF NEW YORK. THIS INDENTURE AND EACH EQUIPMENT NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Indenture may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 15.14. Lessee's Right of Quiet Enjoyment. Notwithstanding any of the provisions of this Indenture to the contrary, so long as no Event of Default has occurred and is continuing unremedied, the Indenture Trustee will comply with Section 4(b) of the Lease to the same extent as if it were the Lessor under the Lease. Each Holder, by its acceptance thereof, consents in all respects to the terms of the Lease and agrees to the provisions of this Section 15.14. The Indenture Trustee acknowledges that any right it may have to possess, use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other property in which Lessee has any interest pursuant to the Lease is derivative of the rights of the Owner Trustee under the Lease and subject to the agreement of the Owner Trustee under Section 4(b) of the Lease as referred to in the second preceding sentence herein.

                                   *   *   *

IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture and Security Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                 FIRST UNION TRUST COMPANY, NATIONAL
                                  ASSOCIATION,
                                 not in its individual capacity, except as specifically set forth herein but solely as Owner Trustee


                                 By: ___________________________________________
                                     Name:
                                     Title:


                                 THE FIRST NATIONAL BANK OF MARYLAND, as
                                 Indenture Trustee


                                 By: ___________________________________________
                                     Name:
                                     Title:

                                                                         Annex A

          Series                 Principal Amount             Interest Rate
          ------                 ----------------             -------------

            A

            B

            C

            D

                                                                         Annex B

                              Amortization Schedule

Payment           Series A          Series B         Series C          Series D
Date              Equipment         Equipment        Equipment         Equipment
--------          Notes             Notes            Notes             Notes
                  -----             -----            -----             -----

                                                                [Leased Aircraft
                                                                    Definitions]

                                   APPENDIX A

                              DEFINITIONS [N______]

GENERAL PROVISIONS

            The following terms shall have the following meanings for all purposes of the Operative Agreements (as defined below), unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Appendix and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

            Unless the context otherwise requires, (i) references to agreements shall be deemed to mean such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

      "Additional Insureds" means the Owner Trustee (in its individual and trust capacities), the Owner Participant, the Indenture Trustee (in its individual and trust capacities) and each Liquidity Provider.

      "Aeronautics Authority" means as of any time of determination, the FAA or other governmental airworthiness authority having jurisdiction over the Aircraft or the Airframe and Engines or engines attached thereto under the laws of the country in which the Airframe is then registered.

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling 50% or more of any class of voting securities of such Person or otherwise controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

      "After Tax Basis" means a basis such that any payment to be received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes (taking into account any related credits or deductions) resulting from the receipt or accrual of such payments, shall be equal to the payment to be received.

      "Aircraft" means the Airframe together with the Engines, whether or not any of the Engines may at the time of determination be installed on the Airframe or installed on any other airframe or on any other aircraft.

      "Airframe" means (i) the Canadair Regional Jet Series 200ER aircraft (excluding the Engines and any other engines which may from time to time be installed thereon, but including any and all Parts which may from time to time be incorporated in, installed on or attached to such aircraft, and including any and all such Parts removed therefrom so long as title to such removed Parts remains vested in the Lessor under the terms of Section 7 of the Lease) originally delivered and leased under the Lease, identified by national registration number and manufacturer's serial number in the Lease Supplement executed and delivered on the Delivery Date, so long as a Replacement Airframe shall not have been substituted therefor pursuant to Section 8 of the Lease, and
(ii) a Replacement Airframe, so long as another Replacement Airframe shall not have been substituted therefor pursuant to Section 8 of the Lease.

      "Applicable Law" means all applicable laws, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority.

      "Average Life Date" means, for any Equipment Note, the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of such Equipment Note.

      "Bankruptcy Code" means Title 11 of the United States Code, as amended, and any successor thereto.

      "Basic Rent" means the rent payable on Basic Rent Payment Dates throughout the Basic Term for the Aircraft pursuant to Section 3(b) of the Lease and rent payable during any Renewal Term pursuant to Section 13(a) of the Lease.

      "Basic Rent Payment Date" means each date listed under the heading "Basic Rent Payment Date" in Exhibit C to the Lease.

      "Basic Term" means the period commencing at the beginning of the day on the Delivery Date and ending at end of the day on the Expiration Date, or such earlier date on which the Lease shall be terminated as provided therein.

      "Beneficial Interest" means the interest of the Owner Participant under the Trust Agreement.

      "Business Day" means any day other than a Saturday or Sunday on which commercial banks are not authorized or required to close in New York City, Charlotte, North Carolina and the city in the United States in which the office or agency is maintained by the Pass-Through Trustee for the payment of the Pass-Through Certificates, and after the Lien of the Indenture is discharged, Wilmington, Delaware.

      "Change in Tax Law" means any change or proposed change in the Code or the Regulations or any change in the interpretation of the Code or Regulations or any change in the interpretation of the Code or Regulations in a decision by the United States Supreme Court, the United States Tax Court, the United States Court of Claims or any one of the United States Courts of Appeals, or any issuance of a revenue ruling, revenue procedure or any pronouncement by the Internal Revenue Service or the Department of the Treasury.

      "Citizen of the United States" means a citizen of the United States as defined in ss. 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

      "Class A Liquidity Provider" has the meaning given to such term in Section
1.01 of the Intercreditor Agreement.

      "Class B Liquidity Provider" has the meaning given to such term in Section
1.01 of the Intercreditor Agreement.

      "Class C Liquidity Provider" has the meaning given to such term in Section
1.01 of the Intercreditor Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any similar legislation of the United States enacted to supersede, amend, or supplement such Code (and any reference to a provision of the Code shall refer to any successor provision(s), however designated).

      "Commitment" of a Loan Participant shall have the meaning given such term in Section 2(d) of the Participation Agreement; "Commitment" of the Owner Participant shall have the meaning given such term in Section 2(c) of the Participation Agreement.

      "CRAF Program" has the meaning specified in Section 5(b)(vii) of the Lease.

      "DOT" means the U.S. Department of Transportation or any successor thereto.

      "Debt Rate" means the weighted average (based on Outstanding principal amount) rate of interest on the Equipment Notes.

      "Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

      "Delivery Date" means the date on which the Aircraft is delivered and sold to the Lessor and leased by the Lessor to the Lessee under the Lease, which date shall be the date of the initial Lease Supplement.

      "Deposit Agreement" means each of the four Deposit Agreements between the Depositary and the Escrow Agent, dated as of the Issuance Date, each of which relates to one of the Pass-Through Trusts.

      "Depositary" means First Union National Bank, as Depositary under each Deposit Agreement.

      "Dollars" means dollars in lawful currency of the United States.

      "Downgrade Drawing" has the meaning given to such term in Section 1.01 of the Intercreditor Agreement.

      "EBO Date" has the meaning given to such term in Exhibit B to the Lease.

      "EBO Price" has the meaning given to such term in Exhibit B to the Lease.

      "Engine" means (A) one of the two CF34-3B1 Series 200 engines originally delivered and leased under the Lease, identified by manufacturer's serial number in the Lease Supplement executed and delivered on the Delivery Date, so long as a Replacement Engine shall not have been substituted therefor pursuant to
Section 7(e) of the Lease, and (B) a Replacement Engine, so long as another Replacement Engine shall not have been substituted therefor pursuant to Section 7(e) of the Lease, whether or not such engine or Replacement Engine, as the case may be, is from time to time installed on the Airframe or installed on any other aircraft, and including in each case all Parts incorporated or installed in or attached thereto and any and all Parts removed therefrom so long as title to such Parts remains vested in the Lessor under the terms of Section 7 of the Lease. The term "Engines" means, as of any date of determination, the two engines each of which is an Engine on that date.

      "Engine Manufacturer's Consent" means any consent to the Engine Warranty Assignment delivered by the manufacturer of the Engines on the Delivery Date and pertaining to the Aircraft.

      "Engine Warranty Assignment" means any engine warranty assignment agreement, in form and substance reasonably acceptable to the Owner Participant entered into by the Lessor and the Lessee on the Delivery Date.

      "Equipment Notes" means the Equipment Notes issued by the Owner Trustee pursuant to the Indenture and any equipment note issued in exchange therefor or replacement thereof pursuant to the Indenture.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Agent" means First Union Trust Company, National Association, as Escrow Agent under each of the Escrow Agreements.

      "Escrow Agreement" means each of the four Escrow and Paying Agent Agreements, among the Escrow Agent, the Paying Agent, certain initial purchasers of the Pass-Through Certificates named therein and one of the Pass-Through Trustees, dated as of the Issuance Date, each of which relates to one of the Pass Through Trusts.

      "Event of Default" has the meaning given to such term in Section 17 of the Lease.

      "Event of Loss" means any of the following events with respect to the Aircraft, the Airframe or any Engine:

            (i) theft or disappearance for a period in excess of 90 consecutive days;

            (ii) destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

            (iii) any event which results in an insurance settlement with respect to such property on the basis of an actual, constructive or compromised total loss;

            (iv) condemnation, confiscation or seizure of, or requisition of title to or use of such property by any foreign government (or in the case of any such requisition of title, by the Government) or any agency or instrumentality thereof, for a period in excess of 180 consecutive days (or 30 consecutive days for the appropriation of title), or, in any of the cases in this clause (iv), such shorter period ending on the expiration of the Term;

            (v) condemnation, confiscation or seizure of, or requisition of use of such property by the Government for a period extending beyond the Term, provided that no Event of Loss shall be deemed to have occurred, and the term of the Lease shall be extended automatically for a period of six months in the event that the Aircraft is requisitioned by the Government pursuant to an activation under the CRAF Program; and

            (vi) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority, the use of the Aircraft or Airframe in the normal course of air transportation shall have been prohibited by virtue of a condition affecting all Canadair Regional Jet Series 200ER aircraft equipped with engines of the same make and model as the Engines for a period of 180 consecutive days (or beyond the end of the Term), unless the Lessee, prior to the expiration of such 180-day period, shall be diligently carrying forward all necessary and desirable steps to permit normal use of the Aircraft and shall within 12 months have conformed at least one Canadair Regional Jet Series 200ER aircraft (but not necessarily the Aircraft) to the requirements of any such law, rule, regulation, order or action, and shall be diligently pursuing conformance of the Aircraft in a non-discriminatory manner.

The date of such Event of Loss shall be (aa) the 91st day following loss of such property or its use due to theft or disappearance (or the end of the Term if earlier); (bb) the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (cc) the date of any insurance settlement on the basis of an actual, constructive or compromised total loss; (dd) the 181st day following condemnation, confiscation, seizure or requisition of title to or use of such property by a foreign government referred to in clause (iv) above (or the 31st day in the case of appropriation of title, or the end of the Term if earlier than such 181st or 31st day); (ee) the last day of the Term (as automatically extended by six months in the case of an activation under the CRAF Program) in the case of requisition of title to or use of such property by the Government; and (if) the last day of the applicable period referred to in clause (vi) above (or if earlier, the end of the Term without the Lessee's having conformed at least one Canadair Regional Jet Series 200ER aircraft to the applicable requirements). An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

      "Excepted Payments" means collectively, (i) indemnity, expense, reimbursement or other payments paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to the Participation Agreement or any other Operative Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to the Lease or the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant or any Affiliate thereof (whether directly or through the Owner Trustee) in accordance with Section 9(f) of the Lease, (iv) payments by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) any purchase price paid to the Owner Participant for its interest in the Trust Estate, (vi) subject to
Section 3(f) of the Lease, payments constituting increases in Basic Rent attributable to payments arising pursuant to the Tax Indemnity Agreement, (vii) any payments in respect of interest to the extent attributable to payments referred to in clauses (i) through (vi) above, (viii) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (v) and (vii) above (except with respect to interest attributable to payments referred to in clause (vi) above).

      "Expenses" has the meaning given to such term in Section 7.01(a) of the Participation Agreement.

      "Expiration Date" means the date specified as such in the Lease Supplement executed and delivered on the Delivery Date.

      "FAA Bill of Sale" means the bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed in favor of the Owner Trustee and to be dated the Delivery Date.

      "Fair Market Rental Value" or "Fair Market Sales Value" of the Airframe or any Engine shall mean the value that would be obtained in an arms'-length transaction between an informed and willing lessee-user or buyer-user (other than a lessee currently in possession or a used equipment dealer) under no compulsion to lease or buy, as the case may be, and an informed and willing lessor or seller, as the case may be, under no compulsion to lease or sell, as the same shall be specified by agreement between the Lessor and the Lessee or, if not agreed to by the Lessor and the Lessee within a period of 15 days after either party requests a determination, then as specified in an appraisal prepared and delivered in New York City mutually agreed to by two recognized independent aircraft appraisers, one of which shall be appointed by the Lessor and the other of which shall be appointed by the Lessee, or, if such appraisers cannot agree on such appraisal, an appraisal arrived at by a third independent recognized appraiser chosen by the mutual consent of the two aircraft appraisers. If either party should fail to appoint an appraiser within 15 days of receiving notice of the appointment of an appraiser by the other party, then such appraisal shall be made by the appraiser appointed by the first party. If the two appraisers cannot agree on such appraisal and fail to appoint a third independent recognized aircraft appraiser within 15 days after the appointment of the second appraiser, then either party may apply to the American Arbitration Association to make such appointment. The appraisal shall be completed within 30 days of the appointment of the last appraiser appointed. In determining Fair Market Rental Value or Fair Market Sales Value by appraisal or otherwise, it will be assumed that the Aircraft, Airframe or Engine is in the condition, location and overhaul status in which it is required to be returned to the Lessor pursuant to Section 12 of the Lease (except that a determination of Fair Market Sales Value pursuant to Section 17 of the Lease shall be based on "as is, where is" condition), that the Lessee has removed all Parts which it is entitled to remove pursuant to Section 7 of the Lease and that the Aircraft is encumbered by the Lease. For purposes of the preceding sentence and with respect to a purchase of the Aircraft pursuant to Section 13(b) of the Lease, "encumbered by the Lease" shall mean, with respect to Fair Market Sales Value, the Fair Market Sales Value increased or decreased to reflect the benefits and burdens of the Lease and other Operative Documents. Except as otherwise expressly provided in the Lease, all appraisal costs will be shared equally by the Lessor and the Lessee.

      "Federal Aviation Administration" or "FAA" means the United States Federal Aviation Administration and any successor agency or agencies thereto.

      "Final Drawing" has the meaning given to such term in Section 1.01 of the Intercreditor Agreement.

      "Fixed Renewal Term" has the meaning given to such term in Section 13(a) of the Lease.

      "FNBM" means The First National Bank of Maryland, a national banking association.

      "Government means the United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

      "Holder" means, as of any particular time, the Person in whose name a Equipment Note shall be registered.

      "Indemnitee" means each of Trust Company, in its individual capacity and as Owner Trustee, the Subordination Agent, in its individual capacity and in its capacity as Subordination Agent, each Liquidity Provider, the Owner Participant, the Indenture Trustee, in its individual capacity and as trustee, the Escrow Agent, the Paying Agent, the Pass Through Trustees and each Affiliate, officer, director, employee, agent and servant of any of the foregoing Persons. No holder of a Pass-Through Certificate shall be deemed to be an Indemnitee.

      "Indenture" means the Trust Indenture and Security Agreement [N_______], dated as of ______________ __, 199_, between the Owner Trustee and the Indenture Trustee.

      "Indenture Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

      "Indenture Documents" has the meaning specified in the Granting Clause of the Indenture.

      "Indenture Event of Default" means each of the events specified in Section
7.01 of the Indenture.

      "Indenture Indemnitee" means (i) the Indenture Trustee and each separate or additional trustee appointed pursuant to the Indenture, (ii) the Escrow Agent, (iii) the Subordination Agent, (iv) each Liquidity Provider, (v) the Paying Agent, (vi) each Pass-Through Trustee and (vii) each of the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (vi).

      "Indenture Supplement" means (a) the Trust Indenture and Security Agreement Supplement No. 1, substantially in the form of Exhibit A to the Indenture, which shall describe with particularity the Aircraft included in the property of the Owner Trustee covered by the Indenture by reference to the Lease Supplement, and which creates a first priority security interest in the Aircraft and (b) any other supplement to the Indenture from time to time executed and delivered.

      "Indenture Trustee" means The First National Bank of Maryland, a national banking association, as indenture trustee under the Operative Documents.

      "Indenture Trustee's Liens" means any Lien against, on or with respect to the Aircraft, any Engine, the Lessor's Estate or the Trust Indenture Estate or any part thereof resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, or (iii) Taxes imposed against the Indenture Trustee in its individual capacity in respect of which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

      "Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

      "Intercreditor Agreement" means the Intercreditor Agreement dated as of August 13, 1998, among the Pass Through Trustees, the Class A Liquidity Provider, the Class B Liquidity Provider, the Class C Liquidity Provider and the Subordination Agent.

      "Interest Drawing" has the meaning given to such term in Section 1.01 of the Intercreditor Agreement.

      "Issuance Date" means August 13, 1998.

      "Lease" means the Lease Agreement [N______], dated as of ______ _____, 199_ between the Owner Trustee and the Lessee.

      "Lease Supplement" means any Lease Supplement, substantially in the form of Exhibit A to the Lease, entered into between the Lessor and the Lessee for the purpose of leasing the Aircraft under and pursuant to the terms of the Lease, including any amendment thereto entered into subsequent to the Delivery Date.

      "Lessee" means Midway Airlines Corporation, a Delaware corporation.

      "Lessee Documents" means (x) the Operative Agreements to which the Lessee is a party and (y) the Pass-Through Trust Agreements.

      "Lessor" means First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

      "Lessor's Cost" has the meaning given to such term in Exhibit B of the Lease.

      "Lessor's Estate" means all estate, right, title and interest of the Owner Trustee in and to the Aircraft, and Engines and the Operative Agreements (other than the Tax Indemnity Agreement) including, without limitation, all amounts of Rent, insurance proceeds and requisition, indemnity or other payments of any kind, but specifically excluding any Excepted Payments.

      "Lessor's Liens" means Liens against, on or with respect to the Aircraft, any Engine, the Lessor's Estate or the Trust Indenture Estate or any part thereof, title thereto or any interest therein arising as a result of (i) claims against or affecting the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the Operative Agreements or the transactions contemplated thereby, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, or of the Owner Participant not contemplated or permitted under the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to Articles 6 or 7 of the Participation Agreement and which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement, or (iv) claims against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant arising from the transfer by the Lessor or the Owner Participant of its interests in the Aircraft or any Engine other than a transfer of the Aircraft pursuant to Section 5(b), 7(e), 13(b), 14(a) or 17 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Section 17 of the Lease.

      "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease, security interest, claim, or other similar interest of any nature whatsoever.

      "Liquidity Facility" means each of the three Irrevocable Revolving Credit Agreements (consisting of a separate Revolving Credit Agreement with the Liquidity Provider with respect to each Pass-Through Trust) between the Subordination Agent, as borrower, and the Liquidity Provider, each dated as of the Issuance Date.

      "Liquidity Provider" has the meaning given to such term in Section 1.01 of the Intercreditor Agreement.

      "Loan Participant" means and includes each registered holder from time to time of an Equipment Note issued under the Indenture including, so long as it holds any Equipment Notes issued under the Indenture, the Pass-Through Trustee under each Pass-Through Trust Agreement.

      "Majority in Interest of Holders" means, as of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Equipment Notes Outstanding as of such date.

      "Make-Whole Premium" means with respect to any Equipment Note, an amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of (i) the present value of the remaining scheduled payments of such principal amount or portion thereof and interest thereon to the maturity date of such Equipment Note assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield (in the case of the Series A Equipment Notes and Series B Equipment Notes) and the Treasury Yield plus .50% (in the case of the Series C Equipment Notes and the Series D Equipment Notes) over (ii) the outstanding principal amount of such Equipment Note plus accrued interest (other than any overdue portion thereof).

      "Manufacturer" means Bombardier, Inc., a Canadian corporation.

      "Minimum Liability Amount" has the meaning given to such term in Exhibit B to the Lease.

      "Moody's" means Moody's Investors Service, Inc.

      "Non-U.S. Person" means any Person other than a U.S. Person.

      "Note Purchase Agreement" means the Note Purchase Agreement, dated as of the Issuance Date, among the Lessee, the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass-Through Trustee under each Pass-Through Trust Agreement providing for, among other things, the issuance and sale of certain equipment notes.

      "Offering Memo" means the Lessee's August 6, 1998 Offering Memorandum concerning the Pass-Through Certificates.

      "Officer's Certificate" means, when delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

      "Operative Agreements" means the Participation Agreement, the Trust Agreement, the FAA Bill of Sale, the Warranty Bill of Sale, the Purchase Agreement, the Purchase Agreement Assignment, the Engine Warranty Assignment, the PAA Consent, the Lease, each Lease Supplement, any Owner Participant Guaranty, the Equipment Notes outstanding at the time of reference, the Indenture, each Indenture Supplement and the Tax Indemnity Agreement.

      "Opinion of Counsel" means when delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Fulbright & Jaworski L.L.P., or (iii) other counsel designated by the

Lessee and reasonably satisfactory to the Indenture Trustee, and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and reasonably satisfactory to the Lessee and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

      "Outstanding" means, when used with respect to Equipment Notes, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Equipment Notes theretofore executed and delivered under the Indenture, with the exception of the following:

            (i) Equipment Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
            Section 2.08 of the Indenture or otherwise;

            (ii) Equipment Notes for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Equipment Notes pursuant to Section
            14.01 of the Indenture; provided that if such Equipment Notes are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

            (iii) Equipment Notes in exchange for or in lieu of which other Equipment Notes have been executed and delivered pursuant to Article II of the Indenture.

      "Owner Participant" means _________________, a _________________.

      "Owner Participant Guarantor" means the provider of an Owner Participant Guaranty.

      "Owner Participant Guaranty" means any guaranty delivered to support the obligations of the Owner Participation under the Operative Agreements in connection with the transfer by the Owner Participant of the Beneficial Interest.

      "Owner Trustee" means Trust Company, not in its individual capacity except as otherwise expressly stated, but solely as trustee under the Trust Agreement.

      "PAA Consent" means any consent to the Purchase Agreement Assignment delivered by the Manufacturer on the Delivery Date and pertaining to the Aircraft.

      "Participants" means, collectively, the Owner Participant and the Pass-Through Trustee with respect to each of the Pass-Through Trust Agreements; "Participant" means, individually, one of the Participants.

      "Participation Agreement" the Participation Agreement [N________], dated as of __________ __, 199_, among the Lessee, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee, the Pass-Through Trustees and the Subordination Agent.

      "Parts" means any and all appliances, parts, instruments, appurtenances, accessories, furnishings, seats, and other equipment of whatever nature (other than Engines or engines and temporary replacement parts as provided in Section 8 of the Lease and cargo containers) which may from time to time be incorporated or installed in or attached to any Airframe or any Engine, exclusive of any items leased by the Lessee from third parties and not required in the navigation of the Aircraft.

      "Pass-Through Certificates" means any of the Pass-Through Certificates, 1998-1A, the Pass-Through Certificates, 1998-1B, the Pass-Through Certificates, 1998-1C or the Pass Through Certificates, 1998-1D, in each case as issued by the related Pass-Through Trust; and "Pass-Through Certificates" means all of such Pass-Through Certificates.

      "Pass-Through Documents" means the Pass-Through Trust Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement and the Liquidity Facilities.

      "Pass-Through Trust" means the Midway Airlines 1998-1 Pass-Through Trust Class A, Midway Airlines 1998-1 Pass-Through Trust Class B, Midway Airlines 1998-1 Pass-Through Trust Class C and Midway Airlines 1998-1 Pass-Through Trust-Class D, in each case formed pursuant to the related Series Supplement in accordance with the Pass-Through Trust Agreement; and "Pass-Through Trusts" means all of such Pass-Through Trusts.

      "Pass-Through Trust Agreement" means each of the four Pass-Through Trust Agreements dated as of August 13, 1998 among the Lessee and the Pass-Through Trustee (which shall include each Successor Pass-Through Trust Agreement entered into pursuant to Section 11.01 of each thereof).

      "Pass-Through Trustee" The First National Bank of Maryland, a national banking association, in its capacity as Pass-Through Trustee under each Pass-Through Trust Agreement.

      "Past Due Rate" means in respect of any principal of or interest on or any other amounts payable in respect of any Equipment Note that is not paid when due to any Holder, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 1% plus the interest rate applicable to such Equipment Note.

      "Payment Date" means each January 2 and July 2, commencing on _________ 2, 199_.

      "Permitted Air Carrier" means (a) any Section 1110 Person and (b) any foreign air carrier that is principally based in any foreign country listed on Exhibit E to the Lease, except those that do not maintain normal diplomatic relations with the United States.

      "Permitted Investments" means (a) direct obligations of the United States of America or any agency or instrumentality thereof, (b) obligations fully guaranteed by the United States of America or any agency or instrumentality thereof, (c) any mutual fund the portfolio of which is limited to obligations of the type described in clauses (a) and (b), including any proprietary mutual fund of The First National Bank of Maryland for which such bank or an affiliate is investment advisor or to which such bank provides other services and receives reasonable compensation for such services, (d) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, any bank, trust company, or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof, having a combined capital and surplus of at least $100,000,000 and having a rating of "A" or better from the Keefe Bank Watch Service, (e) commercial paper issued by companies in the United States which directly issue their own commercial paper and which are doing business under the laws of the United States of America or one of the states thereof and in each case having a rating assigned to such commercial paper by a nationally recognized rating organization in the United States of America equal to the highest rating assigned by such organization, or (f) obligations of the type described in clauses (a), (b), (d), or (e) above, purchased from any bank, trust company, or banking association referred to in clause (d) above pursuant to repurchase agreements obligating such bank, trust company, or banking association to repurchase any such obligation not later than 30 days after the purchase of any such obligation. Unless otherwise specified in writing by the Owner Trustee, all such Permitted Investments shall mature not later than 30 days from the date of purchase.

      "Permitted Lien" has the meaning given to such term in Section 10 of the Lease.

      "Permitted Sublessee" means (a) any Permitted Air Carrier or (b) any airframe or engine manufacturer, or Affiliate of such a manufacturer, who is domiciled in the United States of America or a country listed on Exhibit E to the Lease.

      "Person" means any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

      "Placement Agents" means Morgan Stanley & Co. Incorporated and Credit Suisse First Boston.

      "Placement Agreement" means the Purchase Agreement dated August 6, 1998 among the Lessee and the Placement Agents.

      "Prepayment Date" has the meaning given to such term in Section 6.02(b) of the Indenture.

      "Prepayment Price" has the meaning given to such term in Section 6.02(b) of the Indenture.

      "Purchase Agreement" means Bombardier Regional Aircraft Division Purchase Agreement No. PA-0393 dated September 17, 1997, as amended, between the Company and the Manufacturer (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of any such Purchase Agreement).

      "Purchase Agreement Assignment" means the Purchase Agreement and Engine Warranties Assignment [N ____], dated as of even date with the Participation Agreement, between Lessee and Owner Trustee.

      "Purchase Price" means an amount equal to Lessor's Cost.

      "Rating Agency" means Moody's or S&P, as the context requires.

      "Record Date" means, with respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), December 15 for January 2 Payment Dates and June 15 for July 2 Payment Dates, whether or not such date is a Business Day.

      "Recourse Amount" has the meaning given to such term in Section 15.07 of the Participation Agreement.

      "Refinancing" means a non-recourse loan to the Lessor arranged pursuant to
Section 13.01 of the Participation Agreement.

      "Register" has the meaning given to such term in Section 3.02 of the Indenture.

      "Registrar" has the meaning given to such term in Section 3.02 of the Indenture.

      "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of August 13, 1998, among the Placement Agents, FNBM, as Pass-Through Trustee, and the Lessee.

      "Registration Rights Event" has the meaning given to such term in the Registration Rights Agreement.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

      "Remaining Weighted Average Life" means on a given date with respect to any Equipment Note the number of days equal to the quotient obtained by dividing
(i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Equipment Note by (b) the number of days from and including such prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by (ii) the then outstanding principal amount of such Equipment Note.

      "Renewal Term" has the meaning given to such term in Section 13(a) of the Lease.

      "Rent" means Basic Rent and Supplemental Rent, collectively.

      "Rent Payment Date" means each Payment Date during the Term.

      "Replacement Aircraft" means any Aircraft of which a Replacement Airframe is part.

      "Replacement Airframe" means a Canadair Regional Jet Series 200ER series aircraft or a comparable or improved model of such aircraft of the Manufacturer (except Engines or engines from time to time installed thereon) which shall have become subject to the Lease pursuant to Section 8 thereof.

      "Replacement Closing Date" has the meaning given such term in Section 8(d) of the Lease.

      "Replacement Engine" means a CF34-3B1 Series 200 engine (or engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe), and which shall have become subject to the Lease pursuant to Section 7(e) thereof.

      "Responsible Officer" means, with respect to the Owner Trustee or the Indenture Trustee, any officer in its Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

      "S&P" means Standard & Poor's Ratings Group.

      "SEC" means the Securities and Exchange Commission of the United States and any successor agencies or authorities.

      "Section 1110 Person" means a Citizen of the United States who is an air carrier holding a valid air carrier operating certificate issued pursuant to 49 U.S.C. ch. 447 for aircraft capable of carrying 10 or more individuals.

      "Secured Obligations" has the meaning specified in the Granting Clause of the Indenture.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Series "A" or "Series A Equipment Notes" means the Equipment Notes issued and designated as "Series A" under the Indenture, in the principal amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series A".

      "Series "B" or "Series B Equipment Notes" means the Equipment Notes issued and designated as "Series B" under the Indenture, in the principal amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series B".

      "Series "C" or "Series C Equipment Notes" means the Equipment Notes issued and designated as "Series C" under the Indenture, in the principal amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series C".

      "Series "D" or "Series D Equipment Notes" means the Equipment Notes issued and designated as "Series D" under the Indenture, in the principal amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series D".

      "Specified Default" means (a) an event or condition described in Section 16(a), (f), (g) or (h) of the Lease that, after the giving of notice or lapse of time, or both, would mature into an Event of Default, or (b) any Event of Default.

      "Specified Investments" means (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) any mutual fund the portfolio of which is limited to obligations of the type described in clause (a), including any proprietary mutual fund of The First National Bank of Maryland for which such bank or an affiliate is investment advisor or to which such bank provides other services and receives reasonable compensation for such services; (c) commercial paper rated A-1/P-1 by S&P and Moody's, respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (d) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson

Bankwatch, having maturities no later than 90 days following the date of such investment; (e) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or (f) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

      "Sublease" means any sublease agreement between the Lessee and a Permitted Sublessee as permitted by Section 5(b) of the Lease.

      "Subordination Agent" means The First National Bank of Maryland, a national banking association, in its capacity as Subordination Agent.

      "Subsequent Renewal Term" has the meaning given to such term in Section 13(a) of the Lease.

      "Supplemental Rent" means (a) all amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any other Operative Agreement to the Lessor, the Owner Participant, the Indenture Trustee, the Subordination Agent, any Liquidity Provider or others, including payments of Termination Value, EBO Price, and amounts calculated by reference to Termination Value, any amounts of Make-Whole Premium payable under the Indenture to the extent provided in Section 3(c) of the Lease, and all amounts required to be paid by Lessee under the agreements, covenants, and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent, and (b) all amounts that the Owner Trustee is obligated to pay in accordance with clause (b) of the last paragraph of Section 2.04 of the Indenture.

      "Tax" or "Taxes" has the meaning set forth in Section 8.01(a) of the Participation Agreement.

      "Tax Indemnitee" means each of Trust Company, individually and as Owner Trustee, the Owner Participant and the Indenture Trustee.

      "Tax Indemnity Agreement" the Tax Indemnity Agreement to be entered into by the Lessee and the Owner Participant on the Delivery Date.

      "Term" has the meaning given to such term in Section 3(a) of the Lease.

      "Termination Date" means each date listed in the column entitled "Termination Date" in Exhibit D to the Lease.

      "Termination Value" means (a) as of any Termination Date during the Basic Term, the amount determined as set forth in Exhibit C to the Lease for that Termination Date, and (b) during any Renewal Term, the amount for the date involved, determined in accordance with Section 13(a) of the Lease, in either case adjusted as required by Section 3(d) of the Lease.

      "Transaction Costs" means those costs and expenses set forth in Section 8.01(a) of the Participation Agreement to be borne by the Owner Participant.

      "Transportation Code" means Title 49 of the United States Code, subtitle VII, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

      "Treasury Yield" means, at the time of determination with respect to any Equipment Note, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date on such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of such Certificate and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H. 15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent
H. 15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable prepayment date and the "most recent H.15(519)" means the H. 15(519) published prior to the close of business on the third Business Day prior to the applicable prepayment date.

      "Trust Agreement" means the Trust Agreement [N____] dated as of _________ __, between the Owner Participant and Trust Company.

      "Trust Company" means First Union Trust Company, National Association.

      "Trust Estate" means the Lessor's Estate.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

      "Trust Indenture Estate" means all estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interest, and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

      "United States", "U.S." or "US" means the United States of America.

      "U.S. Person" means a Person described in ss. 7701(a)(30) of the Code.

      "Warranty Bill of Sale" means the full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by the owner of the Aircraft in favor of the Owner Trustee and to be dated the Delivery Date.

                                                                    Exhibit A to
                                                             Trust Indenture and
                                                              Security Agreement

                           Indenture Supplement No. __

      This Indenture Supplement No. __ dated ____________, 199_, of First Union Trust Company, National Association, a national banking association, not in its individual capacity but solely as owner trustee (herein called the "Owner Trustee") under the Trust Agreement [N_____] dated as of ________________, (the "Trust Agreement") between First Union Trust Company, National Association, and the Owner Participant named therein,

                                   WITNESSETH:

      WHEREAS, the Indenture provides for the execution and delivery of this Indenture Supplement which shall particularly describe the Aircraft included in the property covered by the Indenture.

      WHEREAS, the Trust Indenture and Security Agreement [N_____] dated as of __________ (the "Indenture") between the Owner Trustee and The First National Bank of Maryland (herein called the "Indenture Trustee") provides for the execution and delivery of an Indenture Supplement substantially in the form of this Indenture Supplement No. __, which Supplement shall particularly describe the Aircraft included in the Trust Indenture Estate, and shall specifically mortgage such Aircraft to the Indenture Trustee.

      WHEREAS, the Indenture relates to the Aircraft and the Engines described in the following paragraph and a counterpart of the Indenture is attached to and made a part of this Indenture Supplement No. __, and this Indenture Supplement No. __, together with such attachment, is being filed for recordation on or promptly after the date of this Supplement No. __ with the Federal Aviation Administration as one document.

      NOW, THEREFORE, to secure the prompt payment of the principal of and Make-Whole Premium, if any, and interest on, and all other amounts due with respect to, all Outstanding Equipment Notes under the Indenture and all other amounts due hereunder and the performance and observance by the Owner Trustee of all the agreements, covenants and provisions for the benefit of the Holders and contained in the Indenture, the Participation Agreement and the Equipment Notes, and the prompt payment of any and all amounts from time to time owing under the Participation Agreement by the Owner Trustee or the Lessee to the Holders and the Indenture

Indemnitees and for the uses and purposes and subject to the terms and provisions of the Indenture and the Equipment Notes, and in consideration of the premises and of the covenants contained in the Indenture, and of the purchase of the Equipment Notes by the Holders, and of the sum of $1 paid to the Owner Trustee by the Indenture Trustee at or before the delivery of the Indenture, the receipt of which is hereby acknowledged, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged, granted a security interest in, and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge, grant a security interest in, and confirm, unto the Indenture Trustee, its successors and assigns, in trust for the equal and ratable security and benefit of the Holders, in the trust created by the Indenture, and subject to all of the terms, conditions, provisions and limitations set forth in the Indenture, a first priority security interest in and mortgage lien on all estate, right, title and interest of the Owner Trustee in, to and under the following described property:

                                    AIRFRAME

One Airframe identified as follows:

                              FAA                  Manufacturer's
                              Registration         Serial
Manufacturer    Model         Number               Number
------------    -----         ------------         --------------
Canadair        CL-600-2B19   N___                 ___________

together with all appliances, equipment, instruments and accessories (including, without limitation, radio and radar) from time to time belonging thereto, owned by the Owner Trustee and installed in or appurtenant to said aircraft.

                                AIRCRAFT ENGINES

Two aircraft engines, each such engine having 750 or more rated takeoff horsepower or the equivalent thereof, identified as follows:

                                                      Manufacturer's
                                                      Serial
Manufacturer                  Model                   Number
------------                  -----                   --------------
General Electric              CF34-3B1                _____________
                                                      _____________
together with all equipment and accessories belonging thereto, by whomsoever manufactured, owned by the Owner Trustee and installed in or appurtenant to such aircraft engines.

      Together with all substitutions, replacements and renewals of the property described above, and all property owned by the Owner Trustee which shall hereafter become physically attached to or incorporated in the property described above, whether the same are now owned by the Owner Trustee or shall hereafter be acquired by it.

      As further security for the obligations referred to above and secured by the Indenture and hereby, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee, its successors and assigns, for the security and benefit of the Holders, in the trust created by the Indenture, and subject to all of the terms, conditions, provisions and limitations set forth in the Indenture, all of the estate, right, title and interest of the Owner Trustee in, to and under the Lease Supplement (other than Excepted Payments, if any) covering the property described above.

      TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, for the benefit and security of the Holders for the uses and purposes and subject to the terms and provisions set forth in the Indenture.

      This Supplement shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

      This Supplement is being delivered in the State of New York.

      IN WITNESS WHEREOF, the Owner Trustee has caused this Indenture Supplement No. 1 to be duly executed as of the date first written above by one of its officers thereunto duly authorized.

                                   First Union Trust Company, National
                                   Association, not in its individual capacity, except as specifically set forth herein, but solely as Owner Trustee


                                   By: _________________________________________
                                       Name:
                                       Title:

                                                                       Exhibit B
                                                                              to
                                                             Trust Indenture and
                                                              Security Agreement

                              [Form of Certificate]

THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATIONS IS AVAILABLE.

No. _________                                                      $____________

                     EQUIPMENT TRUST EQUIPMENT NOTE [N_____]

      FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee under Trust Agreement [N_____] dated as of
______________

SERIES _____

Interest Rate                                                         Maturity

___%                                                        ____________, 2___

      First Union Trust Company, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee (herein in such capacity called the "Owner Trustee") under that certain Trust Agreement [N_____] dated as of __________, between the Owner Participant named therein and (herein as such Trust Agreement may be amended or supplemented from time to time called the "Trust Agreement"), hereby promises to pay to The First National Bank of Maryland, as Subordination Agent, or its registered assigns, the principal sum of ______________________ ________________ Dollars, together with interest on the principal outstanding from time to time, semiannually on each January 2 and July 2, on such principal sum at the rate per annum set forth above; provided that, under certain circumstances including, in the event a Registration Event (as defined in the Indenture referred to below) does not occur on or prior to the date (the "Increase Date") required pursuant to the Registration Rights Agreement (as defined in the Indenture referred to below), such interest rate shall be increased by 0.5% from and including the Increase Date to but excluding the date such Registration Event does occur. The principal amount of this Equipment Note shall be payable in installments on the dates and hereto in amounts set forth in Schedule I hereto. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in the full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

      This Equipment Note shall bear interest at the Past Due Rate on any principal hereof and on any other amount payable hereunder or under the Indenture which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the date thereof to but excluding the date the same is paid in full, payable from time to time on demand of the Indenture Trustee.

      Principal and interest and other amounts due hereunder shall be payable at the office or agency of The First National Bank of Maryland (the "Indenture Trustee") maintained for such purpose in immediately available funds prior to 12:00 noon. (New York time) on the due date thereof and the Indenture Trustee shall remit all such amounts received by it to the Holders at such account or accounts at such financial institution or institutions as the Holders shall have designated to the Indenture Trustee in writing, in immediately available funds, such payment to be made if the payment was received prior to 12:00 noon, New York time by the Indenture Trustee on any Business Day, by 1 p.m. New York time on such Business Day; otherwise, the Indenture Trustee shall make payment promptly, but not later than 11:00 A.M. New York time on the next succeeding Business Day; provided that, at the option of the Indenture Trustee or its Paying Agent, interest may be paid by mailing a check therefor payable to or upon the written order of the registered holder entitled thereto at his last address as it appears on the Register. If any amount payable under this Certificate, or under the Indenture, falls due on a day that is not a Business Day, then such sum shall be payable on the next succeeding Business Day, without (provided that payment is made on such next succeeding Business Day) additional interest thereon for the period of such extension.

      First Union Trust Company, National Association and The First National Bank of Maryland are not acting individually hereunder, but solely as Owner Trustee and Indenture Trustee, respectively.

      Any Person, other than the Subordination Agent and any Pass-Through Trustee, who is acquiring the Equipment Notes will be deemed to represent and warrant that (i) no assets of an employee benefit plan subject to Title I of ERISA or an individual retirement account or plan subject to Section 4975 of the Code, or any trust established under any such plan or account, have been used to acquire or hold any of the Equipment Notes, or (ii) that one or more administrative or statutory exemptions from the prohibited transaction rules under Section 406 of ERISA and
Section 4975 of the Code applies to its purchase and holding of the Equipment Notes such that its purchase and holding of the Equipment Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code.

      This Equipment Note is one of a duly authorized issue of Equipment Notes issued under the Trust Indenture and Security Agreement [N______] dated as of ___________ (the "Indenture") between the Owner Trustee and the Indenture Trustee. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Indenture. Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties conveyed, pledged and assigned thereby, the nature and extent of the security, the respective rights of the Owner Trustee, the Owner Participant, the Lessee, the Indenture Trustee and the Holders, and the terms upon which the Equipment Notes are, and are to be, executed and delivered, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptance of this Equipment Note.

      This Equipment Note is subject to redemption as provided in Section 6.02 of the Indenture but not otherwise. This Equipment Note is also subject to exchange and to purchase by the Owner Participant or the Owner Trustee as provided in Section 8.02 of the Indenture but not otherwise. In addition, this Equipment Note may be accelerated as provided in Section 7.02 of the Indenture.

      Except as expressly provided in the Indenture, all payments of principal, Make-Whole Premium, if any, and interest and other amounts to be made to the Holder hereof by or at the behest of the Owner Trustee hereunder or under the Indenture shall be made only from the income and proceeds from the Lessor's Estate to the extent included in the Trust Indenture Estate and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Lessor's Estate to the extent included in the Trust Indenture Estate to enable the Indenture Trustee to make such distributions in accordance with the terms of the Indenture; provided that under the Lease, the Lessee is obligated to pay or cause to be paid, to the extent such payments are not required to be made from the assets subject to the Lien of this Indenture or the income and proceeds received by the Indenture Trustee therefrom, any net loss arising from the investment of funds held by the Indenture Trustee which but for an Event of Default would be payable to Lessee, and each Holder hereof, by its acceptance of this Equipment Note, agrees that it will (except as aforesaid) look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to the Holder hereof as provided above and that neither the Owner Participant, nor the Owner Trustee, nor First Union Trust Company, National Association, nor the Indenture Trustee is personally liable to the Holder hereof for any amounts payable or any liability under this Equipment Note or under the Indenture, except as expressly provided in the Indenture, in the case of First Union Trust Company, National Association, the Owner Trustee and the Indenture Trustee.

      If, in accordance with and subject to the satisfaction of the conditions set forth in Section 5.10 of the Participation Agreement, the Lessee shall assume all of the obligations of the Owner Trustee hereunder, under the Equipment Notes and all other Operative Agreements, the Owner Participant and the Owner Trustee shall (except for prior acts) be released and discharged from any further obligations hereunder and under the Equipment Notes and all other Operative Agreements (except any obligations that have accrued prior to such assumption).

      The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations (as defined in the Indenture) in respect of [Series A Equipment Notes](1), [Series A and Series B Equipment Notes](2) [Series A, Series B, and Series C Equipment Notes](3) and this Equipment Note is issued subject to such provisions. The Holder of this Certificate, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Indenture Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture, and (c) appoints the Indenture Trustee such Holder's attorney-in-fact for such purpose.*

      This Equipment Notes shall be construed in accordance with and governed by the laws of the State of New York.

      This Equipment Note shall not be secured by or be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless authenticated by the Indenture Trustee as evidenced by the manual signature of one of its authorized officers on the certificate below.

----------
(1)   To be inserted in the case of a Series B Equipment Note.
(2)   To be inserted in the case of a Series C Equipment Note.
(3)   To be inserted in the case of a Series D Equipment Note.
*     To be inserted for each Equipment Note other than any Series A Equipment
      Note.

      IN WITNESS WHEREOF, the Owner Trustee has caused this Equipment Note to be duly executed in its corporate name by its officer thereunto duly authorized.

Dated: _________________            FIRST UNION TRUST COMPANY, NATIONAL
                                     ASSOCIATION,
                                    not in its individual capacity, but
                                    solely as Owner Trustee


                                    By: ___________________________________
                                        Name:
                                        Title:

                   [FORM OF INDENTURE TRUSTEE'S EQUIPMENT NOTE
                               OF AUTHENTICATION]

      This is one of the Equipment Notes referred to in the within mentioned Indenture.

Dated:  _______________             THE FIRST NATIONAL BANK OF MARYLAND, as
                                    Indenture Trustee


                                    By: ___________________________________
                                        Name:
                                        Title:

                                                       Schedule I to Certificate

                             Principal Amortization

Payment Date                              Principal Amount
------------                              ----------------

                                                                     Exhibit A-4
                                                         Form of Trust Agreement

================================================================================

                            TRUST AGREEMENT [N___ML]

                        Dated as of ______________, 199__

                                     between

                           _________________________,
                              as Owner Participant

                                       and

                 FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION

                           _________________________,

                 One Canadair Regional Jet Series 200ER Aircraft

                                     N___ML

================================================================================

                                TABLE OF CONTENTS

ARTICLE I            DEFINITIONS AND TERMS...................................1
     Section 1.01.   Definitions.............................................1

ARTICLE II           AUTHORITY TO EXECUTE CERTAIN OPERATIVE AGREEMENTS;
                     DECLARATION OF TRUST....................................2
     Section 2.01.   Authority to Execute Documents..........................2
     Section 2.02.   Declaration of Trust....................................2
     [Section 2.03.  Limitations on Control, Exceptions, Purpose.............3
                     (a)   Limitations on Control............................3
                     (b)   Certain Exceptions................................3
                     (c)   Purpose...........................................4

ARTICLE III          ACCEPTANCE AND DELIVERY OF AIRCRAFT; ISSUANCE OF LOAN
                     CERTIFICATES; LEASE OF AIRCRAFT; REPLACEMENT............4
     Section 3.01.   Authorization...........................................4
     Section 3.02.   Conditions Precedent....................................5
     Section 3.03.   Postponement of Delivery Date...........................5
     Section 3.04.   Authorization in Respect of a Replacement Airframe
                     or Replacement Engines..................................6
     Section 3.05.   Trust Agreement Remaining in Full Force and Effect......7
     Section 3.06.   Authorization in Respect of Return of an Engine.........7

ARTICLE IV           RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME
                     FROM THE TRUST ESTATE...................................7
     Section 4.01.   Distribution of Payments................................7
     Section 4.02.   Method of Payments......................................8

ARTICLE V            DUTIES OF THE OWNER TRUSTEE.............................9
     Section 5.01.   Notice of Event of Default..............................9
     Section 5.02.   Action Upon Instructions................................9
     Section 5.03.   Indemnification.........................................9
     Section 5.04.   No Duties Except as Specified in Trust Agreement
                     or Instructions........................................10
     Section 5.05.   No Action Except Under Specified Documents
                     or Instructions........................................10

ARTICLE VI           THE OWNER TRUSTEE......................................11
     Section 6.01.   Acceptance of Trusts and Duties........................11
     Section 6.02.   Absence of Certain Duties..............................11
     Section 6.03.   No Representations or Warranties as to Certain Matters.12
     Section 6.04.   No Segregation of Monies Required; Investment Thereof..12
     Section 6.05.   Reliance Upon Certificates, Counsel and Agents.........13
     Section 6.06.   Not Acting in Individual Capacity......................13
     Section 6.07.   Fees; Compensation.....................................13
     Section 6.08.   Tax Returns............................................14

                                                                            PAGE
                                                                            ----

ARTICLE VII          INDEMNIFICATION OF THE OWNER TRUSTEE BY THE OWNER
                     PARTICIPANT............................................14
     Section 7.01.   The Owner Participant to Indemnify the Owner Trustee...14

ARTICLE              VIII [RESERVED]........................................15

ARTICLE IX           SUCCESSOR OWNER TRUSTEES; CO-TRUSTEES..................15
     Section 9.01.   Resignation of the Owner Trustee; Appointment of
                     Successor..............................................15
     Section 9.02.   Co-Trustees and Separate Trustees......................16

ARTICLE X            SUPPLEMENTS AND AMENDMENTS TO TRUST AGREEMENT AND
                     OTHER DOCUMENTS........................................18
     Section 10.01.  Supplements and Amendments.............................18
     Section 10.02.  Discretion as to Execution of Documents................18
     Section 10.03.  Absence of Requirements as to Form.....................18
     Section 10.04.  Distribution of Documents..............................19

ARTICLE XI           MISCELLANEOUS..........................................19
     Section 11.01.  Termination of Trust Agreement.........................19
     Section 11.02.  The Owner Participant Has No Legal Title in Trust
                     Estate.................................................19
     Section 11.03.  Assignment, Sale, etc..................................19
     Section 11.04.  Trust Agreement for Benefit of Certain Parties Only....20
     Section 11.05.  Notices................................................20
     Section 11.06.  Severability...........................................20
     Section 11.07.  Waivers, etc...........................................20
     Section 11.08.  Counterparts...........................................20
     Section 11.09.  Binding Effect, etc....................................20
     Section 11.10.  Headings; References...................................20
     Section 11.11.  Governing Law..........................................21
     Section 11.12.  Administration of Trust................................21

                            TRUST AGREEMENT [N___ML]

            This TRUST AGREEMENT [N___ML], dated as of ________________, 199_ between _________________________, a ________________________ (together with its successors and permitted assigns, the "Owner Participant"), and FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, in its individual capacity only as expressly stated herein and otherwise not in its individual capacity but solely as trustee hereunder (herein in such capacity with its permitted successors and assigns called the "Owner Trustee").

                              W I T N E S S E T H :

                                    ARTICLE I

                              DEFINITIONS AND TERMS

            Section 1.01. Definitions. Unless the context shall otherwise require and except as contained in this Section 1.01, the capitalized terms used herein shall have the respective meanings assigned thereto in the Lease (as hereinafter defined) for all purposes hereof. All definitions contained in this
Section 1.01 shall be equally applicable to both the singular and plural forms of the terms defined. For all purposes of this Trust Agreement the following terms shall have the following meanings:

            "Excepted Property" has the meaning given to such term in the Trust Indenture.

            "First Union" means First Union Trust Company, National Association, a national banking association.

            "Lease" means Lease Agreement [N___ML] dated as of _____________, 199_, between the Lessor and the Lessee, as the same may be modified, amended or supplemented from time to time. The term "Lease" shall also include each Lease Supplement entered into pursuant to the terms of the Lease.

            "Lessee" means Midway Airlines Corporation, a Delaware corporation, and its successors and permitted assigns, as the lessee under the Lease.

            "Owner Participant" means the Person identified as such in the introduction hereto.

            "Owner Trustee" means the Person identified as such in the introduction hereto.

            "Participation Agreement" means Participation Agreement [N___ML], dated as of _______________, 199_, among the Lessee, the Owner Participant, the Lessor, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent, as the same may be amended, modified or supplemented from time to time.

            "Trust Agreement" means this Trust Agreement [N___ML] dated as of ________________, 199_ between First Union and the Owner Participant, as the same may be amended, modified or supplemented from time to time.

            "Trust Estate" means all right, title and interest of the Owner Trustee in and to the Aircraft, any Engines and the Operative Agreements (except the Tax Indemnity Agreement) including, without limitation, all amounts of Rent, insurance proceeds and requisition, indemnity or other payments of any kind payable pursuant to the terms of such agreements for or with respect to the Aircraft, including, without limitation, any and all payments and proceeds received by the Owner Trustee after the termination of the Lease with respect to the Aircraft resulting from the sale, lease or other disposition thereof and all other property identified in the Granting Clauses of the Trust Indenture; subject, however, to the provisions of and the Lien created by the Trust Indenture. Notwithstanding the foregoing, "Trust Estate" shall not include any Excepted Property.

            "Trust Indenture" means Trust Indenture and Security Agreement [N___ML], dated as of ____________, 199_, between the Owner Trustee and the Indenture Trustee, as the same may be amended, modified, or supplemented from time to time. The term "Trust Indenture" shall also include each Indenture Supplement entered into pursuant to the terms of the Trust Indenture.

                                   ARTICLE II

               AUTHORITY TO EXECUTE CERTAIN OPERATIVE AGREEMENTS;
                              DECLARATION OF TRUST

            Section 2.01. Authority to Execute Documents. The Owner Participant hereby authorizes and directs the Owner Trustee (i) to execute and deliver the Participation Agreement, the Lease, the Lease Supplement covering the Aircraft, the Trust Indenture, the Indenture Supplement covering the Aircraft, the Loan Certificates and any other agreements, instruments or documents, to which the Owner Trustee is a party in the respective forms thereof in which delivered from time to time by the Owner Participant to the Owner Trustee for execution and delivery and (ii) subject to the terms hereof, to exercise its rights (upon instructions received from the Owner Participant) and perform its duties under the documents referred to in this Section in accordance with the terms thereof.

            Section 2.02. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate upon the trusts hereinafter set forth for the use and benefit of the Owner Participant, subject, however, to the provisions of and the Lien created under the Trust Indenture.

            [Section 2.03. Limitations on Control, Exceptions, Purpose.

      So long as the Owner Participant is not a "citizen of the United States" (a "United States Citizen") as defined in Section 40102(a)(15) of the Act, the Owner Participant and Owner Trustee agree to comply with the following terms and conditions:

            (a) Limitations on Control. Notwithstanding any other provision of this Trust Agreement, but subject to paragraph (b) of this Section 2.03, the Owner Participant will have no rights or powers to direct, influence or control the Owner Trustee in the performance of the Owner Trustee's duties under this Trust Agreement in connection with matters involving the ownership and operation of the Aircraft by the Owner Trustee. In all matters involving the ownership and operation of the Aircraft by the Owner Trustee, the Owner Trustee shall have absolute and complete discretion in connection therewith and shall be free of any kind of influence or control whatsoever by the Owner Participant, and the Owner Trustee shall exercise its duties under this Trust Agreement in connection with matters involving the ownership and operation of the Aircraft by the Owner Trustee as it, in its discretion, shall deem necessary to protect the interests of the United States, notwithstanding any countervailing interest of any foreign power which, or whose citizens, may have a direct or indirect interest in the Owner Participant and any such action by the Owner Trustee shall not be considered malfeasance or in breach of any obligation which the Owner Trustee might otherwise have to the Owner Participant; provided, however, that subject to the foregoing limitations, the Owner Trustee shall exercise its discretion in all matters involving the ownership and operation of the Aircraft by the Owner Trustee with due regard for the interests of the Owner Participant. In exercising any of its rights and duties under this Trust Agreement in connection with matters which may arise not relating to the ownership and operation of the Aircraft, the Owner Trustee shall be permitted to seek the advice of the Owner Participant before taking, or refraining from taking, any action with respect thereto. The Owner Trustee shall notify the Owner Participant of its exercise of rights and duties under this Trust Agreement in connection with matters involving the ownership and operation of the Aircraft by the Owner Trustee.

            (b) Certain Exceptions. Subject to the requirements of the preceding paragraph (a), the Owner Trustee agrees that it will not, without the prior written consent of the Owner Participant, (i) sell, mortgage, pledge or otherwise dispose of the Aircraft or other assets held in the Trust Estate relating thereto except as otherwise expressly provided for herein, or (ii) amend the Lease, any

      Permitted Sublease or other Operative Agreements or give any consents thereunder.

            (c) Purpose. The purpose of this Section 2.03 is to give the Owner Trustee the power to manage and control the Aircraft with respect to matters involving the ownership and operation of the Aircraft by the Owner Trustee in the event that the Owner Trustee becomes the owner of the Aircraft or is deemed to be the owner of the Aircraft pursuant to Applicable Law so as to assure that (i) the Aircraft shall be controlled with respect to such matters by a United States Citizen, (ii) the Owner Participant shall have no power to influence or control the exercise of the Owner Trustee's authority with respect to such matters and (iii) the Owner Trustee shall be able to give the affidavit required by Section 47.7(c)(2)(iii) of the Federal Aviation Regulations, 14 C.F.R. 47.7(c)(2)(iii). Section 2.03 shall be construed in furtherance of the foregoing purpose.]*

                                   ARTICLE III

                ACCEPTANCE AND DELIVERY OF AIRCRAFT; ISSUANCE OF
                LOAN CERTIFICATES; LEASE OF AIRCRAFT; REPLACEMENT

            Section 3.01. Authorization. (a) The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that, on the Delivery Date it will, subject to due compliance with the terms of Section 3.02 hereof:

                  (i) authorize a representative or representatives of the Owner
            Trustee to accept delivery of the Aircraft pursuant to the Participation Agreement;

                  (ii) execute and deliver each of the Operative Agreements to which the Owner Trustee is to be a party;

                  (iii) purchase the Aircraft pursuant to the Participation
            Agreement;

                  (iv) pay an amount equal to Lessor's Cost to, or at the
            direction of, the Lessee pursuant to the Participation Agreement in consideration of the sale of the Aircraft to the Owner Trustee thereunder;

----------
*     Section 2.03 to be included only if Owner Participant is not a U.S.
      citizen.

                  (v) issue to the Loan Participants one or more Loan
            Certificates in respect of the Aircraft in the amounts and otherwise as provided in the Participation Agreement and the Trust Indenture;

                  (vi) execute and deliver the financing statements contemplated by Sections 3.01(m) and (n) of the Participation Agreement;

                  (vii) make application to the FAA for registration of the
            Aircraft in the name of the Owner Trustee;

                  (viii) take such other action as may reasonably be required of the Owner Trustee hereunder or under the Participation Agreement, the Trust Indenture or the Lease to effectuate the transactions contemplated thereby; and

                  (ix) execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the directions of the Owner Participant, as the Owner Participant may reasonably deem necessary or advisable in connection with the transactions contemplated hereby and by the other Operative Agreements.

            (b) The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that it will:

                  (i) immediately after the delivery of the Aircraft to the
            Owner Trustee, cause the Aircraft to be leased to Lessee under the Lease; and

                  (ii) execute and deliver a Lease Supplement and an Indenture
            Supplement, in each case covering the Aircraft.

            Section 3.02. Conditions Precedent. The right and obligation of the Owner Trustee to take the action required by Section 3.01 hereof shall be subject to the following conditions precedent:

            (a) the Owner Participant shall have made the full amount of its Commitment with respect to the Aircraft available to the Owner Trustee, in immediately available funds, in accordance with Section 2.01(c) of the Participation Agreement; and

            (b) the terms and conditions of Section 3.01 of the Participation Agreement shall have been waived by the Owner Participant or complied with in a manner satisfactory to the Owner Participant.

            Section 3.03. Postponement of Delivery Date. The Owner Trustee, without necessity of further instructions from the Owner Participant, is hereby authorized and directed by the Owner Participant to take all action specified in
Section 2.01(a) of the Participation Agreement as action to be taken by the Owner Trustee.

            Section 3.04. Authorization in Respect of a Replacement Airframe or Replacement Engines. The Owner Trustee agrees for the benefit of the Owner Participant that, upon the receipt by a Responsible Officer of Owner Trustee of an authorization and direction from the Owner Participant, it will, in the event of a Replacement Airframe or Replacement Engines, if any, being substituted pursuant to Section 8(a)(i) of the Lease, or a Replacement Engine being substituted pursuant to Section 7(e) of the Lease, subject to due compliance with the terms of Sections 8(d) and 7(e) of the Lease, as the case may be:

            (a) to the extent not previously accomplished by a prior authorization, authorize a representative or representatives of the Owner Trustee to accept delivery of the Replacement Airframe or Replacement Engines, if any, or the Replacement Engine;

            (b) accept from Lessee or other vendor of the Replacement Airframe or Replacement Engines, if any, or the Replacement Engine, a bill of sale or bills of sale (if tendered) and the invoice, if any, with respect to the Replacement Airframe and Replacement Engines, if any, or the Replacement Engine being furnished pursuant to Section 8(a)(ii) or 7(e) of the Lease;

            (c) in the case of a Replacement Airframe, make application to the FAA (or the Aeronautical Authority of any jurisdiction other than the United States of America in which the Replacement Airframe is then registered in accordance with the terms of the Lease) for registration in the name of the Owner Trustee of the Aircraft of which such Replacement Airframe is a part;

            (d) execute and deliver a Lease Supplement and an Indenture Supplement covering (i) the Aircraft of which such Replacement Airframe is part of and, (ii) such Replacement Engine, as the case may be;

            (e) transfer its interest in (without recourse except as to obligations in respect of Lessor's Liens) and to the Airframe and Engines (if any) or the Engine being replaced to or at the direction of Lessee;

            (f) request in writing that the Indenture Trustee execute and deliver to Lessee appropriate instruments to release the Airframe or Engines (or engines) being replaced from the Lien created under the Trust Indenture and release the Assignment of Warranties (solely with respect to such replaced Airframe or Engines, if any) from the assignment and pledge under the Trust Indenture; and

            (g) take such further action as may be contemplated by Sections 8(d) or 7(e) of the Lease, as the case may be.

            Section 3.05. Trust Agreement Remaining in Full Force and Effect. In the event of the substitution of a Replacement Airframe for the Airframe or the substitution of a Replacement Engine for any Engine or engine all provisions of this Trust Agreement relating to such replaced Airframe or Engine or engine shall be applicable to such Replacement Airframe or Replacement Engine, with the same force and effect as if such Replacement Airframe or Replacement Engine were the same airframe, engine or propeller as the Airframe or Engine being replaced but for the Event of Loss with respect to such Airframe or Engine.

            Section 3.06. Authorization in Respect of Return of an Engine. The Owner Trustee agrees for the benefit of the Owner Participant that, upon the receipt of an authorization and direction from the Owner Participant, it will, in the event of an engine being transferred to the Owner Trustee pursuant to
Section 12(b) of the Lease, subject to due compliance with the terms of such
Section 12(b):

            (a) accept from Lessee or other vendor the bill of sale contemplated by such Section 12(b) with respect to such engine being transferred to the Owner Trustee;

            (b) transfer its right, title and interest in (without recourse or warranty except a warranty against Lessor's Liens) and to an Engine to or at the direction of Lessee as contemplated by such Section 12(b); and

            (c) request in writing that the Indenture Trustee execute and deliver to Lessee appropriate instruments to release the Engine being transferred to Lessee pursuant to such Section 12(b) from the Lien of the Trust Indenture and to release Assignment of Warranties (solely with respect to such Engine) from the assignment and pledge under the Trust Indenture.

                                   ARTICLE IV

                      RECEIPT, DISTRIBUTION AND APPLICATION
                         OF INCOME FROM THE TRUST ESTATE

            Section 4.01. Distribution of Payments. (a) Payments to the Indenture Trustee. Until the Trust Indenture shall have been terminated pursuant to Section 14.01 thereof or until the Aircraft shall have been released from the Lien created under the Trust Indenture pursuant to the terms thereof, all Basic Rent, Supplemental Rent, insurance proceeds and requisition, indemnity or other payments of any kind included in the Trust Estate (it being understood that Excepted Property is not part of the Trust Estate) shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall upon receipt be paid over to the Indenture Trustee without deduction, set-off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Trust Indenture.

            (b) Payments to the Owner Trustee; Other Parties. Any payment of the type required to be paid to the Indenture Trustee referred to in paragraph (a) of this Section 4.01 received by the Owner Trustee pursuant to the provisions of
Article V of the Trust Indenture and any other amounts received as part of the Trust Estate and for the application or distribution of which no provision is made herein, shall be distributed forthwith upon receipt by the Owner Trustee in the following order of priority: first, so much of such payment as shall be required to pay or reimburse the Owner Trustee for any fees or expenses not otherwise paid or reimbursed as to which the Owner Trustee is entitled to be so paid or reimbursed pursuant to the provisions hereof or of the Trust Indenture shall be retained by the Owner Trustee; and second, the balance, if any, shall be paid to the Owner Participant.

            (c) Excepted Property. Any Excepted Property received by the Owner Trustee shall be paid by the Owner Trustee to the Person to whom such Excepted Property is payable under the provisions of the Tax Indemnity Agreement, the Participation Agreement or the Lease.

            Section 4.02. Method of Payments. The Owner Trustee shall make distributions or cause distributions to be made to (i) the Owner Participant pursuant to this Article IV by transferring by wire transfer in immediately available funds the amount to be distributed to such account or accounts of the Owner Participant as it may designate from time to time by written notice to the Owner Trustee (and the Owner Trustee shall use reasonable efforts to cause such funds to be transferred by wire transfer on the same day as received, but in any case not later than the next succeeding Business Day), and (ii) the Indenture Trustee pursuant to this Article IV by paying the amount to be distributed to the Indenture Trustee in the manner specified in the Trust Indenture; provided, however, that the Owner Trustee shall use its best efforts to invest overnight, for the benefit of the Owner Participant, in investments that would be permitted by Section 15 of the Lease (but only to the extent such investments are available and, if such investments are not available, then in such other investments available to the Owner Trustee which, after consultation with the Owner Participant, the Owner Participant shall direct), all funds not transferred by the Owner Trustee by wire transfer on the same day as they were received. Notwithstanding the foregoing but subject always to the provisions of and Lien created by the Trust Indenture, the Owner Trustee will, if so requested by the Owner Participant by written notice, pay any and all amounts payable by the Owner Trustee hereunder to the Owner Participant either (i) by crediting, or causing the Indenture Trustee to credit, such amount or amounts to an account or accounts maintained by the Owner Participant with the Owner Trustee or the Indenture Trustee, as the case may be, in immediately available funds, or (ii) by mailing, or causing the Indenture Trustee to mail, an official bank check or checks in such amount or amounts payable to the Owner Participant at such address as the Owner Participant shall have designated in writing to the Owner Trustee.

                                    ARTICLE V

                           DUTIES OF THE OWNER TRUSTEE

            Section 5.01. Notice of Event of Default. If the Owner Trustee shall have knowledge of an Event of Default or an Indenture Event of Default, the Owner Trustee shall give to the Owner Participant and the Lessee prompt telephonic or telecopied notice thereof followed by prompt confirmation thereof by certified mail, postage prepaid. Subject to the terms of Section 5.03, the Owner Trustee shall take such action or shall refrain from taking such action, not inconsistent with the provisions of the Operative Agreements, with respect to such Event of Default or Indenture Event of Default as the Owner Trustee shall be directed in writing by the Owner Participant. For all purposes of this Trust Agreement and the Lease, the Owner Trustee shall not be deemed to have knowledge of an Event of Default or an Indenture Event of Default unless notified in writing thereof in the manner and at the address set forth in
Section 11.05 or unless an officer in the Corporate Trust Administration Department who has responsibility for, or familiarity with, the transactions contemplated hereunder, under the Participation Agreement and under the Trust Indenture or any Vice President in the Corporate Trust Administration Department of the Owner Trustee has actual knowledge thereof.

            Section 5.02. Action Upon Instructions. Subject in all respects to the terms of Sections 5.01 and 5.03 and to the terms of the other Operative Agreements, upon the written instructions at any time and from time to time of the Owner Participant, the Owner Trustee will take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder or under any of the Operative Agreements to which the Owner Trustee is a party, or in respect of all or any part of the Trust Estate, as shall be specified in such instructions; (ii) take such action to preserve or protect the Trust Estate (including the discharge of any Liens or encumbrances) as may be specified in such instructions; (iii) approve as satisfactory to it all matters required by the terms of the Lease to be satisfactory to the Owner Trustee, it being understood that without written instructions of the Owner Participant, the Owner Trustee shall not approve any such matter as satisfactory to it; (iv) after the expiration or earlier termination of the Lease, convey all of the Owner Trustee's right, title and interest in and to the Aircraft for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or lease the Aircraft on such terms as shall be set forth in such instructions or deliver the Aircraft to the Owner Participant in accordance with such instructions; and
(v) take or refrain from taking such other action or actions as may be specified in such instructions. In the event that the Owner Trustee is unsure of the application of any provision of this Trust Agreement or any other agreement relating to the transactions contemplated hereby, the Owner Trustee may request and rely upon instructions of the Owner Participant.

            Section 5.03. Indemnification. The Owner Trustee shall not be required to take or refrain from taking any action under Section 5.01 or 5.02 unless the Owner

Trustee shall have been indemnified by the Owner Participant, in manner and form satisfactory to the Owner Trustee, against any liability, cost or expense (including reasonable counsel fees and disbursements) which may be incurred in connection therewith; and, if the Owner Participant shall have directed the Owner Trustee to take or refrain from taking any such action, the Owner Participant agrees to furnish such indemnity as shall be required and in addition to pay the reasonable fees and charges of the Owner Trustee for the services performed or to be performed by it pursuant to such direction. The Owner Trustee shall not be required to take any action under Section 5.01 or
5.02 if the Owner Trustee shall reasonably determine, or shall have been advised by counsel, that such action is contrary to the terms of any of the Operative Agreements to which the Owner Trustee is a party, or is otherwise contrary to Applicable Law.

            Section 5.04. No Duties Except as Specified in Trust Agreement or Instructions. The Owner Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate, or otherwise to take or refrain from taking any action under, or in connection with any of the Operative Agreements to which the Owner Trustee is a party, except as expressly required by the terms of any of the Operative Agreements to which the Owner Trustee is a party, or (to the extent not inconsistent with the provisions of the Trust Indenture) as expressly provided by the terms hereof or in written instructions from the Owner Participant received pursuant to the terms of Section 5.01 or 5.02, and no implied duties or obligations shall be read into this Trust Agreement or any of the Operative Agreements to which the Owner Trustee is a party against the Owner Trustee. The Owner Trustee nevertheless agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 7.01) promptly take such action as may be necessary duly to discharge and satisfy in full (i) all Lessor's Liens attributable to the Owner Trustee in its individual capacity,
(ii) any Liens (other than Lessor's Liens attributable to it in its individual capacity) created as a result of its breach of any of its obligations under this Trust Agreement (subject to the limitations on the liability of the Owner Trustee in its individual capacity set forth in Section 6.01) on any part of the Trust Estate, or on any properties of the Owner Trustee assigned, pledged or mortgaged as part of the Trust Estate, which arise from acts of the Owner Trustee in its individual capacity, except the Lien created under the Trust Indenture, the rights of Lessee under the Lease and the rights of the Owner Participant hereunder, and (iii) any other Liens or encumbrances attributable to the Owner Trustee in its individual capacity on any part of the Trust Estate which result from claims against the Owner Trustee in its individual capacity unrelated to the ownership of the Aircraft, the administration of the Trust Estate or the transactions contemplated by the Operative Agreements.

            Section 5.05. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall have no power or authority to, and the Owner Trustee agrees that it will not, manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate except
(i) as expressly required
by the terms of any of the Operative Agreements to which the Owner Trustee is a party, (ii) as expressly provided by the terms hereof, or (iii) as expressly provided in written instructions from the Owner Participant pursuant to Section
5.01 or 5.02, but subject always to the provisions of the Lien created by the Trust Indenture.

                                   ARTICLE VI

                                THE OWNER TRUSTEE

            Section 6.01. Acceptance of Trusts and Duties. The Owner Trustee in its individual capacity accepts the trusts hereby created and agrees to perform the same but only upon the terms hereof applicable to it. The Owner Trustee in its individual capacity also agrees to receive and disburse all monies received by it constituting part of the Trust Estate upon the terms hereof. The Owner Trustee, in its individual capacity, shall not be answerable or accountable under any circumstances, except for (i) its own willful misconduct or gross negligence, (ii) its performance of the terms of the last sentence of Section 5.04, (iii) its failure to use ordinary care in receiving or disbursing funds,
(iv) liabilities that may result from the inaccuracy of any representation or warranty of the Owner Trustee in its individual capacity (or from the failure by the Owner Trustee in its individual capacity to perform any covenant made in its individual capacity) in Section 6.03 or in any of the Operative Agreements to which the Owner Trustee is a party, and (v) taxes, fees or other charges on, based on or measured by any fees, commissions or other compensation received by the Owner Trustee as compensation for its services rendered as the Owner Trustee; provided, however, that the failure to act or perform in the absence of instructions after the Owner Trustee has requested instructions from the Owner Participant pursuant to the last sentence of Section 5.02 shall not constitute willful misconduct or gross negligence for purposes of clause (i) of this
Section 6.01.

            Section 6.02. Absence of Certain Duties. Except in accordance with written instructions furnished pursuant to Sections 5.01 and 5.02 and except as provided in, and without limiting the generality of, Sections 5.04 and 5.05 and the last sentence of Section 9.01(b), the Owner Trustee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of the Lease, this Trust Agreement, the Trust Indenture, any financing or continuation statement or of any supplement to any thereof or to see to the maintenance of any such registration, rerecording or refiling, except that the Owner Trustee shall upon written request furnished by Lessee take such action as may be required of the Owner Trustee to maintain the registration of the Aircraft in the name of the Owner Trustee under the Act or, to the extent the Aircraft is registered in a country other than the United States of America pursuant to
Section 4.02 of the Participation Agreement, other Applicable Law, and to the extent that information for that purpose is supplied by Lessee pursuant to any of the Operative Agreements, complete and timely submit any and all reports relating to the Aircraft which may from time to time be required by the FAA or any government or governmental authority having jurisdiction, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust Estate except as provided by Section 5.04 hereof or Section 5.03(b) of the Participation Agreement, (iv) to confirm or verify any financial statements of Lessee or (v) to inspect the Aircraft or the books and records of Lessee with respect to the Aircraft.

            Section 6.03. No Representations or Warranties as to Certain Matters. THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY OR AS THE OWNER TRUSTEE DOES NOT MAKE AND SHALL NOT BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, ANY ENGINE THEREOF, ABSENCE OF LATENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE) OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE AIRCRAFT OR ANY ENGINE WHATSOEVER, except that the Owner Trustee in its individual capacity warrants that on the Delivery Date the Owner Trustee shall have received and shall hold whatever title to the Aircraft was conveyed to it by Lessee free and clear of Lessor's Liens attributable to the Owner Trustee in its individual capacity, shall be in compliance with the last sentence of
Section 5.04 hereof and that the Aircraft shall during the Lease Term be free of Lessor's Liens attributable to it in its individual capacity, or (b) any representation or warranty as to the validity, legality or enforceability of this Trust Agreement or any other Operative Agreement to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof except to the extent that any such statement is expressly made herein or therein as a representation by the Owner Trustee in its individual capacity and except that the Owner Trustee in its individual capacity hereby represents and warrants that this Trust Agreement has been, and (assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant) the other Operative Agreements to which the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of the Owner Trustee and that this Trust Agreement has been duly authorized, executed and delivered by the institution acting as the Owner Trustee and constitutes the legal, valid and binding obligation of such institution enforceable against it in accordance with its terms, except as such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            Section 6.04. No Segregation of Monies Required; Investment Thereof. Monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by Applicable Law, and may be deposited under such general conditions as may be prescribed by Applicable Law, and shall be invested as provided in Section 4.02 hereof or Section 15 of the Lease.

            Section 6.05. Reliance Upon Certificates, Counsel and Agents. The Owner Trustee shall incur no liability to anyone in acting in reliance upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of the Owner Participant, Lessee or the Indenture Trustee mentioned herein or in any of the other Operative Agreements to which the Owner Trustee is a party shall be sufficiently evidenced by written instruments signed by a person purporting to be an officer of the Owner Participant, Lessee or the Indenture Trustee, as the case may be. The Owner Trustee may accept a copy of a resolution of the Board of Directors of Lessee, the Owner Participant or the Indenture Trustee, as the case may be, certified by the Secretary or an Assistant Secretary of Lessee, the Owner Participant or the Indenture Trustee, as the case may be, as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said Board and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Owner Trustee may for all purposes hereof rely on a certificate signed by an officer of Lessee, the Owner Participant or the Indenture Trustee, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

            In the administration of the trusts hereunder, the Owner Trustee may exercise its powers and perform its duties hereunder directly or through agents or attorneys and the Owner Trustee shall not be liable for the default or misconduct of any agents or attorneys selected by it with reasonable care. In the administration of the trusts hereunder, the Owner Trustee may consult with counsel, accountants and other skilled persons and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons selected by it with reasonable care.

            Section 6.06. Not Acting in Individual Capacity. In acting hereunder, the Owner Trustee acts solely as trustee and not in its individual capacity except as otherwise expressly provided herein; and, except as may be otherwise expressly provided in this Trust Agreement, the Lease, the Participation Agreement or the Trust Indenture, all Persons having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Trust Estate for payment or satisfaction thereof.

            Section 6.07. Fees; Compensation. Except as provided in Section 5.03, 6.08 or 7.01, the Owner Trustee agrees that it shall have no right against the Owner Participant or the Trust Estate for any fee as compensation for its services hereunder.

            Section 6.08. Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement by it of all monies under this Trust Agreement or any agreement contemplated hereby. The Owner Trustee shall be responsible for causing to be prepared and filed, at Lessee's expense, all income tax returns requested to be filed by the Owner Participant and for causing to be prepared all income tax returns required to be filed with respect to the trust created hereby as requested by the Owner Participant and shall execute and file such returns.

                                   ARTICLE VII

                      INDEMNIFICATION OF THE OWNER TRUSTEE
                            BY THE OWNER PARTICIPANT

            Section 7.01. The Owner Participant to Indemnify the Owner Trustee. The Owner Participant hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save, defend and hold harmless the Owner Trustee in its individual capacity, and its successors, assigns (but not security assigns), directors, officers, representatives, agents, employees and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Owner Trustee on or measured by any compensation received by the Owner Trustee for its services hereunder), claims, actions, suits, costs, expenses or disbursements (including, without limitation, reasonable legal fees) and expenses of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Owner Trustee in its individual capacity (whether or not also indemnified against by Lessee under the Lease or under the Participation Agreement or also indemnified against by any other Person) in any way relating to or arising out of this Trust Agreement or any of the other Operative Agreements or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Airframe, any Engine, any Propeller or any Part of the foregoing (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, except (a) in the case of willful misconduct or gross negligence on the part of the Owner Trustee either as trustee or in its individual capacity in the performance or nonperformance of its duties hereunder or (b) those resulting from the inaccuracy of any representation or warranty of the Owner Trustee in its individual capacity (or from the failure of the Owner Trustee in its individual capacity to perform any covenant) in Section 6.03, or in any of the Operative Agreements, or (c) those arising or resulting from any of the matters described in the last sentence of
Section 6.01, or (d) those resulting from its failure to perform the terms of the last sentence of Section 5.04 hereof or from its failure to use ordinary care in the receipt and disbursement of funds. The indemnities contained in this Section 7.01 extend to the Owner Trustee only in its individual capacity and shall not be construed as indemnities of the Indenture Estate or the Trust Estate. The indemnities contained in this Section 7.01 shall survive the termination of this Trust Agreement and the resignation or removal of the Owner Trustee. In addition, if necessary, the Owner Trustee shall be entitled to indemnification from the Trust Estate, subject however to the provisions of Section 4.01 hereof and the Lien created under the Trust Indenture, for any liability, obligation, loss, damage, penalty, tax, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this
Section 7.01 to the extent not reimbursed by Lessee, the Owner Participant or others, but without releasing any of them from their respective agreements of reimbursement.

                                  ARTICLE VIII

                                   [RESERVED]

                                   ARTICLE IX

                      SUCCESSOR OWNER TRUSTEES; CO-TRUSTEES

            Section 9.01. Resignation of the Owner Trustee; Appointment of Successor. (a) Resignation or Removal. The Owner Trustee or any successor Owner Trustee may resign at any time without cause by giving at least 60 days prior written notice to the Owner Participant, the Indenture Trustee and Lessee, such resignation to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b). In addition, the Owner Participant may at any time remove the Owner Trustee, or revoke the trusts created by this Trust Agreement, in either case with or without cause by a notice in writing delivered to the Owner Trustee, the Indenture Trustee and Lessee. Any such removal shall be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b). In the case of the resignation or removal of the Owner Trustee, the Owner Participant may appoint a successor Owner Trustee by an instrument in writing. If a successor Owner Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Owner Trustee or the Indenture Trustee may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court.

            (b) Execution and Delivery of Documents, etc. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all monies or other property then held by such predecessor Owner Trustee upon the trusts herein expressed. Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will complete, execute and deliver to the successor Owner Trustee such documents as are necessary to cause registration of the Aircraft included in the Trust Estate to be transferred upon the records of the FAA or other governmental authority having jurisdiction, into the name of the successor Owner Trustee.

            (c) Qualification. Any successor Owner Trustee, however appointed, shall be a United States Citizen, shall be qualified to act as a trustee in Delaware (if the trust created hereby is to remain in such state) and shall also be a bank or trust company organized under the laws of the United States of America or any state thereof having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable and customary terms.

            (d) Merger, etc. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall, subject to the terms of Section 9.01(c), be the Owner Trustee hereunder without further act.

            Section 9.02. Co-Trustees and Separate Trustees. If at any time or times it shall be necessary or prudent in order to conform to any Applicable Law of any jurisdiction in which all or any part of the Trust Estate is located, or the Owner Trustee shall be advised by counsel that it is so necessary or prudent in the interest of the Owner Participant or the Owner Trustee, or the Owner Trustee shall have been directed to do so by the Owner Participant, the Owner Trustee and the Owner Participant shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to constitute another bank or trust company or one or more Persons (any and all of which shall be a United States Citizen) approved by the Owner Trustee and the Owner Participant, either to act as co-trustee or co-trustees, jointly with the Owner Trustee, or to act as separate trustee or trustees hereunder (any such co-trustee or separate trustee being herein sometimes referred to as an "additional trustee"). In the event (i) the Owner Participant shall not have joined in the execution of such agreements supplemental hereto within ten days after the receipt of a written request from the Owner Trustee so to do, or (ii) an Event of Default or an Indenture Event of Default shall occur and be continuing, the Owner

Trustee may act under the foregoing provisions of this Section 9.02 without the concurrence of the Owner Participant; and the Owner Participant hereby appoints the Owner Trustee its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 9.02 in either of such contingencies.

            Every additional trustee hereunder shall, to the extent permitted by Applicable Law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

            (a) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the corporation designated as the Owner Trustee in the first paragraph of this Trust Agreement, or its successors as the Owner Trustee hereunder;

            (b) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee and any limitations thereon shall be conferred or imposed upon and exercised or performed by the corporation designated as the Owner Trustee in the first paragraph of this Trust Agreement or its successors as the Owner Trustee, and such additional trustee or trustees jointly, except to the extent that under any Applicable Law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Trust Estate), the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee or trustees;

            (c) no power given to, or which it is provided hereby may be exercised by, any such additional trustee or trustees shall be exercised hereunder by such additional trustee or trustees, except jointly with, or with the consent in writing of, the corporation designed as the Owner Trustee in this Trust Agreement or its successor as the Owner Trustee, anything herein contained to the contrary notwithstanding;

            (d) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

            (e) the Owner Participant, at any time, by an instrument in writing may remove any such additional trustee. In the event that the Owner Participant shall not have joined in the execution of any such instrument within ten days after the receipt of a written request from the Owner Trustee so to do, the Owner Trustee shall have the power to remove any such additional trustee without the concurrence of the Owner Participant; and the Owner Participant hereby appoints the Owner Trustee its agent and attorney-in-fact to act for it in such connection in such contingency; and

            (f) no appointing of, or action by, any additional trustee will relieve the Owner Trustee of any of its obligations under, or otherwise affect any of the terms of the Trust Indenture or affect the interests of the Indenture Trustee or the holders of the Loan Certificates in the Trust Estate.

                                    ARTICLE X

                  SUPPLEMENTS AND AMENDMENTS TO TRUST AGREEMENT
                               AND OTHER DOCUMENTS

            Section 10.01. Supplements and Amendments. (a) Supplements and Amendments. At any time and from time to time, upon the written request of the Owner Participant, (i) the Owner Trustee, together with the Owner Participant, shall execute a supplement to this Trust Agreement for the purpose of adding provisions to, or changing or eliminating provisions of, this Trust Agreement (except Section 11.11) as specified in such request, and (ii) the Owner Trustee shall, subject to compliance with the applicable provisions of Section 13.02 of the Trust Indenture, enter into such written amendment of or supplement to any other Operative Agreement to which the Owner Trustee is a party as the Indenture Trustee and Lessee may agree to and as may be specified in such request, or execute and deliver such written waiver or modification of or consent under the terms of any such Operative Agreement as Lessee and the Indenture Trustee may agree to and as may be specified in such request. Notwithstanding the foregoing, except to the extent permitted by Section 14.01 of the Participation Agreement, no supplement to this Trust Agreement or waiver or modification to the terms hereof shall be permitted.

            (b) Delivery of Amendments and Supplements to Certain Parties. Until the Trust Indenture shall have been terminated pursuant to Section 10(a) thereof or the Aircraft shall have been released from the Indenture Estate, a signed copy of each amendment or supplement to the Trust Agreement shall be delivered by the Owner Trustee to the Indenture Trustee without in any way affecting the Trust Indenture or the Loan Certificates and without imposing any duty on the Indenture Trustee with respect to such amendment or supplement.

            Section 10.02. Discretion as to Execution of Documents. If in the opinion of the Owner Trustee any document required to be executed pursuant to the terms of Section 10.01 adversely affects any right, duty, immunity or indemnity in favor of the Owner Trustee hereunder or under any other Operative Agreement to which the Owner Trustee is a party, the Owner Trustee may in its discretion decline to execute such document.

            Section 10.03. Absence of Requirements as to Form. It shall not be necessary for any written request furnished pursuant to Section 10.01 to specify the particular form of the proposed documents to be executed pursuant to such Section, but it shall be sufficient if such request shall indicate the substance thereof.

                  Section 10.04. Distribution of Documents. Promptly after the execution by the Owner Trustee of any document entered into pursuant to Section 10.01, the Owner Trustee shall mail, by certified mail, postage prepaid, a conformed copy thereof to the Owner Participant, but the failure of the Owner Trustee to mail such conformed copy shall not impair or affect the validity of such document.

                                   ARTICLE XI

                                  MISCELLANEOUS

            Section 11.01. Termination of Trust Agreement. This Trust Agreement and the trusts created hereby shall terminate and this Trust Agreement shall be of no further force or effect upon the earliest of (a) the later of (x) the termination of the Trust Indenture pursuant to Section 14.01 thereof and the sale or other final disposition by the Owner Trustee of all property constituting part of the Trust Estate and the final distribution by the Owner Trustee of all monies or other property or proceeds constituting part of the Trust Estate in accordance with Article IV hereof, provided that at such time Lessee shall have fully complied with all of the terms of the Participation Agreement and the Lease, and (y) the expiration or termination of the Lease in accordance with its terms or (b) 110 years after the earlier execution of this Trust Agreement by either party hereto (or without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such rights, privileges and options for a period in gross, exceeding the period for which such rights, privileges and options are hereinabove stated to extend and be valid), then such rights, privileges or options shall not terminate as aforesaid but shall extend to and continue in effect, but only if such non-termination and extension shall then be valid under Applicable Law until such time as the same shall under Applicable Law cease to be valid, whereupon all monies or other property or proceeds constituting part of the Trust Estate shall be distributed in accordance with the terms of Article IV hereof, otherwise this Trust Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

            Section 11.02. The Owner Participant Has No Legal Title in Trust Estate. The Owner Participant does not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title and interest of the Owner Participant in and to the Trust Estate hereunder shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any successors or transferees of the Owner Participant to an accounting or to the transfer of legal title to any part of the Trust Estate.

            Section 11.03. Assignment, Sale, etc., of Aircraft. Any assignment, sale, transfer or other conveyance of the Aircraft, any Engine, any Propeller or any interest therein by the Owner Trustee made pursuant to the terms hereof or of the Lease or the Participation Agreement shall bind the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and the Owner

Participant in and to the Aircraft, such Engine or interest therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

            Section 11.04. Trust Agreement for Benefit of Certain Parties Only. Except for the terms of Section 4.01, Articles V and IX, Sections 10.01, 11.01 and 11.03 hereof, nothing herein, whether express or implied, shall be construed to give any Person other than the Owner Trustee and the Owner Participant any legal or equitable right, remedy or claim under or in respect of this Trust Agreement; but this Trust Agreement shall be held to be for the sole and exclusive benefit of the Owner Trustee and the Owner Participant.

            Section 11.05. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be given in the manner set forth in Section 24(a) of the Participation Agreement.

            Section 11.06. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 11.07. Waivers, etc. No term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Article X hereof; and any waiver of the terms hereof shall be effective only in the specified instance and for the specific purpose given.

            Section 11.08. Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            Section 11.09. Binding Effect, etc. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and permitted assigns, and the Owner Participant, its successors and, to the extent permitted by Article VIII, its permitted assigns. Any request, notice, direction, consent, waiver or other instrument or action by the Owner Participant shall bind its successors and permitted assigns.

            Section 11.10. Headings; References. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 11.11. Governing Law. This Trust Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware, including all matters of construction, validity and performance.

            Section 11.12. Administration of Trust. The principal place of administration of the trust created by this Agreement shall be in the State of Delaware.

                       *                *              *

            IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                          [OWNER PARTICIPANT]


                                          By __________________________
                                             Name:
                                             Title:


                                          FIRST UNION TRUST COMPANY,
                                            NATIONAL ASSOCIATION


                                          By __________________________
                                             Name:
                                             Title:

                                                                       Exhibit B

                                 DELIVERY NOTICE

                         Dated as of [________________]

To each of the addresses listed
      in Schedule A hereto

            Re: Delivery Notice in accordance with Note Purchase Agreement referred to below

Gentlemen:

      Reference is made to the Note Purchase Agreement, dated as of August __, 1998 among Midway Airlines Corporation (the "Company"), The First National Bank of Maryland, as Pass Through Trustee under each of the Pass Through Trust Agreements (as defined therein) (the "Pass Through Trustee"), The First National Bank of Maryland, as Subordination Agent (the "Subordination Agent"), First Union Trust Company, National Association, as Escrow Agent (the "Escrow Agent") and The First National Bank of Maryland, as Paying Agent (the "Paying Agent") (as in effect from time to time, the "Note Purchase Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement or, to the extent not defined therein, the Intercreditor Agreement.

      Pursuant to Sections 1(b) of the Note Purchase Agreement, the undersigned hereby notifies you, in respect of the Bombardier Regional Jet Series 200ER aircraft with manufacturer's serial number [ ] (the "Aircraft"), of the following:

(1) The Company has elected to treat the Aircraft as [a Leased Aircraft] [an Owned Aircraft];

(2)   The Scheduled Delivery Date of the Aircraft is [       ];

(3)   The Funding Date for the Aircraft shall be [        ]; and

(4) The aggregate amount of each series of Equipment Notes to be issued, and purchased by the respective Pass Through Trustees, on the Funding Date, in connection with the financing of such Aircraft is as follows:

      (a)   the Class A Trustee shall purchase Series A Equipment Notes in the
            amount of $[       ];

      (b)   the Class B Trustee shall purchase Series B Equipment Notes in the
            amount of $[       ];

      (c)   the Class C Trustee shall purchase Series C Equipment Notes in the
            amount of $[       ]; and

      (d)   the Class D Trustee shall purchase Series D Equipment Notes in the
            amount of $[       ].

      The Company hereby instructs the Class A Trustee to (i) execute a
Withdrawal Certificate in the form of Annex A hereto dated as of [        ] and
attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit A hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

      The Company hereby instructs the Class B Trustee to (i) execute a
Withdrawal Certificate in the form of Annex A hereto dated as of [         ] and
attached thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit B hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

      The Company hereby instructs the Class C Trustee to (i) execute a
Withdrawal Certificate in the form of Annex A hereto dated as of [         ] and
attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit C hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

      The Company hereby instructs the Class D Trustee to (i) execute a
Withdrawal Certificate in the form of Annex A hereto dated as of [         ] and
attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit D hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

      The Company hereby instructs each Pass Through Trustee to (i) purchase Equipment Notes of a series and in an amount set forth opposite such Pass Through Trustee in clause (4) above with a portion of the proceeds of the withdrawals of Deposits referred to in the applicable Notice of Purchase Withdrawal referred to above and (ii) re-deposit with the Depositary the excess, if any, of the amount so withdrawn over the purchase price of such Equipment Notes.

      The Company hereby instructs each Pass Through Trustee to (a) enter into
the Participation Agreement [N ML] dated as of [        ] among the Company, [as
Lessee,]* the Subordination Agent, the Pass Through Trustee, The First National Bank of Maryland, as Indenture Trustee, [First Union Trust Company, National
Association, as Owner Trustee and [       ], as Owner Participant,]* (b) perform
its obligations thereunder and (c) deliver such certificates, documents and legal opinions relating to such Pass Through Trustee as required thereby.

      [The Company hereby certifies that the Owner Participant with respect to the Aircraft (A) is not an Affiliate of the Company and (B) based on the representations of such Owner Participant, is either a Qualified Owner Participant or a person whose obligations under the Operative Agreements (as defined in the Participation Agreement) to which the Owner Participant is a party are guaranteed by a Qualified Owner Participant.]*

                                Very truly yours,

                                Midway Airlines Corporation


                                By:__________________________________
                                   Name:
                                   Title:

----------
*  Only to be included for Leased Aircraft

                                   SCHEDULE A

The First National Bank of Maryland, as
  Pass Through Trustee, Subordination
  Agent and Paying Agent
25 South Charles Street
Mail Code 101-591
Baltimore, Maryland
Attention:  Corporate Trust Department
Facsimile:  (410) 244-4236

First Union Trust Company, National Association
One Rodney Square
920 King Street
Suite 102
Wilmington, Administration 19801
Attention:  Corporate Trust Administration
Facsimile:  (302) 888-7544

Standard & Poor's Ratings Service
25 Broadway, 16th Floor
New York, New York  10004
Attention:
Facsimile:  (212) 208-0300

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007
Attention:
Facsimile:  (212) 553-4600

                                                                         Annex A

                             WITHDRAWAL CERTIFICATE
                                  (Class ____)

First Union Trust Company, National Association as Escrow Agent

Ladies and Gentlemen:

            Reference is made to the Escrow and Paying Agent Agreement, dated as of August 13, 1998 (the "Agreement"). We hereby certify to you that the conditions to the obligations of the undersigned to execute a Participation Agreement pursuant to the Note Purchase Agreement have been satisfied. Pursuant to Section 1.02(c) of the Agreement, please execute the attached Notice of Withdrawal and immediately transmit by facsimile to the Depositary, at First Union National Bank, Attention Peter J. Lancos, (facsimile no. 704-383-9139).

            Capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement.

                                   Very truly yours,

                                   THE FIRST NATIONAL BANK OF MARYLAND
                                   not in its individual capacity by solely as Pass Through Trustee


                                   By _________________________________________
                                      Name:
                                      Title:

Dated:  As of [            ]

                                                                       Exhibit A

                          NOTICE OF PURCHASE WITHDRAWAL

First Union National Bank
One First Union Center
301 South College Street
Charlotte, NC 28288
Attention: Peter J. Lancos
Telecopier: (704) 383-9193

Gentlemen:

            Reference is made to the Deposit Agreement (Class A) dated as of August 13, 1998 (the "Deposit Agreement") between First Union Trust Company, National Association, as Escrow Agent, and First Union National Bank, as Depositary (the "Depositary") and to Account No. ________ (the "Account").

            In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of $_________ from the Account.

            The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to The First Maryland National Bank, ABA No. 052000113, Account No. 090-02-764, Attention: Credit Trust Receipts, Reference Midway EETC on _______, 199_, upon the telephonic request of a representative of the Pass Through Trustee.

                                  First Union Trust Company,
                                    National Association
                                    as Escrow Agent


                                  By __________________________________
                                     Name:
                                     Title:

Dated:  As of [       ]

                                                                       Exhibit B

                          NOTICE OF PURCHASE WITHDRAWAL

First Union National Bank
One First Union Center
301 South College Street
Charlotte, NC 28288
Attention: Peter J. Lancos
Telecopier:  (704) 383-9193

Gentlemen:

            Reference is made to the Deposit Agreement (Class B) dated as of August 13, 1998 (the "Deposit Agreement") between First Union Trust Company, National Association, as Escrow Agent, and First Union National Bank, as Depositary (the "Depositary") and to Account No. ________ (the "Account").

            In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of $_________ from the Account.

            The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to The First Maryland National Bank, ABA No. 052000113, Account No. 090-02-764, Attention: Credit Trust Receipts, Reference Midway EETC on _______, 199_, upon the telephonic request of a representative of the Pass Through Trustee.

                                  First Union Trust Company,
                                    National Association
                                    as Escrow Agent


                                  By _______________________________
                                     Name:
                                     Title:

Dated:  As of [       ]

                                                                       Exhibit C

                          NOTICE OF PURCHASE WITHDRAWAL

First Union National Bank
One First Union Center
301 South College Street
Charlotte, NC 28288
Attention: Peter J. Lancos
Telecopier:  (704) 383-9193

Gentlemen:

            Reference is made to the Deposit Agreement (Class C) dated as of August 13, 1998 (the "Deposit Agreement") between First Union Trust Company, National Association, as Escrow Agent, and First Union National Bank, as Depositary (the "Depositary") and to Account No. ________ (the "Account").

            In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of $_________ from the Account.

            The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to The First Maryland National Bank, ABA No. 052000113, Account No. 090-02-764, Attention: Credit Trust Receipts, Reference Midway EETC on _______, 199_, upon the telephonic request of a representative of the Pass Through Trustee.

                                  First Union Trust Company,
                                    National Association
                                    as Escrow Agent


                                  By ________________________________
                                     Name:
                                     Title:

Dated:  As of [       ]

                                                                       Exhibit D

                          NOTICE OF PURCHASE WITHDRAWAL

First Union National Bank
One First Union Center
301 South College Street
Charlotte, NC 28288
Attention: Peter J. Lancos
Telecopier: (704) 383-9193

Gentlemen:

            Reference is made to the Deposit Agreement (Class D) dated as of August 13, 1998 (the "Deposit Agreement") between First Union Trust Company, National Association, as Escrow Agent, and First Union National Bank, as Depositary (the "Depositary") and to Account No. ________ (the "Account").

            In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of $_________ from the Account.

            The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to The First Maryland National Bank, ABA No. 052000113, Account No. 090-02-764, Attention: Credit Trust Receipts, Reference Midway EETC on _______, 199_, upon the telephonic request of a representative of the Pass Through Trustee.

                                  First Union Trust Company,
                                    National Association
                                    as Escrow Agent


                                  By __________________________________
                                     Name:
                                     Title:

Dated:  As of [       ]

                                                                 [Exhibit A-1 to
                                                       Note Purchase Agreement -
                                                         Form of Leased Aircraft
                                                        Participation Agreement]



                                                   [Exhibit C-1 to Note Purchase
                                                       Agreement - Form of Owned
                                               Aircraft Participation Agreement]

================================================================================

                         PARTICIPATION AGREEMENT [N ___]

                         Dated as of __________ __, 199_

                                      among

                          MIDWAY AIRLINES CORPORATION,

                      THE FIRST NATIONAL BANK OF MARYLAND,
                                Indenture Trustee

                      THE FIRST NATIONAL BANK OF MARYLAND,
                              Pass-Through Trustee

                                       and

                       THE FIRST NATIONAL BANK OF MARYLAND
                               Subordination Agent

================================================================================

                 COVERING ONE CANADAIR REGIONAL JET SERIES 200ER
                   AIRCRAFT BEARING U.S. REGISTRATION NO. N___

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1. INTERPRETATION....................................................  1
      Section 1.01.  Definitions.............................................  1
      Section 1.02.  References..............................................  2
      Section 1.03.  Headings................................................  2
      Section 1.04.  Appendices Schedules and Exhibits.......................  2

ARTICLE 2. SALE, LEASING AND SECURED LOAN TRANSACTIONS.......................  2
      Section 2.01.  Participation...........................................  2
               (a)   Secured Loan............................................  2
               (b)   Delivery Date...........................................  2
      Section 2.02.  Closing Procedure.......................................  3

ARTICLE 3. CONDITIONS PRECEDENT..............................................  3
      Section 3.01.  Conditions Precedent to Obligations of Participants.....  3
               (a)   Notice..................................................  3
               (b)   Delivery of Documents...................................  3
               (c)   Airworthiness...........................................  5
               (d)   [Reserved]..............................................  5
               (e)   Violation of Law........................................  5
               (f)   No Event of Default.....................................  5
               (g)   No Event of Loss........................................  5
               (h)   Title...................................................  5
               (i)   Certification...........................................  5
               (j)   Section 1110............................................  5
               (k)   Filings.................................................  6
               (l)   Financing Statements....................................  6
               (m)   No Proceedings..........................................  6
               (n)   Governmental Action.....................................  6
               (o)   Note Purchase Agreement.................................  6
               (p)   Perfected Security Interest.............................  6
      Section 3.02.  Conditions Precedent to Obligations of Company..........  6
               (a)   Documents...............................................  7
               (b)   Other Conditions Precedent..............................  7
      Section 3.03.  Post-Registration Opinion...............................  7

ARTICLE 4. COMPANY'S REPRESENTATIONS, WARRANTIES AND COVENANTS...............  7
      Section 4.01.  Company Representations and Warranties..................  7
      Section 4.02.  Certain Covenants of Company............................ 10
               (a)   Filings and Recordings.................................. 10
               (b)   Registration............................................ 10

               (c)   [Reserved].............................................. 12
               (d)   Corporate Existence..................................... 12
               (e)   Merger and Consolidation................................ 12
               (f)   Change of Location...................................... 13
               (g)   Notice of Lease......................................... 13
      Section 4.03.  Survival of Representations and Warranties.............. 13

ARTICLE 5. OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND COVENANTS.......... 14
      Section 5.01.  Representations, Warranties and Covenants of the
                     Indenture Trustee....................................... 14
               (a)   Representations and Warranties.......................... 14
               (b)   Indenture Trustee's Liens............................... 15
               (c)   Indemnity for Indenture Trustee's Liens................. 15
      Section 5.02.  Indenture Trustee's Notice of Default Trustee's Notice
                     of Default.............................................. 15
      Section 5.03.  Releases from Indenture................................. 15
      Section 5.04.  The Company's Right of Quiet Enjoyment.................. 15
      Section 5.05.  Pass-Through Trustee's Representations and Warranties... 15
      Section 5.06.  Survival of Representations, Warranties and Covenants... 16
      Section 5.07.  Subordination Agent's Representations, Warranties and
                     Covenants............................................... 17
               (a)   Representations and Warranties.......................... 17
               (b)   Covenants............................................... 18

ARTICLE 6. [RESERVED]........................................................ 19

ARTICLE 7. GENERAL INDEMNITY ................................................ 19
      Section 7.01.  Generally............................................... 19
               (a)   Indemnity............................................... 19
               (b)   Exceptions.............................................. 20
      Section 7.02.  Notice and Payment...................................... 21
      Section 7.03.  Defense of Claims....................................... 21
      Section 7.04.  Insured Claims.......................................... 22
      Section 7.05.  Subrogation............................................. 22
      Section 7.06.  Survival of Obligations................................. 22
      Section 7.07.  Effect of Other Indemnities............................. 22
      Section 7.08.  Waiver of Certain Claims................................ 22

ARTICLE 8. TRANSACTION COSTS................................................. 23
      Section 8.01.  Transaction Costs and Other Costs....................... 23
               (a)   Transaction Costs....................................... 23
               (b)   Continuing Expenses..................................... 23
               (c)   Amendments and Supplements.............................. 23

ARTICLE 9. [RESERVED] ....................................................... 24

ARTICLE 10. LIABILITIES AND INTERESTS OF HOLDERS............................. 24
      Section 10.01. Interest of Holders of Equipment Notes.................. 24

ARTICLE 11. OTHER DOCUMENTS.................................................. 24
      Section 11.01. Consent of Company to Other Documents................... 24
      Section 11.02. Pass-Through Trustee's and Subordination Agent's
                     Acknowledgment.......................................... 24

ARTICLE 12. NOTICES.......................................................... 24
      Section 12.01. Notices................................................. 24

ARTICLE 13. [RESERVED]....................................................... 25

ARTICLE 14. [RESERVED]....................................................... 25

ARTICLE 15. MISCELLANEOUS ................................................... 25
      Section 15.01. Counterparts............................................ 25
      Section 15.02. No Oral Modifications................................... 25
      Section 15.03. Captions................................................ 26
      Section 15.04. Successors and Assigns.................................. 26
      Section 15.05. Concerning the Indenture Trustee and the Pass-Through
                     Trustee................................................. 26
      Section 15.06. Severability............................................ 26
      Section 15.07. GOVERNING LAW........................................... 26
      Section 15.08. Section 1110 Compliance................................. 27
      Section 15.09. Reliance of Liquidity Providers......................... 27

Schedule I           Loan Amounts

Schedule II          Debt Portion

Appendix A           Definitions

Exhibit A-1(a)       Form of Opinion of General Counsel of Company

Exhibit A-1(b)       Form of Opinion of Special North Carolina counsel

Exhibit A-2          Form of Opinion of Fulbright & Jaworski L.L.P.

Exhibit A-3          Form of Opinion of Ober, Kaler, Grimes & Shriver, as
                     counsel to Indenture Trustee, Subornation Agent and
                     Pass-Through Trustee

Exhibit A-4          Form of Opinion of Special Aviation Counsel

Exhibit B            Certain Economic Information

            PARTICIPATION AGREEMENT [N____] dated as of __________, 199_ (this "Agreement") among MIDWAY AIRLINES CORPORATION, a Delaware corporation (herein, together with its successors and permitted assigns, the "Company"), THE FIRST NATIONAL BANK OF MARYLAND, a national banking association, as indenture trustee under the Indenture referred to below (together with its successors and permitted assigns, the "Indenture Trustee"), THE FIRST NATIONAL BANK OF MARYLAND, a national banking association, as pass-through trustee of four separate Pass-Through Trusts (together with its successors and permitted assigns, the "Pass-Through Trustee"), and THE FIRST NATIONAL BANK OF MARYLAND, a national banking association, as subordination agent (together with its successors and permitted assigns, the "Subordination Agent").

                              W I T N E S S E T H:

            WHEREAS, capitalized terms used herein shall have the respective meanings set forth or referred to in Article 1 hereof.

            WHEREAS, pursuant to the Purchase Agreement the Manufacturer agreed to manufacture and sell to the Company and the Company agreed to purchase from the Manufacturer the Aircraft; and

            WHEREAS, subject to the terms and conditions of this Agreement the Loan Participants are willing to make loans to the Company to finance a portion of the acquisition cost of such Aircraft; and

            WHEREAS, the Company and the Indenture Trustee are concurrently entering into the Indenture for the benefit of the holders of the Equipment Notes, pursuant to which Indenture the Company shall, subject to the terms and conditions set forth therein, issue to the Pass-Through Trustee under each of the Pass-Through Trust Agreements, as a Loan Participant, Equipment Notes substantially in the form set forth in the Indenture as evidence of the loan to be made by each such Loan Participant to the Company to finance a portion of the acquisition cost of such Aircraft, all as more particularly described herein and in the Indenture;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration and receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties do hereby agree as follows:

                                   ARTICLE 1.
                                 INTERPRETATION

            Section 1.01. Definitions. Capitalized terms used herein and defined in Appendix A shall, except as such definitions may be specifically modified in the body of this Agreement for the purposes of a particular section, paragraph or clause, have the meanings given such terms in Appendix A.

            Section 1.02. References. References in this Agreement to sections, paragraphs, clauses, appendices, schedules and exhibits are to sections, paragraphs, clauses, appendices, schedules and exhibits in and to this Agreement unless otherwise specified.

            Section 1.03. Headings. The headings of the various sections, paragraphs and clauses of this Agreement and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

            Section 1.04. Appendices Schedules and Exhibits. The appendices, schedules and exhibits are part of this Agreement.

                                   ARTICLE 2.
                   SALE, LEASING AND SECURED LOAN TRANSACTIONS

            Section 2.01. Participation. Subject to all of the terms and conditions of this Agreement, the parties agree to participate in the secured loan transactions with respect to the Aircraft provided for in this Section 2.

            (a) Secured Loan. Each Loan Participant agrees to provide immediately available funds in the amount set forth opposite its name on
Schedule I (each such commitment being referred to as a Loan Participant's "Commitment") to or on behalf of the Company by paying or causing to be paid such amount to the Company, at the account specified by the Company on or prior to the Delivery Date. Such funds shall constitute a loan to the Company to be evidenced by the Equipment Notes and secured as provided in the Indenture.

            (b) Delivery Date. The "Delivery Date" shall be the date fixed by the Company in accordance with this Section 2(e) for the closing of the loan transactions with respect to the Aircraft contemplated hereby, except that following such closing the "Delivery Date" shall mean the date on which such transactions actually closed. The Company shall give at least two Business Days' notice to each other party hereto of the Delivery Date, which notice shall also specify the amount of each Loan Participant's Commitment. The Company may postpone a scheduled Delivery Date from time to time, for any reason by notice given to the other parties hereto not later than 3:00 p.m. on the date last scheduled as the Delivery Date, such notice to specify a new Delivery Date. The making available by the Loan Participants of their Commitment at the closing shall be deemed a waiver of notice of the Delivery Date by such Loan Participants respectively and the Indenture Trustee.

            Section 2.02. Closing Procedure.

            The closing shall take place at 11:00 a.m. New York City local time on the Delivery Date at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York or at such other time and place as the parties may agree. The closing shall be preceded by a pre-closing at the same place, the time for which shall be fixed by the Company, at which the forms of the Operative Documents to be executed, the certificates and other documents to be delivered and the forms of the legal opinions to be delivered at the closing by each party or its counsel pursuant to this Agreement shall be available for inspection by the parties and their respective counsel.

                                   ARTICLE 3.
                              CONDITIONS PRECEDENT

            Section 3.01. Conditions Precedent to Obligations of Participants. The obligation of each Participant to make the Dollar amount of its respective Commitment available for payment to the Company on the Delivery Date is subject to satisfaction or waiver by each such Participant, on or prior to the Delivery Date, of the conditions precedent set forth below in this Section 3.01; provided, that it shall not be a condition precedent to the obligation of any Participant that any document be produced or action taken that is to be produced or taken by such Participant or by a Person within such Participant's control:

            (a) Notice. Such Participant shall have received the notice of the Delivery Date as provided in Section 2(b), or shall have waived such notice.

            (b) Delivery of Documents. Such Participant shall, except as noted below, have received executed counterparts of the following agreements, instruments, certificates or documents, and such counterparts (a) shall have been duly authorized, executed and delivered by the respective party or parties thereto, (b) shall be reasonably satisfactory in form and substance to such Participant and (c) shall be in full force and effect:

            (i) the Indenture;

            (ii) Indenture Supplement No. 1;

            (iii) the Equipment Notes dated the Delivery Date; provided that, only the Subordination Agent shall receive the authenticated Equipment Notes;

            (iv) the broker's report and insurance certificates required by
      Section 11 of the Lease;

            (v) (A) a copy of the Certificate of Incorporation and By-Laws of Company and resolutions of the board of directors of Company and/or the executive committee thereof, in each case certified as of the Delivery Date, by the Secretary or an Assistant Secretary of Company, duly authorizing the execution, delivery and performance by Company of the Operative Agreements required to be executed and delivered by Company on or prior to the Delivery Date in accordance with the provisions hereof and thereof; (B) an incumbency certificate of Company and FNBM as to the person or persons authorized to execute and deliver the relevant Operative Agreements on behalf of such party; and (C) a copy of the Certificate of Incorporation or Articles of Incorporation and By-Laws and general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of FNBM, certified as of the Delivery Date by the Secretary or an Assistant or Assistant Secretary of FNBM, which authorize the execution, delivery and performance by FNBM, of each of the Operative Agreements to which it is a party, together with such other documents and evidence with respect to it as Company or any Participant may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection therewith;

            (vi) an Officer's Certificate of Company, dated as of the Delivery Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Delivery Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

            (vii) an Officer's Certificate of FNBM, dated as of the Delivery Date, stating that its representations and warranties, in its individual capacity or as Indenture Trustee, a Pass-Through Trustee or Subordination Agent, as the case may be, set forth in this Agreement are true and correct as of the Delivery Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

            (viii) the following opinions of counsel, in each case dated the Delivery Date:

                  (A) (I) Jonathan Waller, Senior Vice President and General Counsel of the Company substantially in the form of Exhibit A-1(a) hereto and (II) Kennedy Covington, Lobdell & Hickman, special North Carolina counsel to the Company, substantially in the form of Exhibit A-1(b) hereto, in each case addressed to the Pass-Through Trustee, each Liquidity Provider and the Indenture Trustee.

                  (B) Fulbright & Jaworski, L.L.P. special counsel for the Company substantially in the form of Exhibit A-2 hereto addressed to the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass-Through Trustee, each Liquidity Provider and the Company;

                  (C) Ober, Kaler, Grimes & Shriver, special counsel for the Indenture Trustee, Pass-Through Trustee and Subordination Agent in the form of Exhibit A-3 hereto and addressed to the Indenture Trustee, the Pass-Through Trustee, each Liquidity Provider and the Company; and

                  (D) Crowe & Dunlevy P.C., special aviation counsel, substantially in the form of Exhibit A-4 hereto and addressed to the Indenture Trustee, the Pass-Through Trustee, each Liquidity Provider and the Company.

            (c) Airworthiness. Each Participant shall receive a copy of a current, valid Standard Certificate of Airworthiness for the Aircraft duly issued by the FAA.

            (d) [Reserved]

            (e) Violation of Law. No change shall have occurred after the date of this Agreement in any Applicable Law that makes it a violation of Law for (a) Company, any Participant, Subordination Agent, or the Indenture Trustee to execute, deliver and perform the Operative Agreements to which any of them is a party or (b) any Participant to make the Dollar amount of its Commitment available or, to acquire an Equipment Note or to realize the benefits of the security afforded by the Indenture.

            (f) No Event of Default. On the Delivery Date, no event shall have occurred and be continuing, or would result from the sale or mortgage of the Aircraft, which constitutes an Indenture Default or Indenture Event of Default.

            (g) No Event of Loss. No Event of Loss with respect to the Airframe or any Engine shall have occurred and no circumstance, condition, act or even that, with the giving of notice or lapse of time or both, would give rise to or constitute an Event of Loss with respect to the Airframe or any Engine shall have occurred.

            (h) Title. The Company shall have good title (subject to filing and recordation of the FAA Bill of Sale with the FAA) to the Aircraft, free and clear of Liens, except Permitted Liens.

            (i) Certification. The Aircraft shall have been duly certificated by the FAA as to type and airworthiness as required by the terms of the Indenture.

            (j) Section 1110. The Indenture Trustee shall be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines as provided in the Indenture in the event of a case under Chapter 11 of the Bankruptcy Code in which Company is a debtor.

            (k) Filings. On the Delivery Date (i) application for registration of the Aircraft in the name of the Company shall have been duly made with the FAA in compliance with the provisions of the Transportation Code; and (ii) the Indenture, Indenture Supplement No. 1 and the FAA Bill of Sale shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA in accordance with the Transportation Code.

            (l) Financing Statements. A Uniform Commercial Code financing statement or statements covering the security interest contemplated by the Indenture shall have been executed and delivered by the Company as debtor and by the Indenture Trustee as secured party, and such financing statement or statements shall have been duly filed in all places necessary or desirable within the State of North Carolina.

            (m) No Proceedings. No action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any governmental authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental authority, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Operative Agreement or the transactions contemplated hereby or thereby.

            (n) Governmental Action. All appropriate action required to have been taken prior to the Delivery Date by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued.

            (o) Note Purchase Agreement. The conditions precedent to the obligations of the Loan Participants and the other requirements relating to the Aircraft and the Equipment Notes set forth in the Note Purchase Agreement shall have been satisfied.

            (p) Perfected Security Interest. On the Delivery Date, after giving effect to the filing of the documents referenced in Section 3.01(k)(ii) and the financing statements referenced in Section 3.01(l), the Indenture Trustee shall have received a duly perfected first priority security interest in all of Company's right, title and interest in the Aircraft, subject only to Permitted Liens.

            Section 3.02. Conditions Precedent to Obligations of Company. The obligation of Company to participate in the loan transaction on the Delivery Date is subject to the satisfaction or waiver by Company, on or prior to the Delivery Date, of the conditions precedent set forth below in this Section 3.02.

            (a) Documents. Executed originals of the agreements, instruments, certificates, documents and opinions described in Section 3.01(b) shall have been received by Company, except as specifically provided therein, and shall be satisfactory to Company, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Company.

            (b) Other Conditions Precedent. Each of the conditions set forth in Sections 3.01(c), (d) (as to all Participants), (e), (f), (h), (i), (j), (k),
(l), and (m) shall have been satisfied or waived by Company, unless the failure of any such condition to be satisfied is the result of any action or inaction by Company.

            Section 3.03. Post-Registration Opinion. Promptly upon the registration of the Aircraft and the recordation of the Documents referenced in
Section 3.01(l)(ii), Company will direct Crowe & Dunlevy P.C., special counsel in Oklahoma City, Oklahoma, to deliver to Company, each Participant and the Indenture Trustee a favorable opinion or opinions addressed to each of them with respect to such registration and recordation.

                                   ARTICLE 4.
               COMPANY'S REPRESENTATIONS, WARRANTIES AND COVENANTS

            Section 4.01. Company Representations and Warranties. The Company represents and warrants that, as of the Delivery Date (unless any such representation and warranty is specifically made as of an earlier date, in which case the Company represents and warrants as of such earlier date):

            (a) the Company is a corporation duly organized and validly existing and is in good standing under the laws of Delaware, has its principal place of business and chief executive office (as such terms are used in Article 9 of the Uniform Commercial Code) in Durham, North Carolina, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the failure to be so qualified or in good standing would have a materially adverse effect on its business or would impair its ability to perform its obligations under the Company Documents;

            (b) the Company has full power, authority and legal right to conduct its business and operations as currently conducted and to own or hold under lease its properties and to enter into and perform its obligations under the Company Documents;

            (c) the Company is an "air carrier" within the meaning of the Transportation Code and a holder of a certificate under Section 41102(a) of the Transportation Code and a "citizen of the United States" within the meaning of
Section 40102(a)(15) of the Transportation Code holding an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect;

            (d) the Company possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents (collectively "permits") which are necessary to the operation of the routes flown by it and the conduct of its business and operations as currently conducted and each such permit is in full force and effect, except for any such permits the failure to have or maintain which would not have a material adverse effect on the Company or its ability to perform its obligations under the Company Documents;

            (e) the execution, delivery and performance of the Company Documents by the Company have been duly authorized by all necessary corporate action on the part of the Company and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of the Company, and each such Company Documents has been duly executed and delivered and constitutes the legal, valid and binding obligations of the Company enforceable against it in accordance with the terms thereof except as such enforceability may be limited by bankruptcy, insolvency, or other similar laws or by general equitable principles;

            (f) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by the Company of the Company Documents except for such registrations, applications and recordings referred to in the opinion of Crowe and Dunlevy P.C. delivered pursuant to Sections 3.01(b)(viii)(D) and the filings referred to in Section 3.01(k)(ii);

            (g) neither the execution, delivery or performance by the Company of the Company Documents nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of the Company or any order, writ, injunction or decree of any court or governmental authority against the Company or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its properties (other than Permitted Liens), except for any such conflict, breach or default which would not have a material adverse effect on the Company or its ability to perform its obligations under the Company Documents;

            (h) except as disclosed in the Offering Memo, there are no pending or, to the knowledge of the Company, threatened actions, suits, investigations or proceedings against or affecting the Company or any of its properties before or by any court or administrative agency which, (A) may reasonably be expected to have a materially adverse effect on the Company's consolidated financial condition, business, or operations, or (B) would materially adversely affect the ability of the Company to consummate the transactions contemplated by the Operative Documents or to perform its obligations under the Company Documents;

            (i) the Company shall not be in default (after any applicable grace periods) in the performance of any material term or condition of the Purchase Agreement;

            (j) except for (A) the registration in the Company's name of the Aircraft pursuant to the Transportation Code, (B) the filing with and, where appropriate, recordation by the FAA pursuant to the Transportation Code of the Indenture (including Indenture Supplement No. 1), and (C) the filing of the financing statements referred to in Sections 3.01(l), no further action, including any filing or recording of any document, is necessary or advisable in order to perfect the first security interest in and Lien on the Collateral in favor of the Indenture Trustee;

            (k) the Company has received good and marketable title to the Aircraft, free and clear of all Liens, except Permitted Liens;

            (l) assuming the truth of the representations contained in Section
3.12 of the Pass-Through Trust Agreements and compliance with Section 10.06 of the Indenture, the execution and delivery of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not involve any prohibited transaction within the meaning of Section 406(a) of ERISA, or Section 4975(c)(1)(A) through (D) of the Code;

            (m) all premiums which have become due with respect to the insurance required to be provided by the Company on or prior to the Delivery Date under
Section 9 of the Lease have been paid by the Company;

            (n) no Default exists and no Event of Loss, or event which with the passage of time would constitute an Event of Loss, exists;

            (o) the Aircraft is in such condition so as to enable the airworthiness certificate of such Aircraft to be in good standing under the Transportation Code; the Aircraft has been duly certificated by the FAA as to type and airworthiness; there is in effect with respect to the Aircraft a current and valid airworthiness certificate issued by the FAA pursuant to the Transportation Code;

            (p) neither the Company nor any subsidiary of the Company is an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended;

            (q) there are no broker's or underwriter's fees payable on behalf of the Company in connection with the transactions contemplated in the Operative

Agreements, other than those of the Placement Agents and the Company Advisor referred to in Article 8 hereof; and

            (r) the Company represents and warrants that it has authorized no one to act on its behalf in connection with the offer or sale of any interest in the Equipment Notes or the Pass-Through Certificates other than the Placement Agents.

            Section 4.02. Certain Covenants of Company. The Company covenants and agrees as follows:

            (a) Filings and Recordings. The Company will cause to be done, executed, acknowledged and delivered at the Company's cost and expense all such further acts, conveyances and assurances as the Indenture Trustee or the Pass-Through Trustee shall reasonably require for accomplishing the purposes of the Operative Agreements. Without limiting the generality of this Section 4.02(a), the Company will promptly take, or cause to be taken, at the Company's cost and expense, such action with respect to the recording, filing, re-recording and re-filing of the Indenture (including each supplement thereto), the Lease (including each supplement thereto), and any financing statements or other instruments as may be reasonably requested by the Indenture Trustee and appropriate, to maintain the perfection of the first security interest and the Lien created by the Indenture, as against the Company and any third parties, or if the Company cannot take, or cause to be taken, such action, will furnish to the Indenture Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable either of them to take such action at the Company's cost and expense in a timely manner.

            (b) Registration. From and after the Delivery Date, the Company shall cause the Aircraft to be duly registered, and at all times to remain duly registered, in the name of the Company under the Transportation Code, provided, however, that the Company may, at any time cause the Aircraft to be appropriately re-registered under the laws of a country with which at the time of such registration the United States maintains normal diplomatic relations and is listed on Exhibit C to the Indenture; provided that:

            (i) at the time of re-registration, no Specified Default exists or would occur as a result of such re-registration;

            (ii) the Company shall pay all fees and expenses (including the reasonable fees and expenses of local counsel in such country) relating to such re-registration;

            (iii) the Company shall, at its cost, cause the interest of the Company as owner of the Aircraft and the Indenture Trustee as mortgagee thereof to be duly registered or recorded under the laws of such country and at all times thereafter to remain so duly registered or recorded unless and until the registration of the Aircraft is changed as provided herein, and shall cause to be done at all times all other acts including the filing, recording and delivery of any document or instrument and the payment of any sum necessary or, by reference to prudent industry practice in such country, advisable in order to create, preserve and protect such interest in the Aircraft (including the first priority duly perfected Lien under the Indenture) as against the Company or any third parties in such jurisdiction, and the laws of such country would give effect to the Indenture Trustee's Lien thereon;

            (iv) the obligations of the Company and each other party under the Operative Documents (and of the Permitted Lessee, if any, under a Lease) shall remain or be, as the case may be, legal, valid, binding and enforceable in such country;

            (v) The Company shall ensure that all insurance provided for herein shall be in full force and effect prior to, at the time of, and after such change in registration and the Indenture Trustee shall receive a certificate of Company's insurance broker to such effect;

            (vi) the country of such re-registration imposes aircraft maintenance standards approved by, or at least as stringent as those approved by, the FAA or the central civil aviation authority of the United Kingdom, France, Germany, Japan, the Netherlands or Canada;

            (vii) it shall not be necessary by reason of such re-registration or for purposes of enforcing remedies contained in the Indenture or the related Lease for the Indenture Trustee to register or qualify to do business in such country;

            (viii) no Liens (except Permitted Liens) shall arise by reason of such reregistration, and the Indenture shall continue as a first priority Lien on the collateral thereunder;

            (ix) the Indenture Trustee shall not be subjected to any adverse tax consequences for which the Company is not required to and does not then indemnify such Person in a manner reasonably satisfactory to such Person as a result of such re-registration:

            (x) any export licenses and certificate of deregistration required in connection with any repossession or return of the Aircraft will be readily obtain able in the normal course without material delay or material burden on the Indenture Trustee, it being agreed that the Company shall be responsible be responsible for the cost thereof; and

            (xi) the Indenture Trustee shall have received opinions in scope, form and substance reasonably satisfactory to them, of counsel, expert in the laws of such country, to the effect set forth in clauses (iii), (iv) (with respect to the obligations of the Company under the Indenture), (vii) and (x).

            The Company agrees to pay on an After-Tax Basis all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable counsel fees and disbursements) of the Indenture Trustee in connection with any re-registration pursuant to this Section.

            (c) [Reserved]

            (d) Corporate Existence. The Company shall at all times maintain its corporate existence except as permitted by Section 4.02(e) hereof and all of its rights, privileges and franchises necessary in the normal conduct of its business, except for any corporate right, privilege or franchise that it determines, is no longer necessary or desirable in the conduct of its business.

            (e) Merger and Consolidation. So long as the Lien of the Indenture has not been discharged, the Company shall not enter into any merger with or into or consolidation with, or sell, convey, transfer, lease or otherwise dispose of in one or a series of transactions all or substantially all of its assets as an entirety to any Person, unless the surviving corporation or Person which acquires by purchase, conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety (i) is a domestic corporation organized and existing under the laws of the United States or any State of the United States (ii) is a Citizen of the United States, (iii) is a Section 1110 Person, so long as such status is a condition to the availability of Section 1110 of the Bankruptcy Code, (iv) if not the Company, executes a duly authorized, legal, valid, binding, and enforceable agreement containing an effective assumption of all of the Company's, as applicable, obligations hereunder and under the other Operative Agreements, and each other document contemplated hereby or thereby and delivers such instrument to the Indenture Trustee, (v) provides an opinion from counsel (which counsel may be in the Company's General Counsel) delivered to the Indenture Trustee, which opinion shall be reasonably satisfactory to the Indenture Trustee, and an officer's certificate (which may rely, as to legal matters, on such legal opinion), each stating that such merger, consolidation, conveyance, transfer, lease or other disposition and the instrument noted in clause (iv) above comply with this
Section 4.02(e), that such instrument is a legal, valid and binding obligation of, and is enforceable against, such survivor or Person, and that all conditions precedent herein provided for relating to such transaction have been complied with, and (vi) such survivor or Person makes such filings and recordings with the FAA as may be required pursuant to part A of subtitle VII or Title 49, United States Code to evidence such merger or consolidation; provided that, no such merger, consolidation or conveyance, transfer or lease shall be permitted if, immediately after giving effect such consolidation, merger, purchase, conveyance, transfer, lease or other disposition, an Event of Default shall have occurred and be continuing.

            Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Company and the satisfaction of the conditions specified in this Section 4.02(e), the successor corporation formed by such consolidation or into which the Company is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement and the Lease and each other Operative Agreement and any other document contemplated hereby and thereby to which the Company is a party with the same effect as if such successor corporation had been named as the Company herein and therein. No such conveyance, transfer or lease of all or substantially all of the assets of the Company as an entirety shall have the effect of releasing the Company or any successor corporation which shall theretofore have become the Company hereunder in the manner prescribed in this
Section 4.02(e) from its liability hereunder or under the other Operative Agreements. Nothing contained herein shall permit any lease, sublease, or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of the Lease.

            (f) Change of Location. The Company agrees to give prompt written notice to the Indenture Trustee of any change in the address of its chief executive office (as such term is used in Section 9-103(3) of the North Carolina Uniform Commercial Code) or of any change in its corporate name, provided that, notice is hereby given that the Company plans to so change such address on or about January 1, 1999 to 2801 Slater Road, Morrisville, NC 27560.

            (g) Notice of Lease. In the event that the Company leases the Aircraft pursuant to Section 4.01(b)(x) of the Indenture, it shall give notice of such lease (promptly thereafter) to each of (i) Moody's Investor Service, 99 Church Street, New York, New York 10007, Attention: Corporate Rating Division (facsimile no.: (212) 533-1607) and (ii) Standard and Poor's Rating Agency, 26 Broadway, 14th Floor, New york, New York 10004 (facsimile no.: (212) 412-0540).

            Section 4.03. Survival of Representations and Warranties. The representations and warranties of the Company provided in Section 4.01 and in any other Operative Agreement shall survive the delivery of the Aircraft and the expiration or other termination of this Agreement and the other Operative Agreements.

                                   ARTICLE 5.
            OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND COVENANTS

            Section 5.01. Representations, Warranties and Covenants of the Indenture Trustee.

            (a) Representations and Warranties. The Indenture Trustee in its individual capacity represents on the Delivery Date as follows:

            (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Indenture, this Agreement and the other Operative Agreements to which it is a party and to authenticate the Equipment Notes to be delivered on the Delivery Date;

            (ii) the Indenture and this Agreement and the other Operative Agreements to which it is or is to be a party, and the authentication of the Certificates, have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or Maryland law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its articles of association or by-laws;

            (iii) each of the Indenture and this Agreement, and the other Operative Agreements to which it is a party, has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is (or will be, as the case may be), the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law);

            (iv) neither the execution and delivery by it of the Indenture and this Agreement and the other Operative Agreements to which it is or is to be a party, nor the performance by it of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or state governmental authority or agency governing its banking and trust powers; and

            (v) it has made a filing with the New York State Banking Department under Section 131(3) of the New York Banking Law in respect of the performance of its duties relating to the Trust Indenture.

            (b) Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, represents, warrants and covenants that there are no Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly, and in any event within 30 days, after the same shall first become known to it, any Indenture Trustee's Liens.

            (c) Indemnity for Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, agrees to indemnify and hold harmless the Company and the Pass-Through Trustee from and against any actual out-of-pocket loss, cost, expense or damage which may be suffered by the Company or the Pass-Through Trustee as a result of the failure of the Indenture Trustee to discharge and satisfy any Indenture Trustee's Liens attributable to it in its individual capacity, as described in Section 5.01(b) hereof.

            Section 5.02. Indenture Trustee's Notice of Default Trustee's Notice of Default. The Indenture Trustee agrees to give the Company notice of any Indenture Default or Indenture Event of Default promptly upon a Responsible Officer of the Indenture Trustee having actual knowledge thereof.

            Section 5.03. Releases from Indenture. The Indenture Trustee covenants and agrees, for the benefit of the Company to execute and deliver the instruments of release from the Lien of the Indenture which it is required to execute and deliver in accordance with the provisions of Article XIV of the Indenture.

            Section 5.04. The Company's Right of Quiet Enjoyment. Notwithstanding any other provision of any of the Operative Agreements, each other party to this Agreement agrees, severally and as to its own actions only, that it will not, so long as no Indenture Event of Default shall have occurred and be continuing, take or cause to be taken any action contrary to the Company's rights under the Indenture, including, without limitation, its rights to possession, use and quiet enjoyment of the Aircraft during the Term.

            Section 5.05. Pass-Through Trustee's Representations and Warranties. The Pass-Through Trustee, in its individual capacity, represents and warrants as of the Delivery Date that:

            (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has full the power and authority to enter into and perform its obligations under the Pass-Through Trust Agreements, the Intercreditor Agreement and this Agreement and to execute and authenticate the Pass-Through Certificates to be delivered on the Pass-Through Closing Date;

            (ii) the execution, delivery and performance of this Agreement, and the Pass-Through Trust Agreement and the performance of its obligations hereunder and thereunder have been fully authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or Maryland law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its articles of association, or bylaws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected; and

            (iii) each of this Agreement and the Pass-Through Trust Agreement has been duly executed and delivered by it (in its individual and trust capacities) and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is or will be, as the case may be, the legal, valid and binding obligation of the Pass-Through Trustee (in its individual and trust capacities), enforceable in accordance with its respective terms except as limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (iv) there are no Taxes payable by the Pass-Through Trustee imposed by the State of Maryland or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Pass-Through Trustee of this Agreement, any of the Pass-Through Trust Agreements (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass-Through Trustee for services rendered in connection with the transactions contemplated by the Pass-Through Trust Agreements), and there are no Taxes payable by the Pass-Through Trustee imposed by the State of Maryland or any political subdivision thereof in connection with the acquisition, possession or ownership by the Pass-Through Trustee of any of the Certificates other than franchise or other taxes based on or measured by any fees or compensation received by the Pass-Through Trustee for services rendered in connection with the transactions contemplated by the Pass-Through Trust Agreements;

            Section 5.06. Survival of Representations, Warranties and Covenants. Representations, warranties and covenants of the Pass-Through Trustee (in its individual or trust capacity), the Indenture Trustee (in its individual or trust capacity) and the Subordination Agent (in its individual or trust capacity) provided for in this Article 5, and their respective obligations under any and all of them, shall survive the delivery of the Aircraft and the expiration or other termination of this Agreement and the other Operative Agreements.

            Section 5.07. Subordination Agent's Representations, Warranties and Covenants.

            (a) Representations and Warranties. The Subordination Agent represents and warrants as of the Delivery Date that:

            (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under this Agreement, the Liquidity Facilities and the Intercreditor Agreement;

            (ii) the execution, delivery and performance of this Agreement, each of the Liquidity Facilities and the Intercreditor Agreement and the performance of its obligations hereunder and thereunder have been fully authorized by all necessary, corporate action on its part, and, neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or Maryland law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its articles of association, or bylaws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

            (iii) each of this Agreement, the Liquidity Facilities and the Intercreditor Agreement has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is or will be, as the case may be, the legal, valid and binding obligation of the Subordination Agent, enforceable in accordance with its respective terms except as limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iv) there are no Taxes payable by the Subordination Agent imposed by the State of Maryland or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement, any of the Liquidity Facilities or the Intercreditor Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the State of Maryland or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Certificates other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities);

            (v) to the best of the Subordination Agent's knowledge, there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement, the Intercreditor Agreement or any Liquidity Facility;

            (vi) the Subordination Agent has not directly or indirectly offered any Certificate for sale to any Person or solicited any offer to acquire any Certificates from any Person, nor has the Subordination Agent authorized anyone to act on its behalf to offer directly or indirectly any Certificate for sale to any Person, or to solicit any offer to acquire any Certificate from any Person; and the Subordination Agent is not in default under any Liquidity Facility; and

            (vii) the Subordination Agent is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee, any Underwriter or the Company.

            (b) Covenants.

            (i) The Subordination Agent agrees not to amend any Liquidity Facility or the Intercreditor Agreement without the consent of the Company.

            (ii) At any time when directed by the Company, the Subordination Agent shall replace any Liquidity Provider pursuant to Section 3.6(e) of the Intercreditor Agreement. Except as otherwise expressly provided in the Intercreditor Agreement, the Subordination Agent shall not in any other instance replace any Liquidity Provider in respect of any Liquidity Facility.

            (iii) In connection with the deposit in the applicable Cash Account of amounts drawn pursuant to any Downgrade Drawing or Non-Extension Drawing (as defined in the Liquidity Facility) under a Liquidity Facility, the Subordination Agent agrees, so long as no Event of Default shall have occurred and be continuing, to pay to the Company promptly following each Regular Distribution Date any Investment Earnings on the amount so deposited which remain after application of such Investment Earnings pursuant to Section 2.06 of such Liquidity Facility to the interest payable on such Downgrade Drawing under Section 3.07 of such Liquidity Facility. Capitalized terms used in this Section 7.01(b) shall have the meanings specified in the Intercreditor Agreement.

                                   ARTICLE 6.

                                   [RESERVED]

                                   ARTICLE 7.
                                GENERAL INDEMNITY

            Section 7.01. Generally.

            (a) Indemnity. The Company agrees to indemnify each Indemnitee against and agrees to protect, defend, save and keep harmless each Indemnitee against and in respect of, and will pay on an After-Tax Basis, from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, disbursements and expenses, demands or judgments (including reasonable legal fees and expenses) of every kind and nature, whether or not any of the transactions contemplated by this Agreement are consummated (individually, an "Expense," collectively, "Expenses"), which may be imposed on, incurred or suffered by or asserted against any Indemnitee, in any way relating to, arising out of or in connection with, any one or more of the following:

            (i) any Operative Agreement or Pass-Through Document or any transaction contemplated hereby or thereby;

            (ii) the operation, possession, use, non-use, maintenance, storage, overhaul, delivery, non-delivery, control, repair or testing of the Aircraft, Airframe, or any Engine or any engine used in connection with the Airframe, or any Part thereof by the Company, any sublessee or any other Person whatsoever, whether or not such operation, possession, use, non-use, maintenance, storage, overhaul, delivery, non-delivery, control, repair or testing is in compliance with the terms of the Lease, including, without limitation, claims for death, personal injury or property damage or other loss or harm to any Person whatsoever, including, without limitation, any passengers, shippers or other Persons wherever located, and claims or penalty relating to any laws, rules or regulations, including, without limitation, environmental control, noise and pollution laws, rules or regulation;

            (iii) the manufacture, design, sale, return, purchase, acceptance, rejection, delivery, non-delivery, condition, repair, modification, servicing, rebuilding, airworthiness, registration, reregistration, deregistration, ownership, financing, import, export, performance, non-performance, lease, sublease, transfer, merchantability, fitness for use, alteration, substitution or replacement of any Airframe, Engine, or Part or other transfer of use or possession, or other disposition of the Aircraft, the Airframe, any Engine or any Part including, without limitation, latent and other defects, whether or not discoverable, strict tort liability, and any claims for patent, trademark or copyright infringement;

            (iv) any breach of or failure to perform or observe, or any other non-compliance with, any condition, covenant or agreement to be performed, or other obligations of the Company under any of the Operative Agreements or any Pass-Through Trust Agreement, or the falsity or inaccuracy of any representation or warranty of the Company in any of the Operative Agreements or any Pass-Through Trust Agreement (other than representations and warranties in the Tax Indemnity Agreement);

            (v) the enforcement of the terms of the Operative Agreements; and

            (vi) the offer, issuance, sale or delivery of any Equipment Note or any Pass-Through Certificate.

            (b) Exceptions. The indemnity provided for in Section 7.01(a) shall not extend to any Expense of any Indemnitee to the extent it:

            (i) is attributable to the willful misconduct or gross negligence of such Indemnitee (other than gross negligence or willful misconduct imputed to such person by reason of its interest in the Aircraft or any transaction documents);

            (ii) is a Tax or loss of a Tax benefit;

            (iii) is a cost or expense required to be paid by such Indemnitee or its permitted transferees (and not by the Company) pursuant to this Agreement or any other Operative Agreement and for which the Company is not otherwise obligated to reimburse such Indemnitee, directly or indirectly pursuant to the terms of this Agreement or such other Operative Agreement;

            (iv) is attributable to the incorrectness or breach such by any Indemnitee of its representations or warranties, under any of the Operative Agreements;

            (v) is attributable to the failure by any Indemnitee to perform any of its obligations under any of the Operative Agreements;

            (vi) is an Expense arising under or in connection with any "prohibited transaction", within the meaning of Section 406 of ERISA or
      Section 4975(c)(1) of the Code or any similar provision of state law;

            (vii) except during the continuation of an Event on Default, is attributable to any amendment to any of the Operative Agreements which is not requested by the Company or is not required or made pursuant to the terms of any of the Operative Agreements;

            (viii) is attributable to the exercise by any Indemnitee of any right to inspect the Aircraft except with respect to any such inspection conducted while an Event of Default is continuing; and

            (ix) constitutes the loss of future profits or losses attributable to such Indemnitee's overhead.

            Section 7.02. Notice and Payment. Each Indemnitee shall give prompt written notice to the Company of any liability for which the Company is, or may be, liable under this Article 7; provided, however, that failure to give such notice shall not terminate any of the rights of an Indemnitee under this Article 7, except to the extent that such failure adversely affects any applicable defense or counterclaim, otherwise increases the amount the Company would have been liable for in the absence of such failure to provide such notice or adversely affects the ability of Company's insurers to defend such claim.

            Section 7.03. Defense of Claims. The Company or its insurers shall have the right (in each such case at the Company's sole expense) to investigate, defend (and control the defense of) any such claim for which indemnification is sought pursuant to this Article 7 and each Indemnitee shall cooperate with the Company or its insurers with respect thereto, provided that, without limiting the right of the Company's insurers to assume and control the defense of, or to compromise, any such claim, the Company shall not be entitled to assume and control the defense of or compromise any such claim (A) during the continuance of any Event of Default arising under Section 14(a) of the Lease, (B) if an actual or potential material conflict of interest exists making it advisable (on the basis of prevailing standards of professional responsibility) for such Indemnitee to be represented by separate counsel or on the grounds that such proceeding involves the potential imposition of criminal liability on such Indemnitee or (C) such proceeding will involve any material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than Permitted Liens) on the Aircraft or the Trust Estate (unless the Company posts a bond or other security reasonably acceptable in form and substance to such Indemnitee) or involve any material risk of criminal liability to such Indemnitee for which it is not indemnified hereunder and, in any such case, the relevant Indemnitee will, in good faith, undertake the defense of such claim at the expense of the Company. Subject to the immediately foregoing sentence, where the Company or the insurers under a policy of insurance maintained by the Company undertake the defense of an Indemnitee with respect to such a claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such claim shall be indemnified hereunder unless the fees or expenses were incurred at the written request of the Company or such insurers. Subject to the requirement of any policy of insurance applicable to a claim, an Indemnitee may participate at its own expense at any judicial proceeding controlled by the Company or its insurers pursuant to the preceding provisions, to the extent that such party's participation does not, in the opinion of the independent counsel appointed by the Company or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 7.03. No Indemnitee shall enter into any settlement or other compromise with respect to any claim described in this Section 7.03 without the prior written consent of the Company, unless such Indemnitee waives its right to be indemnified under this Article 7 with respect to such claim. The Company shall not enter into any settlement or compromise with respect to which the Company has not agreed to indemnify such Indemnitee to such Indemnitee's satisfaction or which admits any criminal violation, gross negligence or willful misconduct on the part of any Indemnitee without the prior written consent of such Indemnitee.

            Section 7.04. Insured Claims. Notwithstanding any other provision of this Article 7 to the contrary, in the case of any claim indemnified by the Company hereunder which is covered by a policy of insurance maintained by the Company pursuant to Section 9 of the Lease or otherwise, it shall be a condition of such indemnity with respect to any particular Indemnitee that such Indemnitee shall cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such claim as may be required to retain the benefits of such insurance with respect to such claim.

            Section 7.05. Subrogation. To the extent that an Expense indemnified by the Company under this Article 7 is in fact paid by the Company and/or an insurer under a policy of insurance maintained by the Company, the Company and/or such insurer as the case may be shall be subrogated to the extent of such payment to the rights and remedies of the Indemnitee on whose behalf such Expense was paid with respect to the transaction or event giving rise to such Expense. Should an Indemnitee receive any refund, in whole or in part, with respect to any Expense paid by the Company hereunder, it shall promptly pay over the amount refunded, together with any interest received with respect to such amount for the period between the indemnification payment and the receipt of such refund, to the Company.

            Section 7.06. Survival of Obligations. The indemnities and agreements of the Company provided for in this Article 7 shall survive the expiration or other termination of this Agreement.

            Section 7.07. Effect of Other Indemnities. The Company's obligations under this Article 7 shall be those of a primary obligor whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of this Agreement, or any other document or instrument, and the Person seeking indemnification from the Company pursuant to any provision of this Agreement may proceed directly against the Company without first seeking to enforce any other right of indemnification.

            Section 7.08. Waiver of Certain Claims. The Company hereby waives and releases any Claim now or hereafter existing against any Indemnified Person arising out of death or personal injury to personnel of the Company, loss or damage to property of the Company, or the loss of use of any property of the Company, which results from or arises out of the condition, use or operation of the Aircraft during the

Term, including, without limitation, any latent or patent defect whether or not discoverable.

                                   ARTICLE 8.
                                TRANSACTION COSTS

            Section 8.01. Transaction Costs and Other Costs.

            (a) Transaction Costs. The Company shall pay all fees and expenses of the following persons relating to the offering of the Pass-Through Certificates contemplated by the Placement Agreement and related to the transactions contemplated hereby: (i) the reasonable fees and expenses of the respective counsel for the Company, the Indenture Trustee, the Subordination Agents, the Pass-Through Trustee, each Liquidity Provider and the Placement Agents (other than those fees, expenses and disbursements payable by the Placement Agent pursuant to the Placement Agreement); (iii) the reasonable fees and expenses of special aviation counsel; (iv) any initial fees and expenses of the Pass-Through Trustee and each Liquidity Provider and the fees and expenses of the Subordination Agent and the Indenture Trustee; (v) any compensation, commissions and discounts payable to the Placement Agents pursuant to the Placement Agreement; (vi) the fees and expenses incurred in connection with printing any offering memorandum for the offering of the Pass-Through Certificates and; (vii) the fees and expenses of Moody's and S&P; (viii) the fees and expenses of The Seabury Group LLC;

            (b) Continuing Expenses. The Company agrees to pay (i) the continuing fees, expenses and disbursements (including reasonable counsel fees and expenses) of the Indenture Trustee, with respect to the administration of the Trust Indenture Estate; (ii) the continuing fees, expenses and disbursements (including reasonable counsel fees and expenses) of the Pass-Through Trustee and the Subordination Agent; and (iv) the continuing fees, expenses and disbursements (including reasonable counsel fees and expenses) of the Liquidity Providers as expressly provided in each Liquidity Facility.

            (c) Amendments and Supplements. Without limitation of the foregoing, the Company agrees to pay, to the Indenture Trustee, the Subordination Agent, the Liquidity Providers and the Pass-Through Trustee all costs and expenses (including reasonable legal fees and expenses) incurred by any of them in connection with any amendment, supplement, waiver or consent (whether or not entered into) under this Agreement or any other Operative Agreement or document or instrument delivered pursuant to any of them, which amendment, supplement, waiver or consent is required by any provision of any Operative Agreement or is requested by the Company or necessitated by the action or inaction of the Company.

                                   ARTICLE 9.
                                   [RESERVED]

                                   ARTICLE 10.
                      LIABILITIES AND INTERESTS OF HOLDERS

            Section 10.01. Interest of Holders of Equipment Notes. Each Holder of an Equipment Note shall have no further interest in, or other right with respect to, the Trust Indenture Estate when and if the principal and interest on all Certificates held by such Holder and all other sums payable to such Holder under this Agreement, under the Indenture and under such Certificates shall have been paid in full.

                                   ARTICLE 11.
                                 OTHER DOCUMENTS

            Section 11.01. Consent of Company to Other Documents. The Company hereby consents in all respects to the execution and delivery of the Intercreditor Agreement and the Liquidity Facilities.

            Section 11.02. Pass-Through Trustee's and Subordination Agent's Acknowledgment. The Pass-Through Trustee and the Subordination Agent hereby acknowledge and agree to be bound by all of the terms and conditions of the Indenture.

                                   ARTICLE 12.
                                     NOTICES

            Section 12.01. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, or (b) if given by certified mail, return receipt requested, by courier service, or by any other commercially customary means, when received or personally delivered, addressed:

            (a) if to the Company, to its office at 300 W. Morgan Street, Suite 1200, Durham, North Carolina, Attention: General Counsel, telephone (919) 956-4810, facsimile (919) 956-7568; or to such other address as the Company shall from time to time designate in writing to the Indenture Trustee;

            (b) if to the Indenture Trustee, the Subordination Agent or the Pass-Through Trustee, to its office at 25 South Charles Street, Mail Code 101-591, Baltimore, Maryland 21201 Attention: Corporate Trust Department, telephone (410) 244-4626 facsimile (410) 244-4236; or to such other address as the

      Indenture Trustee or the Pass-Through Trustee, as the case may be, shall from time to time designate in writing to the Company; and

            (c) if to the Liquidity Provider, to its office at _______________, or to such other address as a Liquidity Provider shall from time to time designate in writing to the Company and the Indenture Trustee.

                                   ARTICLE 13.

                                   [RESERVED]

                                   ARTICLE 14.

                                   [RESERVED]

                                   ARTICLE 15.
                                  MISCELLANEOUS

            Section 15.01. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            Section 15.02. No Oral Modifications. Neither this Agreement nor any of its terms may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. No such written termination, amendment, supplement, waiver or modification shall be effective unless a signed copy shall have been delivered to and executed by the Company and the Indenture Trustee. A copy of each such termination, amendment, supplement, waiver or modification shall also be delivered to each other party to this Agreement.

            The consent of each of the Pass-Through Trustee and the Subordination Agent, in its capacity as a party to this Agreement and not as a Holder, shall not be required to modify, amend or supplement this Agreement or to give any consent, waiver, authorization or approval with respect to this Agreement under the circumstances in which the consent of the Indenture Trustee would not be required for such modification, amendment, supplement, consent, waiver or approval in accordance with Section 6.01(b) of the Indenture, provided that the Pass-Through Trustee shall be entitled to receive an Opinion of Counsel (as defined in the Pass-Through Trust Agreement) necessary, in its sole discretion, to establish that the Indenture Trustee's consent would not be required under such circumstances.

            Section 15.03. Captions. The table of contents preceding this Agreement and the headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Agreement.

            Section 15.04. Successors and Assigns. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Subordination Agent and its successors and permitted assigns, including without limitation each Holder of a Certificate, the Indenture Trustee and its successors as Indenture Trustee (and any additional indenture trustee appointed) under the Indenture and the Pass-Through Trustee and its successors as Pass-Through Trustee (and any additional Pass-Through trustee appointed).

            Section 15.05. Concerning the Indenture Trustee and the Pass-Through Trustee. FNBM is entering into this Agreement solely in its capacity (except to the extent otherwise expressly indicated), as Indenture Trustee under the Indenture and as Pass-Through Trustee under the Pass-Through Trust Agreement and as Subordination Agent under the Subordination Agreement, and except as otherwise expressly provided in this Agreement or in the Indenture or the Pass-Through Trust Agreement FNBM shall not be personally liable for or on account of its statements, representations, warranties, covenants or obligations under this Agreement; provided, however, that FNBM accepts the benefits running to it under this Agreement, and each agrees that (except as otherwise expressly provided in this Agreement or any other Operative Agreement to which it is a party) it shall be liable in its individual capacity for (a) its own gross negligence or willful misconduct (whether in its capacity as trustee or in its individual capacity), (b) any breach of representations and warranties or any breach of covenants made in its individual capacity pursuant to or in connection with this Agreement or the other Operative Agreements to which it is a party,
(c) the failure to use ordinary care in receiving, handling and disbursing funds, (d) in the case of the Indenture Trustee, Indenture Trustee's Liens, and
(e) taxes, fees or other charges on, or based on, or measured by, any fees, commissions or compensation received by it in connection with the transactions contemplated by the Operative Agreements.

            Section 15.06. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 15.07. GOVERNING LAW. THIS AGREEMENT IS BEING DELIVERED IN THE SATE OF NEW YORK, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

            Section 15.08. Section 1110 Compliance. The parties hereto agree that the transactions contemplated by the Operative Agreements are expressly intended to be, shall be, and should be construed so as to be entitled to the benefits and protection of Section 1110 of the Bankruptcy Code.

            Section 15.09. Reliance of Liquidity Providers. Each of the parties hereto agrees and acknowledges that each Liquidity Provider shall be a third party beneficiary of each of the representations and warranties made herein by such party (and of each covenant herein made by such party to each Liquidity Provider), and that each Liquidity Provider may rely on such representations, warranties and covenants to the same extent as if such representations, warranties and covenants were made to such Liquidity Provider directly. The terms of this Agreement shall inure to the benefit of each Liquidity Provider, their respective successors and permitted assigns.

                          *            *             *

            IN WITNESS WHEREOF, the parties have caused this Participation Agreement to be executed by their respective, duly authorized officers as of the day and year first written above.

                                        MIDWAY AIRLINES CORPORATION


                                        By: ___________________________
                                            Name:
                                            Title:


                                        THE FIRST NATIONAL BANK OF
                                        MARYLAND, as Indenture Trustee,
                                        Pass-Through Trustee and
                                        Subordination Agent


                                        By: ___________________________
                                            Name:
                                            Title:

                                                                      Schedule I

                                  Loan Amounts

      Loan Participant                          Amount
      ----------------                          ------

      1998-A1 Pass-Through Trust                $______________

      1998-B Pass-Through Trust                 $______________

      1998-C Pass-Through Trust                 $______________

      1998-D Pass-Through Trust                 $______________

                                                                 [Owned Aircraft
                                                                    Definitions]

                                   APPENDIX A

                             DEFINITIONS [N_______]

GENERAL PROVISIONS

            The following terms shall have the following meanings for all purposes of the Operative Agreements (as defined below), unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Appendix and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

            Unless the context otherwise requires, (i) references to agreements shall be deemed to mean such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

      "Additional Insureds" means the Indenture Trustee (in its individual and trust capacities) and each Liquidity Provider.

      "Aeronautics Authority" means as of any time of determination, the FAA or other governmental airworthiness authority having jurisdiction over the Aircraft or the Airframe and Engines or engines attached thereto under the laws of the country in which the Airframe is then registered.

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling 50% or more of any class of voting securities of such Person or otherwise controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

      "After Tax Basis" means a basis such that any payment to be received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes (taking into account any related credits or deductions) resulting from the receipt or accrual of such payments, shall be equal to the payment to be received.

      "Aircraft" means the Airframe together with the Engines, whether or not any of the Engines may at the time of determination be installed on the Airframe or installed on any other airframe or on any other aircraft.

      "Airframe" means (i) the Canadair Regional Jet Series 200ER aircraft (excluding the Engines and any other engines which may from time to time be installed thereon, but including any and all Parts which may from time to time be incorporated in, installed on or attached to such aircraft, and including any and all such Parts removed therefrom so long as such removed Parts remain subject to the Lien of the Indenture) identified by national registration number and manufacturer's serial number in the Indenture Supplement executed and delivered on the Delivery Date, so long as a Replacement Airframe shall not have been substituted therefor pursuant to Section 4.04 of the Indenture, and (ii) a Replacement Airframe, so long as another Replacement Airframe shall not have been substituted therefor pursuant to Section 4.04 of the Indenture.

      "Applicable Law" means all applicable laws, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority.

      "Average Life Date" means, for any Equipment Note, the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of such Equipment Note.

      "Bankruptcy Code" means Title 11 of the United States Code, as amended, and any successor thereto.

      "Business Day" means any day other than a Saturday or Sunday on which commercial banks are not authorized or required to close in New York City, Charlotte, North Carolina and the city in the United States in which the office or agency is maintained by the Pass-Through Trustee for the payment of the Pass-Through Certificates.

      "Citizen of the United States" means a citizen of the United States as defined in ss. 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

      "Class A Liquidity Provider" has the meaning given to such term in Section
1.01 of the Intercreditor Agreement.

      "Class B Liquidity Provider" has the meaning given to such term in Section
1.01 of the Intercreditor Agreement.

      "Class C Liquidity Provider" has the meaning given to such term in Section
1.01 of the Intercreditor Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any similar legislation of the United States enacted to supersede, amend, or supplement such Code (and any reference to a provision of the Code shall refer to any successor provision(s), however designated).

      "Commitment" of a Loan Participant shall have the meaning given such term in Section 2(a) of the Participation Agreement.

      "Company" means Midway Airlines Corporation, a Delaware corporation.

      "Company Documents" means (x) the Operative Agreements to which the Company is a party and (y) the Pass-Through Trust Agreements.

      "DOT" means the U.S. Department of Transportation or any successor thereto.

      "Debt Rate" means the weighted average (based on Outstanding principal amount) rate of interest on the Equipment Notes.

      "Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

      "Delivery Date" means the date of the initial Indenture Supplement.

      "Deposit Agreement" means each of the four Deposit Agreements between the Depositary and the Escrow Agent, dated as of the Issuance Date, each of which relates to one of the Pass-Through Trusts.

      "Depositary" means First Union National Bank, as Depositary under each Deposit Agreement.

      "Dollars" means dollars in lawful currency of the United States.

      "Downgrade Drawing" has the meaning given to such term in Section 1.01 of the Intercreditor Agreement.

      "Engine" means (A) one of the two CF34-3B1 Series 200 engines identified by manufacturer's serial number in the Indenture Supplement executed and delivered on the Delivery Date, so long as a Replacement Engine shall not have been substituted therefor pursuant to Section 4.03(e) of the Indenture, and (B) a Replacement Engine, so long as another Replacement Engine shall not have been substituted therefor pursuant to Section 4.03(e) of the Indenture, whether or not such engine or Replacement Engine, as the case may be, is from time to time installed on the Airframe or installed on any other aircraft, and including in each case all Parts incorporated or installed in or attached thereto and any and all Parts removed therefrom so long as such Parts remain subject to the Lien of the Indenture. The term "Engines" means, as of any date of determination, the two engines each of which is an Engine on that date.

       "Equipment Notes" means the Equipment Notes issued by the Company pursuant to the Indenture and any equipment note issued in exchange therefor or replacement thereof pursuant to the Indenture.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Agent" means First Union Trust Company, National Association, as Escrow Agent under each of the Escrow Agreements.

      "Escrow Agreement" means each of the four Escrow and Paying Agent Agreements, among the Escrow Agent, the Paying Agent, certain initial purchasers of the Pass-Through Certificates named therein and one of the Pass-Through Trustees, dated as of the Issuance Date, each of which relates to one of the Pass-Through Trusts.

      "Event of Loss" means any of the following events with respect to the Aircraft, the Airframe or any Engine:

            (i) theft or disappearance for a period in excess of 90 consecutive days;

            (ii) destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

            (iii) any event which results in an insurance settlement with respect to such property on the basis of an actual, constructive or compromised total loss;

            (iv) condemnation, confiscation or seizure of, or requisition of title to or use of such property by any foreign government (or in the case of any such requisition of title, by the Government) or any agency or instrumentality thereof, for a period in excess of 180 consecutive days (or 30 consecutive days for the appropriation of title);

            (v) condemnation, confiscation or seizure of, or requisition of use of such property by the Government; and

            (vi) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority, the use of the Aircraft or Airframe in the normal course of air transportation shall have been prohibited by virtue of a condition affecting all Canadair Regional Jet Series 200ER aircraft equipped with engines of the same make and model as the Engines for a period of 180 consecutive days, unless the Company, prior to the expiration of such 180-day period, shall be diligently carrying forward all necessary and desirable steps to permit normal use of the Aircraft and shall within 12 months have conformed at least one Canadair Regional Jet Series 200ER aircraft (but not necessarily the Aircraft) to the requirements of any such law, rule, regulation, order or action, and shall be diligently pursuing conformance of the Aircraft in a non-discriminatory manner.

The date of such Event of Loss shall be (aa) the 91st day following loss of such property or its use due to theft or disappearance; (bb) the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (cc) the date of any insurance settlement on the basis of an actual, constructive or compromised total loss; (dd) the 181st day following condemnation, confiscation, seizure or requisition of title to or use of such property by a foreign government referred to in clause (iv) above (or the 31st day in the case of appropriation of title; (ee) the 181st day following requisition of title to or use of such property by the Government; and
(ff) the last day of the applicable period referred to in clause (vi) above. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

      "Expenses" has the meaning given to such term in Section 7.01(a) of the Participation Agreement.

      "Federal Aviation Administration" or "FAA" means the United States Federal Aviation Administration and any successor agency or agencies thereto.

      "Final Drawing" has the meaning given to such term in Section 1.01 of the Intercreditor Agreement.

      "FNBM" means The First National Bank of Maryland, a national banking association.

      "Government" means the United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

      "Holder" means, as of any particular time, the Person in whose name a Equipment Note shall be registered.

      "Indemnitee" means each of the Subordination Agent, in its individual capacity and in its capacity as Subordination Agent, each Liquidity Provider, the Indenture Trustee, in its individual capacity and as trustee, the Escrow Agent, the Paying Agent, the Pass-Through Trustees and each Affiliate, officer, director, employee, agent and servant of any of the foregoing Persons. No holder of a Pass-Through Certificate shall be deemed to be an Indemnitee.

      "Indenture" means the Trust Indenture and Security Agreement [N_____], dated as of ______________ __, 199_, between the Company and the Indenture Trustee.

      "Indenture Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

      "Indenture Event of Default" means each of the events specified in Section
7.01 of the Indenture.

      "Indenture Indemnitee" means (i) the Indenture Trustee and each separate or additional trustee appointed pursuant to the Indenture, (ii) the Escrow Agent, (iii) the Subordination Agent, (iv) each Liquidity Provider, (v) the Paying Agent, (vi) each Pass-Through Trustee and (vii) each of the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (vi).

      "Indenture Supplement" means (a) the Trust Indenture and Security Agreement Supplement No. 1, substantially in the form of Exhibit A to the Indenture, which shall describe with particularity the Aircraft covered by the Indenture, and which creates a first priority security interest in the Aircraft and (b) any other supplement to the Indenture from time to time executed and delivered.

      "Indenture Trustee" means The First National Bank of Maryland, a national banking association, as indenture trustee under the Operative Documents.

      "Indenture Trustee's Liens" means any Lien against, on or with respect to the Aircraft, any Engine, or the Trust Indenture Estate or any part thereof resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, or (iii) Taxes imposed against the Indenture Trustee in its individual capacity in respect of which the Company has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

      "Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Indenture Trustee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Indenture Trustee or any Affiliate of the Indenture Trustee, and is not connected with the Indenture Trustee or any Affiliate of the Indenture Trustee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

      "Intercreditor Agreement" means the Intercreditor Agreement dated as of August 13, 1998, among the Pass-Through Trustees, the Class A Liquidity Provider, the Class B Liquidity Provider, the Class C Liquidity Provider and the Subordination Agent.

      "Interest Drawing" has the meaning given to such term in Section 1.01 of the Intercreditor Agreement.

      "Issuance Date" means August 13, 1998.

      "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease, security interest, claim, or other similar interest of any nature whatsoever.

      "Liquidity Facility" means each of the three Irrevocable Revolving Credit Agreements (consisting of a separate Revolving Credit Agreement with the Liquidity Provider with respect to each Pass-Through Trust) between the Subordination Agent, as borrower, and the Liquidity Provider, each dated as of the Issuance Date.

      "Liquidity Provider" has the meaning given to such term in Section 1.01 of the Intercreditor Agreement.

      "Loan Participant" means and includes each registered holder from time to time of an Equipment Note issued under the Indenture including, so long as it holds any Equipment Notes issued under the Indenture, the Pass-Through Trustee under each Pass-Through Trust Agreement.

      "Majority in Interest of Holders" means, as of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Equipment Notes Outstanding as of such date.

      "Make-Whole Premium" means with respect to any Equipment Note, an amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of (i) the present value of the remaining scheduled payments of such principal amount or portion thereof and interest thereon to the maturity date of such Equipment Note assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield (in the case of the Series A Equipment Notes and Series B Equipment Notes) and the Treasury Yield plus .50% (in the case of the Series C Equipment Notes and the Series D Equipment Notes) over (ii) the outstanding principal amount of such Equipment Note plus accrued interest (other than any overdue portion thereof).

      "Manufacturer" means Bombardier, Inc., a Canadian corporation.

      "Minimum Liability Amount" has the meaning given to such term in Exhibit B to the Participation Agreement.

      "Moody's" means Moody's Investors Service, Inc.

      "Note Purchase Agreement" means the Note Purchase Agreement, dated as of the Issuance Date, among the Company, the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass-Through Trustee under each Pass-Through Trust Agreement providing for, among other things, the issuance and sale of certain equipment notes.

      "Offering Memo" means the Company's August 6, 1998 Offering Memorandum concerning the Pass-Through Certificates.

      "Officer's Certificate" means, when delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Company and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

      "Operative Agreements" means the Participation Agreement, the Equipment Notes outstanding at the time of reference, the Indenture and each Indenture Supplement.

      "Opinion of Counsel" means when delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Company may be (i) an attorney employed by the Company who is generally empowered to deliver such written opinions, (ii) Fulbright & Jaworski L.L.P., or (iii) other counsel designated by the Company and reasonably satisfactory to the Indenture Trustee, and (b) for the Indenture Trustee, an attorney selected by such Person and reasonably satisfactory to the Company.

      "Outstanding" means, when used with respect to Equipment Notes, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Equipment Notes theretofore executed and delivered under the Indenture, with the exception of the following:

            (i) Equipment Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
            Section 2.08 of the Indenture or otherwise;

            (ii) Equipment Notes for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Equipment Notes pursuant to Section
            14.01 of the Indenture; provided that if such Equipment Notes are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

            (iii) Equipment Notes in exchange for or in lieu of which other Equipment Notes have been executed and delivered pursuant to Article II of the Indenture.

      "Participants" means, collectively, the Pass-Through Trustee with respect to each of the Pass-Through Trust Agreements; "Participant" means, individually, one of the Participants.

      "Participation Agreement" the Participation Agreement [N _____], dated as of__________ __,199__, among the Company, the Indenture Trustee, the Pass-Through Trustees and the Subordination Agent.

      "Parts" means any and all appliances, parts, instruments, appurtenances, accessories, furnishings, seats, and other equipment of whatever nature (other than Engines or engines and temporary replacement parts as provided in Section
4.04 of the Indenture and cargo containers) which may from time to time be incorporated or installed in or attached to any Airframe or any Engine, exclusive of any items leased by the Company from third parties and not required in the navigation of the Aircraft.

      "Pass-Through Certificates" means any of the Pass-Through Certificates, 1998-1A, the Pass-Through Certificates, 1998-1B, the Pass-Through Certificates, 1998-1C or the Pass-Through Certificates, 1998-1D, in each case as issued by the related Pass-Through Trust; and "Pass-Through Certificates" means all of such Pass-Through Certificates.

      "Pass-Through Documents" means the Pass-Through Trust Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement and the Liquidity Facilities.

      "Pass-Through Trust" means the Midway Airlines 1998-1 Pass-Through Trust Class A, Midway Airlines 1998-1 Pass-Through Trust Class B, Midway Airlines 1998-1 Pass-Through Trust Class C and Midway Airlines 1998-1 Pass-Through Trust-Class D, in each case formed pursuant to the related Series Supplement in accordance with the Pass-Through Trust Agreement; and "Pass-Through Trusts" means all of such Pass-Through Trusts.

      "Pass-Through Trust Agreement" means each of the four Pass-Through Trust Agreements dated as of August 13, 1998 among the Company and the Pass-Through Trustee (which shall include each Successor Pass-Through Trust Agreement entered into pursuant to Section 11.01 of each thereof).

      "Pass-Through Trustee" The First National Bank of Maryland, a national banking association, in its capacity as Pass-Through Trustee under each Pass-Through Trust Agreement.

      "Past Due Rate" means in respect of any principal of or interest on or any other amounts payable in respect of any Equipment Note that is not paid when due to any Holder, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 1% plus the interest rate applicable to such Equipment Note.

      "Payment Date" means each January 2 and July 2, commencing on _________ 2, 199__.

      "Permitted Air Carrier" means (a) any Section 1110 Person and (b) any foreign air carrier that is principally based in any foreign country listed on Exhibit C to the Indenture, except those that do not maintain normal diplomatic relations with the United States.

      "Permitted Investments" means (a) direct obligations of the United States of America or any agency or instrumentality thereof, (b) obligations fully guaranteed by the United States of America or any agency or instrumentality thereof, (c) any mutual fund the portfolio of which is limited to obligations of the type described in clauses (a) and (b), including any proprietary mutual fund of The First National Bank of Maryland for which such bank or an affiliate is investment advisor or to which such bank provides other services and receives reasonable compensation for such services, (d) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, any bank, trust company, or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof, having a combined capital and surplus of at least $100,000,000 and having a rating of "A" or better from the Keefe Bank Watch Service, (e) commercial paper issued by companies in the United States which directly issue their own commercial paper and which are doing business under the laws of the United States of America or one of the states thereof and in each case having a rating assigned to such commercial paper by a nationally recognized rating organization in the United States of America equal to the highest rating assigned by such organization, or (f) obligations of the type described in clauses (a), (b), (d), or (e) above, purchased from any bank, trust company, or banking association referred to in clause (d) above pursuant to repurchase agreements obligating such bank, trust company, or banking association to repurchase any such obligation not later than 30 days after the purchase of any such obligation. Unless otherwise specified in writing by the Company, all such Permitted Investments shall mature not later than 30 days from the date of purchase.

      "Permitted Lien" has the meaning given to such term in Section 4.06 of the Indenture.

      "Permitted Lessee" means (a) any Permitted Air Carrier or (b) any airframe or engine manufacturer, or Affiliate of such a manufacturer, who is domiciled in the United States of America or a country listed on Exhibit C to the Indenture.

      "Person" means any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

      "Placement Agents" means Morgan Stanley & Co. Incorporated and Credit Suisse First Boston.

      "Placement Agreement" means the Purchase Agreement dated August 6, 1998 among the Company and the Placement Agents.

      "Prepayment Date" has the meaning given to such term in Section 6.02(b) of the Indenture.

      "Prepayment Price" has the meaning given to such term in Section 6.02(b) of the Indenture.

      "Purchase Agreement" means Bombardier Regional Aircraft Division Purchase Agreement No. PA-0393 dated September 17, 1997, as amended, between the Company and the Manufacturer (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of any such Purchase Agreement).

      "Rating Agency" means Moody's or S&P, as the context requires.

      "Record Date" means, with respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), December 15 for January 2 Payment Dates and June 15 for July 2 Payment Dates, whether or not such date is a Business Day.

      "Register" has the meaning given to such term in Section 3.02 of the Indenture.

      "Registrar" has the meaning given to such term in Section 3.02 of the Indenture.

      "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of August 13, 1998, among the Placement Agents, FNBM, as Pass-Through Trustee, and the Company.

      "Registration Rights Event" has the meaning given to such term in the Registration Rights Agreement.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

      "Remaining Weighted Average Life" means on a given date with respect to any Equipment Note the number of days equal to the quotient obtained by dividing
(i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Equipment Note by (b) the number of days from and including such prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by (ii) the then outstanding principal amount of such Equipment Note.

      "Replacement Aircraft" means any Aircraft of which a Replacement Airframe is part.

      "Replacement Airframe" means a Canadair Regional Jet Series 200ER series aircraft or a comparable or improved model of such aircraft of the Manufacturer (except

Engines or engines from time to time installed thereon) which shall have become subject to the Indenture pursuant to Section 4.04 thereof.

      "Replacement Engine" means a CF34-3B1 Series 200 engine (or engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe), and which shall have become subject to the Indenture pursuant to Section 4.03(e) thereof.

      "Responsible Officer" means, with respect to the Indenture Trustee, any officer in its Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

      "S&P" means Standard & Poor's Ratings Group.

      "SEC" means the Securities and Exchange Commission of the United States and any successor agencies or authorities.

      "Section 1110 Person" means a Citizen of the United States who is an air carrier holding a valid air carrier operating certificate issued pursuant to 49 U.S.C. ch. 447 for aircraft capable of carrying 10 or more individuals.

      "Secured Obligations" has the meaning specified in the Granting Clause of the Indenture.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Series "A" or "Series A Equipment Notes" means the Equipment Notes issued and designated as "Series A" under the Indenture, in the principal amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series A".

      "Series "B" or "Series B Equipment Notes" means the Equipment Notes issued and designated as "Series B" under the Indenture, in the principal amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series B".

      "Series "C" or "Series C Equipment Notes" means the Equipment Notes issued and designated as "Series C" under the Indenture, in the principal amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series C".

      "Series "D" or "Series D Equipment Notes" means the Equipment Notes issued and designated as "Series D" under the Indenture, in the principal amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series D".

      "Specified Default" means (a) an event or condition described in Section 7.01(i), (iv), (v) and (vi) of the Indenture that, after the giving of notice or lapse of time, or both, would mature into an Indenture Event of Default, or (b) any Indenture Event of Default.

      "Specified Investments" means (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) any mutual fund the portfolio of which is limited to obligations of the type described in clause (a), including any proprietary mutual fund of The First National Bank of Maryland for which such bank or an affiliate is investment advisor or to which such bank provides other services and receives reasonable compensation for such services; (c) commercial paper rated A-1/P-1 by S&P and Moody's, respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (d) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment; (e) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or (f) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

      "Subordination Agent" means The First National Bank of Maryland, a national banking association, in its capacity as Subordination Agent.

      "Transaction Costs" means those costs and expenses set forth in Section 8.01(a) of the Participation Agreement to be borne by the Company.

      "Transportation Code" means Title 49 of the United States Code, subtitle VII, as amended and in effect on the date of the Indenture or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

      "Treasury Yield" means, at the time of determination with respect to any Equipment Note, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date on such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of such Certificate and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable prepayment date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business
Day prior to the applicable prepayment date.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

      "Trust Indenture Estate" means all estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interest, and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments.

      "United States", "U.S." or "US" means the United States of America.

                                                               Exhibit A-1(a) to
                                                                  Owned Aircraft
                                                         Participation Agreement

                        [Midway Owned Aircraft Opinion]

                 [SUBJECT TO REVIEW BY MIDWAY GENERAL COUNSEL]

                                        [Delivery Date]

To Each of the Parties Named
  on the Attached Schedule

      Re:   Financing of One Canadair Regional
            Jet Series 200ER Aircraft Bearing
            U.S. Registration No. N______

Ladies and Gentlemen:

      I am General Counsel for Midway Airlines Corporation, a Delaware corporation (the "Company"), and have acted as counsel for the Company in connection with the transactions contemplated by the Participation Agreement dated as of _________, between the Company and The First National Bank of Maryland, as Indenture Trustee, Pass Through Trustee and Subordination Agent.

      This opinion is being delivered pursuant to Section 3.01(b)(viii)(A)(I) of the Participation Agreement. Capitalized terms not defined herein are used as defined in the Participation Agreement.

      In connection with the opinions expressed below, I, or counsel under my supervision in the office of the General Counsel of the Company, have examined the Participation Agreement, the Purchase Agreement Assignment, the Indenture and the Indenture Supplement covering the Aircraft (the "Company's Agreements"). In addition we have reviewed the other Operative Documents. In arriving at the opinions expressed below, I have assumed (except as to the Company) the genuineness of all signatures and the due authorization, execution and delivery by the parties thereto of the Company's Agreements and that each such party has full power and authority to perform its obligations thereunder. I have examined and relied without independent verification on the representations and warranties by parties other than the Company as to factual matters contained in or made pursuant to the Company's Agreements. In addition, I have examined originals or copies certified to my satisfaction, of such other agreements, documents, certificates and statements of government officials and other papers as I have deemed necessary or advisable as a basis for such opinions.

      Based upon the foregoing, I am of the opinion that:

      1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority to own or hold under lease its properties and conduct its business as presently conducted and to enter into and perform its obligations under the Company's Agreements. The Company is an "air carrier" within the meaning of the Transportation Code and a holder of a certificate under Section 41102(a) of the Transportation Code and a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code holding an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect. The Company is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction where the activities of the Company require such qualification except where the failure to so qualify would not have a material adverse effect on the Company or the ability of the Company to perform its obligations under the Company's Agreements. The Company's chief executive office (as such term is defined in the Uniform Commercial Code as in effect in the State of North Carolina) is at 300 West Morgan Street, Suite 1200, Durham, North Carolina 27701.

      2. The execution, delivery and performance by the Company of the Company's Agreements do not require the approval or consent of, or the giving of notice to, any trustee, stockholders or holders of any indebtedness or obligations of the Company (except for such consents or approvals as have been obtained on or prior to the Delivery Date), and neither the execution and delivery by the Company thereof nor the performance by the Company of the transactions contemplated thereby nor compliance by the Company with any of the terms and provisions thereof will contravene any applicable law of the State of Delaware or the United States of America applicable to or binding upon the Company (other than the securities or Blue Sky laws of the various states, as to which I express no opinion), or any of its properties, or contravene or result in any breach of, or constitute any default under or result in the creation of any Lien (other than as permitted under the Operative Documents) upon any property of the Company under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract bank loan or credit agreement, corporate charter, bylaw or other agreement, or instrument to which the Company is a party or by which the Company or any of its property may be bound or affected (except for such conflicts, breaches or defaults or liens, charges or encumbrances, that, singly or in the aggregate, would not have material adverse effect on the Company's ability to perform its obligations under the Company's Agreements).

      3. The execution, delivery and performance of the Company's Agreements have been duly authorized by all necessary corporate action on the part of the

Company, and the Company's Agreements have been duly executed and delivered by the Company.

      4. Except for the filings of the Uniform Commercial Code financing statements on the Delivery Date, the execution and delivery by the Company of the Company's Agreements and the consummation by the Company of the transactions contemplated thereby do not require the consent or approval of, or the giving of notice to, or the registration, recording or filing of any document with, or the taking of any other action with respect to any authority or agency of the State of North Carolina.(*)

      5. The Uniform Commercial Code financing statements referred to in Section ___ of the Participation Agreement have been filed with the Office of the Secretary of State of North Carolina.(*)

      6. There are no pending or, to our knowledge, threatened actions, suits, or proceedings before any court or administrative agency or arbitration against the Company or involving the Company that question the validity of any of the Company's Agreements or that is required to have been disclosed in the Company's Annual Report on Form 10-K filed for the year ended ___________________, or any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, except such as are therein disclosed.

      No opinion is expressed herein as to state securities laws or other laws other than the General Corporation Law of the State of Delaware [, the laws of the State of North Carolina](*) and the federal laws of the United States.

      This opinion is furnished by me as counsel to the Company to you as parties to the Participation Agreement and is solely for your benefit.

                                               Very truly yours,

----------
(*) The opinions in paragraphs 4 and 5 will be delivered by a North Carolina law firm in a legal opinion subject to customary qualifications.

                             Schedule of Addresses

The First National Bank of Maryland,
 as Indenture Trustee, Pass Through
 Trustee and Subordination Agent

ABN AMRO Bank N.V.

Standard & Poor's Rating Services

                                                         Exhibit A-1(b) to
                                                         Leased Aircraft
                                                         Participation Agreement

          [LETTERHEAD OF KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.]

                                     [Date]

To Each of the Parties Named
 on the Attached Schedule

      Re:   Midway Airlines Corporation Participation Agreement N[__]

Ladies and Gentlemen:

      We have acted as special North Carolina counsel to Midway Airlines Corporation, a Delaware corporation (the "Company"), in connection with the transactions contemplated by the Participation Agreement, dated as of [________ ___, _______] (the "Participation Agreement"), among the Company and The First National Bank of Maryland, as Indenture Trustee, Pass Through Trustee and Subordination Agent, and the other parties named therein. This opinion is being delivered pursuant to Section 3.01(b)(xviii)(A)(II) of the Participation Agreement. Capitalized terms not defined herein are used as defined in the Participation Agreement.

      In connection with the opinion expressed below, we have examined originals, or copies certified to our satisfaction, of the Participation Agreement, the Trust Agreements and the Pass Through Trust Agreements (the "Agreements"). In addition, we have reviewed originals, or copies certified to our satisfaction, of the Indenture and the other Operative Documents executed and delivered on the date hereof. In arriving at the opinion expressed below, we have assumed the genuineness of all signatures and the due authorization, execution and delivery by the parties thereto of the Agreements and that each such party has the full power and authority to perform its obligations thereunder. We have examined and relied without independent verification on the representations and warranties by the parties as to factual matters contained in or made pursuant to the Agreements. In addition, we have examined originals, or copies certified to our satisfaction, of such other agreements, documents, certificates and statements of government officials and other papers as we have deemed necessary or advisable as a basis for such opinion.

      With your permission, we have made the following factual assumptions for purposes of this opinion:

To Each of the Parties Named on the Attached Schedule
[date]
Page 2

      1. The Company is in compliance with all federal and state laws and regulations (other than the laws and regulations of the State of North Carolina) relating to the execution and delivery by the Company of the Documents and the consumption by the Company of the transactions contemplated thereby.

      2. Prior to the date hereof, the Company has been in compliance with all North Carolina laws and regulations governing its operations.

      Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that (a) the Uniform Commercial Code financing statements required to be filed in North Carolina on the Delivery Date pursuant to Section 3.01(m) of the Participation Agreements have been duly filed and (b) the execution and delivery by the Company of the Documents and the consummation by the Company of the transactions contemplated thereby do not require the consent or approval of, or the giving of notice to, or the registration, recording or filing of any document with, or the taking of any other action with respect to any authority or agency of the State of North Carolina.

      The opinion expressed herein is limited to matters governed by the laws of the State of North Carolina. You have not requested any opinion from us nor do we express any opinion, concerning: (i) North Carolina state securities laws,
(ii) the North Carolina state tax implications of the issuance or the holding of any Certificates or the underlying notes, (iii) the priority of any liens on any portion of the Trust Estate or proceeds thereof, or (iv) the consequences of any insolvency proceedings with respect for the Company.

      This opinion letter is rendered only as of the date hereof. We undertake no obligation to update this opinion letter after the date hereof or to give notice as to any future changes of facts or law that might affect the opinions set forth herein. This opinion letter is limited to the matters expressly stated herein, and no other opinion shall be implied or inferred herefrom.

      We have provided this opinion letter to the addressees in our capacity as special counsel to the Company in connection with the transactions contemplated by the Participation Agreements. This opinion letter is solely for your use and may not be relied upon for any other purpose or by any other person without our prior written consent.

                                     Very truly yours,

                                                                  Exhibit A-2 to
                                                                  Owned Aircraft
                                                         Participation Agreement

                          [F&J OWNED AIRCRAFT OPINION]

[Delivery Date]

To Each of the Parties Listed
on the Attached Schedule

      Re:   Financing of One Canadair Regional Jet
            Series 200ER Aircraft -- U.S. Registration No. N_____

Ladies and Gentlemen:

      We have acted as special New York counsel for Midway Airlines Corporation, a Delaware corporation (the "Company"), in connection with the Participation Agreement dated as of _________________, among the Company; and The First National Bank of Maryland ("FNBM"), as Indenture Trustee, Pass Through Trustee and Subordination Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth or referred to in the Participation Agreement. For purposes hereof, "Documents" shall be a collective reference to the Participation Agreement, the Indenture, Indenture Supplement No. 1 and the Equipment Notes.

      This opinion is furnished to you pursuant to Section 3.01(b)(viii)(B) of the Participation Agreement.

      In rendering this opinion, we have examined the Documents and such other Operative Documents as are necessary in order to give the opinions expressed herein. We have further examined and relied upon the accuracy of original, certified, conformed, photographic or telecopied copies of such records, agreements, certificates, certificates of public officials and such other documents, and have made an investigation of such laws, as we have deemed necessary and appropriate for the purpose of rendering this opinion. As to certain questions of fact material to our opinions, we have relied solely upon the accuracy of the statements, representations and warranties made in the Documents and such other Operative Documents and we have made no independent investigation or inquiry with respect to such factual matters.

      Based on the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth below, we advise you that in our opinion:

      1. Each of the Documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Equipment Notes are entitled to the benefits of the Indenture.

      2. The execution and delivery by the Company of the Documents, the consummation by the Company of the transactions contemplated thereby and the compliance by the Company with any of the terms and provisions thereof do not contravene any applicable federal law of the United States or any applicable law of New York.

      3. Except for the filings with the FAA referred to in paragraph 4 below, the execution and delivery by the Company of the Documents and the consummation by the Company of the transactions contemplated thereby do not require the consent or approval of, or the giving of notice to, or the registration, recording or filing of any document with, or the taking of any other action with respect to any authority or agency of the federal government of the United States of America or the State of New York.

      4. The Indenture as supplemented by Indenture Supplement No. 1 thereto is in due form for filing in accordance with Subtitle VII of Title 49 of the United States Code (the "Act"), and will create, for the benefit of the Indenture Trustee, a valid security interest in the Indenture Estate identified therein. Except for the filings with the FAA referred to in the opinion dated today and addressed to you of Crowe & Dunlevy, the filing of the Uniform Commercial Code financing statements referenced in Section _______ of the Participation Agreement, which filings we assume have been duly effected and are adequate for their intended purpose (and subject to the timely filings in the future of continuation statements with respect to such financing statements), no recording or filing in the United States of America of any of the Operative Documents, nor any other action, is necessary or advisable in order to establish and perfect in the United States of America, the mortgage and security interest of the Indenture Trustee under the Indenture on the Aircraft or the other property included in the Indenture Estate in favor of the Indenture Trustee as against the Company or any third party.

      5. The Participation Agreement and the Indenture (the "Indenture Trustee Documents") constitute legal, valid and binding obligations of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with their respective terms.

      6. The Participation Agreement constitutes the legal, valid and binding obligation of the Pass Through Trustee, enforceable against the Pass Through Trustee in accordance with its terms.

      7. The Participation Agreement constitutes the legal, valid and binding obligation of the Subordination Agent, enforceable against the Subordination Agent in accordance with its terms.

      8. So long as the Company continues to be a "citizen of the United States," as defined in Section 40102 of Title 49 of the United States Code, holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, the Indenture Trustee, would be entitled to the benefits of Section 1110 of the Bankruptcy Code ("Section 1110") with respect to the Aircraft.

      We call your attention that the U.S. District Court for the District of Colorado recently issued an opinion regarding Section 1110, In re Western Pacific Airlines, Civil Action No. 98-K-358 (D. Cob. Mar. 10 and affirmed on rehearing May 1, 1998). The decision, reversing an order of the bankruptcy court, held that, although an airline debtor reaffirms its obligations and cures its defaults under an aircraft lease within the prescribed period in accordance with Section 1110, the protections under Section 1110 will cease after the first sixty days in a chapter 11 case. An appeal from the decision of the District Court is pending in the Court of Appeals for the Tenth Circuit. We have filed a brief in the Tenth Circuit on behalf of another client seeking to overturn the District Court's ruling. Although we are of the opinion that the decision of the District Court was in error and that the protections of Section 1110, generally speaking, should continue after the first sixty days in chapter 11, we can give no assurance that the decision of the District Court will be reversed.

      The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

      A. The foregoing opinions are expressly limited to matters under and governed by the internal laws of the State of New York and applicable federal laws of the United States of America, except that we express no opinion as to the securities law of any state, including the State of New York. Our opinion in paragraph 2 above as to the contravention of certain laws, rules and regulations is based upon such examination of laws and regulations as in our judgment was necessary and appropriate for the purpose of such opinion.

      B. The foregoing opinions regarding the enforceability of the Operative Documents against any of the parties thereto are subject to the following:

      (i) The enforceability of any of the Operative Documents may be limited or affected by (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, probate, conservatorship, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (b) the refusal of a particular court to grant
            (1) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief or (2) a particular remedy sought by the Indenture Trustee under the

            Indenture as opposed to another remedy provided for therein or another remedy available at law or in equity, but which does not in our opinion make such remedies inadequate for the practical realization of the benefits intended to be provided thereby and (c) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      (ii) In rendering the foregoing opinions, we express no opinion as to the enforceability of provisions of any of the Operative Documents (a) purporting to waive or affect rights, claims, defenses or other benefits bestowed by law, including without limitation the right to receive notices, to the extent that any of the same cannot be waived or affected or (b) relating to indemnities to the extent prohibited by public policy or limited by federal or state securities laws or which might require indemnification for losses or expenses caused by gross negligence, willful misconduct, fraud or illegality of an indemnified party, the rights of third parties, or the exercise of rights and remedies with respect to the Aircraft other than in a commercially reasonable manner or as otherwise provided in the Uniform Commercial Code or other applicable law.

      (iii) We note that the enforceability of specific provisions of the Operative Documents may be subject to standards of reasonableness, care and diligence and "good faith" limitations and obligations such as those provided in Sections 1-102(3) and 1-203, of the Uniform Commercial Code and similar applicable principles of common law and judicial decisions.

      (iv) We express no opinion with respect to compliance with the anti-fraud provisions of applicable federal rules or regulations.

      C. With respect to the opinion given in paragraph 4 above as to the creation of a security interest in the Indenture Estate, we express no opinion as to the creation of any security interest in any portion of the Indenture Estate other than (I) that portion of the Indenture Estate consisting of the Aircraft, (II) that portion of the Indenture Estate (except for the Aircraft) which is not excluded by Section 9-104 of the Uniform Commercial Code of any relevant jurisdiction and (III) if possession or control and dominion or both by the Indenture Trustee is required or necessary, such portion of the Indenture Estate as has been deposited with the Indenture Trustee pursuant to the Indenture, or which possession or control and dominion or both, has otherwise effectively occurred.

      D. The foregoing opinions, to the extent they address the creation and perfection of a security interest in any portion of the Indenture Estate are further subject to the following: we have made no examination of, and we express no opinion as to, (a) the title of any person to the Indenture Estate or any portion thereof, (b) the value of any security granted to the Indenture Trustee and (c) the priority of any such security interest.

      E. We have assumed the due authorization, execution and delivery of the Operative Documents by each of the parties thereto (including the Company) and that each of such parties has the full power, authority and legal right to execute, deliver and perform such documents.

      F. Except to the extent expressly set forth in paragraphs 1, 5, 6 and 7, we have assumed that each of the Operative Documents is enforceable against each of the parties thereto.

      G. With respect to the opinions given in paragraphs 5, 6 and 7 our opinion is subject to limitations of Maryland law applicable to FNBM or the Indenture Trustee, Pass Through Trustee or Subordination Agent, as the case may be, as to which we express no opinion.

      H. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not verified independently.

      I. We have assumed that the Operative Documents and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

      J. With respect to the opinion given in paragraph 8, we express no opinion as to the availability of the benefits of Section 1110 of the Bankruptcy Code to any Replacement Aircraft or Replacement Engine.

      K. In giving the foregoing opinion, we have relied upon the opinions delivered to you today of Crowe & Dunlevy with respect to the matters set forth therein. Our opinion is subject to all applicable qualifications and exceptions (except for those set forth in clauses (i) (subject however to paragraph A above) and (ii) thereof) set forth in such opinion.

      The opinions expressed herein are solely for the benefit of and may only be relied upon by, the named addressees in connection with the transactions contemplated by the Participation Agreement. This opinion may not be furnished or relied upon by any other person without the prior written consent of this Firm. The opinions expressed herein are as of the date hereof and we make no undertaking to amend or supplement such opinions as facts and circumstances come to our attention or changes in the law occur which could affect such opinions.

                                           Very truly yours,

                             Schedule of Addresses

The First National Bank of Maryland,
 as Indenture Trustee, Pass Through
 Trustee and Subordination Agent

ABN AMRO Bank N.V.

Standard & Poor's Rating Services

                                                         Exhibit A-3 to
                                                         Owned Aircraft
                                                         Participation Agreement

                          [FNBM Owned Aircraft Opinion]

                                           __________, 199_

To the Persons Listed in Schedule A Attached Hereto

            Re:   Midway Airlines Corporation
                  Financing of One Canadair
                  Regional Jet Aircraft Series 200ER Aircraft
                  U.S. Registration No. N______

Gentlemen:

      We have acted as special counsel to The First National Bank of Maryland, a national banking association ("First National"), in connection with the Participation Agreement [N_________], dated as of ________, 199_ (the "Participation Agreement"), among Midway Airlines Corporation^ and First National, not in its individual capacity (except as expressly set forth therein) but solely as Indenture Trustee, as Pass-Through Trustee and as Subordination Agent. Pursuant to the Participation Agreement, one Canadair Regional Jet Series 200ER Aircraft bearing U.S. Registration No. N______ (the "Aircraft") is being financed. This opinion is furnished pursuant to Section 3.01(b)(xviii)(C) of the Participation Agreement. Capitalized terms used herein and not defined have the meanings given to such terms in the Participation Agreement, except that references herein to any instrument shall mean such instrument as in effect on the date hereof.

      We have examined executed counterparts or copies otherwise identified to our satisfaction of the following documents:

            (a)   the Participation Agreement;

            (b)   the Indenture; and

________, 199_
Page 2

            (c)   the Equipment Notes

(each of the documents identified in paragraphs (a) through (c) above are collectively referred to as the "Indenture Trustee's Documents").

      We have also examined originals or copies of such other documents, such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein and such other instruments as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Indenture Trustee's Documents.

      In basing the opinions and other matters set forth herein on "our knowledge", the words "our knowledge" signify that, in the course of our review and analysis for the purpose of rendering this opinion, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, records, certificates, statements and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words "our knowledge" and similar language used herein are intended to be limited to the knowledge of the lawyers within our firm who have worked on matters relating to this opinion letter.

      Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

      1. First National is a national banking association duly incorporated and validly existing under the laws of the United States of America holding a valid certificate to do business as a national banking association, with banking and trust powers, and each of First National and the Indenture Trustee, as the case may be, has or had, on the date of execution thereof, full corporate power, authority and legal right to execute, deliver and perform its duties pursuant to each of the Indenture Trustee's Documents to which it is or is to be a party and to authenticate the Equipment Notes delivered on the date hereof.

      2. Each of First National and the Indenture Trustee, as the case may be, has duly authorized, executed and delivered each Indenture Trustee Document to which it is a party; each such document constitutes a legal, valid and binding obligation of the Indenture Trustee (and, to the extent set forth in the respective Indenture Trustee's Documents, of First National) enforceable against the Indenture Trustee (and, to the extent set forth in the respective Indenture Trustee's Documents, against First National) in accordance with its terms.

      3. The Equipment Notes issued and dated the date hereof have been duly authenticated and delivered by the Indenture Trustee pursuant to the terms of the Indenture.

________, 199_
Page 3

      4. Neither the authorization, execution and delivery by the Indenture Trustee or First National, as the case may be, of the Indenture Trustee's Documents, nor the authentication and delivery by the Indenture Trustee of the Equipment Notes nor the fulfillment or compliance by the Indenture Trustee or First National, as the case may be, with the respective terms and provisions thereof nor the consummation of any of the transactions by the Indenture Trustee or First National, as the case may be, contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any court or administrative or governmental authority or agency of the State of Maryland or the United States of America governing the banking or trust powers of First National.

      5. The execution, delivery and performance by the Indenture Trustee or First National, as the case may be, of each of the Indenture Trustee's Documents and the authentication and delivery of the Equipment Notes by the Indenture Trustee are not in violation of the articles of association or by-laws of First National or of any law, governmental rule, or regulation of the State of Maryland or the United States of America governing the banking or trust powers of First National or, to our knowledge, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound that is material to the Indenture Trustee or First National or, to our knowledge, of any judgment or order of the State of Maryland or the United States of America relating to the banking or trust powers of First National.

      6. There are no fees, taxes or other governmental charges payable by the Owner Trustee, the Indenture Trustee (except taxes imposed on fees payable to First National) or the holders of the Equipment Notes to the State of Maryland or any political subdivision thereof under the laws of the State of Maryland or any political subdivision thereof in existence on the date hereof, in connection with the execution, delivery or performance of any of the Operative Agreements solely because First National (a) has its principal place of business in the State of Maryland, (b) performs (in its individual capacity or as Indenture Trustee) any or all of its duties under the Indenture Trustee's Documents in the State of Maryland, and (c) engages in any activities unrelated to the transactions contemplated by the Indenture Trustee's Documents in the State of Maryland. Neither the Indenture Trustee nor the trust created under the Indenture will be subject to any fee, tax or other governmental charge (except for taxes imposed on fees payable to First National) under the laws of the State of Maryland or any political subdivision thereof in existence on the date hereof, on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Trust Indenture Estate solely because First National
(a) has its principal place of business in the State of Maryland, (b) performs (in its individual capacity or as Indenture Trustee) any or all of its duties under the Indenture Trustee's Documents in the State of Maryland, and (c) engages in any activities unrelated to the transactions contemplated by the Indenture Trustee's Documents in the State of Maryland. There is no fee, tax or other governmental charges (except for taxes imposed on fees payable to First National) under the laws of the State of Maryland or any political

________, 199_
Page 4

subdivision thereof in existence on the date hereof, on, based on or measured by any payments under the Equipment Notes by reason of the creation of the trust under the Indenture solely because First National (a) has its principal place of business in the State of Maryland, (b) performs (in its individual capacity or as Indenture Trustee) any or all of its duties under the Indenture Trustee's Documents in the State of Maryland, and (c) engages in any activities unrelated to the transactions contemplated by the Indenture Trustee's Documents in the State of Maryland. We express no opinion as to whether or not any fees, taxes or other charges are now or hereafter may be payable by the Owner Participant to the State of Maryland or any political subdivision thereof in connection with
(a) the execution, delivery or performance by the Owner Participant of any of the Indenture, the Participation Agreement or any of the other Operative Agreements, and (b) the making by the Owner Participant of its investment in the Aircraft.

      7. To our knowledge, there are no actions, suits, investigations or proceedings pending or threatened against or affecting First National or the Indenture Trustee, as the case may be, or any of its properties in any court or before any administrative agency or arbitrator, which, if adversely determined, would materially adversely affect the ability of First National or the Indenture Trustee, as the case may be, to perform its obligations under any of the Indenture Trustee's Documents, and to our knowledge, there are no pending or threatened actions or proceedings before any court, administrative agency or tribunal involving First National or the Indenture Trustee, as the case may be, in connection with the transactions contemplated by any of the Indenture Trustee's Documents.

      The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

      A. We are admitted to practice law in the State of Maryland and we do not hold ourselves out as being experts on the laws of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Maryland and the Federal laws of the United States of America governing the banking and trust powers of First National. In addition, we express no opinion with respect to (i) Federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, (ii) the Federal Aviation Act of 1953, as amended, and (iii) state securities or blue sky laws. Insofar as the foregoing opinions relate to the validity and enforceability in the State of Maryland of the Equipment Notes and the other Indenture Trustee's Documents expressed to be governed by the laws of the State of New York, we have assumed that the laws of the State of New York are identical to the laws of the State of Maryland in all material respects, and that the Equipment Notes and such Indenture Trustee's Documents constitute legal, valid, binding and enforceable documents or instruments under such laws (as to which we express no opinion).

      B. The foregoing opinions regarding enforceability of any document or instrument, are subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium,

________, 199_
Page 5

reorganization, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      C. We have assumed the due authorization, execution and delivery by each of the parties thereto, other than First National and the Indenture Trustee, of the Indenture Trustee's Documents to which each is a party and that each of such parties has the full power, authority and legal right to execute and deliver each such document.

      D. We have assumed that all signatures (other than those of the Indenture Trustee or First National) on documents and instruments examined by us are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

      E. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended.

      F. We do not purport to be experts in respect of, or express any opinion concerning laws, rules or regulations applicable to the particular nature of the Aircraft and other equipment involved in this transaction.

      G. We have made no investigation of, and we express no opinion concerning, the nature of the title to any part of the Aircraft and other equipment or the Trust Indenture Estate involved in this transaction or the priority of any mortgage or security interest.

      H. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland and the United States of America as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

      I. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

________, 199_
Page 6

      This opinion is rendered solely for your benefit and may not be relied upon by any other person or entity for any purpose without our prior written consent.

                                   Sincerely yours,

                                   OBER, KALER, GRIMES & SHRIVER,
                                   A PROFESSIONAL CORPORATION

                                   By:___________________________
                                      Shareholder

________, 199_
Page 7

                                                                      SCHEDULE A

                                   ADDRESSEES

The First National Bank of Maryland, as Indenture Trustee and as Pass-Through Trustee Baltimore, Maryland

Midway Airlines
Durham, North Carolina

                        [LETTERHEAD OF CROWE & DUNLEVY]

                                                         Exhibit A-4 to
                                                         Owned Aircraft
                                                         Participation Agreement

                      [FAA Counsel Owned Aircraft Opinion]

                                           ___________, 1998

(insert addressees)

      Re: ______________ model _______________ aircraft with manufacturer's serial number __________ and United States nationality and registration marks N_______ (the "Aircraft")

Ladies and Gentlemen:

      This letter confirms that we filed with the Federal Aviation Administration (the "FAA") today at __:__ __ .M., C.__.T., the _________ dated as of _______________, 1998 (the "Security Agreement") between ________ as debtor (the "Debtor") and ___________ as secured party (the "Secured Party") covering the Aircraft and the ___________ model _________ aircraft engines with manufacturer's serial numbers_________________________________ (the "Engines").

      Based upon our examination of the Security Agreement and of such records of the FAA as we deemed necessary to render this opinion and as were made available to us by the FAA, it is our opinion that:

      (a) the Security Agreement is in due form for recordation by and has been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of Section 44107 of Title 49 of the United States Code:

      (b) legal title to the Aircraft is vested in the Debtor and the Aircraft is duly registered in the name of the Debtor pursuant to and in accordance with the provisions of Sections 44102 and 44103 of Title 49 of the United States Code:

      (c) the Aircraft and the Engines are free and clear of all liens, security interests and encumbrances of record with the FAA other than such as are created by the Security Agreement;

      (d) the Security Agreement creates a duly and validly perfected first priority security interest in favor of the Secured Party in the Aircraft and the Engines; and

      (e) the Security Agreement is not required to be refiled with the FAA or filed or recorded in any other place within the United States in order to perfect or maintain the perfection of the security interest created thereby in the Aircraft and the Engines under the applicable laws of any jurisdiction within the United States.

      No opinion is herein expressed as to: (i) laws other than the federal laws of the United States; (ii) the validity or enforceability under local law of the Security Agreement; or (iii) the recognition of the perfection of the security interest created by the Security Agreement against third parties in any legal proceedings outside the United States. Since our examination was limited to records maintained by the FAA Aircraft Registry, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States Code and possessory artisans' liens and was subject to the accuracy of FAA personnel in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engines.

                                      Very truly yours,

                                      ROBIN D. JENSON
                                      For the Firm
RDJ:pkk

                                                                       Exhibit B

                          Certain Economic Information

"Minimum Liability Amount" shall mean $_____________.

                                                   [Exhibit C-2 to Note Purchase
                                                       Agreement - Form of Owned
                                                             Aircraft Indenture]


================================================================================

                 TRUST INDENTURE AND SECURITY AGREEMENT [N_____]

                        dated as of _______, ____, 199__


                                     between


                           MIDWAY AIRLINES CORPORATION



                                       and

                      THE FIRST NATIONAL BANK OF MARYLAND,
                              as Indenture Trustee




================================================================================

            COVERING ONE CANADAIR REGIONAL JET SERIES 200ER AIRCRAFT
                       BEARING U.S. REGISTRATION NO. N____

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I        DEFINITIONS...............................................  5
      Section 1.01      Definitions........................................  5

ARTICLE II       ISSUE, EXECUTION, FORM AND
                 REGISTRATION OF EQUIPMENT NOTES;..........................  5
      Section 2.01.     Authentication and Delivery of Equipment Notes.....  5
      Section 2.02.     Execution of Equipment Notes.......................  5
      Section 2.03.     Authentication.....................................  6
      Section 2.04.     Form and Terms of Equipment Notes; Payments on
                        Equipment Notes....................................  6
      Section 2.05.     [Reserved].........................................  8
      Section 2.06.     Registration, Transfer and Exchange................  8
      Section 2.07.     Mutilated, Defaced, Destroyed, Lost and Stolen
                        Equipment Notes....................................  9
      Section 2.08.     Cancellation of Equipment Notes; Destruction
                        Thereof............................................ 10
      Section 2.09.     Termination of Interest in Trust Indenture Estate.. 10
      Section 2.10.     Equipment Notes in Respect of Replacement
                        Aircraft........................................... 11
      Section 2.11.     [Reserved]......................................... 11
      Section 2.12.     Subordination...................................... 11

ARTICLE III      COVENANTS................................................. 12
      Section 3.01.     Payment of Principal, Make-Whole Premium and
                        Interest........................................... 12
      Section 3.02.     Offices for Payments, etc.......................... 12
      Section 3.03.     Appointment to Fill a Vacancy in Office of
                        Indenture Trustee.................................. 12
      Section 3.04.     Paying Agents...................................... 12
      Section 3.05.     [Reserved]......................................... 13
      Section 3.06.     [Reserved]......................................... 13
      Section 3.07.     Disposal of Collateral............................. 13
      Section 3.08.     No Representations or Warranties as to Aircraft
                        or Documents....................................... 13
      Section 3.09.     Further Assurances; Financing Statements........... 13
      Section 3.10      Holder Lists: Ownership of Equipment Notes......... 13

ARTICLE IV       COVENANTS OF COMPANY...................................... 14
      Section 4.01.     Possession, Operation and Use, Maintenance
                        Registration and Insignia.......................... 14

      Section 4.02.     Inspection......................................... 18
      Section 4.03. Replacement and Pooling of Parts; Alterations, Modifications and Additions; Substitution of
                        Engines............................................ 19
      Section 4.04.     Loss, Destruction or Requisition................... 22
      Section 4.05.     Insurance.......................................... 25
      Section 4.06.     Liens.............................................. 29
      Section 4.07.     Further Assurances................................. 29

ARTICLE V        RECEIPT, DISTRIBUTION AND APPLICATION OF
                 INCOME FROM THE TRUST INDENTURE ESTATE.................... 30
      Section 5.01.     Regular Distribution............................... 30
      Section 5.02.     Event of Loss and Replacement; Prepayment.......... 31
      Section 5.03.     Payment After Indenture Event of Default, etc...... 32
      Section 5.04.     Certain Payments................................... 35
      Section 5.05.     Other Payments..................................... 35
      Section 5.06.     [Reserved]......................................... 35
      Section 5.07.     Application of Payments............................ 35
      Section 5.08.     Investment of Amounts Held by Indenture Trustee.... 35
      Section 5.09.     Withholding Taxes.................................. 36

ARTICLE VI       PREPAYMENT OF EQUIPMENT NOTES............................. 37
      Section 6.01.     No Prepayment Except as Specified.................. 37
      Section 6.02.     Prepayment of Equipment Notes...................... 37
      Section 6.03.     Notice of Prepayment to Holders.................... 38
      Section 6.04.     Deposit of Prepayment Price........................ 38
      Section 6.05.     Equipment Notes Payable on Prepayment Date......... 38

ARTICLE VII      INDENTURE EVENTS OF DEFAULT; REMEDIES
                 OF INDENTURE TRUSTEE AND HOLDERS.......................... 39
      Section 7.01.     Indenture Event of Default......................... 39
      Section 7.02.     Remedies........................................... 40
      Section 7.03.     Return of Aircraft, etc............................ 42
      Section 7.04.     Indenture Trustee May Prove Debt................... 44
      Section 7.05.     Remedies Cumulative................................ 46
      Section 7.06.     Suits for Enforcement.............................. 46
      Section 7.07.     Discontinuance of Proceedings...................... 46
      Section 7.08.     Unconditional Right of Holders to Payments on
                        Equipment Notes.................................... 47
      Section 7.09.     Control by Holders................................. 47
      Section 7.10.     Waiver of Past Indenture Default................... 47

      Section 7.11.     Notice of Indenture Default........................ 48

ARTICLE VIII     [RESERVED]................................................ 48

ARTICLE IX       CONCERNING THE INDENTURE TRUSTEE.......................... 48
      Section 9.01.     Acceptance of Trusts............................... 48
      Section 9.02.     Duties Before, and During, Existence of Indenture
                        Event of Default................................... 48
      Section 9.03.     Certain Rights of the Indenture Trustee............ 50
      Section 9.04.     Indenture Trustee Not Responsible for Recitals,
                        Equipment Notes, or Proceeds....................... 51
      Section 9.05.     Indenture Trustee and Agents May Hold Equipment
                        Notes; Collections, etc............................ 51
      Section 9.06.     Moneys Held by Indenture Trustee................... 51
      Section 9.07.     Right of Indenture Trustee to Rely on Officer's
                        Certificate, etc................................... 52
      Section 9.08.     Replacement Airframes and Replacement Engines...... 52
      Section 9.09.     Indenture Supplement for Replacements.............. 55
      Section 9.10.     Effect of Replacement.............................. 55
      Section 9.11.     Compensation....................................... 55

ARTICLE X        CONCERNING THE HOLDERS.................................... 56
      Section 10.01.    Evidence of Action Taken by Holders................ 56
      Section 10.02.    Proof of Execution of Instruments and of Holding
                        of Equipment Notes................................. 56
      Section 10.03.    Holders to Be Treated as Owners.................... 56
      Section 10.04.    Equipment Notes Owned by Company Deemed Not
                        Outstanding........................................ 57
      Section 10.05.    ERISA.............................................. 57

ARTICLE XI       [RESERVED]................................................ 58

ARTICLE XII      SUCCESSOR TRUSTEES........................................ 58
      Section 12.01.    [Reserved]......................................... 58
      Section 12.02.    Resignation and Removal of Indenture Trustee:
                        Appointment of Successor........................... 58
      Section 12.03.    Persons Eligible for Appointment as Indenture
                        Trustee............................................ 59
      Section 12.04.    Acceptance of Appointment by Successor Trustee..... 59
      Section 12.05.    Merger, Consolidation or Succession to Business
                        of Indenture Trustee............................... 60
      Section 12.06.    Appointment of Separate Trustees................... 60

ARTICLE XIII     SUPPLEMENTS AND AMENDMENTS TO THIS
                 TRUST INDENTURE AND OTHER DOCUMENTS....................... 62
      Section 13.01.    Supplemental Indentures Without Consent of
                        Holders............................................ 62
      Section 13.02.    Supplemental Indentures With Consent of Holders.... 64
      Section 13.03.    Effect of Supplemental Indenture................... 65
      Section 13.04.    Documents to Be Given to Indenture Trustee......... 65
      Section 13.05.    Notation on Equipment Notes in Respect of
                        Supplemental Indentures............................ 65
      Section 13.06.    No Request Necessary for Indenture Supplement...... 65
      Section 13.07.    Notices to Liquidity Providers..................... 66

ARTICLE XIV      SATISFACTION AND DISCHARGE OF INDENTURE;
                 UNCLAIMED MONEYS.......................................... 66
      Section 14.01.    Satisfaction and Discharge of Indenture:
                        Termination of Indenture........................... 66
      Section 14.02.    Application by Indenture Trustee of Funds
                        Deposited for Payment of Equipment Notes........... 67
      Section 14.03.    Repayment of Moneys Held by Paying Agent........... 67
      Section 14.04.    Transfer of Unclaimed Money Held by Indenture
                        Trustee and Paying Agent........................... 67

ARTICLE XV       MISCELLANEOUS............................................. 67
      Section 15.01.    Capacity in Which Acting........................... 67
      Section 15.02.    No Legal Title to Trust Indenture Estate in
                        Holders ........................................... 67
      Section 15.03.    Sale of Collateral by Indenture Trustee is
                        Binding............................................ 68
      Section 15.04.    Indenture Trustee, FNBM, Company, Liquidity
                        Providers and Holders Only......................... 68
      Section 15.05.    No Action Contrary to Company's Rights............. 68
      Section 15.06.    Notices............................................ 68
      Section 15.07.    Officer's Certificates and Opinions of Counsel..... 68
      Section 15.08.    Severability....................................... 69
      Section 15.09.    No Oral Modifications or Continuing Waivers........ 69
      Section 15.10.    Successors and Assigns............................. 69
      Section 15.11.    Headings........................................... 70
      Section 15.12.    Normal Commercial Relations........................ 70
      Section 15.13.    Governing Law; Counterparts........................ 70

Annex A - Principal Amount of Equipment Notes

Annex B - Amortization Schedule

Appendix A - Definitions

Exhibit A - Form of Indenture Supplement

Exhibit B - Form of Equipment Note

Exhibit C - List of Countries

                TRUST INDENTURE AND SECURITY AGREEMENT [N_______]

            TRUST INDENTURE AND SECURITY AGREEMENT [N ] dated as of ___________, __, 199__ (the "Indenture"), between MIDWAY AIRLINES CORPORATION, a Delaware corporation and THE FIRST NATIONAL BANK OF MARYLAND, a national banking association (when acting in its individual capacity, "FNBM"), as Indenture Trustee hereunder (the "Indenture Trustee").

                              W I T N E S S E T H:

            WHEREAS, capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

            WHEREAS, the Company, the Indenture Trustee, the Pass Through Trustees and the Subordination Agent have entered into the Participation Agreement, pursuant to which the Pass Through Trustees have agreed to purchase the Equipment Notes from the Company by advancing to the Company an aggregate amount equal to the principal amount of such Equipment Notes, and the Company has agreed to issue and deliver pursuant to this Indenture such Equipment Notes to the Pass Through Trustees, and the Company shall use the proceeds from the purchase of such Equipment Notes in connection with the financing of the acquisition of the Aircraft; and

            WHEREAS, the Company desires by this Indenture, among other things
(i) to issue the Equipment Notes as provided in the Participation Agreement, and
(ii) to grant to the Indenture Trustee a Lien on the Collateral in accordance with the terms hereof, in trust, as security for the Company's obligations to the Holders, for the equal and ratable benefit and security of such Holders;

            WHEREAS, all things have been done to make the Equipment Notes, when executed by the Company, and authenticated, issued and delivered hereunder, the valid obligations of the Company; and

            WHEREAS, all things necessary to make this Indenture the valid, binding and legal obligation of the Company, enforceable in accordance with its terms, have been done and performed and have happened.

            NOW, THEREFORE, the parties agree as follows:

                                 GRANTING CLAUSE

            NOW, THEREFORE, in consideration of the mutual promises contained herein and to secure (i) the prompt payment of the principal of and Make-Whole Premium, if any, and interest on, and all other amounts due with respect to, all the Equipment Notes from time to time outstanding under this Indenture and all other amounts due hereunder and (ii) the performance and observance by the Company of all the agreements, covenants and provisions in this Indenture, the Equipment Notes and the Participation Agreement contained for the benefit of the Holders, and the prompt payment of any and all amounts from time to time owing under the Participation Agreement by the Company to the Holders and each of the Indenture Indemnitees (provided, that, with respect to amounts owed to the Liquidity Providers which relate to amounts due under the Liquidity Facilities, the amounts secured hereby shall only include such amounts to the extent due and owing pursuant to the final paragraph of Section 2.4 hereof) (collectively the "Secured Obligations") and for the uses and purposes and subject to the terms and provisions of this Indenture, and in consideration of the premises and of the covenants in this Indenture and in the Equipment Notes and of the purchase of the Equipment Notes by their Holders, and of the sum of $1 paid to the Company by the Indenture Trustee at or before the delivery of this Indenture, the receipt and sufficiency of which are hereby acknowledged, the Company has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged, granted a first priority security interest in and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and grant a first priority security interest in and confirm to the Indenture Trustee, its successors and assigns, in trust for the equal and ratable security and benefit of the Holders and each of the Indenture Indemnitees, a first priority security interest in and first mortgage Lien on all estate, right, title and interest of the Company in, to and under the following described property, rights and privileges (which collectively, but including all property specifically subjected to the Lien of this Indenture by the terms hereof, by any supplement to this Indenture (including the Indenture Supplement) or any mortgage supplemental to this Indenture, are herein referred to as the "Collateral"), subject always to the terms and conditions of this Indenture:

            (1) The Airframe, as described in the Indenture Supplement, and any airframe substituted in replacement thereof pursuant to the provisions of this Indenture; the Engines, as the same are more particularly described in the Indenture Supplement, whether or not such Engines shall be installed in or attached to the Airframe or any other airframe, and any Replacement Engine therefor; and all Parts in respect of the Airframe and the Engines and all records, logs and other documents at any time maintained with respect to the foregoing property;

            (2) All the tolls, rents, issues, profits, products, revenues and other income (including sales proceeds) of the property subjected or required to be subjected to the Lien of this Indenture (it being understood that revenues earned for the carriage of persons, property as mail are not such proceeds) and all of the estate, right, title and interest of the Company in and to the same and every part of said property;

            (3) All other moneys and securities (including Permitted Investments) now or hereafter paid or deposited or required to be paid or deposited to or with the Indenture Trustee by or for the account of the Company pursuant to any term of any Operative Agreement, and held or required to be held by the Indenture Trustee hereunder;

            (4) All requisition and insurance proceeds with respect to the Aircraft or any part thereof, including insurance required to be maintained by the Company under Section 4.05 hereof;

            (5) All right, interest, claims and demands of the Company in, to and under the Purchase Agreement to the extent the same relate to continuing rights of the Company in respect of any warranty, express or implied, as to title, materials, workmanship, design or patent infringement with respect to the Aircraft and to any service life policy, aircraft or engine performance guarantee and indemnity provisions with respect to the Aircraft together with all rights, powers, privileges, options and other benefits of the Company thereunder with respect to the Aircraft, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Company is or may be entitled to do thereunder reserving to the Company, however, (i) all of the Company's rights and interests in and to the Purchase Agreement as and to the extent that the same relate to aircraft other than the Aircraft and (ii) with respect to the Aircraft, so long as Manufacturer shall not have received notice from the Indenture Trustee that an Indenture Event of Default has occurred and is continuing and the Indenture Trustee has declared the Indenture to be in default and until Manufacturer has received notice from the Indenture Trustee that such Indenture Event of Default has been cured or waived, the right to demand, accept and retain all rights in and to all property, data and services which Manufacturer is obligated to provide or does provide pursuant to the Purchase Agreement; and

            (6) All proceeds of the foregoing.

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Indenture Event of Default shall have occurred and be continuing the Company shall have the right, to the exclusion of the Indenture Trustee, (a) to quiet enjoyment of the Airframe and Engines, and to possess, use, retain and control the Airframe and Engines and all revenues, income and profits derived therefrom, and (b) with respect to the Purchase Agreement, to exercise in the Company's name all rights and powers of the buyer under the Purchase Agreement and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Purchase Agreement; and provided further that, notwithstanding the occurrence and continuation of an Indenture Event of Default, the Indenture Trustee shall not enter into any amendment of the Purchase Agreement which would increase the obligations of the Company thereunder.

                                 HABENDUM CLAUSE

      TO HAVE AND TO HOLD the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the equal and ratable benefit and security of the Holders from time to time of the Equipment Notes and the Indenture Indemnitees, except as provided in Section 2.12 and Article V hereof, without any priority of any one Equipment Note over any other and for the uses and purposes and subject to the terms and conditions set forth in this Indenture.

      It is expressly agreed that anything contained in this Indenture to the contrary notwithstanding, the Company shall remain liable under the Operative Agreements and the Purchase Agreement to perform all of the obligations assumed by it under any of those documents, all in accordance with and pursuant to the terms and provisions of those documents, and the Indenture Trustee, the Holders and the Indenture Indemnitees shall have no obligation or liability under such documents by reason of or arising out of the assignment under this Indenture, nor shall the Indenture Trustee, the Holders or the Indenture Indemnitees be required or obligated in any manner to perform or fulfill any obligations of the Company under or pursuant to the Operative Agreements or the Purchase Agreement or, except as expressly provided in this Indenture, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. The Company agrees that it will not enter into any agreement that would amend, modify, supplement, rescind, cancel or terminate the Purchase Agreement in respect of the Aircraft without the prior written consent of the Indenture Trustee, to the extent any such amendment, modification, supplement, recision, cancellation or termination would have a material adverse effect on the Indenture Trustee or the Holders.

      The Company does hereby irrevocably constitute and appoint the Indenture Trustee the true and lawful attorney of the Company (which appointment is coupled with an interest) with full power (in the name of the Company or otherwise) to ask, require, demand and receive any and all moneys and claims for money (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Indenture property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceeding which the Indenture Trustee may deem to be necessary or advisable in the premises; provided that, the Indenture Trustee shall not exercise any such rights except upon the occurrence and during the continuance of an Indenture Event of Default.

      The Company agrees that at any time and from time to time, upon the written request of the Indenture Trustee, the Company will, at its own expense promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Indenture Trustee may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and of the rights and powers herein granted.

      It is hereby further covenanted and agreed by and between the parties as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01 Definitions. Unless the context otherwise requires, capitalized terms utilized herein shall have the meanings set forth or incorporated by reference, and shall be construed in the manner described, in Appendix A to this Indenture.

                                   ARTICLE II

                           ISSUE, EXECUTION, FORM AND
                        REGISTRATION OF EQUIPMENT NOTES;

      Section 2.01. Authentication and Delivery of Equipment Notes. Upon the execution and delivery of this Indenture, and from time to time thereafter, Equipment Notes in the aggregate principal amount set forth on Annex A hereto shall be executed by the Company and delivered to the Indenture Trustee for authentication, and the Indenture Trustee shall thereupon authenticate and deliver said Equipment Notes to or upon the oral or written order of the Company, signed, if written, by an authorized officer of the Company, without any further action by the Company.

      Section 2.02. Execution of Equipment Notes. The Equipment Notes shall be signed on behalf of the Company by an authorized officer of the Company. Such signatures may be the manual or facsimile signatures of such officer and minor errors or defects in any reproduction of any such signature shall not affect the validity or enforceability of any Equipment Note which has been duly authenticated and delivered by the Indenture Trustee.

      In case any officer of the Company who shall have signed any of the Equipment Notes shall cease to be such officer before the Equipment Notes so signed shall be authenticated and delivered by the Indenture Trustee or disposed of by the Company, such Equipment Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Equipment Note had not ceased to be such officer of the Company; and any Equipment Note may be signed on behalf of the Company by such person or persons as, at the actual date of the execution of such Equipment Note, shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such person was not such an officer. Equipment Notes bearing the facsimile signatures of individuals who were authorized officers of the Company at the time such Equipment Notes were issued shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes.

      Section 2.03. Authentication. Only such Equipment Notes as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit B, executed by the Indenture Trustee by manual signature of one of its authorized officers, shall be entitled to the security and benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Indenture Trustee upon any Equipment Note executed by the Company shall be conclusive evidence that the Equipment Note so authenticated has been duly authenticated and delivered hereunder and that the Holder, as evidenced on the Register, is entitled to the security and benefits of this Indenture.

      Section 2.04. Form and Terms of Equipment Notes; Payments on Equipment Notes. The Equipment Notes and the Indenture Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit B hereto. The Equipment Notes shall be issuable as registered securities without coupons and shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Company may determine with the approval of the Indenture Trustee.

      The Equipment Notes shall be issued in registered form only and in denominations of $1,000 and any integral multiple thereof, shall be dated the Delivery Date, shall be issued in four separate series consisting of Series A, Series B, Series C, and Series D and shall be issued in the principal amounts, and shall bear interest at the rates per annum, specified on Annex A. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

      Any of the Equipment Notes may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Equipment Notes are admitted to trading, or to conform to general usage.

      Each Equipment Note shall bear interest from the date of original issuance thereof or from the most recent date to which interest has been paid, and shall be payable in arrears on _______________, 199__, and on each January 2 and July 2 thereafter until maturity; provided that, under certain circumstances provided in the Registration Rights Agreement, including in the event a Registration Event does not occur on or prior to the date (the "Increase Date") required pursuant to the Registration Rights Agreement, such interest rate shall be increased by 0.5% from and including the Increase Date to but excluding the date such Registration Event does occur. The principal amount of each Equipment Note shall be payable on the dates and in the installments as set forth in Annex B hereto.

      Notwithstanding the preceding paragraph, each Equipment Note shall bear interest at the Past Due Rate on any principal, interest and any other amount payable hereunder or under such Equipment Note, which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full, payable from time to time on demand of the Indenture Trustee.

      The principal of, and Make-Whole Premium, if any, and interest on, the Equipment Notes shall be payable at the Corporate Trust Department of the Indenture Trustee or at any office or agency maintained for such purpose pursuant to Section 3.02 hereof in immediately available funds prior to 12:00 noon (New York time) on the due date thereof and the Indenture Trustee shall remit all such amounts received by it to the Holders at such account or accounts at such financial institution or institutions as the Holders shall have designated to the Indenture Trustee in writing, in immediately available funds, such payment to be made if the payment was received prior to 12:00 noon New York time by the Indenture Trustee on any Business Day, by 1:00 p.m. New York time on such Business Day; otherwise, the Indenture Trustee shall make payment promptly, but not later than 11:00 A.M. New York time on the next succeeding Business Day. If any amount payable under the Equipment Notes, or under this Indenture, falls due on a day that is not a Business Day, then such sum shall be payable on the next succeeding Business Day, without (provided that payment is made on such next succeeding Business Day) additional interest thereon for the period of such extension.

      The Holder at the close of business on any Record Date with respect to any Payment Date shall be entitled to receive the interest if any payable on such Payment Date notwithstanding any transfer or exchange of such Equipment Note subsequent to the Record Date and prior to such Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Payment Date, in which case such defaulted interest shall be paid to the Holder at the close of business on a subsequent Record Date (which shall be not less than five or more than 15 Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the Holders not less than 15 days preceding such subsequent Record Date.

      The Company agrees to pay to the Indenture Trustee for distribution in accordance with Section 5.04 hereof (a) any and all indemnity amounts payable by the Company to (i) the Indenture Trustee in its individual capacity, (ii) the Subordination Agent or (iii) each Liquidity Provider, in each case pursuant to
Article 6 of the Participation Agreement and (b) the Pro Rata Share of all amounts owed to each Liquidity Provider by the Subordination Agent under each Liquidity Facility other than amounts due as (i) repayments of the principal of advances thereunder, (ii) interest on Downgrade Drawings and Non-Extension Drawings, except to the extent exceeding investment earnings thereon and (iii) interest on Interest Drawings and Final Drawings except to the extent included in Net Interest and Related Charges. As used in this Section, "Pro Rata Share" means as of any time:

                  (A) with respect to all amounts other than Net Interest and Related Charges, a fraction the numerator of which is the aggregate principal balance then outstanding of the Equipment Notes issued under this Indenture other than the Series D Equipment Notes and the denominator of which is the aggregate principal balance of all Equipment Notes issued under this Indenture and the Related Indentures other than the Series D Equipment Notes, and

                  (B) with respect to all Net Interest and Related Charges (x) if there exists a Payment Default under any Equipment Note issued under this Indenture a fraction, the numerator of which is the aggregate principal balance then outstanding of Equipment Notes issued under this Indenture other than the Series D Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of all Equipment Notes issued under this Indenture and the Related Indentures other than the Series D Equipment Notes under which there exists a Payment Default or
      (y) at all other times, zero.

As used in this Section, "Net Interest and Related Charges" means the sum of (i) the amount, if any, by which interest payable to each Liquidity Provider on any Interest Drawing and Final Drawing exceeds the amount which would be payable if such drawings bore interest at the weighted average Past Due Rate applicable to amounts in default on all Equipment Notes plus (ii) any amounts payable under
Section 3.1, Section 3.2, Section 3.3, Section 3.9 or Section 7.7 of each Liquidity Facility (or similar provisions of any replacement Liquidity Facility) which result from any Interest Drawing or Final Drawing. As used in this Section, a "Payment Default" when used in connection with an Equipment Note issued hereunder or a Equipment Note issued under any Related Indenture means a default in the payment of principal thereof or interest thereon (which default has not been cured), other than solely because of acceleration.

      Section 2.05. [Reserved]

      Section 2.06. Registration, Transfer and Exchange. The Indenture Trustee will keep, on behalf of the Company, at each office or agency to be maintained for the purpose as provided in Section 3.02 hereof a Register or Registers on which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Equipment Notes as provided in this Article. Such Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable period of time. Upon due presentation for registration of transfer of any Equipment Note at any such office or agency, the Company shall execute and the Indenture Trustee shall authenticate and deliver in the name of the transferee or transferees, in authorized denominations, a new Equipment Note or Equipment Notes of the same Series, and with the same principal amount, interest rate and amortization schedule, for an equal aggregate principal amount; provided, that such Equipment Note being transferred shall be canceled in accordance with Section 2.08 hereof simultaneously with the issuance of the new Equipment Note. Any Equipment Note or Equipment Notes may be exchanged for an Equipment Note or Equipment Notes of the same Series but in other authorized denominations, in an equal aggregate principal amount. Equipment Notes to be exchanged shall be surrendered at any office or agency to be maintained by the Indenture Trustee for the purpose as provided in Section 3.02 hereof, and the Company shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor the Equipment Note or Equipment Notes which the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously or previously outstanding.

      All Equipment Notes presented for registration of transfer, exchange, prepayment or payment shall (if so required by the Company or the Indenture Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Indenture Trustee duly executed by the Holder or its attorney duly authorized in writing and the Indenture Trustee may require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act. The Indenture Trustee may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Equipment Notes. No service charge shall be levied for any such transaction. The Indenture Trustee shall not be required to exchange or register a transfer of any Equipment Notes (a) for a period of 15 days immediately preceding the first mailing of notice of prepayment of such Equipment Notes or (b) with respect to which notice of prepayment has been given pursuant to Section 6.03 hereof and such notice has not been revoked. All Equipment Notes issued upon any transfer or exchange of Equipment Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same security and benefits under this Indenture, as the Equipment Notes surrendered upon such transfer or exchange.

      Section 2.07. Mutilated, Defaced, Destroyed, Lost and Stolen Equipment Notes. In case any Equipment Note shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any Holder shall execute, and the Indenture Trustee shall authenticate and deliver in replacement thereof, a new Equipment Note, payable to the same Holder, bearing the same principal amount and interest rate as the Equipment Note being replaced and bearing a number not contemporaneously or previously outstanding, in exchange and substitution for the mutilated or defaced Equipment Note, or in lieu of and substitution for the Equipment Note so apparently destroyed, lost or stolen. In the case of any Equipment Note so apparently destroyed, lost or stolen, the applicant for a substitute Equipment Note shall furnish to the Company and the Indenture Trustee such security or indemnity as may be required by them to indemnify and defend and to hold each of them harmless and evidence to their satisfaction of the apparent destruction, loss or theft of such Equipment Note and of the ownership thereof.

      Upon the issuance of any substitute Equipment Note, the Company or the Indenture Trustee may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses incurred in connection therewith. In case any Equipment Note which has matured or is about to mature, or has been called for prepayment in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Company may, instead of issuing a substitute Equipment Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Equipment Note), if the applicant of any Equipment Note so apparently destroyed, lost or stolen, for such payment shall furnish to the Company and to the Indenture Trustee such security or indemnity as any of them may require to hold each of them harmless and the applicant shall also furnish to the Company and the Indenture Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Equipment Note and of the ownership thereof.

      Every substitute Equipment Note issued pursuant to the provisions of this Section by virtue of the fact that any Equipment Note is apparently destroyed, lost or stolen shall constitute an original additional contractual obligation of the Company, whether or not the apparently destroyed, lost or stolen Equipment Note shall be enforceable at any time by anyone and shall be entitled to all the security and benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Equipment Notes duly authenticated and delivered hereunder. All Equipment Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Equipment Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

      Section 2.08. Cancellation of Equipment Notes; Destruction Thereof. All Equipment Notes surrendered for payment, prepayment, registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Indenture Trustee, shall be delivered to the Indenture Trustee for cancellation or, if surrendered to the Indenture Trustee, shall be canceled by it; and no Equipment Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Indenture Trustee shall destroy cancelled Equipment Notes held by it and deliver a certificate of destruction to the Company. If the Company shall acquire any of the Equipment Notes, such acquisition shall not operate as a prepayment or satisfaction of the indebtedness represented by such Equipment Notes unless and until the same are delivered to the Indenture Trustee for cancellation.

      Section 2.09. Termination of Interest in Trust Indenture Estate. A Holder shall not, as such, have any further interest in, or other right with respect to, the Trust Indenture Estate when and if the principal amount of and Make-Whole Premium, if any, and interest on and other amounts due under all Equipment Notes held by such

Holder and all other sums payable to such Holder hereunder and under the other Operative Agreements shall have been paid in full.

      Section 2.10. Equipment Notes in Respect of Replacement Aircraft. Upon the execution and delivery of a supplement to this Indenture covering a Replacement Airframe and/or Replacement Engine, as provided in Section 9.09 hereof, each Equipment Note shall be deemed to have been issued in connection with such Replacement Airframe and/or Replacement Engine and (in the case of a Replacement Airframe) each Equipment Note issued thereafter upon a transfer or exchange of, or as a replacement for, an Equipment Note, shall be designated as having been issued in connection with such Replacement Airframe, but without any other change therein except as provided for in this Article II.

      Section 2.11. [Reserved]

      Section 2.12. Subordination. (a) The Company and, by acceptance of its Equipment Notes of any Series, each Holder of such Series, hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Certificate Holder of such Series, including any payment or distribution of cash, property or securities after the commencement of a proceeding of the type referred to in clause (v), (vi) or (vii) of Section
7.01 hereof, except as expressly provided in Article V hereof.

      (b) By the acceptance of its Equipment Notes of any Series (other than Series A), each Holder of such Series agrees that in the event that such Holder, in its capacity as a Holder, shall receive any payment or distribution on any Secured Obligations in respect of such Series which it is not entitled to receive under this Section 2.12 or Article V hereof, it will hold any amount so received in trust for the Senior Holder (as defined in Section 2.12(c) hereof) and will forthwith turn over such payment to the Indenture Trustee in the form received to be applied as provided in Article V hereof.

      (c) As used in this Section 2.12, the term "Senior Holder" shall mean, (i) the Holders of Series A Equipment Notes until the Secured Obligations in respect of Series A Equipment Notes have been paid in full, (ii) after the Secured Obligations in respect of Series A Equipment Notes have been paid in full, the Holders of Series B Equipment Notes until the Secured Obligations in respect of Series B Equipment Notes have been paid in full, (iii) after the Secured Obligations in respect of Series B Equipment Notes have been paid in full, the Holders of Series C Equipment Notes until the Secured Obligations in respect of Series C Equipment Notes have been paid in full, and (iv) after the Secured Obligations in respect of Series C Equipment Notes have been paid in full, the Holders of Series D Equipment Notes until the Secured Obligations in respect of Series D Equipment Notes have been paid in full.

                                   ARTICLE III

                                    COVENANTS

      Section 3.01. Payment of Principal, Make-Whole Premium and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest and Make-Whole Premium, if any, and all other amounts due on, each of the Equipment Notes and under this Indenture at the place or places, at the respective times and in the manner provided in this Indenture and in the Equipment Notes.

      Section 3.02. Offices for Payments, etc. So long as any of the Equipment Notes remain outstanding, the Indenture Trustee will maintain the following: (a) an office or agency where the Equipment Notes may be presented for payment and
(b) a facility or agency where the Equipment Notes may be presented for registration of transfer and for exchange and for prepayment as provided in this Indenture (the "Registrar"). The Registrar shall keep a register (the "Register") with respect to the Equipment Notes and their transfer and exchange. The Indenture Trustee may appoint one or more co-registrars ("Co-Registrars") for the Equipment Notes and may terminate any such appointment at any time upon written notice. The term "Registrar" includes any Co-Registrar. The Indenture Trustee shall initially act as Registrar.

      Section 3.03. Appointment to Fill a Vacancy in Office of Indenture Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Indenture Trustee, will appoint, in the manner provided in Section
12.02 hereof, an Indenture Trustee, so that there shall at all times be an Indenture Trustee hereunder.

      Section 3.04. Paying Agents. Whenever the Indenture Trustee in its sole discretion shall appoint a paying agent (the "Paying Agent"), it will cause the Paying Agent to execute and deliver an instrument in which the Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this
Section:

                  (a) that it will hold all sums received by it as such agent for the payment of the principal of, and interest and Make-Whole Premium, if any, on the Equipment Notes (whether such sums have been paid to it by the Indenture Trustee or the Company) in trust for the benefit of the Holders or of the Indenture Trustee, and

                  (b) that it will give the Indenture Trustee notice of any failure by the Company to make any payment of the principal of or interest or Make-Whole Premium, if any, on the Equipment Notes when the same shall be due and payable.

      Anything in this Section to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Sections 14.03 and 14.04 hereof.

      Section 3.05. [Reserved]

      Section 3.06. [Reserved]

      Section 3.07. Disposal of Collateral. At any time and from time to time any part of the Collateral may be sold or disposed of in accordance with the provisions of this Indenture. The Indenture Trustee shall, from time to time, release any part of the Collateral so sold or disposed of or as to which an Event of Loss has occurred from the Lien of this Indenture. In addition, to the extent that such property constitutes an Airframe or Engine, the further requirements of Section 9.08 hereof shall be satisfied.

      Section 3.08. No Representations or Warranties as to Aircraft or Documents. THE INDENTURE TRUSTEE DOES NOT MAKE NOR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, WORKMANSHIP, VALUE, CONDITION, DESIGN, COMPLIANCE WITH SPECIFICATIONS, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE AIRCRAFT OR ANY ENGINE WHATSOEVER.

      Section 3.09. Further Assurances; Financing Statements. At any time and from time to time, upon the request of the Indenture Trustee, the Company, at its own expense, shall promptly and duly execute and deliver any and all such further instruments and documents as may be specified in such request and as are necessary or advisable to perfect, preserve or protect the Liens and assignments created or intended to be created hereby, or to obtain for the Indenture Trustee the full benefit of the specific rights and powers granted herein, including, without limitation, the execution and delivery of Uniform Commercial Code financing statements and continuation statements with respect thereto, or similar instruments relating to the perfection of the Liens or assignments created or intended to be created hereby.

      Section 3.10 Holder Lists: Ownership of Equipment Notes. (a) The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Indenture Trustee is not the Registrar, the Registrar shall furnish to the Indenture Trustee semi-annually not more than ten days after each Record Date, as of such Record Date, or at such other times as the Indenture Trustee may request in writing, a list, in such form and as of such date as the Indenture Trustee may reasonably require, containing all the information in the possession or control of the Registrar as to the names and addresses of the Holders and the amounts and Maturities of the Equipment Notes held by such Holders.

      (b) Ownership of the Equipment Notes shall be proved by the Register kept by the Registrar.

                                   ARTICLE IV

                              COVENANTS OF COMPANY

Section 4.01. Possession, Operation and Use,
              Maintenance Registration and Insignia.

            (a) General.

            Except as otherwise expressly provided herein, the Company shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize the Airframe, Engines and Parts in any lawful manner or place in accordance with the Company's business judgment.

            (b) Possession.

            The Company shall not lease, or otherwise in any manner deliver, relinquish or transfer possession of the Airframe or any Engine to any Person or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe, so long as such Airframe is subject to the Lien of this Indenture, without the prior consent of the Indenture Trustee, which consent shall not be unreasonably withheld, except that the Company may without the prior consent of the Indenture Trustee:

                        (i) enter into a charter or wet lease or other similar
                  arrangement under which the Company has operational control of the Airframe and any Engines installed thereon in the course of the Company's business (which shall not be considered a transfer of possession hereunder), provided that the Company's obligations under this Indenture shall continue in full force and effect notwithstanding any such charter or wet lease or other similar arrangement;

                        (ii) deliver possession of the Airframe or any Engine or
                  any Part to the manufacturer thereof or to any organization for testing, service, repair, maintenance, overhaul work or other similar purposes or for alterations or modifications or additions required or permitted by the terms of this Indenture;

                        (iii) subject the Airframe and any Engines installed
                  thereon to interchange agreements or any Engine to interchange or pooling agreements or arrangements which are applicable to other similar property owned by or leased to the Company and are entered into by the Company in the course of its airline business with any air carrier, provided, that (A) no such agreement or arrangement shall under any circumstances result in, contemplate or require the transfer of title to the Aircraft or Airframe and (B) if the Company's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Company shall comply with Section 4.03(e) hereof in respect thereof;

                        (iv) install an Engine on an airframe owned by the
                  Company free and clear of all Liens except (A) Permitted Liens, (B) those which apply only to the engines (other than the Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe, and (C) those created by the rights of other air carriers under interchange or pooling agreements or other arrangements customary in the airline industry which do not contemplate, permit or require the transfer of title to such airframe or engines installed thereon;

                        (v) install an Engine on an airframe, leased to the
                  Company or purchased by the Company subject to a conditional sale or other security agreement, provided that such Engine shall not thereby become subject to the lien of such lease, conditional sale or other security agreement;

                        (vi) install an Engine on an airframe, owned by the
                  Company, leased by the Company or purchased by the Company subject to a conditional sale or other security agreement under circumstances where neither clause (iv) nor clause (v) above is applicable, provided that any divestiture or non-curable impairment of title to such Engine resulting from such installation shall be deemed an Event of Loss with respect to such Engine and the Company shall comply with
                  Section 4.03 (e) hereof;

                        (vii) transfer possession of the Airframe or Engine to
                  the United States of America or any instrumentality thereof pursuant to the Civil Reserve Air Fleet Program (as established and administered pursuant to Executive Order 11490, as amended, as superseded by United States Executive Order No. 12656) or any similar or substitute program;

                        (viii) transfer possession of the Airframe or any Engine
                  to the United States of America, or to a foreign government, when required by Applicable Law (it being understood that nothing in this clause (viii) shall relieve the Company from its obligations under Section 4.04(a) if such transfer becomes an Event of Loss); and

                        (ix) transfer possession of the Airframe or any Engine
                  to the United States of America or any instrumentality or agency thereof pursuant to a sublease, contract or other instrument;

                        (x) so long as no Specified Default shall have occurred
                  and be continuing, and subject to the provisions of this
                  Section 4.01(b), enter into a lease with respect to any Engine or the Airframe and Engines or engines then installed on the Airframe to a Permitted Lessee which is not the subject of a petition filed under any bankruptcy laws or other insolvency laws in effect at the time such lease is entered into, or any other foreign air carrier; provided that in the case only of a lease to a foreign air carrier that is not a Permitted Lessee, the Indenture Trustee receives at the time of such lease an opinion of counsel to the Company (which counsel shall be reasonably satisfactory to the Indenture Trustee) to the effect that there exist no possessory rights in favor of the lessee under the laws of such sublessee's country which would, upon bankruptcy or insolvency of or other default by the Company and assuming that at such time such lessee is not insolvent or bankrupt, prevent the return of such Engine or the Airframe and such Engine or engine to the Indenture Trustee in accordance with and when permitted by the terms of
                  Section 7.02 upon the exercise by the Indenture Trustee of its remedies under Section 7.02;

provided that (1) the rights of any transferee who receives possession by reason of a transfer permitted by this Section 4.01(b) (other than by a transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to all the terms of this Indenture, (2) the Company shall remain primarily liable hereunder for the performance of all the terms of this Indenture and all the terms and conditions of this Indenture and the other applicable Operative Agreements shall remain in effect and (3) no lease or transfer of possession otherwise in compliance with this Section 4.01(b) shall (x) result in any registration or reregistration of the Aircraft except to the extent permitted by
Section 4.01(e) or the maintenance, operation or use thereof except in compliance with Sections 4.01(c) and 4.01(d), or (y) permit any action not permitted to the Company hereunder.

            In the case of any lease permitted under this Section 4.01(b), the Company will include in such lease appropriate provisions which (a) make such lease expressly subject and subordinate to all of the terms of this Indenture including the rights of the Indenture Trustee to avoid such lease in the exercise of its rights to repossession of the Airframe and Engines hereunder;
(b) expressly prohibit any subleasing of the Airframe and Engines; (c) require that the Airframe and Engines be maintained in accordance with a maintenance program approved by the Aeronautical Authority applicable thereto; (d) require the lessee to comply with the terms of Section
4.05 hereof; and (e) require that the Airframe and Engines be used in accordance with the limitations applicable to the Company's possession and use provided in this Indenture.

            The Indenture Trustee hereby agrees for the benefit of the lessor or secured party of any airframe (other than the Airframe) leased to the Company or purchased by the Company subject to a conditional sale or other security agreement, which lease or conditional sale or other security agreement also covers an engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement, that the Indenture Trustee will not acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine as the result of such engine being installed on the Airframe at any time while such engine is owned by such lessor or is subject to such conditional sale or other security agreement or security interest in favor of such secured party.

            (c) Operation and Use.

            The Company shall not operate, use or locate the Airframe or any Engine, or suffer such Airframe or any Engine to be operated, used or located
(i) in any area excluded from coverage by any insurance required by the terms of
Section 4.05 hereof, except in the case of a requisition by the United States of America where the Company obtains indemnity from the Government against substantially the same risks and for at least the amounts of the insurance required by Section 4.05 hereof covering such area, or (ii) outside the United States or Canada in any recognized or, in the Company's reasonable judgment, threatened area of hostilities unless covered by war risk insurance, or in either case unless the Airframe or such Engine is operated or used under contract with the Government under which contract the Government assumes liability for substantially the same risks in at least the same amounts as would be covered by such insurance. So long as the Airframe or an Engine is subject to the Lien of this Indenture, the Company shall not permit the Airframe or such Engine to be used or operated in violation of any Applicable Law or in violation of any airworthiness certificate, license or registration relating to the Aircraft or such Engine issued by any competent governmental authority, unless
(i) the validity thereof is being contested in good faith and by appropriate proceedings which do not involve a material danger of the sale, forfeiture or loss of the Airframe or such Engine, or (ii) it is not possible for the Company to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which the Aircraft is then registered) because of a conflict with the applicable laws of the United States (or such jurisdiction in which the Aircraft is then registered).

            (d) Maintenance.

            So long as the Airframe or an Engine is subject to the Lien of an Indenture, the Company, at its own cost and expense, shall service, repair, maintain, overhaul and test the Airframe and such Engine or cause the same to be done in accordance with a maintenance program approved by the Aeronautical Authority, and shall keep or cause to be kept the Airframe and such Engine in such operating condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the applicable rules and regulations of the Aeronautical Authority, except when aircraft of the same type, model or series as the Airframe (powered by engines of the same type as those with which the Airframe shall be equipped at the time of grounding) registered in the same country have been grounded by the Aeronautical Authority, provided, however, that if the airworthiness certificate of the Aircraft shall be withdrawn, then, subject to Section 4.04 hereof, so long as the Company is taking or causing to be taken all necessary action to promptly correct the condition which caused such withdrawal, no Indenture Default or Indenture Event of Default shall arise from such withdrawal. Nothing herein shall be deemed to prevent the Company from taking the Aircraft out of service for maintenance or modifications permitted hereunder or storage in accordance with applicable Aeronautical Authority requirements and sound practice for such storage. The Company shall maintain or cause to be maintained all records, logs and other documents required by the Aeronautical Authority to be maintained in respect of the Aircraft.

            (e) Registration

            Except as otherwise permitted by Section 4.02(b) of the Participation Agreement, or as otherwise required by the Transportation Code or rules, regulations, or orders promulgated thereunder, so long as the Airframe or an Engine is subject to the Lien of an Indenture, the Aircraft shall be duly registered in the name of the Company under the Transportation Code.

Section 4.02. Inspection

            So long as the Airframe or an Engine is subject to the Lien of an Indenture, at all reasonable times but upon at least 15 days' prior notice to the Company and at a time and place reasonably acceptable to the Company, the Indenture Trustee or its authorized representatives may at its own expense and risk conduct a visual walk-around inspection of the Aircraft and any such Engine (including a visual walk-around inspection of the Aircraft during any "C" check or other heavy maintenance) and may inspect the books and records of the Company relating to the operation and maintenance thereof; provided that (a) such representatives shall be fully insured to the reasonable satisfaction of the Company by the Indenture Trustee with respect to any risks incurred in connection with any such inspection, (b) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations, (c) in the case of an inspection during a maintenance visit, such inspection shall not in any respect interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit or, in any event, at any time interfere with the use or operation of the Airframe or any Engine or with the normal conduct of the Company's or a permitted sublessee's business, and (d) the Company shall not be required to undertake or incur any additional liabilities in connection with any such inspection. All information obtained in connection with any such inspection shall be held confidential by the Indenture Trustee and shall not be furnished or disclosed by the Indenture Trustee to anyone other than its bank examiners, auditors, accountants, agents and legal counsel and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority or as may be necessary to enforce the terms of this Indenture. The Indenture Trustee shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection.

Section 4.03. Replacement and Pooling of Parts; Alterations, Modifications and
              Additions; Substitution of Engines.

            (a) Replacement of Parts.

            So long as the Airframe or an Engine is subject to the Lien of this Indenture, except as otherwise provided in the proviso to the third sentence of
Section 4.03(d) or if the Airframe or an Engine to which a Part relates has suffered an Event of Loss, the Company, at its own cost and expense, will promptly replace all Parts that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, the Company, at its own cost and expense, may remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that the Company, at its own cost and expense, shall, except as otherwise provided in the proviso to the third sentence of
Section 4.03(d), replace such Parts as promptly as practicable with replacement Parts or temporary replacement parts as provided in Section 4.03(c) hereof. All replacement Parts shall be free and clear of all Liens except for pooling arrangements to the extent permitted by Section 4.03(c) and Permitted Liens and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

            (b) Subject to Lien.

            Except as otherwise provided in the proviso to the third sentence of
Section 4.03(d), all Parts at any time removed from the Airframe or any Engine shall remain and subject to the Lien of this Indenture, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated or installed in or attached to such Airframe or Engine and that meet the requirements for replacement Parts specified in Section 4.03(a). Immediately upon any replacement Part becoming incorporated or installed in or attached to an Airframe or Engine as provided in Section 4.03(a), without further act, (i) the replaced Part shall thereupon be free and clear of the Lien of this Indenture and shall no longer be deemed a Part hereunder; and (ii) such replacement Part shall become subject to the Lien of this Indenture and be deemed part of such Airframe or Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or Engine.

            (c) Pooling or Parts Leasing.

            Any Part removed from the Airframe or from any Engine as provided in
Section 4.03(a) may be subjected by the Company to a pooling or parts leasing agreement or arrangement of a type customary in the airline industry entered into in the ordinary course of the Company's business, provided the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Sections 4.03(a) and 4.03(b) as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to the Airframe or any Engine in accordance with Section 4.03(a) may be owned by another airline or vendor as customary in the airline industry, subject to a pooling or parts leasing arrangement, provided that the Company, at its expense within a commercially reasonable time, either (i) causes title to such temporary replacement part to become subject to the Lien of this Indenture, free and clear of all Liens except Permitted Liens, at which time such temporary replacement part shall become a Part or (ii) replaces such temporary replacement part by incorporating or installing in or attaching to such Airframe or Engine a further replacement Part owned by the Company free and clear of all Liens except Permitted Liens and which will become subject to the Lien of this Indenture in accordance with Section 4.03(b).

            (d) Alterations, Modifications and Additions.

            The Company, at its own expense, shall make alterations and modifications in and additions to the Airframe and any Engine as may be required to be made from time to time by Applicable Law regardless of upon whom such requirements are, by their terms, nominally imposed; provided, that the Company may, in good faith, contest the validity or application of any such standard in any reasonable manner which does not materially adversely affect the lien of this Indenture. In addition, the Company, at its own expense, may from time to time make or cause to be made such alterations and modifications in and additions to the Airframe and any Engine as the Company may deem desirable in the proper conduct of its business (including, without limitation, removal of Parts), provided further that no such alteration, modification or addition diminishes, in the Company's reasonable judgment, the value, utility, condition or airworthiness of such Airframe or Engine below the value, utility, condition or airworthiness thereof immediately prior to such alteration, modification or addition, assuming such Airframe or Engine was then in the condition required to be maintained by the terms hereof, except that the value (but not the utility, condition or airworthiness) of the Aircraft may be reduced by the value of Parts which the Company deems obsolete or no longer suitable or appropriate for use in the Airframe or any Engine which shall have been removed and not replaced, if the aggregate value of all such obsolete or unsuitable Parts removed from the Aircraft and not replaced shall not exceed $300,000. All Parts incorporated or installed in or attached or added to the Airframe or any Engine as the result of any alteration, modification or addition effected by the Company shall be free and clear of any Liens except Permitted Liens and become subject to the Lien of this Indenture; provided that the Company may at any time remove any such Part from the Airframe or an Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or Engine on the Delivery Date or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or Engine pursuant to the terms of Section 4.01(d) or the first sentence of this Section 4.03(d) and (iii) such Part can be removed from such Airframe or Engine without diminishing or impairing the value, condition, utility or airworthiness which such Airframe or Engine would have had at the time of removal had such alteration, modification or addition not been effected by the Company assuming the Aircraft was otherwise maintained in the condition required by this Indenture. Upon the removal by the Company of any such Part as above provided, title thereto shall be free and clear of all rights of the Indenture Trustee and the Lien of this Indenture shall no longer be deemed a Part hereunder.

            (e) Substitution of Engines.

            The Company shall have the right at its option at any time, on at least 30 days' prior notice to the Indenture Trustee and the Indenture Trustee, to substitute, and if an Event of Loss shall have occurred with respect to an Engine, shall within 90 days of the occurrence of such Event of Loss and on at least five days' prior notice to the Indenture Trustee substitute, a Replacement Engine for any Engine not then installed or held for use on the Airframe. In such event, immediately upon the effectiveness of such substitution on the date set forth in such notice and without further act, (i) the replaced Engine shall thereupon be released from the Lien of this Indenture and shall no longer be deemed an Engine hereunder, and (iii) such Replacement Engine shall become subject to the Lien of this Indenture and be deemed part of the Aircraft for all purposes hereof to the same extent as the Engine originally installed on or attached to the Airframe. Upon the substitution of a Replacement Engine, the conditions set forth in Section 9.08 shall be satisfied at the Company's sole cost and expense and the parties agree to cooperate with the Company to the extent necessary to enable it to timely satisfy such conditions.

            Upon satisfaction of all conditions to such substitution, (x) the Indenture Trustee shall execute and deliver to the Company such documents and instruments as the Company shall reasonably request to evidence the release of such Engine from the Lien of this Indenture; (y) the Indenture Trustee shall assign to the Company all claims it may have against any other Person relating to an Event of Loss giving rise to such substitution and (z) the Company shall receive all insurance proceeds and proceeds in respect of any Event of Loss giving rise to such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Sections 4.05(e)(i) and 4.04(e)(ii).

Section 4.04. Loss, Destruction or Requisition.

            (a) Event of Loss with Respect to the Airframe.

            Upon the occurrence of an Event of Loss with respect to the Airframe, the Company shall forthwith (and in any event within 30 days after such occurrence) give the Indenture Trustee notice of such Event of Loss. The Company shall, within 60 days after such occurrence, give the Indenture Trustee notice of its election to perform one of the following options (it being agreed that if the Company shall not have given the Indenture Trustee such notice of such election, the Company shall be deemed to have elected to perform the option identified in the following clause (ii)):

                        (i) subject to the satisfaction of the closing
                  conditions contained in Section 9.08, on a date not more than 180 days after the occurrence of the Event of Loss, cause a Replacement Airframe, (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to such Event of Loss) to be subjected to the Lien of this Indenture; provided that, if the Company shall not perform its obligation to effect such replacement under this clause (i) during the 180-day period of time provided herein, it shall give the Indenture Trustee notice to such effect upon or before the expiration of such period of time and shall promptly pay on the first Business Day next following the thirtieth (30th) day after the date of such notice to the Indenture Trustee, in immediately available funds, the amount specified in clause (ii) below; or

                        (ii) pay or cause to be paid to the Indenture Trustee in
                  immediately available funds on a date specified at least 30 days in advance by the Company, which date shall be a Business Day not more than 180 days after the occurrence of the Event of Loss, an amount equal to in immediately available funds, for distribution to the holders as provided in Section 5.02, an amount equal to the aggregate unpaid principal of the Equipment Notes, together with accrued but unpaid interest thereon to the date of payment, plus any other amounts then payable hereunder to the Holders.

            (b) Effect of Replacement.

            Should the Company have provided a Replacement Aircraft as provided for in Section 4.04(a)(i) above, the Lien of this Indenture will cease with respect to the replaced Airframe and any Engines installed thereon at the time of such Event of Loss and the Indenture Trustee shall (i) execute and deliver to the Company such documents and instruments, prepared at the Company's expense, as the Company shall reasonably request to evidence (on the public record or otherwise) the release of the Indenture Trustee's security interest in and to the replaced Airframe and the Engine or Engines if any installed on the Airframe at the time of the Event of Loss, (ii) assign to the Company all claims it may have against any other Person arising from the Event of Loss and (iv) the Company shall be entitled to receive all insurance proceeds and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Aircraft as provided in Sections 4.05(e)(iii) and 8(e)(i). Should the Company have provided a Replacement Airframe, together with Replacement Engines, if any, all provisions of this Indenture relating to the Airframe and Engine or Engines, if any, being replaced shall be applicable to the Replacement Airframe and Replacement Engine or Replacement Engines with the same force and effect.

            (c) Effect of Payment.

            In the event of a payment in full of the amounts payable as provided in Section 4.04(a)(ii), (i) the Indenture Trustee shall execute and deliver to the Company such documents and instruments, prepared at the Company's expense, as the Company shall reasonably request to evidence (on the public record or otherwise) the release of the Security Trustee's purchase money equipment security interest in and to the replaced Airframe and the Engine or Engines if any installed on the Airframe at the time of the Event of Loss; (ii) any remaining insurance proceeds, including any investment interest thereon, shall be promptly paid over to the Company; and (iii) the Indenture Trustee shall convey to the Company all claims for damage to such Airframe and Engines, if any, against third persons arising from the Event of Loss.

            (d) Conditions to Airframe Replacement.

            The Company's right to substitute a Replacement Aircraft as provided in Section 4.04(a)(i) shall be subject to the fulfillment, at the Company's sole cost and expense, in addition to the conditions contained in such Section 4.04(a)(i), of the conditions precedent set forth in Section 9.08.

            (e) Non-Insurance Payments Received on Account of an Event of Loss.

            As between the Indenture Trustee and the Company, any payments on account of an Event of Loss (other than insurance proceeds or other payments the application of which is provided for in this Section 4.04 or elsewhere in this Indenture, as the case may be, or payments in respect of damage to the business or property of the Company) with respect to the Aircraft, an Engine or any Part received at any time by the Indenture Trustee or by the Company from any governmental authority or other Person will be applied as follows:

                        (i) if such payments are received with respect to an
                  Event of Loss as to the Aircraft, and the Airframe or the Airframe and the Engines or engines installed thereon are being replaced by the Company pursuant to Section 4.04(a)(i), such payments shall be paid over to, or retained by, the Company, provided that if the Company has not completed such replacement, such payments shall be paid over to, or retained by, the Indenture Trustee as security, and upon completion of, or in connection with a closing for, such replacement, be paid over to or retained by the Company;

                        (ii) if such payments are received with respect to an
                  Event of Loss to an Engine or Part that has been or is being replaced by the Company pursuant to the terms hereof, such payments shall be paid over to, or retained by, the Company; and

                        (iii) if such payments are received with respect to an
                  Event of Loss as to the Aircraft, and if the Airframe or the Airframe and the Engines or engines installed thereon has not been and will not be replaced as contemplated by Section 4.04(a), so much of such payments as shall not exceed the amounts required to be paid by the Company pursuant to Section 4.04(a) hereof shall be applied in reduction of the Company's obligation to pay such amounts, to the extent not already paid by the Company, and, after all such amounts required to be paid to the Indenture Trustee pursuant to Section 4.04(a)(ii) above shall be paid in full, shall be paid over to the Company.

            (f) Requisition for Use.

            In the event of a requisition for use by any government of the Airframe and the Engines, if any, or engines installed on the Airframe, the Company shall promptly notify the Indenture Trustee of such requisition and all of the Company's obligations under this Indenture shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Company shall have been prevented or delayed by such requisition, provided that the Company's obligations for the payment of money and under Section 4.05 (except while an assumption of liability by the Government of the scope referred to in Section 4.01(c) is in effect) shall not be reduced or delayed by such requisition. Any payments received by the Indenture Trustee or the Company from such government with respect to such requisition of use shall be paid over to, or retained by, the Company. In the event of an Event of Loss of an Engine resulting from the requisition for use by a government of such Engine (but not the Airframe), the Company will replace such Engine hereunder by complying with the terms of
Section 4.03(e) and any payments received by the Indenture Trustee or the Company from such government with respect to such requisition shall be paid over to, or retained by, the Company.

            (g) Certain Payments to be Held As Security.

            Any amount referred to in this Section 4.04 or Section 4.05 hereof which is payable to the Company shall not be paid to the Company, or, if it has been previously paid directly to the Company, shall not be retained by the Company, if at the time of such payment a Specified Default shall have occurred and be continuing, but shall be paid to and held by the Indenture Trustee as security for the obligations of the Company under this Indenture, and at such time as there shall not be continuing any such Specified Default, such amount and any gain realized as a result of Permitted Investments required to be made pursuant to Section 5.08 shall be paid over to the Company.

Section 4.05. Insurance.

            (a) Public Liability and Property Damage Insurance.

            Subject to the rights of the Company under Section 4.05(d), so long as the Airframe or an Engine is subject to the Lien of the Indenture, the Company shall, without expense to the Indenture Trustee, maintain or cause to be maintained in effect with insurers of recognized responsibility public liability insurance (including, without limitation, passenger legal liability, property damage and product liability coverage but excluding manufacturer's product liability coverage) with respect to the Aircraft in an amount not less than the Company may carry from time to time on other similar aircraft in its fleet but not less than the Minimum Liability Amount; provided that an agreement of the Government to insure against or indemnify for substantially the same risks to at least the same amount shall satisfy the requirements of this Section 4.05(a). Such insurance shall be of the type usually carried by the Company with respect to similar aircraft and engines, and covering risks of the kind customarily insured against by the Company.

            During any period that the Aircraft is grounded and not in operation for any reason, the Company may modify the insurance required by this Section 4.05(a)(i) to reduce the amounts of public liability and property damage insurance and (ii) to modify the scope of the risks covered and the type of insurance, in both circumstances to conform to such insurance customary in the United States airlines industry for regional air carriers similarly situated with the Company in respect of similar aircraft which are grounded, not in operation, and stored or hangared, except that the amounts of coverage and scope of risk covered and the type of insurance shall be the same as from time to time applicable to aircraft owned or leased by Company on the ground, not in operation, and stored or hangared.

            (b) Insurance Against Loss or Damage to the Aircraft and Engines.

            Subject to the rights of the Company under Section 4.05(d), so long as the Airframe or an Engine is subject to the Lien of the Indenture, the Company shall, without expense to the Indenture Trustee, maintain or cause to be maintained in effect at all times with insurers of recognized responsibility all risk, agreed value, ground and flight hull insurance, which may exclude war risks and allied perils, covering the Aircraft for an amount not less than the Required Insurance Amount; provided that, neither the Company nor any Permitted Lessee shall be required to maintain all-risk flight aircraft hull insurance with respect to any period in which the Aircraft is grounded for any reason and properly stored or hangared. Such hull insurance or other personal property insurance of the Company shall cover Engines or engines and Parts temporarily removed from the Airframe, pending replacement by installation of the same or similar Engines, engines or Parts on the Airframe but such insurance need not cover an Engine while attached to an airframe not owned, leased or operated by the Company or a Permitted Lessee. Such insurance shall be of the type usually carried by the Company or a Permitted Lessee with respect to similar aircraft and engines, and covering risks of the kind customarily insured against by the Company or such Permitted Lessee. If and to the extent that the Company or a Permitted Lessee operates the Aircraft (A) on routes where it maintains war risk insurance in effect with respect to other similar owned or leased aircraft in its fleet, or (B) on routes (other than routes within the United States, Canada, Mexico, Bermuda and islands other than Cuba in the Caribbean Basin) where the custom in the industry is to carry war risk insurance, the Company shall maintain or cause to be maintained such insurance in effect with respect to the Aircraft in the lesser of an amount at least equal to the Required Insurance Amount or the amount of such insurance customarily carried by corporations engaged in the same or similar business similarly situated with the Company or such Permitted Lessee and owning or operating similar aircraft and engines on such routes or similar routes, provided that if the requirement to maintain war risk insurance arises under clause (A) of this sentence, such insurance shall be maintained in an amount not less than that maintained by the Company or such Permitted Lessee on similar aircraft in its fleet. An agreement by the Government to insure against or indemnify for substantially the same risks to at least the same amount will satisfy any of the requirements of this Section 4.05(b).

            (c) Additional Insureds: Loss Payment.

            The Company shall cause all policies of insurance carried in accordance with this Section 4.05 to name the Additional Insureds as their respective interests may appear as additional insureds. Such policies shall provide with respect to such Additional Insureds that (i) none of their respective interests in such policies shall be invalidated by any act or omission or breach of warranty or condition contained in such policies by the Company or, in the case of any particular Additional Insured, any other Additional Insured; (ii) no cancellation or lapse of coverage for nonpayment of premium or otherwise, and no substantial change of coverage which adversely affects the interests of any such Additional Insured, shall be effective as to such Additional Insured until 30 days (or such lesser period as may be applicable in the case of any war risk coverage) after receipt by such Additional Insured of written notice from the insurers of such cancellation, lapse or change; (iii) they shall have no liability for premiums, commissions, calls, assessments or advances with respect to such policies; (iv) such policies will be primary without any right of contribution from any other insurance carried by such Additional Insureds; and
(v) the insurers waive any rights of set-off, counterclaim, deduction or subrogation against such Additional Insureds. Each liability policy shall provide that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and provide that the exercise by the insurer of rights of subrogation derived from rights retained by the Company will not delay payment of any claim that would otherwise be payable but for such rights of subrogation. Each hull policy shall name the Indenture Trustee as loss payee as long as the Indenture shall remain in effect; provided that, so long as the insurers shall not have received written notice that an Indenture Event of Default has occurred and is continuing, if insurance proceeds in the aggregate equal $2,000,000 or less, then such proceeds shall be payable to the Company and, notwithstanding the foregoing, any amounts up to the Required Insurance Amount (i) of any proceeds which in the aggregate exceed $2,000,000, (ii) of any proceeds in respect of a total loss or an Event of Loss or (iii) if the insurers shall have received written notice that an Indenture Event of Default has occurred and is continuing, any proceeds with respect to any single loss, shall be payable to such loss payee.

            (d) Deductibles and Self-Insurance.

            The Company may from time to time self-insure, by way of deductible or premium adjustment provisions in insurance policies or otherwise, the risks required to be insured against pursuant to this Section 9 in such amounts as are then self-insured with respect to similar owned or leased aircraft in the Company's fleet but in no case shall such self-insurance in the aggregate exceed $15,000,000 on a per occurrence or on fleetwide basis. A deductible per occurrence that is not in excess of the prevailing standard market deductible for similar aircraft, shall be permitted in addition to such self-insurance.

            (e) Application of Hull Insurance Proceeds.

            Subject to Section 4.04(g), as between the Indenture Trustee and the Company, any payments received under policies of hull or other property insurance required to be maintained by the Company pursuant to Section 4.05(b), shall be applied as follows:

                        (i) if such payments are received with respect to loss
                  or damage (including an Event of Loss with respect to an Engine) not constituting an Event of Loss with respect to the Airframe, payments in the aggregate of $2,000,000 or less shall be paid over to or retained by the Company and, subject to Section 4.05(c), any payments which in the aggregate are greater than $2,000,000 shall be paid over to or retained by the Indenture Trustee for payment to the Company only upon performance of its repair or replacement obligation;

                        (ii) if such payments are received with respect to an
                  Event of Loss with respect to the Airframe and the Airframe is not being replaced by the Company pursuant to Section 4.04(a)(i), so much of such payments as shall not exceed the Required Insurance Amount and other amounts required to be paid by the Company pursuant to Section 4.04(a)(ii) shall be applied in reduction of the Company's obligation to pay such amounts if not already paid by the Company, and to reimburse the Company if such amounts shall have been paid, and the balance, if any, of such payments shall be promptly paid over to or retained by the Company; and

                        (iii) if such payments are received with respect to the
                  Airframe or the Airframe and Engines or engines installed thereon and the Airframe is being replaced by the Company pursuant to Section 4.04(a)(i), such payments shall be paid over to, or retained by the Company, provided that if the Company has not completed such replacement, such payments shall be paid over to, or retained by, the Indenture Trustee as security, and upon completion of, or in connection with a closing for, such replacement, be paid over to or retained by the Company.

            (f) Insurance for Own Account.

            Nothing in this Section 9 shall prohibit the Company obtaining insurance with respect to the Aircraft for its own account (including, without limitation, hull insurance under the same policies maintained pursuant to this
Section 4.05 in amounts in excess of those required to be maintained pursuant to this Section 4.05) and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto, provided that no such insurance may be obtained which would limit or otherwise adversely affect the availability of coverage or payment of any insurance required to be obtained or maintained pursuant to this Section 4.05, it being understood that all salvage rights to the Airframe or the Engines shall remain with the Company's insurers at all times.

            (g) Reports, etc.

            So long as the Airframe or an Engine is subject to the Lien of the Indenture, the Company will furnish to the Indenture Trustee evidence of renewal of the insurance policies required pursuant to this Section 4.05 prior to the cancellation, lapse or expiration of such insurance policies and, on or before the renewal dates of the insurance policies carried by the Company pursuant to this Section 4.05, a report signed by a firm of aircraft insurance brokers, not affiliated with the Company, appointed by the Company, stating the opinion of such firm that the insurance then carried and maintained on the Aircraft complies with the terms hereof and that such renewal insurance will on and after the effective date thereof so comply with the terms hereof, provided that all information contained in such report shall be held confidential by the Indenture Trustee except, and shall not be furnished or disclosed by them to anyone as may be required by Applicable Law. The Company will instruct such firm to give prompt written advice to the Indenture Trustee of any default in the payment of any premium and of any other act or omission on the part of the Company of which it has knowledge and which would in such firm's opinion invalidate or render unenforceable, in whole or in any material part, any insurance on the Aircraft. The Company will also instruct such firm to advise the Indenture Trustee in writing at least 30 days prior to the termination or cancellation of, or material adverse change in, such insurance carried and maintained on the Aircraft pursuant to this Section 4.05.

Section 4.06. Liens.

            So long as the Airframe or an Engine is subject to the Lien of this Indenture, the Company shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Airframe or any Engine or title thereto or any interest therein or in this Indenture except (a) the Lien of this Indenture and the rights of the parties to the other Operative Agreements; (b) the rights of others under agreements or arrangements to the extent expressly permitted in Sections 4.01(b) and 4.03(c); (c) Liens for Taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve a material danger of the sale, forfeiture or loss of the Airframe or an Engine; (d) Liens of suppliers, mechanics, workers, repairers, employees, airport operators, air traffic control authorities or other like Liens arising in the ordinary course of business and for amounts the payment of which is either not yet delinquent or is being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings, so long as such proceedings do not involve a material danger of the sale, forfeiture or loss of the Airframe or an Engine; (e) Liens arising out of judgments or awards against the Company with respect to which at the time there shall have been secured a stay of execution;
(f) Indenture Trustee's Liens, (g) salvage and similar rights of insurers under policies of insurance maintained with respect to the Aircraft and (h) Liens with respect to which the Company (or any Permitted Lessee) has provided a bond or other security adequate in the reasonable opinion of the Indenture Trustee. Liens described in clauses (a) through (h) above are referred to herein as "Permitted Liens." The Company shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time that the Lien of this Indenture is in effect.

Section 4.07. Further Assurances.

            The Company and the Indenture Trustee will each promptly and duly execute and deliver to the other such further documents and assurances and take such further action as the other may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Indenture and to establish and protect the rights and remedies created or intended to be created in favor of the Indenture Trustee and the Company hereunder, including, without limitation, if requested by the Indenture Trustee or the Company, the execution and delivery of supplements or amendments hereto, in recordable form, subjecting any replacement or substituted aircraft or engine to this Indenture and the recording or filing of counterparts hereof, or of financing statements with respect hereto.

                                    ARTICLE V

                    RECEIPT, DISTRIBUTION AND APPLICATION OF
                     INCOME FROM THE TRUST INDENTURE ESTATE

      Section 5.01. Regular Distribution. Except as otherwise provided in
Section 5.03 hereof, each installment of principal and interest in respect of the Equipment Notes shall be distributed by the Indenture Trustee no later than the time herein provided in the following order of priority:

first, (i) so much of such installment or payment as shall be required to pay in full the aggregate amount of principal and interest (as well as any interest on any overdue principal and, to the extent permitted by applicable law, on any overdue interest) then due under all Series A Equipment Notes shall be distributed to the Holders of Series A Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series A Equipment Note bears to the aggregate amount of the payments then due under all Series A Equipment Notes;

            (ii) after giving effect to paragraph (i) above, so much of such installment or payment as shall be required to pay in full the aggregate amount of the payment or payments of principal and interest (as well as any interest on any overdue principal and, to the extent permitted by applicable law, on any overdue interest) then due under all Series B Equipment Notes shall be distributed to the Holders of Series B Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series B Equipment Note bears to the aggregate amount of the payments then due under all Series B Equipment Notes;

            (iii) after giving effect to paragraph (ii) above, so much of such installment or payment as shall be required to pay in full the aggregate amount of the payment or payments of principal and interest (as well as any interest on any overdue principal and, to the extent permitted by applicable law, on any overdue interest) then due under all Series C Equipment Notes shall be distributed to the Holders of Series C

            Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series C Equipment Notebears to the aggregate amount of the payments then due under all Series C Equipment Notes.

            (iv) after giving effect to paragraph (iii) above, so much of such installment or payment as shall be required to pay in full the aggregate amount of the payment or payments of principal and interest (as well as any interest on any overdue principal and, to the extent permitted by applicable law, on any overdue interest) and then due under all Series D Equipment Notes shall be distributed to the Holders of Series D Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series D Equipment Note bears to the aggregate amount of the payments then due under all Series D Equipment Notes.

      Section 5.02. Event of Loss and Replacement; Prepayment. (a) Except as otherwise provided in Section 5.03 hereof, any payment received by the Indenture Trustee as the result or in connection with of an Event of Loss with respect to the Aircraft (and with respect to which the Company has not made the replacement election in Section 4.04(a)(i)) or as the result of, or in connection with any event giving rise to, a prepayment pursuant to Section 6.02 hereof, shall be promptly distributed by the Indenture Trustee in the following order of priority:

first, (a) to reimburse the Indenture Trustee for any costs or expenses reasonably incurred in connection with such prepayment and (b) then to pay any other similar amounts then due to the other Indenture Indemnitees;

second, (i) to pay the amounts specified in paragraph (i) of clause "second" of Section 5.03 hereof then due and payable in respect of the Series A Equipment Notes;

            (ii) after giving effect to paragraph (i) above, to pay the amounts specified in paragraph (ii) of clause "second" of Section 5.03 hereof then due and payable in respect of the Series B Equipment Notes;

            (iii) after giving effect to paragraph (ii) above, to pay the amounts specified in paragraph (iii) of clause "second" of Section
            5.03 hereof then due and payable in respect of the Series C Equipment Notes; and

            (iv) after giving effect to paragraph (iii) above, to pay the amounts specified in paragraph (iv) of clause "second" of Section
            5.03 hereof then due and payable in respect of the Series D Equipment Notes;

            provided, that payments pursuant to this clause "second" shall be made without the payment of Make-Whole Premium; and

third,      as provided in clause "third" of Section 5.03 hereof;

provided that if a Replacement Airframe shall be substituted for an Airframe subject to an Event of Loss as provided in Sections 4.04(a)(i) and 9.08 hereof, any proceeds which result from such Event of Loss and are paid to the Indenture Trustee shall be held by the Indenture Trustee as part of the Collateral and, unless otherwise applied pursuant to Section 5.01 or 5.03 hereof, such proceeds shall be released to the Company upon the release of such damaged Airframe and the replacement thereof as herein provided.

      (b) Any amounts received directly or indirectly from any governmental authority, insurer or other party pursuant to any provision of Section 4.04 or
4.05 hereof as the result of loss or damage not constituting an Event of Loss with respect to the Aircraft, or as a result of such loss or damage constituting an Event of Loss if and to the extent that such amounts would at the time be required to be paid to the Company pursuant to Section 4.04 or 4.05 hereof but for the fact that a Specified Default exists shall be held by the Indenture Trustee as security for the obligations of the Company hereunder and shall be invested in accordance with the terms of Section 5.08 hereof and at such time as the conditions for payment to the Company specified in Section 4.04 or 4.05 hereof, as the case may be, shall be fulfilled and no Specified Default exists, such amount, and the proceeds of any investment thereof, shall, to the extent not theretofore applied, be paid to the Company.

      Section 5.03. Payment After Indenture Event of Default, etc. Except as otherwise provided in Sections 5.02(b), 5.04(b), 5.04(c) and 5.05 hereof, all payments received and all amounts held or realized by the Indenture Trustee after an Indenture Event of Default shall have occurred and so long as such an Indenture Event of Default shall be continuing and the Equipment Notes shall have become due and payable as provided in Section 7.02(b) or (c) hereof, shall be promptly distributed by the Indenture Trustee in the following order of priority:

first, so much of such payments or amounts as shall be required to pay or reimburse (i) the Indenture Trustee for any tax (except to the extent resulting from a failure of the Indenture Trustee to withhold pursuant to Section 5.09 hereof), expense, charge or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the property included in the Trust Indenture Estate pursuant to Section 7.03(b) hereof) incurred by the Indenture Trustee (to the extent not previously reimbursed) the expenses of any sale, taking or other proceeding, attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Indenture Trustee or the Holders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Indenture Trustee or the Holders, liquidated or otherwise, upon such Indenture Event of Default, shall be applied by the Indenture Trustee as between itself and the Holders in reimbursement of such expenses and (ii) all similar amounts payable to the other Indenture Indemnitees hereunder and under the Participation Agreement; and in the case the aggregate amount to be so distributed is insufficient to pay as set forth in clauses (i) and (ii), then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

second, so much of such payment or amounts remaining as shall be required to reimburse the then existing or prior Holders for payments made pursuant to Section 9.03(d) hereof (to the extent not previously reimbursed) shall be distributed to such then existing or prior Holders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Holder pursuant to said Section 9.03(d) hereof;

third, (i) so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Series A Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations (other than Make-Whole Premium) in respect of the Series A Equipment Notes to the date of distribution, shall be distributed to the Holders of Series A Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Principal Amount of all Series A Equipment Notes held by each Holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Make-Whole Premium) to the date of distribution, bears to the aggregate unpaid Principal Amount of all Series A Equipment Notes held by all such Holders plus the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Premium) to the date of distribution;

            (ii) after giving effect to paragraph (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Series B Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations (other than Make-Whole Premium) in respect of the Series B Equipment Notes to the date of distribution, shall be distributed to the Holders of Series B Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Principal Amount of all Series B Equipment Notes held by each Holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Make-Whole Premium) to the date of distribution, bears to the aggregate unpaid Principal Amount of all Series B Equipment Notes held by all such Holders plus the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Premium) to the date of distribution;

            (iii) after giving effect to paragraph (ii) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Series C Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations (other than Make-Whole Premium) in respect of the Series C Equipment Notes to the date of distribution, shall be distributed to the Holders of Series C Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Principal Amount of all Series C Equipment Notes held by each Holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Make-Whole Premium) to the date of distribution, bears to the aggregate unpaid Principal Amount of all Series C Equipment Notes held by all such Holders plus the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Premium) to the date of distribution; and

            (iv) after giving effect to paragraph (iii) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Series D Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations (other than Make-Whole Premium) in respect of the Series D Equipment Notes to the date of distribution, shall be distributed to the Holders of Series D Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Principal Amount of all Series D Equipment Notes held by each Holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Make-Whole Premium) to the date of distribution, bears to the aggregate unpaid Principal Amount of all Series D Equipment Notes held by all such Holders plus the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Premium) to the date of distribution;

            (it being understood that amounts payable under this clause "second" shall not in any event include Make-Whole Premium); and

fourth, the balance, if any of such payments or amounts remaining thereafter shall be distributed to the Company.

      Section 5.04. Certain Payments. Notwithstanding anything to the contrary contained in this Article V, the Indenture Trustee will distribute, promptly upon receipt, any indemnity or other payment received by it from the Company in respect of (i) the Indenture Trustee in its individual capacity, (ii) the Subordination Agent, (iii) each Liquidity Provider, (iv) the Pass-Through Trustee and (v) any other Indenture Indemnitees, in each case pursuant to
Article 7 of the Participation Agreement, directly to the Person (which may include the Indenture Trustee) entitled thereto. Any payment received by the Indenture Trustee under clause (b) of the last paragraph of Section 2.04 shall be distributed to the Subordination Agent to be distributed in accordance with the terms of the Intercreditor Agreement.

      Section 5.05. Other Payments. Any payments received by the Indenture Trustee for which no provision as to the application thereof is made elsewhere in this Indenture shall be distributed by the Indenture Trustee (a) to the extent received or realized at any time prior to the payment in full of all obligations to the Holders, in the order of priority specified in Section 5.01 hereof, and (b) to the extent received or realized at any time after payment in full of all obligations to the Holders, in the following order of priority:

first,      in the manner provided in clause "first" of Section 5.03 hereof, and

second,     in the manner provided in clause "third" of Section 5.03 hereof.

      Section 5.06. [Reserved]

      Section 5.07. Application of Payments. Each payment of principal of and interest or other amounts due on each Equipment Note shall, except as otherwise provided herein, be applied,

first, to the payment of interest on such Equipment Note due and payable to the date of such payment, as provided in such Certificate, as well as any interest on overdue principal and Make-Whole Premium, if any, and, to the extent permitted by law, interest and other amounts due thereunder, second, to the payment of any other amount (other than the principal of such Equipment Note), including any Make-Whole Premium, due hereunder or under such Equipment Note to such Holder; and

third, to the payment of the principal of such Equipment Note if then due hereunder or under such Equipment Note.

      Section 5.08. Investment of Amounts Held by Indenture Trustee. Amounts held by the Indenture Trustee pursuant to Section 5.02(b) hereof or otherwise to be invested pursuant to this Section 5.08 shall be invested by the Indenture Trustee from time to time in securities selected by (i) so long as no Indenture Event of Default shall have occurred and be continuing, the Company (and in the absence of written direction by the Company, the Indenture Trustee shall invest such monies in direct obligations of the United States of America) or (ii) so long as an Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee and in each case shall be of the type meeting the criteria for Permitted Investments. Unless otherwise expressly provided in this Indenture, any income realized as a result of any such investment, net of the Indenture Trustee's reasonable fees and expenses in making such investment, shall be held and applied by the Indenture Trustee in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Company shall be responsible for and will promptly pay to the Indenture Trustee, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other costs and expenses, if any, incurred by the Indenture Trustee in connection with such investment), such amount to be disposed of in accordance with the terms hereof. The Indenture Trustee shall not be liable for any loss resulting from any investment made by it or any investment sold by it under this Indenture in accordance with instructions from the Company other than by reason of its willful misconduct or gross negligence, and any such investment may be sold (without regard to its maturity) by the Indenture Trustee without instructions whenever the Indenture Trustee reasonably believes such sale is necessary to make a distribution required by this Indenture.

      Unless otherwise confirmed in writing, an account statement delivered by the Indenture Trustee to the Company shall be deemed written confirmation by the Company that the investment transactions identified therein accurately reflect the investment directions given to the Indenture Trustee by the Company unless the Company notifies the Indenture Trustee in writing to the contrary within 30 days of the date of receipt of such statement.

      Section 5.09. Withholding Taxes The Indenture Trustee, as agent for the Company, shall exclude and withhold from each payment of principal, premium, if any, and interest and other amounts due hereunder or under the Equipment Notes, and any and all withholding taxes applicable thereto as required by law. The Indenture Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Equipment Notes, it will withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders, it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holder may reasonably request from time to time.

                                   ARTICLE VI

                          PREPAYMENT OF EQUIPMENT NOTES

      Section 6.01. No Prepayment Except as Specified. Except as provided in Sections 6.02, the Equipment Notes may not be prepaid.

      Section 6.02. Prepayment of Equipment Notes. (a) The Outstanding Equipment Notes shall be prepaid in full and not in part:

                  (i) If an Event of Loss occurs with respect to the Airframe or with respect to the Airframe and the Engines or engines then installed on the Airframe (unless pursuant to Section 4.04(a)(i) replacement equipment is substituted therefor).

                  (ii) At the option of the Company, upon not less than 25 days' prior written notice.

      (b) In the case of a prepayment of the Equipment Notes pursuant to Section 6.02(a)(i) above, the Equipment Notes shall be prepaid in full on the date as specified in Section 4.04(a)(ii). In the case of a prepayment of the Equipment Notes pursuant to Section 6.02(a)(ii) above, the Equipment Notes shall be prepaid on the date designated in the notice referred to therein. The day on which the Equipment Notes are to be prepaid pursuant to this Section 6.01(b) is herein referred to as the "Prepayment Date".

      On or prior to the Prepayment Date, immediately available funds shall be deposited with the Indenture Trustee in an amount in respect of the Equipment Notes equal to:

                  (1) if such prepayment is made pursuant to Section 6.02(a)(i) the sum of (A) the aggregate principal amount of such Equipment Notes then Outstanding, (B) accrued interest on the Equipment Notes to the Prepayment Date and (C) all other aggregate sums due the Indenture Trustee hereunder or under the Participation Agreement, but excluding any Make-Whole Premium or other premium or penalty, or

                  (2) if such prepayment is made pursuant to Section 6.02(a)(ii), the sum of the amounts specified in clauses (A), (B) and (C) of the preceding clause (1) plus any Make-Whole Premium payable in respect of all Equipment Notes

(the aggregate amount required to be paid pursuant to this sentence being herein referred to as the "Prepayment Price").

      Section 6.03. Notice of Prepayment to Holders. In order to effect any prepayment set forth in Section 6.02(a) hereof, the Indenture Trustee shall give prompt notice by first class mail of prepayment to each Holder. Any notice of prepayment given by the Company may be revoked by the Company at any time on or before the Prepayment Date by prompt notice to the Holders.

      All notices of prepayment shall state: (1) the Prepayment Date, (2) the applicable basis for determining the Prepayment Price, (3) that on the Prepayment Date, subject to the provisions hereof, the Prepayment Price will become due and payable, and that interest on the Equipment Notes shall cease to accrue on and after such Prepayment Date, and (4) the place or places where such Equipment Notes are to be surrendered for payment.

      Section 6.04. Deposit of Prepayment Price. On the Prepayment Date, the Company shall, to the extent an amount equal to the Prepayment Price, as the case may be, shall not then be held in cash by the Indenture Trustee in immediately available funds and deposited for the purpose, pay to the Indenture Trustee an amount equal to the difference between (a) the amount then so held and (b) the Prepayment Price. If there shall so be on deposit and/or deposited the applicable Prepayment Price on or prior to a Prepayment Date, interest shall cease to accrue in respect of all the Outstanding Equipment Notes on and after such Prepayment Date.

      Section 6.05. Equipment Notes Payable on Prepayment Date. On the Prepayment Date, the Outstanding Equipment Notes shall (except (A) if the Company has requested the Indenture Trustee to revoke such notice of prepayment in accordance with Section 6.03 hereof) become due and payable and from and after such Prepayment Date (unless there shall be a default in the payment of the Prepayment Price) such Equipment Notes shall cease to bear interest. Upon surrender by any Holder of its Equipment Note for prepayment in accordance with said notice, such Holder shall be paid the principal amount of its Equipment Note then outstanding, accrued interest thereon to the Prepayment Date, all other sums due to such Holder hereunder, plus, if a Make-Whole Premium is payable pursuant to Section 6.02(b) hereof, the Make-Whole Premium in respect of such Equipment Note.

      If any Equipment Note called for prepayment shall not be so paid upon timely surrender thereof for prepayment, the principal shall, until paid, continue to bear interest from the Prepayment Date at the interest rate applicable to such Equipment Note.

                                   ARTICLE VII

                      INDENTURE EVENTS OF DEFAULT; REMEDIES
                        OF INDENTURE TRUSTEE AND HOLDERS

      Section 7.01. Indenture Event of Default. "Indenture Event of Default" means any of the following events (whatever the reason for such Indenture Event of Default and whether it shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) the failure of the Company (i) to pay principal, interest or Make-Whole Premium, if any, on any Equipment Note when due, and such failure shall have continued unremedied for ten Business Days after the date when due or (ii) to pay any other amounts hereunder or under the Equipment Notes when due and such failure shall have continued unremedied for a period of 30 days after the Company shall receive written demand therefor from the Indenture Trustee or by the Holders of not less than 25% in aggregate principal amount of Outstanding Equipment Notes; or

                  (ii) (A) any representation or warranty made the Company, in any Operative Agreement or in any certificate the Company, furnished to the Indenture Trustee or any Holder in connection herewith or therewith or pursuant hereto or thereto shall prove to have been incorrect in any material respect when made and was and remains in any respect material to the Holders and such misrepresentation shall not have been corrected within 30 days following notice thereof identified as a "Notice of Indenture Event of Default" being given to the Company by the Indenture Trustee or by a Majority in Interest of Certificate Holders, unless such misrepresentation is capable of being corrected, and Company shall, after the delivery of such notice, be diligently proceeding to correct such misrepresentation and shall in fact correct such misrepresentation within 180 days after delivery of such notice; or

                  (iii) any covenant made by the Company shall be breached in any material respect and such breach shall remain unremedied for a period of 30 days after there has been given to the Company by a Majority in Interest Holders a written notice identified as a "Notice of Indenture Event of Default" specifying such breach and requiring it to be remedied unless such failure is curable and the Company shall, after the delivery of such notice, be diligently proceeding to correct such failure and shall in fact correct such failure 180 days after delivery of such notice; or

                  (iv) the Company shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation;

                  (v) an order for relief shall be entered in respect of the Company by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws as now or hereafter in effect; or the Company shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any proceeding referred to in clause (vi) below or seek or consent or acquiesce in the appointment of any trustee, custodian, receiver or liquidator of the Company or of all or any substantial part of its properties; or

                  (vi) without the consent or acquiescence of the Company an order shall be entered constituting an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or if any such petition shall be filed against the Company and such petition shall not be dismissed within 60 days, or if, without the consent or acquiescence of the Company as the case may be, an order shall be entered appointing a trustee, custodian, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company and such order shall not be dismissed within 60 days;

      Section 7.02. Remedies. (a) If an Indenture Event of Default shall have occurred and be continuing and so long as the same shall be continuing unremedied, then and in every such case, the Indenture Trustee may, and when required by the provisions of Article IX or Section 7.02(c) hereof, shall (i) exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article VII. The Indenture Trustee may take possession of all or any part of the properties covered or intended to be covered by the Lien and security interest created hereby or pursuant hereto and may exclude the Company, and any transferee of the Company (subject to Section 15.05 hereof), and all Persons claiming under any of them wholly or partly therefrom. In addition, the Indenture Trustee may (subject to the provisions of the next succeeding paragraph) exercise any other right or remedy in lieu of or in addition to the foregoing that may be available to it under applicable law, or proceed by appropriate court action to enforce the terms hereof. Without limiting any of the foregoing, it is understood and agreed that the Indenture Trustee may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale.

      (b) If an Indenture Event of Default under clause (iv), (v) or (vi) of
Section 7.01 hereof shall occur and be continuing, the unpaid principal of all Outstanding Equipment Notes, together with interest accrued but unpaid thereon and all other amounts due thereunder, but without Make-Whole Premium, shall immediately become due and payable, without presentment, demand, protest or notice, all of which are hereby waived.

      (c) If any Indenture Event of Default not described in the preceding paragraph (b) shall have occurred and be continuing, then and in every such case, the Indenture Trustee may on its own accord or at the direction of a Majority in Interest of Holders, at any time, by written notice to the Company, declare the principal of all the Equipment Notes to be due and payable, whereupon the unpaid principal amount of all Outstanding Equipment Notes, together with accrued interest thereon and all other amounts due thereunder, but without Make-Whole Premium, shall immediately become due and payable without presentment, demand, protest or other notice, all of which are hereby waived. At any time after such declaration and prior to the sale or disposition of the Trust Indenture Estate, however, a Majority in Interest of Holders by notice to the Company may rescind such declaration, whether made by the Indenture Trustee on its own accord or as directed, if (x) there has been paid or deposited with the Indenture Trustee a sum sufficient to pay all overdue installments of interest on all Equipment Notes (together, to the extent permitted by law, with interest on such overdue installments of interest), the principal on any Equipment Notes that would have become due otherwise than by such declaration of acceleration, all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, or (y) all Indenture Events of Default (other than the nonpayment of principal that has become due solely because of such acceleration) have been either cured or waived as provided in
Section 7.11 hereof. No such rescission shall affect any subsequent default or impair any right consequent thereon.

      (d) Each Holder shall be entitled at any sale to credit against any purchase price bid at such sale by such Holder all or any part of the unpaid obligations owing to such Holder secured by the Lien of this Indenture (but only to the extent that an amount equal to such purchase price would have been paid to such Holder pursuant to Article V hereof if such purchase price were paid in cash and the foregoing provisions of this subsection (d) were not given effect).

      (e) In the event of any sale of the Collateral, or any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the term of this Indenture, the unpaid principal amount of all Equipment Notes then outstanding, together with accrued interest thereon (without Make-Whole Amount), and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

      (f) Notwithstanding anything contained herein, so long as the Pass Through Trustee under any Pass Through Trust Agreement (or its designee) is a Holder, the Indenture Trustee will not be authorized or empowered to acquire title to the Trust Indenture Estate or take any action with respect to the Trust Indenture Estate so acquired by it if such acquisition or action would cause any Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

      Section 7.03. Return of Aircraft, etc. (a) Subject to Section 7.02 hereof, if an Indenture Event of Default shall have occurred and be continuing, at the request of the Indenture Trustee, the Company shall promptly execute and deliver to the Indenture Trustee such documents as the Indenture Trustee may reasonably deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Collateral to which the Indenture Trustee shall at the time be entitled under this Indenture. Subject to the foregoing, if the Company shall for any reason fail to execute and deliver such documents after such request by the Indenture Trustee, the Indenture Trustee may pursue all or part of such wherever it may be found and enter any of the premises of the Company wherever such Collateral may be or be supposed to be and search for such Collateral and take possession of and remove such Collateral. All expenses of pursuing, searching for and taking such Collateral shall, until paid, be secured by the Lien of this Indenture.

      (b) Upon every such taking of possession, the Indenture Trustee may, from time to time, at the expense of the Company, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification, alterations and repairs to and of the Collateral, as the Indenture Trustee may reasonably deem proper. In each case subject to
Section 7.02 hereof, the Indenture Trustee shall have the right to maintain, use, operate, store, insure, lease, dispose of, modify, alter, control or manage the Collateral and to carry on the business and to exercise all rights and powers of the Company relating to the Collateral as the Indenture Trustee may reasonably deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation insurance, storage, leasing, control, management, modification, alteration or disposition of all or any part of the Trust Indenture Estate as the Indenture Trustee may determine. Further, the Indenture Trustee shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof, without prejudice, however, to the right of the Indenture Trustee under any provision of this Indenture to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee under this Indenture. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of the use, operation, storage, insurance, leasing, control, management, modification, alteration or disposition of the Collateral and of all maintenance and repairs, and of conducting the business thereof, and to make all payments which the Indenture Trustee may be required or may reasonably elect to make for any taxes, assessments, insurance or other proper charges upon the Collateral (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Company), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Indenture Trustee and of all persons properly engaged and employed for such purposes by the Indenture Trustee; provided, that any excess amounts shall be promptly distributed in accordance with Section 5.03 hereof.

      (c) Subject to Section 7.02 hereof, if an Indenture Event of Default shall have occurred and be continuing and the Indenture Trustee shall be entitled to exercise remedies hereunder, the Indenture Trustee, either with or without taking possession, and either before or after taking possession, and without instituting any legal proceedings whatsoever, may sell, assign, transfer and deliver the whole or, from time to time, to the extent permitted by law, any part of the Collateral, or any part thereof, or interest therein, at any private sale or public auction to the highest bidder, with or without demand, advertisement or notice, except that in respect of any private sale 30 days' prior written notice by registered mail to the Company will be provided, for cash or, with the consent of the Company, credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Indenture Trustee in exercising reasonable commercial discretion may determine; provided, that any such action shall be at the time lawful and that all mandatory legal requirements shall be complied with. Any notice required pursuant to the terms hereof in the case of a public sale, shall state the time and place fixed for such sale. Any such public sale shall be held at such time or times within ordinary business hours as the Indenture Trustee shall fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate lots. The Indenture Trustee shall not be obligated to make any sale pursuant to such notice. The Indenture Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication. The Indenture Trustee may exercise such right of sale without possession or production of the Equipment Notes or proof of ownership thereof, and as representative of the Holders may exercise such right without notice to the Holders or without including the Holders as parties to any suit or proceedings relating to the foreclosure of any part of the Collateral. The Company shall execute any and all such bills of sale, assignments and other documents, and perform and do all other acts and things requested by the Indenture Trustee in order to permit consummation of any sale of the Collateral in accordance with this Section 7.03(c) and to effectuate the transfer or conveyance referred to in the first sentence of this Section 7.03(c). Notwithstanding any other provision of this Indenture, the Indenture Trustee shall not sell the Collateral or any part thereof unless the Equipment Notes shall have been accelerated.

      (d) To the extent permitted by Applicable Law, and subject to Section 7.02 hereof, the Indenture Trustee or any Holder may be a purchaser of the or any part thereof or any interest therein at any sale thereof, whether pursuant to foreclosure or power of sale or otherwise. The Indenture Trustee may apply against the purchase price therefor the amount then due hereunder or under any of the Equipment Notes secured hereby and any Holder may apply against the purchase price therefor the amount then due to it hereunder or under the Equipment Notes held by such Holder to the extent of such portion of the purchase price as it would have received had it been entitled to share any distribution thereof. The Indenture Trustee or any Holder or nominee thereof shall, upon any such purchase, acquire good title to the property so purchased, free of the Lien of this Indenture and, to the extent permitted by applicable law, free of all rights of redemption in the Company in respect of the property so purchased.

      (e) The Indenture Trustee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Indenture Trustee or any successor or nominee) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and the Company hereby consents to the appointment of such receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all of the rights and powers of the Indenture Trustee with respect to the Collateral.

      (f) Subject to the provisions of this Indenture, to the extent permitted by Applicable Law, upon the occurrence and during the continuation of an Indenture Event of Default the Company irrevocably appoints the Indenture Trustee the true and lawful attorney-in-fact of the Company (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Indenture, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power substitution, the Company hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law. Nevertheless, if so requested by the Indenture Trustee or any purchaser, the Company shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Indenture Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

      Section 7.04. Indenture Trustee May Prove Debt. If the Company shall fail to pay any amount payable hereunder or under the Equipment Notes, the Indenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law out of the property of the Company wherever situated, the moneys adjudged or decreed to be payable; provided, that any sale of any portion of the Collateral shall be done in accordance with Sections 7.02 and 7.03(c) hereof.

      In case there shall be pending proceedings relative to the Company under the Bankruptcy Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property, or in case of any other comparable judicial proceedings relative to the Company, or to the creditors or property of the Company, the Indenture Trustee, irrespective of whether the principal of the

Equipment Notes shall then be due and payable as therein or herein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                  (a) to file and prove a claim or claims for the whole amount of principal, interest and other amounts owing and unpaid in respect of the Equipment Notes or hereunder, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Company or to the creditors or property of the Company,

                  (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

                  (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Indenture Trustee on their behalf;

and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to the Holders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or willful misconduct.

      Nothing contained herein shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Equipment Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

      All rights of action and rights to assert claims under this Indenture, or under any of the Equipment Notes, may be enforced by the Indenture Trustee without the possession of such Equipment Notes. Any trial or other proceedings instituted by the

Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders, as provided herein.

      In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party) the Indenture Trustee shall be held to represent all the Holders of the Equipment Notes, and it shall not be necessary to make any Holders parties to such proceedings.

      Section 7.05. Remedies Cumulative. Each and every right, power and remedy given to the Indenture Trustee in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy specifically given herein or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee or the Holders, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or later any other right, power or remedy. No delay or omission by the Indenture Trustee or of any Holder in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence in any such default.

      Section 7.06. Suits for Enforcement. If an Indenture Event of Default has occurred, has not been waived and is continuing, the Indenture Trustee may in its discretion and subject to its rights of appropriate indemnification under Sections 7.09 and 9.03 and Article XI hereof proceed to protect and enforce its rights and rights of the Holders by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Indenture Trustee or the Holders by this Indenture or by law; provided that, any sale of any portion of the Trust Indenture Estate shall be done in accordance with Sections 7.02 and 7.03(c) hereof.

      Section 7.07. Discontinuance of Proceedings. In case the Indenture Trustee or any Holder shall have instituted any proceeding to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee or such Holder, then the Company, the Indenture Trustee, and the Holders shall, subject to any binding determination in such proceeding, be restored to their former positions and rights under this Indenture with respect to the Trust Indenture Estate, and all rights, remedies and powers of the Indenture Trustee and the Holders shall continue as if no such proceeding had been instituted.

      Section 7.08. Unconditional Right of Holders to Payments on Equipment Notes. Notwithstanding any other provision in this Indenture and any provision of any Certificate, the right of any Holder to receive payment of the principal of and interest and Make-Whole Premium, if any, on such Equipment Note on or after the respective due dates and in the manner expressed in such Certificate, or, subject to Section 7.08 hereof, to institute suit for the enforcement of any such payment on or after such respective dates as provided herein, shall not be impaired or affected without the consent of such Holder.

      Section 7.09. Control by Holders. The Majority in Interest of Holders shall have the right to direct the Indenture Trustee as to the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee under this Indenture, or exercising any trust or power conferred on the Indenture Trustee by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and the Indenture Trustee shall have received, to the extent provided in Sections
7.06 and 9.03 and Article XI hereof, such reasonable indemnification as it may require against the costs, expenses and liabilities to be incurred by the Indenture Trustee; and provided further that (subject to the provisions of Section 9.02 hereof) the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Indenture Trustee shall determine that the action or proceedings so directed would involve the Indenture Trustee in personal liability or if the Indenture Trustee in good faith shall so determine that the actions or forbearance specified in or pursuant to such direction shall be unduly prejudicial to the interests of Holders not joining in the giving of said direction, it being understood that (subject to Section 9.02 hereof) the Indenture Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders.

      Nothing in this Indenture shall impair the right of the Indenture Trustee in its discretion to take any action deemed proper by the Indenture Trustee and which is not inconsistent with the direction by the Majority in Interest of Holders.

      Section 7.10. Waiver of Past Indenture Default. Upon written instructions from the Majority in Interest of Holders, the Indenture Trustee shall waive any past Indenture Default and its consequences and upon any such waiver such Indenture Default shall cease to exist and any Indenture Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereon; provided, however, that in the absence of written instructions from all Holders and each Liquidity Provider, the Indenture Trustee shall not waive any Indenture Default (a) in the payment of the principal of or Make-Whole Premium, if any, or interest on, or other amounts due under, any Equipment Note then Outstanding, or (b) in respect of a covenant or provision of this Indenture which, under Article XIII hereof, cannot be modified or amended without the consent of each Holder.

      Section 7.11. Notice of Indenture Default. The Indenture Trustee shall transmit to the Company, the Holders and the Liquidity Provider notice of any Indenture Event of Default actually known to a Responsible Officer of the Indenture Trustee or any Indenture Event of Default or Indenture Default arising out of Section 7.01(i), such notice to be transmitted by mail to the Holders, the Liquidity Provider and the Company promptly after the occurrence thereof, unless any such Indenture Default or Indenture Event of Default shall have been cured before the giving of such notice; except in the case of default in the payment of the principal of or interest on or any other amount due under any of the Equipment Notes, the Indenture Trustee shall be protected in withholding such notice to the Holders if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Indenture Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

                                  ARTICLE VIII

                                   [RESERVED]

                                   ARTICLE IX

                        CONCERNING THE INDENTURE TRUSTEE

      Section 9.01. Acceptance of Trusts. The Indenture Trustee in its individual capacity hereby accepts the trusts imposed upon it by this Indenture, and covenants and agrees to perform the same as expressed herein and agrees to receive and disburse all moneys constituting part of the Collateral in accordance with the terms hereof.

      Section 9.02. Duties Before, and During, Existence of Indenture Event of Default. (a) The Indenture Trustee, prior to the occurrence of an Indenture Event of Default and after the curing or waiving of all Indenture Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. So long as an Indenture Event of Default has occurred and has not been cured or waived, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act (or any simple negligence in the handling of funds) or its own willful misconduct, except that:

      (i) prior to the occurrence of an Indenture Event of Default and after the curing or waiving of all Indenture Events of Default which may have occurred:

                  (x) the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture, and the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read in to this Indenture against the Indenture Trustee; and

                  (y) in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificate or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

      (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

      (iii) the Indenture Trustee shall not be liable with respect to any action taken or not taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of Outstanding Equipment Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

      None of the provisions contained in this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Indenture Trustee shall have determined in good faith that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

      The Indenture Trustee agrees that it will execute and the Company agrees that it will, at its own expense, file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created hereunder in the Collateral as may be specified from time to time in written instructions of the Holders of not less than 25% in aggregate principal amount of Equipment Notes (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the execution form of such continuation statement so to be filed);

provided that, notwithstanding the foregoing, the Indenture Trustee may execute and file or cause to be filed any financing statement which it from time to time deems appropriate.

      (b) [Reserved]

      (c) The Indenture Trustee agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Article XI hereof or under any other Operative Agreement) promptly take such action as may be necessary duly to discharge all Indenture Trustee's Liens on any part of the Trust Indenture Estate.

      (d) [Reserved]

      (e) The Indenture Trustee will furnish to each Holder promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Indenture Trustee, to the extent that the same shall not have been otherwise furnished to such Holder pursuant to this Indenture or to the extent the Indenture Trustee does not reasonably believe that the same shall have been furnished by the Company directly to such Holder.

      Section 9.03. Certain Rights of the Indenture Trustee. Subject to Section
9.02 hereof:

      (a) the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer's Certificate (unless other evidence in respect thereof be herein specifically prescribed) upon which the Indenture Trustee may rely to prove or establish a matter set forth therein;

      (c) the Indenture Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

      (d) the Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

      (e) the Indenture Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

      (f) prior to the occurrence of an Indenture Event of Default hereunder and after the curing or waiving of all Indenture Events of Default, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Majority in Interest of Holders; provided that, if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Indenture Trustee or any predecessor trustee, shall be repaid by the Company upon demand; and

      (g) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

      Section 9.04. Indenture Trustee Not Responsible for Recitals, Equipment Notes, or Proceeds. The Indenture Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Equipment Notes, except the Indenture Trustee's certificates of authentication. The Indenture Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Equipment Notes. The Indenture Trustee shall not be accountable for the use or application by the Company of any of the Equipment Notes or of the proceeds thereof.

      Section 9.05. Indenture Trustee and Agents May Hold Equipment Notes; Collections, etc. The Indenture Trustee or any agent of the Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Equipment Notes with the same rights it would have if it were not the Indenture Trustee or such agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Indenture Trustee or such agent.

      Section 9.06. Moneys Held by Indenture Trustee. Subject to Sections 5.08 hereof and 14.04 hereof, all moneys received by the Indenture Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Company nor, subject to Section 5.08 hereof, the Indenture Trustee nor any agent thereof shall be under any liability for interest on any moneys received by it hereunder.

      Section 9.07. Right of Indenture Trustee to Rely on Officer's Certificate, etc. Subject to Sections 9.02 and 9.03 hereof, whenever in the administration of the trusts of this Indenture the Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be specifically prescribed herein) may, in the absence of bad faith on the part of the Indenture Trustee, be deemed to be conclusively proved and established by an Officer's Equipment Note delivered to the Indenture Trustee, and such certificate, in the absence of bad faith on the part of the Indenture Trustee, shall be full warrant to the Indenture Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

      Section 9.08. Replacement Airframes and Replacement Engines. At any time and from time to time any Airframe or Engine may, or is required to, be replaced under Section 4.04(a) or 4.03(e) hereof by a Replacement Airframe or Replacement Engine, as the case may be, shall be replaced in accordance with the provisions of this Section 9.08 and the provisions of such preceding Sections hereof, the Company shall, from time to time, direct the Indenture Trustee to execute and deliver to or as directed in writing by the Company an appropriate instrument releasing such Airframe and/or Engine as appropriate from the Lien of this Indenture and the Indenture Trustee shall execute and deliver such instrument as aforesaid without recourse or warranty, but only upon receipt by or deposit with the Indenture Trustee of the following:

      (1) A written request from the Company requesting such release and specifically describing the Airframe and/or Engine(s) to be so released.

      (2) A certificate signed by a duly authorized officer of the Company stating the following:

      A. With respect to the replacement of any Airframe:

                  (i) a description of the Airframe subject to the Event of Loss including the manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number;

                  (ii) a description of the Replacement Airframe, including the manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number;

                  (iii) that on the date of the supplement to this Indenture relating to the Replacement Airframe the Company will be the legal owner of and have good title to such Replacement Airframe free and clear of all Liens except Permitted Liens that such Replacement Airframe will on such date be in at least as good operating condition and repair as required by the terms of this Indenture, and that such Replacement Airframe has been or, substantially concurrently with such replacement, will be duly registered in the name of the Company under the Transportation Code or under the law then applicable to the registration of the Airframe subject to the Event of Loss and that an airworthiness certificate has been duly issued under the Transportation Code (or such other applicable law) with respect to such Replacement Airframe and that such registration and certificate is, or will be, in full force and effect, and that the Company will have the full right and authority to use such Replacement Airframe;

                  (iv) that the insurance required by Section 4.05 hereof is in full force and effect with respect to such Replacement Airframe;

                  (v) that the Replacement Airframe is of the same or an improved make or model as the Airframe requested to be released from this Indenture;

                  (vi) that the value of the Replacement Airframe as of the date of such certificate is not less than the value of the Airframe requested to be released (assuming such Airframe was in the condition and repair required to be maintained under this Indenture);

                  (vii) that no Indenture Event of Default exists or would result from the making and granting of the request for release and the addition of a Replacement Airframe;

                  (viii) that the release of the Airframe subject to the Event of Loss will not impair the security of the Indenture in contravention of any of the provisions of this Indenture; and

                  (ix) that upon such replacement, the Lien of this Indenture will apply to the Replacement Airframe and such Lien will be a first priority security interest in favor of the Indenture Trustee.

      B. With respect to the replacement of any Engine:

                  (i) a description of the Engine subject to the Event of Loss including the manufacturer's serial number;

                  (ii) a description of the Replacement Engine including the manufacturer's name, the engine model and serial number;

                  (iii) that on the date of the supplement to this Indenture relating to the Replacement Engine the Company will be the legal owner of such Replacement Engine free and clear of all Liens except Permitted Liens, and that such Replacement Engine will on such date be in at least as good operating condition and repair as required by the terms of the Indenture and will otherwise conform to the requirements set forth in the definition of "Replacement Engine";

                  (iv) that the value of the Replacement Engine as of the date of such certificate is not less than the value of the Engine to be released (without regard to the number of hours or cycles remaining until the next scheduled maintenance visit, and assuming such Engine was in the condition and repair required to be maintained under the Indenture);

                  (v) that the release of the Engine subject to the Event of Loss will not impair the security of the Indenture in contravention of any of the provisions of this Indenture;

                  (vi) that upon such replacement, the Lien of this Indenture will apply to the Replacement Engine and such Lien will be a first priority security interest in favor of the Indenture Trustee; and

                  (vii) that each of the conditions specified in Section 4.03(e) of this Indenture with respect to such Replacement Engine has been satisfied.

      (3) The appropriate instruments subjecting such Replacement Airframe or Replacement Engine to the Trust Agreement and to the Lien of this Indenture.

      (4) A certificate from a firm of independent aircraft appraisers of national standing reasonably satisfactory to the Indenture Trustee and the Company confirming the accuracy of the information set forth in clause (2)A(vi) of this Section 9.08.

      (5) The opinions of counsel to the Company (which may be Company's General Counsel), or (with respect to those matters set forth in clause (ii) below relating to the filing of documents pursuant to the Transportation Code) of the Company's special aviation counsel, or (in either case) other counsel reasonably satisfactory to the Indenture Trustee, stating that:

                  (i) the certificates, opinions and other instruments and/or property which have been or are therewith delivered to and deposited with the Indenture Trustee conform to the requirements of this Indenture and the Lease and, upon the basis of such application, the property so sold or disposed of may be properly released from the Lien of this Indenture and all conditions precedent herein provided for relating to such release have been complied with; and

                  (ii) the Replacement Airframe or Replacement Engine has been validly subjected to the Lien of this Indenture, the instruments subjecting such Replacement Airframe or Replacement Engine to the Lien of this Indenture, have been duly filed for recordation pursuant to the Transportation Code or any other law then applicable to the registration of the Aircraft, and no further action, filing or recording of any document is necessary or advisable in order to establish and perfect the Lien of this Indenture on such Replacement Airframe or Replacement Engine and, with respect to a Replacement Airframe, the Indenture Trustee would be entitled to the benefits of
      Section 1110 of the Bankruptcy Code with respect to such Replacement Airframe, provided, that such opinion need not be to the effect specified in the foregoing clause to the extent that the benefits of such Section 1110 would not have been, by reason of a change in law or governmental interpretation thereof after the date hereof, available to the Indenture Trustee with respect to the Aircraft immediately prior to such substitution had such Event of Loss not occurred.

      Section 9.09. Indenture Supplement for Replacements. In the event of the substitution of a Replacement Airframe or a Replacement Engine as contemplated by Section 4.04(a) or 4.03(e) hereof, as the case may be, the Company and the Indenture Trustee agree for the benefit of the Holders, subject to fulfillment of the conditions precedent and compliance by the Company with its obligations set forth in Section 4.04(a) or 4.03(e) hereof, as the case may be, to execute and deliver a supplement to this Indenture as contemplated by Section 9.08(3) hereof and, provided no Indenture Event of Default shall have occurred and be continuing, execute and deliver to the Company an appropriate instrument releasing the Airframe or Engine being replaced from the Lien of this Indenture.

      Section 9.10. Effect of Replacement. In the event of the substitution of a Replacement Airframe or a Replacement Engine as contemplated by Section 4.04(a) or 4.03(e) hereof as the case may be, and Section 9.08 hereof, all provisions of this Indenture relating to the Airframe or Engine or Engines being replaced shall be applicable to such Replacement Airframe or Replacement Engine or Engines with the same force and effect as if such Replacement Airframe or Replacement Engine or Engines were the same Airframe or engine or engines, as the case may be, as the Airframe or Engine or Engines being replaced but for any Event of Loss with respect to the Airframe or Engine or Engines being replaced.

      Section 9.11. Compensation. The Company covenants and agrees to pay, and the Indenture Trustee shall be entitled to receive, reasonable compensation and payment or reimbursement for its reasonable advances, expenses and disbursements (including the reasonable compensation and expenses and disbursements of its counsel, agents and other persons not regularly in its employ) in connection with its services rendered hereunder or in any way relating to or arising out of the administration of the Collateral and shall have a priority claim on the Collateral for the payment of such compensation, advances, expenses and disbursements to the extent that such compensation, advances, expenses and disbursements shall not be paid by the Company, and shall have the right to use or apply any moneys held by it hereunder in the Collateral toward such payments. The Indenture Trustee agrees that it shall have no right against any Holder for any fee as compensation for its services as trustee under this Indenture.

                                    ARTICLE X

                             CONCERNING THE HOLDERS

      Section 10.01. Evidence of Action Taken by Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, if expressly required herein, to the Company. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 9.02 and 9.03 hereof) conclusive in favor of the Indenture Trustee and the Company, if made in the manner provided in this Article.

      (b) For the purpose of determining the Holders entitled to vote or consent to any direction, waiver or other action of such Holders under Section 7.10 or
7.11 hereof, the Company may set a record date for such vote or consent by specifying such record date in an Officer's Certificate delivered to the Indenture Trustee. Such record date shall be a date not more than 15 days prior to the first solicitation of such vote or consent.

      Section 10.02. Proof of Execution of Instruments and of Holding of Equipment Notes. Subject to Sections 9.02 and 9.03 hereof, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Indenture Trustee. The holding of Equipment Notes shall be proved by the Register or by a certificate of the Registrar.

      Section 10.03. Holders to Be Treated as Owners. Prior to due presentment for registration of transfer of any Equipment Note, the Company, the Indenture Trustee, any agent of the Indenture Trustee, the Paying Agent, if any and the Registrar shall deem and treat the Person in whose name such Equipment shall be registered upon the Register as the absolute owner of such Equipment Note (whether or not such Equipment Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Equipment Note and for all other purposes; and neither the Company nor the Indenture Trustee (nor any agent of the Indenture Trustee) nor the Paying Agent, if any, nor the Registrar shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Equipment Note.

      Section 10.04. Equipment Notes Owned by Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Equipment Notes have concurred in any direction, consent or waiver under this Indenture, Equipment Notes which are owned by the Company, or any Affiliate thereof shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such direction, consent or waiver, only if a Responsible Officer of the Indenture Trustee has actual knowledge that certain Equipment Notes are so owned by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall such Equipment Notes be so disregarded; and provided further that if all Equipment Notes which would be deemed Outstanding in the absence of the foregoing provision are owned by the Company, or by any Affiliate thereof, then such Equipment Notes shall be deemed Outstanding for the purpose of any such determination. Equipment Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Equipment Notes and that the pledgee is not the Company, or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Indenture Trustee in accordance with such advice, unless the Company is actually named in the Register. Upon request of the Indenture Trustee, the Company shall furnish to the Indenture Trustee promptly an Officer's Certificate listing and identifying all Equipment Notes, if any, known by the Company, to be owned or held by or for any of the above-described persons; and, subject to Sections 9.02 and 9.03 hereof, the Indenture Trustee shall be entitled to accept such Officer's Certificate as conclusive evidence of the facts set forth therein and of the fact that all Equipment Notes not listed therein are outstanding for the purpose of any such determination.

      Section 10.05. ERISA. Any Person, other than the Subordination Agent and any Pass-Through Trustee who is acquiring the Equipment Notes will be deemed to represent and warrant that (i) no assets of an employee benefit plan subject to Title I of ERISA or an individual retirement account or plan subject to Section 4975 of the Code, or any trust established under any such plan or account, have been used to acquire or hold any of the Equipment Notes, or (ii) that one or more administrative or statutory exemptions from the prohibited transaction rules under Section 406 of ERISA and Section 4975 of the Code applies to its purchase and holding of the Equipment Notes such that its purchase and holding of the Equipment Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code.

                                   ARTICLE XI

                                   [RESERVED]

                                   ARTICLE XII

                               SUCCESSOR TRUSTEES

      Section 12.01. [Reserved].

      Section 12.02. Resignation and Removal of Indenture Trustee: Appointment of Successor. (a) The Indenture Trustee or any successor thereto may resign at any time without cause by giving at least 30 days' prior written notice to the Company and each Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In addition, the Company or the Majority in Interest of the Holders may at any time remove the Indenture Trustee without cause by an instrument in writing delivered to the Indenture Trustee, and the Indenture Trustee shall promptly notify each Holder thereof of such action in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In the case of the resignation or removal of the Indenture Trustee, the Majority in Interest of the Certificate Holders (based on the recommendation of the Company), may appoint a successor Indenture Trustee by an instrument signed by such Holders. If a successor Indenture Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Indenture Trustee, the Company or any Holder may apply to any court of competent jurisdiction to appoint a successor Indenture Trustee to act until such time, if any, as a successor shall have been appointed as provided above. The successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as provided above.

      (b) In case at any time any of the following shall occur:

                  (i) the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 12.03 hereof and shall fail to resign after written request therefor by the Company or by any Holder; or

                  (ii) the Indenture Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then the Company may remove the Indenture Trustee and appoint a successor trustee by written instrument, in duplicate, executed by a Responsible Officer of the Company, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section
7.13 hereof, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated Holders, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Indenture Trustee and appoint a successor trustee, which removal and appointment shall become effective upon acceptance of appointment by the successor trustee as provided in Section 12.04 hereof. The successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as provided above within one year from the date of appointment by such court.

      Section 12.03. Persons Eligible for Appointment as Indenture Trustee. There shall at all times be an Indenture Trustee hereunder which shall be (i)(x) a bank or trust company organized and doing business under the laws of the United States of America or any state or the District of Columbia having a combined capital and surplus of at least $100,000,000 or (y) a bank or trust company whose obligations hereunder are fully guaranteed by a direct or indirect parent thereof having a combined capital and surplus of at least $100,000,000 and (ii) a Person authorized under applicable law to exercise corporate trust powers and subject to supervision of examination by Federal, state or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in the manner and with the effect specified in
Section 12.02 hereof.

      Section 12.04. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 12.02 hereof shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, in form and substance reasonably satisfactory to the Company, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 14.04 hereof, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Article XI hereof.

      No successor trustee shall accept appointment as provided in this Section
12.04 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 12.03 hereof.

      Upon acceptance of appointment by a successor trustee as provided in this
Section 12.04, the successor trustee shall mail notice thereof by first-class mail to the Holders at their last addresses as they shall appear in the Register, and shall mail a copy of such notice to the Company. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 12.02 hereof.

      Section 12.05. Merger, Consolidation or Succession to Business of Indenture Trustee. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Indenture Trustee, shall be the successor to the Indenture Trustee hereunder, provided that, anything herein to the contrary notwithstanding, such corporation shall be eligible under the provisions of
Section 12.03 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

      In case at the time such successor to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Equipment Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Equipment Notes so authenticated; and, in case at that time any of the Equipment Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Equipment Notes either in the name of any predecessor hereunder or in the name of the successor Indenture Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Equipment Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Indenture Trustee or to authenticate Equipment Notes in the name of any predecessor Indenture Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

      Section 12.06. Appointment of Separate Trustees. (a) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located or in which any action of the Indenture Trustee may be required to be performed or taken, the Indenture Trustee, by an instrument in writing signed by it, may appoint one or more individuals or corporations to act as a separate trustee or separate trustees or co-trustee, acting jointly with the Indenture Trustee, of all or any part of the Collateral, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Indenture Trustee to act.

      (b) The Indenture Trustee and, at the request of the Indenture Trustee, the Company, shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully confirming such title, rights or duties to such separate trustee or separate trustees or co-trustee. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he or they shall be vested with such title to the Trust Indenture Estate or any part thereof, and with such rights, powers, duties and obligations, as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Indenture Trustee, or the Indenture Trustee and such separate trustee or separate trustees or co-trustee jointly with the Indenture Trustee subject to all the terms of this Indenture, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee, as the case may be. Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Indenture Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name. In case any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Indenture Estate and all assets, property, rights, powers, duties and obligations and duties of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Indenture Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

      (c) All provisions of this Indenture which are for the benefit of the Indenture Trustee (including without limitation Article XI hereof) shall extend to and apply to each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 12.06.

      (d) Every additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act and the Indenture Trustee shall act, subject to the following provisions and conditions:

                  (i) all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody, investment and payment of moneys shall be exercised solely by the Indenture Trustee;

                  (ii) all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed and exercised or performed by the Indenture Trustee and such additional trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees;

                  (iii) no power hereby given to, or exercisable by, any such additional trustee or separate trustee shall be exercised hereunder by such additional trustee or separate trustee except jointly with, or with the consent of, the Indenture Trustee; and

                  (iv) no trustee hereunder shall be liable either personally or in its capacity as such trustee, by reason of any act or omission of any other trustee hereunder.

If at any time the Indenture Trustee shall deem it no longer necessary or prudent in order to conform to any such law, the Indenture Trustee shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional trustee or separate trustee.

      (e) Any request, approval or consent in writing by the Indenture Trustee to any additional trustee or separate trustee shall be sufficient warrant to such additional trustee or separate trustee, as the case may be, to take such action as may be so requested, approved or consented to.

      (f) Notwithstanding any other provision of this Section 12.06, the powers of any additional trustee or separate trustee shall not exceed those of the Indenture Trustee hereunder.

                                  ARTICLE XIII

                       SUPPLEMENTS AND AMENDMENTS TO THIS
                       TRUST INDENTURE AND OTHER DOCUMENTS

      Section 13.01. Supplemental Indentures Without Consent of Holders. The Company and the Indenture Trustee, without consent of the Holders, may enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

      (a) to convey, transfer, assign, mortgage or pledge any property or assets to the Indenture Trustee as security for the Equipment Notes;

      (b) to evidence the succession of another corporation to the Company or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company herein and in the Equipment Notes;

      (c) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as it and the Indenture Trustee shall consider to be for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Indenture Event of Default permitting the enforcement of all or any of the several remedies provided herein; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Indenture Event of Default or may limit the remedies available to the Indenture Trustee upon such an Indenture Event of Default or may limit the right of not less than the Majority in Interest of Holders to waive such an Indenture Event of Default;

      (d) to surrender any right or power conferred herein upon the Company;

      (e) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Company may deem necessary or desirable and which shall not adversely affect the interests of the Holders;

      (f) to correct or amplify the description of any property at any time subject to the Lien of this Indenture or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Indenture or to subject any Replacement Airframe or Replacement Engine to the Lien of this Indenture in accordance with the provisions hereof or to release from the Lien of this Indenture property that has been substituted on or removed from the Aircraft as contemplated in Section 3.07 hereof; provided that supplements to this Indenture entered into for the purpose of subjecting any Replacement Airframe or Replacement Engine to the Lien of this Indenture need only be executed by the Company and the Indenture Trustee;

      (g) to provide for the issuance under this Indenture of Equipment Notes in coupon form (including Equipment Notes registrable as to principal only) and to provide for exchangeability of such Equipment Notes with Equipment Notes issued hereunder in fully registered form, and to make all appropriate changes for such purpose;

      (h) to effect the re-registration of the Aircraft pursuant to Section 4.02(b) of the Participation Agreement; and

      (i) to add, eliminate or change any provision hereunder so long as such action shall not adversely affect the interests of the Holders;

      The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be contained therein and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Indenture Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

      Any such supplemental indenture may be executed without the consent of the Holders of Outstanding Equipment Notes, notwithstanding any of the provisions of
Section 13.02 hereof.

      Section 13.02. Supplemental Indentures With Consent of Holders. With the consent (evidenced as provided in Article X) of the Majority in Interest of Holders, the Company and the Indenture Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each and every Holder and each Liquidity Provider, no such amendment of or supplement to this Indenture or any indenture supplemental hereto, or modification of the terms of, or consent under, any thereof, shall (a) modify any of the provisions of Section 7.11 hereof or this Section 13.02, (b) reduce the amount or extend the time of payment of any amount owing or payable under any Equipment Note or reduce the interest payable on any Equipment Note, or alter or modify the provisions of Article V hereof with respect to the order of priorities in which distributions thereunder shall be made as among Holders of different Series of Equipment Notes or as between the Holder and the Company or with respect to the amount or time of payment of any such distribution, or alter or modify the circumstances under which a Make-Whole Premium shall be payable, or alter the currency in which any amount payable under any Equipment Note is to be paid, or impair the right of any Holder to commence legal proceedings to enforce a right to receive payment hereunder, or (c) create or permit the creation of any Lien on the Trust Indenture Estate or any part thereof prior to or pari passu with the Lien of this Indenture, except as expressly permitted herein, or deprive any Holder of the benefit of the Lien of this Indenture on the Trust Indenture Estate, except as provided in Section 7.02 hereof or in connection with the exercise of remedies under Article VII. This Section 13.02 shall not apply to any indenture or indentures supplemental hereto permitted by, and complying with the terms of, Section 13.06 hereof.

      Upon the request of the Company and upon the filing with the Indenture Trustee of evidence of the consent of Holders and other documents, if any, required by Section 10.01, the Indenture Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Indenture Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

      It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

      Promptly after the execution by the Company and the Indenture Trustee of any supplemental indenture pursuant to the provisions of this Section, the Indenture Trustee shall mail a notice thereof by first-class mail to the Holders at their addresses as they shall appear on the registry books of the Registrar, setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

      Section 13.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Indenture Trustee, the Company, and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

      Section 13.04. Documents to Be Given to Indenture Trustee. The Indenture Trustee, subject to the provisions of Sections 9.02 and 9.03, may receive an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

      Section 13.05. Notation on Equipment Notes in Respect of Supplemental Indentures. Equipment Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Indenture Trustee as to any matter provided for by such supplemental indenture. If the Company or the Indenture Trustee shall so determine, new Equipment Notes so modified as to conform, in the opinion of the Company and the Indenture Trustee, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Indenture Trustee and delivered in exchange for the Outstanding Equipment Notes.

      Section 13.06. No Request Necessary for Indenture Supplement. Notwithstanding anything contained in Section 13.02 hereof, no written request or consent of the Indenture Trustee or any Holder pursuant to Section 13.02 hereof shall be required to enable the Company to enter into any supplement to this Indenture in accordance with the terms and conditions hereof to subject a Replacement Airframe or Replacement Engine hereto.

      Section 13.07. Notices to Liquidity Providers. Any request made to any Holder for consent to any amendment, supplement or waiver pursuant to Section 7.11, 8.01 or this Article XIII shall be promptly furnished by the Indenture Trustee to each Liquidity Provider.

                                   ARTICLE XIV

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                                UNCLAIMED MONEYS

      Section 14.01. Satisfaction and Discharge of Indenture: Termination of Indenture. If at any time after (a) the Company shall have paid or caused to be paid the principal of and interest on all the Equipment Notes outstanding hereunder, as and when the same shall have become due and payable and provided that there shall be no Secured Obligations due to the Indenture Indemnitees or
(b) the Company shall have delivered to the Indenture Trustee for cancellation all Equipment Notes theretofore authenticated (other than any Equipment Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07 hereof), then this Indenture shall cease to be of further effect, and the Indenture Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture. The Company agrees to reimburse and indemnify the Indenture Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Indenture Trustee for any services thereafter reasonably and properly rendered by the Indenture Trustee in connection with this Indenture or the Equipment Notes.

      Upon (or at any time after) payment in full to the Indenture Trustee, as trust funds, of the principal of and interest on and Make-Whole Premium, if any, and all other amounts due hereunder and under all Equipment Notes, and of any Secured Obligations owed to the Indenture Indemnitees and provided that there shall then be no other amounts due to the Indenture Trustee hereunder or under the Participation Agreement or otherwise secured hereby, the Company shall direct the Indenture Trustee to execute and deliver to or as directed in writing by the Company an appropriate instrument releasing the Aircraft from the Lien of this Indenture and releasing the Indenture Documents from the assignment thereof hereunder, and the Indenture Trustee shall execute and deliver such instrument as aforesaid and, at the Company's expense, will execute and deliver such other instruments or documents as may be reasonably requested by the Company to give effect to such release; provided, however, that this Indenture and the trusts created hereby shall terminate earlier and this Indenture shall be of no further force or effect upon any sale or other final disposition by the Indenture Trustee of all property forming a part of the Trust Indenture Estate and the final distribution by the Indenture Trustee of all moneys or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as aforesaid otherwise provided, this Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

      Section 14.02. Application by Indenture Trustee of Funds Deposited for Payment of Equipment Notes. Subject to Section 14.04 hereof, all moneys deposited with the Indenture Trustee pursuant to Section 14.01 hereof shall be held in trust and applied by it to the prompt payment, either directly or through any Paying Agent, to the Holders of the particular Equipment Notes for the payment or prepayment of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal, interest and Make-Whole Premium, if any, but such money need not be segregated from other funds except to the extent required by law.

      Section 14.03. Repayment of Moneys Held by Paying Agent. Upon the satisfaction and discharge of this Indenture all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Indenture Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

      Section 14.04. Transfer of Unclaimed Money Held by Indenture Trustee and Paying Agent. Any moneys deposited with or paid to the Indenture Trustee or any Paying Agent for the payment of the principal of or interest or Make-Whole Premium on any Equipment Note and not applied but remaining unclaimed for two years and eleven months after the date upon which such principal, interest or Make-Whole Premium shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid to the Company by the Indenture Trustee or such Paying Agent and the Holder of such Certificate, as a general unsecured creditor, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Indenture Trustee, or any Paying Agent with respect to such moneys shall thereupon cease.

                                   ARTICLE XV

                                  MISCELLANEOUS

      Section 15.01. Capacity in Which Acting. FNBM acts hereunder not in its individual capacity but solely as trustee except as expressly provided herein and in the other Operative Agreements.

      Section 15.02. No Legal Title to Trust Indenture Estate in Holders. No Holder shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and interest of any Holder in and to the Collateral or hereunder shall operate to terminate this Indenture or entitle such Holder or any successor or transferee of such Holder to an accounting or to the transfer to it of legal title to any part of the Collateral.

      Section 15.03. Sale of Collateral by Indenture Trustee is Binding. Any sale or other conveyance of all or any part of the Collateral by the Indenture Trustee made pursuant to the terms of this Indenture shall bind the Company and the Holders and shall be effective to transfer or convey all right, title and interest of the Indenture Trustee, the Company, and such Holders therein and thereto. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Indenture Trustee.

      Section 15.04. Indenture Trustee, FNBM, Company, Liquidity Providers and Holders Only. Nothing in this Indenture, whether express or implied, shall be construed to give to any person other than the Company, FNBM, the Indenture Trustee, each Liquidity Provider and the Holders any legal or equitable right, remedy or claim under or in respect of this Indenture. Upon termination of this Indenture pursuant to Article XIV hereof, the Indenture Trustee in connection with the satisfaction of the Indenture shall return to the Company all property (and related documents and instruments) constituting or evidencing the Collateral.

      Section 15.05. No Action Contrary to Company's Rights. Notwithstanding any of the provisions of this Indenture to the contrary, so long as no Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee will not take any action that interferes with the peaceful and quiet possession and enjoyment of the Aircraft by the Company or any Permitted Lessee.

      Section 15.06. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Indenture to be made, given, furnished or filed shall be in writing, and shall be given and become effective in the manner set forth in Section 14.01 of the Participation Agreement. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Indenture.

      Section 15.07. Officer's Certificates and Opinions of Counsel. Upon any application or demand by the Company to the Indenture Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Indenture Trustee upon request (a) an Officer's Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and that the proposed action is in conformity with the requirements of this Indenture, and (b) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

      Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters information with respect to which is in the possession of the Company upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

      Any certificate, statement or opinion of an officer of the Company or of counsel thereto may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants employed by the Company, as the case may be, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

      Any certificate or opinion of any independent firm of public accountants filed with the Indenture Trustee shall contain a statement that such firm is independent.

      Section 15.08. Severability. Any provision of this Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 15.09. No Oral Modifications or Continuing Waivers. No terms or provisions of this Indenture or the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

      Section 15.10. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Holder shall bind the successors and assigns of such Holder.

      Section 15.11. Headings. The headings of the various Articles and Sections herein and in the table of contents hereto are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      Section 15.12. Normal Commercial Relations. Anything contained in this Indenture to the contrary notwithstanding, the Indenture Trustee and any Holder, or any bank or other affiliate of any such party, may conduct any banking or other financial transactions, and have banking or other commercial relationships, with the Company fully to the same extent as if this Indenture were not in effect, including without limitation the making of loans or other extensions of credit to the Company for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

      Section 15.13. Governing Law; Counterparts. THIS INDENTURE IS BEING DELIVERED IN THE STATE OF NEW YORK. THIS INDENTURE AND EACH EQUIPMENT NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Indenture may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture and Security Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                    MIDWAY AIRLINES CORPORATION



                                    By: ________________________________________
                                        Name:
                                        Title:


                                    THE FIRST NATIONAL BANK OF MARYLAND,
                                    as Indenture Trustee


                                    By: ________________________________________
                                        Name:
                                        Title:

                                                                         Annex A

          Series                 Principal Amount             Interest Rate
          ------                 ----------------             -------------

            A

            B

            C

            D

                                                                 [Owned Aircraft
                                                                    Definitions]

                                   APPENDIX A

                             DEFINITIONS [N_______]

GENERAL PROVISIONS

            The following terms shall have the following meanings for all purposes of the Operative Agreements (as defined below), unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Appendix and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

            Unless the context otherwise requires, (i) references to agreements shall be deemed to mean such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

      "Additional Insureds" means the Indenture Trustee (in its individual and trust capacities) and each Liquidity Provider.

      "Aeronautics Authority" means as of any time of determination, the FAA or other governmental airworthiness authority having jurisdiction over the Aircraft or the Airframe and Engines or engines attached thereto under the laws of the country in which the Airframe is then registered.

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling 50% or more of any class of voting securities of such Person or otherwise controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

      "After Tax Basis" means a basis such that any payment to be received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes (taking into account any related credits or deductions) resulting from the receipt or accrual of such payments, shall be equal to the payment to be received.

      "Aircraft" means the Airframe together with the Engines, whether or not any of the Engines may at the time of determination be installed on the Airframe or installed on any other airframe or on any other aircraft.

      "Airframe" means (i) the Canadair Regional Jet Series 200ER aircraft (excluding the Engines and any other engines which may from time to time be installed thereon, but including any and all Parts which may from time to time be incorporated in, installed on or attached to such aircraft, and including any and all such Parts removed therefrom so long as such removed Parts remain subject to the Lien of the Indenture) identified by national registration number and manufacturer's serial number in the Indenture Supplement executed and delivered on the Delivery Date, so long as a Replacement Airframe shall not have been substituted therefor pursuant to Section 4.04 of the Indenture, and (ii) a Replacement Airframe, so long as another Replacement Airframe shall not have been substituted therefor pursuant to Section 4.04 of the Indenture.

      "Applicable Law" means all applicable laws, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority.

      "Average Life Date" means, for any Equipment Note, the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of such Equipment Note.

      "Bankruptcy Code" means Title 11 of the United States Code, as amended, and any successor thereto.

      "Business Day" means any day other than a Saturday or Sunday on which commercial banks are not authorized or required to close in New York City, Charlotte, North Carolina and the city in the United States in which the office or agency is maintained by the Pass-Through Trustee for the payment of the Pass-Through Certificates.

      "Citizen of the United States" means a citizen of the United States as defined in ss. 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

      "Class A Liquidity Provider" has the meaning given to such term in Section
1.01 of the Intercreditor Agreement.

      "Class B Liquidity Provider" has the meaning given to such term in Section
1.01 of the Intercreditor Agreement.

      "Class C Liquidity Provider" has the meaning given to such term in Section
1.01 of the Intercreditor Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any similar legislation of the United States enacted to supersede, amend, or supplement such Code (and any reference to a provision of the Code shall refer to any successor provision(s), however designated).

      "Commitment" of a Loan Participant shall have the meaning given such term in Section 2(a) of the Participation Agreement.

      "Company" means Midway Airlines Corporation, a Delaware corporation.

      "Company Documents" means (x) the Operative Agreements to which the Company is a party and (y) the Pass-Through Trust Agreements.

      "DOT" means the U.S. Department of Transportation or any successor thereto.

      "Debt Rate" means the weighted average (based on Outstanding principal amount) rate of interest on the Equipment Notes.

      "Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

      "Delivery Date" means the date of the initial Indenture Supplement.

      "Deposit Agreement" means each of the four Deposit Agreements between the Depositary and the Escrow Agent, dated as of the Issuance Date, each of which relates to one of the Pass-Through Trusts.

      "Depositary" means First Union National Bank, as Depositary under each Deposit Agreement.

      "Dollars" means dollars in lawful currency of the United States.

      "Downgrade Drawing" has the meaning given to such term in Section 1.01 of the Intercreditor Agreement.

      "Engine" means (A) one of the two CF34-3B1 Series 200 engines identified by manufacturer's serial number in the Indenture Supplement executed and delivered on the Delivery Date, so long as a Replacement Engine shall not have been substituted therefor pursuant to Section 4.03(e) of the Indenture, and (B) a Replacement Engine, so long as another Replacement Engine shall not have been substituted therefor pursuant to Section 4.03(e) of the Indenture, whether or not such engine or Replacement Engine, as the case may be, is from time to time installed on the Airframe or installed on any other aircraft, and including in each case all Parts incorporated or installed in or attached thereto and any and all Parts removed therefrom so long as such Parts remain subject to the Lien of the Indenture. The term "Engines" means, as of any date of determination, the two engines each of which is an Engine on that date.

       "Equipment Notes" means the Equipment Notes issued by the Company pursuant to the Indenture and any equipment note issued in exchange therefor or replacement thereof pursuant to the Indenture.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Agent" means First Union Trust Company, National Association, as Escrow Agent under each of the Escrow Agreements.

      "Escrow Agreement" means each of the four Escrow and Paying Agent Agreements, among the Escrow Agent, the Paying Agent, certain initial purchasers of the Pass-Through Certificates named therein and one of the Pass-Through Trustees, dated as of the Issuance Date, each of which relates to one of the Pass-Through Trusts.

      "Event of Loss" means any of the following events with respect to the Aircraft, the Airframe or any Engine:

            (i) theft or disappearance for a period in excess of 90 consecutive days;

            (ii) destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

            (iii) any event which results in an insurance settlement with respect to such property on the basis of an actual, constructive or compromised total loss;

            (iv) condemnation, confiscation or seizure of, or requisition of title to or use of such property by any foreign government (or in the case of any such requisition of title, by the Government) or any agency or instrumentality thereof, for a period in excess of 180 consecutive days (or 30 consecutive days for the appropriation of title);

            (v) condemnation, confiscation or seizure of, or requisition of use of such property by the Government; and

            (vi) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority, the use of the Aircraft or Airframe in the normal course of air transportation shall have been prohibited by virtue of a condition affecting all Canadair Regional Jet Series 200ER aircraft equipped with engines of the same make and model as the Engines for a period of 180 consecutive days, unless the Company, prior to the expiration of such 180-day period, shall be diligently carrying forward all necessary and desirable steps to permit normal use of the Aircraft and shall within 12 months have conformed at least one Canadair Regional Jet Series 200ER aircraft (but not necessarily the Aircraft) to the requirements of any such law, rule, regulation, order or action, and shall be diligently pursuing conformance of the Aircraft in a non-discriminatory manner.

The date of such Event of Loss shall be (aa) the 91st day following loss of such property or its use due to theft or disappearance; (bb) the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (cc) the date of any insurance settlement on the basis of an actual, constructive or compromised total loss; (dd) the 181st day following condemnation, confiscation, seizure or requisition of title to or use of such property by a foreign government referred to in clause (iv) above (or the 31st day in the case of appropriation of title; (ee) the 181st day following requisition of title to or use of such property by the Government; and
(ff) the last day of the applicable period referred to in clause (vi) above. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

      "Expenses" has the meaning given to such term in Section 7.01(a) of the Participation Agreement.

      "Federal Aviation Administration" or "FAA" means the United States Federal Aviation Administration and any successor agency or agencies thereto.

      "Final Drawing" has the meaning given to such term in Section 1.01 of the Intercreditor Agreement.

      "FNBM" means The First National Bank of Maryland, a national banking association.

      "Government" means the United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

      "Holder" means, as of any particular time, the Person in whose name a Equipment Note shall be registered.

      "Indemnitee" means each of the Subordination Agent, in its individual capacity and in its capacity as Subordination Agent, each Liquidity Provider, the Indenture Trustee, in its individual capacity and as trustee, the Escrow Agent, the Paying Agent, the Pass-Through Trustees and each Affiliate, officer, director, employee, agent and servant of any of the foregoing Persons. No holder of a Pass-Through Certificate shall be deemed to be an Indemnitee.

      "Indenture" means the Trust Indenture and Security Agreement [N_____], dated as of ______________ __, 199_, between the Company and the Indenture Trustee.

      "Indenture Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

      "Indenture Event of Default" means each of the events specified in Section
7.01 of the Indenture.

      "Indenture Indemnitee" means (i) the Indenture Trustee and each separate or additional trustee appointed pursuant to the Indenture, (ii) the Escrow Agent, (iii) the Subordination Agent, (iv) each Liquidity Provider, (v) the Paying Agent, (vi) each Pass-Through Trustee and (vii) each of the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (vi).

      "Indenture Supplement" means (a) the Trust Indenture and Security Agreement Supplement No. 1, substantially in the form of Exhibit A to the Indenture, which shall describe with particularity the Aircraft covered by the Indenture, and which creates a first priority security interest in the Aircraft and (b) any other supplement to the Indenture from time to time executed and delivered.

      "Indenture Trustee" means The First National Bank of Maryland, a national banking association, as indenture trustee under the Operative Documents.

      "Indenture Trustee's Liens" means any Lien against, on or with respect to the Aircraft, any Engine, or the Trust Indenture Estate or any part thereof resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, or (iii) Taxes imposed against the Indenture Trustee in its individual capacity in respect of which the Company has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

      "Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Indenture Trustee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Indenture Trustee or any Affiliate of the Indenture Trustee, and is not connected with the Indenture Trustee or any Affiliate of the Indenture Trustee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

      "Intercreditor Agreement" means the Intercreditor Agreement dated as of August 13, 1998, among the Pass-Through Trustees, the Class A Liquidity Provider, the Class B Liquidity Provider, the Class C Liquidity Provider and the Subordination Agent.

      "Interest Drawing" has the meaning given to such term in Section 1.01 of the Intercreditor Agreement.

      "Issuance Date" means August 13, 1998.

      "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease, security interest, claim, or other similar interest of any nature whatsoever.

      "Liquidity Facility" means each of the three Irrevocable Revolving Credit Agreements (consisting of a separate Revolving Credit Agreement with the Liquidity Provider with respect to each Pass-Through Trust) between the Subordination Agent, as borrower, and the Liquidity Provider, each dated as of the Issuance Date.

      "Liquidity Provider" has the meaning given to such term in Section 1.01 of the Intercreditor Agreement.

      "Loan Participant" means and includes each registered holder from time to time of an Equipment Note issued under the Indenture including, so long as it holds any Equipment Notes issued under the Indenture, the Pass-Through Trustee under each Pass-Through Trust Agreement.

      "Majority in Interest of Holders" means, as of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Equipment Notes Outstanding as of such date.

      "Make-Whole Premium" means with respect to any Equipment Note, an amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of (i) the present value of the remaining scheduled payments of such principal amount or portion thereof and interest thereon to the maturity date of such Equipment Note assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield (in the case of the Series A Equipment Notes and Series B Equipment Notes) and the Treasury Yield plus .50% (in the case of the Series C Equipment Notes and the Series D Equipment Notes) over (ii) the outstanding principal amount of such Equipment Note plus accrued interest (other than any overdue portion thereof).

      "Manufacturer" means Bombardier, Inc., a Canadian corporation.

      "Minimum Liability Amount" has the meaning given to such term in Exhibit B to the Participation Agreement.

      "Moody's" means Moody's Investors Service, Inc.

      "Note Purchase Agreement" means the Note Purchase Agreement, dated as of the Issuance Date, among the Company, the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass-Through Trustee under each Pass-Through Trust Agreement providing for, among other things, the issuance and sale of certain equipment notes.

      "Offering Memo" means the Company's August 6, 1998 Offering Memorandum concerning the Pass-Through Certificates.

      "Officer's Certificate" means, when delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Company and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

      "Operative Agreements" means the Participation Agreement, the Equipment Notes outstanding at the time of reference, the Indenture and each Indenture Supplement.

      "Opinion of Counsel" means when delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Company may be (i) an attorney employed by the Company who is generally empowered to deliver such written opinions, (ii) Fulbright & Jaworski L.L.P., or (iii) other counsel designated by the Company and reasonably satisfactory to the Indenture Trustee, and (b) for the Indenture Trustee, an attorney selected by such Person and reasonably satisfactory to the Company.

      "Outstanding" means, when used with respect to Equipment Notes, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Equipment Notes theretofore executed and delivered under the Indenture, with the exception of the following:

            (i) Equipment Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
            Section 2.08 of the Indenture or otherwise;

            (ii) Equipment Notes for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Equipment Notes pursuant to Section
            14.01 of the Indenture; provided that if such Equipment Notes are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

            (iii) Equipment Notes in exchange for or in lieu of which other Equipment Notes have been executed and delivered pursuant to Article II of the Indenture.

      "Participants" means, collectively, the Pass-Through Trustee with respect to each of the Pass-Through Trust Agreements; "Participant" means, individually, one of the Participants.

      "Participation Agreement" the Participation Agreement [N _____], dated as of__________ __,199__, among the Company, the Indenture Trustee, the Pass-Through Trustees and the Subordination Agent.

      "Parts" means any and all appliances, parts, instruments, appurtenances, accessories, furnishings, seats, and other equipment of whatever nature (other than Engines or engines and temporary replacement parts as provided in Section
4.04 of the Indenture and cargo containers) which may from time to time be incorporated or installed in or attached to any Airframe or any Engine, exclusive of any items leased by the Company from third parties and not required in the navigation of the Aircraft.

      "Pass-Through Certificates" means any of the Pass-Through Certificates, 1998-1A, the Pass-Through Certificates, 1998-1B, the Pass-Through Certificates, 1998-1C or the Pass-Through Certificates, 1998-1D, in each case as issued by the related Pass-Through Trust; and "Pass-Through Certificates" means all of such Pass-Through Certificates.

      "Pass-Through Documents" means the Pass-Through Trust Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement and the Liquidity Facilities.

      "Pass-Through Trust" means the Midway Airlines 1998-1 Pass-Through Trust Class A, Midway Airlines 1998-1 Pass-Through Trust Class B, Midway Airlines 1998-1 Pass-Through Trust Class C and Midway Airlines 1998-1 Pass-Through Trust-Class D, in each case formed pursuant to the related Series Supplement in accordance with the Pass-Through Trust Agreement; and "Pass-Through Trusts" means all of such Pass-Through Trusts.

      "Pass-Through Trust Agreement" means each of the four Pass-Through Trust Agreements dated as of August 13, 1998 among the Company and the Pass-Through Trustee (which shall include each Successor Pass-Through Trust Agreement entered into pursuant to Section 11.01 of each thereof).

      "Pass-Through Trustee" The First National Bank of Maryland, a national banking association, in its capacity as Pass-Through Trustee under each Pass-Through Trust Agreement.

      "Past Due Rate" means in respect of any principal of or interest on or any other amounts payable in respect of any Equipment Note that is not paid when due to any Holder, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 1% plus the interest rate applicable to such Equipment Note.

      "Payment Date" means each January 2 and July 2, commencing on _________ 2, 199__.

      "Permitted Air Carrier" means (a) any Section 1110 Person and (b) any foreign air carrier that is principally based in any foreign country listed on Exhibit C to the Indenture, except those that do not maintain normal diplomatic relations with the United States.

      "Permitted Investments" means (a) direct obligations of the United States of America or any agency or instrumentality thereof, (b) obligations fully guaranteed by the United States of America or any agency or instrumentality thereof, (c) any mutual fund the portfolio of which is limited to obligations of the type described in clauses (a) and (b), including any proprietary mutual fund of The First National Bank of Maryland for which such bank or an affiliate is investment advisor or to which such bank provides other services and receives reasonable compensation for such services, (d) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, any bank, trust company, or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof, having a combined capital and surplus of at least $100,000,000 and having a rating of "A" or better from the Keefe Bank Watch Service, (e) commercial paper issued by companies in the United States which directly issue their own commercial paper and which are doing business under the laws of the United States of America or one of the states thereof and in each case having a rating assigned to such commercial paper by a nationally recognized rating organization in the United States of America equal to the highest rating assigned by such organization, or (f) obligations of the type described in clauses (a), (b), (d), or (e) above, purchased from any bank, trust company, or banking association referred to in clause (d) above pursuant to repurchase agreements obligating such bank, trust company, or banking association to repurchase any such obligation not later than 30 days after the purchase of any such obligation. Unless otherwise specified in writing by the Company, all such Permitted Investments shall mature not later than 30 days from the date of purchase.

      "Permitted Lien" has the meaning given to such term in Section 4.06 of the Indenture.

      "Permitted Lessee" means (a) any Permitted Air Carrier or (b) any airframe or engine manufacturer, or Affiliate of such a manufacturer, who is domiciled in the United States of America or a country listed on Exhibit C to the Indenture.

      "Person" means any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

      "Placement Agents" means Morgan Stanley & Co. Incorporated and Credit Suisse First Boston.

      "Placement Agreement" means the Purchase Agreement dated August 6, 1998 among the Company and the Placement Agents.

      "Prepayment Date" has the meaning given to such term in Section 6.02(b) of the Indenture.

      "Prepayment Price" has the meaning given to such term in Section 6.02(b) of the Indenture.

      "Purchase Agreement" means Bombardier Regional Aircraft Division Purchase Agreement No. PA-0393 dated September 17, 1997, as amended, between the Company and the Manufacturer (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of any such Purchase Agreement).

      "Rating Agency" means Moody's or S&P, as the context requires.

      "Record Date" means, with respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), December 15 for January 2 Payment Dates and June 15 for July 2 Payment Dates, whether or not such date is a Business Day.

      "Register" has the meaning given to such term in Section 3.02 of the Indenture.

      "Registrar" has the meaning given to such term in Section 3.02 of the Indenture.

      "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of August 13, 1998, among the Placement Agents, FNBM, as Pass-Through Trustee, and the Company.

      "Registration Rights Event" has the meaning given to such term in the Registration Rights Agreement.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

      "Remaining Weighted Average Life" means on a given date with respect to any Equipment Note the number of days equal to the quotient obtained by dividing
(i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Equipment Note by (b) the number of days from and including such prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by (ii) the then outstanding principal amount of such Equipment Note.

      "Replacement Aircraft" means any Aircraft of which a Replacement Airframe is part.

      "Replacement Airframe" means a Canadair Regional Jet Series 200ER series aircraft or a comparable or improved model of such aircraft of the Manufacturer (except

Engines or engines from time to time installed thereon) which shall have become subject to the Indenture pursuant to Section 4.04 thereof.

      "Replacement Engine" means a CF34-3B1 Series 200 engine (or engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe), and which shall have become subject to the Indenture pursuant to Section 4.03(e) thereof.

      "Responsible Officer" means, with respect to the Indenture Trustee, any officer in its Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

      "S&P" means Standard & Poor's Ratings Group.

      "SEC" means the Securities and Exchange Commission of the United States and any successor agencies or authorities.

      "Section 1110 Person" means a Citizen of the United States who is an air carrier holding a valid air carrier operating certificate issued pursuant to 49 U.S.C. ch. 447 for aircraft capable of carrying 10 or more individuals.

      "Secured Obligations" has the meaning specified in the Granting Clause of the Indenture.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Series "A" or "Series A Equipment Notes" means the Equipment Notes issued and designated as "Series A" under the Indenture, in the principal amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series A".

      "Series "B" or "Series B Equipment Notes" means the Equipment Notes issued and designated as "Series B" under the Indenture, in the principal amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series B".

      "Series "C" or "Series C Equipment Notes" means the Equipment Notes issued and designated as "Series C" under the Indenture, in the principal amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series C".

      "Series "D" or "Series D Equipment Notes" means the Equipment Notes issued and designated as "Series D" under the Indenture, in the principal amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series D".

      "Specified Default" means (a) an event or condition described in Section 7.01(i), (iv), (v) and (vi) of the Indenture that, after the giving of notice or lapse of time, or both, would mature into an Indenture Event of Default, or (b) any Indenture Event of Default.

      "Specified Investments" means (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) any mutual fund the portfolio of which is limited to obligations of the type described in clause (a), including any proprietary mutual fund of The First National Bank of Maryland for which such bank or an affiliate is investment advisor or to which such bank provides other services and receives reasonable compensation for such services; (c) commercial paper rated A-1/P-1 by S&P and Moody's, respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (d) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment; (e) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or (f) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

      "Subordination Agent" means The First National Bank of Maryland, a national banking association, in its capacity as Subordination Agent.

      "Transaction Costs" means those costs and expenses set forth in Section 8.01(a) of the Participation Agreement to be borne by the Company.

      "Transportation Code" means Title 49 of the United States Code, subtitle VII, as amended and in effect on the date of the Indenture or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

      "Treasury Yield" means, at the time of determination with respect to any Equipment Note, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date on such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of such Certificate and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable prepayment date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business
Day prior to the applicable prepayment date.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

      "Trust Indenture Estate" means all estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interest, and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments.

      "United States", "U.S." or "US" means the United States of America.

                                                                         Annex B

                              Amortization Schedule

                  Series A          Series B         Series C          Series D
Payment           Equipment         Equipment        Equipment         Equipment
Date              Notes             Notes            Notes             Notes
----              -----             -----            -----             -----

                                                                    Exhibit A to
                                                             Trust Indenture and
                                                              Security Agreement

                           Indenture Supplement No. __

      This Indenture Supplement No. __ dated ____________, 199_, of Midway Airlines Corporation, a Delaware Corporation.

                                   WITNESSETH:

      WHEREAS, the Indenture provides for the execution and delivery of this Indenture Supplement which shall particularly describe the Aircraft included in the property covered by the Indenture.

      WHEREAS, the Trust Indenture and Security Agreement [N_____] dated as of __________ (the "Indenture") between the Company and The First National Bank of Maryland (herein called the "Indenture Trustee") provides for the execution and delivery of an Indenture Supplement substantially in the form of this Indenture Supplement No. __, which Supplement shall particularly describe the Aircraft included in the Collateral, and shall specifically mortgage such Aircraft to the Indenture Trustee.

      WHEREAS, the Indenture relates to the Aircraft and the Engines described in the following paragraph and a counterpart of the Indenture is attached to and made a part of this Indenture Supplement No. __, and this Indenture Supplement No. __, together with such attachment, is being filed for recordation on or promptly after the date of this Supplement No. __ with the Federal Aviation Administration as one document.

      NOW, THEREFORE, to secure the prompt payment of the principal of and Make-Whole Premium, if any, and interest on, and all other amounts due with respect to, all Outstanding Equipment Notes under the Indenture and all other amounts due hereunder and the performance and observance by the Company of all the agreements, covenants and provisions for the benefit of the Holders contained in the Indenture, the Participation Agreement and the Equipment Notes, and the prompt payment of any and all amounts from time to time owing under the Participation Agreement by the Company to the Holders and the Indenture Indemnitees and for the uses and purposes and subject to the terms and provisions of the Indenture and the Equipment Notes, and in consideration of the premises and of the covenants contained in the Indenture, and of the purchase of the Equipment Notes by the Holders, and of the sum of $1 paid to the Company by the Indenture Trustee at or before the delivery of the Indenture, the receipt of which is hereby acknowledged, the Company has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged, granted a security interest in, and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge, grant a security interest in, and confirm, unto the Indenture Trustee, its successors and assigns, in trust for the equal and ratable security and benefit of the Holders, in the trust created by the Indenture, and subject to all of the terms, conditions, provisions and limitations set forth in the Indenture, a first priority security interest in and mortgage lien on all estate, right, title and interest of the Company in, to and under the following described property:

                                    AIRFRAME

One Airframe identified as follows:

                                  FAA                   Manufacturer's
                                  Registration          Serial
Manufacturer      Model           Number                Number
------------      -----           ------                ------

Canadair          CL-600-2B19     N___                  ____________

together with all appliances, equipment, instruments and accessories (including, without limitation, radio and radar) from time to time belonging thereto, owned by the Company and installed in or appurtenant to said aircraft.

                                AIRCRAFT ENGINES

Two aircraft engines, each such engine having 750 or more rated takeoff horsepower or the equivalent thereof, identified as follows:

                                                Manufacturer's
                                                Serial
Manufacturer                  Model             Number
------------                  -----             ------

General Electric              CF34-3B1          ______________
                                                ______________

together with all equipment and accessories belonging thereto, by whomsoever manufactured, owned by the Company and installed in or appurtenant to such aircraft engines.

      Together with all substitutions, replacements and renewals of the property described above, and all property owned by the Company which shall hereafter become physically attached to or incorporated in the property described above, whether the same are now owned by the Company or shall hereafter be acquired by it.

      TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, for the benefit and security of the Holders for the uses and purposes and subject to the terms and provisions set forth in the Indenture.

      This Supplement shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

      This Supplement is being delivered in the State of New York.

      IN WITNESS WHEREOF, the Company has caused this Indenture Supplement No. 1 to be duly executed as of the date first written above by one of its officers thereunto duly authorized.

                                       MIDWAY AIRLINES CORPORATION



                                       By:______________________________________
                                          Name:
                                          Title:

                                                                       Exhibit B
                                                                              to
                                                             Trust Indenture and
                                                              Security Agreement

                              [Form of Certificate]

THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATIONS IS AVAILABLE.

No. _________                                                      $____________

             EQUIPMENT NOTE [N_____] OF MIDWAY AIRLINES CORPORATION

SERIES _____

Interest Rate                                                           Maturity

___%                                                          ____________, 2___

      MIDWAY AIRLINES CORPORATION, a Delaware corporation, (herein in such capacity called the "Company") hereby promises to pay to The First National Bank of Maryland, as Subordination Agent, or its registered assigns, the principal sum of ______________________ ________________ Dollars, together with interest on the principal outstanding from time to time, semiannually on each January 2 and July 2, on such principal sum at the rate per annum set forth above; provided that, in the event a Registration Event (as defined in the Indenture referred to below) does not occur on or prior to the date(the "Increase Date") required pursuant to the Registration Rights Agreement (as defined in the Indenture referred to below), such interest rate shall be increased by 0.5% from and including the Increase Date to but excluding the date such Registration Event does occur. The principal amount of this Equipment Note shall be payable in installments on the dates and hereto in amounts set forth in Schedule I hereto. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in the full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this

Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made ont he next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

      This Equipment Note shall bear interest at the Past Due Rate on any principal hereof and on any other amount payable hereunder or under the Indenture which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the date thereof to but excluding the date the same is paid in full, payable from time to time on demand of the Indenture Trustee.

      Principal and interest and other amounts due hereunder shall be payable at the office or agency of The First National Bank of Maryland (the "Indenture Trustee") maintained for such purpose in immediately available funds prior to 12:00 noon. (New York time) on the due date thereof and the Indenture Trustee shall remit all such amounts received by it to the Holders at such account or accounts at such financial institution or institutions as the Holders shall have designated to the Indenture Trustee in writing, in immediately available funds, such payment to be made if the payment was received prior to 12:00 noon, New York time by the Indenture Trustee on any Business Day, by 1 p.m. New York time on such Business Day; otherwise, the Indenture Trustee shall make payment promptly, but not later than 11:00 A.M. New York time on the next succeeding Business Day; provided that, at the option of the Indenture Trustee or its Paying Agent, interest may be paid by mailing a check therefor payable to or upon the written order of the registered holder entitled thereto at his last address as it appears on the Register. If any amount payable under this Certificate, or under the Indenture, falls due on a day that is not a Business Day, then such sum shall be payable on the next succeeding Business Day, without (provided that payment is made on such next succeeding Business Day) additional interest thereon for the period of such extension.

      The First National Bank of Maryland is not acting individually hereunder, but solely as Indenture Trustee.

      Any Person, other than the Subordination Agent and any Pass-Through Trustee, who is acquiring the Equipment Notes will be deemed to represent and warrant that (i) no assets of an employee benefit plan subject to Title I of ERISA or an individual retirement account or plan subject to Section 4975 of the Code, or any trust established under any such plan or account, have been used to acquire or hold any of the Equipment Notes, or (ii) that one or more administrative or statutory exemptions from the prohibited transaction rules under Section 406 of ERISA and Section 4975 of the Code applies to its purchase and holding of the Equipment Notes such that its purchase and holding of the Equipment Notes will not result in a non-exempt prohibited transaction under
Section 406 of ERISA and Section 4975 of the Code.

      This Equipment Note is one of a duly authorized issue of Equipment Notes issued under the Trust Indenture and Security Agreement [N______] dated as of ___________ (the "Indenture") between the Company and the Indenture Trustee. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Indenture. Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties conveyed, pledged and assigned thereby, the nature and extent of the security, the respective rights of the Company, the Indenture Trustee and the Holders, and the terms upon which the Equipment Notes are, and are to be, executed and delivered, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptance of this Equipment Note.

      This Equipment Note is subject to redemption as provided in Section 6.02 of the Indenture but not otherwise. In addition, this Equipment Note may be accelerated as provided in Section 7.02 of the Indenture.

      The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations (as defined in the Indenture) in respect of [Series A Equipment Notes](1), [Series A and Series B Equipment Notes](2) [Series A, Series B, and Series C Equipment Notes](3) and this Equipment Note is issued subject to such provisions. The Holder of this Certificate, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Indenture Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture, and (c) appoints the Indenture Trustee such Holder's attorney-in-fact for such purpose.*

      This Equipment Notes shall be construed in accordance with and governed by the laws of the State of New York.

      This Equipment Note shall not be secured by or be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless authenticated by the Indenture Trustee as evidenced by the manual signature of one of its authorized officers on the certificate below.

----------
      (1) To be inserted in the case of a Series B Certificate.
      (2) To be inserted in the case of a Series C Certificate.
      (3) To be inserted in the case of a Series D Certificate.
      * To be inserted for each Equipment Note other than any Series A Certificate.

      IN WITNESS WHEREOF, the Company has caused this Equipment Note to be duly executed in its corporate name by its officer thereunto duly authorized.

Dated: _________________                Midway Airlines Corporation


                                        By______________________________________
                                        Name:
                                        Title:

                          [FORM OF INDENTURE TRUSTEE'S
                        EQUIPMENT NOTE OF AUTHENTICATION]


      This is one of the Equipment Notes referred to in the within mentioned Indenture.


Dated: _______________                  THE FIRST NATIONAL BANK OF
                                        MARYLAND, as Indenture Trustee

                                        By______________________________________
                                        Name:
                                        Title:

                                                       Schedule I to Certificate


                             Principal Amortization

Payment Date                              Principal Amount
------------                              ----------------

                                                                       Exhibit C

                               Lists of Countries

                   Exhibit C-1 - Permitted for Re-Registration

Australia                                Italy

Austria                                  Japan

Belgium                                  Luxembourg

Canada                                   Netherlands

                                         New Zealand

Denmark

Finland                                  Spain

France                                   Sweden

Germany                                  Switzerland

Greece                                   United Kingdom

Iceland

Ireland

                       Exhibit C-2 - Permitted for Leasing

Argentina                                Iceland

Australia                                Ireland

Austria                                  Italy

Belgium                                  Jamaica

Bermuda                                  Japan

Brazil                                   Liechtenstein

Canada                                   Netherlands

Chile                                    Norway

Denmark                                  Portugal

Finland                                  Singapore

France                                   Spain

Germany                                  Sweden

Switzerland

Taiwan

United Kingdom